UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

SCHEDULE 14A

______________________________________

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CF FINANCE ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

____________________________________________________________

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Class A Common Stock, Warrants, and Shares of Class A Common Stock Underlying Warrants
	(2)	Aggregate number of securities to which transaction applies:
75,965,400
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$10.37 per share with respect to the shares of Class A Common Stock; $1.14 per Warrant; and $11.50 per share issuable upon exercise of Warrants.
	(4)	Proposed maximum aggregate value of transaction:
$613,661,345.10
	(5)	Total fee paid:
$79,653.24
☐	Fee paid previously with preliminary materials.
☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
$79,653.24
	(2)	Form, Schedule or Registration Statement No.:
Form S-4, Registration File No. 333-242297
	(3)	Filing Party:
GCM Grosvenor Inc.
	(4)	Date Filed:
August 7, 2020

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The preliminary proxy statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED AUGUST 7, 2020

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF CF FINANCE ACQUISITION CORP.

PROSPECTUS FOR
32,977,782 SHARES OF CLASS A COMMON STOCK
21,493,809 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK AND
21,493,809 SHARES OF CLASS A COMMON STOCK UNDERLYING WARRANTS
OF GCM GROSVENOR INC.

The board of directors of CF Finance Acquisition Corp., a Delaware corporation (“CFAC,” “we,” “our” or “us”), has unanimously approved the transaction agreement, dated as of August 2, 2020 (as may be amended from time to time, the “Transaction Agreement”), by and among CFAC, CF Finance Intermediate Acquisition, LLC, a Delaware limited liability company (“IntermediateCo”), CF Finance Holdings, LLC, a Delaware limited liability company (the “Sponsor”), Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership that will be redomiciled as a Delaware limited liability limited partnership in the Grosvenor Redomicile and LLLPA Amendment (each as defined below) (“GCMH LLLP”), Grosvenor Holdings, L.L.C., an Illinois limited liability company (“Grosvenor Holdings”), GCM Grosvenor Management, LLC, a Delaware limited liability company, and Grosvenor Holdings II, L.L.C., a Delaware limited liability company (collectively, the “GCMH LLLP Equityholders”), GCMH GP, L.L.C., a Delaware limited liability company (“GCMH GP”), GCM V, LLC, a Delaware limited liability company (“GCM V”), and GCM Grosvenor Inc., a Delaware corporation (“GCM PubCo”), attached to this proxy statement/prospectus as Annex A, pursuant to which, among other transactions, CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving corporation (the “Merger” and, together with the other transactions contemplated by the Transaction Agreement, the “business combination”).

Immediately following the Merger and in accordance with the Transaction Agreement, a series of transactions will occur whereby (i) certain third-party investors will purchase an aggregate of 19,500,000 shares of Class A common stock of GCM PubCo, par value $0.0001 per share (“GCM Class A common stock”) for an aggregate purchase price of $195,000,000, (ii) the Sponsor will purchase 3,500,000 shares of GCM Class A common stock and 1,500,000 warrants to purchase GCM Class A common stock (which shall be in the identical form of the private placement warrants of CFAC) (“GCM PubCo private placement warrants”) for an aggregate purchase price of $30,000,000, (iii) the Sponsor will forfeit 2,351,534 shares of GCM Class A common stock and 150,000 GCM PubCo private placement warrants, (iv) GCM PubCo will issue 900,000 GCM PubCo private placement warrants to Grosvenor Holdings, (v) Grosvenor Holdings will assign its option to purchase certain limited partnership interests in GCMH LLLP to IntermediateCo for an amount calculated in accordance with the Transaction Agreement, and IntermediateCo will acquire such limited partnership interests for an amount calculated in accordance with the Transaction Agreement and such option, (vi) Grosvenor Holdings will have the right to require IntermediateCo to acquire certain limited partnership interests in GCMH LLLP from Grosvenor Holdings for an aggregate purchase price of up to $38,079,389.50, (vii) GCMH GP will transfer its general partnership interest and limited partnership interests in GCMH LLLP to IntermediateCo for an amount calculated in accordance with the Transaction Agreement and Grosvenor Holdings will transfer all of the outstanding equity interests of GCM LLC to IntermediateCo for an amount calculated in accordance with the Transaction Agreement, (viii) GCMH LLLP will be redomiciled as a Delaware limited liability limited partnership and its limited partnership agreement will be amended and restated, (ix) IntermediateCo will make a cash capital contribution to GCMH LLLP in exchange for common units of GCMH LLLP and warrants to purchase common units of GCMH LLLP, and (x) GCM PubCo will issue a number of shares of its Class C common stock to GCM V as calculated in accordance with the Transaction Agreement. As a result of the business combination, assuming (x) no redemptions of shares of CFAC Class A common stock in connection with the business combination and (y) Grosvenor Holdings’ sale of $38,079,389.50 of limited partnership interests in GCMH LLLP to IntermediateCo pursuant to clause (v) above, the GCMH LLLP Equityholders will hold approximately 71.4% of the common units of GCMH LLLP and IntermediateCo will hold approximately 28.6% of the common units of GCMH LLLP.

As described in this proxy statement/prospectus, CFAC’s stockholders are being asked to consider and vote upon (among other things) the business combination and the other proposals set forth herein.

CFAC’s shares of Class A common stock, CFAC’s warrants and CFAC’s units are currently traded on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbols “CFFA,” “CFFAW” and “CFFAU,” respectively. GCM PubCo will apply for listing, to be effective at the Closing, of its shares of Class A common stock and warrants on the Nasdaq under the symbols “GCMG” and “GCMGW,” respectively. GCM PubCo will not have units traded following the Closing.

Each of CFAC and GCM PubCo is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

This proxy statement/prospectus provides you with detailed information about the Transactions and other matters to be considered at the special meeting of CFAC’s stockholders. CFAC and GCM PubCo encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 25.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated         , 2020 and is first being mailed to CFAC stockholders on or about         , 2020.

Dear Stockholders of CFAC:

You are cordially invited to attend the special meeting of stockholders of CF Finance Acquisition Corp. (“CFAC,” “we,” “our” or “us”). At the special meeting, CFAC stockholders will be asked to consider and vote on proposals to:

(1)    (a) approve and adopt the Transaction Agreement, dated as of August 2, 2020 (as the same may be amended, the “Transaction Agreement”), by and among CFAC, IntermediateCo, the Sponsor, GCMH LLLP, the GCMH LLLP Equityholders, GCMH GP, GCM V and GCM PubCo, pursuant to which, among other transactions, CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving corporation (the “Merger”), and (b) approve such Merger and the other transactions contemplated by the Transaction Agreement (the “business combination” and such proposal, the “Business Combination Proposal”);

(2)    approve and adopt four separate proposals with respect to material differences between CFAC’s amended and restated certificate of incorporation and bylaws and GCM PubCo’s amended and restated certificate of incorporation and bylaws that will be the certificate of incorporation of GCM PubCo following the Merger (the “Organizational Documents Proposals”);

(3)    approve, for purposes of complying with applicable listing rules of The Nasdaq Capital Market (“Nasdaq”), the issuance and sale of (a) 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants to the Sponsor, (b) 19,500,000 shares of GCM Class A common stock to certain third-party investors and (c) a number of shares of GCM Class C common stock to GCM V equal to the GCM V Class C Allocation (as defined below) (the “Nasdaq Proposal”);

(4)    approve and adopt the CF Finance Acquisition Corp. 2020 Incentive Award Plan (the “2020 Plan”) and material terms thereunder (the “2020 Plan Proposal”); and

(5)    approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal, the “Proposals”).

Each of the Proposals is more fully described in the accompanying proxy statement/prospectus, which each CFAC stockholder is encouraged to review carefully.

We refer to (a) the business combination, (b) the other transactions contemplated by the Transaction Agreement and (c) the redemption by CFAC of shares of Class A common stock of CFAC (“CFAC Class A common stock”) held by any public stockholders (as defined below) in connection with the business combination, collectively, as the “Transactions.”

CFAC Class A common stock and CFAC’s warrants, which are exercisable for shares of CFAC Class A common stock under certain circumstances, are currently listed on Nasdaq under the symbols “CFFA” and “CFFAW,” respectively. Certain shares of CFAC Class A common stock and warrants currently trade as units consisting of one share of CFAC Class A common stock and three-quarters of one public warrant, and are listed on Nasdaq under the symbol “CFFAU.” GCM PubCo intends to apply for listing, to be effective at the time of the business combination, of its GCM Class A common stock and warrants on Nasdaq under the symbols “GCMG” and “GCMGW,” respectively. GCM PubCo will not have units traded following consummation of the business combination. It is a condition of the consummation of the business combination that GCM Class A common stock is approved for listing on Nasdaq or the NYSE, but there can be no assurance such listing condition will be met. If such listing condition is not met, the Transactions will not be consummated unless the listing condition set forth in the Transaction Agreement is waived by the parties.

Pursuant to CFAC’s amended and restated certificate of incorporation, CFAC is providing the holders of shares of CFAC Class A common stock originally sold as part of the units issued in its initial public offering, which closed on December 17, 2018 (the “IPO” and such holders, the “public stockholders”), with the opportunity to redeem, upon the Closing, shares of CFAC Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest but net of franchise and income taxes payable) from the IPO and a concurrent private placement of units to the Sponsor. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of July 31, 2020 of approximately $286.6 million, the estimated per share redemption price would have been approximately $10.36, subject to adjustment for taxes payable from interest earned. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of CFAC Class A common stock sold in the IPO. Holders of CFAC’s outstanding warrants sold in the IPO, which are exercisable for shares of CFAC Class A common stock under certain circumstances, do not have redemption rights in connection with the business combination. The Sponsor and CFAC’s officers and directors have agreed to waive their redemption rights in connection with the Closing with respect to any shares of CFAC Class A common stock they may hold, and the founder shares and shares of CFAC Class A common stock underlying the 600,000 private placement units held by the Sponsor will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, the Sponsor and CFAC’s officers and directors own approximately 21.7% of outstanding CFAC Class A common stock and CFAC Class B common stock, including all of the founder shares. The Sponsor and CFAC’s officers and directors have agreed to vote any shares of CFAC Class A common stock and CFAC Class B common stock owned by them in favor of each of the Proposals.

CFAC is providing this proxy statement/prospectus and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the special meeting and any adjournments or postponements of the special meeting. Your vote is very important. Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay.

CFAC and GCM PubCo encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 25 of this proxy statement/prospectus.

CFAC’s board of directors recommends that CFAC stockholders vote FOR each of the Proposals. When you consider the recommendation of CFAC’s board of directors in favor of each of the Proposals, you should keep in mind that certain of CFAC’s directors and officers have interests in the business combination that may conflict with your interests as a stockholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Approval of the Business Combination Proposal, the Nasdaq Proposal, the 2020 Plan Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of the majority of the outstanding shares of CFAC Class A common stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Approval of the Organizational Documents Proposals requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock entitled to vote thereon at the special meeting, voting as a single class.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the Proposals presented at the special meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the 2020 Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST each of the Organizational Documents Proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE CFAC REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO CFAC’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Thank you for your consideration of these matters.

Sincerely,

Howard W. Lutnick Chairman and Chief Executive Officer CF Finance Acquisition Corp.

Whether or not you plan to attend the special meeting of CFAC stockholders, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting of CFAC stockholders and vote in person, you must obtain a proxy from your broker or bank.

Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is criminal offense.

CF Finance Acquisition Corp.

110 East 59th Street
New York, New York 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF CF FINANCE ACQUISITION CORP.

To Be Held On        , 2020

To the Stockholders of CF Finance Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of CF Finance Acquisition Corp. (“CFAC,” “we,” “our” or “us”) will be held at          a.m., local time, on         , 2020, at          for the following purposes:

1.      Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to (a) approve and adopt the Transaction Agreement, dated as of August 2, 2020 (as the same may be amended, the “Transaction Agreement”), by and among CFAC, IntermediateCo, the Sponsor, GCMH LLLP, the GCMH LLLP Equityholders, GCMH GP, GCM V and GCM PubCo, pursuant to which, among other transactions, CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving corporation (the “Merger”), and (b) approve such Merger and the other transactions contemplated by the Transaction Agreement (the “business combination” and such proposal, the “Business Combination Proposal”).

2.      The Organizational Documents Proposals — To consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to approve the following material differences between CFAC’s amended and restated certificate of incorporation and bylaws and GCM PubCo’s amended and restated certificate of incorporation and bylaws that will be the certificate of incorporation and bylaws of GCM PubCo following the Merger:

i.       Proposal No. 2 — Organizational Documents Proposal A — To authorize the change in the authorized capital stock of CFAC from 100,000,000 shares of Class A common stock, par value $0.0001 per share (the “CFAC Class A common stock”), 10,000,000 shares of Class B common stock, par value $0.0001 per share (the “CFAC Class B common stock”), and 1,000,000 preferred shares, par value $0.0001 per share, to 700,000,000 shares of Class A common stock, par value $0.0001 per share, of GCM PubCo (the “GCM Class A common stock”), 500,000,000 shares of Class B common stock, par value $0.0001 per share, of GCM PubCo (the “GCM Class B common stock”), 300,000,000 shares of Class C common stock, par value $0.0001 per share, of GCM PubCo (the “GCM Class C common stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share, of GCM PubCo.

ii.      Proposal No. 3 — Organizational Documents Proposal B — To authorize that holders of shares of GCM Class A common stock will be entitled to cast one vote per share of GCM Class A common stock and holders of shares of GCM Class C common stock will, (1) prior to the Sunset Date, be entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount (as defined below) and (2) from and after the Sunset Date, be entitled to cast one vote per share, as opposed to each share of CFAC Class A common stock and CFAC Class B common stock being entitled to one vote per share on each matter properly submitted to CFAC’s stockholders entitled to vote.

iii.     Proposal No. 4 — Organizational Documents Proposal C — To authorize that certain provisions of the certificate of incorporation of GCM PubCo and certain provisions of the bylaws of GCM PubCo, in each case, will be subject to the Stockholders’ Agreement.

iv.      Proposal No. 5 — Organizational Documents Proposal D — To authorize all other changes in connection with the replacement of CFAC’s amended and restated certificate of incorporation and bylaws with GCM PubCo’s amended and restated certificate of incorporation and bylaws as part of the Merger (copies of which are attached to this proxy statement/prospectus as Annex C and

Annex D, respectively), including (a) changing the corporate name from “CF Finance Acquisition Corp.” to “GCM Grosvenor Inc.,” (b) granting an explicit waiver regarding corporate opportunities to certain “exempted persons” (including each stockholder or director of GCM PubCo or any of its subsidiaries, other than a director that is an officer or employee of GCM PubCo or any of its subsidiaries in his or her capacity as such) and (c) removing certain provisions related to CFAC’s status as a blank check company that will no longer be applicable upon consummation of the business combination, all of which CFAC’s board of directors believes is necessary to adequately address the needs of GCM PubCo after the business combination.

3.      Proposal No. 6 — The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Capital Market, the issuance and sale of (a) 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants to the Sponsor, (b) 19,500,000 shares of GCM Class A common stock to certain third-party investors and (c) a number of shares of GCM Class C common stock to GCM V equal to the GCM V Class C Allocation (as defined below) (the “Nasdaq Proposal”).

4.      Proposal No. 7 — The 2020 Plan Proposal — To consider and vote upon a proposal to approve and adopt the CF Finance Acquisition Corp. 2020 Incentive Award Plan (the “2020 Plan”) and material terms thereunder (the “2020 Plan Proposal”). A copy of the 2020 Plan is attached to the accompanying proxy statement/prospectus as Annex G.

5.      Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal, the “Proposals”).

We refer to (a) the business combination, (b) the other transactions contemplated by the Transaction Agreement and (c) the redemption by CFAC of shares of CFAC Class A common stock held by any public stockholders in connection with the business combination, collectively, as the “Transactions.”

Only holders of record of CFAC Class A common stock and CFAC Class B common stock at the close of business on         , 2020 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements thereof.

Pursuant to CFAC’s amended and restated certificate of incorporation, CFAC is providing the holders of shares of CFAC Class A common stock originally sold as part of the units issued in its initial public offering, which closed on December 17, 2018 (the “IPO” and such holders, the “public stockholders”), with the opportunity to redeem, upon the Closing, shares of CFAC Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest but net of franchise and income taxes payable) from the IPO and a concurrent private placement of units to CF Finance Holdings, LLC, a Delaware limited liability company (the “Sponsor”). For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of July 31, 2020 of approximately $286.6 million, the estimated per share redemption price would have been approximately $10.36. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of CFAC Class A common stock sold in the IPO. Holders of CFAC’s outstanding warrants sold in the IPO, which are exercisable for shares of CFAC Class A common stock under certain circumstances, do not have redemption rights in connection with the business combination. The Sponsor and CFAC’s officers and directors have agreed to waive their redemption rights in connection with the Closing with respect to any shares of CFAC Class A common stock they may hold, and the founder shares and shares of CFAC Class A common stock underlying the 600,000 private placement units held by the Sponsor will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, the Sponsor and CFAC’s officers and directors own approximately 21.7% of outstanding CFAC Class A common stock and CFAC Class B common stock, including all of the founder shares. The

Sponsor and CFAC’s officers and directors have agreed to vote any shares of CFAC Class A common stock and CFAC Class B common stock owned by them in favor of each of the Proposals.

The Closing is conditioned on the approval of the Business Combination Proposal, the Organizational Documents Proposals and the Nasdaq Proposal at the special meeting. The Organizational Documents Proposals and the 2020 Plan Proposal are conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related Transactions and each of the Proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call CFAC’s proxy solicitor,         , at          (banks and brokers call collect at         ).

        , 2020

By Order of the Board of Directors

Howard W. Lutnick Chairman and Chief Executive Officer CF Finance Acquisition Corp.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on         , 2020: This notice of meeting and the related proxy statement/prospectus will be available at         .

TABLE OF CONTENTS

Page
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	xi
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR CFAC STOCKHOLDERS	xix
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS	1
SELECTED HISTORICAL FINANCIAL INFORMATION OF CFAC	20
SELECTED HISTORICAL FINANCIAL INFORMATION OF THE GCM COMPANIES	21
COMPARATIVE SHARE INFORMATION	23
MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION	24
RISK FACTORS	25
SPECIAL MEETING OF CFAC STOCKHOLDERS	75
PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL	80
Organizational Documents Proposals	124
PROPOSAL NO. 2 — Organizational Documents PROPOSAL A — APPROVAL OF CHANGE TO AUTHORIZED CAPITAL STOCK, AS SET FORTH IN THE PROPOSED ORGANIZATIONAL DOCUMENTS	126
PROPOSAL NO. 3 — Organizational Documents Proposal B — APPROVAL OF VOTING RIGHTS OF GCM CLASS C COMMON STOCK	127
PROPOSAL NO. 4 — Organizational Documents PROPOSAL C — APPROVAL OF PROPOSAL REGARDING CERTAIN PROVISIONS OF THE GCM PUBCO ORGANIZATIONAL DOCUMENTS BEING SUBJECT TO THE STOCKHOLDERS’ AGREEMENT	128
PROPOSAL NO. 5 — Organizational Documents PROPOSAL D — APPROVAL OF OTHER CHANGES IN CONNECTION WITH THE GCM PUBCO ORGANIZATIONAL DOCUMENTS	129
PROPOSAL NO. 6 — THE NASDAQ PROPOSAL	131
PROPOSAL NO. 7 — THE 2020 PLAN PROPOSAL	132
PROPOSAL NO. 8 — THE ADJOURNMENT PROPOSAL	137
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION	138
OTHER INFORMATION RELATED TO CFAC	151
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CFAC	161
BUSINESS Of GCM GROSVENOR	165
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF gcm Grosvenor	195
DESCRIPTION OF CERTAIN INDEBTEDNESS	222
DESCRIPTION OF GCM PUBCO SECURITIES	224
SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK	232
BENEFICIAL OWNERSHIP OF SECURITIES	233
OFFICERS AND DIRECTORS OF GCM PUBCO UPON CONSUMMATION OF THE BUSINESS COMBINATION	238
EXECUTIVE COMPENSATION	242
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	251
Comparison of Corporate Governance and Stockholders’ Rights	256
NO DELAWARE APPRAISAL RIGHTS	264
STOCKHOLDER PROPOSALS AND NOMINATIONS	264
SHAREHOLDER COMMUNICATIONS	264
HOUSEHOLDING INFORMATION	265
VALIDITY OF COMMON STOCK	265
EXPERTS	265
SUBMISSION OF STOCKHOLDER PROPOSALS	265
WHERE YOU CAN FIND ADDITIONAL INFORMATION	266
INDEX TO FINANCIAL STATEMENTS	F-1

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ADDITIONAL INFORMATION

If you have questions about the business combination or the special meeting, or if you need to obtain copies of the enclosed proxy statement/prospectus, proxy card or other documents incorporated by reference in the proxy statement/prospectus, you may contact CFAC’s proxy solicitor listed below. You will not be charged for any of the documents you request.

                         Telephone:

(banks and brokers call collect at                         )

Email:

In order for you to receive timely delivery of the documents in advance of the special meeting to be held on            , 2020, you must request the information no later than four business days prior to the date of the special meeting, by             , 2020.

For a more detailed description of the information incorporated by reference in the enclosed proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information.”

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. CFAC and GCM Grosvenor do not intend their use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of CFAC or GCM Grosvenor by, any other companies.

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this proxy statement/prospectus to:

•        “A&R LLLPA” are to the Fifth Amended and Restated Limited Liability Limited Partnership of GCMH LLLP;

•        “Agreement End Date” are to February 2, 2021 (or March 17, 2021, if the time period for CFAC to consummate a business combination is extended to March 17, 2021);

•        “Agreement Extended End Date” are to the Agreement End Date (or June 17, 2021, if the time period for CFAC to consummate a business combination is extended to June 17, 2021);

•        “AUM” are to assets under management;

•        “Available CFAC Cash” are to the cash available in the Trust Account;

•        “business combination” are to the transactions contemplated by the Transaction Agreement, which include the (a) the Merger, (b) GCM PubCo Equity Investments, (c) Sponsor Subscription, (d) Sponsor Cancellations, (e) Grosvenor Warrant Issuance, (f) Option Conveyance, (g) Option Exercise, (h) Grosvenor Class B-1 Sale, (i) Grosvenor Redomicile and LLLPA Amendment, (j) IntermediateCo Contribution and Issuance, (k) GCM Transfers and (l) Class C Issuance;

•        “CAGR” are to compound annual growth rate;

•        “Cantor” are to Cantor Fitzgerald, L.P., a Delaware limited partnership, an affiliate of CFAC and the Sponsor;

•        “CF Entities” are to the Sponsor, CFAC and IntermediateCo;

•        “CFAC” are to CF Finance Acquisition Corp., a Delaware corporation;

•        “CFAC Class A common stock” are to CFAC’s Class A common stock, par value $0.0001 per share;

•        “CFAC Class B common stock” are to CFAC’s Class B common stock, par value $0.0001 per share;

•        “CFAC common stock” are to CFAC Class A common stock and CFAC Class B common stock, collectively;

•        “CFAC Extension Approval” are, to the extent necessary, to the approval of (1) the Extension Proposal identified in clause (A) of Section 7.2(c)(i) of the Transaction Agreement by an affirmative vote of the holders of at least sixty-five percent of the outstanding shares of CFAC common stock entitled to vote, who attend and vote thereupon (as determined in accordance with CFAC’s governing documents) at a CFAC Stockholders’ Meeting duly called by CFAC’s board of directors and held for such purpose and (2) the Extension Proposal identified in clause (B) of Section 7.2(c)(i) (including, for clarity, as it relates to an extension to December 17, 2020, March 17, 2021 and June 17, 2021, as applicable) of the Transaction Agreement by an affirmative vote of the holders of at least sixty five percent the outstanding shares of CFAC common stock entitled to vote thereupon (as determined in accordance with the Trust Agreement), in each case, at a CFAC Stockholders’ Meeting duly called by CFAC’s board of directors and held for such purpose;

•        “CFAC Share Redemption” are to the election of an eligible (as determined in accordance with CFAC’s governing documents) holder of shares of CFAC common stock to redeem all or a portion of the shares of CFAC common stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account, but net of taxes payable and up to $100,000 to pay dissolution expenses) (as determined in accordance with CFAC’s governing documents) in connection with the Extension Proposals or the Transaction Proposals;

•        “CFAC Share Redemption Amount” are to the aggregate amount payable with respect to all CFAC Share Redemptions;

•        “CFAC Stockholder Approval” are to the approval of the Transaction Proposals (as defined in the Transaction Agreement), in each case, by an affirmative vote of the holders of at least a majority of the outstanding shares of CFAC common stock entitled to vote, who attend and vote thereupon (as determined in accordance with CFAC’s governing documents) at a CFAC Stockholders’ Meeting duly called by CFAC’s board of directors and held for such purpose;

•        “CFAC Stockholders’ Meeting” are to a meeting of CFAC’s stockholders convened and held in accordance with CFAC’s governing documents and Section 710 of the NYSE Listing Rules or Nasdaq Listing Rule 5620(b), as applicable;

•        “Class B-1 Unit Price” are to $29.4075 per GCM Class B-1 Common Unit;

•        “Class C Issuance” are to the issuance, immediately following the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, by GCM PubCo to GCM V of shares of GCM Class C common stock equal to the number of Grosvenor common units held by the GCMH LLLP Equityholders immediately following the Grosvenor Redomicile and LLLPA Amendment (after giving effect to the GCM Transfers);

•        “Class C Share Voting Amount” are to the “Class C Share Voting Amount,” as such term is defined in the GCM PubCo Amended and Restated Charter, which is generally a number of votes per share equal to (1) (x) an amount of votes equal to 75% of the aggregate voting power of GCM PubCo’s capital stock (including for this purpose any Includible Shares), minus (y) the total voting power of GCM PubCo’s capital stock (other than the GCM Class C common stock) owned or controlled, directly or indirectly, by the Key Holders (including, any Includible Shares), divided by (2) the number of shares of GCM Class C common stock then outstanding;

•        “clients” are to persons who invest in our funds, even if such persons are not deemed clients of our registered investment adviser subsidiaries for purposes of the Investment Advisers Act 1940, as amended;

•        “Closing” are to the consummation of the business combination;

•        “Closing Date” are to the date the Closing takes place;

•        “Code” are to the U.S. Internal Revenue Code of 1986, as amended;

•        “Effective Time” are to the time at which the Merger becomes effective pursuant to the Transaction Agreement;

•        “Extension Amendments” are to any amendments of CFAC’s amended and restated certificate of incorporation to extend the date by which CFAC must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving CFAC and one or more businesses, (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of CFAC’s Class A common stock included as part of the units sold in CFAC’s initial public offering that was consummated on December 17, 2018.

•        “Extension Approval End Date” are to December 17, 2020, March 17, 2021 or June 17, 2021, as applicable;

•        “Extension Stockholders’ Meeting” are to a CFAC Stockholders’ Meeting convened for and held on a date no earlier than September 1, 2020 and no later than three business days prior to the Extension Approval End Date;

•        “founder shares” are to shares of CFAC Class B common stock initially purchased by the Sponsor in a private placement prior to the IPO, and the shares of CFAC Class A common stock issued upon the conversion thereof;

•        “Forward Purchase Agreement” are to that certain Forward Purchase Agreement, dated as of December 12, 2018, by and between CFAC and the Sponsor, as amended by that certain Amendment No. 1 to Forward Purchase Agreement, dated as of August 2, 2020;

•        “FPAUM” are to fee-paying AUM;

•        “GCM Class A common stock” are to GCM PubCo’s Class A common stock, par value $0.0001 per share;

•        “GCM Class B-1 common units” are to the Class B-1 common units of GCMH LLLP (as set forth in the operating agreement of GCMH LLLP prior to the adoption of the A&R LLLPA);

•        “GCM Class B-2 common units” are to the Class B-2 common units of GCMH LLLP (as set forth in the operating agreement of GCMH LLLP prior to the adoption of the A&R LLLPA);

•        “GCM Class B common stock” are to GCM PubCo’s Class B common stock, par value $0.0001 per share;

•        “GCM Class C common stock” are to GCM PubCo’s Class C common stock, par value $0.0001 per share;

•        “GCM Companies” are to GCM LLC and GCMH LLLP;

•        “GCMH Consideration” are to the consideration of $1.00 for the general partnership interest of GCMH LLLP plus $1,470,375 for the GCM Class B-1 common units held by GCMH GP to be paid by IntermediateCo to Grosvenor Holdings in the GCM Transfers;

•        “GCM Funds,” “our funds” and “our investment funds” are to our specialized funds and customized separate accounts;

•        “GCMH GP” are to GCMH GP, L.L.C., a Delaware limited liability company;

•        “GCM Grosvenor” are to GCMH LLLP and its consolidated subsidiaries;

•        “GCM LLC” are to GCM, L.L.C., a Delaware limited liability company;

•        “GCM LP” are to Grosvenor Capital Management, L.P., an Illinois limited partnership;

•        “GCM PubCo” are to GCM Grosvenor Inc., a Delaware corporation;

•        “GCM PubCo Amended and Restated Bylaws” are to the amended and restated bylaws of GCM PubCo that will be in effect immediately following the Effective Time;

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•        “GCM PubCo Amended and Restated Charter” are to the amended and restated certificate of incorporation of GCM PubCo that will be in effect immediately following the Effective Time;

•        “GCM PubCo common stock” are to the GCM Class A common stock, the GCM Class B common stock and the GCM Class C common stock;

•        “GCM PubCo private placement warrants” are to the warrants for GCM Class A common stock (which shall be in the identical form of redeemable public warrants of CFAC which were sold as part of CFAC’s IPO, but in the name of GCM PubCo);

•        “GCM PubCo Equity Investments” are to, collectively, the Private Placement and the Sponsor Subscription, which shall be effective immediately following the Effective Time;

•        “GCM PubCo Matching Grosvenor common units” are to a number of Grosvenor common units equal to the difference between (i) the number of shares of GCM Class A common stock issued and outstanding immediately following the Effective Time and the consummation of the GCM PubCo Equity Investments and Sponsor Cancellations (and for the avoidance of doubt, the CFAC Share Redemption) minus (ii) the number of Grosvenor common units held by IntermediateCo immediately following the Option Exercise, Grosvenor Class B-1 Sale (if any), the GCM Transfers and the effectiveness of the Grosvenor Redomicile and LLLPA Amendment;

•        “GCM PubCo Matching Grosvenor warrants” are to the warrants to purchase a number of Grosvenor common units equal to the number of shares of GCM Class A common stock that may be purchased upon the exercise in full of all GCM PubCo private placement warrants outstanding immediately following the Sponsor Cancellations and the Grosvenor Warrant Issuance;

•        “GCM PubCo private placement warrants” are to the warrants for GCM Class A common stock (which shall be in the identical form of Private Placement Warrants under the Warrant Agreement, but in the name of GCM PubCo);

•        “GCM PubCo warrants” are to the GCM PubCo common warrants and the GCM PubCo private placement warrants;

•        “GCM Transfers” are to the sale, effective immediately following the Option Exercise and the Grosvenor Class B-1 Sale (if any) and immediately prior to the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, by GCMH GP to IntermediateCo of all of the outstanding equity interests of GCMH LLLP then held by GCMH GP for the GCMH Consideration and the sale by Grosvenor Holdings to IntermediateCo of all of the outstanding equity interests of GCM LLC for the GCM Consideration;

•        “GCM V” are to GCM V, LLC, a Delaware limited liability company;

•        “GCM V Class C Allocation” are to a number of shares of GCM Class C common stock issuable to GCM V equal to the number of Grosvenor common units held by the GCMH LLLP Equityholders immediately following the effectiveness of the Grosvenor Redomicile and LLLPA Amendment;

•        “GCM Consideration” are to the consideration of $1.00 to be paid by IntermediateCo to Grosvenor Holdings for the sale by Grosvenor Holdings to IntermediateCo of all of the outstanding equity interests of GCM LLC;

•        “GCMH LLLP” are to Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership that will be redomiciled as a Delaware limited liability limited partnership in the Grosvenor Redomicile and LLLPA Amendment, and not any of its subsidiaries;

•        “GCMH LLLP Equityholders” are to Grosvenor Holdings, Grosvenor Management and GH II;

•        “GH II” are to Grosvenor Holdings II, L.L.C., a Delaware limited liability company;

•        “Grosvenor common units” are to units of partnership interest in GCMH LLLP entitling the holder thereof to the distributions, allocations, and other rights accorded to holders of partnership interests in GCMH LLLP following the Grosvenor Redomicile and LLLPA Amendment;

•        “Grosvenor Class B-1 Sale” are to the right of Grosvenor Holdings to require IntermediateCo to purchase, effective immediately following the Option Exercise, a number of GCM Class B-1 common units not to exceed 1,294,887 GCM Class B-1 common units for a purchase price per unit equal to the Class B-1 Unit Price;

•        “Grosvenor Holdings” are to Grosvenor Holdings, L.L.C., an Illinois limited liability company;

•        “Grosvenor Management” are to GCM Grosvenor Management, LLC, a Delaware limited liability company;

•        “Grosvenor Redomicile and LLLPA Amendment” are to the redomiciling of GCMH LLLP as a limited liability limited partnership in the State of Delaware and the amendment and restatement of the Fourth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH LLLP effective immediately following the Option Exercise, Grosvenor Class B-1 Sale (if any) and the GCM Transfers;

•        “Grosvenor warrants” are to the GCM PubCo private placement warrants issued by GCM PubCo to Grosvenor Holdings in the Grosvenor Warrant Issuance;

•        “Grosvenor Warrant Issuance” are to the issuance, immediately following the Effective Time, by GCM PubCo to Grosvenor Holdings of the Grosvenor warrants;

•        “H&F Parties” are to HCFP VI AIV, L.P., H&F Chicago AIV I, L.P., and Hellman & Friedman Capital Executives VI, L.P;

•        “Includible Shares” are to any shares of GCM PubCo’s voting stock issuable in connection with the exercise (assuming, solely for this purpose, full exercise and not net exercise) of all outstanding options, warrants, exchange rights, conversion rights or similar rights to receive voting stock of GCM PubCo, in each case owned or controlled, directly or indirectly, by the Key Holders, but excluding the number of shares of GCM Class A common stock issuable in connection with the exchange of Grosvenor common units, as a result of any redemption or direct exchange of Grosvenor common units effectuated pursuant the A&R LLLPA;

•        “initial stockholders” are to holders of CFAC’s founder shares prior to the IPO, including the Sponsor;

•        “IntermediateCo” are to CF Finance Intermediate Acquisition, LLC, a Delaware limited liability company;

•        “IntermediateCo Contribution Amount” are to an amount equal to (i) the Available CFAC Cash minus (ii) the amount of the Sponsor Loan, minus (iii) the Option Consideration, minus (iv) the Option Exercise Price, minus (v) the GCM Consideration, minus (vi) the GCMH Consideration, minus (vii) the amount paid by IntermediateCo to Grosvenor Holdings in the Grosvenor Class B-1 Sale (if any);

•        “IntermediateCo Contribution and Issuance” are to the issuance by GCMH LLLP to IntermediateCo of the GCM PubCo Matching Grosvenor common units and the GCM PubCo Matching Grosvenor warrants, in each case in exchange for the IntermediateCo Contribution Amount;

•        “IntermediateCo Units” are to the common units of IntermediateCo;

•        “IPO” are to CFAC’s initial public offering of units, the base offering of which closed on December 17, 2018;

•        “Key Holders” are to Michael J. Sacks, GCM V and the GCMH LLLP Equityholders;

•        “Lock-up Period” are to (a) with respect to the voting parties, the period beginning on the Closing Date and ending on the date that is the 3rd anniversary of the Closing Date and (b) with respect to the Sponsor, the period beginning on the Closing Date and ending on the date that is the 18th month anniversary of the Closing Date;

•        “lock-up shares” are to (a) with respect to the Sponsor, the shares of CFAC common stock held by the Sponsor on the Closing Date or received by Sponsor in connection with the Transactions, any warrants to purchase shares of CFAC common stock held by the Sponsor on the Closing Date or received by Sponsor in connection with the Transactions, and any shares of CFAC common stock issued to the Sponsor upon exercise of any such warrants to purchase CFAC common stock, but excluding any shares of CFAC common stock and any warrants to purchase CFAC common stock cancelled pursuant to the Sponsor Cancellations and (b) with respect to the voting parties, (i) the shares of GCM PubCo common stock received by the voting parties on the Closing Date, (ii) any shares of GCM PubCo common stock received by any voting party after the Closing Date pursuant to a direct exchange or redemption of Grosvenor common units held as of the Closing Date under the A&R LLLPA and (iii) the GCM PubCo private placement warrants held by the voting parties as of the Closing Date and any shares of GCM PubCo common stock issued to the voting parties upon exercise thereof;

•        “Merger” are to the merging of CFAC with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will be the surviving entity. By virtue of such merger (i) each share of CFAC common stock will be converted into a share of GCM Class A common stock, (ii) each public warrant will be converted into a corresponding GCM PubCo warrant and (iii) the certificate of incorporation and bylaws of GCM PubCo in effect immediately prior to the Effective Time will be amended and restated to the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws;

•        “Minimum Available CFAC Cash Amount” is $300,000,000;

•        “NAV” are to net asset value;

•        “Option Agreement” are to that certain Option Agreement, dated as of October 5, 2017, by and among Grosvenor Holdings and the H&F Parties;

•        “Option Consideration” are to the consideration of $110,167,894.55 minus the Option Exercise Price to be paid to the H&F Parties by IntermediateCo in the Option Conveyance;

•        “Option Conveyance” are to the assignment, immediately following the Effective Time, by Grosvenor Holdings and assumption by IntermediateCo of all right, title and interest in and to the Option Agreement in exchange for the Option Consideration and the Grosvenor warrants;

•        “Option Exercise” are to the consummation, effective immediately following the Effective Time, by IntermediateCo of the exercise of the Options (as defined in the Option Agreement) to purchase all of the GCM Class B-2 common units then held by all of the Investors (as defined in the Option Agreement) pursuant to the terms of the Option Agreement;

•        “Option Exercise Price” is the purchase price payable under the Option Agreement;

•        “PIPE Investors” are to the qualified institutional buyers and accredited investors that have agreed to purchase shares of GCM Class A common stock in the Private Placement;

•        “Private Placement” are to the issuance and sale of 19,500,000 shares of GCM Class A common stock to the PIPE Investors in a private placement that will close concurrently with the Closing;

•        “private placement units” are to the units of CFAC issued to the Sponsor in a private placement simultaneously with the closing of the IPO;

•        “private placement warrants” are to the warrants sold as part of the private placement units;

•        “public shares” are to shares of CFAC Class A common stock sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

•        “public stockholders” are to the holders of CFAC’s public shares;

•        “public warrants” are to the warrants sold as part of the units in the IPO;

•        “Registration Rights Agreement” are to that certain Amended and Restated Registration Rights Agreement to be entered into by and among GCM PubCo, the Sponsor, the GCMH LLLP Equityholders and the PIPE Investors;

•        “Sponsor” are to CF Finance Holdings, LLC, a Delaware limited liability company, which is 100% owned by Cantor;

•        “Sponsor Cancellations” are to the termination, forfeiture and cancellation, effective immediately following the Effective Time, by the Sponsor, for no consideration, of 2,351,534 shares of GCM Class A common stock held by the Sponsor immediately following the Effective Time and 150,000 GCM PubCo private placement warrants held by the Sponsor immediately following the Effective Time;

•        “Sponsor Loan” are to any and all loans made by the Sponsor to CFAC prior to Closing, including, without limitation, loans made pursuant to that certain (a) Promissory Note, made by CFAC for the benefit of the Sponsor, dated December 12, 2018, (b) Promissory Note, made by CFAC for the benefit of the Sponsor, dated March 31, 2020 and (c) Promissory Note, made by CFAC for the benefit of the Sponsor, dated June 15, 2020;

•        “Sponsor Subscription” are to the purchase by the Sponsor of 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants for an aggregate price equal to $30,000,000 at the Closing immediately following the Effective Time pursuant to the terms of the Forward Purchase Agreement;

•        “Sponsor Support Agreement” are to that certain Sponsor Support Agreement, dated as of August 2, 2020, by and among the Sponsor, CFAC, GCMH LLLP and Grosvenor Holdings;

•        “Stockholders’ Agreement” are to that certain Stockholders’ Agreement to be entered into by and among GCM PubCo, the GCMH LLLP Equityholders and GCM V;

•        “Sunset Date” are to the date the GCMH LLLP Equityholders beneficially own a number of voting shares representing less than 20% of the number of shares of GCM Class A common stock beneficially owned by the GCMH LLLP Equityholders immediately following the Closing Date (assuming, for this purpose, that all outstanding Grosvenor common units are and were exchanged at the applicable measurement time by the GCMH LLLP Equityholders for shares of GCM Class A common stock in accordance with the A&R LLLPA and without regard to the lock-up or any other restriction on exchange);

•        “Transaction Agreement” are to the Transaction Agreement, dated as of August 2, 2020, by and among CFAC, IntermediateCo, the Sponsor, GCMH LLLP, the GCMH LLLP Equityholders, GCMH GP, GCM V and GCM PubCo;

•        “Transactions” are to (a) the business combination, (b) the other transactions contemplated by the Transaction Agreement and (c) the redemption by CFAC of shares of CFAC Class A common stock held by any public stockholders in connection with the business combination;

•        “Trust Account” are to the trust account for the benefit of CFAC, certain of its public stockholders and the underwriter of the IPO;

•        “Trust Agreement” are to that certain Investment Management Trust Agreement, dated as of December 12, 2018, between CFAC and Continental Stock Transfer & Trust Company, as trustee;

•        “underlying funds” are to the investment vehicles managed by third-party investment managers in which GCM Funds invest;

•        “units” are to CFAC’s units sold in the IPO, each of which consists of one share of CFAC Class A common stock and three-quarters of one public warrant;

•        “voting party” are to GCM V and the GCMH LLLP Equityholders;

•        “voting shares” are to the securities of GCM PubCo that are beneficially owned by a voting party that may be voted in the election of GCM PubCo’s directors, including any and all securities of GCM PubCo acquired and held in such capacity subsequent to the date of the Transaction Agreement; and

•        “Warrant Agreement” are to that certain Warrant Agreement, dated as of December 12, 2018, between Continental Stock Transfer & Trust Company and CFAC.

Unless otherwise specified, the voting and economic interests of CFAC stockholders set forth in this proxy statement/prospectus assume that (i) no public stockholders elect to have their public shares redeemed; (ii) Grosvenor Holdings’ elects to sell all of the GCM Class B-1 common units available to be sold pursuant to the Grosvenor Class B-1 Sale; (iii) there are no redemptions by GCMH LLLP of the outstanding Grosvenor common units; (iv) none of the foregoing investors purchase shares of CFAC Class A common stock in the open market; (v) there are no other issuances of equity interests of CFAC or GCMH LLLP and (vi) the warrants remain outstanding immediately following the Closing.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding CFAC or its management team’s — or GCM Grosvenor or its management team’s — expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•        CFAC’s or GCM Grosvenor’s ability to consummate the business combination or, if CFAC does not complete the business combination, any other initial business combination;

•        the benefits of the business combination;

•        any other satisfaction or waiver (if applicable) of the conditions to the business combination, including, among other things: the satisfaction or waiver of certain customary closing conditions, including, among others, the existence of no material adverse effect at CFAC or GCM Grosvenor and receipt of certain stockholder approvals contemplated by this proxy statement/prospectus;

•        the occurrence of any other event, change or other circumstances that could give rise to the termination of the Transaction Agreement;

•        the ability to obtain the listing of GCM PubCo’s Class A common stock and warrants on Nasdaq following the business combination;

•        CFAC’s public securities’ potential liquidity and trading;

•        the ability of CFAC and GCM Grosvenor to consummate the Private Placement or raise financing in the future;

•        members of CFAC’s management team allocating their time to other businesses and potentially having conflicts of interest with CFAC’s business or in approving the business combination;

•        the use of proceeds not held in the Trust Account or available to CFAC from interest income on the Trust Account balance;

•        the future financial performance of GCM PubCo following the business combination;

•        GCM PubCo’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the business combination;

•        expansion plans and opportunities;

•        GMC PubCo’s ability to pay dividends on its Class A common stock following the business combination, on the terms currently contemplated or at all;

•        factors relating to the business, operations and financial performance of GCM Grosvenor, including:

•        the ability of GCM Grosvenor to grow AUM and the performance of the GCM Funds;

•        the ability of GCM Grosvenor to compete in the asset management industry;

•        the ability of GCM Grosvenor to comply with domestic and foreign regulatory regimes;

•        the ability of GCM Grosvenor to expand its business and enter into new lines of business or geographic markets;

•        the impact of the COVID-19 pandemic;

•        the ability of GCM Grosvenor to identify suitable investment opportunities for its clients;

•        the ability of GCM Grosvenor to deal appropriately with conflicts of interest in the ordinary course of its business; and

•        other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the views of CFAC or GCM Grosvenor as of any subsequent date, and neither CFAC nor GCM Grosvenor undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, actual results or performance of CFAC or GCM Grosvenor may be materially different from those expressed or implied by these forward-looking statements.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for CFAC Stockholders” and “Summary of the Proxy Statement/Prospectus,” summarizes certain information contained in this proxy statement/prospectus, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting of CFAC stockholders.

•        CF Finance Acquisition Corp., a Delaware corporation (“CFAC”), is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”).

•        There are currently 35,329,316 shares of CFAC Class A common stock and CFAC Class B common stock issued and outstanding, consisting of (a) 27,664,713 public shares, (b) 600,000 shares of CFAC Class A common stock underlying the private placement units and (c) 7,064,603 founder shares. In addition, there are currently 21,643,809 warrants of CFAC outstanding, consisting of (a) 21,193,809 public warrants originally sold as part of the units in the IPO and (b) 450,000 private placement warrants underlying the private placement units, each warrant exercisable for one share of CFAC Class A common stock. Each whole warrant entitles the holder to purchase one whole share of CFAC Class A common stock for $11.50 per share. The warrants will become exercisable 30 days after the Closing. Additionally, the warrants will expire five years after the Closing or earlier upon redemption or liquidation. Once the warrants become exercisable, GCM PubCo may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant, if the last sale price of GCM Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day before GCM PubCo sends the notice of redemption to the warrant holders. For more information about CFAC, see the sections entitled “Other Information Related to CFAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CFAC.”

•        GCM Grosvenor is a leading independent, open-architecture alternative asset management solutions provider with scale across major alternative investment strategies. For more information regarding GCM Grosvenor, see the section entitled “Business of GCM Grosvenor.”

•        On August 2, 2020, CFAC entered into the Transaction Agreement, pursuant to which: (a) CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving entity in the Merger and, upon the Effective Time, each share of CFAC common stock will be converted into one share of GCM Class A common stock; (b) the PIPE Investors have agreed to purchase 19,500,000 shares of CFAC Class A common stock in a private placement simultaneously with the closing of the IPO; (c) the Sponsor has agreed to purchase 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants for an aggregate price equal to $30,000,000 in the Sponsor Subscription immediately following the Effective Time; (d) the Sponsor shall cause to be terminated, forfeited and cancelled, for no consideration 2,351,534 shares of GCM Class A common stock and 150,000 GCM PubCo private placement warrants held by the Sponsor immediately following the Effective Time in the Sponsor Cancellations; (e) GCM PubCo will issue 900,000 GCM PubCo private placement warrants to Grosvenor Holdings immediately following the Effective Time in the Grosvenor Warrant Issuance; (f) Grosvenor Holdings will assign, and IntermediateCo will assume, all right, title and interest in and to the Option Agreement in exchange for the Option Consideration in the Option Conveyance immediately following the Effective Time; (g) immediately following the Option Conveyance, IntermediateCo will consummate the exercise of the Options (as defined in the Option Agreement) to purchase all of the GCM Class B-2 common units then held by all of the Investors (as defined in the Option Agreement) in the Option Exercise; (h) immediately following the Option Exercise, Grosvenor Holdings shall have the right to require IntermediateCo to purchase a number of its GCM Class B-1 common units of GCMH LLLP for a purchase price per unit equal to the Class B-1 Unit Price in the Grosvenor Class B-1 Sale; (i) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and immediately prior to the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH GP shall sell all of the outstanding equity interests of GCMH LLLP then held by GCMH GP, including the general partnership and limited partnership interests, to IntermediateCo for the

GCMH Consideration, and Grosvenor Holdings shall sell all of the outstanding equity interests of GCM LLC to IntermediateCo for the GCM Consideration in the GCM Transfers; (j) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and the GCM Transfers, GCMH LLLP will be redomiciled as a limited liability limited partnership in the State of Delaware and the Fourth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH LLLP shall be amended and restated in the Grosvenor Redomicile and LLLPA Amendment; (k) immediately following the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH LLLP shall issue to IntermediateCo the GCM PubCo Matching Grosvenor common units and the GCM PubCo Matching Grosvenor warrants, in each case in exchange for the IntermediateCo Contribution Amount in the IntermediateCo Contribution and Issuance; and (l) immediately following the effectiveness of the Grosvenor Domicile and LLLPA Amendment, GCM PubCo shall issue shares of GCM Class C common stock to GCM V in the Class C Issuance.

•        In connection with the execution of the Transaction Agreement, CFAC entered into the following agreements:

•        PIPE Subscription Agreement.    CFAC entered into subscription agreements (the “Subscription Agreements”) with the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase, in the aggregate, 19,500,000 shares of GCM Class A common stock at $10.00 per share for an aggregate commitment amount of $195,000,000. The shares of GCM Class A common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act, in reliance upon an exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The closings under the Subscription Agreements will occur after the Effective Time and substantially concurrently with the Closing. For more information about the Subscription Agreements, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — PIPE Subscription Agreements.”

•        Amendment No. 1 to Forward Purchase Agreement.    CFAC entered into an amendment to the Forward Purchase Agreement between CFAC and the Sponsor, pursuant to which, among other things, the Sponsor has agreed, subject to CFAC’s consummation of a business combination with GCM PubCo and its affiliates, to purchase (1) 1,500,000 GCM PubCo private placement warrants and (ii) 3,500,000 shares of GCM Class A common stock in exchange for an aggregate purchase price equal to $30,000,000. Each GCM PubCo private placement warrant will be exercisable to purchase one share of GCM Class A common stock at an exercise price of $11.50. For more information about the Forward Purchase Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — CF Forward Purchase Agreement.”

•        Sponsor Support Agreement.    CFAC entered into a sponsor support agreement with the Sponsor, GCMH LLLP and Grosvenor Holdings (the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, the Sponsor agreed to vote in favor of the Transaction Agreement and the business combination, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. The Sponsor also agreed to certain transfer restrictions on its lock-up shares during the Lock-up Period, in each case, subject to limited exceptions as contemplated thereby, including that the Sponsor may transfer lock-up shares during the Lock-up Period in a cumulative aggregate amount of shares of common stock representing up to one-third of the number of lock-up shares beneficially owned by the Sponsor as of immediately following the Closing during the period beginning on the first anniversary of the Closing Date and ending 180 days following the first anniversary of the Closing Date. The Lock-up Period under the Sponsor Support Agreement can expire early upon the earlier of: (i) the date on which the last reported sale price of the GCM Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-day trading period commencing at least 150 days following the Closing Date and (ii) the date subsequent to the Closing Date on which GCM PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of GCM PubCo’s stockholders having the right to exchange their shares of GCM Class A common stock for cash, securities or other property. For more information about the Sponsor Support Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Sponsor Support Agreement.”

•        In connection with the Closing, GCM PubCo will enter into, among others, the following agreements:

•        GCM PubCo Amended and Restated Charter.    Pursuant to the terms of the Transaction Agreement, the Amended and Restated Certificate of Incorporation of GCM PubCo will be the certificate of incorporation of GCM PubCo following the Closing (the “GCM PubCo Amended and Restated Charter”) which will, among other things, (a) provide the board of directors of GCM PubCo with the right to cause GCM PubCo to convert into a Delaware public benefit corporation and (b) provide for three classes of common stock, the GCM Class A common stock, which will be issued to the public stockholders of GCM PubCo in connection with the Closing, the GCM Class B common stock, no shares of which will be outstanding following the Closing, and the GCM Class C common stock which will be issued to GCM V in connection with the Closing. For more information about the amendments to the Charter, see section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — GCM PubCo Amended and Restated Charter.”

•        A&R LLLPA.    Following the Closing, GCM PubCo will operate its business through GCM Grosvenor. At the Closing, GCM PubCo, IntermediateCo, and the GCMH LLLP Equityholders will enter into a Fifth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH LLLP (the “A&R LLLPA”), which will set forth, among other things, the rights and obligations of the general partner and the limited partners of GCMH LLLP. For more information about the A&R LLLPA, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R LLLPA.”

•        Amended and Restated Registration Rights Agreement.    At the Closing, GCM PubCo will enter into an amended and restated registration rights agreement with the Sponsor, the GCMH LLLP Equityholders and the PIPE Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, GCM PubCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of GCM PubCo common stock and other equity securities of GCM PubCo that are held by the parties thereto from time to time. For more information about the Registration Rights Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Registration Rights Agreement.”

•        Stockholders’ Agreement.    The Transaction Agreement contemplates that, at the Closing, GCM PubCo will enter into a Stockholders’ Agreement with the GCMH LLLP Equityholders and GCM V, pursuant to which, among other things, (i) GCM V will be granted rights to designate all seven directors for election to the board of directors of GCM PubCo (the “GCM PubCo board”) (and the voting parties will vote in favor of such designees) and (ii) GCM V and the GCMH LLLP Equityholders will agree to vote their voting shares in favor of any recommendations by the GCM PubCo board. Additionally, the Stockholders’ Agreement contains certain restrictions on transfer with respect to lock-up shares held by the GCMH LLLP Equityholders, including a three-year lock-up of such shares in each case, subject to limited exceptions as contemplated thereby (including that the GCMH LLLP Equityholders may each transfer one-third of their lock-up shares during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date and an additional one-third of their lock-up shares during the period beginning on the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date). From and after the Closing, the Stockholders’ Agreement contemplates that, the GCM PubCo board will consist of seven directors with the initial chairperson of the GCM PubCo board being Michael J. Sacks and also contains certain provisions intended to maintain, following the consummation of the Transaction, GCM PubCo’s qualification as a “controlled company” within the meaning of NASDAQ Listing Rule 5615(c) corporate governance requirements. For more information about the Stockholders’ Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement.”

•        Tax Receivable Agreement.    In connection with the Closing, GCM PubCo intends to use a portion of its assets to acquire equity interests of GCMH LLLP both directly from GCMH LLLP and from certain pre-business combination equity holders in GCMH LLLP. GCM PubCo expects to obtain an increase in its share of the tax basis of the assets of GCM Grosvenor in connection with the purchase of equity interests of GCMH LLLP from the pre-business combination equity holders.

In addition, as a result of the transactions undertaken in connection with the business combination, GCM PubCo expects to receive the benefit of existing tax basis in certain intangible assets of GCM Grosvenor. Further, GCM PubCo may obtain an increase in its share of the tax basis of the assets of when a GCMH LLLP Equityholder receives GCM Class A common stock or cash, as applicable, in connection with an exercise of such GCMH LLLP Equityholder’s right to have common units in GCMH LLLP redeemed by GCMH LLLP or, at GCM PubCo’s election, exchanged (which GCM PubCo intends to treat as its direct purchase of common units from such GCMH LLLP Equityholder for U.S. federal income and other applicable tax purposes, regardless of whether such common units are surrendered by a GCMH LLLP Equityholder to GCMH LLLP for redemption or sold upon the exercise of GCM PubCo’s election to have IntermediateCo acquire such common units directly) (such basis increases, together with the basis increases in connection with the purchase of equity interests of GCMH LLLP from certain of the GCMH LLLP Equityholders in connection with the business combination, the “Basis Adjustments”, and together with the tax basis in intangible assets referenced above, the “Basis Assets”). The Basis Assets may have the effect of reducing the amounts that GCM PubCo would otherwise pay in the future to various tax authorities. The Basis Assets may also decrease gains (or increase losses) for tax purposes on future dispositions of certain of GCM Grosvenor’s assets. In connection with the transactions described above, GCM PubCo will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with GCMH LLLP and each of the GCMH LLLP Equityholders that will provide for the payment by GCM PubCo to the TRA Parties (as defined below) of 85% of the amount of certain tax benefits, if any, that GCM PubCo actually realizes, or in some circumstances is deemed to realize, as a result of the various transactions occurring in connection with the Closing or in the future that are described above, including benefits arising from the Basis Assets and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. GCMH LLLP intends to have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including for this purpose the purchase of equity interests of GCMH LLLP from certain pre-business combination equity holders described above) of Grosvenor common units for GCM Class A common stock or cash occurs. The tax benefit payments provided for under the Tax Receivable Agreement are not conditioned upon one or more of the GCMH LLLP Equityholders maintaining a continued ownership interest in GCMH LLLP or its affiliates. The GCMH LLLP Equityholders rights under the Tax Receivable Agreement are generally assignable. For more information about the Tax Receivable Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

•        Unless waived by the parties to the Transaction Agreement, the Closing is subject to a number of conditions set forth in the Transaction Agreement, including, among others, receipt of the requisite stockholder approval of the Transaction Agreement and the business combination as contemplated by this proxy statement/prospectus. For more information about the closing conditions to the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Transaction Agreement — Conditions to Closing of the Business Combination.”

•        The Transaction Agreement may be terminated at any time prior to the Closing upon agreement of the parties thereto, or by CFAC or the GCMH LLLP Equityholders, acting alone, in specified circumstances. For more information about the termination rights under the Transaction Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Termination.”

•        The proposed Transactions involve numerous risks. For more information about these risks, please read “Risk Factors.”

•        Under CFAC’s amended and restated certificate of incorporation, in connection with the business combination, holders of CFAC’s public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with CFAC’s amended and restated certificate of incorporation. As of July 31, 2020, this would have amounted to approximately $10.36 per share. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of CFAC following the completion of the business combination and will not participate in the future growth of GCM PubCo, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to CFAC’s transfer agent at least two business days prior to the special meeting. See the section entitled “Special Meeting of CFAC Stockholders — Redemption Rights.”

•        It is anticipated that, upon completion of the Transactions, GCM PubCo’s ownership will be as follows: (1) CFAC’s public stockholders will own approximately 14.1% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (2) the PIPE Investors will own approximately 10.0% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (3) the Sponsor and the holders of founder shares will own approximately 4.5% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); and (4) GCM V will own approximately 71.4% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class C common stock). In turn, GCM PubCo will indirectly hold approximately 28.6% of the Grosvenor common units and the GCMH LLLP Equityholders will hold approximately 71.4% of the Grosvenor common units. These levels of ownership interest assume (a) that no shares are elected to be redeemed in connection with the business combination. The PIPE Investors have agreed to purchase in the aggregate 19,500,000 shares of GCM Class A common stock, for approximately $195 million of gross proceeds, in the Private Placement. In this proxy statement/prospectus, CFAC assumes that approximately $514 million of the gross proceeds from the Private Placement and funds held in the Trust Account will be used to fund the business combination, the repayment of indebtedness to a net debt level of $43 million under the no redemption scenario and $257 million under the maximum redemption scenario of GCM Grosvenor’s and the payment of certain transaction expenses. The ownership percentage with respect to GCM PubCo (a) does not take into account (1) warrants to purchase GCM Class A common stock that will remain outstanding immediately following the business combination or (2) the issuance of any shares upon completion of the business combination under the 2020 Plan, but (b) does include founder shares, which will automatically convert into shares of GCM Class A common stock on a one-for-one basis upon the consummation of the business combination (such shares of GCM Class A common stock will be subject to transfer restrictions). If the actual facts are different from these assumptions, the above levels of ownership interest will be different.

•        CFAC’s board of directors considered various factors in determining whether to approve the Transaction Agreement and the business combination. For more information about CFAC’s decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — CFAC’s Board of Directors’ Reasons for the Approval of the Business Combination.”

•        In addition to voting on the proposal to approve and adopt the Transaction Agreement and the business combination (the “Business Combination Proposal”) at the special meeting, CFAC’s stockholders will also be asked to vote on:

•        amendments to consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to approve the following material differences between CFAC’s amended and restated certificate of incorporation and bylaws and GCM PubCo’s amended and restated certificate of incorporation and bylaws that will be the certificate of incorporation and bylaws of GCM PubCo following the Merger:

•        an amendment to authorize the change in the authorized capital stock of CFAC from 100,000,000 shares of CFAC Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 preferred shares, par value $0.0001 per share, to 700,000,000 shares GCM Class A common stock, 500,000,000 shares of GCM Class B common stock, 300,000,000 shares of GCM Class C common stock, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of GCM PubCo;

•        an amendment to authorize that holders of shares of GCM Class A common stock will be entitled to cast one vote per share of GCM Class A common stock and holders of shares of GCM Class C common stock will, (1) prior to the Sunset Date, be entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount and (2) from and after the Sunset Date, be entitled to cast one vote per share, as opposed to each share of CFAC Class A common stock and CFAC Class B common stock being entitled to one vote per share on each matter properly submitted to CFAC’s stockholders entitled to vote;

•        an amendment to authorize that certain provisions of the certificate of incorporation of GCM PubCo and certain provisions of the bylaws of GCM PubCo, in each case, will be subject to the Stockholders’ Agreement; and

•        an amendment to authorize all other changes in connection with the replacement of CFAC’s amended and restated certificate of incorporation and bylaws with GCM PubCo’s amended and restated certificate of incorporation and bylaws as part of the Merger (copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively), including (a) changing the corporate name from “CF Finance Acquisition Corp.” to “GCM Grosvenor Inc.,” (b) granting an explicit waiver regarding corporate opportunities to certain “exempted persons” (including each stockholder or director of GCM PubCo or any of its subsidiaries, other than a director that is an officer or employee of GCM PubCo or any of its subsidiaries in his or her capacity as such) and (c) removing certain provisions related to CFAC’s status as a blank check company that will no longer be applicable upon consummation of the business combination, all of which CFAC’s board of directors believes is necessary to adequately address the needs of GCM PubCo after the business combination;

•        an amendment to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Capital Market, the issuance and sale of (a) 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants to the Sponsor, (b) 19,500,000 shares of GCM Class A common stock to third-party the PIPE Investors and (c) a number of shares of GCM Class C common stock to GCM V equal to the GCM V Class C Allocation (the “Nasdaq Proposal”);

•        an amendment to consider and vote upon a proposal to approve and adopt the CF Finance Acquisition Corp. 2020 Incentive Award Plan and material terms thereunder (the “2020 Plan Proposal”). A copy of the 2020 Plan is attached to this proxy statement/prospectus as Annex G; and

•        an amendment to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal, the “Proposals”).

For more information, see the sections entitled “Proposal No. 2 — Organizational Documents Proposal A,” “Proposal No. 3 — Organizational Documents Proposal B,” “Proposal No. 4 — Organizational Documents Proposal C,” “Proposal No. 5 — Organizational Documents Proposal D,” “Proposal No. 6 — The Nasdaq Proposal,” “Proposal No. 7 — The 2020 Plan Proposal” and “Proposal No. 8 — The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
FOR CFAC STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting of stockholders of CF Finance Acquisition Corp. (“CFAC,” “we,” “our” or “us”), including the proposed business combination. The following questions and answers do not include all the information that is important to CFAC stockholders. We urge CFAC stockholders to read carefully this entire proxy statement/prospectus, including the annexes and other documents referred to herein.

Q:     Why am I receiving this proxy statement/prospectus?

A:     CFAC stockholders are being asked to consider and vote upon, among other things, a proposal to (a) approve and adopt the Transaction Agreement, dated as of August 2, 2020 (as the same may be amended, the “Transaction Agreement”), by and among CFAC, IntermediateCo, the Sponsor, GCMH LLLP, the GCMH LLLP Equityholders, GCMH GP, GCM V and GCM PubCo, pursuant to which, among other transactions, CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving corporation (the “Merger”), and (b) approve such Merger and the other transactions contemplated by the Transaction Agreement (the “business combination” and such proposal, the “Business Combination Proposal”).

A copy of the Transaction Agreement is attached to this proxy statement/prospectus as Annex A. This proxy statement/prospectus and its annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its annexes.

Q:     What is being voted on at the special meeting?

A:     Below are the proposals on which CFAC stockholders will vote at the special meeting.

1.      The Business Combination Proposal — To approve and adopt the Transaction Agreement and approve the business combination.

2.      Organizational Documents Proposal A — To authorize the change in the authorized capital stock of CFAC from 100,000,000 shares of CFAC Class A common stock, 10,000,000 shares of CFAC Class B common stock, and 1,000,000 preferred shares, par value $0.0001 per share, to 700,000,000 shares GCM Class A common stock, 500,000,000 shares of GCM Class B common stock, 300,000,000 shares of GCM Class C common stock, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of GCM PubCo. A copy of the GCM PubCo Amended and Restated Charter is attached to this proxy statement/prospectus as Annex C.

3.      Organizational Documents Proposal B — To authorize that holders of shares of GCM Class A common stock will be entitled to cast one vote per share of GCM Class A common stock and holders of shares of GCM Class C common stock will, (1) prior to the Sunset Date, be entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount and (2) from and after the Sunset Date, be entitled to cast one vote per share, as opposed to each share of CFAC Class A common stock and CFAC Class B common stock being entitled to one vote per share on each matter properly submitted to CFAC’s stockholders entitled to vote. A copy of the GCM PubCo Amended and Restated Charter is attached to this proxy statement/prospectus as Annex C.

4.      Organizational Documents Proposal C — To authorize that certain provisions of the certificate of incorporation of GCM PubCo and certain provisions of the bylaws of GCM PubCo, in each case, will be subject to the Stockholders’ Agreement. A copy of the GCM PubCo Amended and Restated Charter is attached to this proxy statement/prospectus as Annex C.

5.      Organizational Documents Proposal D — To authorize all other changes in connection with the replacement of CFAC’s amended and restated certificate of incorporation and bylaws with the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws as part of the Merger (copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively), including (a) changing the corporate name from “CF Finance Acquisition Corp.” to “GCM Grosvenor Inc.,” (b) granting an explicit waiver regarding corporate opportunities to certain “exempted persons” (including each stockholder or director of GCM PubCo or any of its subsidiaries, other than a director that is an officer or employee of GCM PubCo or any of its subsidiaries in his or her capacity as such) and (c) removing certain provisions related to CFAC’s status as a blank check company that will no longer be applicable upon consummation of the business combination, all of which CFAC’s board of directors believes is necessary to adequately address the needs of GCM PubCo after the business combination. A copy of the GCM PubCo Amended and Restated Charter is attached to this proxy statement/prospectus as Annex C.

6.      The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Capital Market, the issuance and sale of (a) 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants to the Sponsor, (b) 19,500,000 shares of GCM Class A common stock to certain third-party investors and (c) a number of shares of GCM Class C common stock to GCM V equal to the GCM V Class C Allocation (the “Nasdaq Proposal”).

7.      The 2020 Plan Proposal — To consider and vote upon a proposal to approve and adopt the CF Finance Acquisition Corp. 2020 Incentive Award Plan and material terms thereunder (the “2020 Plan Proposal”). A copy of the 2020 Plan is attached to this proxy statement/prospectus as Annex G.

8.      The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal, the “Proposals”).

Q:     Are the proposals conditioned on one another?

A:     Yes. The Closing is conditioned on the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

Q:     Why is CFAC providing stockholders with the opportunity to vote on the business combination?

A:     Under CFAC’s amended and restated certificate of incorporation, CFAC must provide all holders of shares of CFAC Class A common stock with the opportunity to redeem their public shares upon the consummation of an initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, CFAC has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, CFAC is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their public shares in connection with the Closing. The approval of CFAC’s stockholders of the Business Combination Proposal is also a condition to closing in the Transaction Agreement.

Q:     What will happen in the business combination?

A:     On August 2, 2020, CFAC, IntermediateCo, the Sponsor, GCMH LLLP, the GCMH LLLP Equityholders, GCMH GP, GCM V and GCM PubCo entered into the Transaction Agreement, pursuant to which: (a) CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving entity in the Merger and, upon the Effective Time, each share of CFAC common stock will be converted into one share of GCM Class A common stock; (b) the PIPE Investors have agreed to purchase 19,500,000 shares of GCM Class A common stock in the Private Placement immediately following the Effective Time; (c) the Sponsor has agreed to purchase 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants for an aggregate price equal to $30,000,000 in the Sponsor Subscription immediately following the Effective Time; (d) the Sponsor shall cause to be terminated, forfeited and cancelled, for no consideration 2,351,534 shares of GCM Class A common stock and 150,000 GCM PubCo private placement warrants held by the Sponsor immediately following the Effective Time in the Sponsor Cancellations; (e) GCM PubCo will issue 900,000 GCM PubCo private placement warrants to Grosvenor Holdings immediately following the Effective Time in the Grosvenor Warrant Issuance; (f) Grosvenor Holdings will assign, and IntermediateCo will assume, all right, title and interest in and to the Option Agreement in exchange for the Option Consideration in the Option Conveyance immediately following the Effective Time; (g) immediately following the Option Conveyance, IntermediateCo will consummate the exercise of the Options (as defined in the Option Agreement) to purchase all of the GCM Class B-2 common units then held by all of the Investors (as defined in the Option Agreement) in the Option Exercise; (h) immediately following the Option Exercise, Grosvenor Holdings shall have the right to require IntermediateCo to purchase a number of its GCM Class B-1 common units of GCMH LLLP for a purchase price per unit equal to the Class B-1 Unit Price in the Grosvenor Class B-1 Sale; (i) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and immediately prior to the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH GP shall sell all of the outstanding equity interests of GCMH LLLP then held by GCMH GP, including the general partnership and limited partnership interests, to IntermediateCo for the GCMH Consideration, and Grosvenor Holdings shall sell all of the outstanding equity interests of GCM LLC to IntermediateCo for the GCM Consideration in the GCM Transfers; (j) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and the GCM Transfers, GCMH LLLP will be redomiciled as a limited liability limited partnership in the State of Delaware and the Fourth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH LLLP shall be amended and restated in the Grosvenor Redomicile and LLLPA Amendment; (k) immediately following the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH LLLP shall issue to IntermediateCo the GCM PubCo Matching Grosvenor common units and the GCM PubCo Matching Grosvenor warrants, in each case in exchange for the IntermediateCo Contribution Amount in the IntermediateCo Contribution and Issuance; and (l) immediately following the effectiveness of the Grosvenor Domicile and LLLPA Amendment, GCM PubCo shall issue shares of GCM Class C common stock to GCM V in the Class C Issuance.

A copy of the Transaction Agreement is attached to this proxy statement/prospectus as Annex A. For more information about the Transaction Agreement and the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

Q:     What is the relationship between CFAC, the Sponsor, Cantor and the PIPE Investors?

A:     The Sponsor holds 7,054,603 shares of CFAC Class B common stock (with the remaining 10,000 held by an independent director of CFAC) and holds 600,000 private placement units of CFAC that were issued in a private placement, which consist of (i) an aggregate of 600,000 shares of CFAC Class A common stock, and (ii) warrants to purchase an additional 450,000 shares of CFAC Class A common stock at $11.50 per share. CFAC was organized by the Sponsor with the intention to capitalize on the Cantor platform to identity, acquire and help build a company in an industry that complements the industry and expertise of its management team. The Sponsor is wholly owned by Cantor.

     M. Klein Associates, Inc. (“M. Klein”) is a PIPE Investor and has agreed to purchase 1,000,000 shares of GCM Class A common stock at $10.00 per share pursuant to its Subscription Agreement with CFAC. In addition, The Klein Group, LLC (“The Klein Group”), an affiliate of M. Klein acted as financial advisor to CFAC in connection with the proposed business combination, and The Klein Group will receive a $5 million fee for its services. M. Klein has also entered into an agreement with the Sponsor and CFAC providing for, among other things, M. Klein’s purchase from Sponsor immediately following the Closing of 50% of the Sponsor’s remaining founder shares after giving effect to the Transactions (including the cancellation of 2,351,534 shares of GCM Class A common stock), in exchange for an amount equal to (a) the cost that the Sponsor paid for such shares plus (b) the cost of certain of the Sponsor’s expenses, which shares shall be subject to substantially the same lock-up restrictions as those affecting the Sponsor’s lock-up shares. The other PIPE Investors have institutional trading relationships with Cantor Fitzgerald & Co. but are not affiliates of CFAC, the Sponsor, Cantor or Cantor Fitzgerald & Co.

Q:     What conditions must be satisfied to complete the business combination?

A:     There are a number of closing conditions in the Transaction Agreement, including the approval by CFAC’s stockholders of the Business Combination Proposal, the Organizational Documents Proposals and the Nasdaq Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Transaction Agreement — Conditions to Closing of the Business Combination.”

Q:     How will GCM PubCo be managed and governed following the business combination?

The business and affairs of GCM PubCo will be managed under the direction of its board of directors. Following the Closing, GCM PubCo’s board will be chaired by Michael Sacks and include Jonathan Levin, President of GCM Grosvenor, and five additional directors, at least three of whom will be independent. Subject to the terms of the Stockholders’ Agreement and the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws, the number of directors will be fixed by GCM PubCo’s board of directors. Please see the section entitled “Officers and Directors of GCM PubCo Upon Consummation of the Business Combination” for the names, ages and positions of each of the individuals who will serve as directors and officers of GCM PubCo following the business combination.

Q:     Will CFAC obtain new financing in connection with the business combination?

A:     CFAC entered into the Subscription Agreements with the PIPE Investors, pursuant to which, subject to the consummation of the business combination, the PIPE Investors have agreed to purchase, in the aggregate, 19,500,000 shares of GCM Class A common stock at $10.00 per share for an aggregate commitment amount of $195,000,000. The closings under the Subscription Agreements will occur after the Effective Time and substantially concurrently with the closing of the business combination. For more information about the Subscription Agreements, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — PIPE Subscription Agreements.”

     In addition, in accordance with the Forward Purchase Agreement, the Sponsor has agreed, subject to CFAC’s consummation of a business combination with GCM PubCo and its affiliates, to purchase 1,500,000 GCM PubCo private placement warrants and 3,500,000 shares of GCM Class A common stock in exchange for an aggregate purchase price equal to $30,000,000. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — CF Forward Purchase Agreement.”

Q:     What equity stake will current CFAC stockholders, the PIPE Investors, the holders of the founder shares and GCM V hold in GCM PubCo following the consummation of the Transactions?

A:     It is anticipated that, upon completion of the Transactions, GCM PubCo’s ownership of will be as follows: (1) CFAC’s public stockholders will own approximately 14.1% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (2) the PIPE Investors will own approximately 10.0% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (3) the Sponsor and the holders of founder shares will own approximately 4.5% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); and (4) GCM V will own approximately 71.4% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class C common stock). In turn, GCM PubCo will indirectly hold approximately 28.6% of the Grosvenor common units and the GCMH LLLP Equityholders will hold approximately 71.4% of the Grosvenor common units. These levels of ownership interest assume that no shares are elected to be redeemed in connection with the business combination. The PIPE Investors have agreed to purchase in the aggregate 19,500,000 shares of GCM Class A common stock, for approximately $195 million of gross proceeds, in the Private Placement. In this proxy statement/prospectus, we assume that approximately $514 million of the gross proceeds from the Private Placement and funds held in the Trust Account will be used to fund the business combination, the repayment of indebtedness to a net debt level of $43 million under the no redemption scenario and $257 million under the maximum redemption scenario of GCM Grosvenor’s and the payment of certain transaction expenses. The ownership percentage with respect to GCM PubCo (a) does not take into account (1) warrants to purchase GCM Class A common stock that will remain outstanding immediately following the business combination or (2) the issuance of any shares upon completion of the business combination under the 2020 Plan, but (b) does include founder shares, which will automatically convert into shares of GCM Class

A common stock on a one-for-one basis upon the consummation of the business combination (such shares of GCM Class A common stock will be subject to transfer restrictions). If the actual facts are different from these assumptions, the above levels of ownership interest will be different.

Please see the section entitled “Summary of the Proxy Statement/Prospectus — Impact of the Business Combination on GCM PubCo’s Public Float” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for further information.

Q:     Why is CFAC proposing the adoption of the GCM PubCo Amended and Restated Bylaws and GCM PubCo Amended and Restated Charter as the organizational documents of GCM PubCo following the Merger as set forth in the Organizational Documents Proposals?

A:     CFAC is asking its stockholders to approve the following material differences between CFAC’s amended and restated certificate of incorporation and bylaws and the GCM PubCo Amended and Restated Bylaws and GCM PubCo Amended and Restated Charter, which will be the certificate of incorporation and bylaws of GCM PubCo following the Merger: (1) an amendment to authorize the change in the authorized capital stock of CFAC from 100,000,000 shares of CFAC Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 preferred shares, par value $0.0001 per share, to 700,000,000 shares GCM Class A common stock, 500,000,000 shares of GCM Class B common stock, 300,000,000 shares of GCM Class C common stock, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of GCM PubCo; (2) an amendment to authorize that holders of shares of GCM Class A common stock will be entitled to cast one vote per share of GCM Class A common stock and holders of shares of GCM Class C common stock will, (1) prior to the Sunset Date, be entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount and (2) from and after the Sunset Date, be entitled to cast one vote per share, as opposed to each share of CFAC Class A common stock and CFAC Class B common stock being entitled to one vote per share on each matter properly submitted to CFAC’s stockholders entitled to vote; (3) an amendment to authorize that certain provisions of the certificate of incorporation of GCM PubCo and certain provisions of the bylaws of GCM PubCo, in each case, will be subject to the Stockholders’ Agreement; and (4) an amendment to authorize all other changes in connection with the replacement of CFAC’s amended and restated certificate of incorporation and bylaws with GCM PubCo’s amended and restated certificate of incorporation and bylaws as part of the Merger (copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively), including (a) changing the corporate name from “CF Finance Acquisition Corp.” to “GCM Grosvenor Inc.,” (b) granting an explicit waiver regarding corporate opportunities to certain “exempted persons” (including each stockholder or director of GCM PubCo or any of its subsidiaries, other than a director that is an officer or employee of GCM PubCo or any of its subsidiaries in his or her capacity as such) and (c) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the business combination, all of which CFAC’s board of directors believes is necessary to adequately address the needs of GCM PubCo after the business combination.

See the sections entitled “Proposal No. 2 — Organizational Documents Proposal A,” “Proposal No. 3 — Organizational Documents Proposal B,” “Proposal No. 4 — Organizational Documents Proposal C” and “Proposal No. 5 — Organizational Documents Proposal D” for additional information.

Q:     Why is CFAC proposing the Nasdaq Proposal?

A:     CFAC is proposing the Nasdaq Proposal in order to comply with Nasdaq listing rules, which require stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities or the issuance of stock or securities to any director, officer or “Substantial Shareholder”. In connection with the Transactions, we are seeking stockholder approval for the issuance of (subject to customary terms and conditions, including the Closing): (a) 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants to the Sponsor, (b) 19,500,000 shares of GCM Class A common stock to the PIPE Investors third-party in a private placement simultaneously with the closing of the IPO and (c) a number of shares of GCM Class C common stock to GCM V equal to the GCM V Class C Allocation. Because the number of securities that GCM PubCo will issue to the PIPE Investors in connection with the Transactions is equal to 20% or more of CFAC’s outstanding voting power and outstanding common stock in connection with the Transactions and will issue stock or securities to a “Substantial Shareholder” in excess of amounts that may be issued without stockholder approval, it is required to obtain stockholder approval of such issuances pursuant to Nasdaq listing rules. Stockholder approval of the Nasdaq Proposal is also a condition to closing in the Transaction Agreement. See the section entitled “Proposal No. 6 — The Nasdaq Proposal” for additional information

Q:     What happens if I sell my shares of CFAC Class A common stock before the special meeting?

A:     The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of CFAC Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of CFAC Class A common stock because you will no longer be able to deliver them for cancellation upon the Closing in accordance with the provisions described herein. If you transfer your shares of CFAC Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in the Trust Account.

Q:     What vote is required to approve the Proposals presented at the special meeting?

A:     Approval of the the Nasdaq Proposal, the 2020 Plan Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of the majority of the outstanding shares of CFAC Class A common stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Approval of the Business Combination Proposal and the Organizational Documents Proposals requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock entitled to vote thereon at the special meeting, voting as a single class.

Q:     May the Sponsor or CFAC’s directors, officers, or advisors or their respective affiliates purchase shares in connection with the business combination?

A:     In connection with the stockholder vote to approve the proposed business combination, the Sponsor and CFAC’s directors, officers, and advisors and their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of the Sponsor or CFAC’s directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of CFAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor or CFAC’s directors, officers or advisors or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per share pro rata portion of the Trust Account.

Q:     How many votes do I have at the special meeting?

A:     CFAC’s stockholders are entitled to one vote at the special meeting for each share of CFAC Class A common stock or CFAC Class B common stock held of record as of             , 2020, the record date for the special meeting. As of the close of business on the record date, there were a combined              outstanding shares of CFAC Class A common stock and CFAC Class B common stock.

Q:     What constitutes a quorum at the special meeting?

A:     Holders of a majority in voting power of CFAC Class A common stock or CFAC Class B common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the special meeting. As of the record date for the special meeting,              shares of CFAC Class A common stock and CFAC Class B common stock, in the aggregate, would be required to achieve a quorum.

Q:     How will the Sponsor and CFAC’s directors and officers vote?

A:     In connection with the IPO, CFAC entered into an agreement with the Sponsor and each of CFAC’s directors and officers, pursuant to which each agreed to vote any shares of CFAC Class A common stock and CFAC Class B common stock owned by them in favor of the Business Combination Proposal. Currently, the Sponsor and CFAC’s directors and officers own approximately 21.7% of CFAC’s issued and outstanding shares of CFAC Class A common stock and CFAC Class B common stock, in the aggregate, including all of the founder shares.

Q:     What interests do the current officers and directors have in the business combination?

A:     In considering the recommendation of CFAC’s board of directors to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, the Sponsor and certain of CFAC’s directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. CFAC’s directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•        the fact that the Sponsor holds 600,000 private placement units and such securities will be worthless if CFAC fails to consummate a business combination;

•        the fact that the Sponsor and CFAC’s officers and directors have agreed not to redeem any of the founder shares or shares of CFAC Class A common stock (including private placement shares) held by them in connection with a stockholder vote to approve the business combination;

•        the fact that the Sponsor paid an aggregate of $50,383 for its founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $              , based on the closing price of CFAC Class A common stock on             , 2020;

•        the obligation of the Sponsor to purchase an aggregate of 1,500,000 GCM PubCo private placement warrants and 3,500,000 shares of GCM Class A common stock for an aggregate purchase price of $30,000,000 in a private placement to close concurrently with the business combination;

•        the fact that upon completion of the business combination, an aggregate amount of approximately $17.7 million in advisory fees and placement agent fees will be payable to Cantor Fitzgerald & Co., an affiliate of CFAC and the Sponsor. Additionally, Howard W. Lutnick, CFAC’s Chairman and Chief Executive Officer, serves as Chairman and Chief Executive Officer of Cantor Fitzgerald, L.P., an affiliate of us, Cantor Fitzgerald & Co. and the Sponsor, Anshu Jain, CFAC’s President, serves as President of Cantor Fitzgerald, L.P., Paul Pion, CFAC’s Chief Financial Officer and director, serves as U.S. Chief Administrative Officer and Senior Managing Director of Cantor Fitzgerald & Co., and Stephen M. Merkel, CFAC’s Executive Vice President, General Counsel and Secretary, serves as Executive Managing Director, General Counsel and Secretary of Cantor Fitzgerald, L.P. and Cantor Fitzgerald & Co.;

•        if the Trust Account is liquidated, including in the event CFAC is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify CFAC to ensure that the proceeds in the Trust Account are not reduced below $10.10 per share originally sold as part of the units issued in the IPO (the “public shares”), or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which CFAC has entered into an acquisition agreement or claims of any third-party for services rendered or products sold to CFAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the fact that one of CFAC’s independent directors owns 10,000 founder shares that were transferred by the Sponsor at no cost, which if unrestricted and freely tradeable would be valued at approximately $          , based on the closing price of CFAC Class A common stock on            , 2020;

•        the fact that the Sponsor and CFAC’s officers and directors will lose their entire investment in CFAC, including loans in the aggregate amount of approximately $5.8 million as of August 6, 2020, if an initial business combination is not completed;

•        the fact that CFAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the business combination and pursuant to the Transaction Agreement; and

•        that GCM PubCo will enter into an amended and restated registration rights agreement with the Sponsor, the GCMH LLLP Equityholders and the PIPE Investors, which provides for registration rights to such parties.

Q:     What happens if I vote against the Business Combination Proposal?

A:     Under CFAC’s amended and restated certificate of incorporation, if the Business Combination Proposal is not approved and CFAC does not otherwise consummate an alternative business combination by September 17, 2020, unless further extended, CFAC will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to CFAC’s public stockholders.

Q:     Do I have redemption rights?

A:     If you are a holder of public shares, you may elect to have your public shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two (2) business days prior to the Closing, including interest not previously released to CFAC to pay its franchise and income taxes, by (b) the total number of shares of CFAC Class A common stock included as part of the units sold in the IPO; provided that CFAC will not redeem any public shares to the extent that such redemption would result in CFAC having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the public shares (the “20% threshold”). Unlike some other blank check companies, other than the net tangible asset requirement and the 20% threshold described above, CFAC has no specified maximum redemption threshold and there is no other limit on the amount of public shares that you can redeem. Holders of CFAC’s outstanding public warrants do not have redemption rights in connection with the business combination. The Sponsor and CFAC’s directors and officers have agreed to waive their redemption rights with respect to any shares of CFAC’s capital stock they may hold in connection with the Closing, and the founder shares and shares of CFAC Class A common stock underlying the 600,000 private placement units held by the Sponsor will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of July 31, 2020 of approximately $286.6 million, the estimated per share redemption price would have been approximately $10.36. Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of franchise and income taxes payable) in connection with the liquidation of the Trust Account or if we subsequently complete a different business combination on or prior to September 17, 2020, as may be further extended.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether you vote your shares of CFAC Class A common stock for or against or abstain from voting on the Business Combination Proposal or any other proposal described in this proxy statement/prospectus. As a result, the business combination can be approved by stockholders who will redeem their shares and no longer remain stockholders.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must (i) if you hold your shares of CFAC Class A common stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares, (ii) check the box on the enclosed proxy card marked “Shareholder Certification,” and (iii) prior to 5:00 p.m., Eastern Daylight time, on             , 2020

(two (2) business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, CFAC’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of CFAC Class A common stock or CFAC Class B common stock. Notwithstanding the foregoing, a public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her or its shares or, if part of such a group, the group’s shares, in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is CFAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, CFAC does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Holders of outstanding units of CFAC must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using the Depository Trust Company’s (the “DTC”) DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with CFAC’s consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting CFAC’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     The tax consequences of an exercise of the redemption rights will depend on your particular facts and circumstances. See the section entitled “Proposal No. 1 — Approval of the Business Combination — Certain United States Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:     What are the U.S. federal income tax consequences of the business combination?

A:     The Merger should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance directly on point as to how the provisions of Section 368(a) of the Code apply in the case of a corporation with no active business and only investment-type assets, such as CFAC, this result is subject to some uncertainty. If the Merger qualifies as a reorganization within the meaning of Section 368(a), a U.S. Holder of CFAC’s public shares and public warrants will not recognize any gain or loss as a result of the Merger. See the section entitled “Proposal No. 1 — Approval of the Business Combination — Certain United States Federal Income Tax Considerations.” CFAC urges you to consult your tax advisors regarding the tax consequences of the business combination.

Q:     If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:     No. The holders of CFAC’s warrants have no redemption rights with respect to such warrants.

Q:     Do I have appraisal rights if I object to the proposed business combination?

A:     No. There are no appraisal rights available to holders of CFAC Class A common stock or CFAC Class B common stock in connection with the business combination.

Q:     What happens to the funds deposited in the Trust Account after the Closing?

A:     If the Business Combination Proposal is approved, CFAC intends to use a portion of the funds held in the Trust Account to pay (i) a portion of CFAC’s aggregate costs, fees and expenses in connection with the consummation of the Transactions, (ii) tax obligations and advisory fees and (iii) for any redemptions of public shares. The remaining balance in the Trust Account, together with proceeds received from the Private Placement, will be used to repurchase equity interests from certain of GCM Grosvenor’s current equityholders pursuant to the Option Agreement, and to repay a portion of GCM Grosvenor’s outstanding debt. See the section entitled “Proposal No. 1 — The Business Combination Proposal” for additional information.

Q:     What happens if the business combination is not consummated or is terminated?

A:     There are certain circumstances under which the Transaction Agreement may be terminated. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Transaction Agreement — Termination” for additional information regarding the parties’ specific termination rights. In accordance with CFAC’s existing amended and restated certificate of incorporation, if an initial business combination is not consummated by September 17, 2020, unless extended, CFAC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest net of taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders as stockholders of CFAC (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and CFAC’s board of directors, in accordance with applicable law, dissolve and liquidate, subject in each case to CFAC’s obligations under the Delaware General Corporation Law (the “DGCL”) to provide for claims of creditors and other requirements of applicable law.

CFAC expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the business combination, subject in each case to CFAC’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of the founder shares have waived any right to any liquidating distributions with respect to those shares.

In the event of liquidation, there will be no distribution with respect to CFAC’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:     When is the business combination expected to be consummated?

A:     It is currently anticipated that the business combination will be consummated promptly following the special meeting of CFAC stockholders to be held on             , 2020; provided that all the requisite stockholder approvals are obtained and other conditions to the Closing have been satisfied or waived. For a description of the conditions for the completion of the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Transaction Agreement — Conditions to Closing of the Business Combination.”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including “Risk Factors” and the annexes, and to consider how the business combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     How do I vote?

A:     If you were a holder of record of CFAC Class A common stock or CFAC Class B common stock on             , 2020, the record date for the special meeting of CFAC stockholders, you may vote with respect to the proposals in person at the special meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:     What will happen if I abstain from voting or fail to vote at the special meeting?

A:     At the special meeting, CFAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the Nasdaq Proposal, the 2020 Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Business Combination Proposal and each of the Organizational Documents Proposals.

Q:     What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by CFAC without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders.

Q:     If I am not going to attend the special meeting in person, should I submit my proxy card instead?

A:     Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. CFAC believes the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     May I change my vote after I have submitted my executed proxy card?

A:     Yes. You may change your vote by sending a later-dated, signed proxy card to CFAC’s secretary at the address listed below so that it is received by CFAC’s secretary prior to the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to CFAC’s secretary, which must be received prior to the special meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact CFAC’s Secretary at CFFinance@cantor.com.

You may also contact CFAC’s proxy solicitor at:

Telephone:

(banks and brokers call collect at               )

Email:

To obtain timely delivery, CFAC’s stockholders must request the materials no later than five (5) business days prior to the special meeting.

You may also obtain additional information about CFAC from documents filed with the United States Securities and Exchange Commission (the “SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to CFAC’s transfer agent at least two business days prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     CFAC will pay the cost of soliciting proxies for the special meeting. CFAC has engaged                  (“                ”), to assist in the solicitation of proxies for the special meeting. CFAC has agreed to pay                  a fee of $                , plus disbursements. CFAC will reimburse                      for reasonable out-of-pocket expenses and will indemnify                  and its affiliates against certain claims, liabilities, losses, damages and expenses. CFAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of CFAC Class A common stock and CFAC Class B common stock for their expenses in forwarding soliciting materials to beneficial owners of CFAC Class A common stock and CFAC Class B common stock and in obtaining voting instructions from those owners. CFAC’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the business combination and the proposals to be considered at the special meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section entitled “Where You Can Find More Information.”

Parties to the Business Combination

CF Finance Acquisition Corp.

CF Finance Acquisition Corp. is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Upon the Closing, CFAC will merge with and into GCM PubCo, with GCM PubCo continuing as the surviving entity.

CFAC Class A common stock, CFAC’s warrants and CFAC’s units, consisting of one share of CFAC Class A common stock and three-quarters of one public warrant, are traded on Nasdaq under the ticker symbols “CFFA,” “CFFAW” and “CFFAU,” respectively. GCM PubCo will apply for listing, to be effective at the Closing, of its shares of Class A common stock and warrants on Nasdaq under the symbols “GCMG” and “GCMGW,” respectively. GCM PubCo will not have units traded following the Closing.

The mailing address of CFAC’s principal executive office is 110 East 59th Street, New York, New York, 10022.

For more information about CFAC, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CFAC” and “Other Information Related to CFAC.”

GCM Grosvenor

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of GCM Grosvenor prior to the Closing, which will be the business of GCM PubCo and its subsidiaries following the Closing.

Our Company

Throughout our nearly 50-year history, we have been a leading independent, open-architecture alternative asset management solutions provider across all major alternative investment strategies. As of March 31, 2020, we had $57 billion in assets under management (“AUM”) (which amount includes absolute return strategies AUM as of June 30, 2020 instead of March 31, 2020). We collaborate with our clients to construct investment portfolios across multiple investment strategies in the public and private markets, customized to meet their specific objectives. We also offer specialized funds that are developed to meet broad market demands for strategies and risk-return objectives and span the alternatives investing universe. Our clients are principally large, sophisticated, global institutional investors who rely on our investment expertise and differentiated investment access to navigate the alternatives market. As one of the pioneers of customized separate account solutions, we are equipped to provide investment services to institutional clients with different needs, internal resources and investment objectives. As of June 30, 2020, we had 485 employees, including 162 investment professionals, operating in seven offices throughout the United States and in London, Hong Kong, Seoul and Tokyo. For the twelve-month period ended March 31, 2020, our total management fees were $314 million, total fees attributable to us were $350 million, our net income was $19 million and our adjusted net income was $86 million.

We believe our history, experience, expertise, scale and culture across the full range of alternative investment strategies and our flexible implementation approach are key differentiators and position us well to provide a strong value proposition for clients.

Broad and Deep Investment Capabilities

Note: AUM as of March 31, 2020, except for absolute return strategies, for which AUM is as of June 30, 2020.

We operate at scale across a range of private markets and absolute return strategies. Private markets and absolute return strategies are primarily defined by the liquidity of the underlying securities purchased, the length of the client commitment, and the form and timing of incentive compensation. We offer the following private markets and absolute return investment strategies:

•        Private Equity. We are a recognized industry leader in private equity investing with capabilities spanning investment types, investment strategies and manager relationships. As of March 31, 2020, we managed $21.3 billion of AUM in private equity strategies.

•        Infrastructure. We have a more than 17 year track record of investing across the infrastructure landscape. Over this time, we have gained deep transaction experience across geographies, sectors and implementation methodologies. As of March 31, 2020, we managed $5.6 billion of AUM in infrastructure strategies.

•        Real Estate. We manage real estate investments through a flexible investment platform to provide differentiated exposure to opportunistic real estate investments, primarily in North America. As of March 31, 2020, we managed $3.4 billion of AUM in real estate strategies.

•        Alternative Credit. We are a leader in alternative credit with over 30 years of investing experience and investments covering the liquidity spectrum across structured credit, corporate credit, distressed, direct lending, and real assets. As of March 31, 2020, we managed $11.9 billion of AUM in alternative credit strategies.

•        Absolute Return Strategies. We established our first advisory relationship in absolute return strategies in 1994 and have been building and managing customized absolute return strategies portfolios on behalf of institutional clients since 1996. As of June 30, 2020, we managed $23.4 billion of AUM in our absolute return strategies.

Open Architecture Investing Platform

Within these investment strategies, we make primary investments in funds managed by third-party managers, which we refer to as primary fund investments; we acquire secondary stakes in such funds, which we refer to as secondaries; we co-invest alongside such primary fund managers, which we refer to as co-investments; and we invest directly into operating businesses and operating assets, which we refer to as direct investing. A number of our clients utilize multiple strategies and approaches.

Quality Client Base, Global Footprint

Our client base is highly institutional, with over 500 institutional clients as of March 31, 2020, and is broadly diversified by type, size, geography, and revenue. Our clients include some of the world’s largest pension funds, sovereign wealth entities, corporations, financial institutions, family offices and high-net-worth and mass affluent individuals. Our 25 largest clients by AUM have been with us for an average of over 12 years and 84% of these clients have expanded their investment relationship with us over the last three years. Additionally, as of March 31, 2020, 36% of our top 50 clients by AUM worked with us in multiple investment strategies (i.e., private equity, infrastructure, real estate, alternative credit and absolute return strategies).

Note: AUM as of March 31, 2020, except for absolute return strategies, for which AUM is as of June 30, 2020.

We have developed our footprint globally and across all investor types over many years, which we believe provides us with the opportunity to continue to benefit from the ongoing global growth of the alternative asset management industry. With four offices outside of the United States, we cover all regions that offer meaningful investable capital and investment opportunities in the alternatives industry. We serve clients from over 15 countries and have deployed capital in over 100 countries across a wide range of investment strategies.

Flexible Client Implementation Model

We offer services to clients in two broad categories:

•        Customized separate accounts.    We construct customized portfolios to meet our clients’ specific objectives with regards to asset classes, implementation types, return, risk tolerance, diversification, liquidity and other factors. Generally available for commitments of $100 million or more, customized separate accounts comprised $44 billion of our AUM as of March 31, 2020 (which amount includes absolute return strategies AUM as of June 30, 2020 instead of March 31, 2020). For many of our largest clients, we also provide value-add ancillary services, including fund administration, portfolio risk management and research access.

•        Specialized funds.    We organize, invest and manage specialized primary, secondary and direct/co-investment and multi-asset class funds across both private markets and absolute return strategies. Since 2015, we have increased our focus on building our offering of specialized funds particularly within private market strategies to leverage our existing investment capabilities and expand our investor footprint. Our product offerings have grown steadily since focusing in this area. Our specialized funds comprised $13 billion of our AUM as of March 31, 2020.

Note: AUM as of March 31, 2020 for private markets strategies and as of June 30, 2020 for absolute return strategies.

Scalable and Predictable Business Model

Our business model is highly scalable and predictable with two primary fee streams: management fees and incentive fees. Approximately 90% of the total fees attributable to us in the last three years has come from management fees. We have experienced steady growth in the fee-paying AUM (“FPAUM”) that drives our management fees; as of March 31, 2020, we had $47.8 billion in FPAUM. As of March 31, 2020, we also had an additional approximately $5.4 billion of contracted capital that has not yet started charging fees but which we expect will in the future, bolstering our potential FPAUM growth over the next several years. We also had approximately $12.7 billion of annual performance fee-eligible AUM as of June 30, 2020, which we believe will provide further upside to our revenue stream in the future.

We believe our business model has the following valuable attributes, which create an attractive financial profile:

•        High management fee centricity.    For the twelve months ended March 31, 2020, approximately 90% of the total fees attributable to us came from management fees.

•        Highly stable fee base.    As of March 31, 2020, more than 65% of our AUM in private markets strategies had a remaining tenor of seven years or more. Additionally, across our customized separate accounts, capital raised from existing clients was more than 50% of the total capital raised over the past three years.

•        Significant earnings opportunity from incentive fees.    We believe our incentive fees from both private markets and absolute return strategies have the opportunity to increase significantly in the future due to the amount of assets able to earn incentive fees and recent fundraising success.

•        Embedded operating leverage.    We have made significant investments in our platform infrastructure by building out our investment teams across investment strategies and geographies, which we believe positions us well for continued margin expansion. As of June 30, 2020, we had 162 investment professionals, up from 137 as of December 31, 2017.

Differentiated Capabilities

Middle Market/Small and Emerging Capabilities

We have a particular focus on middle market and small and emerging investment activities where we believe we can provide differentiated investment capabilities and add the most value for our clients. As institutional investors seek new sources of return, they are increasingly recognizing the benefits of diversified investment portfolios that incorporate investment opportunities of all sizes. For the past 30 years, we have developed specific expertise in funding and supporting middle market and small and emerging managers as part of our broad investment activity across alternative investments. Since our first investment in 1989, we have committed more than $17 billion to small and emerging managers across both private markets and absolute return strategies. We believe small, emerging and diverse managers present opportunity for better risk/return profiles, lower competition and differentiated underwriting.

ESG and Impact Capabilities

Responsible investing is a core value, which we embrace at every level of our organization. Through our investments, we incorporate environmental, social and governance (“ESG”) considerations into our business management, analysis, due diligence, and portfolio construction. We view ESG issues as key elements of investment return, volatility and risk mitigation, and believe the appropriate consideration of such issues is an important aspect of our fiduciary responsibility to our clients. Since the firm’s inception, we have committed and invested over $15 billion in ESG- and impact-related themes. We have an A+ rating from the Principles for Responsible Investment (“PRI”) for our approach to strategy and governance, and an A+ rating for our integration of ESG factors in private equity manager selection, approval, and monitoring. Entities affiliated with GCM Grosvenor have been a signatory to the PRI since June 2012. On the operating side, we actively consider and respond to ESG risks and opportunities within our firm, including assessing the environmental impact of our activities, managing relationships with all of our stakeholders and monitoring factors such as firm leadership, executive pay, internal controls and shareholder rights.

Our Culture and Our People

We recognize that our chief asset is our people. In a human capital business, we believe culture matters and is a defensible asset. We have been a registered investment advisor since 1997 with a culture of compliance rooted in a proper tone at the top. We have fostered a culture of service to our clients, recognizing that we succeed when our clients succeed. Our culture values all functions of the firm, and while we always seek high performance in our investment strategies, we pursue excellence in all of the non-investment functions of our firm. In addition, we have a culture of diversity, equity and inclusion.

We are a process-driven firm that does not operate on a star system, not relying on any one individual and therefore, always prepared to deal with issues of contingency and succession. Additionally, we have made significant investments in training, talent and technology to ensure we are serving our clients with the highest levels of professionalism,

As of June 30, 2020, we had 485 employees, including 162 investment professionals, operating in seven offices throughout the United States and in London, Hong Kong, Seoul and Tokyo. In addition to a competitive compensation structure, we promote a work environment that is interesting and challenging, providing our employees the opportunity to grow professionally. Inclusiveness is part of our ethos and is woven into our core activities. As of June 30, 2020, 59% of our employees based in the U.S. were women or ethnically diverse; and, of our senior professionals, 51% were women or ethnically diverse employees. We believe there is significant alignment of interests between our clients, our stakeholders and our firm. As of March 31, 2020, our current and former employees had over $460 million of their own capital invested into our various investment programs, which we believe aligns our interests with those of our clients. The Key Holders will own more than 70% of the Company upon completion of this transaction, which we believe will continue to align our interests with those of our stakeholders.

Our History

Since the launch of our first multi-manager absolute return portfolio almost 50 years ago, we have specialized in creating and managing alternative investment portfolios on behalf of our clients. From 1971 to the mid-1990s, we provided specialized absolute return portfolios primarily to high-net-worth and family office investors. During the 1990s, we began to expand our absolute return service offerings and have since developed an institutional-quality operating infrastructure.

Starting in the early 1990s, we increased our emphasis on customized portfolios and broadened our absolute return advisory service offerings. We established our first absolute return advisory relationship in 1994 and have been building and managing customized absolute return portfolios on behalf of institutional clients since 1996. As our assets grew and we strengthened our relationships with managers, we sought to use our scale, experience and industry relationships to tailor investment mandates and negotiate for improved terms for our clients. Over the years, we expanded our global presence through the opening of offices in Europe and Asia to support our growing institutional client base.

In January 2014, we further evolved by adding complementary private markets capabilities through our acquisition of the Customized Fund Investment Group from Credit Suisse Group AG, which was established in 1999. The acquisition added private equity, infrastructure and real estate investment strategies to our business and has been a success both economically and culturally with a commitment to a “one firm” model that is collaborative across investment strategies — one management team, one compliance department, one operational backbone and one client facing function, among others. We believe this “one firm” culture across the entire range of alternative investment strategies is an important differentiator for us because it enhances the overall value proposition for our clients.

Today, we believe we are the largest open-architecture alternatives platform globally, enabling us to provide our clients with a comprehensive and diverse suite of customized solutions across both private markets and absolute return strategies in multiple implementation methodologies and delivery formats.

Our Competitive Strengths

We believe the following competitive strengths have enabled us to capitalize on industry trends and position us well for future growth:

•        Poised to Capitalize on a Large and Growing Market.    According to PwC, total alternative AUM is expected to grow at an annualized growth rate of approximately 9% per year between 2016 and 2025, reaching over $21 trillion from approximately $14 trillion in 2016. Additionally, institutional investors plan to continue to increase or maintain their exposure to alternative investment strategies in the coming years, according to Preqin. We believe we are the only independent, open-architecture alternative asset management solutions provider with scaled solutions across all major alternative investment strategies, which positions us well to capture this market growth.

•        Execution Expertise Across Multiple Investment Strategies.    We are one of the few solutions providers globally with the breadth and flexibility of execution across a broad spectrum of alternative investment strategies and implementation methodologies, which we believe offers us a unique vantage point as we sit at the intersection of a tremendous amount of market intelligence and deal flow across our entire platform.

•        Market Leader in Customized Alternative Investment Solutions.    Having launched our customized separate accounts in the 1990s, we believe we are well-positioned to capitalized on increasing appreciation in the institutional investor community for tailored investment programs that are different from the one-size-fits-all solution offered by specialized funds.

•        Leader in ESG and Impact Investment Strategies.    With approximately $11 billion of our AUM dedicated to ESG and impact investments and approximately $4 billion in total realizations since inception, we believe we are ahead of the industry curve in focusing on recognizing ESG and impact investment considerations, which positions us well with clients, who are increasingly focused on risk-adjusted returns associated with socially responsible investment opportunities.

•        Deep and Tenured Client Relationships.    We have a high-quality client base including some of the largest public and private pension funds, sovereign wealth funds, financial institutions, family offices and high-net-worth individuals. Our 25 largest clients by AUM have been with us for more than 12 years on average, and as of March 31, 2020, 36% of our top 50 clients by AUM work with us in multiple investment strategies (i.e., private equity, infrastructure, real estate, alternative credit and absolute return strategies).

•        Extensive Relationships and Data Support Sourcing of Opportunity and Performance Across Multiple Alternative Investment Strategies.    Given our long history in the market and the resulting depth and scale of our relationships with managers, we believe we have developed one of the most comprehensive sets of data in the industry across both private markets and absolute return investment strategies, which is essential in sourcing differentiated, high-quality investment opportunities.

•        Attractive Financial Profile.    We believe our financial profile has the following attractive attributes: high management fee centricity; a highly stable fee base; significant visibility into future growth through $5.4 billion of contracted but not yet fee-paying AUM; potential additional earnings power from incentive fees; and the embedded operating leverage in our business as a result of making significant historical investments in our platform infrastructure.

•        Deep Bench of Talent With a Strong Corporate Culture.    We believe our culture is one of our most important and defensible assets. Diversity and inclusion is at the heart of our ethos, and we work hard to ensure we are maintaining our focus and continuously improving our efforts in this area.

Growth Strategy

We intend to strengthen our position as an industry leader and continue our growth trajectory by:

•        Expanding Relationships With Our Existing Clients, While Growing Our Overall Client Base.    As of March 31, 2020, 36% of our clients by AUM worked with us in multiple investment strategies. In addition, we believe our existing clients have a growing asset base and are expanding allocations to alternative investment strategies (i.e., private equity, infrastructure, real estate, alternative credit and absolute return strategies). As a result, we believe a large portion of our growth will come from existing clients through renewals and expansion of existing mandates with us. We have successfully onboarded 245 new clients since 2017.

•        Continuing to Grow Our Private Markets Specialized Funds Franchise.    We believe the natural evolution and growth of our investment in the current specialized fund franchises will see us with new successor funds in several strategies in the interim. As we raise successor funds in these established franchises, we expect to continue to grow our management fees.

•        Expanding Our Offerings Across Investment Strategies.    Our platform provides the flexibility and scale to create new products and innovative investment strategies when market demand and opportunity warrant it, and we believe our track record demonstrates that we know how to identify and pursue those opportunities successfully for our clients.

•        Expanding Our Distribution Channels.    We believe the growing demand for alternative assets provides an opportunity for us to attract new investors across a variety of distribution channels. In recent periods, we have extended our investment strategies and marketing efforts increasingly to insurance companies, sub-advisory partners and other non-institutional investors, which we believe remain under-allocated to alternative assets.

•        Building Out Our Global Presence.    Our aim is to continue expanding our global presence through further direct investment in personnel, client relationships and increased investments with, and direct and co-investments alongside, established managers.

The Business Combination

On August 2, 2020, GCM PubCo entered into the Transaction Agreement, pursuant to which: (a) CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving entity in the Merger and, upon the Effective Time; by virtue of such merger (i) each share of CFAC common stock will be converted into a share of GCM Class A common stock, (ii) each public warrant will be converted into a GCM PubCo common warrant and (iii) the certificate of incorporation and bylaws of GCM PubCo in effect immediately prior to the Effective Time will be amended and restated to be the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws; (b) the PIPE Investors have agreed to purchase 19,500,000 shares of GCM Class A common stock in the Private Placement immediately following the Effective Time; (c) the Sponsor has agreed to purchase 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants for an aggregate price equal to $30,000,000 in the Sponsor Subscription immediately following the Effective Time; (d) the Sponsor shall cause to be terminated, forfeited and cancelled, for no consideration 2,351,534 shares of GCM Class A common stock and 150,000 GCM PubCo private placement warrants held by the Sponsor immediately following the Effective Time in the Sponsor Cancellations; (e) GCM PubCo will issue 900,000 GCM PubCo private placement warrants to Grosvenor Holdings immediately following the Effective Time in the Grosvenor Warrant Issuance; (f) Grosvenor Holdings will assign, and IntermediateCo will assume, all right, title and interest in and to the Option Agreement in exchange for the Option Consideration in the Option Conveyance immediately following the Effective Time; (g) immediately following the Option Conveyance, IntermediateCo will consummate the exercise of the Options (as defined in the Option Agreement) to purchase all of the GCM Class B-2 common units then held by all of the Investors (as defined in the Option Agreement) in the Option Exercise; (h) immediately following the Option Exercise, Grosvenor Holdings shall have the right to require IntermediateCo to purchase a number of its GCM Class B-1 common units of GCMH LLLP for a purchase price per unit equal to the Class B-1 Unit Price in the Grosvenor Class B-1 Sale; (i) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and immediately prior to the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH GP shall sell all of the outstanding equity interests of GCMH LLLP then held by GCMH GP, including the general partnership and limited partnership interests, to IntermediateCo for the GCMH Consideration, and Grosvenor Holdings shall sell all of the outstanding equity interests of GCM LLC to IntermediateCo for the GCM Consideration in the GCM Transfers; (j) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and the GCM Transfers, GCMH LLLP will be redomiciled as a limited liability limited partnership in the State of Delaware and the Fourth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH LLLP shall be amended and restated in the Grosvenor Redomicile and LLLPA Amendment; (k) immediately following the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH LLLP shall issue to IntermediateCo the GCM PubCo Matching Grosvenor common units and the GCM PubCo Matching Grosvenor warrants, in each case in exchange for the IntermediateCo Contribution Amount in the IntermediateCo Contribution and Issuance; and (l) immediately following the effectiveness of the Grosvenor Domicile and LLLPA Amendment, GCM PubCo shall issue shares of GCM Class C common stock to GCM V in the Class C Issuance.

For more information about the Transaction Agreement and the business combination and other transactions contemplated thereby, see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

Conditions to the Closing

Conditions to Obligations of CFAC, IntermediateCo, the GCMH LLLP Equityholders and the GCM Companies to Consummate the Business Combination. The obligations of CFAC, IntermediateCo, the GCMH LLLP Equityholders and the GCM Companies to consummate the business combination are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

•        the CFAC Stockholder Approval shall have been obtained;

•        solely to the extent that an Extension Stockholders’ Meeting is required to be held and is duly held in accordance with the terms of the Transaction Agreement, the CFAC Extension Approval shall have been obtained;

•        specified regulatory approvals shall have been obtained or the applicable waiting period shall have expired or been terminated, as applicable;

•        the registration statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

•        CFAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act); and

•        the shares of GCM Class A common stock to be issued in connection with the Transactions shall have been approved for listing on Nasdaq or the NYSE.

Conditions to Obligations of CFAC and IntermediateCo to Consummate the Business Combination.    Our obligations to consummate the business combination are subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived in writing by CFAC and IntermediateCo:

•        The representation that a Company Material Adverse Effect has not occurred since March 31, 2020 shall be true and correct in all respects as of the Closing Date;

•        each of the other representations and warranties of the GCM Companies contained in the Transaction Agreement shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or another similar materiality qualification set forth therein) individually or in the aggregate, have not had, and would not reasonably be expected to have a Company Material Adverse Effect;

•        each of the covenants of the GCM Companies and the GCMH LLLP Equityholders to be performed as of or prior to the Closing shall have been performed in all material respects. For purposes of this condition, (i) a covenant of the GCM Companies or the GCMH LLLP Equityholders shall only be deemed to have not been performed if the GCM Companies or GCMH LLLP Equityholders have materially breached such material covenant and failed to cure within 20 days after notice (or if earlier, the Agreement Extended End Date); provided that CFAC and IntermediateCo shall not be required to consummate the Transactions at the Closing unless and until such material breach of a material covenant has been cured and (ii) no action that is contemplated by the Pre-Closing Restructuring (as defined in the Transaction Agreement) may be deemed to constitute nonperformance of such material covenant; and

•        the Pre-Closing Restructuring shall have been completed prior to the Closing.

Conditions to Obligations of the GCMH LLLP Equityholders and the GCM Companies to Consummate the Business Combination.    The obligations of the GCMH LLLP Equityholders and the GCM Companies to consummate the business combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the GCMH LLLP Equityholders and the GCM Companies:

•        The representation that an Acquiror Material Adverse Effect has not occurred since December 12, 2018 shall be true and correct in all respects as of the Closing Date;

•        each of the other representations and warranties of CFAC contained in the Transaction Agreement shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for changes after the date of the Transaction Agreement which are contemplated or expressly permitted by the Transaction Agreement or the ancillary agreements thereto, and except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or another similar materiality qualification set forth therein) individually or in the aggregate, have not had, and would not reasonably be expected to have an Acquiror Material Adverse Effect;

•        each of the covenants of CFAC to be performed as of or prior to the Closing shall have been performed in all material respects. For purposes of this condition, (i) a covenant of CFAC shall only be deemed to have not been performed if CFAC has materially breached such material covenant and failed to cure within 20 days after notice (or if earlier, the Agreement Extended End Date); provided that the GCMH LLLP Equityholders and the GCM Companies shall not be required to consummate the Transactions at the Closing unless and until such material breach of a material covenant has been cured; and

•        Immediately prior to the Closing, the Available CFAC Cash shall be no less than (i) the Minimum Available CFAC Cash Amount (with respect to this clause (i), taking into account the GCM PubCo Equity Investments, a deduction of the amount required to satisfy the CFAC Share Redemption Amount and no other Transactions) and (ii) $75,000,000 solely after deducting the amount required to satisfy the CFAC Share Redemption Amount (and for the avoidance of doubt, excluding the GCM PubCo Equity Investments or the other Transactions).

Regulatory Matters

The Transactions are not subject to any additional federal or state regulatory requirement or approval, except for (i) the approvals required by the Financial Industry Regulatory Authority Inc. (“FINRA”), Part XII of the Financial Services Markets Act 2000, as amended (“FSMA”) and Section 132 of the Securities and Futures Ordinance (Cap. 571) (“SFO”) and (ii) the filings with the State of Delaware and State of Illinois, in each case, that are necessary to effectuate the Transactions.

FINRA

The Transaction is subject to the filing by GRV Securities LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of GCMH LLLP (“GRV Securities”), of a material consultation letter (“MatCon”), or to the extent necessary, a continuing membership application (pursuant to FINRA Rule 1017) with FINRA with respect to the Transaction, and the receipt by the GRV Securities of FINRA’s approval with respect to the foregoing.

FCA

The Transaction is subject to the filing by GCM PubCo, IntermediateCo, GCM V, the Sponsor and certain other Persons who, pursuant to the Transaction, will be deemed indirect controllers of GCM Investments UK of a notification with the FCA under Section 178 of the FSMA, and the receipt by the foregoing applicants of the FCA’s approval of the acquisition or increase of control of GCM Investments UK by such applicants under Sections 189(4)(a), 189(4)(b)(i) or 189(b) of the FSMA, as applicable.

SFC

The Transaction is subject to the filing by GCM PubCo, IntermediateCo, GCM V and certain other Persons who, pursuant to the Transaction, will become a substantial shareholder of GCM Investments HK of an application with the SFC pursuant to Section 132 of the SFO, and the receipt by the foregoing applicants of the SFC’s approval for each such applicant to become a substantial shareholder of GCM Investments HK.

Related Agreements

GCM PubCo Amended and Restated Charter.

Pursuant to the terms of the Transaction Agreement, the GCM PubCo Amended and Restated Charter will be the certificate of incorporation of GCM PubCo following the Closing, which will, among other things, (a) provide the board of directors of GCM PubCo with the right to cause GCM PubCo to convert into a Delaware public benefit corporation and (b) provide for three classes of common stock, the GCM Class A common stock, which will be issued to GCM PubCo’s public stockholders in connection with the Closing, the GCM Class B common stock, no shares of which will be outstanding following the Closing, and the GCM Class C common stock which will be issued to GCM V in connection with the Closing. For more information about the amendments to GCM PubCo’s certificate of incorporation, see section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — GCM PubCo Amended and Restated Charter.”

A&R LLLPA.

Following the Closing, GCM PubCo will operate its business through GCMH LLLP and its subsidiaries. At the Closing, GCM PubCo, IntermediateCo and the GCMH LLLP Equityholders will enter into a Fifth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH LLLP (the “A&R LLLPA”), which will set forth, among other things, the rights and obligations of the general partner and the limited partners of GCMH LLLP. For more information about the A&R LLLPA, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R LLLPA.”

Amended and Restated Registration Rights Agreement.

At the Closing, GCM PubCo will enter into an amended and restated registration rights agreement with the Sponsor, the GCMH LLLP Equityholders and the PIPE Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, GCM PubCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of GCM PubCo common stock and other equity securities of GCM PubCo that are held by the parties thereto from time to time. For more information about the Registration Rights Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Registration Rights Agreement.”

Stockholders’ Agreement.

The Transaction Agreement contemplates that, at the Closing, GCM PubCo will enter into a Stockholders’ Agreement with the GCMH LLLP Equityholders and GCM V, pursuant to which, among other things, (i) GCM V will be granted rights to designate all seven directors for election to the board of directors of GCM PubCo (the “GCM PubCo board”) (and the voting parties will vote in favor of such designees) and (ii) GCM V and the GCMH LLLP Equityholders will agree to vote their voting shares in favor of any recommendations by the GCM PubCo board. Additionally, the Stockholders’ Agreement contains certain restrictions on transfer with respect to lock-up shares held by the GCMH LLLP Equityholders, including a three-year lock-up of such shares in each case, subject to limited exceptions as contemplated thereby (including that the GCMH LLLP Equityholders may each transfer one-third of their lock-up shares during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date and an additional one-third of their lock-up shares during the period beginning on the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date). From and after the Closing, the Stockholders’ Agreement contemplates that the GCM PubCo board will consist of seven directors with the initial chairperson of the GCM PubCo board being Michael J. Sacks and also contains certain provisions intended to maintain, following the consummation of the Transaction, GCM PubCo’s qualification as a “controlled company”. For more information about the Stockholders’ Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement.”

Tax Receivable Agreement.

In connection with the Closing, GCM PubCo intends to use a portion of its assets to acquire equity interests of GCMH LLLP both directly from GCMH LLLP and from certain pre-business combination equity holders in GCMH LLLP. GCM PubCo expects to obtain an increase in its share of the tax basis of the assets of GCM Grosvenor in connection with the purchase of equity interests of GCMH LLLP from the pre-business combination equity holders. In addition, as a result of the transactions undertaken in connection with the business combination, GCM PubCo expects to receive the benefit of existing tax basis in certain intangible assets of GCM Grosvenor. Further, GCM PubCo may obtain an increase in its share of the tax basis of the assets of GCM Grosvenor in the future, when a GCMH LLLP Equityholder receives GCM Class A common stock or cash, as applicable, from GCM PubCo in connection with an exercise of such GCMH LLLP Equityholder’s right to have common units in GCMH LLLP redeemed by GCMH LLLP or, at GCM PubCo’s election, exchanged (which GCM PubCo intends to treat as its direct purchase of common units from such GCMH LLLP Equityholder for U.S. federal income and other applicable tax purposes, regardless of whether such common units are surrendered by a GCMH LLLP Equityholder to GCMH LLLP for redemption or sold upon the exercise of its election to have such common units acquired directly) (such basis increases, together with the basis increases in connection with the purchase of equity interests of GCMH LLLP from certain of the GCMH LLLP Equityholders in connection with the business combination, the “Basis Adjustments”, and together with the tax basis in intangible assets referenced above, the “Basis Assets”). The Basis Assets may have the effect of reducing the amounts that GCM PubCo would otherwise pay in the future to various tax authorities. The Basis Assets may also decrease gains (or increase losses) for tax purposes on future dispositions of certain of GCM Grosvenor’s assets. In connection with the transactions described above, GCM PubCo will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with GCMH LLLP and each of the GCMH LLLP Equityholders that will provide for the payment by GCM PubCo to the TRA Parties (as defined below) of 85% of the amount of certain tax benefits, if any, that GCM PubCo actually realizes, or in some circumstances is deemed to realize, as a result of the various transactions occurring in connection with the Closing or in the future that are described above, including benefits arising from the Basis Assets and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. GCMH LLLP intends to have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including for this purpose the purchase of equity interests of GCMH LLLP from certain pre-business combination equity holders described above) of Grosvenor common units for GCM Class A common stock or cash occurs. The tax benefit payments provided for under the Tax Receivable Agreement are not conditioned upon one or more of the GCMH LLLP Equityholders maintaining a continued ownership interest in GCMH LLLP or its affiliates. The GCMH LLLP Equityholders rights under the Tax Receivable Agreement are generally assignable. For more information about the Tax Receivable Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

PIPE Subscription Agreements.

CFAC has entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase, in the aggregate, 19,500,000 shares of GCM Class A common stock at $10.00 per share for an aggregate commitment amount of approximately $195,000,000. The shares of GCM Class A common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon an exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The closings under the Subscription Agreements will occur after the Effective Time and substantially concurrently with the Closing. For more information about the Subscription Agreements, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — PIPE Subscription Agreements.”

Amendment No. 1 to Forward Purchase Agreement.

CFAC entered into an amendment to the Forward Purchase Agreement between CFAC and the Sponsor, pursuant to which, among other things, the Sponsor has agreed, subject to CFAC’s consummation of a business combination with GCM PubCo and its affilaites, to purchase 1,500,000 GCM PubCo private placement warrants and 3,500,000 shares of GCM Class A common stock in exchange for an aggregate purchase price equal to $30,000,000. Each GCM PubCo private placement warrant is exercisable to purchase one share of GCM Class A common stock at an exercise price of $11.50. For more information about the Forward Purchase Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — CF Forward Purchase Agreement.”

Sponsor Support Agreement.

In connection with the consummation of the business combination, CFAC entered into a Sponsor Support Agreement with the Sponsor, GCMH LLLP and Grosvenor Holdings. Pursuant to the Sponsor Support Agreement, the Sponsor agreed to vote in favor of the Transaction Agreement and the business combination, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. The Sponsor also agreed to certain transfer restrictions on its lock-up shares during the Lock-up Period, in each case, subject to limited exceptions as contemplated thereby, including that the Sponsor may transfer lock-up shares during the Lock-up Period in a cumulative aggregate amount of shares of common stock representing up to one-third of the number of lock-up shares beneficially owned by the Sponsor as of immediately following the Closing during the period beginning on the first anniversary of the Closing Date and ending 180 days following the first anniversary of the Closing Date. The Lock-up Period under the Sponsor Support Agreement can expire early upon the earlier of: (i) the date on which the last reported sale price of the GCM Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-day trading period commencing at least 150 days following the Closing Date and (ii) the date subsequent to the Closing Date on which GCM PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of GCM PubCo’s stockholders having the right to exchange their shares of GCM Class A common stock for cash, securities or other property. For more information about the Sponsor Support Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Sponsor Support Agreement.”

Other Agreements.

For more information about other agreements to be entered into by CFAC and its affiliates at the Closing, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of CFAC’s board of directors to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, the Sponsor and certain of CFAC’s directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. CFAC’s directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•        the fact that the Sponsor holds 600,000 private placement units and such securities will be worthless if CFAC fails to consummate a business combination;

•        the fact that the Sponsor and CFAC’s officers and directors have agreed not to redeem any of the founder shares or shares of CFAC Class A common stock (including private placement shares) held by them in connection with a stockholder vote to approve the business combination;

•        the fact that the Sponsor paid an aggregate of $50,383 for its founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $        , based on the closing price of CFAC Class A common stock on        , 2020;

•        the obligation of the Sponsor to purchase an aggregate of 1,500,000 GCM PubCo private placement warrants and 3,500,000 shares of GCM Class A common stock for an aggregate purchase price of $30,000,000 in a private placement to close concurrently with the business combination;

•        the fact that upon completion of the business combination, an aggregate amount of approximately $17.7 million in advisory fees and placement agent fees will be payable to Cantor Fitzgerald & Co., an affiliate of CFAC and the Sponsor. Additionally, Howard W. Lutnick, CFAC’s Chairman and Chief Executive Officer, serves as Chairman and Chief Executive Officer of Cantor Fitzgerald, L.P., an affiliate of us, Cantor Fitzgerald & Co. and the Sponsor, Anshu Jain, CFAC’s President, serves as President of Cantor Fitzgerald, L.P., Paul Pion, CFAC’s Chief Financial Officer and director, serves as U.S. Chief Administrative Officer and Senior Managing Director of Cantor Fitzgerald & Co., and Stephen M. Merkel, CFAC’s Executive Vice President, General Counsel and Secretary, serves as Executive Managing Director, General Counsel and Secretary of Cantor Fitzgerald, L.P. and Cantor Fitzgerald & Co.;

•        the fact that upon completion of the business combination, an aggregate amount of approximately $5 million in advisory fees will be payable to The Klein Group, an affiliate of M. Klein. M. Klein is a PIPE Investor and has agreed to purchase 1,000,000 shares of GCM Class A common stock at $10.00 per share pursuant to its Subscription Agreement with CFAC. M. Klein has also entered into an agreement with the Sponsor and CFAC providing for, among other things, M. Klein’s purchase from Sponsor immediately following the closing of the business combination of 50% of the Sponsor’s remaining founder shares after giving effect to the Transactions (including the cancellation of 2,351,534 shares of GCM Class A common stock), in exchange for an amount equal to (a) the cost that the Sponsor paid for such shares plus (b) the cost of certain of the Sponsor’s expenses, which shares shall be subject to substantially the same lock-up restrictions as those affecting the Sponsor’s lock-up shares;

•        if the Trust Account is liquidated, including in the event CFAC is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify CFAC to ensure that the proceeds in the Trust Account are not reduced below $10.10 per share originally sold as part of the units issued in the IPO (the “public shares”), or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which CFAC has entered into an acquisition agreement or claims of any third-party for services rendered or products sold to CFAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the fact that one of CFAC’s independent directors owns 10,000 founder shares that were transferred by the Sponsor at no cost, which if unrestricted and freely tradeable would be valued at approximately $            , based on the closing price of CFAC Class A common stock on                    , 2020;

•        the fact that the Sponsor and CFAC’s officers and directors will lose their entire investment in CFAC, including loans in the aggregate amount of approximately $5.8 million as of August 6, 2020, if an initial business combination is not completed;

•        the fact that CFAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the business combination and pursuant to the Transaction Agreement; and

•        that GCM PubCo will enter into an amended and restated registration rights agreement with the Sponsor, the GCMH LLLP Equityholders and the PIPE Investors, which provides for registration rights to such parties.

Reasons for the Approval of the Business Combination

After careful consideration, the CFAC board of directors recommends that CFAC stockholders vote “FOR” each Proposal being submitted to a vote of the CFAC stockholders at the CFAC special meeting.

For a more complete description of CFAC’s board of directors’ reasons for the approval of the business combination and their recommendation, see the section entitled “Proposal No. 1 — The Business Combination Proposal — CFAC’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Redemption Rights

Under CFAC’s certificate of incorporation, holders of CFAC Class A common stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the Closing, including interest (which interest shall be net of taxes payable), by (b) the total number of the then-issued and outstanding shares of CFAC Class A common stock; provided that CFAC will not redeem any public shares to the extent that such redemption would result in CFAC having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. As of July 31, 2020, this would have amounted to approximately $10.36 per share. Under CFAC’s certificate of incorporation, in connection with an initial business combination, a public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert of as a “group” (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 20% of the public shares.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of CFAC Class A common stock for cash and will no longer own shares of CFAC Class A common stock and will not participate in the future growth of CFAC, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to CFAC’s transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of CFAC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on GCM PubCo’s Public Float

It is anticipated that, upon completion of the Transactions, ownership of GCM PubCo will be as follows: (1) CFAC’s public stockholders will own approximately 14.1% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (2) the PIPE Investors will own approximately 10.0% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (3) the Sponsor and the other holders of founder shares will own approximately 4.5% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); and (4) GCM V will own approximately 71.4% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class C common stock). In turn, GCM PubCo will indirectly hold approximately 28.6% of the Grosvenor common units and the GCMH LLLP Equityholders will hold approximately 71.4% of the Grosvenor common units. These levels of ownership interest assume that no shares are elected to be redeemed in connection with the business combination. The PIPE Investors have agreed to purchase in the aggregate 19,500,000 shares of GCM Class A common stock, for $195 million of gross proceeds, in the Private Placement. In this proxy statement/prospectus, we assume that approximately $514 million of the gross proceeds from the Private Placement and funds held in the Trust Account will be used to fund the business combination, the repayment of indebtedness to a net debt level of $43 million under the no redemption scenario and $257 million under the maximum redemption scenario of GCM Grosvenor’s and the payment of certain transaction expenses. The ownership percentage with respect to GCM PubCo (a) does not take into account (1) warrants to purchase GCM Class A common stock that will remain outstanding immediately following the business combination or (2) the issuance of any shares upon completion of the business combination under the 2020 Plan, but (b) does include founder shares, which will automatically convert into shares of GCM Class A common stock on a one-for-one basis upon the consummation of the business combination (such shares of GCM Class A common stock will be subject to transfer restrictions). If the actual facts are different from these assumptions, the above levels of ownership interest will be different.

Organizational Structure

The following diagram, which is subject to change based upon any redemptions by current CFAC stockholders of public shares in connection with the business combination, illustrates the expected ownership structure of GCM PubCo immediately following the Closing.

Board of Directors of GCM PubCo Following the Transactions

Upon the Closing, the board of GCM PubCo will be chaired by Mr. Sacks and will include Jonathan Levin, President of GCM Grosvenor, and five additional directors, at least three of whom will be independent.

Upon completion of the Transactions, the Key Holders will control a majority of the combined voting power of all classes of GCM PubCo’s outstanding voting shares and will have the ability to influence the election of its board of directors. As a result, GCM PubCo expects to be a controlled company within the meaning of the Nasdaq corporate governance standards, and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that a majority of the board of directors consist of independent directors and that the nominating and governance committee and compensation committee be composed entirely of independent directors. These requirements will not apply to GCM PubCo as long as it remains a controlled company.

Accounting Treatment

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GCM PubCo has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the GCMH LLLP Equityholders having a relative majority of the voting power of the combined entity, the operations of the GCM Companies prior to the acquisition comprising the only ongoing operations of the combined entity, and senior management of GCM Grosvenor comprising the majority of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the GCM Companies with the acquisition being treated as the equivalent of the GCM Companies issuing stock for the net assets of GCM PubCo, accompanied by a recapitalization. The net assets of GCM PubCo will be stated at historical cost, with no goodwill or other intangible assets recorded.

Appraisal Rights

Appraisal rights are not available to CFAC stockholders in connection with the business combination.

Other Proposals

In addition to the proposal to approve and adopt the Transaction Agreement and the business combination, CFAC stockholders will be asked to vote on:

•        amendments to consider and vote upon the following four separate proposals to approve the following material differences between CFAC’s amended and restated certificate of incorporation and bylaws and the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws, which will be the certificate of incorporation and bylaws of GCM PubCo following the Merger:

•        an amendment to authorize the change in the authorized capital stock of CFAC from 100,000,000 shares of CFAC Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 preferred shares, par value $0.0001 per share, to 700,000,000 shares GCM Class A common stock, 500,000,000 shares of GCM Class B common stock, 300,000,000 shares of GCM Class C common stock, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of GCM PubCo;

•        an amendment to authorize that holders of shares of GCM Class A common stock will be entitled to cast one vote per share of GCM Class A common stock and holders of shares of GCM Class C common stock will, (1) prior to the Sunset Date, be entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount and (2) from and after the Sunset Date, be entitled to cast one vote per share, as opposed to each share of CFAC Class A common stock and CFAC Class B common stock being entitled to one vote per share on each matter properly submitted to CFAC’s stockholders entitled to vote;

•        an amendment to authorize that certain provisions of the certificate of incorporation of GCM PubCo and certain provisions of the bylaws of GCM PubCo, in each case, will be subject to the Stockholders’ Agreement; and

•        an amendment to authorize all other changes in connection with the replacement of CFAC’s amended and restated certificate of incorporation and bylaws with the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws as part of the Merger (copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively), including (a) changing the corporate name from “CF Finance Acquisition Corp.” to “GCM Grosvenor Inc.,” (b) granting an explicit waiver regarding corporate opportunities to certain “exempted persons” (including each stockholder or director of GCM PubCo or any of its subsidiaries, other than a director that is an officer or employee of GCM PubCo or any of its subsidiaries in his or her capacity as such) and (c) removing certain provisions related to CFAC’s status as a blank check company that will no longer be applicable upon consummation of the business combination, all of which CFAC’s board of directors believes is necessary to adequately address the needs of GCM PubCo after the business combination;

•        an amendment to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Capital Market, the issuance and sale of (a) 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants to the Sponsor, (b) 19,500,000 shares of GCM Class A common stock to the PIPE Investors and (c) a number of shares of GCM Class C common stock to GCM V equal to the GCM V Class C Allocation;

•        an amendment to consider and vote upon a proposal to approve and adopt the CF Finance Acquisition Corp. 2020 Incentive Award Plan and material terms thereunder. A copy of the 2020 Plan is attached to this proxy statement/prospectus as Annex G; and

•        an amendment to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal.

For more information, see the sections entitled “Proposal No. 2 — Organizational Documents Proposal A,” “Proposal No. 3 — Organizational Documents Proposal B,” “Proposal No. 4 — Organizational Documents Proposal C,” “Proposal No. 5 — Organizational Documents Proposal D,” “Proposal No. 6 — The Nasdaq Proposal,” “Proposal No. 7 — The 2020 Plan Proposal” and “Proposal No. 8 — The Adjournment Proposal.”

Date, Time and Place of Special Meeting

The special meeting will be held at              a.m., local time, on             , 2020, at             , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of CFAC Class A common stock or CFAC Class B common stock at the close of business on             , 2020, which is the record date for the special meeting. You are entitled to one vote for each share of CFAC Class A common stock or CFAC Class B common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were              shares of CFAC Class A common stock and CFAC Class B common stock outstanding in the aggregate, of which              are public shares and 7,064,603 are founder shares held by the Sponsor and CFAC’s independent directors.

Proxy Solicitation

Proxies may be solicited by mail. CFAC has engaged ___________________________ to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of CFAC Stockholders — Revoking Your Proxy.”

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of CFAC stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of CFAC Class A common stock and CFAC Class B common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Nasdaq Proposal, the 2020 Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of CFAC Class A common stock and CFAC Class B common stock represented in person or by proxy and entitled to vote thereon and actually cast at the special meeting, voting as a single class. Approval of the Business Combination Proposal and the Organizational Documents Proposals require the affirmative vote of the holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock represented in person or by proxy and entitled to vote thereon at the special meeting, voting as a single class. Accordingly, if a valid quorum is otherwise established, a stockholder’s failure to vote by proxy or to vote in person at the special meeting will have no effect on the outcome of any vote on the Nasdaq Proposal, the 2020 Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Business Combination Proposal and the Organizational Documents Proposals.

Recommendation to CFAC Stockholders

CFAC’s board of directors believes that each of the Business Combination Proposal, Organizational Documents Proposal A, Organizational Documents Proposal B, Organizational Documents Proposal C, Organizational Documents Proposal D, the Nasdaq Proposal, the 2020 Plan Proposal and the Adjournment Proposal is in the best interests of CFAC and its stockholders and recommends that its stockholders vote “FOR” each of the Proposals to be presented at the special meeting.

When you consider the recommendation of the board of directors in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of the board of directors and officers have interests in the business combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Emerging Growth Company

Each of CFAC and GCM PubCo is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and they may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Each of CFAC and GCM PubCo has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, CFAC and GCM PubCo, as emerging growth companies, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of CFAC’s and GCM PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

GCM PubCo will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which GCM PubCo has total annual gross revenue of at least $1.07 billion or (c) in which GCM PubCo is deemed to be a large accelerated filer, which means the market value of GCM PubCo’s common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which GCM PubCo has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Risk Factors

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION OF CFAC

The following table sets forth selected historical financial information derived from CFAC’s audited financial statements included elsewhere herein as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018, and from CFAC’s unaudited interim financial statements included elsewhere herein as of March 31, 2020 and for the three months ended March 31, 2020 and 2019. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CFAC” and the financial statements and the related notes appearing elsewhere in this report.

Statement of Operations Data:

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018
Total interest income	$628,167	$1,618,410	$6,128,179		$223,009
Total expenses	397,939	619,078	(1,844,546)		(25,762)
Net income (loss)	$230,228	$999,332	$4,283,633		$197,247
Weighted average shares outstanding of Class A public shares	28,258,413	28,022,462	28,200,233		25,166,667
Basic and diluted net income (loss) per share, Class A public shares	$0.01	$0.04	$0.17		$0.01
Weighted average shares outstanding of Class A private placement	600,000	600,000	600,000		600,000
Basic and diluted net income (loss) per share, Class A private placement	$(0.02)	$(0.01)	$(0.06)	$	(—)
Weighted average shares outstanding of Class B common stock	7,064,603	7,005,615	7,050,058		6,251,712
Basic and diluted net income (loss) per share, Class B common stock	$(0.02)	$(0.01)	$(0.06)	$	(—)

Balance Sheet Data:

	As of March 31,	As of December 31,
	2020	2019	2018
Cash	$148,675	$14,304	$560,027
Cash and investments held in Trust Account	$292,189,325	$291,761,159	$277,973,009
Total assets	$292,395,750	$291,775,463	$278,533,036
Total liabilities	$4,642,892	$4,252,833	$2,878,169
Common stock subject to possible redemption	$282,752,854	$282,522,624	$270,654,861
Total stockholders’ equity	$5,000,004	$5,000,006	$5,000,006
	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018
Cash Flow Data:
Net cash (used in) provided by operating activities	$(415,629)	$(111,210)	$(482,753)	$38,360
Net cash used in investing activities	$200,000	$(7,659,971)	$(7,659,971)	$(277,750,000)
Net cash provided by financing activities	$350,000	$7,659,971	$7,597,001	$278,225,777

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE GCM COMPANIES

The following table sets forth selected financial information on a historical basis. The selected historical income statement data of the GCM Companies for each of the years ended December 31, 2019, 2018 and 2017 and the selected historical balance sheet as of December 31, 2019 and 2018 have been derived from the audited financial statements included elsewhere in this proxy statement/prospectus. The selected combined income statement data for the three months ended March 31, 2020 and 2019 and the selected combined balance sheet data as of March 31, 2020 have been derived from the unaudited condensed financial statements included elsewhere in this proxy statement/prospectus. The unaudited combined financial data for the three months ended March 31, 2020 and 2019 and as of March 31, 2020 include all adjustments, consisting of normal recurring accruals, that are necessary in the opinion of the GCM Companies’ management for a fair presentation of the financial position and results of operations for these periods. The historical results are not necessarily indicative of the results to be expected in the future, and the operating results for the three months ended March 31, 2020 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2020. The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GCM Grosvenor” and the historical financial statements and related notes included elsewhere in this proxy statement/prospectus.

	Three Months Ended March 31,		Year Ended December 31,
Statement of Income Data (in thousands)	2020	2019	2019	2018	2017
Revenues
Management fees	$77,701	$81,401	$324,716	$315,598	$312,006
Incentive fees	3,233	22,703	84,165	57,059	59,557
Other operating income	1,683	1,538	7,513	5,839	5,443
Total operating revenues	82,617	105,642	416,394	378,496	377,006
Expenses
Employee compensation and benefits	55,477	58,864	242,967	210,414	217,574
General, administrative and other	24,596	21,789	88,458	92,955	86,908
Total operating expenses	80,073	80,653	331,425	303,369	304,482
Operating income	2,544	24,989	84,969	75,127	72,524
Investment income (loss)	3,373	(286)	7,521	16,963	16,986
Interest expense	(5,867)	(6,000)	(25,680)	(26,468)	(23,415)
Other expense	(9,733)	(1,659)	(4,494)	(542)	8,250
Net other income (expense)	(12,227)	(7,945)	(22,653)	(10,047)	1,821
Income (loss) before income taxes	(9,683)	17,044	62,316	65,080	74,345
Income taxes	643	661	2,318	1,395	1,325
Net income (loss)	(10,326)	16,383	59,998	63,685	73,020
Less: Net income (loss) attributable to redeemable noncontrolling interest	2,093	—	—	—	—
Less: Net income (loss) attributable to noncontrolling interest	2,536	3,178	13,221	24,486	19,981
Net income (loss) attributable to the GCM Companies	$(14,955)	$13,205	$46,777	$39,199	$53,039
	As of March 31, 2020	As of December 31,
Balance Sheet Data (in thousands)		2019	2018
Cash and cash equivalents	$139,360	$79,866	$68,100
Investments	$161,010	$159,358	$172,250
Total assets	$431,989	$373,156	$371,595
Debt	$376,191	$448,500	$429,181
Total liabilities	$487,061	$586,986	$572,702
Redeemable noncontrolling interest	$114,489	—	—

The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The selected pro forma condensed combined financial information does not purport to represent what the combined company’s results of operations or financial condition would have been had the business combination and other transactions contemplated by the Transaction Agreement actually occurred on March 31, 2020, with respect to the selected unaudited pro forma condensed combined balance sheet data, and January 1, 2019, with respect to the selected unaudited pro forma condensed combined statements of income, and does not purport to project the combined company’s results of operations or financial condition for any future period or as of any future date. The information below should be read in conjunction with “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” included elsewhere in this proxy statement/prospectus.

	Three Months Ended March 31, 2020		Year Ended December 31, 2019
Statement of Income Data (in thousands)	Pro Forma Assuming No Additional Redemptions	Pro Forma Assuming Additional Redemptions	Pro Forma Assuming No Additional Redemptions	Pro Forma Assuming Additional Redemptions
Revenues
Management fees	$77,701	$77,701	$324,716	$324,716
Incentive fees	3,233	3,233	84,165	84,165
Other operating income	1,683	1,683	7,513	7,513
Total operating revenues	82,617	82,617	416,394	416,394
Expenses
Employee compensation and benefits	55,477	55,477	242,967	242,967
General, administrative and other	21,477	21,477	88,341	88,341
Total operating expenses	76,954	76,954	331,308	331,308
Operating income	5,663	5,663	85,086	85,086
Investment income	3,373	3,373	7,521	7,521
Interest expense	(2,887)	(5,207)	(10,576)	(21,754)
Other expense	(8,220)	(8,220)	(4,494)	(4,494)
Net other income (expense)	(7,734)	(10,054)	(7,549)	(18,727)
Income (loss) before income taxes	(2,071)	(4,391)	77,537	66,359
Income taxes	770	626	8,181	5,831
Net income (loss)	(2,841)	(5,017)	69,356	60,528
Less: Net income (loss) attributable to redeemable noncontrolling interest	2,093	2,093	13,838	13,838
Less: Net income (loss) attributable to noncontrolling interest in the GCM Companies	2,536	2,536	13,221	13,221
Net income (loss) attributable to the GCM Companies	$(7,470)	$(9,647)	$42,297	$33,469
Less: Net income (loss) attributable to noncontrolling interest	(5,071)	(7,536)	34,831	30,089
Net income (loss) attributable to GCM PubCo	$(2,399)	$(2,111)	$7,466	$3,380
	As of March 31, 2020
Balance Sheet Data (in thousands)	Pro Forma Assuming No Additional Redemptions	Pro Forma Assuming Additional Redemptions
Cash and cash equivalents	$178,207	$171,615
Investments	$161,010	$161,010
Total assets	$556,480	$547,858

Debt	$169,191	$376,191
Total liabilities	$354,541	$560,512

Redeemable noncontrolling interest	$114,489	$114,489

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for CFAC and the GCM Companies and unaudited pro forma condensed consolidated combined per share ownership information of GCM PubCo after giving effect to the business combination, assuming two redemption scenarios as follows:

•        Assuming No Additional Redemptions: This scenario assumes that no shares of CFAC are redeemed from the public stockholders in connection with the business combination.

•        Assuming Additional Redemptions: This scenario assumes that approximately 20.8 million shares of CFAC are redeemed, resulting in an aggregate payment of approximately $213.6 million out of the Trust Account. This redemption is the maximum allowable redemption whereby CFAC believes it will be able to satisfy the conditions in the Transaction Agreement, including the condition that the Available Funds shall not be less than $300 million.

The pro forma book value and net income (loss) per share information reflects the Transactions as if they had occurred on March 31, 2020 and January 1, 2019, respectively.

The historical information should be read in conjunction with the sections entitled “Selected Historical Consolidated Financial Information of CFAC” and “Selected Historical Financial Information of the GCM Companies” and the historical consolidated and combined financial statements of CFAC and the GCM Companies and the related notes thereto included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed consolidated combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Transactions had been completed as of the date indicated or will be realized upon the completion of the Transactions.

	CFAC		GCM Companies	Pro Forma Combined (Assuming No Additional Redemptions)	Pro Forma Combined (Assuming Additional Redemptions)
	(in thousands, except per share amounts)
Book value per share(1) – As of March 31, 2020		$0.14	N/A	$1.56	$(3.61)
Basic and diluted net income (loss) per share, CFAC Class A common stock (public) – For the three months ended March 31, 2020		$0.01	N/A	N/A	N/A
Basic and diluted net income (loss) per share, CFAC Class A common stock (private placement) – For the three months ended March 31, 2020		$(0.02)	N/A	N/A	N/A
Basic and diluted net income (loss) per share, CFAC Class B common stock – For the three months ended March 31, 2020		$(0.02)	N/A	N/A	N/A
Basic and diluted net income (loss) per share, CFAC Class A common stock (public) – For the year ended December 31, 2019		$0.17	N/A	N/A	N/A
Basic and diluted net income (loss) per share, CFAC Class A common stock (private placement) – For the year ended December 31, 2019		$(0.06)	N/A	N/A	N/A
Basic and diluted net income (loss) per share, CFAC Class B common stock – For the year ended December 31, 2019		$(0.06)	N/A	N/A	N/A
Basic net income (loss) per common share – For the three months ended March 31, 2020	$		N/A	$(0.04)	$(0.06)
Diluted net income (loss) per common share – For the three months ended March 31, 2020	$		N/A	$(0.04)	$(0.06)
Basic net income (loss) per common share – For the year ended December 31, 2019	$		N/A	$0.13	$0.10
Diluted net income (loss) per common share – For the year ended December 31, 2019	$		N/A	$0.13	$0.10

____________

(1)      Book value per share = Total equity/shares outstanding.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

CFAC

Market Price and Ticker Symbol

CFAC Class A common stock, the units and the public warrants are currently listed on Nasdaq under the symbols “CFFA,” “CFFAU” and “CFFAW,” respectively.

The closing price of the CFAC Class A common stock, the units and the public warrants on July 31, 2020, the last trading day before announcement of the execution of the Transaction Agreement, was $10.45, $12.50 and $1.4999, respectively. As of             , 2020, the record date for the special meeting, the most recent closing price for each CFAC Class A common stock, unit and public warrant was $            , $             and $            , respectively.

Holders

As of August 5, 2020, there were 1 holder of record of CFAC Class A common stock, 2 holders of record of CFAC Class B common stock, 2 holders of record of the units and 1 holder of record of the public warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose CFAC Class A common stock, units and public warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

CFAC has not paid any cash dividends on its common stock to date and does not intend to pay any cash dividends prior to the completion of the business combination.

Following the completion of the business combination, GCM PubCo will be a holding company with no material assets other than its indirect ownership of equity interests in GCMH LLLP and certain deferred tax assets. As such, GCM PubCo will not have any independent means of generating revenue. However, management of GCM Grosvenor expects to cause GCMH LLLP to make distributions to its members, including GCM PubCo, in an amount at least sufficient to allow GCM PubCo to pay all applicable taxes, to make payments under the Tax Receivable Agreement, and to pay GCM PubCo’s corporate and other overhead expenses.

Additionally, management of GCM Grosvenor expects to recommend to the board of directors of GCM PubCo that it approve a cash dividend on of $0.05 per share per quarter shares of GCM Class A common stock, starting with the first full quarter after the completion of the business combination. However, the payment of cash dividends on shares of GCM Class A common stock in the future, in this amount or otherwise, will be within the discretion of GCM PubCo’s board of directors at such time, and will depend on numerous factors, including:

•        general economic and business conditions;

•        GCM PubCo’s strategic plans and prospects;

•        GCM PubCo’s business and investment opportunities;

•        GCM PubCo’s financial condition and operating results, including its cash position, its net income and its realizations on investments made by its investment funds;

•        working capital requirements and anticipated cash needs;

•        contractual restrictions and obligations, including payment obligations pursuant to the tax receivable agreement and restrictions pursuant to any credit facility; and

•        legal, tax and regulatory restrictions.

GCM PubCo

There is no public market for shares of GCM PubCo’s common stock.

RISK FACTORS

CFAC stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the relevant proposals described in this proxy statement/prospectus.

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of GCM Grosvenor prior to the Closing, which will be the business of GCM PubCo and its subsidiaries following the Closing.

Risks Related to GCM Grosvenor’s Business and Industry

In the course of conducting our business operations, we are exposed to a variety of risks. These risks are generally inherent to the alternative asset management industry or otherwise generally impact alternative asset managers like us. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of shares of GCM Class A common stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

The historical performance of our funds should not be considered as indicative of the future results of our operations or any returns expected on an investment in GCM Class A common stock; however, poor performance of our funds, or lack of growth in our assets under management, could have a materially adverse impact on our revenues, and, consequently, the returns on GCM Class A common stock.

An investment in GCM Class A common stock is not an investment in any of our funds and is not linked to the historical or future performance of our funds. However, the success and growth of our business is highly dependent upon the performance of our funds.

Positive performance of our funds will not necessarily result in the holders of GCM Class A common stock experiencing a corresponding positive return on their GCM Class A common stock. However, poor performance of our funds could cause a decline in our revenues as a result of reduced management fees and incentive fees from such funds, and may therefore have a materially adverse impact on our performance and the returns on an investment in GCM Class A common stock.

If we fail to meet the expectations of our clients or our funds otherwise experience poor investment performance, whether due to general economic and financial conditions, our investment acumen or otherwise, our ability to retain existing assets under management and attract new clients could be materially adversely affected. In turn, the management fees and incentive fees that we would earn would be reduced and our business or financial condition would suffer, thus negatively impacting the price of GCM Class A common stock. Furthermore, even if the investment performance of our funds is positive, our business or financial condition and the price of GCM Class A common stock could be materially adversely affected if we are unable to attract and retain additional assets under management consistent with our past experience, industry trends or investor and market expectations.

See “— Risks Related to Our Funds.”

Investors in our open-ended, specialized funds may generally redeem their investments in these funds on a periodic basis. Investors in most of our closed-ended, specialized funds may terminate the commitment periods of these funds or otherwise cause our removal as general partner of these funds under certain circumstances. Our customized separate account clients may generally terminate our management of these relationships on short notice. Any of these events would lead to a decrease in our revenues, which could be substantial.

Investors in our open-ended, specialized funds may generally redeem their investments on an annual or quarterly basis following the expiration of a specified period of time when capital may not be withdrawn, subject to the applicable fund’s specific redemption provisions. In addition, the boards of directors of the investment companies we manage could terminate our advisory engagement of those companies, on as little as 30 days’ prior written notice. In a declining market, the pace of redemptions from our open-ended, specialized funds, and consequently our assets under management, may accelerate as investors seek to limit the losses on their investments or rely upon the liquidity provided by our funds in order to satisfy other obligations these investors may have elsewhere in their portfolios. To the extent appropriate and permissible under a fund’s governing agreements, we may limit or suspend redemptions or otherwise take steps to limit the impact of redemptions on our funds during a redemption period, which may have a negative reputational impact on us. See “—Risks Related to Our Funds — Hedge fund investments are subject to numerous additional risks.” The decrease in revenues that would result from significant redemptions in our open-ended, specialized funds could have a material adverse effect on our business, financial condition and results of operations. In addition, the occurrence of such an event would likely have a negative reputational impact on us.

The governing agreements of most of our closed-ended, specialized funds provide that, subject to certain conditions, investors comprising a certain percentage of commitments to these funds, which may be as low as 75%, have the right to suspend or terminate the commitment periods of these funds or cause our removal as general partner and investment manager of these funds without cause. The termination or suspension of a fund’s commitment period or our removal as general partner of a fund would result in loss of management fee revenues and potentially some or all of any carried interest to which we may otherwise have been entitled to receive. The decrease in these revenues could have a material adverse effect on our business, financial condition and results of operations. In addition, the occurrence of such an event would likely have a negative reputational impact on us.

Our customized separate account clients may generally terminate our management of these relationships without cause, request the orderly liquidation of investments of these portfolios or transfer some or all of the investments in these portfolios directly to the client or some other third-party, on as little as 30 days’ prior written notice. The occurrence of such an event would result in a loss of management fee revenues to which we may otherwise have been entitled to receive. The decrease in these revenues could have a material adverse effect on our business, financial condition and results of operations. In addition, the occurrence of such an event would likely have a negative reputational impact on us.

The COVID-19 pandemic has caused severe disruptions in the U.S. and global economies and may adversely impact our business, financial condition and results of operations.

The outbreak of the COVID-19 pandemic led much of the world to institute stay-at-home orders, restrictions on travel, bans on public gatherings, the closing of non-essential businesses or limiting their hours of operation and other restrictions on businesses and their operations, which has adversely impacted global commercial activity and contributed to significant volatility and a downturn in global financial markets. While some of these restrictions are being relaxed or lifted in an effort to generate more economic activity, the risk of future COVID-19 outbreaks remains, and jurisdictions may reimpose them in an effort to mitigate risks to public health. Moreover, even where restrictions are and remain lifted, the absence of viable treatment options or a vaccine could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. As a result, we are unable to predict the ultimate adverse impact of the pandemic, but it has affected, and may further affect, our business in various ways, including the following:

•        We operate our business globally, with clients and offices across North America, Europe, Asia-Pacific, Latin America and the Middle East. The ability to easily travel and meet with prospective and current clients in person helps build and strengthen our relationships with them in ways that telephone and video conferences may not always afford. In addition, the ability of our employees to conduct their daily work in our offices helps to ensure a level of productivity that may not be achieved when coming to the office every day is not an option. Further, our investment strategies target opportunities globally. Restrictions on travel and public gatherings as well as stay-at-home orders mean that most of our client and prospect meetings are not currently taking place in person, and the vast majority of our employees are working from home. As a consequence, our ability to market our funds and raise new business has been impeded (which may result in lower or delayed revenue growth), it has become more difficult to conduct due diligence on investments (which can impede the identification of investment risks) and an extended period of remote working by our employees could strain our technology resources and introduce operational risks, including heightened cybersecurity risk, as remote working environments can be less secure and more susceptible to hacking attacks.

•        A slowdown in fundraising activity has in the past resulted in delayed or decreased management fees and could result in delayed or decreased management fees in the future compared to prior periods. In addition, in light of declines in public equity markets and other components of their investment portfolios, investors may become restricted by their asset allocation policies to invest in new or successor funds that we provide, or may be prohibited by new laws or regulations from funding existing commitments. We may also experience a slowdown in the deployment of our capital, which could also adversely affect our ability to raise capital for new or successor funds.

•        To the extent the market dislocation caused by COVID-19 may present attractive investment opportunities due to increased volatility in the financial markets, we may not be able to complete those investments, which could impact revenues, particularly for our funds that charge fees on invested capital.

•        Our liquidity and cash flows may be adversely impacted by declines or delays in realized incentive fees and management fee revenues.

•        Our funds invest in industries that have been materially impacted by the COVID-19 pandemic, including healthcare, travel, entertainment, hospitality and retail. Companies in these industries are facing operational and financial hardships resulting from the pandemic, and if conditions do not improve, they could continue to suffer materially, become insolvent or cease operations altogether, any of which would decrease the value of the investments.

•        COVID-19 presents a threat to our employees’ well-being and morale. If our senior management or other key personnel become ill or are otherwise unable to perform their duties for an extended period of time, we may experience a loss of productivity or a delay in the implementation of certain strategic plans. In addition to any potential impact of such extended illness on our operations, we may be exposed to the risk of litigation by our employees against us for, among other things, failure to take adequate steps to protect their well-being, particularly in the event they become sick after a return to the office. Further, local COVID-19-related laws can be subject to rapid change depending on public health developments, which can lead to confusion and make compliance with laws uncertain and subject us to increased risk of litigation for non-compliance.

•        We anticipate that regulatory oversight and enforcement will become more rigorous for public companies in general, and for the financial services industry in particular, as a result of the recent volatility in the financial markets.

We believe COVID-19’s adverse impact on our business, financial condition and results of operations will be significantly driven by a number of factors that we are unable to predict or control, including, for example: the severity and duration of the pandemic, including the timing of availability of a treatment or vaccine for COVID-19; the pandemic’s impact on the U.S. and global economies; the timing, scope and effectiveness of additional governmental responses to the pandemic; the timing and path of economic recovery; and the negative impact on our clients, counterparties, vendors and other business partners that may indirectly adversely affect us.

Our business and financial condition may be materially adversely impacted by the variable nature of our revenues, and in particular the performance-based aspect of certain of our revenues and cash flows, which may make it difficult for us to achieve steady earnings growth on a quarterly basis and may lead to large adverse movements or general increased volatility in the price of GCM Class A common stock.

Our revenues are influenced by the combination of the amount of assets under management and the investment performance of our funds. Asset flows, whether inflows or outflows, can be variable from month-to-month and quarter-to-quarter. Furthermore, our funds’ investment performance, which affects the amount of assets under management and the management fees we may earn in a given year, can be volatile due to, among other things, general market and economic conditions. Accordingly, our revenues and cash flows may be variable.

Our cash flow may fluctuate significantly from quarter to quarter due to the fact that we receive carried interest distributions from certain of our funds only when investments are realized and, in certain cases, achieve a certain preferred return based on performance. In most cases, for our funds where we are entitled to receive carried interest distributions, an element of our revenues, it takes a substantial period of time to realize the cash value (or other proceeds) of an investment. Even if an investment proves to be profitable, it may be a number of years before any profits can be realized in cash (or other proceeds). We cannot predict when, or if, any realization of investments will occur, and thus, we cannot predict the timing or amounts of carried interest distributions to us. If we were to receive a carried interest distribution in a particular quarter, it may have a significant impact on our results for that particular quarter, which may not be replicated in subsequent quarters.

We are entitled to performance-based fees in respect of certain of our funds that are based on a percentage of unrealized profit, typically over a “high water-mark,” on an annual or more frequent basis. Typically, these performance-based fees are paid to us by our funds during the first quarter of each year which is subsequent to when they are earned, even though our funds may accrue a performance-based fee prior to the date it is paid.

As a result, achieving steady earnings growth on a quarterly basis may be difficult, which could in turn lead to large adverse movements or general increased volatility in the price of GCM Class A common stock.

The industry in which we operate is intensely competitive. If we are unable to compete successfully, our business and financial condition could be adversely affected.

The industry in which we operate is intensely competitive, with competition based on a variety of factors, including investment performance, the scope and the quality of service provided to clients, brand recognition, business reputation and price. Our business competes with a number of private equity funds, specialized investment funds, solutions providers and other sponsors managing pools of capital, as well as corporate buyers, traditional asset managers, commercial banks, investment banks and other financial institutions (including sovereign wealth funds), and we expect that competition will continue to increase. For example, certain traditional asset managers have developed their own private equity platforms and are marketing other asset allocation strategies as alternatives to hedge fund investments. Additionally, developments in financial technology, such as distributed ledger technology, commonly referred to as blockchain, have the potential to disrupt the financial industry and change the way financial institutions, as well as asset managers, do business. A number of factors serve to increase our competitive risks:

•        a number of our competitors have greater financial, technical, marketing and other resources and more personnel than we do;

•        some of our competitors have recently raised, or are expected to raise, significant amounts of capital, and many of them have investment objectives similar to ours, which may create additional competition for investment opportunities that our funds seek to exploit;

•        some of our funds may not perform as well as competitors’ funds or other available investment products;

•        several of our competitors have significant amounts of capital, and many of them have similar investment objectives to ours, which may create additional competition for investment opportunities and may reduce the size and duration of pricing inefficiencies that many alternative investment strategies seek to exploit;

•        some of our competitors may have a lower cost of capital, which may be exacerbated to the extent potential changes to the Code limit the deductibility of interest expense;

•        some of our competitors may have access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities;

•        some of our competitors may be subject to less regulation and accordingly may have more flexibility to undertake and execute certain businesses or investments than we can and/or bear less compliance expense than we do;

•        some of our competitors may have more flexibility than us in raising certain types of investment funds under the investment management contracts they have negotiated with their investors;

•        some of our competitors may have better expertise or be regarded by investors as having better expertise in a specific asset class or geographic region than we do; and

•        other industry participants may, from time to time, seek to recruit our investment professionals and other employees away from us.

We may find it harder to retain and raise funds, and we may lose investment opportunities in the future, if we do not match the prices, structures and terms offered by our competitors. We may not be able to maintain our current fee structures as a result of industry pressure from investors to reduce fees. In order to maintain our desired fee structures in a competitive environment, we must be able to continue to provide clients with investment returns and service that incentivize them to pay our desired fee rates. We cannot assure you that we will succeed in providing investment returns and service that will allow us to maintain our desired fee structure. Fee reductions on existing or future new business could have a material adverse effect on our profit margins and results of operations.

A decline in the pace or size of fundraising or investments made by us on behalf of our funds may adversely affect our revenues.

Our revenues in any given period are dependent in part on the size of our FPAUM in such period. For our closed-ended funds, the revenues that we earn are driven in part by the amount of capital invested or committed for investment by our clients, our fundraising efforts and the pace at which we make investments on behalf of certain of our funds. A decline in the pace or the size of fundraising efforts or investments may reduce our revenues. The alternative asset investing environment continues to see increased competition, which can make fundraising and the deployment of capital more difficult. In addition, many other factors could cause a decline in the pace of investment, including the inability of our investment professionals to identify attractive investment opportunities, decreased availability of capital on attractive terms and our failure to consummate identified investment opportunities because of business, regulatory or legal complexities or uncertainty and adverse developments in the U.S. or global economy or financial markets. In addition, if we are unable to deploy capital at a pace that is sufficient to offset the pace of realizations that we return to our clients, our fee revenues could decrease.

The nature of closed-ended funds involves the perpetual return of capital to investors. This return of capital to investors in our funds reduces our FPAUM. Hence, we are perpetually seeking to raise investment commitments in order to replace the return of capital to clients from existing funds. Given the competitive nature of the alternative asset management business, following a return of capital to a client, we may lose them as a client as a result of client-specific changes such as a change in such client’s ownership, control or senior management, a client’s decision to transition to in-house asset management rather than partner with a third-party provider such as us, competition from other financial advisors and financial institutions and other causes. Moreover, a number of our contracts with state government-sponsored clients are secured through such government’s mandated procurement processes, which may include a broad and competitive bidding process for subsequent engagements. If multiple clients failed to renew their investment commitments with us and we were unable to secure new clients, our fee revenues would decline materially. Finally, we cannot assure you that we will be able to replace returned capital with investment commitments that generate the same revenues as the returned capital.

A loss of significant third-party distribution relationships, or impairment of our acceptance by the independent consulting community, could have a material adverse effect on our AUM and our revenues.

The potential client base for our funds is limited, and our ability to distribute interests in our funds and to access clients is dependent to a significant extent upon maintenance of our distribution relationships with, or other access to, financial intermediaries.

We have a limited number of distribution relationships with financial services firms. A loss of any of the distribution channels afforded by these relationships, and the inability to access clients through new distribution relationships, could have a material adverse effect on our business.

In addition, institutional clients, and pension funds in particular, often seek the guidance of independent consultants in evaluating prospective investments. Many consultants have become familiar with us in the course of assisting their clients in evaluating our funds and the services provided by us. We cannot assure you that we will continue to find acceptance in the consulting community. If our acceptance in the consulting community diminishes, our ability to attract and retain AUM could be materially and adversely affected, which could cause our revenues to decline.

We could suffer losses if our reputation or the reputation of our industry is harmed.

Our business is highly competitive and we benefit from being highly regarded in our industry. Maintaining our reputation is critical to attracting and retaining fund investors and for maintaining our relationships with our regulators. Negative publicity regarding our company or our personnel could give rise to reputational risk which could significantly harm our existing business and business prospects.

In addition, events that damage the reputation of our industry generally, such as the insolvency or bankruptcy of large funds or a significant number of funds or highly publicized incidents of fraud or other scandals, could have a material adverse effect on our business, regardless of whether any of these events directly relate to our funds or the investments made by our funds.

We are subject to numerous conflicts of interest that are both inherent to our business and industry and particular to us. Our failure to deal appropriately with conflicts of interest could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.

We currently provide or may in the future provide a broad spectrum of financial services, including investment advisory, broker-dealer, asset management, loan origination, capital markets, special purpose acquisition company sponsorship and idea generation. As we have expanded and as we continue to expand our business, we increasingly confront potential conflicts of interest relating to our funds’ investment activities. Investment manager conflicts of interest continue to be a significant area of focus for regulators and the media. Because of our size and the variety of investment strategies that we pursue for our funds, we may face a higher degree of scrutiny compared with investment managers that are smaller or focus on fewer asset classes.

The relationships among our funds and us are complex and dynamic, and our business may change over time. Therefore, we and our personnel will likely be subject, and our funds will likely be exposed, to new or additional conflicts of interest. In the ordinary course of business, and in particular in managing and making investment decisions for our funds, we engage in activities in which our interests or the interests of our funds may conflict with the interests of other funds and the investors in such funds. Such conflicts of interest could adversely affect one or more of our funds and/or the performance of our funds or returns to their investors.

Certain of our funds may have overlapping investment objectives, including funds that have different fee structures and/or investment strategies that are more narrowly focused, and potential conflicts may arise with respect to allocation of investment opportunities among those funds. We will, from time to time, be presented with investment opportunities that fall within the investment objectives of multiple funds. In such circumstances, we will seek to allocate such opportunities among our funds on a basis that we reasonably determine in good faith to be fair and equitable, and may take into account a variety of relevant factors in determining eligibility, including the investment team primarily responsible for sourcing or performing due diligence on the transaction, the nature of the investment focus of each fund, the relative amounts of capital available for investment, anticipated expenses to the applicable fund and/or to us with regard to investment by our various funds, the investment pacing and timing of our funds and other considerations deemed relevant by us. Allocating investment opportunities appropriately frequently involves significant and subjective judgments. The risk that fund investors could challenge allocation decisions as inconsistent with our obligations under applicable law, governing fund agreements or our own policies cannot be eliminated. In addition, the perception of non-compliance with such requirements or policies could harm our reputation with fund investors.

Our funds may invest in companies in which we or one or more or our other funds also invest, either directly or indirectly. Investments in a company by certain of our funds may be made prior to the investment by other funds, concurrently, including as part of the same financing plan or subsequent to the investments by such other funds. Any such investment by a fund may consist of securities or other instruments of a different class or type from those in which other of our funds are invested, and may entitle the holder of such securities and other instruments to greater control or to rights that otherwise differ from those to which such other funds are entitled. In connection with any such investments — including as they relate to acquisition, owning, and disposition of such investments — our funds may have conflicting interests and investment objectives, and any difference in the terms of the securities or other instruments held by such parties may raise additional conflicts of interest for our funds and us. Our failure to adequately mitigate these conflicts could give rise to regulatory and investor scrutiny.

In the ordinary course of our investment activities on behalf of our funds, we receive investment-related information. We do not generally establish information barriers between internal investment teams. To the extent permitted by law, investment professionals have access to and make use of such investment-related information in making investment decisions for our funds. Therefore, information related to investments made on behalf of a particular fund may inform investment decisions made in respect of another of our funds or otherwise be used and monetized by us. The access and use of this information may create conflicts between our funds and between our funds and us, and no fund, or any investor therein, is entitled to any compensation for any profits earned by another fund or us based on our use of investment-related information received in connection with managing such funds.

Certain persons employed by or otherwise associated with us are related to, or otherwise have business, personal, political, financial, or other relationships with, persons employed by or otherwise associated with service providers engaged for our funds, and third-party investment managers with whom we invest on behalf of our funds. These types of relationships may also influence us in deciding whether to select or recommend such a service provider to perform services for a particular fund or to make or redeem an investment on behalf of a fund.

Additionally, we permit employees, former employees and other parties associated with the firm to invest in or alongside our funds on a no-fee, no-carry basis. These arrangements may create a conflict in connection with investments we make on behalf of our funds. For example, we have an agreement with a retired founding partner that was originally entered into in 2005, in connection with the individual’s departure from our firm. While investments in and alongside our funds by the retired partner’s family office are subject to the same policies and procedures applicable to our current employees, such retired partner benefits from information he receives in respect of our funds and our funds’ investments and the right to invest on a no-fee and no-carry basis.

It is possible that actual, potential or perceived conflicts could give rise to investor dissatisfaction or litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including an inability to raise additional funds, attract new clients or retain existing clients.

Our funds may invest in companies in which we or one or more or our other funds also invest, either directly or indirectly. Investments in a company by certain of our funds may be made prior to the investment by other funds, concurrently, including as part of the same financing plan or subsequent to the investments by such other funds. Any such investment by a fund may consist of securities or other instruments of a different class or type from those in which other of our funds are invested, and may entitle the holder of such securities or other instruments to greater control or to rights that otherwise differ from those to which such other funds are entitled. In connection with any such investments — including as they relate to acquisition, owning, and disposition of such investments — our funds may have conflicting interests and investment objectives, and any difference in the terms of the securities or other instruments held by such parties may raise additional conflicts of interest for our funds and us. Our failure to adequately mitigate these conflicts could give rise to regulatory and investor scrutiny.

In the ordinary course of our investment activities on behalf of our funds, we receive investment-related information. We do not generally establish information barriers between internal investment teams. To the extent permitted by law, investment professionals have access to and make use of such investment-related information in making investment decisions for our funds. Therefore, information related to investments made on behalf of a particular fund may inform investment decisions made in respect of another of our funds or otherwise be used and monetized by us. The access and use of this information may create conflicts between our funds and between our funds and us, and no fund, or any investor therein, is entitled to any compensation for any profits earned by another fund or us based on our use of investment-related information received in connection with managing such funds.

Certain persons employed by or otherwise associated with us are related to, or otherwise have business, personal, political, financial, or other relationships with, persons employed by or otherwise associated with service providers engaged for our funds, and third-party investment managers with whom we invest on behalf of our funds. These relationships may influence us in deciding whether to select or recommend such a service provider to perform services for a particular fund or to make or redeem an investment on behalf of a fund.

It is possible that actual, potential or perceived conflicts could give rise to investor dissatisfaction or litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including an inability to raise additional funds, attract new clients or retain existing clients.

Conflicts of interest may arise in our allocation of co-investment opportunities.

As a general matter, our allocation of co-investment opportunities is entirely within our discretion and there can be no assurance that co-investments of any particular type or amount will be allocated to any of our funds or investors. There can be no assurance that co-investments will become available and we will take into account a variety of factors and considerations we deem relevant in our sole discretion in allocating co-investment opportunities, including, without limitation, whether a potential co-investor has expressed an interest in evaluating co-investment opportunities, whether a potential co-investor has a history of participating in such opportunities with us, the size and interest of the opportunity, the economic terms applicable to such investment for such investor and us, whether allocating to a potential co-investor will help establish, recognize, strength and/or cultivate existing relationships with an existing or prospective investor and such other factors as we deem relevant under the circumstances. The allocation of co-investment opportunities by us sometimes involves a benefit to us including, without limitation, management fees, carried interest or incentive fees or allocations from a co-investment opportunity. In certain circumstances, we, our affiliates and our respective employees or any designee thereof and other companies, partnerships or vehicles affiliated with us may be permitted to be permitted to co-invest side-by-side with our funds and may consummate an investment in an investment opportunity otherwise suitable for a fund.

Potential conflicts will arise with respect to our decisions regarding how to allocate co-investment opportunities among our funds and investors and the terms of any such co-investments. Our fund documents typically do not mandate specific allocations with respect to co-investments. The investment advisers of our funds may have an incentive to provide co-investment opportunities to certain investors in lieu of others. Co-investment arrangements may be structured through one or more of our investment vehicles, and in such circumstances, co-investors will generally bear the costs and expenses thereof (which may lead to conflicts of interest regarding the allocation of costs and expenses between such coinvestors and investors in our other investment funds). The terms of any such existing and future co-investment vehicles may differ materially, and in some instances may be more favorable to us, than the terms of certain of our funds or prior co-investment vehicles, and such different terms may create an incentive for us to allocate a greater or lesser percentage of an investment opportunity to such funds or such co-investment vehicles, as the case may be. Such incentives will from time to time give rise to conflicts of interest. Allocating investment opportunities appropriately frequently involves significant and subjective judgments. The risk that fund investors could challenge allocation decisions as inconsistent with our obligations under applicable law, governing fund agreements or our own policies cannot be eliminated. In addition, the perception of non-compliance with such requirements or policies could harm our reputation with fund investors.

Our entitlement to receive carried interest from many of our funds may create an incentive for us to make more speculative investments and determinations on behalf of a fund than would be the case in the absence of such arrangement.

We sometimes receive carried interest or other performance-based fees or allocations that may create an incentive for us to make more speculative investments and determinations, directly or indirectly on behalf of our funds, or otherwise take or refrain from taking certain actions than it would otherwise make in the absence of such carried interest or performance-based fees or allocations. In addition, we may have an incentive to make exit determinations based on factors that maximize economics in favor of us or our employees. Certain of our employees or related persons may receive a portion of our carried interest or performance-based fees or allocations with respect to one or more of our funds, which may similarly influence such employees’ or related persons’ judgments. In connection therewith, any clawback obligation may create an incentive for us to defer disposition of one or more investments if such disposition would result in a realized loss and/or the finalization of dissolution and liquidation of a fund where a clawback obligation would be owed. Our failure to appropriately deal with any actual, potential or perceived conflicts of interest resulting from our entitlement to receive carried interest from many of our funds could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including an inability to raise additional funds, attract new clients or retain existing clients.

Conflicts of interest may arise in our allocation of costs and expenses, and increased regulatory scrutiny and uncertainty with regard to expense allocation may increase the risk of harm.

We have a conflict of interest in determining whether certain costs and expenses are incurred in the course of operating our funds. For example, we have to determine whether the costs arising from newly imposed regulations and self-regulatory requirements should be paid by our funds or by us. Our funds generally pay or otherwise bear all legal, accounting, filing, and other expenses incurred in connection with organizing and establishing the funds and the offering of interests in the funds. In addition, our funds generally pay all expenses related to the operation of the funds and their investment activities. We also determine, in our sole discretion, the appropriate allocation of investment-related expenses, including broken deal expenses, incurred in respect of unconsummated investments and expenses more generally relating to a particular investment strategy, among our funds, vehicles and accounts participating or that would have participated in such investments or that otherwise participate in the relevant investment strategy, as applicable. This could result in one or more of our funds bearing more or less of these expenses than other investors or potential investors in the relevant investments or a fund paying a disproportionate share, including some or all, of the broken deal expenses or other expenses incurred by potential investors. Parties that seek to participate in a particular investment opportunity we offer on a co-investment basis may not share in any broken deal expenses in the event such opportunity is not consummated.

While we historically have and will continue to allocate the costs and expenses of our funds in a fair and equitable basis and in accordance with our policies and procedures, due to increased regulatory scrutiny of expense allocation policies in the private investment funds realm, there is no guarantee that our policies and procedures will not be challenged by our supervising regulatory bodies. If we or our supervising regulators were to determine that we have improperly allocated such expenses, we could be required to refund amounts to our funds and could be subject to regulatory censure, litigation from our clients and/or reputational harm, each of which could have a material adverse effect on our business, financial condition and results of operations.

Certain policies and procedures implemented to mitigate potential conflicts of interest and address certain regulatory requirements may reduce the synergies that may otherwise exist across our various businesses.

In an effort to mitigate potential conflicts of interest and address regulatory, legal and contractual requirements and contractual restrictions, we have implemented certain policies and procedures (for example, information sharing policies) that may reduce the positive synergies that would otherwise exist across our various businesses. For example, we may come into possession of material non-public information with respect to issuers in which we may be considering making an investment or issuers in which our affiliates may hold an interest. As a consequence of such policies and procedures, we may be precluded from providing such information or other ideas to our other businesses that might be of benefit to them. Additionally, the terms of confidentiality or other agreements with or related to companies in which we have entered, either on our own behalf or on behalf of any of our clients, sometimes restrict or otherwise limit the ability of our funds to make investments or otherwise engage in businesses or activities competitive with such companies.

A significant portion of our combined financial statements include financial information, including net assets and revenues, that is attributable to noncontrolling interests holders and not attributable to us. As a result, the net assets and revenues presented in our financial statements may not represent our economic interests in those net assets and revenues.

While our historical combined financial statements include financial information, including assets and revenues of certain entities on a consolidated basis, such assets and revenues are attributable to the noncontrolling interest holders and not directly attributable to us as discussed in our combined financial statements included elsewhere in this proxy statement/prospectus.

Our international operations subject us to numerous risks.

We maintain operations in the United Kingdom, Hong Kong and Japan, among other places, and may grow our business into new regions with which we have less familiarity and experience, and this growth is important to our overall success. In addition, many of our clients are non-U.S. entities where we are expected to have a familiarity with the specific legal and regulatory requirements applicable to such clients. We rely upon stable and free international markets, not only in connection with seeking clients outside the U.S. but also in investing client capital in these markets.

Our international operations carry special financial and business risks, which could include the following:

•        greater difficulties in managing and staffing foreign operations;

•        differences between the U.S. and foreign capital markets, such as for accounting, auditing, financial reporting and legal standards, practices and disclosure requirements;

•        fluctuations in foreign currency exchange rates that could adversely affect our results;

•        additional costs of complying with, and exposure to liability under, foreign regulatory regimes;

•        unexpected changes in trading policies, regulatory requirements, tariffs and other barriers;

•        longer transaction cycles;

•        higher operating costs;

•        local labor conditions and regulations;

•        adverse consequences or restrictions on the repatriation of earnings;

•        potentially adverse tax consequences, such as trapped foreign losses;

•        less stable political and economic environments;

•        terrorism, political hostilities, war, public health crises and other civil disturbances or other catastrophic or pandemic events that reduce business activity;

•        cultural and language barriers and the need to adopt different business practices in different geographic areas; and

•        difficulty collecting fees and, if necessary, enforcing judgments.

As part of our day-to-day operations outside the United States, we are required to create compensation programs, employment policies, compliance policies and procedures and other administrative programs that comply with the laws of multiple countries. We also must communicate and monitor standards and directives across our global operations. Our failure to successfully manage and grow our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and to enforce compliance with non-U.S. standards and procedures.

Any payment of distributions, loans or advances to and from our subsidiaries could be subject to restrictions on or taxation of dividends or repatriation of earnings under applicable local law, monetary transfer restrictions, foreign currency exchange regulations in the jurisdictions in which our subsidiaries operate or other restrictions imposed by current or future agreements, including debt instruments, to which our non-U.S. subsidiaries may be a party. Our business, financial condition and results of operations could be materially and adversely affected if we are unable to successfully manage these and other risks of international operations in a volatile environment. If our international business increases relative to our total business, these factors could have a more pronounced effect on our results of operations or growth prospects.

The U.K.’s withdrawal from the European Union could have a material adverse effect on our business, financial condition and results of operations.

In January 2020, the U.K. withdrew from the European Union (commonly referred to as “Brexit”), with a transition period currently expected to end in December 2020. It is currently uncertain whether the UK will be able to agree a trade deal with the EU that includes UK regulated firms’ ability to continue to passport their services into EU member states. In the event the UK does not secure such a trade deal or otherwise extend the transition period, the current transition period will end on December 31, 2020 (a “no-deal Brexit”). Until that deadline, despite the U.K. no longer being a member state of the EU, applicable EU rules and regulations will continue to apply in the UK. Our business may be adversely affected by Brexit due to, among other things, disruption of the free movement of goods, services, capital, and people between the U.K. and the EU as well as potential changes to the legal and regulatory environment in the region. Furthermore, as a result of Brexit, our subsidiaries that are authorized and regulated by the U.K. Financial Conduct Authority may no longer be able to avail themselves of passporting rights under certain EU directives (such as the AIFMD and MiFID II) to provide services and perform activities in the U.K. and other parts of Europe. This may have an adverse impact on our results including the cost of, risk to, manner of conducting, and location of, our European business and our ability to hire and retain key staff in Europe. This may also adversely impact the markets in which we operate; the funds we manage or advise; our clients and our ability to raise capital from them; and ultimately the returns that may be achieved. While we have taken measures designed to allow us to continue to conduct our business in both the U.K. and the EU, Brexit may increase our cost of conducting business, interfere with our ability to market our products and provide our services and generally make it more difficult for us to pursue our objectives in the region. In particular, it may be challenging for us to continue marketing EU-domiciled funds that are subject to AIFMD where we are not designated the alternative investment manager to such funds but are instead delegated portfolio management responsibility from a third-party firm.

Brexit could also lead to legal uncertainty and potentially divergent national laws and regulations as the U.K. determines which EU laws to replace or replicate. Compliance with any such new laws and regulations in the U.K. may be difficult and/or costly to implement and could adversely impact our ability to raise capital from investors in the U.K. and the EU, which could materially reduce our revenues, earnings and cash flow and adversely affect our financial prospects and condition.

Political parties in several other member states of the EU have similarly proposed that a referendum be held on their country’s membership in the EU. It is unclear whether any other member states of the EU will hold such referendums, but further disruption and legal uncertainty can be expected if there are.

Our business, financial condition and results of operations could be materially and adversely affected if we are unable to successfully manage these and other risks of international operations in a volatile environment. If our international business increases relative to our total business, these factors could have a more pronounced effect on our results of operations or growth prospects.

Our indebtedness may expose us to substantial risks.

As of March 31, 2020, we had $340.3 million in long-term debt outstanding, and $42.0 million of revolving credit outstanding. We expect to continue to utilize debt to finance our operations, which will expose us to the typical risks associated with the use of leverage. An increase in leverage could make it more difficult for us to withstand adverse economic conditions or business plan variances, to take advantage of new business opportunities, or to make necessary capital expenditures. Any portion of our cash flow required for debt service would not be available for our operations, distributions, dividends or other purposes. Any substantial decrease in net operating cash flows or any substantial increase in expenses could make it difficult for us to meet our debt service requirements or force us to modify our operations. Our level of indebtedness may make us more vulnerable to economic downturns and reduce our flexibility in responding to changing business, regulatory and economic conditions, which could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to remain in compliance with the financial or other covenants contained in our debt instruments.

Our debt instruments contain, and any future debt instruments may contain, financial and other covenants that impose requirements on us and limit our and our subsidiaries’ ability to engage in certain transactions or activities, such as:

•        making certain payments in respect of equity interests, including, among others, the payment of dividends and other distributions, redemptions and similar payments, payments in respect of warrants, options and other rights, and payments in respect of subordinated indebtedness;

•        incurring additional debt;

•        providing guarantees in respect of obligations of other persons;

•        making loans, advances and investments;

•        entering into transactions with investment funds and affiliates;

•        creating or incurring liens;

•        entering into negative pledges;

•        selling all or any part of the business, assets or property, or otherwise disposing of assets;

•        making acquisitions or consolidating or merging with other persons;

•        entering into sale-leaseback transactions;

•        changing the nature of our business;

•        changing our fiscal year;

•        making certain modifications to organizational documents or certain material contracts;

•        making certain modifications to certain other debt documents; and

•        entering into certain agreements with respect to the repayment of indebtedness, the making of loans or advances, or the transferring of assets.

There can be no assurance that we will be able to maintain leverage levels in compliance with the financial covenants included in our debt instruments. These restrictions may limit our flexibility in operating our business, and any failure to comply with these financial and other covenants, if not waived, would cause a default or event of default. Our obligations under our debt instruments are secured by substantially all of our assets. In the case of an event of default, creditors may exercise rights and remedies, including the rights and remedies of a secured party, under such agreements and applicable law, which could have a material adverse effect on our business, financial condition and results of operations.

The loss of experienced and senior personnel could have a material adverse effect on our business and financial condition.

While the success of our business is not tied to any particular person or group of “key persons,” the success of our business does depend on the efforts, judgment and reputations of our personnel generally, and in particular our experienced and senior personnel in investment, operational and executive functions. Our personnel’s reputation, expertise in investing and risk management, relationships with our clients and third parties on which our funds depend for investment opportunities are each critical elements in operating and expanding our business. However, we may not be successful in our efforts to retain our most valued employees, as the market for alternative asset management professionals is extremely competitive. The loss of one or more members of our senior team could harm our business and jeopardize our relationships with our clients and members of the investing community. Accordingly, the retention of our personnel is crucial to our success. Nearly all of our managing directors and many of our executive directors are subject to long-term employment contracts that contain various incentives and restrictive covenants designed to retain these employees for the long-term success of our business, but none of them is obligated to remain actively involved with us. In addition, if any of our personnel were to join or form a competitor, following any required restrictive period set forth in their employment agreements, some of our clients could choose to invest with that competitor rather than in our funds. The loss of the services of one or more members of our senior team could have a material adverse effect on our business, financial condition and results of operations, including on the performance of our funds, our ability to retain and attract clients and highly qualified employees and our ability to raise new funds. Any change to our senior management team could have a material adverse effect on our business, financial condition and results of operations.

We do not carry any “key person” insurance that would provide us with proceeds in the event of the death or disability of any of our personnel. In addition, certain of our funds have key person provisions that are triggered upon the loss of services of one or more specified employees and could, upon the occurrence of such event, provide the investors in these funds with certain rights such as rights providing for the termination or suspension of the funds’ investment periods and/or wind-down of the funds. Accordingly, the loss of such personnel could result in significant disruption of certain funds’ investment activities, which could have a material adverse impact on our business, financial condition and results of operations, and could harm our ability to maintain or grow our assets under management in existing funds or raise additional funds in the future. Similarly, to the extent there is a perceived reliance in the market that one or more of our employees is critical to the success of a particular investment strategy, the loss of one or more such employees could lead investors to redeem from our funds or choose not to make further investments in existing or future funds that we manage, which would correspondingly reduce our management fees and potential to earn incentive fees.

We intend to expand our business and may enter into new lines of business or geographic markets, which may result in additional risks and uncertainties in our business.

We currently generate substantially all of our revenues from management fees and incentive fees. However, we intend to grow our business by offering additional products and services, by entering into new lines of business and by entering into, or expanding our presence in, new geographic markets. Introducing new types of investment structures, products and services could increase our operational costs and the complexities involved in managing such investments, including with respect to ensuring compliance with regulatory requirements and the terms of the investment. For example, we have recently launched certain funds that seek to capitalize on investment opportunities associated with projects undertaken by organized labor and investment opportunities accessed by investing with minority-owned investment firms, which in each case may be subject to greater levels of regulatory scrutiny. Also, we intend to serve as sponsor to one or more special purpose acquisition companies. To the extent we enter into new lines of business, we will face numerous risks and uncertainties, including risks associated with the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk, the required investment of capital and other resources and the loss of clients due to the perception that we are no longer focusing on our core business. In addition, we may from time to time explore opportunities to grow our business via acquisitions, partnerships, investments or other strategic transactions. There can be no assurance that we will successfully identify, negotiate or complete such transactions, that any completed transactions will produce favorable financial results or that we will be able to successfully integrate an acquired business with ours.

Entry into certain lines of business or geographic markets or the introduction of new types of products or services may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk. If a new business generates insufficient revenues or if we are unable to efficiently manage our expanded operations, our business, financial condition and results of operations could be materially and adversely affected.

Restrictions on our ability to collect and analyze data regarding our clients’ investments could adversely affect our business.

We maintain detailed information regarding investments that we monitor and report on for our funds. We rely on our database of investment information to provide regular reports to our clients, to research developments and trends in the markets and to support our investment processes. We depend on the continuation of our relationships with the investment managers of the underlying funds and investments in order to maintain current data on these investments and market activity. The termination of such relationships or the imposition of restrictions on our ability to use the investment-related information we obtain in connection with our investing, monitoring and reporting services could adversely affect our business, financial condition and results of operations.

Operational risks and data security breaches may disrupt our business, damage our reputation, result in financial losses or limit our growth.

We rely heavily on our financial, accounting, compliance, monitoring, reporting and other data processing systems. If any of these systems, or the systems of third-party service providers we utilize, do not operate properly or are disabled or fail, including the loss of data, whether caused by fire, other natural disaster, power or telecommunications failure, computer viruses, malicious actors, acts of terrorism or war or otherwise, we could suffer a disruption of our business, financial loss, liability to clients, regulatory intervention or reputational damage, which could have a material and adverse effect on our business, financial condition and results of operations.

In addition, we are dependent on the effectiveness of our information security policies, procedures and capabilities designed to protect our computer, network and telecommunications systems and the data such systems contain or transmit. Attacks on our information technology infrastructure could enable the attackers to gain access to and steal our proprietary information, destroy data or disable, degrade or sabotage our systems or divert or otherwise steal funds. Attacks could range from those common to businesses generally to those that are more advanced and persistent, which may target us because members of our senior management team may have public profiles or because, as an alternative asset management firm, we hold a significant amount of confidential and sensitive information about our clients and potential investments.

Although we take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, theft, misuse, computer viruses or other malicious code, and other events that could have a security impact. We and our employees have been and expect to continue to be the target of “phishing” attacks, and the subject of impersonations and fraudulent requests for money, and other forms of activities. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which we operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the EU. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize our, our employees’ or our clients’ or counterparties’ confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our, our employees’, our clients’, our counterparties’ or third parties’ operations, which could result in material financial losses, increased costs, disruption of our business, liability to clients and other counterparties, regulatory intervention or reputational damage, which, in turn, could cause a decline in our earnings and/or stock price. Furthermore, if we experience a cybersecurity incident, it could result in regulatory investigations and material penalties, which could lead to negative publicity and may cause our clients to lose confidence in the effectiveness of our security measures. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Rapidly developing and changing privacy laws and regulations could increase compliance costs and subject us to enforcement risks and reputational damage.

We are subject to various risks and costs associated with the collection, processing, storage and transmission of personal data and other sensitive and confidential information. Personal data is information that can be used to identify a natural person, including names, photos, email addresses, or computer IP addresses. This data is wide ranging and relates to our clients, employees, counterparties and other third parties. Our compliance obligations include those relating to state laws, such as the California Consumer Privacy Act (“CCPA”), which provides for enhanced privacy protections for California residents, a private right of action for data breaches and statutory fines and damages for data breaches or other CCPA violations, as well as well as a requirement of “reasonable” cybersecurity. We are also required to comply with foreign data collection and privacy laws in various non-U.S. jurisdictions in which we have offices or conduct business, including the GDPR, which applies to all organizations processing or holding personal data of EU data subjects (regardless of the organization’s location) as well as to organizations outside the EU that offer goods or services in the EU, or that monitor the behavior of EU data subjects. Compliance with the GDPR requires us to analyze and evaluate how we handle data in the ordinary course of business, from processes to technology. EU data subjects need to be given full disclosure about how their personal data will be used and stored. In that connection, consent must be explicit and companies must be in a position to delete information from their global systems permanently if consent were withdrawn. Financial regulators and data protection authorities throughout the EU have broad audit and investigatory powers under the GDPR to probe how personal data is being used and processed. In addition, some countries and states are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services. There are currently a number of proposals pending before federal, state, and foreign legislative and regulatory bodies.

While we have taken various measures to help ensure that our policies, processes and systems are in compliance with our obligations, any inability, or perceived inability, to adequately address privacy concerns, or comply with applicable laws or other legal obligations, even if unfounded, could result in significant regulatory and third-party liability, increased costs, disruption of our business and operations, and a loss of client confidence and other reputational damage. Furthermore, as new privacy-related laws and regulations are implemented, the time and resources needed for us to seek compliance with such laws and regulations continues to increase.

Extensive government regulation, compliance failures and changes in law or regulation could adversely affect us.

Our business activities are subject to extensive and evolving laws, rules and regulations. Any changes or potential changes in the regulatory framework applicable to our business may impose additional expenses or capital requirements on us, limit our fundraising activities, have an adverse effect on our business, financial condition, results of operations, reputation or prospects, impair employee retention or recruitment and require substantial attention by senior management. It is impossible to determine the extent of the impact of any new laws, regulations, initiatives or regulatory guidance that may be proposed or may become law on our business or the markets in which we operate.

Governmental authorities around the world have implemented or are implementing financial system and participant regulatory reform in reaction to volatility and disruption in the global financial markets, financial institution failures and financial frauds. Such reform includes, among other things, additional regulation of investment funds, as well as their managers and activities, including compliance, risk management and anti-money laundering procedures; restrictions on specific types of investments and the provision and use of leverage; implementation of capital requirements; limitations on compensation to managers; and books and records, reporting and disclosure requirements. We cannot predict with certainty the impact on us, our funds, or on alternative investment funds generally, of any such reforms. Any of these regulatory reform measures could have an adverse effect on our funds’ investment strategies or our business model. We may incur significant expense in order to comply with such reform measures and may incur significant liabilities if regulatory authorities determine that we are not in compliance.

We could also be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), enacted in December 2017, resulted in fundamental changes to the Code, including, among many other things, a reduction to the federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect our investors, the companies in which our funds invest, or us. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, subject carried interests to more onerous taxation or effect other changes that could have a material adverse effect on our business, results of operations and financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, our effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex, and the manner which they apply to us and our funds and diverse set of business arrangements is often open to interpretation. Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. The tax authorities could challenge our interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to our income tax provision that could increase our effective tax rate. Changes to tax laws may also adversely affect our ability to attract and retain key personnel.

Our business is subject to regulation in the United States, including by the SEC, the Commodity Futures Trading Commission (the “CFTC”), the Internal Revenue Service (the “IRS”), the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other regulatory agencies. Any change in such regulation or oversight could have a material adverse effect on our business, financial condition and results of operations. In addition, we regularly rely on exemptions from various requirements of these and other applicable laws. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If, for any reason, these exemptions were to be revoked or challenged or otherwise become unavailable to us, we could be subject to regulatory action or third-party claims, and our business, financial condition and results of operations could be materially and adversely affected. Our failure to comply with applicable laws or regulations could result in fines, suspensions of personnel or other sanctions, including revocation of our registration as an investment adviser or the registration of our broker-dealer subsidiary. Even if a sanction imposed against us or our personnel is small in monetary amount, the adverse publicity arising from the imposition of sanctions against us by regulators could harm our reputation and cause us to lose existing clients or fail to gain new clients.

In the wake of highly publicized financial scandals, investors exhibited concerns over the integrity of the U.S. financial markets, and the regulatory environment in which we operate is subject to further regulation in addition to those rules already promulgated. For example, there are a significant number of regulations that affect our business under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The SEC in particular continues to increase its regulation of the asset management and private equity industries, focusing on the private equity industry’s fees, allocation of expenses to funds, marketing practices, allocation of fund investment opportunities, disclosures to fund investors, the allocation of broken-deal expenses and general conflicts of interest disclosures. The SEC has also heightened its focus on the valuation practices employed by investment advisers. The lack of readily ascertainable market prices for many of the investments made by our funds or the funds in which we invest could subject our valuation policies and processes to increased scrutiny by the SEC. We may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. Brexit may result in our being subject to new and increased regulations if we can no longer rely on passporting privileges that allow U.K. financial institutions to access the EU single market without restrictions. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

We are subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prohibited transaction provisions of ERISA and Section 4975 of the Code in connection with the management of certain of our funds. With respect to these funds, this means that (1) the application of the fiduciary responsibility standards of ERISA to investments made by such funds, including the requirement of investment prudence and diversification, and (2) certain transactions that we enter into, or may have entered into, on behalf of these funds, in the ordinary course of business, are subject to the prohibited transactions rules under Section 406 of ERISA and Section 4975 of the Code. A non-exempt prohibited transaction, in addition to imposing potential liability upon fiduciaries of an ERISA plan, may also result in the imposition of an excise tax under the Code upon a “party in interest” (as defined in ERISA), or “disqualified person” (as defined in the Code), with whom we engaged in the transaction. In addition, a court could find that our funds that invest directly in operating companies have formed a partnership-in-fact conducting a trade or business with such operating companies and would therefore be jointly and severally liable for these companies’ unfunded pension liabilities.

Some of the other funds currently rely on an exception under the ERISA plan asset regulations promulgated by the Department of Labor (as modified by Section 3(42) of ERISA) (the “Plan Asset Regulations”), and therefore are not subject to the fiduciary responsibility requirements of ERISA or the prohibited transaction requirements of ERISA and Section 4975 of the Code. However, if these funds fail to satisfy an exception under the Plan Asset Regulations, such failure could materially interfere with our activities in relation to these funds and expose us to risks related to our failure to comply with such provisions of ERISA and the Code.

In addition, we are registered as an investment adviser with the SEC and are subject to the requirements and regulations of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Such requirements relate to, among other things, restrictions on entering into transactions with clients, maintaining an effective compliance program, incentive fees, solicitation arrangements, allocation of investments, recordkeeping and reporting requirements, disclosure requirements, limitations on agency cross and principal transactions between an adviser and their advisory clients, as well as general anti-fraud prohibitions. As a registered investment adviser, we have fiduciary duties to our clients. Similarly, we are registered as a broker-dealer with the SEC and are a member of FINRA. As such, we are also subject to the requirements and regulations of the Exchange Act and FINRA rules. A failure to comply with the obligations imposed by the Advisers Act, the Exchange Act or FINRA rules, including recordkeeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, could result in examinations, investigations, sanctions and reputational damage, and could have a material adverse effect on our business, financial condition and results of operations.

The Foreign Investment Risk Review Modernization Act significantly increased the types of transactions that are subject to the jurisdiction of the Committee on Foreign Investment in the United States (“CFIUS”). Under the final regulations of the reform legislation, which became effective on February 13, 2020, CFIUS has the authority to review and potentially recommend that the President of the United States block or impose conditions on non-controlling investments in critical infrastructure and critical technology companies and in companies collecting or storing sensitive data of U.S. citizens, which may reduce the number of potential buyers and limit the ability of our funds to realize value from certain existing and future investments.

In the EU, MiFID II requires, among other things, all MiFID investment firms to comply with prescriptive disclosure, transparency, reporting and recordkeeping obligations and obligations in relation to the receipt of investment research, best execution, product governance and marketing communications. As we operate investment firms which are subject to MiFID II, we have implemented policies and procedures to comply with MiFID II where relevant, including where certain rules have an extraterritorial impact on us. Compliance with MiFID II has resulted in greater overall complexity, higher compliance, administration and operational costs, and less overall flexibility. The complexity, operational costs and reduction in flexibility may be further compounded as a result of Brexit. This is because the UK is both: (i) no longer generally required to transpose EU law in to UK law; and (ii) electing to transpose certain EU legislation into UK law subject to various amendments and subject to the FCA’s oversight rather than that of EU regulators. Taken together, (i) and (ii) could result in divergence between the UK and EU regulatory frameworks.

In addition, across the EU, we are subject to the AIFMD, under which we are subject to regulatory requirements regarding, among other things, registration for marketing activities, the structure of remuneration for certain of our personnel and reporting obligations. Individual member states of the EU have imposed additional requirements that may include internal arrangements with respect to risk management, liquidity risks, asset valuations, and the establishment and security of depository and custodial requirements. Because some EEA countries have not yet incorporated the AIFMD into their agreement with the EU, we may undertake marketing activities and provide services in those EEA countries only in compliance with applicable local laws. Outside the EEA, the regulations to which we are subject relate primarily to registration and reporting obligations. As described above, Brexit and the potential resulting divergence between the UK and EU regulatory frameworks may result in additional complexity and costs in complying with AIFMD across both the UK and EU.

The EU Securitization Regulation (the “Securitization Regulation”), which became effective on January 1, 2019, imposes due diligence and risk retention requirements on “institutional investors,” which includes managers of alternative investment funds assets, and constrains the ability of alternative investment funds to invest in securitization positions that do not comply with the prescribed risk retention requirements. The Securitization Regulation may impact or limit our funds’ ability to make certain investments that constitute “securitizations” and may impose additional reporting obligations on securitizations, which may increase the costs of managing such vehicles.

A new EU Regulation on the prudential requirements of investment firms (Regulation (EU) 2019/2033) and its accompanying Directive (Directive (EU) 2019/2034) (together, “IFR/IFD”) have now been finalized and are expected to take effect on June 26, 2021. IFR/IFD will introduce a bespoke prudential regime for most MiFID investment firms to replace the one that currently applies under the fourth Capital Requirements Directive and the Capital Requirements Regulation. IFR/IFD represents a complete overhaul of “prudential” regulation in the EU. As the application dates for IFR/IFD fall outside the end of the Brexit transition period, the UK is not required to implement the legislation and will instead establish a new Investment Firms Prudential Regime which is intended to achieve similar outcomes to IFD/IFR. There is a risk that the new regime will result in higher regulatory capital requirements for affected firms and new, more onerous remuneration rules, as well as re-cut and extended internal governance, disclosure, reporting, liquidity, and group “prudential” consolidation requirements (among other things), each of which could have a material impact on our European operations, although there are transitional provisions allowing firms to increase their capital to the necessary level over three to five years.

It is expected that additional laws and regulations will come into force in the EEA, the EU, the UK and other countries in which we operate over the coming years. These laws and regulations may affect our costs and manner of conducting business in one or more markets, the risks of doing business, the assets that we manage or advise, and our ability to raise capital from investors. Any failure by us to comply with either existing or new laws or regulations could have a material adverse effect on our business, financial condition and results of operations.

Federal, state and foreign anti-corruption and sanctions laws create the potential for significant liabilities and penalties and reputational harm.

We are also subject to a number of laws and regulations governing payments and contributions to political persons or other third parties, including restrictions imposed by the Foreign Corrupt Practices Act (“FCPA”) as well as trade sanctions and export control laws administered by the Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce and the U.S. Department of State. The FCPA is intended to prohibit bribery of foreign governments and their officials and political parties, and requires public companies in the United States to keep books and records that accurately and fairly reflect those companies’ transactions. OFAC, the U.S. Department of Commerce and the U.S. Department of State administer and enforce various export control laws and regulations, including economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign states, organizations and individuals. These laws and regulations relate to a number of aspects of our business, including servicing existing fund investors, finding new fund investors, and sourcing new investments, as well as activities by the portfolio companies in our investment portfolio or other controlled investments.

Similar laws in non-U.S. jurisdictions, such as EU sanctions or the U.K. Bribery Act, as well as other applicable anti-bribery, anti-corruption, anti-money laundering, or sanction or other export control laws in the U.S. and abroad, may also impose stricter or more onerous requirements than the FCPA, OFAC, the U.S. Department of Commerce and the U.S. Department of State, and implementing them may disrupt our business or cause us to incur significantly more costs to comply with those laws. Different laws may also contain conflicting provisions, making compliance with all laws more difficult. If we fail to comply with these laws and regulations, we could be exposed to claims for damages, civil or criminal financial penalties, reputational harm, incarceration of our employees, restrictions on our operations and other liabilities, which could materially and adversely affect our business, results of operations and financial condition. In addition, we may be subject to successor liability for FCPA violations or other acts of bribery, or violations of applicable sanctions or other export control laws committed by companies in which we or our funds invest or which we or our funds acquire. While we have developed and implemented policies and procedures designed to ensure strict compliance by us and our personnel with the FCPA and other anti-corruption, sanctions and export control laws in jurisdictions in which we operate, such policies and procedures may not be effective in all instances to prevent violations. Any determination that we have violated the FCPA or other applicable anti-corruption, sanctions or export control laws could subject us to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect our business, financial condition and results of operations.

Misconduct by our employees, advisors or third-party service providers could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

There is a risk that our employees, advisors or third-party service providers could engage in misconduct that adversely affects our business. We are subject to a number of obligations and standards arising from our business and our discretionary authority over the assets we manage. The violation of these obligations and standards by any of our employees, advisors or third-party service providers would adversely affect our clients and us. Our business often requires that we deal with confidential matters of great significance to companies and funds in which we may invest for our clients. If our employees, advisors or third-party service providers were to engage in fraudulent activity, violate regulatory standards or improperly use or disclose confidential information, we could be subject to legal or regulatory action and suffer serious harm to our reputation, financial position and current and future business relationships. It is not always possible to detect or deter misconduct, and the extensive precautions we take that seek to detect and prevent undesirable activity may not be effective in all cases. If one of our employees, advisors or third-party service providers were to engage in misconduct or were to be accused of misconduct, our reputation and our business, financial condition and results of operations could be materially and adversely affected.

We may face damage to our professional reputation and legal liability if our services are not regarded as satisfactory or for other reasons.

As a financial services firm, we depend to a large extent on our relationships with our clients and our reputation for integrity and high-caliber professional services to attract and retain clients. As a result, if a client is not satisfied with our services, such dissatisfaction may be more damaging to our business than to other types of businesses.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial advisors has been increasing. Our asset management and advisory activities may subject us to the risk of significant legal liabilities to our clients and third parties, including our clients’ stockholders or beneficiaries, under securities or other laws and regulations for materially false or misleading statements made in connection with securities and other transactions. We make investment decisions on behalf of our clients that could result in substantial losses. Any such losses also may subject us to the risk of legal and regulatory liabilities or actions alleging negligent misconduct, breach of fiduciary duty or breach of contract. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending litigation. In addition, negative publicity and press speculation about us, our investment activities or the private markets in general, whether or not based in truth, or litigation or regulatory action against us or any third-party managers recommended by us or involving us may tarnish our reputation and harm our ability to attract and retain clients. Substantial legal or regulatory liability could have a material adverse effect on our business, financial condition and results of operations or cause significant reputational harm to us, which could seriously harm our business.

Our inability to obtain adequate insurance could subject us to additional risk of loss or additional expenses.

We may not be able to obtain or maintain sufficient insurance on commercially reasonable terms or with adequate coverage levels against potential liabilities we may face, which could have a material adverse effect on our business. We may face a risk of loss from a variety of claims, including those related to contracts, fraud, compliance with laws and various other issues, whether or not such claims are valid. Insurance and other safeguards might only partially reimburse us for our losses, if at all, and if a claim is successful and exceeds or is not covered by our insurance policies, we may be required to pay a substantial amount in respect of such successful claim. Certain losses of a catastrophic nature, such as public health crises, wars, earthquakes, typhoons, terrorist attacks or other similar events, may be uninsurable or may only be insurable at rates that are so high that maintaining coverage would cause an adverse impact on our business, in which case we may choose not to maintain such coverage.

Risks Related to Our Funds

Difficult market, geopolitical and economic conditions can adversely affect our business in many ways, including by reducing the value or performance of the investments made by our funds, reducing the number of high-quality investment managers with whom we may invest, and reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenues, earnings and cash flow and materially and adversely affect our business, financial condition and results of operations.

Our business can be materially affected by difficult financial market and economic conditions and events throughout the world that are outside our control, including rising interest rates, inflation, the availability of credit, changes in laws, trade barriers, commodity prices, currency exchange rates, public health crises, terrorism or political uncertainty. These factors may affect the level and volatility of securities prices and the liquidity and value of investments, and we may not be able to or may choose not to manage our exposure to them. The global financial markets are currently experiencing volatility and disruption due to the COVID-19 pandemic, and investments in many industries have experienced significant volatility over the last several years.

Our funds may be affected by reduced opportunities to exit and realize value from their investments and by the fact that they may not be able to find suitable investments in which to effectively deploy capital. During periods of difficult market conditions or slowdowns in a particular sector, companies in which our funds invest may experience decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. During such periods, these companies may also have difficulty in expanding their businesses and operations and be unable to meet their debt service obligations or other expenses as they become due. In addition, during periods of adverse economic conditions, our funds may have difficulty accessing financial markets, which could make it more difficult or impossible for them to obtain funding for additional investments and harm their assets under management and results of operations. A general market downturn, or a specific market dislocation, may result in lower investment returns for our funds, which would adversely affect our revenues. Furthermore, such conditions could also increase the risk of default with respect to investments held by our funds that have significant debt investments.

In addition, our ability to find high-quality investment managers with whom we may invest could become exacerbated in deteriorating or difficult market environments. Any such occurrence could delay our ability to invest capital, lead to lower returns on invested capital and have a material adverse effect on our business, financial condition and results of operations.

Market deterioration could cause us, our funds or the investments made by our funds to experience tightening of liquidity, reduced earnings and cash flow, and impairment charges, as well as challenges in raising and deploying capital, obtaining investment financing and making investments on attractive terms. These market conditions can also have an impact on our ability and the ability of our funds and the investments made by our funds to liquidate positions in a timely and efficient manner.

Our business could generate lower revenues in a general economic downturn or a tightening of global credit markets. A general economic downturn or tightening of global credit markets may result in reduced opportunities to find suitable investments and make it more difficult for us, or for the funds in which we and our clients invest, to exit and realize value from existing investments, potentially resulting in a decline in the value of the investments held in our clients’ portfolios, leading to a decrease in incentive fee revenue. Any reduction in the market value of the assets we manage will not likely be reported until one or more quarters after the end of the applicable performance period due to an inherent lag in the valuation process of private markets investments. This can result in a mismatch between stated valuation and current market conditions and can lead to delayed revelations of changes in performance and, therefore, delayed effects on our clients’ portfolios. If our clients reduce their commitments to make investments in private markets in favor of investments they perceive as offering greater opportunity or lower risk, our revenues or earnings could decline as a result of lower fees being paid to us. Further, if, due to the lag in reporting, their decision to do so is made after the initial effects of a market downturn are felt by the rest of the economy, the adverse effect we experience as a result of that decision could likewise adversely affect our business, financial condition and results of operations on a delayed basis.

Our profitability may also be adversely affected by our fixed costs and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenues relating to changes in market and economic conditions. If our revenues decline without a commensurate reduction in our expenses, our earnings will be reduced. Accordingly, difficult market conditions could have a material adverse effect on our business, financial condition and results of operations.

If the investments we make on behalf of our funds perform poorly, we may suffer a decline in our revenues and earnings, and our ability to raise capital for future funds may be materially and adversely affected.

Our revenues are derived from fees earned for our management of our funds, incentive fees, or carried interest, with respect to certain of our funds, and monitoring and reporting fees. In the event that our funds perform poorly, our revenues and earnings derived from incentive fees and carried interest will decline, and it will be more difficult for us to raise capital for new funds or gain new clients in the future. In addition, if carried interest that was previously distributed to us exceeds the amounts to which we are ultimately entitled, we may be required to repay that amount under a “clawback” obligation. If we are unable to repay the amount of the clawback, we would be subject to liability for a breach of our contractual obligations. If we are unable to raise or are required to repay capital, our business, financial condition and results of operations would be materially and adversely affected.

The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in part because:

•        market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future;

•        the performance of our funds that distribute carried interest is generally calculated on the basis of the net asset value of the funds’ investments, including unrealized gains, which may never be realized and therefore never generate carried interest;

•        our historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed;

•        our newly established closed-ended funds may generate lower returns during the period that they initially deploy their capital;

•        competition continues to increase for investment opportunities, which may reduce our returns in the future;

•        the performance of particular funds also will be affected by risks of the industries and businesses in which they invest; and

•        we may create new funds that reflect a different asset mix and new investment strategies, as well as a varied geographic and industry exposure, compared to our historical funds, and any such new funds could have different returns from our previous funds.

The success of our business depends on the identification and availability of suitable investment opportunities for our clients.

Our success largely depends on the identification and availability of suitable investment opportunities for our clients, and in particular the success of underlying funds in which our funds invest. The availability of investment opportunities will be subject to market conditions and other factors outside of our control and the control of the investment managers with which we invest for our funds. Past returns of our funds have benefited from investment opportunities and general market conditions that may not continue or reoccur, including favorable borrowing conditions in the debt markets, and there can be no assurance that our funds or the underlying funds in which we invest for our funds will be able to avail themselves of comparable opportunities and conditions. There can also be no assurance that the underlying funds we select will be able to identify sufficient attractive investment opportunities to meet their investment objectives.

Competition for access to investment funds and other investments we make for our clients is intense.

We seek to maintain excellent relationships with investment managers of investment funds, including those in which we have previously made investments for our clients and those in which we may in the future invest, as well as sponsors of investments that might provide co-investment opportunities in portfolio companies alongside the sponsoring fund manager. However, because of the number of investors seeking to gain access to investment funds and co-investment opportunities managed or sponsored by the top performing fund managers, there can be no assurance that we will be able to secure the opportunity to invest on behalf of our clients in all or a substantial portion of the investments we select, or that the size of the investment opportunities available to us will be as large as we would desire. Access to secondary investment opportunities is also highly competitive and is often controlled by a limited number of general partners, fund managers and intermediaries.

The due diligence process that we undertake in connection with investments may not reveal all facts that may be relevant in connection with an investment.

Before investing the assets of our funds, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, technological, environmental, social, governance and legal and regulatory issues. Outside consultants, legal advisors and accountants may be involved in the due diligence process in varying degrees depending on the type of investment and the parties involved. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations, and such an investigation will not necessarily result in the investment ultimately being successful. Moreover, the due diligence investigation that we will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts or risks that are necessary or helpful in evaluating such investment opportunity. For example, instances of bribery, fraud, accounting irregularities and other improper, illegal or corrupt practices can be difficult to detect and may be more widespread in certain jurisdictions.

In addition, a substantial portion of our funds invest in underlying funds, and therefore we are dependent on the due diligence investigation of the underlying investment manager of such funds. We have little or no control over their due diligence process, and any shortcomings in their due diligence could be reflected in the performance of the investment we make with them on behalf of our clients. Poor investment performance could lead clients to terminate their agreements with us and/or result in negative reputational effects, either of which could have a material adverse effect on our business, financial condition and results of operations.

Dependence on leverage by certain funds, underlying investment funds and portfolio companies subjects us to volatility and contractions in the debt financing markets and could adversely affect the ability of our funds to achieve attractive rates of return on their investments.

Many of the funds we manage, the funds in which we invest and portfolio companies within our funds and customized separate accounts currently rely on credit facilities either to facilitate efficient investing or for speculative purposes. If our funds are unable to obtain financing, or the underlying funds or the companies in which our funds invest are unable to access the structured credit, leveraged loan and high yield bond markets (or do so only at increased cost), the results of their operations may suffer if such markets experience dislocations, contractions or volatility. Any such events could adversely impact our funds’ ability to invest efficiently, and may impact the returns of our funds’ investments.

The absence of available sources of sufficient debt financing for extended periods of time or an increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would make it more expensive to finance those investments, and, in the case of rising interest rates, decrease the value of fixed-rate debt investments made by our funds. Certain investments may also be financed through fund-level debt facilities, which may or may not be available for refinancing at the end of their respective terms. Finally, limitations on the deductibility of interest expense on indebtedness used to finance our funds’ investments reduce the after-tax rates of return on the affected investments and make it more costly to use debt financing. Any of these factors may have an adverse impact on our business, results of operations and financial condition.

Similarly, private markets fund portfolio companies regularly utilize the corporate debt markets to obtain additional financing for their operations. The leveraged capital structure of such businesses increases the exposure of the funds’ portfolio companies to adverse economic factors such as rising interest rates, downturns in the economy or deterioration in the condition of such business or its industry. Any adverse impact caused by the use of leverage by portfolio companies in which we directly or indirectly invest could in turn adversely affect the returns of our funds.

Defaults by clients and third-party investors in certain of our funds could adversely affect that fund’s operations and performance.

Our business is exposed to the risk that clients that owe us money for our services may not pay us. We believe that this risk could potentially increase due to the current COVID-19 pandemic. Also, if investors in our funds default on their obligations to fund commitments, there may be adverse consequences on the investment process, and we could incur losses and be unable to meet underlying capital calls. For example, investors in our closed-ended funds make capital commitments to those funds that we are entitled to call from those investors at any time during prescribed periods. We depend on investors fulfilling and honoring their commitments when we call capital from them for those funds to consummate investments and otherwise pay their obligations when due. In addition, certain of our funds may utilize lines of credit to fund investments. Because interest expense and other costs of borrowings under lines of credit are an expense of the fund, the fund’s net multiple of invested capital may be reduced, as well as the amount of carried interest generated by the fund. Any material reduction in the amount of carried interest generated by a fund may adversely affect our revenues.

Any investor that did not fund a capital call would be subject to several possible penalties, including having a meaningful amount of its existing investment forfeited in that fund. However, the impact of the penalty is directly correlated to the amount of capital previously invested by the investor in the fund. For instance, if an investor has invested little or no capital early in the life of the fund, then the forfeiture penalty may not be as meaningful. A failure of investors to honor a significant amount of capital calls could have a material adverse effect on our business, financial condition and results of operations.

Our failure to comply with investment guidelines set by our clients could result in damage awards against us or a reduction in AUM, either of which would cause our earnings to decline and adversely affect our business.

Each of our funds is operated pursuant to specific investment guidelines, which, with respect to our customized separate accounts, are often established collaboratively between us and the investor in such fund. Our failure to comply with these guidelines and other limitations could result in clients terminating their relationships with us or deciding not to commit further capital to us in respect of new or different funds. In some cases, these investors could also sue us for breach of contract and seek to recover damages from us. In addition, such guidelines may restrict our ability to pursue certain allocations and strategies on behalf of our clients that we believe are economically desirable, which could similarly result in losses to a fund or termination of the fund and a corresponding reduction in AUM. Even if we comply with all applicable investment guidelines, our clients may nonetheless be dissatisfied with our investment performance or our services or fees, and may terminate their investment with us or be unwilling to commit new capital to our funds. Any of these events could cause our earnings to decline and have a material adverse effect on our business, financial condition and results of operations.

Valuation methodologies for certain assets in our funds can be significantly subjective, and the values of assets established pursuant to such methodologies may never be realized, which could result in significant losses for our funds.

For our closed-ended funds, there are no readily ascertainable market prices for a large number of the investments in these funds or the underlying funds in which these funds invest. The value of the fund investments of our funds is determined periodically by us based in general on the fair value of such investments as reported by the underlying fund managers. Our valuation of the funds in which we invest is largely dependent upon the processes employed by the managers of those funds. The fair value of investments is determined using a number of methodologies described in the particular funds’ valuation policies. These policies are based on a number of factors, including the nature of the investment, the expected cash flows from the investment, the length of time the investment has been held, restrictions on transfer and other generally accepted valuation methodologies. The value of the co/direct-equity and credit investments of our funds is determined periodically by us based on reporting provided by the relevant co/direct-equity sponsor and/or using independent third-party valuation firms to aid us in determining the fair value of these investments using generally accepted valuation methodologies. These may include references to market multiples, valuations for comparable companies, public or private market transactions, subsequent developments concerning the companies to which the securities relate, results of operations, financial condition, cash flows, and projections of such companies provided to the general partner and such other factors that we may deem relevant. The methodologies we use in valuing individual investments are based on a variety of estimates and assumptions specific to the particular investments, and actual results related to the investment may vary materially as a result of the inaccuracy of such assumptions or estimates. In addition, because the illiquid investments held by our funds, and the underlying funds in which we invest may be in industries or sectors that are unstable, in distress, or undergoing some uncertainty, such investments are subject to rapid changes in value caused by sudden company-specific or industry-wide developments.

Because there is significant uncertainty in the valuation of, or in the stability of the value of, illiquid investments, the fair values of such investments as reflected in a fund’s net asset value do not necessarily reflect the prices that would actually be obtained if such investments were sold. Realizations at values significantly lower than the values at which investments have been reflected in fund net asset values could result in losses for the applicable fund and the loss of potential incentive fees by the fund’s manager and us. Also, a situation in which asset values turn out to be materially different from values reflected in fund net asset values, whether due to misinformation or otherwise, could cause investors to lose confidence in us and may, in turn, result in difficulties in our ability to raise additional capital, retain clients or attract new clients. Further, we often engage third-party valuation agents to assist us with the valuations. It is possible that a material fact related to the target of the valuation might be inadvertently omitted from our communications with them, resulting in an inaccurate valuation.

Further, the SEC has highlighted valuation practices as one of its areas of focus in investment advisor examinations and has instituted enforcement actions against advisors for misleading investors about valuation. If the SEC were to investigate and find errors in our methodologies or procedures, we and/or members of our management could be subject to penalties and fines, which could harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

Our investment management activities may involve investments in relatively high-risk, illiquid assets, and we and our clients may lose some or all of the amounts invested in these activities or fail to realize any profits from these activities for a considerable period of time.

The investments made by certain of our funds may include high-risk, illiquid assets. The private markets funds in which we invest capital generally invest in securities that are not publicly traded. Even if such securities are publicly traded, many of these funds may be prohibited by contract or applicable securities laws from selling such securities for a period of time. Such funds will generally not be able to sell these securities publicly unless their sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available. Accordingly, the private markets funds in which we invest our clients’ capital may not be able to sell securities when they desire and therefore may not be able to realize the full value of such securities. The ability of private markets funds to dispose of investments is dependent in part on the public equity and debt markets, to the extent that the ability to dispose of an investment may depend upon the ability to complete an initial public offering of the portfolio company in which such investment is held or the ability of a prospective buyer of the portfolio company to raise debt financing to fund its purchase. Furthermore, large holdings of publicly traded equity securities can often be disposed of only over a substantial period of time, exposing the investment returns to risks of downward movement in market prices during the disposition period. Contributing capital to these funds is risky, and we may lose some or the entire amount of our funds’ and our clients’ investments.

The portfolio companies in which private markets funds have invested or may invest will sometimes involve a high degree of business and financial risk. These companies may be in an early stage of development, may not have a proven operating history, may be operating at a loss or have significant variations in results of operations, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may be subject to extensive regulatory oversight, may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, may have a high level of leverage, or may otherwise have a weak financial condition.

In addition, these portfolio companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Portfolio companies in non-U.S. jurisdictions may be subject to additional risks, including changes in currency exchange rates, exchange control regulations, risks associated with different types (and lower quality) of available information, expropriation or confiscatory taxation and adverse political developments. In addition, during periods of difficult market conditions or slowdowns in a particular investment category, industry or region, portfolio companies may experience decreased revenues, financial losses, difficulty in obtaining access to financing and increased costs. During these periods, these companies may also have difficulty in expanding their businesses and operations and may be unable to pay their expenses as they become due. A general market downturn or a specific market dislocation may result in lower investment returns for the private markets funds or portfolio companies in which our funds invest, which consequently would materially and adversely affect investment returns for our funds. Furthermore, if the portfolio companies default on their indebtedness, or otherwise seek or are forced to restructure their obligations or declare bankruptcy, we could lose some or all of our investment and suffer reputational harm.

Our funds make investments in companies that are based outside of the United States, which may expose us to additional risks not typically associated with investing in companies that are based in the Unites States.

A significant amount of the investments of our funds include private markets funds that are located outside the United States or that invest in portfolio companies located outside the United States. Such non-U.S. investments involve certain factors not typically associated with U.S. investments, including risks related to:

•        currency exchange matters, such as exchange rate fluctuations between the U.S. dollar and the foreign currency in which the investments are denominated, and costs associated with conversion of investment proceeds and income from one currency to another;

•        differences between the U.S. and foreign capital markets, including the absence of uniform accounting, auditing, financial reporting and legal standards, practices and disclosure requirements and less government supervision and regulation;

•        certain economic, social and political risks, including exchange control regulations and restrictions on foreign investments and repatriation of capital, the risks of political, economic or social instability; and

•        the possible imposition of foreign taxes with respect to such investments or confiscatory taxation.

These risks could adversely affect the performance of our funds that are invested in securities of non-U.S. companies, which would adversely affect our business, financial condition and results of operations.

Our funds may face risks relating to undiversified investments.

We cannot give assurance as to the degree of diversification that will be achieved in any of our funds. Difficult market conditions or slowdowns affecting a particular asset class, geographic region or other category of investment could have a significant adverse impact on a given fund if its investments are concentrated in that area, which would result in lower investment returns. Accordingly, a lack of diversification on the part of a fund could adversely affect its investment performance and, as a result, our business, financial condition and results of operations.

Our funds make investments in underlying funds and companies that we do not control.

Investments by most of our funds will include debt instruments and equity securities of companies that we do not control. Our funds may invest through co-investment arrangements or acquire minority equity interests and may also dispose of a portion of their equity investments in portfolio companies over time in a manner that results in their retaining a minority investment. Consequently, the performance of our funds will depend significantly on the investment and other decisions made by third parties, which could have a material adverse effect on the returns achieved by our funds. Portfolio companies in which the investment is made may make business, financial or management decisions with which we do not agree. In addition, the majority stakeholders or our management may take risks or otherwise act in a manner that does not serve our interests. If any of the foregoing were to occur, the values of our investments and the investments we have made on behalf of clients could decrease and our financial condition, results of operations and cash flow could suffer as a result.

Investments by our funds may in many cases rank junior to investments made by other investors.

In many cases, the companies in which our funds invest have indebtedness or equity securities, or may be permitted to incur indebtedness or to issue equity securities, that rank senior to our clients’ investments in our funds. By their terms, these instruments may provide that their holders are entitled to receive payments of dividends, interest or principal on or before the dates on which payments are to be made in respect of our clients’ investments. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a company in which one or more of our funds hold an investment, holders of securities ranking senior to our clients’ investments would typically be entitled to receive payment in full before distributions could be made in respect of our clients’ investments. After repaying senior security holders, the company may not have any remaining assets to use for repaying amounts owed in respect of our clients’ investments. To the extent that any assets remain, holders of claims that rank equally with our clients’ investments would be entitled to share on an equal and ratable basis in distributions that are made out of those assets. Also, during periods of financial distress or following an insolvency, our ability to influence a company’s affairs and to take actions to protect investments by our funds may be substantially less than that of those holding senior interests.

Our risk management strategies and procedures may leave us exposed to unidentified or unanticipated risks.

Risk management applies to our investment management operations as well as to the investments we make for our funds. We have developed and continue to update strategies and procedures specific to our business for managing risks, which include market risk, liquidity risk, operational risk and reputational risk. Management of these risks can be very complex. These strategies and procedures may fail under some circumstances, particularly if we are confronted with risks that we have underestimated or not identified, including those related to the COVID-19 pandemic. In addition, some of our methods for managing the risks related to our clients’ investments are based upon our analysis of historical private markets behavior. Statistical techniques are applied to these observations in order to arrive at quantifications of some of our risk exposures. Historical analysis of private markets returns requires reliance on valuations performed by fund managers, which may not be reliable measures of current valuations. These statistical methods may not accurately quantify our risk exposure if circumstances arise that were not observed in our historical data. In particular, as we enter new lines of business or offer new products, our historical data may be incomplete. Failure of our risk management techniques could have a material adverse effect on our business, financial condition and results of operations, including our right to receive incentive fees.

We are subject to increasing scrutiny from certain investors with respect to the societal and environmental impact of investments made by our funds, which may adversely impact our ability to raise capital from such investors.

In recent years, certain investors, including U.S. public pension funds and certain non-U.S. investors, have placed increasing importance on the negative impacts of investments made by the funds to which they invest or commit capital, including with respect to environmental, social and governance (“ESG”) matters. Our clients for whom ESG matters are a priority may decide to redeem or withdraw previously committed capital from our funds (where such withdrawal is permitted) or to not invest or commit capital to future funds as a result of their assessment of our approach to and consideration of the social cost of investments made by our funds. To the extent our access to capital from investors, including public pension funds, is impaired, we may not be able to maintain or increase the size of our funds or raise sufficient capital for new funds, which may adversely impact our revenues.

The transition to sustainable finance accelerates existing risks and raises new risks for our business that may impact our profitability and success. In particular, ESG matters have been the subject of increased focus by certain regulators, including in the US and the EU. A lack of harmonization globally in relation to ESG legal and regulatory reform leads to a risk of fragmentation in group level priorities as a result of the different pace of sustainability transition across global jurisdictions. This may create conflicts across our global business which could risk inhibiting our future implementation of, and compliance with, rapidly developing ESG standards and requirements. Failure to keep pace with sustainability transition could impact our competitiveness in the market and damage our reputation resulting in a material adverse effect on our business. In addition, failure to comply with applicable legal and regulatory changes in relation to ESG matters may attract increased regulatory scrutiny of our business, and could result in fines and/or other sanctions being levied against us.

The European Commission has proposed legislative reforms, which include, without limitation: (a) Regulation 2019/2088 regarding the introduction of transparency and disclosure obligations for investors, funds and asset managers in relation to ESG factors, for which most rules are proposed to take effect beginning on March 10, 2021; (b) a proposed regulation regarding the introduction of an EU-wide taxonomy of environmentally sustainable activities, which is proposed to take effect in a staggered approach beginning on January 1, 2022; and (c) amendments to existing regulations including MiFID II and AIFMD to embed ESG requirements. As a result of these legislative initiatives, we may be required to provide additional disclosure to investors in our funds with respect to ESG matters. This exposes us to increased disclosure risks, for example due to a lack of available or credible data, and the potential for conflicting disclosures may also expose us to an increased risk of misstatement litigation or miss-selling allegations. Failure to manage these risks could result in a material adverse effect on our business in a number of ways.

In the U.S., on June 23, 2020, the Department of Labor proposed a new rule intended to clarify the fiduciary requirements for investment managers of “plan assets” considering recent trends involving ESG investing. The proposed rule, if adopted, could cause a chilling effect on U.S. multi-investor pension plans investing in funds that have an ESG component, which includes some of our funds. Should these plan investors decide not to invest in our funds that have an ESG component, we may not be able to maintain or increase the size of these funds or raise sufficient capital for new funds that have an ESG component, which may adversely impact our revenues.

The short-term and long-term impact of the Basel III capital standards on our clients is uncertain.

In June 2011, the Basel Committee on Banking Supervision (“Basel Committee”), an international body comprised of senior representatives of bank supervisory authorities and central banks from 27 countries, including the United States, announced the final framework for a comprehensive set of capital and liquidity standards, commonly referred to as “Basel III,” for internationally active banking organizations and certain other types of financial institutions, which were revised in 2017. These standards generally require banks to hold more capital, predominantly in the form of common equity, than under the previous capital framework, reduce leverage and improve liquidity standards. U.S. federal banking regulators have adopted, and continue to adopt, final regulations to implement Basel III for U.S. banking organizations.

Some of our clients are subject to the Basel III standards. The ongoing adoption of rules related to Basel III and related standards could restrict the ability of these clients to maintain or increase their investments in our funds to the extent that such investments adversely impact their risk-weighted asset ratios. Our loss of these clients, or inability to raise additional investment amounts from these clients, may adversely impact our revenues.

Hedge fund investments are subject to numerous additional risks.

Investments by our funds in other hedge funds, as well as investments by our credit-focused, opportunistic and other hedge funds and similar products, are subject to numerous additional risks, including the following:

•        Certain of the underlying funds in which we invest are newly established funds without any operating history or are managed by management companies or general partners who may not have as significant track records as an independent manager.

•        Generally, the execution of these hedge funds’ investment strategies is subject to the sole discretion of the management company or the general partner of such funds.

•        Hedge funds may engage in speculative trading strategies, including short selling.

•        Hedge funds are exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem or otherwise, thus causing the fund to suffer a loss.

•        Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions.

•        The efficacy of investment and trading strategies depend largely on the ability to establish and maintain an overall market position in a combination of financial instruments. A hedge fund’s trading orders may not be executed in a timely and efficient manner due to various circumstances, including systems failures or human error. In such event, the funds might only be able to acquire some but not all of the components of the position, or if the overall position were to need adjustment, the funds might not be able to make such adjustment.

•        Hedge funds may make investments or hold trading positions in markets that are volatile and which may become illiquid. Timely divestiture or sale of trading positions can be impaired by decreased trading volume, increased price volatility, concentrated trading positions, limitations on the ability to transfer positions in highly specialized or structured transactions to which they may be a party, and changes in industry and government regulations. It may be impossible or costly for hedge funds to liquidate positions rapidly in order to meet margin calls, withdrawal requests or otherwise, particularly if there are other market participants seeking to dispose of similar assets at the same time or the relevant market is otherwise moving against a position or in the event of trading halts or daily price movement limits on the market or otherwise. For example, in 2008 many hedge funds, including some of our funds, experienced significant declines in value. In many cases, these declines in value were both provoked and exacerbated by margin calls and forced selling of assets. Moreover, certain of our funds of hedge funds were invested in third-party hedge funds that halted redemptions in the face of illiquidity and other issues, which precluded those funds of hedge funds from receiving their capital back on request.

•        Hedge fund investments are subject to risks relating to investments in commodities, futures, options and other derivatives, the prices of which are highly volatile and may be subject to the theoretically unlimited risk of loss in certain circumstances, including if the fund writes a call option.

As a result of their affiliation with us, our funds may from time to time be restricted from trading in certain securities (e.g., publicly traded securities issued by our current or potential portfolio companies). This may limit their ability to acquire and/or subsequently dispose of investments in connection with transactions that would otherwise generally be permitted in the absence of such affiliation.

Our fund investments in infrastructure assets may expose our funds to increased risks that are inherent in the ownership of real assets.

Investments in infrastructure assets may expose us to increased risks that are inherent in the ownership of real assets. For example:

•        Ownership of infrastructure assets may present risk of liability for personal and property injury or impose significant operating challenges and costs with respect to, for example, compliance with zoning, environmental or other applicable laws.

•        Infrastructure asset investments may face construction risks including shortages of suitable labor and equipment, adverse construction conditions and challenges in coordinating with public utilities, all of which could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of construction activities once undertaken. Certain infrastructure asset investments may remain in construction phases for a prolonged period and, accordingly, may not be cash generative for a prolonged period. Recourse against the contractor may be subject to liability caps or may be subject to default or insolvency on the part of the contractor.

•        The management of the business or operations of an infrastructure asset may be contracted to a third-party management company unaffiliated with us. Although it would be possible to replace any such operator, the failure of such an operator to adequately perform its duties or to act in ways that are in our best interest, or the breach by an operator of applicable agreements or laws, rules and regulations, could have an adverse effect on the investment’s financial condition and results of operations.

Infrastructure investments often involve an ongoing commitment to a municipal, state, federal or foreign government or regulatory agencies. The nature of these obligations expose us to a higher level of regulatory control than typically imposed on other businesses and may require us to rely on complex government licenses, concessions, leases or contracts, which may be difficult to obtain or maintain. Infrastructure investments may require operators to manage such investments and such operators’ failure to comply with laws, including prohibitions against bribing of government officials, may adversely affect the value of such investments and cause us serious reputational and legal harm. Revenues for such investments may rely on contractual agreements for the provision of services with a limited number of counterparties, and are consequently subject to counterparty default risk. The operations and cash flow of infrastructure investments are also more sensitive to inflation and, in certain cases, commodity price risk. Furthermore, services provided by infrastructure investments may be subject to rate regulations by government entities that determine or limit prices that may be charged. Similarly, users of applicable services or government entities in response to such users may react negatively to any adjustments in rates and thus reduce the profitability of such infrastructure investments.

Risks Related to the Business Combination and CFAC

The Sponsor and each of CFAC’s officers and directors have agreed to vote in favor of the business combination and the other proposals described herein to be presented at the special meeting of stockholders, regardless of how CFAC’s public stockholders vote.

The Sponsor and each of CFAC’s officers and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the special meeting of stockholders. As of the date of this proxy statement/prospectus, the initial stockholders own approximately 21.7% of the outstanding shares of CFAC Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if the initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by CFAC’s public stockholders.

Neither the CFAC board of directors nor any committee thereof obtained a third-party valuation in determining whether or not to pursue the business combination.

Neither the CFAC board of directors nor any committee thereof is required to obtain an opinion from an independent investment banking or accounting firm that the price that CFAC is paying for GCM Grosvenor is fair to CFAC from a financial point of view. Neither the CFAC board of directors nor any committee thereof obtained a third-party valuation in connection with the business combination. In analyzing the business combination, the CFAC board of directors conducted due diligence on GCM Grosvenor. The CFAC board of directors also consulted with its management and legal counsel, financial advisors and other advisors and considered a number of factors, uncertainty and risks, including, but not limited to, those discussed under “Proposal No. 1 — Approval of the Business Combination — CFAC’s Board of Directors’ Reasons for the Approval of the Business Combination,” and concluded that the business combination was in the best interest of CFAC’s stockholders. Accordingly, investors will be relying solely on the judgment of the CFAC board of directors in valuing GCM Grosvenor, and the CFAC board of directors may not have properly valued such businesses. The lack of a third-party valuation may also lead an increased number of stockholders to vote against the business combination or demand redemption of their shares, which could potentially impact CFAC’s ability to consummate the business combination.

Since the Sponsor and the members of CFAC’s management team have interests that are different, or in addition to (and which may conflict with), the interests of CFAC’s stockholders, a conflict of interest may have existed in determining whether the business combination is appropriate as CFAC’s initial business combination. Such interests include that the Sponsor will lose its entire investment in CFAC if a business combination is not completed.

When you consider the recommendation of CFAC’s board of directors in favor of approval of the Business Combination Proposal and the other proposals included herein, you should keep in mind that the Sponsor and CFAC’s directors have interests in such proposal that are different from, or in addition to, those of CFAC stockholders and warrant holders generally. CFAC’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the business combination and transaction agreements and in recommending to CFAC’s stockholders that they vote in favor of the proposals presented at the special meeting of stockholders, including the Business Combination Proposal. CFAC stockholders should take these interests into account in deciding whether to approve the Proposals, including the Business Combination Proposal. These interests include, among other things:

•        if CFAC does not consummate a business combination by September 17, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date), CFAC would (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of CFAC’s remaining stockholders and CFAC’s board of directors, dissolve and liquidate, subject in each case to CFAC’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the 7,064,603 shares of CFAC Class B common stock owned by the initial stockholders, including the Sponsor, would be worthless because following the redemption of the public shares, CFAC would likely have few, if any, net assets and because the Sponsor and each of CFAC’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to such shares if CFAC fails to complete a business combination within the required period. Additionally, the 7,064,603 shares of GCM Class A common stock that the initial stockholders will hold following the business combination, if unrestricted and freely tradable, would have had aggregate market value of approximately $             million based upon the closing price of $             per share of CFAC Class A common stock on Nasdaq on             , 2020, the most recent practicable date prior to the date of this proxy statement/prospectus. Given such shares of GCM Class A common stock will be subject to certain restrictions, CFAC believes such shares have less value. The 600,000 private placement units that the Sponsor will hold following the business combination, if unrestricted and freely tradable, would have had an aggregate market value of approximately $             million based upon the closing price of $             per warrant and $             per warrant on Nasdaq on             , 2020, the most recent practicable date prior to the date of this proxy statement/prospectus.

•        the Sponsor and CFAC’s officers and directors have agreed not to redeem any of the founder shares or shares of CFAC Class A common stock (including private placement shares) held by them in connection with a stockholder vote to approve the business combination.

•        the Sponsor paid an aggregate of $50,383 for its founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $            , based on the closing price of CFAC Class A common stock on             , 2020.

•        the Sponsor is obligated to purchase an aggregate of 1,500,000 GCM PubCo private placement warrants and 3,500,000 shares of GCM Class A common stock for an aggregate purchase price of $30,000,000 in a private placement to close concurrently with the business combination.

•        upon completion of the business combination, an aggregate amount of approximately $17.7 million in advisory fees and placement agent fees will be payable to Cantor Fitzgerald & Co., an affiliate of CFAC and the Sponsor. Additionally, Howard W. Lutnick, CFAC’s Chairman and Chief Executive Officer, serves as Chairman and Chief Executive Officer of Cantor Fitzgerald, L.P., an affiliate of CFAC, Cantor Fitzgerald & Co. and the Sponsor, Anshu Jain, CFAC’s President, serves as President of Cantor Fitzgerald, L.P., Paul Pion, CFAC’s Chief Financial Officer and director, serves as U.S. Chief Administrative Officer and Senior Managing Director of Cantor Fitzgerald & Co. and Stephen M. Merkel, CFAC’s Executive Vice President, General Counsel and Secretary, serves as Executive Managing Director, General Counsel and Secretary of Cantor Fitzgerald, L.P. and Cantor Fitzgerald & Co.

•        if the Trust Account is liquidated, including in the event CFAC is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify CFAC to ensure that the proceeds in the Trust Account are not reduced below $10.10 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which CFAC has entered into an acquisition agreement or claims of any third-party for services rendered or products sold to CFAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

•        one of CFAC’s independent directors owns 10,000 founder shares that were purchased from the Sponsor at its original purchase price, which if unrestricted and freely tradeable would be valued at approximately $            , based on the closing price of CFAC Class A common stock on             , 2020.

•        CFAC’s officers may not participate in the formation of, or become a director or officer of, any other blank check company until CFAC has entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by September 17, 2021 (or if such date is extended at a duly called meeting of CFAC’s stockholders, such later date).

•        the Sponsor and CFAC’s officers and directors will lose their entire investment in CFAC, including loans in the aggregate amount of approximately $5.8 million as of August 6, 2020, if an initial business combination is not completed.

•        CFAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the business combination and pursuant to the Transaction Agreement.

•        GCM PubCo will enter into an amended and restated registration rights agreement with the Sponsor, the GCMH LLLP Equityholders and the PIPE Investors, which provides for registration rights to such parties.

The existence of financial and personal interests of one or more of CFAC’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of CFAC and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No.1 — Interests of CFAC’s Management Team in the Business Combination” for a further discussion of these considerations.

The financial and personal interests of the Sponsor and CFAC’s directors may have influenced their motivation in identifying and selecting GCM Grosvenor as a business combination target, completing an initial business combination with GCM Grosvenor and influencing the operation of the business following the initial business combination. In considering the recommendations of CFAC’s board of directors to vote for the proposals, its stockholders should consider these interests.

The exercise of the CFAC management team’s discretion in agreeing to changes or waivers in the terms of the Transaction Agreement, including closing conditions, may result in a conflict of interest when determining whether such changes to the terms or waivers of conditions are appropriate and in CFAC’s stockholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Transaction Agreement, would require CFAC to agree to amend the Transaction Agreement, to consent to certain actions taken by GCM Grosvenor or to waive rights that CFAC is entitled to under the Transaction Agreement, including those related to closing conditions. Such events could arise because of changes in the course of GCM Grosvenor’s businesses or a request by GCM Grosvenor to undertake actions that would otherwise be prohibited by the terms of the Transaction Agreement or the occurrence of other events that would have a material adverse effect on GCM Grosvenor’s businesses and would entitle CFAC to terminate the Transaction Agreement. In any of such circumstances, it would be at CFAC’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what he or they may believe is best for CFAC and its stockholders and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, CFAC does not believe there will be any changes or waivers that CFAC’s management team would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, CFAC will circulate a new or amended proxy statement/prospectus and resolicit CFAC’s stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the Business Combination Proposal.

The announcement of the proposed business combination could disrupt GCM Grosvenor’s relationships with its clients, counterparties, vendors and other business partners and others, as well as its operating results and business generally.

Whether or not the business combination and related transactions are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the business combination on GCM Grosvenor’s business include the following:

•        its employees may experience uncertainty about their future roles, which might adversely affect GCM Grosvenor’s ability to retain and hire key personnel and other employees;

•        customers, suppliers, joint venture partners and other parties with which GCM Grosvenor maintains business relationships may experience uncertainty about its future and rescind their deposits, seek alternative relationships with third parties, seek to alter their business relationships with GCM Grosvenor or fail to extend an existing relationship with GCM Grosvenor; and

•        GCM Grosvenor has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed business combination.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact GCM Grosvenor’s results of operations and cash available to fund its businesses.

Subsequent to consummation of the business combination, GCM PubCo may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on GCM PubCo’s financial condition, results of operations and the price of its securities, which could cause you to lose some or all of your investment.

CFAC cannot assure you that the due diligence conducted in relation to GCM Grosvenor has identified all material issues or risks associated with GCM Grosvenor, its business or the industry in which it competes. Furthermore, CFAC cannot assure you that factors outside of GCM Grosvenor’s and CFAC’s control will not later arise. As a result of these factors, GCM PubCo may be exposed to liabilities and incur additional costs and expenses and it may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in GCM PubCo reporting losses. Even if CFAC’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on GCM PubCo’s financial condition and results of operations and could contribute to negative market perceptions about its securities or GCM PubCo. Additionally,

CFAC has no indemnification rights against the GCMH LLLP Equityholders under the Transaction Agreement and all of the purchase price consideration will be delivered to the GCMH LLLP Equityholders at the closing of the business combination. Accordingly, any stockholders or warrant holders of CFAC who choose to remain GCM PubCo’s stockholders or warrant holders following the business combination could suffer a reduction in the value of their shares or warrants. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

The historical financial results of GCM Grosvenor and unaudited pro forma financial information included elsewhere in this proxy statement/prospectus may not be indicative of what GCM Grosvenor’s actual financial position or results of operations would have been if it were a public company.

The historical financial results of GCM Grosvenor included in this proxy statement/prospectus do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those GCM PubCo will achieve in the future. GCM PubCo’s financial condition and future results of operations could be materially different from amounts reflected in GCM Grosvenor’s historical financial statements included elsewhere in this proxy statement/prospectus, so it may be difficult for investors to compare GCM PubCo’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, GCM PubCo being treated as the “acquired” company for financial reporting purposes in the business combination, the total debt obligations and the cash and cash equivalents of GCM Grosvenor on the date the business combination closes and the number of CFAC’s public shares that are redeemed in connection with the business combination. Accordingly, such pro forma financial information may not be indicative of GCM PubCo’s future operating or financial performance and GCM PubCo’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this proxy statement/prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”

Financial projections with respect to GCM Grosvenor may not prove to be reflective of actual financial results.

In connection with the business combination, CFAC’s board of directors considered, among other things, internal financial forecasts prepared by, or at the direction of, the management of GCM Grosvenor, the key elements of which are set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal — CFAC’s Board of Directors’ Reasons for the Approval of the Business Combination.” GCM Grosvenor does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections and forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections and forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of GCM Grosvenor. There can be no assurance that GCM PubCo’s financial condition, including its cash flows or results of operations, will be consistent with those set forth in such projections and forecasts, which could have an adverse impact on the market price of GCM Class A common stock or the business, financial condition and results of operations of GCM PubCo following the Closing.

CFAC has a minimum cash requirement. This requirement may make it more difficult for CFAC to complete the business combination as contemplated.

The Transaction Agreement provides that the GCMH LLLP Equityholders’ obligation to consummate the business combination is conditioned on, among other things, a minimum cash requirement, which requires that, as of immediately prior to the Closing, the aggregate amount of cash contained in the Trust Account be no less than (i) the Minimum Available CFAC Cash Amount, after deducting the aggregate amount of all payments required to be made by CFAC in connection with redemptions (but taking into account the Private Placement and Sponsor Subscriptions but excluding the other Transactions) and (ii) $75,000,000, after deducting the aggregate amount of all payments required to be made by CFAC in connection with redemptions but excluding the proceeds paid to CFAC upon consummation of the Private Placement, Sponsor Subscriptions and the other Transactions.

In addition, pursuant to CFAC’s amended and restated certificate of incorporation, in no event will CFAC redeem public shares in an amount that would cause its net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. If such conditions are not met, and such conditions are not or cannot be waived under the terms of the Transaction Agreement, then the Transaction Agreement could terminate and the proposed business combination may not be consummated.

If such conditions are waived and the business combination is consummated, the cash held by GCM PubCo and its subsidiaries in the aggregate, after the Closing may not be sufficient to allow them to operate and pay their bills as they become due. Furthermore, GCM PubCo’s affiliates are not obligated to make loans to it or invest in it in the future after the business combination. The additional exercise of redemption rights with respect to a large number of CFAC’s public stockholders may make GCM PubCo unable to take such actions as may be desirable in order to optimize its capital structure after the Closing and it may not be able to raise additional financing from unaffiliated parties necessary to fund its expenses and liabilities after the Closing.

The Sponsor, the GCMH LLLP Equityholders, GCM Grosvenor or CFAC’s or GCM Grosvenor’s respective directors, officers, advisors or respective affiliates may elect to purchase shares from public stockholders prior to the consummation of the business combination, which may influence the vote on the business combination and reduce the public “float” of CFAC Class A common stock.

At any time at or prior to the business combination, subject to applicable securities laws (including with respect to material on-payment information), the Sponsor, the GCMH LLLP Equityholders or CFAC’s or GCM Grosvenor’s respective directors, officers, advisors or respective affiliates may (1) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (2) execute agreements to purchase such shares from such investors in the future, or (3) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of CFAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the GCMH LLLP Equityholders or CFAC’s or GCM Grosvenor’s respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to (1) increase the likelihood of approving the Proposals and (2) limit the number of public shares electing to redeem, including to satisfy any redemption threshold.

Entering into any such arrangements may have a depressive effect on CFAC Class A common stock (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the business combination). If such transactions are effected, the consequence could be to cause the business combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Proposals and would likely increase the chances that the Proposals would be approved. In addition, if such purchases are made, the public “float” of CFAC’s public shares and the number of beneficial holders of CFAC’s securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of CFAC’s securities on a national securities exchange.

If third parties bring claims against CFAC, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by holders of CFAC Class A common stock may be less than $10.10 per share.

CFAC’s placing of funds in the Trust Account may not protect those funds from third-party claims against CFAC. Although CFAC seeks to have all vendors, service providers (other than its independent registered public accounting firm), prospective target businesses or other entities with which CFAC does business execute agreements with CFAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against CFAC’s assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, CFAC’s management will perform an analysis of the alternatives available to it and will enter into an agreement with a third-party that has not executed a waiver only if management believes that such third-party’s engagement would be significantly more beneficial to CFAC than any alternative.

Examples of possible instances where CFAC may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where CFAC is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with CFAC and will not seek recourse against the Trust Account for any reason. Upon redemption of the public shares, if CFAC is unable to complete an initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with its initial business combination, CFAC will be required to provide for payment of claims of creditors that were not waived that may be brought against CFAC within the 10 years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.10 per share initially held in the Trust Account, due to claims of such creditors.

The Sponsor has agreed that it will be liable to CFAC if and to the extent any claims by a third-party (other than CFAC’s independent registered public accounting firm) for services rendered or products sold to CFAC, or a prospective target business with which CFAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.10 per public share or (2) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under CFAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. CFAC has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and CFAC has not asked the Sponsor to reserve for such indemnification obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for CFAC’s initial business combination and redemptions could be reduced to less than $10.10 per public share. In such event, CFAC may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. No member of CFAC’s management team will indemnify CFAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If, after CFAC distributes the proceeds in the Trust Account to CFAC’s public stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against CFAC that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of CFAC’s board of directors may be viewed as having breached their fiduciary duties to CFAC’s creditors, thereby exposing the members of CFAC’s board of directors and CFAC to claims of punitive damages.

If, after CFAC distributes the proceeds in the Trust Account to CFAC’s public stockholders, CFAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against CFAC that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by CFAC’s stockholders. In addition, CFAC’s board of directors may be viewed as having breached its fiduciary duty to CFAC’s creditors and/or having acted in bad faith by paying public stockholders from the Trust Account prior to addressing the claims of creditors, thereby exposing itself and CFAC to claims of punitive damages.

If, before distributing the proceeds in the Trust Account to CFAC’s public stockholders, CFAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against CFAC that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of CFAC’s stockholders and the per-share amount that would otherwise be received by CFAC stockholders in connection with CFAC’s liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to CFAC’s public stockholders, CFAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against CFAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in CFAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of CFAC’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by CFAC’s public stockholders in connection with its liquidation would be reduced.

CFAC’s stockholders may be held liable for claims by third parties against CFAC to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to CFAC’s public stockholders upon the redemption of the public shares in the event CFAC does not complete an initial business combination within the required time period may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is CFAC’s intention to redeem the public shares as soon as reasonably possible following the required time period in the event CFAC does not complete an initial business combination and, therefore, it does not intend to comply with the foregoing procedures.

Because CFAC does not intend to comply with Section 280 of the DGCL, Section 281(b) of the DGCL requires it to adopt a plan, based on facts known to it at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against it within the 10 years following its dissolution. However, because CFAC is a blank check company, rather than an operating company, and CFAC’s operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from CFAC’s vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. If CFAC’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. CFAC cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, CFAC’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of CFAC’s stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the Trust Account distributed to CFAC’s public stockholders upon the redemption of the public shares in the event CFAC does not complete an initial business combination within the required time period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

The public stockholders will experience dilution as a consequence of, among other transactions, the issuance of GCM Class A common stock as consideration in the business combination and the Private Placement as well as future issuances pursuant to the 2020 Plan. Having a minority share position may reduce the influence that CFAC’s current stockholders have on the management of GCM PubCo.

The issuance of a significant number of shares of GCM Class A common stock in the business combination and in the Private Placement will dilute the equity interest of existing CFAC stockholders in GCM PubCo and may adversely affect prevailing market prices for its public shares and/or public warrants.

It is anticipated that, upon completion of the business combination: (1) CFAC’s public stockholders will own approximately 14.1% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (2) the PIPE Investors will own approximately 10.0% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (3) the Sponsor and the other holders of founder shares will own approximately 4.5% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); and (4) GCM V will own approximately 71.4% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class C common stock). In turn, GCM PubCo will indirectly hold approximately 28.6% of the Grosvenor common units and the GCMH LLLP Equityholders will hold approximately 71.4% of the Grosvenor common units. These levels of ownership interest assume that no shares are elected to be redeemed in connection with the business combination. The PIPE Investors have agreed to purchase in the aggregate 19,500,000 shares of GCM Class A common stock, for approximately $195 million of gross proceeds, in the Private Placement. In this proxy statement/prospectus, we assume that approximately $514 million of the gross proceeds from the Private Placement and funds held in the Trust Account will be used to fund the business combination, the repayment of indebtedness to a net debt level of $43 million under the no redemption scenario and $257 million under the maximum redemption scenario of GCM Grosvenor’s and the payment of certain transaction expenses. The ownership percentage with respect to GCM PubCo (a) does not take into account (1) warrants to purchase GCM Class A common stock that will remain outstanding immediately following the business combination or (2) the issuance of any shares upon completion of the business combination under the 2020 Plan, but (b) does include founder shares, which will automatically convert into shares of GCM Class A common stock on a one-for-one basis upon the consummation of the business combination (such shares of GCM Class A common stock will be subject to transfer restrictions). If the actual facts are different from these assumptions, the above levels of ownership interest will be different.

Future issuances of shares of GCM Class A common stock, including pursuant to the 2020 Plan, may significantly dilute the equity interests of existing holders of CFAC’s securities and may adversely affect prevailing market prices for GCM PubCo’s securities.

There is a risk that a holder of public shares and/or public warrants that is a U.S. taxpayer may recognize taxable gain with respect to such public shares and/or public warrants at the Effective Time.

The Merger should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance directly on point as to how the provisions of Section 368(a) of the Code apply in the case of a corporation with no active business and only investment-type assets, such as CFAC, this result is subject to some uncertainty. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position. If the Merger should fail to qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder (as that term is defined in the section entitled “Proposal No. 1 — Approval of the Business Combination — Certain United States Federal Income Tax Considerations”) of public shares and/or public warrants generally would recognize a gain or loss with respect to such public shares and/or public warrants (as the case may be) in an amount equal to the difference, if any, between the fair market value of the corresponding GCM Class A common stock or GCM PubCo private placement warrants (as the case may be) received in the Merger and the U.S. Holder’s adjusted tax basis in its public shares and/or public warrants.

Risks Related to the Redemption

Public stockholders who wish to redeem their public shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

A public stockholder will be entitled to receive cash for any public shares to be redeemed only if such public stockholder: (1)(a) holds public shares, or (b) if the public stockholder holds public shares through units, the public stockholder elects to separate its units into the underlying public shares and warrants prior to exercising its redemption rights with respect to the public shares; (2) prior to 5:00 p.m. Eastern Time on             , 2020 (two business days before the scheduled date of the Special Meeting) submits a written request to Continental Stock Transfer & Trust Company, CFAC’s transfer agent, that CFAC redeems all or a portion of your public shares for cash, affirmatively certifying in your request if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of CFAC’s common stock; and (3) delivers its public shares to CFAC’s transfer agent physically or electronically through DTC. In order to obtain a physical share certificate, a stockholder’s broker or clearing broker, DTC and CFAC’s transfer agent will need to act to facilitate this request. It is CFAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from CFAC’s transfer agent. However, because CFAC does not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, public stockholders who wish to redeem their public shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

If the business combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds, including timely delivering its shares to CFAC’s transfer agent, CFAC will redeem such public shares for a per-share price, payable in cash calculated as of two business days prior to the consummation of the business combination, including interest (net of taxes payable). Please see the section entitled “Special Meeting of CFAC Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If a public stockholder fails to receive notice of CFAC’s offer to redeem public shares in connection with the business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite CFAC’s compliance with the proxy rules, a public stockholder fails to receive CFAC’s proxy materials, such public stockholder may not become aware of the opportunity to redeem his, her or its public shares. In addition, the proxy materials that CFAC is furnishing to holders of public shares in connection with the business combination describe the various procedures that must be complied with in order to validly redeem the public shares. In the event that a public stockholder fails to comply with these procedures, its public shares may not be redeemed. Please see the section entitled “Special Meeting of CFAC Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 20% of the public shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the public shares. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, CFAC will require each public stockholder seeking to exercise redemption rights to certify to it whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to CFAC at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which CFAC makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over CFAC’s ability to consummate the business combination and you could suffer a material loss on your investment in CFAC if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if CFAC consummates the business combination. As a result, you will continue to hold that number of shares aggregating to more than 20% of the public shares and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. CFAC cannot assure you that the value of such excess shares will appreciate over time following the business combination or that the market price of the public shares will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge CFAC’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, CFAC’s stockholders’ ability to vote all of their shares (including such excess shares) for or against the business combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

CFAC can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the business combination, may cause an increase in CFAC’s share price, and may result in a lower value realized now than a stockholder of CFAC might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Risks if the Business Combination is not Consummated

If CFAC is not able to complete the business combination with GCM Grosvenor by September 17, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date) nor able to complete another initial business combination by such date, CFAC would cease all operations except for the purpose of winding up and it would redeem its public shares and liquidate, in which case CFAC’s public stockholders may receive only $10.10 per share, or less than such amount in certain circumstances, and CFAC’s warrants will expire worthless.

If CFAC is not able to complete the business combination with GCM Grosvenor by September 17, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date) nor able to complete another initial business combination by such date, CFAC will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of CFAC’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to CFAC’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, CFAC’s public stockholders may receive only $10.10 per share, or less than $10.10 per share, on the redemption of their shares, and CFAC’s warrants will expire worthless.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or public warrants, potentially at a loss.

CFAC’s public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (1) the completion of CFAC’s initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly tendered in connection with a stockholder vote to amend CFAC’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of its public shares if CFAC does not complete its initial business combination within the required time period; and (3) the redemption of all of CFAC’s public shares if CFAC is unable to complete its initial business combination by September 17, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date), subject to applicable law and as further described herein. In addition, if CFAC is unable to complete an initial business combination within the required time period for any reason, compliance with Delaware law may require that CFAC submits a plan of dissolution to CFAC’s then-existing stockholders for approval prior to the distribution of the proceeds held in the Trust Account. In that case, public stockholders may be forced to wait beyond the end of the required time period before they receive funds from the Trust Account. In no other circumstances will a public stockholder have any right or interest of any kind in the Trust Account. Holders of warrants will not have any right to the proceeds held in the Trust Account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or public warrants, potentially at a loss.

If the funds not being held in the Trust Account are insufficient to allow CFAC to operate until at least September 17, 2020 (or if such date is extended at a duly called meeting of CFAC’s stockholders, such later date), CFAC may be unable to complete its initial business combination.

The funds available to CFAC outside of the Trust Account may not be sufficient to allow it to operate until September 17, 2020 (or if such date is extended at a duly called meeting of CFAC’s stockholders, such later date), assuming that CFAC’s initial business combination is not completed during that time. CFAC expects to incur significant costs in pursuit of its acquisition plans. However, its affiliates are not obligated to make loans to CFAC or invest in it in the future (other than investments required pursuant to the Forward Purchase Agreement), and CFAC may not be able to raise additional financing from unaffiliated parties necessary to fund its expenses. Any such event in the future may negatively impact the analysis regarding CFAC’s ability to continue as a going concern at such time.

Of the funds available to CFAC, CFAC could use a portion of the funds to pay fees to consultants to assist CFAC with its search for a target business. CFAC could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or Transaction Agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although CFAC does not have any current intention to do so. If CFAC entered into a letter of intent or transaction agreement where CFAC paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of CFAC’s breach or otherwise), CFAC might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If CFAC is unable to complete its initial business combination, its public stockholders may receive only approximately $10.10 per share, or less in certain circumstances, on the liquidation of the Trust Account and CFAC’s warrants will expire worthless. See “— If third parties bring claims against CFAC, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors herein.

Risks Related to Our Organizational Structure After the Business Combination

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to GCM PubCo and its subsidiaries following the Closing.

Following the Closing, we will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Following the Closing, the Key Holders will control approximately 75% of the combined voting power of GCM PubCo’s common stock as a result of their ownership of all of the GCM Class C common stock. As a result, we will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.

We expect to rely on these exemptions after the Closing. As a result, we will not have a majority of independent directors, we will not have a compensation committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. Accordingly, holders of GCM Class A common stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The multi-class structure of GCM PubCo’s common stock will have the effect of concentrating voting power with GCM PubCo’s Chief Executive Officer, which will limit an investor’s ability to influence the outcome of important transactions, including a change of control.

Shares of GCM Class C common stock will have up to 10 votes per share (as more fully described below), while shares of GCM Class A common stock will have one vote per share. Following the Closing, the Key Holders will control approximately 75% of the combined voting power of GCM PubCo’s common stock as a result of their ownership of all of the GCM Class C common stock. Accordingly, Mr. Sacks, through his control of GCM V will be able to exercise control over all matters requiring our stockholders’ approval, including the election of our directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Mr. Sacks may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of GCM PubCo, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of GCM PubCo, and might ultimately affect the market price of shares of GCM Class A common stock. For information about our multi-class class structure, see the section titled “Description of GCM PubCo Securities.”

We cannot predict the impact GCM PubCo’s multi-class structure may have on the stock price of GCM Class A common stock.

We cannot predict whether GCM PubCo’s multi-class structure will result in a lower or more volatile market price of GCM Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of GCM Class A common stock less attractive to other investors. As a result, the market price of shares of GCM Class A common stock could be adversely affected.

Our only material asset will be our interest in GCMH LLLP, and we are accordingly dependent upon distributions from GCMH LLLP to pay dividends, taxes and other expenses.

GCM PubCo will be a holding company with no material assets other than its indirect ownership of equity interests in GCMH LLLP and certain deferred tax assets. As such, GCM PubCo will not have any independent means of generating revenue. We intend to cause GCMH LLLP to make distributions to its members, including us, in an amount at least sufficient to allow us to pay all applicable taxes, to make payments under the Tax Receivable Agreement we will enter upon Closing with the TRA Parties, and to pay our corporate and other overhead expenses. To the extent that GCM PubCo needs funds, and GCMH LLLP is restricted from making such distributions under applicable laws or regulations, or is otherwise unable to provide such funds, it could materially and adversely affect our liquidity and financial condition.

We will be required to pay over to the GCMH LLLP Equityholders most of the tax benefits we receive from tax basis step-ups attributable to our acquisition of Grosvenor common units and certain other tax attributes, and the amount of those payments could be substantial.

In connection with the Closing, we will enter into the Tax Receivable Agreement with the GCMH LLLP Equityholders (the GCMH LLLP Equityholders, and their successors and assigns with respect to the Tax Receivable Agreement, the “TRA Parties”), pursuant to which we will generally pay them 85% of the amount of the tax savings, if any, that we realize (or, under certain circumstances, are deemed to realize) as a result of increases in tax basis (and certain other tax benefits) resulting from our acquisition of equity interests in GCMH LLLP (including in connection with the business combination, and with future exchanges of Grosvenor common units for Class A common stock or cash), from certain existing tax basis in the assets of GCMH LLLP and its Subsidiaries, and from certain deductions arising from payments made in connection with the Tax Receivable Agreement. The term of the Tax Receivable Agreement will commence upon the Closing and will continue until all benefits that are subject to the Tax Receivable Agreement have been utilized or expired, subject to the potential acceleration of our obligations under the Tax Receivable Agreement that is discussed below. The Tax Receivable Agreement will make certain simplifying assumptions regarding the determination of the tax savings that we realize or are deemed to realize from applicable tax attributes (including use of an assumed state and local income tax rate), which may result in payments pursuant to the Tax Receivable Agreement in excess of those that would result if such assumptions were not made and therefore in excess of 85% of our actual tax savings.

The actual increases in tax basis arising from our acquisition of interests in GCMH LLLP, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending on a number of factors, including, but not limited to, the price of GCM Class A common stock at the time of the purchase or exchange, the timing of any future exchanges, the extent to which exchanges are taxable, the amount and timing of our income and the tax rates then applicable.

We expect that the payments that we are required to make under the Tax Receivable Agreement could be substantial. If all of the GCMH LLLP Equityholders were to exchange their equity interests in Grosvenor common units for GCM Class A common stock, GCM PubCo would recognize a liability of approximately $400.9 million, assuming (i) all exchanges occurred on the same day; (ii) a price of $10 per share; (iii) a constant corporate tax rate of 24.6%; (iv) we will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. These amounts are estimates and have been prepared for informational purposes only. The actual amount of liabilities that GCM PubCo will recognize in connection with the Tax Receivable Agreement will differ based on a number of different factors, as discussed above.

The TRA Parties will not reimburse us for any payments previously made if any covered tax benefits are subsequently disallowed, except that excess payments made to the TRA Parties will be netted against future payments that would otherwise be made under the Tax Receivable Agreement. It is possible that the Internal Revenue Service might challenge our tax positions claiming benefits with respect to the Basis Assets, or may make adjustments to our taxable income that would affect our liabilities pursuant to the Tax Receivable Agreement. We could make payments to the TRA Parties under the Tax Receivable Agreement that are greater than our actual tax savings and may not be able to recoup those payments, which could negatively impact our liquidity. The payments under the Tax Receivable Agreement are not conditioned upon any TRA Party’s continued ownership of us.

The Tax Receivable Agreement provides that in the case of certain changes of control, or at the election of a representative of the TRA Parties (the “TRA Party Representative”) upon a material breach of our obligations under the Tax Receivable Agreement or upon the occurrence of certain credit-related events, our obligations under the Tax Receivable Agreement will be accelerated. If our obligations under the Tax Receivable Agreement are accelerated, we will be required to make a payment to the TRA Parties in an amount equal to the present value of future payments under the Tax Receivable Agreement, calculated utilizing certain assumptions. Those assumptions will include the assumptions that the TRA Parties will have exchanged all of their Grosvenor common units, and that we will have sufficient taxable income to utilize any tax deductions arising from the covered tax attributes in the earliest year they become available. If our obligations under the Tax Receivable Agreement are accelerated, those obligations could have a substantial negative impact on our, or a potential acquiror’s liquidity, and could have the effect of delaying, deferring, modifying or preventing certain mergers, business combinations or other changes of control. These provisions could also result in situations where the TRA Parties have interests that differ from or are in addition to those of our other equityholders. In addition, we could be required to make payments under the Tax Receivable Agreement that are substantial, significantly in advance of any potential actual realization of such tax benefits, and in excess of our, or a potential acquiror’s, actual tax savings, and in some cases involving a change of control we could be required to make payments even in the absence of any actual increases in tax basis or benefit from existing tax basis.

In certain circumstances, GCMH LLLP will be required to make distributions to us and the GCMH LLLP Equityholders, and the distributions that GCMH LLLP will be required to make may be substantial and may be made in a manner that is not pro rata among the holders of Grosvenor common units.

GCMH LLLP is treated, and will continue to be treated, as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to U.S. federal income tax. Instead, its taxable income is generally allocated to its members, including us. Pursuant to the A&R LLLPA, following the Closing, GCMH LLLP will make cash distributions, or tax distributions, to the members, including us, calculated using an assumed tax rate, to provide liquidity to its members to pay taxes on such member’s allocable share of the cumulative taxable income, reduced by cumulative taxable losses. Under applicable tax rules, GCMH LLLP will be required to allocate net taxable income disproportionately to its members in certain circumstances. Because tax distributions may be made on a pro rata basis to all members and such tax distributions may be determined based on the member who is allocated the largest amount of taxable income on a per GCMH LLLP Common Unit basis and an assumed tax rate that is the highest tax rate applicable to any member, GCMH LLLP may be required to make tax distributions that, in the aggregate, exceed the amount of taxes that GCMH LLLP would have paid if it were taxed on its net income at the assumed rate.

As a result of (i) potential differences in the amount of net taxable income allocable to us and to the GCMH LLLP Equityholders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating GCMH LLLP’s distribution obligations, we may receive distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement. If we do not distribute such cash balances as dividends on GCM Class A common stock and instead, for example, hold such cash balances or lend them to GCMH LLLP, the GCMH LLLP Equityholders would benefit from any value attributable to such accumulated cash balances as a result of their right to acquire shares of GCM Class A common stock or, at our election, an amount of cash equal to the fair market value thereof, in exchange for their Grosvenor common units. We will have no obligation to distribute such cash balances to our stockholders, and no adjustments will be made to the consideration provided to an exchanging holder in connection with a direct exchange or redemption of Grosvenor common units under the A&R LLLPA as a result of any retention of cash by GCM PubCo.

The A&R LLLPA provides Grosvenor Holdings with an option to reduce the pro rata tax distributions otherwise required to be made to the members of GCMH LLLP, provided that in no event may the amount of such tax distributions be reduced below the amount required to permit GCM PubCo to pay its actual tax liabilities and its obligations under the Tax Receivable Agreement. If the tax liabilities of the GCMH LLLP Equityholders attributable to allocations from GCMH LLLP (calculated utilizing assumptions similar to those described above) are in excess of the reduced pro rata tax distributions made to the members of GCMH LLLP, then GCMH LLLP will generally make non-pro rata tax distributions to such members in an amount sufficient to permit them to pay such tax liabilities. Any such non-pro rata tax distributions would be treated as advances against other distributions to which the applicable members would be entitled under the A&R LLLPA. In addition, if any such advances have not been recouped via offset against other distributions from GCMH LLLP at the time that associated Grosvenor common units are transferred (including as a result of a direct exchange or redemption of Grosvenor common units under the A&R LLLPA) then the applicable transferring member will generally be required to repay the amount of the advance associated with such Grosvenor common units within fifteen days following the transfer. This arrangement could result in the non-GCM PubCo members of GCMH LLLP receiving cash via tax distributions in a manner that is not pro rata with, and that is in advance of, cash distributions made to GCM PubCo. No interest will be charged with respect to any such tax distributions that are treated as advances to non-GCM PubCo members of GCMH LLLP.

We may bear certain tax liabilities that are attributable to audit adjustments for taxable periods (or portions thereof) ending prior to the business combination, or that are disproportionate to our ownership interest in GCMH LLLP in the taxable period for which the relevant adjustment is imposed.

Pursuant to certain provisions of the Code enacted as part of the Bipartisan Budget Act of 2015 (such provisions, the “Partnership Tax Audit Rules”), partnerships (and not the partners of the partnerships) can be subject to U.S. federal income taxes (and any related interest and penalties) resulting from adjustments made pursuant to an IRS audit or judicial proceedings to the items of income, gain, loss, deduction, or credit shown on the partnership’s tax return (or how such items are allocated among the partners), notwithstanding the fact that absent such adjustments liability for taxes on partnership income is borne by the partners rather than the partnership.

Under the Partnership Tax Audit Rules, a partnership’s liability for taxes may be reduced or avoided in certain circumstances depending on the status or actions of its partners. For example, if partners agree to amend their tax returns and pay the resulting taxes, the partnership’s liability can be reduced. Partnerships also may be able to make elections to “push out” the tax liability resulting from the adjustment to the persons who were partners in the prior taxable year that is the subject of the adjustment, and, as a result, avoid having the relevant liability paid at the partnership-level and instead be borne by the persons who are partners at the time the relevant liability is paid.

Following the business combination, Grosvenor Holdings will be entitled to direct whether or not GCMH LLLP or its subsidiaries will make the “push out” election described above for adjustments attributable to taxable periods (or portions thereof) ending on or prior to the date of the business combination, and whether any such entity will pay any applicable liability at the entity level. Furthermore, although the Partnership Tax Audit Rules generally apply only to adjustments with respect to 2018 and later years, Grosvenor Holdings is entitled to direct GCMH LLLP to elect the application of these rules to 2016 and 2017. The provisions of the A&R LLLPA will prohibit GCMH LLLP from seeking indemnification or other recoveries from the GCMH LLLP Equityholders in respect of such liabilities. With respect to Grosvenor Holdings’ exercise of this authority, Grosvenor Holdings’ interests will generally differ from the interests of our other shareholders. Moreover, with respect to taxable periods beginning after the business combination, there is no requirement that GCMH LLLP or any of its subsidiaries make any “push-out” election. We accordingly may be required to bear a share of any taxes, interest, or penalties associated with any adjustments to applicable tax returns that exceeds our proportionate share of such liabilities based on our ownership interest in GCMH LLLP in the taxable period for which such adjustments are imposed (including periods prior to the effective date of the business combination during which we had no interest in GCMH LLLP), which could have an adverse effect on our operating results and financial condition.

If we were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) following the Closing, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An issuer will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

•        it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•        absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are engaged primarily in the business of providing asset management services and not primarily in the business of investing, reinvesting or trading in securities. We also believe that the primary source of income from each of our businesses is properly characterized as income earned in exchange for the provision of services. We hold ourselves out as an asset management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that either we or GCMH LLLP is an “orthodox” investment company as defined in section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. GCMH LLLP’s primary asset is its fee revenue. GCMH LLLP also has interests in certain wholly owned and non-wholly owned subsidiaries, certain of which in turn have no significant assets other than interests in the specialized funds we sponsor that are made in connection with our investment advisory business operations and serve to align our interests with those of our clients. We do not believe the equity interests of GCMH LLLP in its subsidiaries or the interests in our funds held by our subsidiaries are investment securities. Following the Closing, our unconsolidated assets will consist primarily of cash, a deferred tax asset and Grosvenor common units, which represent the managing member interest in GCMH LLLP. We will be the sole managing member of GCMH LLLP. As managing member, we will exercise complete control over GCMH LLLP. As such, we do not believe our managing member interest in GCMH LLLP will be an investment security. Therefore, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis following the Closing will comprise assets that could be considered investment securities. Accordingly, we do not believe we will be an inadvertent investment company by virtue of the 40% test in section 3(a)(1)(C) of the Investment Company Act as described in the second bullet point above. In addition, we believe we will not be an investment company under section 3(b)(1) of the Investment Company Act because we will be primarily engaged in a non-investment company business.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. Following the Closing, we intend to continue to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act. However, if anything were to happen that would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates (including GCMH LLLP) and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among GCMH LLLP, us or our senior management team, or any combination thereof and materially and adversely affect our business, financial condition and results of operations.

A change of control of our Company could result in an assignment of our investment advisory agreements.

Under the Advisers Act, each of the investment advisory agreements for the funds and other accounts we manage must provide that it may not be assigned without the consent of the particular fund or other client. An assignment may occur under the Advisers Act if, among other things, GCMH LLLP undergoes a change of control. From and after the

Sunset Date, each share of GCM Class C common stock will entitle the record holder thereof to one vote per share instead of potentially multiple votes per share and the Key Holders will no longer control the appointment of directors or be able to direct the vote on all matters that are submitted to our stockholders for a vote. Prior to the Sunset Date, Mr. Sacks, the beneficial holder of approximately 75% of the combined voting power of GCM PubCo’s common stock as of the Closing through his ownership of GCM V, may die or become disabled. These events could be deemed a change of control of GCMH LLLP, and thus an assignment. If such an assignment occurs, we cannot be certain that GCMH LLLP will be able to obtain the necessary consents from our funds and other clients, which could cause us to lose the management fees and performance fees we earn from such funds and other clients.

Because members of our senior management team will hold most or all of their economic interest in GCMH LLLP through other entities, conflicts of interest may arise between them and holders of shares of GCM Class A common stock or us.

Because members of our senior management team will hold most or all of their economic interest in GCMH LLLP directly through holding companies rather than through ownership of shares of GCM Class A common stock following the Closing, they may have interests that will not align with, or conflict with, those of the holders of GCM Class A common stock or with us. For example, members of our senior management team may have different tax positions from those of GCM PubCo and/or GCM Class A common stockholders, which could influence their decisions regarding whether and when to enter into certain transactions or dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when we should terminate the Tax Receivable Agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions and investments may take into consideration the members’ tax considerations even where no similar benefit would accrue to GCM PubCo.

Following the business combination, we expect to continue to pay dividends to our stockholders, but our ability to do so is subject to the discretion of our board of directors and may be limited by our holding company structure and applicable provisions of Delaware law.

Although we expect to pay cash dividends to our stockholders following the business combination, our board of directors may, in its discretion, increase or decrease the level of dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we are dependent upon the ability of GCMH LLLP to generate earnings and cash flows and distribute them to us so that we may pay our obligations and expenses (including our taxes and payments under the Tax Receivable Agreement) and pay dividends to our stockholders. We expect to cause GCMH LLLP to make distributions to its members, including us. However, the ability of GCMH LLLP to make such distributions will be subject to its operating results, cash requirements and financial condition, restrictive covenants in our debt instruments and applicable Delaware law (which may limit the amount of funds available for distribution to its members). Our ability to declare and pay dividends to our stockholders is likewise subject to Delaware law (which may limit the amount of funds available for dividends). If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient distributions from our business, we may not be able to make, or may be required to reduce or eliminate, the payment of dividends on GCM Class A common stock.

Risks Related to Being a Public Company

The market price and trading volume of our securities may be volatile and could decline significantly following the business combination.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of GCM Class A common stock and warrants in spite of our operating performance. We cannot assure you that the market price of GCM Class A common stock and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•        the realization of any of the risk factors presented in this proxy statement/prospectus;

•        reductions or lack of growth in our assets under management, whether due to poor investment performance by our funds or redemptions by investors in our funds;

•        difficult global market and economic conditions;

•        loss of investor confidence in the global financial markets and investing in general and in alternative asset managers in particular;

•        competitively adverse actions taken by other fund managers with respect to pricing, fund structure, redemptions, employee recruiting and compensation;

•        inability to attract, retain or motivate our active executive managing directors, investment professionals, managing directors or other key personnel;

•        inability to refinance or replace our Senior Secured Credit Facilities either on acceptable terms or at all;

•        adverse market reaction to indebtedness we may incur, securities we may grant under our 2020 Plan or otherwise, or any other securities we may issue in the future, including shares of GCM Class A common stock;

•        unanticipated variations in our quarterly operating results or dividends;

•        failure to meet securities analysts’ earnings estimates;

•        publication of negative or inaccurate research reports about us or the asset management industry or the failure of securities analysts to provide adequate coverage of GCM Class A common stock in the future;

•        changes in market valuations of similar companies;

•        speculation in the press or investment community about our business;

•        additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

•        increases in in compliance or enforcement inquiries and investigations by regulatory authorities, including as a result of regulations mandated by the Dodd-Frank Act and other initiatives of various regulators that have jurisdiction over us related to the alternative asset management industry; and

•        adverse publicity about the alternative asset management industry.

In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

We may be subject to securities class action litigation, which may harm our business, financial condition and results of operations.

Companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and damages, and divert management’s attention from other business concerns, which could seriously harm our business, financial condition and results of operations.

We may also be called on to defend ourselves against lawsuits relating to our business operations. Some of these claims may seek significant damage amounts due to the nature of our business. Due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings. A future on-payment outcome in a legal proceeding could have an adverse impact on our business, financial condition and results of operations. In addition, current and future litigation, regardless of its merits, could result in substantial legal fees, settlement or judgment costs and a diversion of management’s attention and resources that are needed to successfully run our business.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

Following the business combination, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Additionally, once we no longer qualify as an “emerging growth company,” we will be required to have our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. An adverse report may be issued in the event our independent registered public accounting firm is not satisfied with the level at which our controls are documented, designed or operating.

A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented, or detected and corrected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal controls that is less severe than a material weakness, yet important enough to merit attention by those charged with governance. When evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is ineffective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, we could fail to meet our reporting obligations or be required to restate our financial statements for prior periods. Investors may also lose confidence in the accuracy and completeness of our financial reports, the market price of GCM Class A common stock and warrants could be negatively affected, and we could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which would require additional financial and management resources.

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations.

As a public company, we will be subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we will incur significant legal, accounting and other expenses that GCMH LLLP did not incur prior to the business combination. Our management team and many of our other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company.

These rules and regulations will result in us incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make GCM Class A common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•        not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•        reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation or golden parachute payments not previously approved.

Our status as an emerging growth company will end as soon as any of the following takes place:

•        the last day of the fiscal year in which we have more than $1.07 billion in annual revenue;

•        the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•        the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•        the last day of the fiscal year ending after the fifth anniversary of CFAC’s initial public offering.

We cannot predict if investors will find our securities less attractive after the business combination if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our securities stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our securities and the market price of those securities may be more volatile.

Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor a company that has opted out of using the extended transition period difficult because of the potential differences in accounting standards used.

A significant portion of our total outstanding shares of GCM Class A common stock (or shares of GCM Class A common stock that may be issued in the future pursuant to the exchange or redemption of Grosvenor common units) are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of GCM Class A common stock to drop significantly, even if our business is doing well.

Subject to certain exceptions, pursuant to the Stockholders’ Agreement, the voting parties are contractually restricted during the Lock-up Period from transferring any lock-up shares; provided that each of the voting parties may transfer one-third of their lock-up shares during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date and an additional one-third of their lock-up shares during the period beginning on the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date). Additionally, subject to certain exceptions, pursuant to the Sponsor Support Agreement, the Sponsor is contractually restricted during the Lock-Up Period from transferring any lock-up shares; provided that the Sponsor may transfer one-third of the number of lock-up shares beneficially owned by the Sponsor as of immediately following the Closing during the period beginning on the first anniversary of the Closing Date and ending 180 days following the first anniversary of the Closing Date.

Following the expiration of the Lock-up Period, neither the voting parties nor the Sponsor will be restricted from selling shares of GCM Class A common stock held by them or that may be received by them in exchange for Grosvenor common units, GCM Class C common stock or warrants, as the case may be, other than by applicable securities laws. As such, sales of a substantial number of shares of GCM Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of GCM Class A common stock. Upon completion of the business combination, GCM V, the Sponsor and the PIPE Investors will collectively own approximately 86% of GCM PubCo’s outstanding common stock and the GCMH LLLP Equityholders will, in turn, own approximately 71% of the Grosvenor common units, assuming that no additional public shareholders redeem their public shares in connection with the business combination. Assuming redemption of approximately an additional 20,797,675 public shares (which is the estimated number of public shares that could be redeemed in connection with the business combination, in the aggregate (after taking into account the 593,700 public shares redeemed in connection with the Extension Amendments), in order for the Trust Account to meet the Minimum Available CFAC Cash Amount, in each case at approximately $10.27 per share (based on Trust Account figures as of March 31, 2020)) are redeemed in connection with the business combination, in the aggregate, the collective ownership of GCM V, the Sponsor and the PIPE Investors would rise to 96% of GCM PubCo’s outstanding common stock and the ownership of Grosvenor common units by the GCMH LLLP Equityholders would rise to 80 % of the outstanding Grosvenor common units.

As restrictions on resale end and registration statements for the sale of shares of GCM Class A common stock and warrants by the parties to the Stockholders’ Registration Rights Agreement are available for use, the sale or possibility of sale of these shares of GCM Class A common stock and warrants could have the effect of increasing the volatility in the market price of GCM Class A common stock or warrants, or decreasing the market price itself.

Warrants will become exercisable for GCM Class A common stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Following the Closing, there will be 23,893,809 outstanding warrants to purchase 23,893,809 shares of GCM Class A common stock at an exercise price of $11.50 per share, which warrants will become exercisable 30 days following the Closing. To the extent such warrants are exercised, additional shares of GCM Class A common stock will be issued, which will result in dilution to the holders of GCM Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of GCM Class A common stock.

An active trading market for our securities may not develop or be maintained.

We can provide no assurance that an active trading market for GCM Class A common stock and warrants will develop after the Closing, or, if such a market develops, that we will be able to maintain an active trading market for those securities on Nasdaq or any other exchange in the future. If an active market for our securities does not develop or is not maintained after the business combination, or if we fail to satisfy the continued listing standards of Nasdaq for any reason and our securities are delisted, it may be difficult for our security holders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair our ability to both raise capital by selling shares of capital stock and acquire other complementary products, technologies or businesses by using our shares of capital stock as consideration.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market for our securities will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We will not control these analysts, and the analysts who publish information about our company may have relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or on-payment research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of GCM Class A common stock purchasable upon exercise of a warrant could be decreased, all without a warrant holder’s approval.

Our warrants are issued in registered form under a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and CFAC. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or GCM Class A common stock, shorten the exercise period or decrease the number of shares of GCM Class A common stock purchasable upon exercise of a warrant.

Registration of the shares of GCM Class A common stock issuable upon exercise of the warrants under the Securities Act may not be in place when an investor desires to exercise warrants.

Under the terms of the Warrant Agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of GCM Class A common stock issuable upon exercise of the warrants and thereafter will use our commercially reasonable best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the GCM Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the GCM Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares of GCM Class A common stock upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of GCM Class A common stock included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of GCM Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of GCM Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of GCM Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our commercially reasonable best efforts to register or qualify such shares of GCM Class A common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in CFAC’s initial public offering. Redemption of the outstanding warrants could force you to: (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

None of the warrants issued to the Sponsor in a private placement that occurred concurrently with CFAC’s initial public offering will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a third-party.

The GCM PubCo Amended and Restated Charter and GCM Bylaws will contain several provisions that may make it more difficult or expensive for a third-party to acquire control of us without the approval of our board of directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that stockholders may consider favorable, include the following:

•        the fact that the GCM Class C common stock may be entitled to multiple votes per share until (i) such share of Class C common stock is canceled/redeemed for no consideration upon, subject to certain exceptions, (ii) the disposition of (a) the Grosvenor common units and (b) the shares of GCM Class A common stock (as a result of a redemption of Grosvenor common units) paired with such Class C common stock, as applicable, and (iii) with respect to all shares of Class C common stock, the Sunset Date;

•        the sole ability of directors to fill a vacancy on the board of directors;

•        advance notice requirements for stockholder proposals and director nominations;

•        after GCM PubCo no longer qualifies as a “controlled company” under Nasdaq Listing Rule 5605(c)(1), provisions limiting stockholders’ ability to call special meetings of stockholders, to require special meetings of stockholders to be called and to take action by written consent; and

•        the ability of our governing body to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our governing body.

These provisions of the GCM PubCo Amended and Restated Charter and GCM PubCo Amendment and Restated Bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of GCM Class A common stock in the future, which could reduce the market price of GCM Class A common stock. For more information, see “Description of GCM PubCo Securities.”

In the event of a merger, consolidation or tender or exchange offer, holders of GCM Class A common stock will not be entitled to receive excess economic consideration for their shares over that payable to the holders of GCM Class B common stock.

No shares of GCM Class B common stock, the primary purpose of which is to be available for issuance in connection with acquisitions, joint ventures, investments or other commercial arrangements, will be issued and outstanding upon the Closing. If we choose to issue GCM Class B common stock in the future, the holders of GCM Class A common stock will not be entitled to receive economic consideration for their shares in excess of that payable to the holders of the then outstanding shares of GCM Class B common stock in the event of a merger, consolidation or tender or exchange offer, even though GCM Class B common stock does not have the right to vote. This would result in a lesser payment to the holders of GCM Class A common stock than if there are no shares of GCM Class B common stock outstanding at the time of such merger, consolidation or tender or exchange offer. For more information, see “Description of GCM PubCo Securities.”

The provisions of the proposed GCM PubCo Amended and Restated Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against its directors and officers.

The proposed GCM PubCo Amended and Restated Charter provides that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the GCM PubCo Amended and Restated Charter or GCM PubCo Amended and Restated Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The GCM PubCo Amended and Restated Charter will further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. By becoming a stockholder in our company, you will be deemed to have notice of and consented to the exclusive forum provisions of the GCM PubCo Amended and Restated Charter. Notwithstanding the foregoing, the GCM PubCo Amended and Restated Charter will provide that the exclusive forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

These provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the proposed certificate of incorporation to be inapplicable or unenforceable in such action.

If we were to convert GCM PubCo into a public benefit corporation, its status as such may not result in the benefits that we anticipate.

Pursuant to the GCM PubCo Amended and Restated Charter, the GCM PubCo board has the option to, without prior notice to our stockholders, cause GCM PubCo to convert into a Delaware public benefit corporation in order to demonstrate our commitment to environmental, social and governance issues facing societies. If we were to convert GCM PubCo into a public benefit corporation, we would be required to balance the financial interests of our stockholders with the best interests of those stakeholders materially affected by our conduct, including particularly those affected by the specific benefit purposes set forth in the GCM PubCo Amended and Restated Charter. In addition, there is no assurance that the expected positive impact from being a public benefit corporation would be realized. Accordingly, being a public benefit corporation and complying with the related obligations could negatively impact our ability to provide the highest possible return to our stockholders.

SPECIAL MEETING OF CFAC STOCKHOLDERS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to CFAC.

General

CFAC is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders to be held on             , 2020, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our stockholders on or about             , 2020. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The Special Meeting of the Company’s stockholders will be held at __:00 a.m. Eastern Time on           , 2020 as a virtual meeting. You will be able to attend, vote your shares and submit questions during the Special Meeting via a live webcast available at           . The meeting will be held virtually over the internet by means of a live audio webcast.

To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our common stock.

If your shares are registered in your name with our transfer agent and you wish to attend the online-only virtual meeting, go to           , enter the control number you received on your proxy card and click on the “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting our transfer agent a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact our transfer agent at least five business days prior to the meeting date.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of CFAC Class A common stock or CFAC Class B common stock at the close of business on             , 2020, which is the record date for the special meeting. You are entitled to one vote for each share of CFAC Class A common stock or CFAC Class B common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were              shares of CFAC Class A common stock and CFAC Class B common stock outstanding in the aggregate, of which              are public shares and 600,000 are shares of CFAC Class A common stock underlying the private placement units held by the Sponsor and 7,064,603 are founder shares held by the Sponsor and one of our independent directors.

Vote of the Sponsor, Directors and Officers of CFAC

In connection with its IPO, CFAC entered into agreements with each of the Sponsor and CFAC’s directors and officers pursuant to which each agreed to vote any shares of CFAC Class A common stock or CFAC Class B common stock owned by them in favor of the Business Combination Proposal.

The Sponsor and CFAC’s directors and officers have waived any redemption rights, including with respect to shares of CFAC Class A common stock purchased in the IPO or in the aftermarket, in connection with the business combination. The founder shares and shares of CFAC Class A common stock underlying the private placement units held by the Sponsor have no redemption rights upon CFAC’s liquidation and will be worthless if no business combination is effected by us by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date). However, the Sponsor and CFAC’s directors and officers are entitled to redemption rights upon CFAC’s liquidation with respect to any other shares of CFAC Class A common stock they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of CFAC stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the CFAC Class A common stock and CFAC Class B common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Nasdaq Proposal, the 2020 Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of CFAC Class A common stock and CFAC Class B common stock represented in person or by proxy and entitled to vote thereon and actually cast at the special meeting, voting as a single class. Approval of the Business Combination Proposal and the Organizational Documents Proposals require the affirmative vote of the holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock represented in person or by proxy and entitled to vote thereon at the special meeting, voting as a single class. Accordingly, if a valid quorum is otherwise established, a stockholder’s failure to vote by proxy or to vote in person at the special meeting will have no effect on the outcome of any vote on the Nasdaq Proposal, the 2020 Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Business Combination Proposal and the Organizational Documents Proposals.

The Closing is conditioned on the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal at the special meeting. The Organizational Documents Proposals and the 2020 Plan Proposal are conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

Recommendation to CFAC Stockholders

After careful consideration, the CFAC board of directors recommends that CFAC stockholders vote “FOR” each Proposal being submitted to a vote of the CFAC stockholders at the special meeting.

For a more complete description of CFAC’s reasons for the approval of the business combination and the recommendation of the CFAC board of directors, see the section entitled “Proposal No. 1 — The Business Combination Proposal — CFAC’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Voting Your Shares

Each share of CFAC Class A common stock and each share of CFAC Class B common stock that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your one or more proxy cards show the number of shares of CFAC Class A common stock and CFAC Class B common stock that you own. There are several ways to vote your shares of CFAC Class A common stock and CFAC Class B common stock:

•        You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy”, whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Class A common stock or Class B common stock will be voted as recommended by the board of directors. The board of directors recommends voting “FOR” the Business Combination Proposal, “FOR” the Organizational Documents Proposals, “FOR” the Nasdaq Proposal, “FOR” the 2020 Plan Proposal and “FOR” the Adjournment Proposal.

•        You can attend the special meeting and vote in person even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your shares of CFAC Class A common stock or CFAC Class B common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of CFAC Class A common stock or CFAC Class B common stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify CFAC’s secretary, in writing, before the special meeting that you have revoked your proxy; or

•        you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called to consider only the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal, the 2020 Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting Your Shares or Warrants

If you have any questions about how to vote or direct a vote in respect of your shares of CFAC Class A common stock or CFAC Class B common stock, you may call           , our proxy solicitor, at            (banks and brokerage firms, please call collect:           ).

Redemption Rights

Under our CFAC’s certificate of incorporation, any holders of CFAC Class A common stock may elect that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest but net of franchise and income taxes payable, calculated as of two (2) business days prior to the Closing. If demand is properly made and the business combination is consummated, these shares, immediately prior to the business combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of our IPO (calculated as of two (2) business days prior to the Closing, including interest but net of franchise and income taxes payable). For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of July 31, 2020 of approximately $286.6 million, the estimated per share redemption price would have been approximately $10.36.

In order to exercise your redemption rights, you must:

•        if you hold your shares of CFAC Class A common stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

•        check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of CFAC Class A common stock;

•        prior to 5:00 p.m., Eastern Daylight time, on             , 2020 (two (2) business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, to the attention of Mark Zimkind at 1 State Street Plaza, 30th Floor, New York, New York 10004, or by email at mzimkind@continentalstock.com; and

•        deliver your shares of CFAC Class A common stock either physically or electronically through DTC to the transfer agent at least two (2) business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is CFAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, CFAC does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your shares of CFAC Class A common stock as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed above.

Holders of outstanding units of CFAC must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Prior to exercising redemption rights, stockholders should verify the market price of CFAC Class A common stock as they may receive higher proceeds from the sale of their CFAC Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. CFAC cannot assure you that you will be able to sell your shares of CFAC Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the CFAC Class A common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of CFAC Class A common stock will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of CFAC following the business combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the business combination is not approved and we do not consummate a “business combination” (as defined in the Charter) by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of CFAC Class A common stock or CFAC Class B common stock in connection with the business combination.

Proxy Solicitation Costs

CFAC is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. CFAC and its directors, officers and employees may also solicit proxies in person. CFAC will file with the SEC all scripts and other electronic communications as proxy soliciting materials. CFAC will bear the cost of the solicitation.

CFAC has hired              to assist in the proxy solicitation process. CFAC will pay that firm a fee of $            , plus disbursements. CFAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. CFAC will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

CFAC is asking its stockholders to approve and adopt the Transaction Agreement and the transactions contemplated thereby (the “business combination”). CFAC stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Transaction Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. Please see the subsection entitled “The Transaction Agreement” below for additional information and a summary of certain terms of the Transaction Agreement. You are urged to read carefully the Transaction Agreement in its entirety before voting on this proposal.

Because CFAC is holding a special meeting of stockholders to vote on the business combination, CFAC may consummate the business combination only if it is approved by the affirmative vote of the holders of a majority of the shares of CFAC Class A common stock and CFAC Class B common stock that are voted at the special meeting, voting as a single class.

The Transaction Agreement

This subsection of the proxy statement/prospectus describes the material provisions of the Transaction Agreement, but does not purport to describe all of the terms of the Transaction Agreement. The following summary is qualified in its entirety by reference to the complete text of the Transaction Agreement, a copy of which is attached as Annex A hereto. You are urged to read the Transaction Agreement in its entirety because it is the primary legal document that governs the business combination.

The Transaction Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Transaction Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Transaction Agreement. The representations, warranties and covenants in the Transaction Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

General Description of the Transaction Agreement; Consideration

On August 2, 2020, we entered into the Transaction Agreement, pursuant to which: (a) CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving entity in the Merger and, upon the Effective Time, each share of CFAC common stock will be converted into one share of GCM Class A common stock; (b) the PIPE Investors have agreed to purchase 19,500,000 shares of GCM Class A common stock in the Private Placement immediately following the Effective Time; (c) the Sponsor has agreed to purchase 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants for an aggregate price equal to $30,000,000 in the Sponsor Subscription immediately following the Effective Time; (d) the Sponsor shall cause to be terminated, forfeited and cancelled, for no consideration 2,351,534 shares of GCM Class A common stock and 150,000 GCM PubCo private placement warrants held by the Sponsor immediately following the Effective Time in the Sponsor Cancellations; (e) GCM PubCo will issue 900,000 GCM PubCo private placement warrants to Grosvenor Holdings immediately following the Effective Time in the Grosvenor Warrant Issuance; (f) Grosvenor Holdings will assign, and IntermediateCo will assume, all right, title and interest in and to the Option Agreement in exchange for the Option Consideration in the Option Conveyance immediately following the Effective Time; (g) immediately following the Option Conveyance, IntermediateCo will consummate the exercise of the Options (as defined in the Option Agreement) to purchase all of the GCM Class B-2 common units then held by all of the Investors (as defined in the Option Agreement) in the Option Exercise; (h) immediately following the Option Exercise, Grosvenor Holdings shall have the right to require IntermediateCo to purchase a number of its GCM Class B-1 common units of GCMH LLLP for a purchase price per unit equal to the Class B-1 Unit Price in the Grosvenor Class B-1 Sale; (i) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and immediately prior to the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH GP shall sell all of the outstanding equity interests of GCMH LLLP then held by GCMH GP, including the general partnership and limited partnership interests, to IntermediateCo for the GCMH Consideration, and Grosvenor Holdings shall sell all of the outstanding equity interests of GCM LLC to IntermediateCo for the GCM Consideration in the GCM

Transfers; (j) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and the GCM Transfers, GCMH LLLP will be redomiciled as a limited liability limited partnership in the State of Delaware and the Fourth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH LLLP shall be amended and restated in the Grosvenor Redomicile and LLLPA Amendment; (k) immediately following the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH LLLP shall issue to IntermediateCo the GCM PubCo Matching Grosvenor common units and the GCM PubCo Matching Grosvenor warrants, in each case in exchange for the IntermediateCo Contribution Amount in the IntermediateCo Contribution and Issuance; and (l) immediately following the effectiveness of the Grosvenor Domicile and LLLPA Amendment, GCM PubCo shall issue shares of GCM Class C common stock to GCM V in the Class C Issuance.

Closing of the Business Combination

The Closing will take place at 10:00 a.m. (New York time) on the date which is two business days after the first date on which all conditions set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Grosvenor Holdings and CFAC may mutually agree in writing.

Material Adverse Effect

Under the Transaction Agreement, certain warranties of the GCM Companies are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such warranties has occurred.

Pursuant to the Transaction Agreement, a “Company Material Adverse Effect,” with respect to the GCM Companies, means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets, liabilities, results of operations or financial condition of the GCM Companies, GCMH LLLP Equityholders, GCM PubCo, GCM V or the GCM Companies’ respective subsidiaries, taken as a whole or (ii) their ability to consummate the transactions contemplated by the Transaction Agreement; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable laws or GAAP or any interpretation thereof following the date of the Transaction Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required by or, with respect to Section 7.1 or 7.2 of the Transaction Agreement, permitted to be taken under the Transaction Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic (including COVID-19 or actions taken in response to COVID-19), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, or social conditions, (f) any failure in and of itself of the GCM Companies to meet any projections or forecasts, (g) any Events generally applicable to the industries or markets in which the GCM Companies and their subsidiaries operate, (h) any matter set forth on the disclosure letter of the GCM Companies, (i) any Events to the extent actually known by a specified individual on or prior to the date of the Transaction Agreement, (j) any action taken by, or at the request of, or with the consent of the CF Entities, subject to certain exceptions, (k) any Events that are cured by the GCMH LLLP Equityholders or GCM Companies prior to the Closing, or (l) any worsening of the Events referred to in clauses (b), (d), (e) or (g) to the extent existing as of the date of the Transaction Agreement; provided, that in the case of each of clauses (a), (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the GCM Companies, GCMH LLLP Equityholders, GCM PubCo, GCM V or their subsidiaries relative to other participants in the industries in which such persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

Under the Transaction Agreement, certain warranties of CFAC (referred to therein as “Acquiror”) are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such warranties has occurred.

Pursuant to the Transaction Agreement, an “Acquiror Material Adverse Effect” with respect to Acquiror, means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets, liabilities, results of operations or financial condition of the CF Entities, taken as a whole or (ii) the ability of the CF Entities to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Acquiror Material Adverse Effect”: (a) any change in applicable laws or GAAP or any interpretation thereof following the date of the Transaction Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required by or, with respect to Section 7.1 or 7.2 of the Transaction Agreement, permitted to be taken under the Transaction Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic (including COVID-19 or actions taken in response to COVID-19), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, or social conditions, (f) the consummation and effects of any CFAC Share Redemptions, (g) any Events generally applicable to the industries or markets in which the CF Entities operate, (h) any matter set forth on the disclosure letter of CFAC, (i) any Events to the extent actually known by specified individuals on or prior to the date of the Transaction Agreement, (j) any action taken by, or at the request of, or with the consent of the GCMH LLLP Equityholders or GCM Companies, subject to certain exceptions, (k) any Events that are cured by the CF Entities prior to the Closing, or (l) any worsening of the Events referred to in clauses (b), (d), (e) or (g) to the extent existing as of the date hereof; provided, that in the case of each of clauses (a), (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the CF Entities relative to other participants in the industries in which such persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, an Acquiror Material Adverse Effect. Notwithstanding the foregoing, with respect to the Acquiror, the amount of the CFAC Share Redemptions or the failure to obtain the CFAC Stockholder Approval shall not be deemed to be an Acquiror Material Adverse Effect.

Conditions to the Closing of the Business Combination

Conditions to Obligations of CFAC, IntermediateCo, the GCMH LLLP Equityholders and the GCM Companies to Consummate the Business Combination.    The obligations of CFAC, IntermediateCo, the GCMH LLLP Equityholders and the GCM Companies to consummate the business combination are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

•        the CFAC Stockholder Approval shall have been obtained;

•        solely to the extent that an Extension Stockholders’ Meeting is required to be held and is duly held in accordance with the terms of the Transaction Agreement, the CFAC Extension Approval shall have been obtained;

•        specified regulatory approvals shall have been obtained or the applicable waiting period shall have expired or been terminated, as applicable;

•        the registration statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

•        CFAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act); and

•        the shares of GCM Class A common stock to be issued in connection with the Transactions shall have been approved for listing on Nasdaq or the NYSE.

Conditions to Obligations of CFAC and IntermediateCo to Consummate the Business Combination.    Our obligations to consummate the business combination are subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived in writing by CFAC and IntermediateCo:

•        The representation that a Company Material Adverse Effect has not occurred since March 31, 2020 shall be true and correct in all respects as of the Closing Date;

•        each of the other representations and warranties of the GCM Companies contained in the Transaction Agreement shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or another similar materiality qualification set forth therein) individually or in the aggregate, have not had, and would not reasonably be expected to have a Company Material Adverse Effect;

•        each of the covenants of the GCM Companies and the GCMH LLLP Equityholders to be performed as of or prior to the Closing shall have been performed in all material respects. For purposes of this condition, (i) a covenant of the GCM Companies or the GCMH LLLP Equityholders shall only be deemed to have not been performed if the GCM Companies or GCMH LLLP Equityholders have materially breached such material covenant and failed to cure within twenty (20) days after notice (or if earlier, the Agreement Extended End Date); provided that CFAC and IntermediateCo shall not be required to consummate the Transactions at the Closing unless and until such material breach of a material covenant has been cured and (ii) no action that is contemplated by the Pre-Closing Restructuring (as defined in the Transaction Agreement) may be deemed to constitute on-payment of such material covenant; and

•        the Pre-Closing Restructuring shall have been completed prior to the Closing.

Conditions to Obligations of the GCMH LLLP Equityholders and the GCM Companies to Consummate the Business Combination.    The obligations of the GCMH LLLP Equityholders and the GCM Companies to consummate the business combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the GCMH LLLP Equityholders and the GCM Companies:

•        The representation that an Acquiror Material Adverse Effect has not occurred since December 12, 2018 shall be true and correct in all respects as of the Closing Date;

•        each of the other representations and warranties of CFAC contained in the Transaction Agreement shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for changes after the date of the Transaction Agreement which are contemplated or expressly permitted by the Transaction Agreement or the ancillary agreements thereto, and except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or another similar materiality qualification set forth therein) individually or in the aggregate, have not had, and would not reasonably be expected to have an Acquiror Material Adverse Effect;

•        each of the covenants of CFAC to be performed as of or prior to the Closing shall have been performed in all material respects. For purposes of this condition, (i) a covenant of CFAC shall only be deemed to have not been performed if CFAC has materially breached such material covenant and failed to cure within 20 days after notice (or if earlier, the Agreement Extended End Date); provided that the GCMH LLLP Equityholders and the GCM Companies shall not be required to consummate the Transactions at the Closing unless and until such material breach of a material covenant has been cured; and

•        Immediately prior to the Closing, the Available CFAC Cash shall be no less than (i) the Minimum Available CFAC Cash Amount (with respect to this clause (i), taking into account the GCM PubCo Equity Investments, a deduction of the amount required to satisfy the CFAC Share Redemption Amount and no other Transactions) and (ii) $75,000,000 solely after deducting the amount required to satisfy the CFAC Share Redemption Amount (and for the avoidance of doubt, excluding the GCM PubCo Equity Investments or the other Transactions).

Representations and Warranties

The Transaction Agreement contains customary representations and warranties by the parties, including the following representations and warranties by the GCM Companies: company organization, subsidiaries, due authorization, no violation, governmental authorities; consents, capitalization of the GCM Companies, capitalization of subsidiaries, financial statements, undisclosed liabilities, litigation and proceedings, legal compliance, contracts; no defaults, company benefit plans, labor relations; employees, taxes, brokers’ fees, property, intellectual property, absence of changes, anti-corruption compliance, fund-related representations, insurance, Advisers Act, subscription-related representations, takeover statutes and charter provisions, registration statement and proxy statement/registration statement, no outside reliance and no additional representations or warranties. Additionally, CFAC made customary representations and warranties relating to: company organization, due authorization, no violation, litigation and proceedings, SEC filings, internal controls, listing and financial statements, governmental authorities, consents, Trust Account, Advisers Act, absence of changes, no undisclosed liabilities, capitalization of CFAC, brokers’ fees, indebtedness, taxes, business activities, Nasdaq stock market quotation, registration statement and proxy statement, takeover statutes and charter provisions, no outside reliance and no additional representations or warranties.

Covenants of the Parties

Covenants of the GCMH LLLP Equityholders and the GCM Companies.

The GCMH LLLP Equityholders and the GCM Companies made certain covenants under the Transaction Agreement, including, among others, the following:

The GCM Companies have agreed that from the date of the Transaction Agreement through the earlier of the Closing or the termination of the Transaction Agreement (the “Interim Period”), they will, and will cause their respective subsidiaries to, except as otherwise contemplated by the Transaction Agreement, including the disclosure letters, as consented to by CFAC in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied) or as required by applicable law (including for this purpose any COVID-19 Measures (as defined in the Transaction Agreement)), use reasonable efforts to operate the business of the GCM Companies in the ordinary course consistent past practice.

During the Interim Period, the GCM Companies have also agreed to, and to cause their respective subsidiaries to, except as expressly contemplated by the Transaction Agreement, including the disclosure letters, as consented to by CFAC in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied) or as required by applicable law (including for this purpose any COVID-19 Measures), use reasonable efforts not to:

•        change or amend the governing documents of any GCM Company, except as otherwise required by law;

•        make or declare any dividend or distribution to the shareholders or members, as applicable, of any GCM Company or make any other distributions in respect of any of the GCM Companies’ capital stock or equity interests, except for dividends or distributions by one wholly owned GCM Company to another wholly owned GCM Company;

•        split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of the GCM Companies’ capital stock or equity interests, provided that the GCM Companies may split, combine or reclassify shares of any of the GCM Companies’ subsidiaries that remain wholly owned after consummation of such transaction;

•        purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, membership interests or other equity interests of the GCM Companies or their subsidiaries, subject to certain exceptions;

•        sell, assign, transfer, convey, lease or otherwise dispose of any material tangible assets or properties of the GCM Companies or their subsidiaries, except for dispositions of obsolete or worthless equipment in the ordinary course of business and transactions among the GCM Companies and their subsidiaries or among their subsidiaries;

•        acquire any ownership interest in any real property;

•        acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all or a material portion of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

•        take certain actions with respect to tax related matters, including, among others, make or change any material election in respect of material taxes inconsistent with past practice, adopt or request permission of any taxing authority to change any accounting method in respect of material taxes, or enter into any settlement agreement, closing agreement or waiver of surrender of any claim for refund in respect of material taxes;

•        issue any additional equity interests or securities exercisable for or convertible into equity interests or grant any options, warrants or other equity-based awards that relate to the equity of any GCM Company, other than issuances of carried interest in the ordinary course of business;

•        adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the GCM Companies;

•        waive, release, settle, compromise or otherwise resolve any investigation, claim, action, litigation or other legal proceedings, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $1,000,000 in the aggregate;

•        make or commit to make capital expenditures other than (i) capital investments in investment funds in the ordinary course of business and (ii) expenditures in an amount not in excess of the amount set forth on the disclosure letter of the GCM Companies;

•        incur or assume any Indebtedness or guarantee any indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of any GCM Company or any of the GCM Companies’ Subsidiaries or guaranty any debt securities of another person, other than any indebtedness for borrowed money or guarantee incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $10,000,000;

•        enter into, renew or amend in any material respect certain affiliate transactions;

•        (i) limit the right of any GCM Company to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any person or (ii) grant any exclusive or similar rights to any person;

•        other than in the ordinary course of business, accelerate or take any action for the purpose of accelerating the payment or receipt of any management fees, performance fees or other amounts payable by a GCM Fund to any GCM Company; or

•        enter into any agreement to take any of the above actions prohibited under the Transaction Agreement.

Subject to confidentiality obligations that may be applicable to information furnished to the GCMH LLLP Equityholders or any of the GCM Companies and their subsidiaries by third parties and except for any information that is subject to attorney-client privilege, to the extent permitted by applicable law, the GCM Companies shall, and shall cause their subsidiaries to, to afford CFAC and its accountants, counsel and other representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the GCM Companies and their subsidiaries, to their properties, books, contracts, commitments, tax returns, records and appropriate officers and employees and furnish such representatives with all financial and operating data and other information concerning the affairs of the VG Companies and their subsidiaries that are in the possession of the GCMH LLLP Equityholders or the GCM Companies and their subsidiaries as such representatives may reasonably request; provided, that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the GCM Companies or their subsidiaries without the prior written consent of the GCM Companies. All information obtained by CFAC, IntermediateCo and their respective representatives shall be subject to the confidentiality agreement with CFAC.

The GCM Companies shall deliver to CFAC (i) unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit, and cash flow of the GCM Companies and their subsidiaries as of an for the six-month period ended June 30, 2020, presented in a similar format and fashion as the Audited Financial Statements (subject to normal and recurring year-end adjustments and the absence of footnotes) (the “Q2 Financial Statements) (to be delivered as soon as reasonably practicable following the date of the Transaction Agreement, provided that the GCM Companies will use their reasonable efforts to deliver the Q2 Financial Statements no later than August 31, 2020) and (ii) the audited consolidated balance sheets as of December 31, 2019 and 2018 and statements of operations and comprehensive loss, cash flow and change in stockholders’ equity of the GCM Companies and their subsidiaries for the years ended December 31, 2019, 2018 and December 31, 2017, together with the auditor’s reports thereon (the “Audited Financial Statements”) (to be delivered as soon as reasonably practicable following the date of the Transaction Agreement). If the Closing has not occurred prior to November 6, 2020, as soon as reasonably practicable following November 6, 2020, the GCM Companies will deliver to CFAC the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit, and cash flow of the GCM Companies and their subsidiaries as of and for the three- and nine-month period ended September 30, 2020 (subject to normal and recurring year-end adjustments and the absence of footnotes) (the “Q3 Financial Statements”). If the Closing has not occurred prior to March 17, 2021, as soon as reasonably practicable following March 17, 2021, the GCM Companies will deliver to CFAC the audited consolidated balance sheets and statements of operations and comprehensive loss, cash flow and change in stockholders’ equity of the GCM Companies and their subsidiaries as of and for the years ended December 31, 2020, together with the auditor’s reports thereon (the “2020 Audited Financial Statements”).

The GCMH LLLP Equityholders and the GCM Companies shall, or cause its and their subsidiaries to, effect all transfers and shall take all actions as are necessary so that the Pre-Closing Restructuring shall be consummated prior to the Closing.

During the Interim Period, GCMH LLLP and its subsidiaries shall not, and GCMH LLLP shall instruct and use its respective reasonable efforts to cause their respective representatives not to (i) initiate any negotiations with any person with respect to, or provide any non-public information or data concerning any GCM Company or any of the GCM Companies’ subsidiaries to any person relating to, an acquisition proposal or afford to any person access to the business, properties, assets or personnel of any GCM Company or any of the GCM Companies’ subsidiaries in connection with an acquisition proposal, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an acquisition proposal, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any person to make an acquisition proposal. Notwithstanding anything to the contrary in the Transaction Agreement, the GCMH LLLP Equityholders, the GCM Companies and their subsidiaries and their respective representatives shall not be restricted pursuant to the foregoing sentence with respect to any actions taken in connection with (1) the Pre-Closing Restructuring, or (2) the arrangement of financing in order to facilitate the consummation of the Transactions or for the financing of CFAC following the Closing.

Within two business days following the expiration of the sixty day period following the date GCM PubCo has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, GCM PubCo shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the GCM Class A common stock (following the Effective Time) issuable under the 2020 Plan, and GCM PubCo shall use reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the 2020 Plan remain outstanding.

Subject to the terms of the Stockholders’ Agreement and the governing documents of GCM PubCo, GCM PubCo shall take all such action within its power as may be necessary or appropriate such that immediately following the Closing:

•        the GCM PubCo board shall consist of seven directors, which shall be designed by the GCMH LLLP Equityholders, which shall be initially Michael J. Sacks, Jonathan R. Levin and five other directors to be named, subject to the requirement that three directors must qualify in the determination of the GCM PubCo Board as an “independent director” under stock exchange regulations applicable to GCM PubCo (the “Grosvenor Designated Directors”);

•        the chairperson of the GCM PubCo board shall initially be Michael J. Sacks, who shall serve in such capacity in accordance with the terms of the Stockholders’ Agreement and the GCM PubCo governing documents following the Closing; and

•        the initial officers of GCM PubCo will be as set forth in the disclosure letter or the GCM Companies, who will serve in such capacity in accordance with the terms of the GCM PubCo Governing Documents following the Closing.

After the Closing, GCM PubCo and its subsidiaries agree to indemnify and hold harmless each present and former director and officer of the GCM Companies and each of their respective subsidiaries against any costs, expenses, damages or liabilities incurred in connection with any legal proceeding, to the fullest extent that would have been permitted under applicable law and the applicable governing documents to indemnify such person.

GCM PubCo will maintain for a period of not less than six years from the Closing (i) provisions in its governing documents and those of its subsidiaries concerning the indemnification and exoneration of its subsidiaries and their subsidiaries’ former and current officers, directors and employees, no less favorable than as contemplated by the applicable governing documents immediately prior to the Closing and (ii) a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the GCM Companies’ or their subsidiaries’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage, except that in no event will GCM PubCo be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the GCM Companies for such insurance policy for the year ended December 31, 2019.

On the Closing Date, GCM PubCo will enter into customary indemnification agreements reasonably satisfactory to each of the GCMH LLLP Equityholders and GCM PubCo with the post-Closing directors and officers of CFAC, which indemnification agreements will continue to be effective following the Closing.

GCM PubCo, the GCMH LLLP Equityholders and the GCM Companies will each, and will each cause their respective subsidiaries to use reasonable efforts to o take such action as may be reasonably necessary or as another party to the Transaction Agreement may reasonably request to satisfy the conditions to closing or otherwise to comply with the Transaction Agreement and to consummate the business combination as soon as practicable, subject to certain exceptions.

GCM PubCo will take all actions reasonably necessary to adopt an audit committee charter that includes a customary policy comparable to other similar asset managers for approval of related party transactions by a majority of the independent directors of GCM PubCo.

Covenants of CFAC

CFAC made certain covenants under the Transaction Agreement, including, among others, the following:

During the Interim Period, CFAC has agreed to, and to cause IntermediateCo to, except as otherwise contemplated by the Transaction Agreement or as consented to by the GCMH LLLP Equityholders in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied) or as required by applicable law (including for this purpose any COVID-19 Measures), operate its business in the ordinary course and consistent with past practice.

During the Interim Period, CFAC has also agreed not to, and to cause CFAC Holdco not to, except as otherwise contemplated by the Transaction Agreement (including the disclosure letters) or the Ancillary Agreements, as consented to by the GCMH LLLP Equityholders in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied) or as required by applicable law (including for this purpose any COVID-19 Measures):

•        seek any approval from CFAC’s shareholders to change, modify or amend the Trust Agreement or the governing documents of CFAC or IntermediateCo, except as otherwise contemplated by the Transaction Proposals and the Extension Proposals;

•        (x) make or declare any dividend or distribution to the shareholders of CFAC or make any other distributions in respect of any of CFAC’s or IntermediateCo’s capital stock, share capital or equity interests, (y) split, combine, reclassify or otherwise amend any terms of any shares or series of CFAC’s or IntermediateCo’s capital stock or equity interests or (z) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of CFAC or IntermediateCo other than a redemption of CFAC common stock (prior to the Effective Time) made as part of the CFAC Share Redemptions;

•        take certain actions with respect to tax related matters, including, among others, make or change any material election in respect of material taxes, amend, modify or otherwise change any filed material tax return and related activities;

•        other than as expressly required by the Sponsor Support Agreement, enter into, renew or amend in any material respect, any transaction or contract with an affiliate of CFAC or IntermediateCo, subject to certain exceptions;

•        incur or assume any indebtedness or guarantee any indebtedness of another person, other than any indebtedness or guarantee incurred in the ordinary course of business and in an aggregate amount not to exceed $100,000 or incurred between CFAC and IntermediateCo and certain other exceptions;

•        incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other material liabilities, debts or obligations other than in support of the business combination and the ancillary agreements thereto or in support of the ordinary course operations of CFAC and certain other exceptions;

•        issue any CFAC common stock or securities exercisable for or convertible into CFAC common stock, other than the issuance of the CFAC common stock pursuant to the Transaction Agreement, (B) grant any options, warrants or other equity-based awards with respect to CFAC common stock, not outstanding on the date of the Transaction Agreement or (C) amend, modify or waive any of the material terms or rights set forth in any CFAC warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

•        enter into any agreement to do any of the above actions prohibited under the Transaction Agreement.

CFAC shall approve and adopt the 2020 Plan, subject to approval by CFAC Stockholders, prior to the Closing Date.

In connection with satisfying the condition to meet the Minimum Available CFAC Cash Amount, CFAC shall reasonably cooperate with the GCMH LLLP Equityholders and shall take all actions reasonably required to meet the condition, including, without limitation, by issuing additional shares of CFAC common stock in connection with the Private Placement.

Prior to the Closing, CFAC shall ensure it remains listed as a public company on Nasdaq. GCM PubCo shall prepare and submit to Nasdaq a listing application, if required under Nasdaq, covering the GCM Class A common stock issuable in the Merger and the GCM PubCo Equity Investments, and shall obtain approval for the listing of such GCM Class A common stock. Notwithstanding the foregoing, GCM PubCo may, in its sole discretion, elect to prepare and submit to the NYSE a listing application instead of to Nasdaq, covering all shares of GCM Class A common stock, including those issuable in the GCM PubCo Equity Investments, and shall obtain approval for the listing of such GCM Class A common stock.

During the Interim Period, CFAC shall not, and shall cause its subsidiaries not to, and CFAC shall instruct its and their representatives not to, (i) make any proposal or offer that constitutes a business combination proposal, (ii) initiate any discussions or negotiations with any person with respect to a business combination proposal or (iii) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a business combination proposal, in each case, other than to or with the GCMH LLLP Equityholders, the GCM Companies and their respective representatives. From and after the date hereof, CFAC shall, and shall instruct its officers and directors to, and CFAC shall instruct and cause its representatives, its subsidiaries and their respective representatives to, immediately cease and terminate all discussions and negotiations with any persons that may be ongoing with respect to a business combination proposal (other than the GCMH LLLP Equityholders, the GCM Companies and their respective representatives).

During the Interim Period, CFAC will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws.

CFAC and IntermediateCo will each, and will each cause their respective subsidiaries to use reasonable efforts to obtain all material consents and approvals of third parties that any of CFAC or its affiliates are required to obtain in order to consummate the business combination and take such other action as may be reasonably necessary or as another party to the Transaction Agreement may reasonably request to satisfy the conditions to closing or otherwise to comply with the Transaction Agreement and to consummate the business combination as soon as practicable.

Mutual Covenants

Each party made certain mutual covenants under the Transaction Agreement, including, among others, the following:

CFAC shall cooperate in good faith with the GCMH LLLP Equityholders, the GCM Companies and any governmental authority and undertake (and not waive its rights under the Subscription Agreements with respect to the PIPE Investors’ obligations with respect to Regulatory Approvals) promptly any and all action required to satisfy the Regulatory Approvals and complete lawfully the business combination as soon as practicable (but in any event prior to the Agreement Extended End Date) and any and all action necessary or advisable to (x) consummate the business combination (including, among other things, issuing to GCM V high voting shares as contemplated by the GCM PubCo Amended and Restated Charter) and (y) avoid any governmental order from any antitrust authority that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the business combination, including, among other things, restructuring the terms of the business combination or consenting to a governmental order providing for the sale of assets or lines of business of the GCM Companies, the GCMH LLLP Equityholders or CFAC (subject to, as applicable, a requirement to obtain the GCMH LLLP Equityholders’ prior written consent with respect to certain such actions identified above as contemplated by the Transaction Agreement).

CFAC will (i) diligently and expeditiously defend and use reasonable efforts to obtain any necessary clearance, approval, consent or governmental authorization under any applicable laws prescribed or enforceable by any governmental authority for the business combination and to resolve any objections as may be asserted by any governmental authority with respect to the business combination and (ii) cooperate fully with each other in the defense of such matters.

The GCMH LLLP Equityholders will promptly, and in any event within ten business days following the date of the Transaction Agreement, prepare and cause the Broker-Dealer (as defined in the Transaction Agreement) to file with FINRA the necessary FINRA Consent Application (as defined in the Transaction Agreement).

Each of CFAC and any other person who is to acquire or increase control over GCM Investments UK LLP at the Closing will promptly, and in any event within ten business days following the date of the Transaction Agreement, prepare and file the FCA Change in Control Notification (as defined in the Transaction Agreement).

Each of CFAC and any other person who is to become a substantial shareholder of GCM Investments Hong Kong Limited will promptly, and in event within ten business days following the date of the Transaction Agreement, prepare and file the SFC Change in Control Application (as defined in the Transaction Agreement).

The GCM Companies, on the one hand, and CFAC, on the other, shall each be responsible for and pay one-half of the filing fees payable to the government authorities in connection with the business combination.

Each of CFAC, GCM PubCo and the GCM Companies will use its reasonable efforts to cause the proxy statement/registration statement to comply with the rules and regulations promulgated by the SEC, to have the registration statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the registration statement effective as long as is necessary to consummate the business combination, otherwise ensure that the information contained therein contains no untrue statement of material fact or material omission and to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the business combination.

CFAC will as promptly as practicable after the proxy statement/registration statement is declared effective under the Securities Act, (i) disseminate the proxy statement to stockholders of CFAC, (ii) give notice, convene and hold a meeting of the stockholders to vote on the Transaction Proposals, in each case in accordance with its governing documents then in effect and Section 710 of the NYSE Listing Rules or Nasdaq Listing Rule 5620(b), as applicable, for a date no later than 30 business days following the date the proxy statement is declared effective, (iii) solicit proxies from the holders of CFAC common stock to vote in favor of each of the Transaction Proposals, and (iv) provide its shareholders with the opportunity to elect to effect a CFAC Share Redemption.

As promptly as reasonably practicable after the execution of the Transaction Agreement, CFAC will prepare and file with the SEC a mutually acceptable proxy statement in order to obtain the requisite approval of our extension proposal by CFAC’s stockholders (if necessary).

GCMH LLLP shall take all actions necessary to ensure that GCMH LLLP (and, to the extent provided in the Tax Receivable Agreement, any of its subsidiaries that is treated as a partnership or disregarded entity for applicable tax purposes) will have made a valid election pursuant to Section 754 of the Code (and elections available under similar provisions of state or local law) that is effective for the taxable period that includes the Closing Date. With respect to any such matter that could reasonably be expected to result in any tax liability for which any GCMH LLLP Equityholder could be responsible, without the prior written consent of Grosvenor Holdings, GCM PubCo shall not, and shall not permit any of its affiliates to file, re-file, or amend any tax return of the GCM Companies or their subsidiaries with respect to any pre-closing tax period, or make any election that would have retroactive effect with respect to a pre-closing tax period. For purposes of reporting the transaction contemplated by the Transaction Agreement, the parties agree to (and to cause their affiliates to) file all of their tax returns consistent with the values of the assets of GCM Grosvenor selected by Grosvenor Holdings. CFAC, the GCM Companies and Grosvenor Holdings shall reasonably cooperate, and shall cause their respective affiliates to reasonably cooperate, in connection with the filing of tax returns and any audit or other proceeding regarding taxes with respect to any pre-closing tax period of the GCM Companies and their subsidiaries. GCMH LLLP may be responsible for certain tax liabilities resulting from audit adjustments to partnership returns of GCMH LLLP with respect to periods prior to the effective date of the business combination, without a right to reimbursement by the persons who were partners in GCMH LLLP during such periods. See “RISK FACTORS — Risks Related to Our Organizational Structure After the Business Combination — We may bear certain tax liabilities that are attributable to audit adjustments for taxable periods (or portions thereof) ending prior to the business combination, or that are disproportionate to our ownership interest in GCMH LLLP in the taxable period for which the relevant adjustment is imposed.”

All transfer taxes in connection with the Transaction Agreement shall be borne and paid by GCMH LLLP.

Each of the GCM Companies and CFAC will, prior to the Closing, take all such steps as may be required (to the extent permitted under applicable law) to cause any dispositions of the Grosvenor Company Interests (as defined in the Transaction Agreement) or acquisitions of CFAC common stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the business combination by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the business combination to be exempt under Rule B-3 promulgated under the Exchange Act.

Unless otherwise approved in writing by GCMH LLLP, CFAC shall not permit any amendment or modification made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to termination), any provision or remedy under, or any replacements (except in certain circumstances) of, any of the Subscription Agreements. Subject to the immediately preceding sentence, CFAC shall use its reasonable efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Subscription Agreements in all material respects on the terms described therein, including using its reasonable efforts to enforce its rights under the Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) CFAC the applicable purchase price under each PIPE Investor’s applicable Subscription Agreement in accordance with its terms.

Survival of Representations, Warranties and Covenants

Except for certain covenants to be performed following the closing, the representations, warranties and covenants of the parties contained in the Transaction Agreement will not survive the closing.

Termination

The Transaction Agreement may be terminated prior to the Closing, as follows:

•        by mutual written consent of the GCMH LLLP Equityholders and CFAC;

•        by written notice from the GCMH LLLP Equityholders or CFAC to the other(s) if any governmental order has become final and nonappealable which has the effect of making consummation of the business combination illegal or otherwise preventing or prohibiting the consummation of the business combination;

•        by written notice from the GCMH LLLP Equityholders or CFAC to the other(s) within 5 business days after the Extension Approval End Date if the CFAC Extension Approval shall have not been obtained on or prior to the Extension Approval End Date;

•        by the GCMH LLLP Equityholders if the CFAC Stockholder Approval will not have been obtained by reason of the failure to obtain the required vote at the CFAC Stockholders’ Meeting duly convened therefor or at any adjournment thereof;

•        by written notice from the GCMH LLLP Equityholders to CFAC within 5 business days after there has been a modification in recommendation of the board of directors of CFAC with respect to any of the Transaction Proposals;

•        prior to the Closing, by written notice to the GCMH LLLP Equityholders from CFAC in the event of certain uncured breaches on the part of the GCMH LLLP Equityholders or the GCM Companies or if the Closing has not occurred on or before the Agreement Extended End Date, unless CFAC is in material breach of the Transaction Agreement; or

•        prior to the Closing, by written notice to CFAC from Grosvenor Holdings in the event of certain uncured breaches on the part of CFAC or IntermediateCo or if the Closing has not occurred on or before the Agreement Extended End Date, unless any of GCMH LLLP Equityholders or the GCM Companies are in material breach of the Transaction Agreement.

In the event of the termination of the Transaction Agreement, the Transaction Agreement will become void and have no effect other than with respect to certain exceptions contemplated by the Transaction Agreement (including the terms of the confidentiality agreement with CFAC) that will survive any termination of the Transaction Agreement, and there will be no liability on the part of any party thereto or its respective affiliates, officers, directors or stockholders, other than liability of the GCMH LLLP Equityholders, the GCM Companies, CFAC or IntermediateCo, as the case may be, for any willful and material breach of the Transaction Agreement occurring prior to such termination.

Amendments

The Transaction Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Transaction Agreement at the Closing, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The full text of the Related Agreements, or forms thereof, are filed as annexes to this proxy statement/prospectus or as exhibits to the registration statement of which this proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

GCM PubCo Amended and Restated Charter

Pursuant to the terms of the Transaction Agreement, the Amended and Restated Certificate of Incorporation of GCM PubCo will be the certificate of incorporation of GCM PubCo following the Closing (the “GCM PubCo Amended and Restated Charter” or the “Charter”) which will, among other things, (a) provide the GCM PubCo board with the right to cause GCM PubCo to convert into a Delaware public benefit corporation and (b) provide for three classes of capital stock, the GCM Class A common stock, which will be issued to GCM PubCo’s public stockholders in connection with the Closing, the GCM Class B common stock, no shares of which will be outstanding following the Closing, and the GCM Class C common stock which will be issued to GCM V in connection with the Closing.

Public Benefit Corporation Status

Pursuant to the GCM PubCo Amended and Restated Charter, the GCM PubCo board has the option to, without prior notice to its stockholders, cause GCM PubCo to convert into a Delaware public benefit corporation in order to demonstrate its commitment to environmental, social and governance issues facing societies. Public benefit corporations are a relatively new class of corporations that are intended to produce a public benefit and to operate in a responsible and sustainable manner. Under Delaware law, public benefit corporations are required to identify in their certificate of incorporation the public benefit or benefits they will promote and their directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. They are also required to publicly disclose at least biennially a report that assesses their public benefit performance, and may elect in their certificate of incorporation to measure that performance against an objective third-party standard, although the GCM PubCo Amended and Restated Charter will not contain such requirement and we expect that, if GCM PubCo’s board of directors elects to cause us to convert to a public benefit corporation, GCM PubCo’s board of directors will measure GCM PubCo’s benefit performance against the objectives and standards it sets. Following any conversion to a public benefit corporation, when determining the objectives and standards by which GCM PubCo’s board of directors will measure GCM PubCo’s public benefit performance, GCM PubCo’s board of directors will consider, among other factors, whether the objectives and standards (i) are comprehensive in that they assess the effect of GCM PubCo’s operations upon GCM PubCo’s employees, the interests of GCM PubCo’s customers, each local community and society in which GCM PubCo’s offices are located, and the local and global environment, (ii) are credible in that they are comparable to the objectives and standards created by independent third parties that evaluate the corporate sustainability practices of other public benefit corporations, and (iii) are transparent in that the criteria considered for measuring such objectives and standards be made publicly available, including disclosing the process by which revisions to the objectives and standards are made and whether such objectives and standards present real or potential conflicts of interests.

We do not believe that an investment in the stock of a public benefit corporation differs materially from an investment in a corporation that is not designated as a public benefit corporation. We believe that GCM PubCo’s efforts to achieve GCM PubCo’s public benefit goals will not materially affect the financial interests of our stockholders. Holders of our common stock will have voting, dividend, and other economic rights that are the same as the rights of stockholders of a corporation that is not designated as a public benefit corporation.

Upon GCM PubCo’s conversion into a public benefit corporation (if any), GCM PubCo’s public benefit, as provided in the GCM PubCo Amended and Restated Charter, will be: (a) to have a positive effect on society by promoting a culture of diversity, equity and inclusion within its workforce and that of its vendors while reducing the environmental impact of its operations and (b) to continue to offer, consistent with GCM PubCo’s fiduciary duties to its investment advisory clients, investment products and services that promote positive Environmental, Social and Governance objectives and Impact investment themes. From and after the Sunset Date, holder’s of GCM PubCo’s GCM Class C common stock will be entitled to one vote per share.

Following any conversion into a public benefit corporation, GCM PubCo will be required to obtain the approval of 2/3 of the outstanding stock of GCM PubCo entitled to vote to: (a) amend GCM PubCo’s certificate of incorporation to delete or amend the requirements of its public benefit purpose and (b) merge or consolidate with an entity that would result in GCM PubCo losing its status as a public benefit corporation or with an entity that does not contain identical provisions identifying the public benefits of GCM PubCo. Following any conversion into a public benefit corporation, stockholders owning individually or collectively, as of the date of instituting a derivative suit, at least 2% of GCM PubCo’s outstanding shares may maintain a derivative lawsuit to enforce the requirements that GCM PubCo’s board of directors will manage or direct the business and affairs of GCM PubCo in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by GCM PubCo’s conduct, and the specific public benefits identified in GCM PubCo’s certificate of incorporation.

Description of Capital Stock.

The GCM PubCo Amended and Restated Charter contemplates that GCM PubCo’s authorized capital stock will consist of 700,000,000 shares of GCM Class A common stock, par value $0.0001 per share, 500,000,000 shares of GCM Class B common stock, par value $0.0001 per shares, 300,000,000 shares of GCM Class C common stock, par value $0.0001 per share and 100,000,000 shares of preferred stock of GCM PubCo, par value $0.0001 per share.

Common Stock

Voting.

Pursuant to the GCM PubCo Amended and Restated Charter, holders of GCM PubCo’s GCM Class A common stock and GCM Class C common stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of GCM PubCo’s GCM Class A common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Until the Sunset Date, holders of GCM PubCo’s GCM Class C common stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. The GCM Class B common stock will not be entitled to vote (except as required by applicable law). From and after the Sunset Date, holder’s of GCM PubCo’s GCM Class C common stock will be entitled to one vote per share.

Following the Closing, the Key Holders will control approximately 75% of the combined voting power of GCM PubCo’s common stock as a result of their ownership of all of GCM PubCo’s GCM Class C common stock. Accordingly, Mr. Sacks, through his control of GCM V, will control GCM PubCo’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of the GCM PubCo board, the adoption of amendments to its certificate of incorporation and by-laws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date, Mr. Sacks will continue to control the outcome of matters submitted to the stockholders.

The GCM Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of GCM PubCo’s stockholders, except as required by Delaware law. Delaware law would permit holders of GCM Class B common stock to vote, with one vote per share, on a matter if it were to (i) change the par value of the GCM Class B common stock or (ii) amend the GCM PubCo Amended and Restated Charter to alter the powers, preferences, or special rights of the GCM Class B common stock as a whole in a way that would adversely affect the holders of GCM PubCo’s GCM Class B common stock.

As a result, in these limited instances, the holders of a majority of the GCM Class B common stock could defeat such an amendment to the certificate of incorporation. For example, if a proposed amendment of the GCM PubCo Amended and Restated Charter provided for the GCM Class B common stock to rank junior to the GCM Class A common stock or GCM Class C common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the separate vote of the holders of GCM Class B common stock, with each share of GCM Class B common stock entitled to one vote per share. In this instance, the holders of a majority of the GCM Class B common stock could defeat that amendment to the GCM PubCo Amended and Restated Charter.

Dividends.

The holders of GCM Class A common stock and GCM Class B common stock (collectively, the “Economic Rights Stock”) are entitled to receive dividends, as and if declared by the GCM PubCo board out of legally available funds. Under the GCM PubCo Amended and Restated Charter, dividends may not be declared or paid in respect of the GCM Class A common stock or the GCM Class B common stock unless they are declared or paid in the same amount in respect of the other class of Economic Rights Stock. With respect to stock dividends, holders of GCM Class A common stock must receive GCM Class A common stock and holders of GCM Class B common stock must receive GCM Class B common stock.

The holders of GCM Class C common stock will not have any right to receive dividends other than stock dividends consisting of shares of GCM Class C common stock, paid proportionally with respect to each outstanding share of GCM PubCo’s GCM Class C common stock.

Merger, Consolidation or Tender or Exchange Offer.

The holders of GCM Class A common stock shall not be entitled to receive economic consideration for their shares in excess of that payable to the holders of GCM Class B common stock in connection with any merger, consolidation or tender or exchange offer. However, in any such event involving consideration in the form of securities, the holders of GCM Class B common stock will be deemed to have received the same consideration as the holders of GCM Class A common stock.

Liquidation or Dissolution.

Upon GCM PubCo’s liquidation or dissolution, the holders of all classes of common stock are entitled to their respective par value, and the holders of GCM PubCo’s GCM Class A common stock and GCM Class B common stock will then be entitled to share ratably in those of GCM PubCo’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of GCM Class C common stock will not have any right to receive a distribution upon a liquidation or dissolution of GCM PubCo.

Conversion, Transferability and Exchange.

Subject to the terms of the A&R LLLPA, the limited partners of GCMH LLLP (other than IntermediateCo) may from time to time cause GCMH LLLP to redeem any or all of their Grosvenor common units in exchange for, at GCM PubCo’s election (subject to certain exceptions), either cash (based on the market price for a share of the GCM Class A common stock) or shares of GCM Class A common stock. At GCM PubCo’s election, such transaction may be effectuated via a direct exchange of GCM Class A common stock or cash by IntermediateCo for the redeemed Grosvenor common units.

The GCM PubCo Amended and Restated Charter will provide that (i) a share of GCM Class C common stock will automatically be cancelled for no consideration upon any sale or other transfer of a share of GCM Class A common stock (which share was issued as a result of any redemption or direct exchange of a Grosvenor common unit outstanding as of the effective date of the A&R LLLPA) is transferred to any person that is not a Key Holder (or affiliate or owner thereof), and (ii) a share of GCM Class C common stock will automatically be cancelled for no consideration upon the redemption or exchange of a Grosvenor common unit for cash. Shares of GCM PubCo GCM Class A common stock, GCM Class B common stock and GCM Class C common stock are not subject to any conversion right.

Other Provisions

None of the GCM Class A common stock, GCM Class B common stock or GCM Class C common stock has any pre-emptive or other subscription rights.

Preferred Stock

GCM PubCo is authorized to issue up to 100,000,000 shares of preferred stock. The GCM PubCo board will be authorized, subject to limitations prescribed by Delaware law and GCM PubCo Amended and Restated Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The GCM PubCo board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of GCM PubCo and may adversely affect the voting and other rights of the holders of GCM Class A common stock, GCM Class B common stock and GCM Class C common stock, which could have a negative impact on the market price of the GCM Class A common stock. GCM PubCo has no current plan to issue any shares of preferred stock.

Corporate Opportunity

The GCM PubCo Amended and Restated Charter will provide that, to the fullest extent permitted by law, GCM PubCo renounces any interest or expectancy in a transaction or matter that may be a corporate opportunity for GCM PubCo and Mr. Sacks (other than in his capacity as an officer and employee of GCM PubCo), the GCMH LLLP Equityholders, or any of GCM PubCo’s non-employee directors have no duty to present such corporate opportunity to GCM PubCo and they may invest in competing businesses or do business with GCM PubCo’s clients or customers.

Anti-Takeover Effects of GCM PubCo Amended and Restated Charter and By-laws

The provisions of the GCM PubCo Amended and Restated Charter and by-laws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of GCM Class A common stock.

The GCM PubCo Amended and Restated Charter and by-laws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of GCM PubCo’s board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of GCM PubCo unless such takeover or change in control is approved by GCM PubCo’s board of directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders.    The GCM PubCo Amended and Restated Charter will provide that, following the time GCM PubCo is no longer a “controlled company,” stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The GCM PubCo Amended and Restated Charter and by-laws will also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the stockholders can only be called by the GCM PubCo board, the chairman, vice chairman or executive chairman of the board of directors or the chief executive officer, or, until the time GCM PubCo is no longer a “controlled company,” by the Secretary at the request of holders representing a majority of the total voting power of GCM PubCo’s issued and outstanding common stock, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require GCM PubCo’s board of directors to call a special meeting.

Advance Notice Procedures.    The GCM PubCo by-laws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of GCM PubCo’s stockholders, and for stockholder nominations of persons for election to the board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given GCM PubCo’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the by-laws will not give GCM PubCo’s board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of GCM PubCo.

Authorized but Unissued Shares.    GCM PubCo’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of GCM PubCo’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders.    The GCM PubCo Amended and Restated Charter will provide that GCM PubCo is not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, GCM PubCo is not subject to any anti-takeover effects of Section 203. Nevertheless, the GCM PubCo Amended and Restated Charter will contain provisions that will become operative following the time GCM PubCo is no longer a “controlled company” and will have a similar effect to Section 203, except that they will provide that Mr. Sacks and the GCMH LLLP Equityholders, their respective affiliates and successors and their direct and indirect transferees will not be deemed to be “interested stockholders,” regardless of the percentage of GCM PubCo’s voting stock owned by them, and accordingly will not be subject to such restrictions.

Choice of Forum

The GCM PubCo Amended and Restated Charter will provide that, unless GCM PubCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of GCM PubCo’s company, (2) any action asserting a claim of breach of fiduciary duty owed by any director , officer, agent or other employee or stockholder of GCM PubCo’s company to us or GCM PubCo’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law, the amended and restated certificate of incorporation or GCM PubCo’s by-laws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, the exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Directors’ Liability; Indemnification of Directors and Officers

The GCM PubCo Amended and Restated Charter will limit the liability of the GCM PubCo directors to the fullest extent permitted by the DGCL and provides that GCM PubCo will provide them with customary indemnification and advancement of expenses. We expect GCM PubCo to enter into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to GCM PubCo or on its behalf.

A&R LLLPA

In connection with the Closing, GCM PubCo, IntermediateCo, GCMH LLLP and each of the GCMH LLLP Equityholders will enter into the A&R LLLPA, which will set forth, among other things, the rights and obligations of the general partner and the limited partners of GCMH LLLP, Following the Closing, and in accordance with the terms of the A&R LLLPA, GCM PubCo will operate GCM PubCo’s business through GCMH LLLP and its subsidiaries. As the sole member of IntermediateCo, which in turn is the sole general partner of GCMH LLLP, GCM PubCo will have control over all of the affairs and decision-making of GCMH LLLP. As such, GCM PubCo will be responsible for all operational and administrative decisions of GCMH LLLP and the day-to-day management of GCMH LLLP’s business.

The holders of Grosvenor common units will generally incur U.S. federal, state and local income taxes on their share of any taxable income of GCMH LLLP. Profits and losses of GCMH LLLP will generally be allocated to its partners pro rata in accordance with the percentages of their respective ownership of Grosvenor common units, though certain non-pro rata adjustments may be made to reflect tax depreciation, amortization and other allocations. The A&R LLLPA will provide for cash distributions to the holders of Grosvenor common units for purposes of funding their tax obligations in respect of the taxable income of GCMH LLLP that is allocated to them, and these tax distributions may be made to the holders pro rata in accordance with their holdings of Grosvenor common units. Generally, these tax distributions will be calculated using an assumed tax rate equal to the highest applicable income tax rate to any direct or indirect partner of GCMH LLLP, taking into account any audit or similar adjustment imposed with respect to tax items allocated to the equity holders of GCMH LLLP. At the direction of Grosvenor Holdings, the amount of pro rata tax distributions required to be made may be reduced to the extent directed by Grosvenor Holdings, as long as GCM PubCo receives the amount required to pay GCM PubCo’s actual U.S. federal, state and local non-U.S. tax liabilities and meet GCM PubCo’s obligations pursuant to the Tax Receivable Agreement. If the tax liabilities of the GCMH LLLP Equityholders attributable to tax items of GCMH LLLP (calculated utilizing assumptions similar to those described above) are in excess of the reduced pro rata tax distributions made to the members of GCMH LLLP, then GCMH LLLP will generally make non-pro rata tax distributions to such members in an amount sufficient to permit them to pay such tax liabilities. Any such non-pro rata tax distributions would be treated as advances against other distributions to which the applicable members would be entitled under the A&R LLLPA. In addition, if any such advances have not been recouped via offset against other distributions from GCMH LLLP at the time that associated Grosvenor common units are transferred (including as a result of a direct exchange or redemption of Grosvenor common units under the A&R LLLPA) then the applicable transferring member will generally be required to repay the amount of the advance associated with such Grosvenor common units within fifteen days following the transfer.

The A&R LLLPA will provide that, except as otherwise determined by us, if at any time GCM PubCo issues a share of GCM PubCo’s GCM Class A common stock, other than pursuant to an issuance and distribution to holders of shares of common stock of rights to purchase GCM PubCo’s equity securities under a “poison pill” or similar stockholder rights plan or pursuant to an employee benefit plan, the net proceeds received by GCM PubCo with respect to such share, if any, shall be concurrently invested in IntermediateCo (unless such shares were issued by GCM PubCo solely to fund (i) GCM PubCo’s ongoing operations or pay GCM PubCo’s expenses or other obligations or (ii) the redemption or exchange from a limited partner of GCMH LLLP of Grosvenor common units (in which case such net proceeds shall instead be transferred to the selling limited partner as consideration for such redemption or exchange)), which proceeds will then be invested in GCMH LLLP. GCMH LLLP will then issue a corresponding number of Grosvenor common units to IntermediateCo, and IntermediateCo will issue a corresponding number of HoldCo Units to us. Similarly, except as otherwise determined by us, GCMH LLLP will not issue any Grosvenor common units to IntermediateCo, and IntermediateCo will not issue any additional HoldCo Units to us, in each case, unless GCM PubCo issues or sell an equal number of shares of GCM PubCo’s GCM Class A common stock. Conversely, except as otherwise determined by us, if at any time any shares of GCM PubCo’s GCM Class A common stock are redeemed, repurchased or otherwise acquired, GCMH LLLP will redeem, repurchase or otherwise acquire an equal number of Grosvenor common units held by IntermediateCo, and IntermediateCo shall redeem, repurchase or otherwise acquire an equal number of HoldCo Units held by us, in each case, upon the same terms and for the same price per security as the shares of GCM PubCo’s GCM Class A common stock are redeemed, repurchased or otherwise acquired. In addition, GCMH LLLP generally will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) of Grosvenor common units unless it is accompanied by a substantively identical subdivision or combination of Grosvenor common units and each class of GCM PubCo’s common stock. Likewise, IntermediateCo generally will not affect any subdivision or combination of HoldCo Units unless it is accompanied by a substantively identical subdivision or combination of Grosvenor common units and each class of GCM PubCo’s common stock.

Subject to certain exceptions, GCMH LLLP will indemnify all of its partners and their officers, affiliates and other related parties against all losses or expenses arising from the claims or other legal proceedings in which any such person (in its capacity as such) may be involved or become subject to in connection with GCMH LLLP’s business or affairs or the A&R LLLPA or any related document.

GCMH LLLP may be dissolved only upon the first to occur of (i) written agreement of 80% of the partners of GCMH LLLP and (ii) dissolution required by the operation of law. Upon a dissolution, GCMH LLLP will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to the payment of amounts owed to creditors, (b) then to the establishment of such reserves for contingent liabilities and costs of liquidation as GCM PubCo may reasonably determine and (c) then to distributions to the limited partners of GCMH LLLP in accordance with the A&R LLLPA.

The A&R LLLPA will provide that the limited partners of GCMH LLLP will have the right from time to time, subject to certain restrictions, to cause GCMH LLLP to redeem or exchange any or all of their Grosvenor common units, in exchange for, at GCM PubCo’s election (subject to certain exceptions), either cash (based on the market price of a share of GCM PubCo’s GCM Class A common stock) or shares of GCM PubCo’s GCM Class A common stock. At GCM PubCo’s election, such transaction may be effectuated via a direct exchange of GCM Class A common stock or cash by IntermediateCo for the redeemed Grosvenor common units.

The A&R LLLPA will provide that, in the event of certain change of control transactions involving us, GCM PubCo may require the limited partners of GCMH LLLP to exchange all of their Grosvenor common units for shares of GCM Class A common stock in the same manner as if such limited partner had exercised its right of redemption with respect to such Grosvenor common units pursuant to the A&R LLLPA.

The A&R LLLPA provides that, after the Sunset Date, the limited partners of GCMH LLLP will have customary pre-emptive rights with respect to issuances of equity securities by GCMH LLLP or us, subject to customary exceptions.

Amended and Restated Registration Rights Agreement

At the Closing, GCM PubCo will enter into the Registration Rights Agreement with the Sponsor, the GCMH LLLP Equityholders and the PIPE Investors. Pursuant to the Registration Rights Agreement, GCM PubCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of GCM PubCo common stock and other equity securities of GCM PubCo that are held by the parties thereto from time to time.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by CFAC, the Sponsor and the other parties thereto in connection with the IPO.

Stockholders’ Agreement

Board Composition; Chairperson of the Board

The Transaction Agreement contemplates that, at the Closing, GCM PubCo will enter into the Stockholders’ Agreement with the GCMH LLLP Equityholders and GCM V, pursuant to which, among other things, the voting parties will agree to take all necessary action to cause the GCM PubCo board to be comprised of seven directors effective immediately following the Closing. The seven directors will initially be chaired by Michael Sacks and include Jonathan Levin, President of GCM Grosvenor, and five additional directors, at least three of whom will be independent, and will thereafter be designated by GCM V (the “GCM Designees”) for election by GCM PubCo’s stockholders, provided, that three of the GCM Designees must qualify in the determination of the GCM PubCo board as an “independent director” under stock exchange regulations applicable to GCM PubCo and one GCM Designee must qualify as an “audit committee financial expert” within the meaning of SEC Regulation S-K. Michael J. Sacks shall be the individual serving as the initial chairperson of the GCM PubCo board. From the date of the Transaction Agreement until the Sunset Date, GCM PubCo shall, and the voting parties shall take all necessary action to, include the GCM Designees in the slate of nominees recommended by the GCM PubCo board for election as directors at each applicable meeting of the stockholders of GCM PubCo. After the Sunset Date, the selection of directors shall be conducted in accordance with applicable law and with the GCM PubCo Amended and Restated Charter, GCM PubCo Amended and Restated Bylaws and other corporate governance documents of GCM PubCo.

Resignation; Removal; Vacancies

GCM V shall have the exclusive right to remove one or more GCM Designees from the GCM PubCo board. GCM V shall have the exclusive right to designate directors for election to the GCM PubCo board to fill vacancies created by reason of death, removal or resignation of the GCM Designees, and GCM PubCo and the voting parties shall take all necessary action to cause any such vacancies to be filled by replacement GCM Designees as promptly as practicable.

Voting; Necessary Actions

In addition, each of GCM PubCo and the voting parties will agree not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with the Stockholders’ Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of the Stockholders’ Agreement and the intention of the parties thereto with respect to the composition of the GCM PubCo board as therein stated.

Each voting party, to the extent not prohibited by the GCM PubCo Amended and Restated Charter, will vote all of voting shares held by such voting party in such manner as may be necessary to elect and/or maintain in office as members of the GCM PubCo board those individuals designated in accordance with the Stockholders’ Agreement and to otherwise effect the intent of the provisions of the Stockholders’ Agreement. Each voting party further agrees until the Sunset Date (i) to take all necessary action reasonably available within their power, including casting all votes to which such Voting Party is entitled in respect of its voting shares, whether at any annual or special meeting, by written consent or otherwise, so as to vote its voting shares on all matters submitted to the stockholders of GCM PubCo in accordance with the recommendation of the GCM PubCo board and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any person in respect of such party’s GCM PubCo equity securities that would prohibit such party from casting such votes in accordance with clause (i).

The Stockholders’ Agreement contains certain provisions intended to maintain, following the Closing, GCM PubCo’s qualification as a “controlled company”.

Approval Rights; Limitations

Pursuant to the Stockholders’ Agreement, among other things, GCM V will also have certain approval rights with respect to significant corporate transactions as contemplated thereby (subject to certain ownership thresholds with respect to voting securities of GCM PubCo), which will require the prior written consent of GCM V before any such action is taken by GCM PubCo or any of its subsidiaries.

Pursuant to the Stockholders’ Agreement, until the later of the Sunset Date and the date on which the voting parties collectively beneficially own shares of common stock representing less than 10% of the outstanding voting power of GCM PubCo, in addition to any vote or consent of the stockholders or the GCM PubCo board required by applicable law, the GCM PubCo board may not approve, or cause GCM PubCo or any of its subsidiaries to approve, and neither GCM PubCo nor any of its subsidiaries may take any of the below actions (whether directly or indirectly by amendment, merger, recapitalization, consolidation or otherwise), other than as explicitly contemplated by the Stockholders’ Agreement, the Transaction Agreement or the Registration Rights Agreement, without the prior written consent of GCM V:

•        any business combination or similar transaction;

•        amendments to the GCM PubCo Amended and Restated Charter, the GCM PubCo Amended and Restated Bylaws, any other organizational document of GCM PubCo or its subsidiaries, the Stockholders’ Agreement, Registration Rights Agreement, the Tax Receivable Agreement, and the organizational documents of GCMH LLLP;

•        a liquidation or related transaction;

•        a non-ordinary course sale of assets or equity interest having a fair market value of $10.0 million or more;

•        an acquisition of any business or assets having a fair market value of $10.0 million or more;

•        an acquisition of equity interests having a fair market value of $10.0 million or more;

•        an engagement of any professional advisers, including, without limitation, investment bankers and financial advisers;

•        approval of any non-ordinary course investment having a fair market value of $10.0 million or more;

•        increasing or decreasing the size of the GCM PubCo board;

•        an issuance or sale of any capital stock of GCM PubCo or its subsidiaries, other than issuance of shares of capital stock upon the exercise of options to purchase shares of capital stock of GCM PubCo or other awards under an equity plan of GCM PubCo or the issuance of GCM Class A common stock upon the redemption of common units of GCMH LLLP in accordance with GCMH LLLP’s operating agreement and the Charter;

•        making any dividends or distributions to the stockholders of GCM PubCo other than redemptions pursuant to GCM PubCo’s organizational documents and those made in connection with the cessation of services of employees;

•        incurring indebtedness outside of the ordinary course in an amount greater than $25.0 million in a single transaction or $100.0 million in aggregate consolidated indebtedness;

•        transactions with any interested stockholder pursuant to Item 404 of Regulation S-K; or

•        authorization or approval, or entrance into any agreement to engage in any of the matters listed above.

Pursuant to the Stockholders’ Agreement, until the later of the Sunset Date and the date on which the voting parties collectively beneficially own shares of common stock representing less than 5% of the outstanding voting power of GCM PubCo, in addition to any vote or consent of the stockholders or the GCM PubCo board required by applicable law, the GCM PubCo board may not approve, or cause GCM PubCo or any of its subsidiaries to approve, and neither GCM PubCo nor any of its subsidiaries may take any of the below actions (whether directly or indirectly by amendment, merger, recapitalization, consolidation or otherwise), other than as explicitly contemplated by the Stockholders’ Agreement, the Transaction Agreement or the Registration Rights Agreement, without the prior written consent of GCM V:

•        amendments to the GCM PubCo Amended and Restated Charter, the GCM PubCo Amended and Restated Bylaws, any other organizational document of GCM PubCo or its subsidiaries, the Stockholders’ Agreement, Registration Rights Agreement, the Tax Receivable Agreement, and the organizational documents of GCMH LLLP that has an adverse effect on the material rights of GCM V or the GCMH LLLP Equityholders (with certain exceptions);

•        transactions with any interested stockholder pursuant to Item 404 of Regulation S-K; or

•        authorization or approval, or entrance into any agreement to engage in any of the matters listed above.

The specific consent rights described above in favor of GCM V may, prior to the closing of the business combination, be modified in a manner that would limit or eliminate some or all of such consent rights.

Lock-Up

The voting parties agree to not transfer any lock-up shares during the Lock-up Period, in each case, subject to limited exceptions as contemplated thereby, including that each of the voting parties may transfer lock-up shares during the Lock-up Period in a cumulative aggregate amount of shares of common stock representing up to: (x) one-third of the number of lock-up shares beneficially owned by such voting party as of immediately following the Closing during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date and (y) an additional one-third of the number of lock-up shares beneficially owned by such voting party as of immediately following the Closing during the period beginning on the second anniversary of the Closing and ending upon the expiration of the Lock-up Period.

Termination

Following the Closing:

•        Section 2 of the Stockholders’ Agreement (Agreement to Vote), Section 3 of the Stockholders’ Agreement (Board of Directors), and Section 7 of the Stockholders’ Agreement (Covenants of the Company) will terminate automatically (without any action by any party to the Stockholders’ Agreement) on the first date on which no voting party has the right to designate a director to the GCM PubCo board under the Stockholders’ Agreement; provided, that the provisions in Section 7(b) of the Stockholders’ Agreement (regarding indemnification of directors of GCM PubCo and maintenance of director and officer liability insurance by GCM PubCo) will survive such termination;

•        Section 5 of the Stockholders’ Agreement (Controlled Company) will terminate automatically (without any action by any party to the Stockholders’ Agreement) on the first date on which the combined voting power of the Voting Parties no longer exceeds 50% of the total voting power of GCM PubCo then outstanding;

•        Section 4(a) and (b) of the Stockholders’ Agreement (Required Approvals) will terminate automatically on the first date on which the consent rights therein are not exercisable;

•        the remainder of the Stockholders’ Agreement will terminate automatically (without any action by any party thereto) as to each voting party when such voting party ceases to beneficially own any voting shares; and

•        the Stockholders’ Agreement may be terminated in its entirety by GCM V upon written notice to the other parties thereto.

Sponsor Support Agreement

In connection with the execution of the Transaction Agreement, CFAC entered into a Sponsor Support Agreement, with the Sponsor, GCMH LLLP and Grosvenor Holdings. Pursuant to the Sponsor Support Agreement, the Sponsor agreed to vote in favor of the Transaction Agreement and the business combination, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement.

The Sponsor has agreed to not transfer any lock-up shares during the Lock-up Period, in each case, subject to limited exceptions as contemplated thereby, including that the Sponsor may transfer lock-up shares during the Lock-up Period in a cumulative aggregate amount of shares of common stock representing up to one-third of the number of lock-up shares beneficially owned by the Sponsor as of immediately following the Closing during the period beginning on the first anniversary of the Closing Date and ending 180 days following the first anniversary of the Closing Date. The Lock-up Period under the Sponsor Support Agreement can expire early upon the earlier of: (i) the date on which the last reported sale price of the GCM Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-day trading period commencing at least 150 days following the Closing Date and (ii) the date subsequent to the Closing Date on which GCM PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of GCM PubCo’s stockholders having the right to exchange their shares of GCM Class A common stock for cash, securities or other property.

The Sponsor Support Agreement and all of its provisions will terminate (other than the lock-up described above) and be of no further force or effect upon the earlier of (a) the consummation of the business combination, (b) the termination of the Transaction Agreement and (c) the liquidation of CFAC. Upon such termination of the Sponsor Support Agreement, all obligations of the parties under the Sponsor Support Agreement will terminate, without any liability or other obligation on the part of any party thereto to any person in respect thereof or the transactions contemplated hereby, and no party thereto will have any claim against another (and no person will have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter thereof; provided, however, that the termination of the Sponsor Support Agreement will not relieve any party thereto from liability arising in respect of any willfull and material breach of the Sponsor Support Agreement prior to such termination.

Tax Receivable Agreement

In connection with the Closing, GCM PubCo intends to use a portion of its assets to acquire equity interests of GCMH LLLP both directly from GCMH LLLP and from certain pre-business combination equity holders in GCMH LLLP. We expect to obtain an increase in our share of the tax basis of the assets of GCMH LLLP and its subsidiaries in connection with the purchase of equity interests of GCMH LLLP directly from the pre-business combination equity holders. In addition, as a result of the transactions undertaken in connection with the business combination, we expect to receive the benefit of existing tax basis in certain intangible assets of GCMH LLLP and its subsidiaries. Further, we may obtain an increase in our share of the tax basis of the assets of GCMH LLLP in the future, when (as described above) a GCMH LLLP Equityholder receives GCM Class A common stock or cash, as applicable, in connection with an exercise of such GCMH LLLP Equityholder’s right to have Grosvenor common units redeemed by GCMH LLLP or, at our election, exchanged (which we intend to treat as our direct purchase of common units from such GCMH LLLP Equityholder for U.S. federal income and other applicable tax purposes, regardless of whether such common units are surrendered by a GCMH LLLP Equityholder to GCMH LLLP for redemption or sold upon the exercise of our election to acquire such common units directly) (such basis increases, together with the basis increases in connection with the purchase of equity interests of GCMH LLLP from certain of the GCMH LLLP Equityholders in connection with the business combination, the “Basis Adjustments”, and together with the tax basis in intangible assets referenced above, the “Basis Assets”). The Basis Assets may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Assets may also decrease gains (or increase losses) for tax purposes on future dispositions of certain of our assets.

In connection with the transactions described above, we will enter into a Tax Receivable Agreement with GCMH LLLP and each of the GCMH LLLP Equityholders that will provide for the payment by GCM PubCo to the GCMH LLLP Equityholders of 85% of the amount of certain tax benefits, if any, that GCM PubCo actually realizes, or in some circumstances is deemed to realize, as a result of the various transactions occurring on in connection with the Closing or in the future that are described above, including benefits arising from the Basis Assets and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. GCMH LLLP intends to have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including for this purpose the purchase of equity interests of GCMH LLLP from certain pre-business combination equity holders described above) of Grosvenor common units for GCM Class A common stock or cash occurs. These tax benefit payments to the TRA Parties are not conditioned upon one or more of the GCMH LLLP Equityholders maintaining a continued ownership interest in GCMH LLLP or its affiliates. The GCMH LLLP Equityholders rights under the Tax Receivable Agreement are generally assignable.

The actual Basis Adjustments, as well as any amounts paid to the TRA Parties under the Tax Receivable Agreement, will vary depending on a number of factors, including:

•        the timing of any future redemptions or exchanges — for instance, the increase in any tax deductions realized by GCM PubCo will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of GCMH LLLP and its subsidiaries at the time of each redemption or exchange;

•        the price of shares of GCM Class A common stock at the time of the purchases from the GCMH LLLP Equityholders in connection with this offering and any applicable redemptions or exchanges — the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of GCM Class A common stock at the time of such purchases or future redemptions or exchanges;

•        the extent to which such redemptions or exchanges are taxable — if a redemption or exchange is not taxable for any reason, increased tax deductions will not be available; and

•        the amount and timing of our income — the Tax Receivable Agreement generally will require us to pay 85% of the tax benefit realized from certain covered tax attributes as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement (subject to certain assumptions and adjustments). If GCM PubCo does not have taxable income in a given taxable period (considered without regard to any covered tax attributes), it generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable period because no tax benefits will have been actually realized by GCM PubCo from the covered tax attributes. However, any tax benefits that do not result in a realized tax benefit in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes to generate a tax benefit in other taxable years will generally result in payments under the Tax Receivable Agreement.

For purposes of the Tax Receivable Agreement, cash savings in income tax will be computed by comparing GCM PubCo’s actual income tax liability to the amount of such taxes that it would have been required to pay had there been no Basis Assets, had the Tax Receivable Agreement not been entered into and had there been no tax benefits to us as a result of any payments made under the Tax Receivable Agreement. The Tax Receivable Agreement will make certain simplifying assumptions regarding the determination of the cash savings that we realize or are deemed to realize from the covered tax attributes (including by using an assumed state and local income tax rate), which may result in payments pursuant to the Tax Receivable Agreement in excess of those that would result if such assumptions were not made. There is no maximum term for the Tax Receivable Agreement; however, the Tax Receivable Agreement may be terminated by us pursuant to an early termination procedure that requires us to pay the TRA Parties an agreed-upon amount equal to the estimated present value of the remaining payments to be made under the Tax Receivable Agreement (calculated utilizing certain assumptions).

The payment obligations under the Tax Receivable Agreement are obligations of GCM PubCo and not of GCMH LLLP. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that GCM PubCo may be required to make under the Tax Receivable Agreement could be substantial. Any payments made by us to the TRA Parties under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us or to GCMH LLLP and, to the extent that GCM PubCo is unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; provided, however, that non-payment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore may accelerate payments due under the Tax Receivable Agreement. Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by a redeeming GCMH LLLP Equityholder under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments. The provisions of the Tax Receivable Agreement may result in situations where the GCMH LLLP Equityholders have interests that differ from or are in addition to those of our other stockholders.

The Tax Receivable Agreement provides that if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, if we materially breach any of our material obligations under the Tax Receivable Agreement, if we experience certain events of default or other credit events, or if, at any time, we elect an early termination of the Tax Receivable Agreement, then the Tax Receivable Agreement may terminate and our obligations, or our successor’s obligations, under the Tax Receivable Agreement would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement.

As a result of the foregoing, GCM PubCo could be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits; in the case of a change in control, payments may be required even in the absence of our obtaining any Basis Adjustments. GCM PubCo also could be required to make cash payments to the TRA Parties that are greater than the specified percentage of the actual benefits ultimately realized in respect of the tax benefits that are subject to the Tax Receivable Agreement. In these situations, GCM PubCo’s obligations under the Tax Receivable Agreement could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control, in addition to exacerbating potential negative impacts on our liquidity arising from Tax Receivable Agreement obligations. There can be no assurance that GCM PubCo will be able to finance its obligations under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we take. We will not be reimbursed for any cash payments previously made to the TRA Parties pursuant to the Tax Receivable Agreement if any tax benefits initially claimed are subsequently challenged by a taxing authority and ultimately disallowed. Instead, any excess cash payments made by GCM PubCo to a TRA Party will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement.

However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with our tax reporting positions. As a result, it is possible that GCM PubCo could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.

We are required to keep a representative of the parties entitled to payments under the Tax Receivable Agreement (the “TRA Party Representative”) reasonably informed regarding tax audits or other proceedings that could affect payments required to be made under the Tax Receivable Agreement. GCM PubCo will not be permitted to settle or fail to contest any such tax matters without the prior consent of the TRA Party Representative (such consent not to be unreasonably withheld, conditioned or delayed), and the TRA Party Representative’s consent will generally be required for us to enter into or amend the terms of any financing agreement in a manner that would further restrict (as compared to the restrictions in effect as of the date the Tax Receivable Agreement is entered into) the ability of GCM PubCo to make payments owed under the Tax Receivable Agreement (including as a result of restrictions on the ability of CFAC’s Subsidiaries to make distributions to CFAC).

Under the Tax Receivable Agreement, we are required to provide the TRA Party Representative with a schedule showing the calculation of payments that are due under the Tax Receivable Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors. Payments under the Tax Receivable Agreement will generally be required to be made to the TRA Parties a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivable Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of GCM PubCo. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest until such payments are made.

PIPE Subscription Agreements

CFAC entered into subscription agreements (the “Subscription Agreements”) with the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase, in the aggregate, 19,500,000 shares of GCM Class A common stock at $10.00 per share for an aggregate commitment amount of approximately $195,000,000. The shares of GCM Class A common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon an exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The closings under the Subscription Agreements will occur after the Effective Time and substantially concurrently with the Closing.

Pursuant to the terms of the Subscription Agreements, the PIPE Investors have agreed to cooperate in good faith with CFAC, Grosvenor Holdings and any governmental authority and take any and all actions required to satisfy the certain regulatory approvals and to consummate the business combination and the transactions contemplated by the Subscription Agreements.

In addition, pursuant to the terms of the Subscription Agreements, the PIPE Investors agreed to waive any claims they may have at the Closing or in the future as a result of, or arising out of, any negotiations, contracts or agreements, with CFAC, including with respect to the Trust Account. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of CFAC, Grosvenor Holdings and the applicable PIPE Investor or (iii) the Agreement End Date.

Amendment No. 1 to Forward Purchase Agreement

On December 12, 2018, CFAC entered into the Forward Purchase Agreement with the Sponsor, pursuant to which the Sponsor agreed to purchase (i) 3,000,000 units in CFAC and (ii) 750,000 shares of GCM Class A common stock in CFAC in exchange for an aggregate purchase price equal to $30,000,000, Each unit was offered by CFAC and purchased by the Sponsor on substantially the same terms as those units offered under the IPO at a purchase price $10.00 per unit, with each such unit comprising one share of GCM Class A common stock and three-quarters of one warrant.

In connection with the execution of the Transaction Agreement, we entered into an amendment to the Forward Purchase Agreement between CFAC and the Sponsor, pursuant to which, among other things, the Sponsor has agreed to forego its rights to purchase units as described above and, instead, has agreed, subject to CFAC’s consummation of a business combination with GCM PubCo and its affiliates, to purchase (1) 1,500,000 GCM PubCo private placement warrants and (ii) 3,500,000 shares of GCM Class A common stock in exchange for an aggregate purchase price equal to $30,000,000. Each GCM PubCo private placement warrant is exercisable to purchase one share of GCM Class A common stock at an exercise price of $11.50.

Background of the Business Combination

The terms of the business combination are the result of negotiations between the representatives of CFAC and GCM Grosvenor. The following is a brief description of the background of these negotiations and the resulting business combination.

CFAC is a blank check company incorporated in Delaware on July 9, 2014 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

CFAC’s intention was to leverage the network of contacts developed by its officers and directors and those of its affiliates, including relationships in the financial services industry, comprising management teams of public and private companies, investment bankers, private equity sponsors, venture capital investors, advisers, attorneys and accountants that CFAC believed would help it locate, identify, pursue and review potential target companies.

On December 17, 2018, CFAC closed the IPO for the sale of 25,000,000 units at a price of $10.00 per unit, yielding gross proceeds of $250,000,000. Simultaneous with the closing of the IPO on December 17, 2018, CFAC consummated the sale of 600,000 private placement units at a price of $10.00 per unit ($6,000,000 in the aggregate) in a private placement with the Sponsor. On December 31, 2018, the underwriter partially exercised 2,500,000 units of the over-allotment option and on January 29, 2019, the underwriter partially exercised the over-allotment option and purchased an additional 758,413 Units.

Prior to the consummation of our IPO, CFAC had not selected any specific business combination target and CFAC had not, nor had anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

After the IPO, CFAC’s officers and directors commenced an active search for prospective businesses or assets to acquire in our initial business combination. Representatives of CFAC were contacted by, and representatives of CFAC contacted, numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities.

During this search process, CFAC evaluated numerous business combination opportunities and entered into substantive discussions with multiple potential target businesses. CFAC evaluated, had discussions with, entered into non-disclosure agreements with and/or negotiated potential transaction terms with target businesses in a variety of industries, including:

•        Financial Services:    CFAC evaluated opportunities in the financial services sector with a focus on businesses in alternative investments and asset management, financial technology, automobile finance, consumer banking in developing markets and financial brokerage and advisory.

•        Insurance:    CFAC evaluated opportunities in the insurance space with a focus on commercial insurance brokerage firms across wholesale, specialty and reinsurance in the U.S. and internationally. Additionally, CFAC evaluated transactions with technology-enabled companies servicing the insurance industry including those providing consumer-focused services regarding healthcare insurance.

•        Technology:    CFAC evaluated opportunities in technology and technology-enabled sectors. The technology sector is a broad industry with companies innovating across a wide range of traditional sectors. CFAC similarly evaluated a range of businesses offering technology applications that provide services including, but not limited to, Payment Processing, Augmented Reality Devices and Glass Manufacturing.

•        Real Estate:    CFAC’s officers have a depth of knowledge in commercial real estate services through Cantor’s ownership of Newmark Group, Inc., a large international commercial real estate services firm. Given the Sponsor’s knowledge of the real estate sector, CFAC sourced multiple opportunities that range from traditional commercial real estate development to real estate focused investment funds to providers of flexible office space solutions.

•        Healthcare:    CFAC evaluated a diverse group of companies in the healthcare sector. Areas of focus included biotech, late-stage drug development, home medical equipment providers, medical device companies and skilled nursing facilities.

•        Automotive:    CFAC evaluated a range of opportunities in the automotive space with a focus on potential targets that offered new, tech-enabled business models to enable customers to access and own cars including subscription-based services, peer-to-peer car marketplaces and 100% online pre-owned car sales. Additionally, CFAC evaluated traditional new and pre-owned car dealerships in emerging markets.

CFAC ultimately determined that pursuing a potential business combination with GCM Grosvenor was the most attractive opportunity for CFAC and its stockholders. The opportunity of a business combination with GCM Grosvenor met CFAC’s key investment criteria, including, among others, a readily understood business model with sustainable competitive advantages, predictable cash flows, a deep and talented management team, and attractive growth prospects — all at an attractive valuation.

During the week of May 11, 2020 a representative of M. Klein contacted a representative of CFAC identifying GCM Grosvenor as a potential business combination target for CFAC. During the weeks of May 18th and May 25th, representatives of CFAC, GCM Grosvenor and The Klein Group discussed various aspects of a potential business combination, including, among other things, valuation, the prospects of a high-voting class governance structure, process considerations applicable to transactions with special purpose acquisition companies (for example, with respect to required approvals, typical due diligence process and investor outreach), public company readiness and related concerns, financing options and deal certainty in light of CFAC’s public stockholders having redemption rights in respect of its public shares with respect to a business combination transaction. Ultimately, after further negotiation among the parties and receiving feedback from their respective advisors, CFAC and GCM Grosvenor agreed in principle to a valuation of the Grosvenor Companies of $1.5 billion, subject to due diligence, which was consistent with CFAC’s evaluation of the business, comparable companies in analogous markets and feedback from its financial advisors about the then-current view of high growth companies in the public markets.

During the week of May 18, 2020, GCM Grosvenor informed its legal counsel, Latham & Watkins LLP (“Latham”), about the potential CFAC transaction. GCM Grosvenor also included JP Morgan Securities LLC (“JPM”), who was providing advisory services to the company, to assist on the potential transaction and the SPAC industry generally.

On May 28, 2020, CFAC sent a draft Non-Disclosure Agreement (the “NDA”) to GCM Grosvenor and GCM Grosvenor began working with Latham on a draft non-binding summary of terms (the “Term Sheet”) for the business combination transaction.

On May 29, 2020, at a special meeting of the board of directors of CFAC, the CFAC board of directors was informed that CFAC was negotiating the terms of a transaction with GCM Grosvenor. The CFAC board of directors was provided background information on GCM Grosvenor, which was also provided in a presentation sent to the CFAC board of directors. The CFAC board of directors received initial proposed terms of an acquisition of GCM Grosvenor and timing considerations. By a unanimous vote the CFAC board of directors authorized CFAC to sign a non-binding term sheet with GCM Grosvenor that was similar to the terms described to the CFAC board of directors during the meeting.

After a round of commenting on the NDA, both parties signed the NDA on June 2, 2020. Beginning on June 2, 2020 and continuing for the next several weeks, the CFAC management team and its advisors continued and expanded on its due diligence of the Grosvenor Companies to date, including by requesting documentation from and telephonic conferences with the GCM Grosvenor management team and its advisors.

Initial discussions regarding a potential transaction between GCM Grosvenor and CFAC included a potential third party PIPE investor considering an investment of $100 million. The initial potential PIPE investor was provided the same information given to CFAC. Ultimately the parties decided to proceed without this third party investor, instead opting to pursue a more diverse, traditional PIPE investor base should the transaction move forward.

On June 5, 2020 representatives from CFAC and GCM Grosvenor held an all hands call to discuss the proposed process timeline, diligence plan, PIPE alternatives and proposed timeline for raising a PIPE, and signing and announcing a transaction.

On June 7, 2020, representatives from each of GCM Grosvenor, CFAC and The Klein Group participated in a telephonic conference where CFAC indicated its willingness to proceed with the proposed business combination at a valuation of $1.5 billion of equity value, subject to continued confirmatory due diligence to be completed over the coming weeks. Such valuation was verbally agreed to by GCM Grosvenor. Following such call, the parties (including JPM as GCM Grosvenor’s advisor) began working on materials for the PIPE placement process.

On June 8, 2020, representatives of CFAC provided GCM Grosvenor with an initial draft term sheet for review that confirmed the agreed upon $1.5 billion pre-adjustment equity valuation and the proposed investment amounts at the Closing by the Sponsor of $30,000,000 and M. Klein of $10,000,000 for shares of GCM Class A common stock. Such draft term sheet also included a proposal to cancel one-third of the existing shares of CFAC Class B common stock held by the Sponsor in conjunction with the proposed transaction.

On June 11, 2020, representatives of GCM Grosvenor and CFAC participated in a telephonic conference to discuss governance terms, where GCM Grosvenor indicated the necessary elements to consummate a deal would include maintaining ownership for the management team consistent with historical levels and structuring the transaction to include a high-voting class governance structure with certain customary stockholder approval rights, consistent with the many other alternative asset managers that operate as public companies. GCM Grosvenor and CFAC agreed that ensuring the continuity and stability of the existing team’s leadership and control of the combined company was in the best interest of GCM Grosvenor’s clients, and therefore, for CFAC stockholders.

On June 12, 2020, representatives of GCM Grosvenor sent CFAC a written summary of proposed governance terms that included a high-voting class governance structure to ensure control of the combined company post-business combination, as would be expected by asset management clients. Representatives of each of GCM Grosvenor and CFAC followed-up by telephone to affirm agreement on the proposed structure and intention to proceed with negotiating a full term sheet.

On June 18, 2020, GCM Grosvenor delivered a draft of the Term Sheet to CFAC in response to CFAC’s initial draft term sheet. In addition to the Term Sheet, GCM Grosvenor also included a proposed summary steps chart and associated share count transaction summary. After review and discussion, CFAC provided written comments on the Term Sheet to GCM Grosvenor on June 23, 2020. During the period from June 23, 2020 through June 30, 2020, the parties continued to discuss the terms of the proposed transaction and exchanged drafts of the Term Sheet. The principal terms being negotiated were exclusivity, restructuring of the founder shares, conditions to the closing, minimum proceeds and efforts to obtain regulatory approvals.

On July 1, 2020, the GCM Grosvenor management team hosted a telephonic conference with members of the CFAC management team to provide additional detail on the GCM Grosvenor business.

On July 2, 2020, at a special meeting of the board of directors of CFAC, the CFAC board of directors was provided a draft investor presentation prepared by GCM Grosvenor, CFAC and The Klein Group, certain investor materials prepared by JPM and a finalized version of the Term Sheet. After review and discussion, the CFAC board of directors agreed that CFAC management should continue negotiations for a business combination with GCM Grosvenor.

On July 3, 2020, CFAC and GCM Grosvenor executed the Term Sheet, effective July 1, 2020. The Term Sheet contemplated entering into a business combination between CFAC and GCM Grosvenor for aggregate consideration based on an equity value of GCM Grosvenor of $1.5 billion. The Term Sheet contemplated that the Transaction would follow an “Up-C” structure with certain of the current equityholders of GCM Grosvenor retaining their limited partnership interests in GCM Grosvenor. Additionally, the Term Sheet contemplated a high-vote governance structure as part of the transaction that would provide the current majority owner of GCM Grosvenor with continuing control over GCM PubCo following the closing of the business combination via high-voting shares until the Sunset Date. The Term Sheet also contemplated that in connection with the proposed transaction, the Sponsor would subscribe for (i) 3,000,000 shares of GCM Class A common stock and (ii) 500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo common warrants as part of the Sponsor promote pursuant to the forward purchase contract, as amended, and M. Klein would subscribe for 1,000,000 shares of GCM Class A common stock. Additionally, additional private investors would enter into a subscription agreement for a private placement of GCM Class A common stock (“PIPE Transaction”) which would close simultaneously with the closing of the business combination. The Term Sheet stated that all terms were subject to ongoing due diligence and provided for a period of exclusivity for the parties to negotiate the transaction agreements.

Between July 1, 2020 and July 12, 2020 more detailed information was exchanged via e-mail at CFAC’s request. On July 12, 2020, GCM Grosvenor arranged for a formal digital data room to be established to provide certain additional detailed financial and legal materials to CFAC. Additional information was provided and numerous follow-up diligence calls were hosted over the next several weeks as requested by CFAC. Further detailed information included detail financial and reporting backup, detailed contract and legal documentation, and a full projection model. Such diligence continued as requested by CFAC up through negotiation of the definitive documentation and associated schedules.

Concurrently with the execution of the Term Sheet, GCM Grosvenor, CFAC, their respective financial advisors and attorneys began preparations for the PIPE Transaction. Commencing during the week of June 29, 2020, the parties and their representatives identified potential investors to approach for the PIPE Transaction solicitation process and GCM Grosvenor prepared an investor presentation for such process. CFAC signed engagement letters with JPM and Cantor Fitzgerald & Co. (“CF&Co.”, together with JPM, the “Placement Agents”) dated July 6, 2020 and July 17, 2020, respectively, to act as placement agents in connection with the PIPE Transaction. Beginning on July 8, 2020, the Placement Agents contacted potential investors who have a track record of long-term investments and an interest in investing in similar transactions on a “wall cross” basis to arrange for investor meetings with GCM Grosvenor and CFAC. From July 13, 2020 through July 27, 2020, GCM Grosvenor and CFAC, together with the Placement Agents, held investor meetings with certain potential investors in the PIPE Transaction. Michael Sacks, Jon Levin and their colleagues attended various investor meetings on behalf of GCM Grosvenor, and Howard Lutnick or his designated representative attended various investor meetings on behalf of CFAC. GCM Grosvenor arranged for a digital data room to be established to provide certain materials to prospective PIPE Transaction investors who agreed to be brought “over the wall”. A draft subscription agreement was made available to potential investors through the digital data room on July 17, 2020. From July 13, 2020 through the week of July 27, 2020, GCM Grosvenor, CFAC and the Placement Agents held follow-up phone calls with prospective investors in the PIPE Transaction, negotiated the terms of the Subscription Agreement and Registration Rights Agreement with prospective investors and their respective counsel, and received indications of interest. The Placement Agents, CFAC and GCM Grosvenor finalized proposed allocations with the prospective investors on July 30, 2020.

On July 16, 2020, Latham provided initial drafts of the Transaction Agreement and the A&R LLLPA to CFAC. During the weeks of July 20th and 27th representatives of CFAC, GCM Grosvenor and their respective legal counsel conducted various telephonic conferences and exchanged drafts of the key and ancillary agreements related to the business combination, including the form of Subscription Agreement, the Sponsor Support Agreement, the Amendment No. 1 to Forward Purchase Agreement, the form of Stockholders’ Agreement, the form of Registration Rights Agreement, the form of GCM PubCo Amended and Restated Charter, the form of GCM PubCo Amended and Restated Bylaws, the form of A&R LLLPA, the form of Tax Receivable Agreement, the 2020 Plan and negotiated and resolved all open items for consideration.

On July 31, 2020, representatives of Cantor, CF&Co. and Hughes Hubbard & Reed LLP, legal counsel to CFAC, prepared preliminary high level due diligence reports. The reports provided a summary of matters reviewed during the course of the due diligence review, which with respect to the Grosvenor Companies, involved, among other things, reviewing materials posted to the virtual data room, discussing certain due diligence matters and posing follow-up questions to management of the Grosvenor Companies telephonically (including multiple legal, financial and operational due diligence calls held with members of the Grosvenor Companies’ management on July 14, 2020, July 15, 2020, July 21, 2020, July 22, 2020, July 24, 2020, July 28, 2020, July 29, 2020, July 30, 2020 and July 31, 2020), and included certain supplemental information provided by representatives of the Grosvenor Companies in response to written supplemental due diligence questions.

On July 31, 2020, at a special meeting of the board of directors of CFAC, the CFAC board of directors was provided a board presentation prepared by CF&Co., an investor presentation prepared by GCM, CFAC and M. Klein & Co., and then current drafts of each of the transaction documents. After review and discussion, the CFAC board of directors agreed that management should continue to finalize negotiations with GCM Grosvenor and finalize all transaction documents. CFAC’s board of directors with the assistance of their legal advisors discussed and reviewed the proposed business combination, including the terms and conditions of the Transaction Agreement and the key ancillary agreements, the potential benefits of, and risks relating to the proposed business combination, the reasons for entering into the Transaction Agreement, the proposed timeline for entering into the definitive transaction agreements and announcing the proposed business combination, and related fiduciary duties. See “ — CFAC’s Board of Directors’ Reasons for Approval of the Business Combination” for additional information related to the factors considered by CFAC’s board of directors in approving the business combination.

On July 31, 2020, at the same special meeting of CFAC’s board of directors, in connection with the discussion of the terms and conditions of the Transaction Agreement, CFAC’s board of directors also discussed seeking an extension of the time period CFAC had to complete its initial business combination (as contemplated by the Transaction Agreement).

On August 2, 2020, the parties finalized the transaction documents (or forms thereof) with respect to the business combination based on the terms previously agreed upon by the parties, including the Subscription Agreements, the Sponsor Support Agreement, the Amendment No. 1 to Forward Purchase Agreement, the form of Stockholders’ Agreement, the form of Registration Rights Agreement, the form of GCM PubCo Amended and Restated Charter, the form of GCM PubCo Amended and Restated Bylaws, the form of A&R LLLPA, the form of Tax Receivable Agreement, the 2020 Plan, which were also negotiated in connection with the Transaction Agreement, and the proposed materials in respect of the public announcement of the business combination, including a press release.

On August 2, 2020, after finalization of all the transaction documents, legal counsel to CFAC provided execution draft copies of all the agreed upon transaction documents to the CFAC board of directors and the audit committee of the CFAC board of directors. Legal counsel to CFAC also provided the board and audit committee of CFAC with written resolutions approving the Transactions. By unanimous written consent, the board of directors of CFAC determined, among other things, (i) that the Business Combination Proposal is in the best interests of CFAC and its stockholders and recommended that its stockholders vote “FOR” the proposal, (ii) that it was in the best interests of CFAC and its shareholders to (A) extend the date before which CFAC must complete a business combination from September 17, 2020 to December 17, 2020 under CFAC’s amended and restated certificate of incorporation, and (B) extend the date on which the trustee must liquidate the Trust Account if CFAC has not completed its initial business combination from September 17, 2020 to December 17, 2020, and (iii) to recommend to the CFAC stockholders that they vote to adopt such amendments.

Later on August 2, 2020, CFAC, the Sponsor, IntermediateCo, the GCM Companies, GCMH GP, GCM PubCo, GCM V and the GCMH LLLP Equityholders executed the Transaction Agreement.

Concurrent with the execution of the Transaction Agreement, CFAC also entered into the Subscription Agreements, the Amendment No. 1 to Forward Purchase Agreement and the Sponsor Support Agreement, in each case, with the counterparties thereto. See “— Related Agreements” for additional information.

On August 3, 2020, CFAC and GCM Grosvenor issued a press release announcing the execution of the Transaction Agreement, which CFAC filed with a Current Report on Form 8-K along with an investor presentation providing information on the Grosvenor Companies and the proposed business combination.

On August 3, 2020, CFAC filed a Current Report on Form 8-K/A with the executed Transaction Agreement, the Amendment No. 1 to Forward Purchase Agreement, the Sponsor Support Agreement and the form of Subscription Agreement.

CFAC’s Board of Directors’ Reasons for the Approval of the Business Combination

CFAC’s board of directors considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, CFAC’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of CFAC’s board of directors may have given different weight to different factors. This explanation of the reasons for CFAC’s board of directors’ approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, CFAC’s board of directors reviewed the results of the due diligence conducted by its management, employees of Cantor and their respective advisors, which included:

•        extensive meetings and calls with the management team and advisors of GCM Grosvenor regarding operations and forecasts;

•        review of material contracts and other material matters;

•        financial, tax, legal, insurance, and accounting due diligence;

•        consultation with CFAC management and legal counsel and financial advisors;

•        review of historical financial performance of GCM Grosvenor (including audited and unaudited financials) and management projections for the business; and

•        financial and valuation analyses of GCM Grosvenor and the business combination.

In the prospectus for the IPO, CFAC identified certain criteria that CFAC believed would be important in evaluating prospective target businesses, namely a readily understood business in the asset management industry (or certain other industries described therein) with an aggregate enterprise value of approximately $750 million to $2 billion, sustainable competitive advantages, predictable cash flows, experienced management team and an attractive valuation.

Based on its review of the industry data and the operational, financial and other relevant information related to the GCM Grosvenor business, provided by GCM Grosvenor and presented to the board, the factors considered by CFAC’s board of directors included, but were not limited to, the following:

•        Profitable and Growing Earnings Profile.    GCM Grosvenor has a stable business model with a large percentage of recurring revenues and long-dated commitments. For the 12 months ended March 31, 2020, over 90% of the total fees attributable to GCM Grosvenor came from management fees. As GCM Grosvenor executes on its business plan, which anticipates management fees to grow at a 12.8% compound annual growth rate between 2020 and 2022 and total fees attributable to GCM Grosvenor to grow at a 14.3% compound annual growth rate between 2020 and 2022, operating margins are expected to improve due to scale.

•        Large and Growing Addressable Market.    According to PriceWaterhouseCoopers’ Asset & Wealth Management Revolution: Embracing Exponential Change (2017), global alternative investment AUM is expected to grow by $7 trillion (50%) between 2020 and 2025 from $14 trillion to $21 trillion. Institutional investors are increasingly seeking alternative investments to diversify holdings and access the strong performance of alternative assets in recent years. As an industry participant, GCM Grosvenor expects to benefit from this trend.

•        Deep Relationships with a Broad, Diverse and Growing Global Customer Base.    GCM Grosvenor has a broad, diversified and growing customer base, with clients located throughout financial centers of the world. GCM Grosvenor’s clients consist of a broad group of investors, including public pensions, sovereign entities, union pensions, corporate pensions, financial institutions, high net worth/family offices, and endowments and foundations. GCM Grosvenor cultivates strong loyalty amongst its client base with an average tenure of over 12 years for its top 25 clients by AUM.

•        Potential Growth in Revenue and Earnings.    GCM Grosvenor is benefitting from embedded growth from current funds and momentum from its business. GCM Grosvenor expects to realize significant growth from capital that is already raised and contracted by deploying committed capital, realizing fees on a higher amount of AUM eligible for performance fees and realizing carry earnings over time from a larger carried interest pool. Additionally, GCM Grosvenor’s business plan includes raising approximately $7.5 billion in five successor funds and two SPACs.

•        Experienced and Proven Management Team.    Following completion of the business combination, GCM Grosvenor will be continue to be led by the same senior management team that has operated the company for over 30 years and developed GCM Grosvenor into the highly reputable and successful company that it is today. GCM Grosvenor’s management team has a proven track record of operational excellence, financial performance and growth.

•        Attractive Valuation.    The business combination was deemed to be at an attractive valuation for CFAC’s stockholders, based on CFAC’s board of directors’ review of GCM Grosvenor and various financial ratios of GCM Grosvenor and its peer groups based on historical performance and projected financial performance, as further described below.

•        Other Alternatives.    CFAC’s board of directors’ belief, after a thorough review of other business combination opportunities reasonably available to CFAC, that the business combination represents the best potential business combination for CFAC based upon the process utilized to evaluate and assess other potential acquisition targets.

•        Terms and Conditions of the Transaction Agreement.    The terms and conditions of the Transaction Agreement and the transactions contemplated thereby, including the business combination, were, in the opinion of CFAC’s board of directors, consistent with similar transactions and the product of arm’s-length negotiations between the parties.

•        Continued Ownership by the Key Holders.    CFAC’s board of directors considered that the Key Holders retaining approximately 71.4% of the equity interests of GCM LLLP reflected their confidence in GCM Grosvenor and the continued growth prospects of GCM Grosvenor going forward.

•        Involvement of the PIPE Investors.    CFAC’s board of directors considered that the agreement of the PIPE Investors to invest $195 million in GCM Grosvenor at Closing at $10.00 per share was a validation of GCM Grosvenor’s business and future prospects.

•        GCM Grosvenor Being an Attractive Target.    CFAC’s board of directors considered the fact that GCM Grosvenor (i) is of a sufficient size relevant to the public marketplace, (ii) has a strong existing management team, (iii) has a significant total addressable market and growth expansion opportunities, and (iv) would benefit from the consummation of the Transactions by becoming a public company, which CFAC’s board of directors believed would improve GCM Grosvenor’s ability to grow.

In the course of its deliberations, in addition to the various other risks associated with the business of GCM Grosvenor, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement, CFAC’s board of directors also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the business combination, including the following:

•        Macroeconomic Risks.    Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects they could have on the combined company’s revenues and financial performance.

•        Business Plan and Projections May Not Be Achieved.    The risk that GCM Grosvenor may not be able to execute on the business plan, and realize the financial performance as set forth in the financial projections, in each case, presented to management of CFAC.

•        Benefits May Not Be Achieved.    The risk that the potential benefits of the Transactions may not be fully achieved or may not be achieved within the expected timeframe.

•        Growth Initiatives May Not be Achieved.    The risk that GCM Grosvenor’s growth initiatives may not be fully achieved or may not be achieved within the expected timeframe.

•        No Third-Party Valuation.    The risk that CFAC did not obtain a third-party valuation or fairness opinion in connection with the Transactions.

•        Liquidation.    The risks and costs to CFAC if the business combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in CFAC being unable to effect a business combination within the completion window which would require CFAC to liquidate.

•        Stockholder Vote.    The risk that CFAC’s stockholders may object to and challenge the Transactions and take action that may prevent or delay the consummation of the Transactions, including to vote down the proposals at the special meeting, not vote in favor of any extension of CFAC’s time frame to complete the Transactions or redeem their shares.

•        Closing Conditions.    The fact that completion of the Transactions is conditioned on the satisfaction of certain closing conditions that are not within CFAC’s control.

•        CFAC Stockholders Holding a Minority Position in the Post-Combination Company.    The risk that CFAC stockholders will hold a minority position in GCMH LLLP following completion of the business combination (approximately 28.6%, assuming that no shares of CFAC’s Class A common stock are elected to be redeemed by CFAC stockholders), and GCM PubCo will be a “controlled company”.

•        Litigation.    The possibility of litigation challenging the Transactions or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Transactions.

•        Fees and Expenses.    The fees and expenses associated with completing the Transactions.

•        Redemptions.    The risk that current CFAC public stockholders would exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account.

•        Nasdaq Listing.    The potential inability to maintain the listing of GCM PubCo’s securities on Nasdaq following the business combination.

•        Valuation.    The risk that the CFAC board may not have properly valued GCM Grosvenor’s business.

•        Potential Conflicts.    The potential conflicts of interest of the Sponsor and CFAC’s officers and directors in the business combination.

•        Distraction to Operations.    The risk that the potential diversion of GCM Grosvenor’s management and employee attention as a result of the business combination may adversely affect GCM Grosvenor’s operations.

In addition to considering the factors described above, the CFAC Board also considered that:

•        Interests of Certain Persons.    Some officers and directors of CFAC may have interests in the Transactions as individuals that are in addition to, and that may be different from, the interests of CFAC’s stockholders (see section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). CFAC’s directors reviewed and considered these interests during the negotiation of the Transactions and in evaluating and unanimously approving, as members of the CFAC Board, the Transaction Agreement and the transactions contemplated therein, including the Transactions.

After considering the foregoing, CFAC’s board of directors concluded, in its business judgment, that the potential benefits to CFAC and its stockholders relating to the business combination outweighed the potentially negative factors relating to the business combination. In connection with its deliberations, CFAC’s board of directors did not consider the fairness of the business combination to any person other than CFAC and its stockholders.

Certain Forecasted Financial Information for GCM Grosvenor

GCM Grosvenor provided CFAC with internally prepared forecasts for the periods ending December 31, 2020, December 31, 2021 and December 31, 2022. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecasts were prepared solely for internal use, capital budgeting and other management purposes. The forecasts are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the forecasts in making a decision regarding the transaction, as the forecasts may be materially different than actual results.

The forecasts are based on information as of the date of this proxy statement/prospectus and reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond GCM Grosvenor’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The most significant assumptions upon which GCM Grosvenor’s management based its forecasts and the reasonable and supportable basis for those assumptions are, among other things, management fee growth from increased fundraising activity in new specialized funds and growth in separate account fee paying AUM, both driven by overall growth in alternative asset allocations, the trajectory of existing business lines, and contract terms of AUM that is not yet fee paying but is expected to become fee paying over the next several years. Incentive fees are assumed to show growth over historical years and a rebound from 2020 projected levels, driven by higher levels of AUM that can generate such performance fees and reasonable assumptions of return levels. Expense growth is assumed to be in line with GCM Grosvenor management’s projected personnel needs to achieve such revenue projections (which includes leveraging existing investment capabilities that were previously built out) and a modest amount of inflation.

GCM Grosvenor believes that the assumptions used to derive its forecasts are both reasonable and supportable. In preparing the models, GCM Grosvenor’s management relied on a number of factors, including the executive team’s significant experience in the alternative asset management sector and the actual historical performance of GCM Grosvenor.

Although the assumptions and estimates on which the forecasts for revenues and costs are based are believed by GCM Grosvenor’s management to be reasonable and based on the best then currently available information, the financial forecasts are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond GCM Grosvenor’s and CFAC’s control. There will be differences between actual and forecasted results, and actual results may be materially greater or materially less than those contained in the forecasts. The inclusion of the forecasted financial information in this proxy statement/prospectus should not be regarded as an indication that GCM Grosvenor, CFAC or their respective representatives considered or consider the forecasts to be a reliable prediction of future events, and reliance should not be placed on the forecasts.

The forecasts were requested by, and disclosed to, CFAC for use as a component in its overall evaluation of GCM Grosvenor, and are included in this proxy statement/prospectus on that account. GCM Grosvenor has not warranted the accuracy, reliability, appropriateness or completeness of the forecasts to anyone, including to CFAC. Neither GCM Grosvenor’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of GCM Grosvenor compared to the information contained in the forecasts, and none of them intends to or undertakes any obligation to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the forecasts are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. GCM PubCo will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

The prospective financial information included in this proxy statement/prospectus has been prepared by, and is the responsibility of, GCM Grosvenor’s management. Ernst & Young LLP has not audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the accompanying prospective financial information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The Ernst & Young LLP reports included in this proxy statement/prospectus relate to the audits of the combined financial statements of Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C. at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019 and the balance sheet of GCM Grosvenor Inc. at July 28, 2020. It does not extend to the prospective financial information and should not be read to do so.

In its presentation to the board of directors, CFAC management presented the 2020, 2021 and 2022 forecast from GCM Grosvenor that was available at that time. The key elements of the forecasts considered by CFAC’s board of directors are summarized below:

	Fiscal Year Ending December 31,
($ in millions, except for AUM, which is $ in billions)	2020E	2021E	2022E
Fee-paying AUM	$51.1	$58.9	$65.0
Management fees(1)	$302.9	$350.1	$385.3
Net incentive fees attributable to GCM Grosvenor	$12.5	$22.9	$29.3
Total fees attributable to GCM Grosvenor(2)	$321.0	$378.3	$419.5
Adjusted EBITDA	$100.4	$139.5	$173.6
Adjusted pre-tax net income	$77.5	$126.0	$160.1
Adjusted net income(3)	$76.9	$97.0	$123.3
NCI Attributable to Mosaic (gross of taxes)(4)	$2.5	$17.5	$21.9
NCI Attributable to Mosaic (net of taxes)(4)	$1.9	$13.5	$16.8

____________

(1)      Excludes fund expense reimbursement revenue.

(2)      Excludes revenue related to Mosaic NCI

(3)      Income taxes in 2021 and 2022 are based on an assumed tax rate of 23.0%.

(4)      Mosaic NCI remains subject to a call option that can be exercised at any time at GCM Grosvenor’s sole discretion. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GCM Grosvenor—Mosaic Transaction” for additional information.

Comparable Company Analysis

CFAC’s board of directors considered operational benchmarking of GCM Grosvenor and its public peer group as well as a comparison of trading and enterprise valuation multiples for GCM Grosvenor’s publicly-traded peers compared to GCM Grosvenor’s pro forma capitalization. GCM Grosvenor was compared to two peer groups of asset management firms: Solutions Providers (Hamilton Lane Incorporated (“Hamilton Lane”) and Partners Group Holdings AG (“Partners Group”)) and U.S. Alternative Asset Managers (The Blackstone Group Inc. (“Blackstone”), KKR & Co. Inc. (“KKR”), Apollo Global Management, Inc. (“Apollo”), The Carlyle Group Inc. (“Carlyle”) and Ares Management Corporation (“Ares”)). CFAC’s board of directors considers the Solutions Providers to be the most directly comparable businesses to GCM Grosvenor due to, among other factors, similarities in investment approach, focus on providing customized solutions to clients, high management fee centricity, underlying diversity of investment programs and long-tenured nature of relationships. A brief description of each selected comparable public company’s business is as follows:

Solutions Providers

•        Hamilton Lane engages in the creation of private markets investment solutions for clients across a range of investment strategies (private equity, real estate, infrastructure, natural resources, growth equity and venture capital) and implementation methodologies (primary, direct/co-investments and secondary) offered in both customized separate account and specialized funds delivery formats.

•        Partners Group engages in providing private markets investment solutions across a range of asset classes (private equity, private debt, real estate and infrastructure) and implementation methodologies (primaries, secondaries and direct investments) through both tailored (single or multi-asset class mandates and evergreen structures) and traditional programs.

U.S. Alternative Asset Managers

•        Blackstone primarily engages in making direct investments globally across all the major alternative asset classes (private equity, real estate, public debt and equity, growth equity, opportunistic, non-investment grade credit and real assets) on behalf of its clients.

•        KKR primarily engages in managing multiple alternative asset classes including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds, as well as serving the firm, its portfolio companies and third-party clients through its capital markets business.

•        Apollo primarily engages in making direct investments in credit, private equity and real assets on behalf of its clients, utilizing its expertise in value-oriented, distressed investments.

•        Carlyle engages in making investments across the spectrum of private markets asset classes (private equity, credit, energy and power, real estate, and infrastructure) both directly and indirectly (through its investment solutions business).

•        Ares primarily engages in making direct investments across the capital structure (senior debt to common equity) and across companies, structured assets, infrastructure, power and energy assets, and real estate projects.

CFAC’s board of directors recognized that no company was identical in nature to GCM Grosvenor.

Satisfaction of 80% Test

It is a requirement under CFAC’s certificate of incorporation and Nasdaq listing requirements that the business or assets acquired in CFAC’s initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for its initial business combination.

As of July 31, 2020 the date of the execution of the Transaction Agreement, the balance of the funds in the Trust Account was approximately $276.7 million (excluding approximately $9.9 million of advisory fees payable to Cantor Fitzgerald & Co. in connection with the IPO and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $221.4 million. In reaching its conclusion that the business combination meets the 80% asset test, the board of directors of CFAC looked at the enterprise value of GCM Grosvenor of approximately $2.175 billion. In determining whether the enterprise value described above represents the fair market value of GCM Grosvenor, CFAC’s board of directors considered all of the factors described above in this section and the fact that the purchase price for GCM Grosvenor was the result of an arm’s length negotiation with GCM Grosvenor. As a result, CFAC’s board of directors concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account). In light of the financial background and experience of the members of CFAC’s management team and its board of directors, CFAC’s board of directors believes that the members of its management team and the board of directors are qualified to determine whether the business combination meets the 80% asset test. CFAC’s board of directors did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% asset test has been met.

Interests of Certain Persons in the Business Combination

In considering the recommendation of CFAC’s board of directors to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, the Sponsor and certain of CFAC’s directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. CFAC’s directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•        the fact that the Sponsor holds 600,000 private placement units and such securities will be worthless if CFAC fails to consummate a business combination;

•        the fact that the Sponsor and CFAC’s officers and directors have agreed not to redeem any of the founder shares or shares of CFAC Class A common stock (including private placement shares) held by them in connection with a stockholder vote to approve the business combination;

•        the fact that the Sponsor, paid an aggregate of $50,383 for its founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $            , based on the closing price of CFAC Class A common stock on             , 2020;

•        the obligation of the Sponsor to purchase an aggregate of 1,500,000 GCM PubCo private placement warrants and 3,500,000 shares of GCM Class A common stock for an aggregate purchase price of $30,000,000 in a private placement to close concurrently with the business combination;

•        the fact that upon completion of the business combination, an aggregate amount of approximately $17.7 million in advisory fees and placement agent fees will be payable to Cantor Fitzgerald & Co., an affiliate of us and the Sponsor. Additionally, Howard W. Lutnick, our Chairman and Chief Executive Officer, serves as Chairman and Chief Executive Officer of Cantor Fitzgerald, L.P., an affiliate of us, Cantor Fitzgerald & Co. and the Sponsor, Anshu Jain, our President, serves as President of Cantor Fitzgerald, L.P., Paul Pion, our Chief Financial Officer and director, serves as U.S. Chief Administrative Officer and Senior Managing Director of Cantor Fitzgerald & Co., and Stephen M. Merkel, our Executive Vice President, General Counsel and Secretary, serves as Executive Managing Director, General Counsel and Secretary of Cantor Fitzgerald, L.P. and Cantor Fitzgerald & Co.;

•        the fact that upon completion of the business combination, an aggregate amount of approximately $5 million in advisory fees will be payable to The Klein Group, an affiliate of M. Klein. M. Klein is a PIPE Investor and has agreed to purchase 1,000,000 shares of GCM Class A common stock at $10.00 per share pursuant to its Subscription Agreement with CFAC. M. Klein has also entered into an agreement with the Sponsor and CFAC providing for, among other things, M. Klein’s purchase from Sponsor immediately following the closing of the business combination of 50% of the Sponsor’s remaining founder shares after giving effect to the Transactions (including the cancellation of 2,351,534 shares of GCM Class A common stock), in exchange for an amount equal to (a) the cost that the Sponsor paid for such shares plus (b) the cost of certain of the Sponsor’s expenses, which shares shall be subject to substantially the same lock-up restrictions as those affecting the Sponsor’s lock-up shares.

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.10 per share originally sold as part of the units issued in the IPO (the “public shares”), or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the fact that one of CFAC’s independent directors owns 10,000 founder shares that were transferred by the Sponsor at no cost, which if unrestricted and freely tradeable would be valued at approximately $            , based on the closing price of CFAC Class A common stock on             , 2020;

•        the fact that the Sponsor and CFAC’s officers and directors will lose their entire investment in CFAC, including loans in the aggregate amount of approximately $5.8 million as of August 6, 2020, if an initial business combination is not completed;

•        the fact that our existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the business combination and pursuant to the Transaction Agreement; and

•        that GCM PubCo will enter into an amended and restated registration rights agreement with the Sponsor, the GCMH LLLP Equityholders and the PIPE Investors, which provides for registration rights to such parties.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the business combination, the Sponsor and CFAC’s, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of the Sponsor or our CFAC’s directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor or CFAC’s, directors, officers or advisors or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the business combination or, where the purchases are made by the Sponsor or CFAC’s directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the business combination.

Ownership of GCM PubCo following the Business Combination

It is anticipated that, upon completion of the Transactions, GCM PubCo’s ownership will be as follows: (1) CFAC’s public stockholders will own approximately 14.1% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (2) the PIPE Investors will own approximately 10.0% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); (3) the Sponsor and the other holders of the founder shares will own approximately 4.5% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class A common stock); and (4) GCM V will own approximately 71.4% of GCM PubCo’s outstanding common stock (which will be in the form of shares of GCM Class C common stock). In turn, GCM PubCo will indirectly hold approximately 28.6% of the Grosvenor common units and the GCMH LLLP Equityholders will hold approximately 71.4% of the Grosvenor common units. These levels of ownership interest assume (a) that no shares are elected to be redeemed in connection with the business combination. The PIPE Investors have agreed to purchase in the aggregate 19,500,000 shares of GCM Class A common stock, for approximately $195 million of gross proceeds, in the Private Placement. In this proxy statement/prospectus, we assume that approximately $514 million of the gross proceeds from the Private Placement and funds held in the Trust Account will be used to fund the business combination, the repayment of indebtedness to a net debt level of $43 million under the no redemption scenario and $257 million under the maximum redemption scenario of GCM Grosvenor’s and the payment of certain transaction expenses. The ownership percentage with respect to GCM PubCo does not take into account (1) warrants to purchase GCM Class A common stock that will remain outstanding immediately following the business combination or (2) the issuance of any shares upon completion of the business combination under the 2020 Plan, but (b) does include founder shares, which will automatically convert into shares of GCM Class A common stock on a one-for-one basis upon the consummation of the business combination (such shares of GCM Class A common stock will be subject to transfer restrictions). If the actual facts are different from these assumptions, the above levels of ownership interest will be different.

You should read “Summary of the Proxy Statement/Prospectus — Impact of the Business Combination on GCM PubCo’s Public Float” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for further information.

Sources and Uses for the Transactions

The following table summarizes the sources and uses for funding the Transactions. These figures assume that no holders of CFAC Class A common stock exercise their redemption rights in connection with the business combination. If the actual facts are different from these assumptions, the below figures will be different.

Sources		Uses
($ in millions)
Cash and investments held in Trust Account	$284	GCM Grosvenor rollover equity	$1,396
Private Placement and Forward Purchase	225	Secondary repurchases(2)	150
GCM Grosvenor rollover equity	1,396	Transaction expenses(3)	50
		Cash to balance sheet	309
Total sources	$1,905	Total uses	$1,905

____________

(1)      Reflects cash and investments held in the Trust Account as of July 31, 2020.

(2)      Gives effect to the Grosvenor Class B-1 Sale and the Option Exercise.

(3)      Represents preliminary estimated transaction costs totaling $50 million for advisory, banking, legal and accounting fees

Board of Directors of GCM PubCo Following the Transactions

Upon the Closing, the board of GCM PubCo will be chaired by Mr. Sacks and will include Jonathan Levin, President of GCM Grosvenor, and five additional directors, at least three of whom will be independent.

Upon completion of the Transactions, the Key Holders will control a majority of the combined voting power of all classes of our outstanding voting shares and will have the ability to influence the election of our board of directors. As a result, GCM PubCo expects to be a controlled company within the meaning of the Nasdaq corporate governance standards, and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that a majority of the board of directors consist of independent directors and that the nominating and governance committee and compensation committee be composed entirely of independent directors. These requirements will not apply to GCM PubCo as long as it remains a controlled company.

Redemption Rights

Under CFAC’s amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with CFAC’s amended and restated certificate of incorporation. As of July 31, 2020, this would have amounted to approximately $10.36 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of CFAC Class A common stock for cash and will no longer own shares of CFAC. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 20% of the shares of CFAC Class A common stock included in the units sold in our IPO, which we refer to as the “20% threshold.” Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Each redemption of shares of CFAC Class A common stock by our public stockholders will decrease the amount in the Trust Account, which holds approximately $286.6 million as of July 31, 2020. In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “Special Meeting of CFAC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

There are no appraisal rights available to our stockholders in connection with the business combination.

Accounting Treatment

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GCM PubCo has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the GCMH LLLP Equityholders having a relative majority of the voting power of the combined entity, the operations of the GCM Companies prior to the acquisition comprising the only ongoing operations of the combined entity, and senior management of GCM Grosvenor comprising the majority of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the GCM Companies with the acquisition being treated as the equivalent of the GCM Companies issuing stock for the net assets of GCM PubCo, accompanied by a recapitalization. The net assets of GCM PubCo will be stated at historical cost, with no goodwill or other intangible assets recorded.

Certain United States Federal Income Tax Considerations

The following discussion sets forth the material U.S. federal income tax consequences of the business combination to the U.S. Holders (as defined below) of CFAC’s public shares and public warrants. The following discussion also summarizes the tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of CFAC’s public shares that elect to have their public shares redeemed for cash. The following discussion is the opinion of Ellenoff Grossman & Schole LLP. This discussed is based upon the Code the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that hold public shares or public warrants as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the alternative minimum tax, the Medicare tax on net investment income, or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        certain expatriates or former long-term residents of the United States;

•        persons that acquired public shares or public warrants pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•        persons that hold public shares as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations;

•        passive foreign investment companies;

•        persons required to accelerate the recognition of any item of gross income with respect to public shares as a result of such income being recognized on an applicable financial statement;

•        persons who actually or constructively own 5 percent or more of the public shares; or

•        the Sponsor and its affiliates.

This discussion does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws or any tax reporting obligations of a holder of public shares or public warrants. Additionally, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold public shares or public warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of public shares or public warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of public shares or public warrants that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means a beneficial owner of public shares or public warrants that is not a U.S. Holder or a partnership (or other entity classified as a partnership for U.S. federal income tax purposes).

WE URGE HOLDERS OF OUR PUBLIC SHARES AND PUBLIC WARRANTS WHO CHOOSE TO PARTICIPATE IN THE BUSINESS COMBINATION AND HOLDERS OF PUBLIC SHARES WHO CHOOSE TO EXERCISE THEIR REDEMPTION RIGHTS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Tax Consequences of the Merger to U.S. Holders of Public Shares and/or Public Warrants

The Merger should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance bearing directly on how the provisions of Section 368(a) of the Code apply in the case of a corporation with no active business and only investment-type assets such as CFAC, this result is not entirely free from doubt. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position.

If the Merger qualifies as a reorganization within the meaning of Section 368(a), a U.S. Holder of CFAC’s public shares and public warrants will not recognize any gain or loss as a result of the Merger. A U.S. Holder’s aggregate tax basis in (i) GCM Class A common stock received in exchange for CFAC public shares will generally be the same as its aggregate tax basis in such public shares and (ii) corresponding GCM PubCo warrants received in exchange for CFAC public warrants will generally be the same as its aggregate tax basis in such public warrants. In addition, the holding period of such GCM Class A common stock or corresponding GCM PubCo warrants generally should include the holding period of the CFAC public shares or public warrants exchanged therefor (respectively).

If the Merger should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of (i) CFAC public shares generally would recognize gain or loss with respect to such public shares in an amount equal to the difference, if any, between the fair market value as of the date of the Merger of the corresponding GCM Class A common stock received in exchange therefor and the U.S. Holder’s adjusted tax basis in such public shares and (ii) CFAC public warrants generally would recognize gain or loss with respect to such public warrants in an amount equal to the difference, if any, between the fair market value as of the date of the Merger of the corresponding GCM PubCo private placement warrants received in exchange therefor and the U.S. Holder’s adjusted tax basis in such public warrants. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the CFAC public shares and/or public warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the public shares may suspend the running of the applicable holding period of such public shares for this purpose. The U.S. Holder’s tax basis in the GCM Class A common stock or GCM PubCo private placement warrants (as the case may be) would be equal to the fair market value of such securities on the date of the Merger and such U.S. Holder’s holding period for such securities would begin on the day following the date of the Merger.

Tax Consequences to U.S. Holders of CFAC Public Shares That Elect to Redeem Such Public Shares for Cash

This section is addressed to U.S. Holders of CFAC public shares that elect to have their CFAC public shares redeemed for cash as described in the section entitled “Special Meeting of CFAC Stockholders — Redemption Rights.”

In the event that a U.S. Holder’s CFAC public shares are redeemed for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the CFAC public shares under Section 302 of the Code. Whether the redemption qualifies for sale treatment will depend largely on the total number of such public shares treated as held by the U.S. Holder (including any public shares constructively owned by the U.S. Holder as a result of owning public warrants) relative to our CFAC common stock both before and after the redemption. The redemption of CFAC public shares generally will be treated as a sale of such public shares (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include public shares which could be acquired pursuant to the exercise of the public warrants. Application of these tests generally also takes into account related transactions that occur contemporaneously with the redemption, including purchases of our stock by you or persons whose ownership is attributed to you and issuances of our common stock, including issuances to PIPE investors and GCM V. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock and the value of our common stock actually and constructively owned by the U.S. Holder immediately following the redemption of CFAC public shares must, among other requirements, be less than 80% of such outstanding voting stock and common stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the public shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the public shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of our common stock owned by certain family members and the U.S. Holder does not constructively own any other shares of our common stock. The redemption of the CFAC public shares will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in our stock. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption will be treated as a distribution (with the tax consequences as discussed below). U.S. Holders of CFAC public shares considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their CFAC public shares will be treated as a sale or as a distribution under the Code.

If the redemption qualifies as a sale for U.S. federal income tax purposes, a U.S. Holder must treat any gain or loss recognized upon a sale, taxable exchange or other taxable disposition of CFAC public shares as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the CFAC public shares so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the public shares may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the public shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the public shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its CFAC public shares so disposed of. A U.S. Holder’s adjusted tax basis in its CFAC public shares generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

If the redemption does not qualify as a sale of CFAC public shares, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders generally will constitute dividends for United States federal income tax purposes to the extent paid from CFAC’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its CFAC public shares so redeemed. Any remaining excess will be treated as gain realized on the sale or other disposition of such CFAC public shares and will be treated as described above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed CFAC public shares will be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the public shares described in this proxy statement may prevent a U.S. Holder of such public shares from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Tax Consequences to Non-U.S. Holders of CFAC Public Shares That Elect to Redeem Such Public Shares for Cash

This section is addressed to Non-U.S. Holders of CFAC public shares that elect to have their CFAC public shares redeemed for cash as described in the section entitled “Special Meeting of CFAC Stockholders — Redemption Rights.” The characterization for United States federal income tax purposes of the redemption of a Non-U.S. Holder’s CFAC public shares for cash generally will correspond to the United States federal income tax characterization of such a redemption of a U.S. Holder’s CFAC public shares, as described above under “Tax Consequences to U.S. Holders of CFAC Public Shares That Elect to Redeem Such Public Shares for Cash.”

Non-U.S. Holders of CFAC public shares considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their CFAC public shares will be treated as a sale or as a distribution under the Code.

If the redemption qualifies as a sale of CFAC public shares, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax in respect of gain recognized on a sale of its CFAC public shares, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty); or

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain for the year;

If the redemption does not qualify as a sale of CFAC public shares, the Non-U.S. Holder will be treated as receiving a distribution. In general, any distributions to a Non-U.S. Holder of CFAC public shares, to the extent paid out of CFAC’s current or accumulated earnings and profits (as determined under United States federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, CFAC will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E).

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its CFAC public shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the CFAC public shares, which will be treated as described above. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the same 30% rate discussed in the last paragraph unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Because CFAC generally cannot determine at the time we make a distribution whether or not the distribution will exceed its current and accumulated earnings and profits, CFAC normally will withhold tax on the entire amount of any distribution at the 30% rate (subject to reduction by an applicable income tax treaty). However, amounts thus withheld are refundable to the Non-U.S. Holder if it is subsequently determined that such distribution was, in fact, in excess of CFAC’s current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to United States withholding tax, provided such Non-U.S. Holder complies with certain certification (usually on an IRS Form W-8ECI) and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments resulting from the redemption of CFAC public shares. U.S. Holders will have to provide their taxpayer identification number and comply with comply certification requirements (usually on an IRS Form W-9) to avoid backup withholding. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

A 30% withholding tax applies with respect to dividends paid on CFAC public shares to a foreign financial institution or a non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country or future Treasury Regulations may modify these requirements.

Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of such withholding tax.

Regulatory Matters

The Transactions are not subject to any additional federal or state regulatory requirement or approval, except for (i) the approvals required by the FINRA Part XII of the FSMA and Section 132 of the SFO and (ii) the filings with the State of Delaware and State of Illinois, in each case, that are necessary to effectuate the Transactions.

FINRA

The Transaction is subject to the filing by GRV Securities, of a MatCon, or to the extent necessary, a continuing membership application (pursuant to FINRA Rule 1017) with FINRA with respect to the Transaction, and the receipt by GRV Securities of FINRA’s approval with respect to the foregoing.

FCA

The Transaction is subject to the filing by GCM PubCo, IntermediateCo, GCM V, the Sponsor and certain other Persons who, pursuant to the Transaction, will be deemed indirect controllers of GCM Investments UK of a notification with the FCA under Section 178 of the FSMA, and the receipt by the foregoing applicants of the FCA’s approval of the acquisition or increase of control of GCM Investments UK by such applicants under Sections 189(4)(a), 189(4)(b)(i) or 189(b) of the FSMA, as applicable.

SFC

The Transaction is subject to the filing by GCM PubCo, IntermediateCo, GCM V and certain other Persons who, pursuant to the Transaction, will become a substantial shareholder of GCM Investments HK of an application with the SFC pursuant to Section 132 of the SFO, and the receipt by the foregoing applicants of the SFC’s approval for each such applicant to become a substantial shareholder of GCM Investments HK.

Vote Required for Approval

The Closing is conditioned on the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal at the special meeting.

This Business Combination Proposal (and consequently, the Transaction Agreement and the business combination) requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock entitled to vote thereon at the special meeting, voting as a single class. Abstentions and failures to vote by proxy or to vote in person at the special meeting will have the same effect as a vote “AGAINST” this proposal.

As of the record date, the Sponsor and CFAC’s directors and officers have agreed to vote any shares of CFAC Class A common stock and CFAC Class B common stock owned by them in favor of the business combination.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

Organizational Documents Proposals

If the Business Combination Proposal is approved and the business combination is to be consummated, CFAC’s amended and restated certificate (the “Existing Charter”) and bylaws (the “Existing Bylaws” and, together with the Existing Charter, the “Existing Organizational Documents”) will be replaced with the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws, respectively (together, the “GCM PubCo Organizational Documents”).

CFAC’s stockholders are asked to consider and vote upon four separate proposals (collectively, the “Organizational Documents Proposals”) in connection with the replacement of the Existing Organizational Documents with the GCM PubCo Organizational Documents. The Organizational Documents Proposals are conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Organizational Documents Proposals will have no effect, even if approved by CFAC’s stockholders.

The GCM PubCo Organizational Documents differ materially from the Existing Organizational Documents. The following table sets forth a summary of the principal changes proposed between the Existing Organizational Documents and the GCM PubCo Organizational Documents. This summary is qualified by reference to the complete text of the Existing Organizational Documents, attached to this proxy statement/prospectus as Annex B and the complete text of the GCM PubCo Amended and Restated Charter and the GCM PubCo Amended and Restated Bylaws, copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively. All stockholders are encouraged to read each of the GCM PubCo Organizational Documents in its entirety for a more complete description of its terms. We encourage shareholders to carefully consult the information set out under the “Comparison of Corporate Governance and Stockholders’ Rights” section of this proxy statement/prospectus.

CFAC	GCM PubCo
Organizational Documents Proposal A — Authorized Capital Stock

CFAC is currently authorized to issue 100,000,000 shares of Class A common stock, par value $0.0001 per share, 10,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share.

GCM PubCo will be authorized to issue 700,000,000 shares of Class A common stock, par value $0.0001 per share, 500,000,000 shares of Class B common stock, par value $0.0001 per share, 300,000,000 shares of Class C common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

Organizational Documents Proposal B — Voting Rights

Holders of CFAC’s common stock shall exclusively possess all voting power with respect to CFAC.

Holders of shares of CFAC’s common stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of CFAC’s common stock are entitled to vote.

At any annual or special meeting of CFAC stockholders, holders of CFAC Class A common stock and holders of CFAC Class B common stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by Delaware law or CFAC’s amended and restated certificate of incorporation (including any preferred share designation), holders of shares of any series of CFAC’s common stock shall not be entitled to vote on any amendment to CFAC’s amended and restated certificate of incorporation (including any amendment to any preferred share designation) that relates solely to the terms of one or more outstanding series of preferred shares or other series of common stock if the holders

Holders of GCM PubCo’s GCM Class A common stock and GCM Class C common stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of GCM PubCo’s GCM Class A common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Until the Sunset Date, holders of GCM PubCo’s GCM Class C common stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of GCM PubCo’s GCM Class C common stock will be entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. The GCM Class B common stock will not be entitled to vote (except as required by applicable law).

CFAC	GCM PubCo

of such affected series of preferred shares or common stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to Delaware law or CFAC’s amended and restated certificate of incorporation.

Organizational Documents Proposal C — Stockholders’ Agreement
The terms of CFAC’s amended and restated certificate of incorporation and bylaws are currently not subject to any agreement among stockholders.

The GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws will be subject to the Stockholders’ Agreement, which will state that, among other things, (i) GCM V will have certain rights to designate directors for election to the GCM PubCo board, subject to continued satisfaction of certain ownership thresholds with respect to securities of, or securities exchangeable into securities of, GCM PubCo and (ii) GCM V will have certain approval rights with respect to significant corporate transactions as contemplated thereby (subject to certain ownership thresholds with respect to voting securities of, or securities exchangeable into securities of, GCM PubCo), which will require the prior written consent of GCM V before any such action is taken by GCM PubCo or any of its subsidiaries, in each case, in accordance with the terms and subject to the conditions contemplated by the Stockholders’ Agreement.

Organizational Documents Proposal D — Other Changes — Corporate Name
CFAC’s amended and restated certificate of incorporation provides that the name of the company is “CF Finance Acquisition Corp.”	The GCM PubCo Amended and Restated Charter will provide that the name of the company will be “GCM Grosvenor Inc.”
Organizational Documents Proposal D — Other Changes — Waiver of Corporate Opportunities

CFAC’s amended and restated certificate of incorporation provides that, to the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to CFAC or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of CFAC’s amended and restated certificate of incorporation or in the future, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of CFAC with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of CFAC and (i) such opportunity is one CFAC is legally and contractually permitted to undertake and would otherwise be reasonable for CFAC to pursue and (ii) the director or officer is permitted to refer that opportunity to CFAC without violating any legal obligation.

The GCM PubCo Organizational Documents will grant an explicit waiver regarding corporate opportunities to certain “exempted persons” (including each stockholder or director of GCM PubCo or any of its subsidiaries, other than a director that is an officer or employee of GCM PubCo or any of its subsidiaries in his or her capacity as such).

Organizational Documents Proposal D — Other Changes — Status as Blank Check Company
CFAC’s amended and restated certificate of incorporation and bylaws include various provisions related to CFAC’s status as a blank check company prior to the consummation of a business combination.

The GCM PubCo Organizational Documents will not contain such provisions related to CFAC’s status as a blank check company, which no longer will apply upon consummation of the business combination, as GCM PubCo will not be a blank check company at such time.

PROPOSAL NO. 2 — Organizational Documents PROPOSAL A — APPROVAL OF CHANGE TO AUTHORIZED CAPITAL STOCK, AS SET FORTH IN THE PROPOSED ORGANIZATIONAL DOCUMENTS

Overview

Organizational Documents Proposal A — To authorize the change in the authorized capital stock of CFAC from 100,000,000 shares of CFAC Class A common stock, 10,000,000 shares of CFAC Class B common stock, and 1,000,000 preferred shares, par value $0.0001 per share, of CFAC, to 700,000,000 shares of GCM Class A common stock, 500,000,000 shares of GCM Class B common stock, 300,000,000 shares of GCM Class C common stock, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of GCM PubCo.

As of the date of this proxy statement/prospectus, there are (i)              shares of CFAC Class A common stock issued and outstanding, (ii)              shares of CFAC Class B common stock issued and outstanding and (iii) no shares of CFAC preferred stock issued and outstanding. In addition, as of the date of this proxy statement/prospectus, there is an aggregate of (x)              public warrants and              private placement warrants of CFAC, in each case, issued and outstanding. Subject to the terms and conditions of the Warrant Agreement, the CFAC warrants will be exercisable after giving effect to the Merger for one share of GCM Class A common stock at an exercise price of $11.50 per share. No CFAC warrants are exercisable until 30 days after the Closing.

In order to ensure that GCM PubCo has sufficient authorized capital for future issuances, CFAC’s board of directors has approved, subject to stockholder approval, that the GCM PubCo Organizational Documents change in the authorized capital stock of CFAC from 100,000,000 shares of CFAC Class A common stock, 10,000,000 shares of CFAC Class B common stock, and 1,000,000 preferred shares, par value $0.0001 per share, of CFAC, to 700,000,000 shares of GCM Class A common stock, 500,000,000 shares of GCM Class B common stock, 300,000,000 shares of GCM Class C common stock, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of GCM PubCo.

This summary is qualified by reference to the complete text of the GCM PubCo Organizational Documents, copies of which are attached to this proxy statement/prospectus as Annex C and Annex D. All stockholders are encouraged to read the GCM PubCo Organizational Documents in their entirety for a more complete description of their terms.

Reasons for the Amendment

The principal purpose of this proposal is to provide for an authorized capital structure of GCM PubCo that will enable it to continue as an operating company governed by the DGCL. Our board of directors believes that it is important for GCM PubCo to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support growth and to provide flexibility for future corporate needs.

Vote Required for Approval

The approval of Organizational Documents Proposal A requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock entitled to vote thereon at the special meeting, voting as a single class. Abstentions and failures to vote by proxy or to vote in person at the special meeting will have the same effect as a vote “AGAINST” this proposal.11

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT CFAC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL A.

PROPOSAL NO. 3 — Organizational Documents Proposal B — APPROVAL OF VOTING RIGHTS OF GCM CLASS C COMMON STOCK

Overview

Organizational Documents Proposal B — To authorize that holders of shares of GCM Class A common stock will be entitled to cast one vote per share of GCM Class A common stock and holders of shares of GCM Class C common stock will, (1) prior to the Sunset Date, be entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount and (2) from and after the Sunset Dte, be entitled to cast one vote per share, as opposed to each share of CFAC Class A common stock and CFAC Class B common stock being entitled to one vote per share on each matter properly submitted to CFAC’s stockholders entitled to vote.

This proposal provides that holders of shares of GCM Class C common stock will, (1) prior to the Sunset Date, be entitled to cast the lesser of (x) 10 votes per share and (y) a number of votes per share equal to the Class C Share Voting Amount and (2) from and after the Sunset Date, be entitled to cast one vote per share.

This summary is qualified by reference to the complete text of the GCM PubCo Amended and Restated Charter, a copy of which is attached to this proxy statement/prospectus as Annex C. All stockholders are encouraged to read the GCM PubCo Amended and Restated Charter in its entirety for a more complete description of its terms.

Reasons for the Amendment

The GCM Amended and Restated Charter provides that holders of shares of GCM Class C common stock will, (1) prior to the Sunset Date, be entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount and (2) from and after the Sunset Date, be entitled to cast one vote per share.

Because, upon consummation of the business combination, Michael Sacks will be the sole beneficial owner of shares of GCM Class C common stock, this dual class stock structure provides Mr. Sacks with the ability to control the outcome of matters requiring stockholder approval. We believe that GCM PubCo’s success rests on the ability to undertake a long-term view and Mr. Sacks’ controlling interest will enhance GCM PubCo’s ability to focus on long-term value creation and help insulate GCM PubCo from short-term outside influences. Mr. Sacks’ voting control also provides GCM PubCo with flexibility to employ various financing and transaction strategies involving the issuance of equity securities, while maintaining Mr. Sacks’ control.

Vote Required for Approval

The approval of Organizational Documents Proposal B requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock entitled to vote thereon at the special meeting, voting as a single class. Abstentions and failures to vote by proxy or to vote in person at the special meeting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT CFAC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL B.

PROPOSAL NO. 4 — Organizational Documents PROPOSAL C — APPROVAL OF PROPOSAL REGARDING CERTAIN PROVISIONS OF THE GCM PUBCO ORGANIZATIONAL DOCUMENTS BEING SUBJECT TO THE STOCKHOLDERS’ AGREEMENT

Overview

Organizational Documents Proposal C — To authorize that certain provisions of the GCM PubCo Amended and Restated Charter and certain provisions of the GCM PubCo Amended and Restated Bylaws, in each case, will be subject to the Stockholders’ Agreement.

Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve Organizational Documents Proposal C, which is, in the judgment of our board of directors, necessary to adequately address the needs of GCM PubCo after the business combination.

This proposal would indicate that the terms of the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws are subject to the terms of each Stockholders’ Agreement when such terms are in conflict.

Pursuant to the Stockholders’ Agreement, among other things, (i) GCM V will have certain rights to designate directors for election to the GCM PubCo board, subject to continued satisfaction of certain ownership thresholds with respect to securities of, or securities exchangeable into securities of, GCM PubCo and (ii) GCM V will have certain approval rights with respect to significant corporate transactions as contemplated thereby (subject to certain ownership thresholds with respect to voting securities of, or securities exchangeable into securities of, GCM PubCo), which will require the prior written consent of GCM V before any such action is taken by GCM PubCo or any of its subsidiaries, in each case, in accordance with the terms and subject to the conditions contemplated by the Stockholders’ Agreement.

This summary is qualified by reference to the complete text of the GCM PubCo Organizational Documents and the Stockholders’ Agreement, copies of which are attached to this proxy statement/prospectus as Annex C, Annex D and Annex E. All stockholders are encouraged to read the GCM PubCo Organizational Documents in their entirety for a more complete description of their terms.

Reasons for the Amendment

These provisions are intended to ensure that the terms of the GCM PubCo Organizational Documents do not conflict with the rights granted under the Stockholders’ Agreement. For additional information on the Stockholders’ Agreement and the Registration Rights Agreement, see “Business Combination Proposal — Related Agreements.”

Vote Required for Approval

The approval of Organizational Documents Proposal C requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock entitled to vote thereon at the special meeting, voting as a single class. Abstentions and failures to vote by proxy or to vote in person at the special meeting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT CFAC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL C.

PROPOSAL NO. 5 — Organizational Documents PROPOSAL D — APPROVAL OF OTHER CHANGES IN CONNECTION WITH THE GCM PUBCO ORGANIZATIONAL DOCUMENTS

Overview

Organizational Documents Proposal D — To authorize all other changes in connection with the replacement of CFAC’s amended and restated certificate of incorporation and bylaws with GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws as part of the Merger (copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively), including (a) changing the corporate name from “CF Finance Acquisition Corp.” to “GCM Grosvenor Inc.,” (b) granting an explicit waiver regarding corporate opportunities to certain “exempted persons” (including each stockholder or director of GCM PubCo or any of its subsidiaries, other than a director that is an officer or employee of GCM PubCo or any of its subsidiaries in his or her capacity as such) and (c) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the business combination, all of which CFAC’s board of directors believes is necessary to adequately address the needs of GCM PubCo after the business combination.

Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve Organizational Documents Proposal D, which is, in the judgment of our board of directors, necessary to adequately address the needs of GCM PubCo after the business combination.

The GCM PubCo Organizational Documents will also grant an explicit waiver regarding corporate opportunities to certain “exempted persons” (including each stockholder or director of GCM PubCo or any of its subsidiaries, other than a director that is an officer or employee of GCM PubCo or any of its subsidiaries in his or her capacity as such).

The GCM PubCo Organizational Documents will not contain provisions related to a blank check company (including those related to operation of the Trust Account, winding up of CFAC’s operations should CFAC not complete a business combination by a specified date, and other such blank check-specific provisions as are present in the Existing Organizational Documents) because, following the consummation of the business combination, GCM PubCo will not be a blank check company.

Approval of each of the Organizational Documents Proposals, assuming approval of each of the other proposals, will result, upon the Merger, in the wholesale replacement of the Existing Organizational Documents with the GCM PubCo Organizational Documents. While certain material changes between the Existing Organizational Documents and the GCM PubCo Organizational Documents have been unbundled into distinct organizational documents proposals or otherwise identified in this Organizational Documents Proposal D, there are other differences between the Existing Organizational Documents and GCM PubCo Organizational Documents that will be approved (subject to the approval of the aforementioned related proposals and consummation of the business combination) if our stockholders approve this Organizational Documents Proposal D. Accordingly, we encourage shareholders to carefully review the terms of the GCM PubCo Organizational Documents, attached hereto as Annex C and Annex D, as well as the information provided in the “Comparison of Corporate Governance and Stockholders’ Rights” section of this proxy statement/prospectus.

Reasons for the Amendment

Corporate Name

Our board of directors believes that changing the post-business combination corporate name from “CF Finance Acquisition Corp.” to “GCM Grosvenor Inc.” is desirable to reflect the business combination and to clearly identify GCM PubCo as the publicly traded entity.

Waiver of Corporate Opportunities

Our board of directors believes that granting this waiver is essential to GCM PubCo’s ability to retain and attract qualified directors and to carry out the intent of the parties with respect to composition of the GCM PubCo board pursuant to the Stockholders’ Agreement. CFAC expects that qualified directors would likely engage in business activities outside of GCM PubCo and would anticipate that such outside experience would be beneficial to any such director’s board service for and management of GCM PubCo, particularly given that a number of such directors will be designated by significant equityholders of GCM PubCo pursuant to the Stockholders’ Agreement. CFAC’s board of directors believes that without such a waiver, qualified directors could be dissuaded from serving on GCM PubCo’s board if they are concerned that their directorship could foreclose them from, or expose them to potential liability for, pursuing commercial opportunities in their individual capacity (including in connection with other entities unrelated to GCM PubCo and its affiliates) and would make it difficult for the parties to carry out the intent of the Stockholders’ Agreement (which granted certain rights to significant equityholders of GCM PubCo following the business combination). CFAC’s board of directors believes that the limits and exclusions contained in the corporate opportunity waiver included in the GCM PubCo Organizational Documents provides a clear delineation between which corporate opportunities the “exempted persons” identified thereunder may or may not pursue in his or her individual capacity, and that such clarity will enable GCM PubCo to attract and retain qualified directors, including as contemplated by the Stockholders’ Agreement.

Provisions Related to Status as Blank Check Company

The elimination of certain provisions related to CFAC’s status as a blank check company is desirable because these provisions will serve no purpose following the business combination. For example, the GCM PubCo Organizational Documents do not include the requirement to dissolve GCM PubCo and allows it to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for public corporations, and CFAC’s board of directors believes it is the most appropriate period for GCM PubCo following the business combination. In addition, certain other provisions in the Existing Organizational Documents require that proceeds from CFAC’s initial public offering be held in the Trust Account until a business combination or liquidation of CFAC has occurred. These provisions cease to apply once the business combination is consummated and are therefore not included in the GCM HoldCo Organizational Documents.

Vote Required for Approval

The approval of Organizational Documents Proposal D requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock entitled to vote thereon at the special meeting, voting as a single class. Abstentions and failures to vote by proxy or to vote in person at the special meeting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT CFAC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL D.

PROPOSAL NO. 6 — THE NASDAQ PROPOSAL

Overview

If the Business Combination Proposal is approved and the business combination is to be consummated, our stockholders are also being asked to approve the NASDAQ Proposal.

CFAC’s units, Class A common stock and public warrants are listed on The Nasdaq Capital Market and, as such, we are seeking stockholder approval for the issuance of (a) 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants to the Sponsor, (b) 19,500,000 shares of GCM Class A common stock to certain third-party investors in the Private Placement and (c) a number of shares of GCM Class C common stock to GCM V equal to the GCM V Class C Allocation.

Reasons for the NASDAQ Proposal

We are seeking stockholder approval in order to comply with The Nasdaq Stock Market Listing Rules 5635(a), (b) and (d). Under The Nasdaq Stock Market Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (C) any director, officer or “Substantial Shareholder” and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Collectively, GCM PubCo will issue 20% or more of our outstanding common stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the transactions contemplated by the business combination. In addition, the issuance of 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants to the Sponsor may be an issuance to a “Substantial Shareholder” of outstanding common shares or voting power of 5% or more. Under The Nasdaq Stock Market Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although The Nasdaq Stock Market has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), The Nasdaq Stock Market has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Vote Required for Approval

Approval of the NASDAQ Proposal requires the affirmative vote of a majority of the votes cast by holders of CFAC Class A common stock and CFAC Class B common stock, voting as a single class. Abstentions and broker non-votes will have no effect on the outcome of the Nasdaq Proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL NO. 7 — THE 2020 PLAN PROPOSAL

Overview

CFAC is asking its shareholders to approve by ordinary resolution and adopt the CF Finance Acquisition Corp. 2020 Incentive Award Plan (the “2020 Plan”) and the material terms thereunder. The CFAC board of directors will approve the 2020 Plan, prior to the CFAC special meeting, subject to stockholder approval at the CFAC special meeting. The 2020 Plan will become effective as of the date it is adopted by the CFAC board of directors, subject to approval from the CFAC stockholders.

The 2020 Plan is described in more detail below. A copy of the 2020 Plan is attached to this proxy statement/prospectus as Annex G.

The 2020 Plan

The purpose of the 2020 Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, other stock or cash based awards and dividend equivalent awards.

Summary of the 2020 Plan

This section summarizes certain principal features of the 2020 Plan. The summary is qualified in its entirety by reference to the complete text of the 2020 Plan.

Eligibility and Administration

Employees, officers, consultants and directors of ours or our subsidiaries are eligible to receive awards under the 2020 Plan. The 2020 Plan is administered by our board of directors which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2020 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2020 Plan, including any vesting and vesting acceleration conditions.

Shares Available for Awards

The aggregate number of shares of GCM Class A common stock that will be available for issuance under the 2020 Plan will be equal to 12.5% of the aggregate number of shares of GCM Class A common stock and common units of GCM LLLP that are exchangeable for shares of GCM Class A common stock, on a fully diluted basis, on the Closing Date, after giving effect to redemptions in connection with the Closing. Assuming a “no additional redemption” scenario, the estimated number of shares of GCM Class A common stock issued and outstanding immediately following the Closing will be 55,977,782. The maximum number of awards under the 2020 Plan that may be granted as incentive stock options (“ISOs”) will be ______________. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.

If an award under the 2020 Plan is forfeited, expires, converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration, conversion or cash settlement, be used again for new grants under the 2020 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the 2020 Plan will not reduce the shares available for grant under the 2020 Plan. However, the following shares may not be used again for grant under the 2020 Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, (ii) shares purchased on the open market with the cash proceeds from the exercise of options, and (iii) shares tendered or withheld to satisfy the exercise price for any award.

Awards granted under the 2020 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2020 Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The 2020 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed the amount equal to $              .

Awards

The 2020 Plan provides for the grant of stock options, including ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, other incentive awards, SARs, and cash awards. Certain awards under the 2020 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2020 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•        Stock Options.    Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Stock options may not be granted under the 2020 Plan unless granted with respect to “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

•        SARs.    SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. SARs may not be granted under the 2020 Plan unless granted with respect to “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

•        Restricted Stock and RSUs.    Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.

•        Stock Payments, Other Incentive Awards and Cash Awards.    These awards include cash payments, cash bonus awards, stock payments, stock bonus awards, performance awards or incentive awards that are paid in cash, Shares or a combination of both, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

•        Dividend Equivalents.    Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with other awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Vesting

Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions.

Certain Transactions

The plan administrator has broad discretion to take action under the 2020 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to facilitate changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions, including a “change in control” of the company (as defined in the 2020 Plan). In particular, the plan administrator may: adjust any or all of the number of shares or other securities of the Company or an Affiliate that may be delivered in respect of awards, the terms of any outstanding award, including the number of shares or other securities subject to outstanding awards, the exercise price with respect to any award, or any applicable performance measures; provide for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event; and cancelling any one or more outstanding awards in exchange for cash, shares, other securities, other property or any combination thereof. In the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2020 Plan and outstanding awards. Additionally, except as otherwise provided in an award agreement, in the event of a “change in control”, the administrator may in its sole discretion provide that: (i) outstanding options and SARs shall become immediately exercisable; (ii) the vesting conditions with respect to awards shall expire or be waived; (iii)awards previously deferred shall be settled in full as soon as practicable

No Repricing

Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Foreign Participants

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

Transferability, and Participant Payments

With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2020 Plan are generally non-transferable, and are exercisable only by the participant. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2020 Plan, the plan administrator may, in its discretion, accept cash or check, provide for net withholding of shares, allow shares of our common stock that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination

Our board of directors may amend or terminate the 2020 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2020 Plan. No award may be granted pursuant to the 2020 Plan after the tenth anniversary of the earlier of (i) the date on which our board of directors adopts the 2020 Plan and (ii) the date on which our stockholders approve the Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2020 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•        Non-Qualified Stock Options.    If an optionee is granted an NSO under the 2020 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

•        Incentive Stock Options.    A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•        Other Awards.    The current federal income tax consequences of other awards authorized under the 2020 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the 2020 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2020 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Plan Benefits

The benefits or amounts that may be received or allocated to participants under the 2020 Plan will be determined at the discretion of the plan administrator and are not currently determinable.

Vote Required for Approval

The approval of the 2020 Plan Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the 2020 Plan Proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2020 PLAN PROPOSAL.

PROPOSAL NO. 8 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal or the 2020 Plan Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by CFAC stockholders, the board of directors may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal.

Vote Required for Approval

The Adjournment Proposal is not conditioned on the approval of any other Proposal at the special meeting.

The approval of the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of CFAC Class A common stock and CFAC Class B common stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Introduction

CFAC and GCM Grosvenor are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined statement of financial condition as of March 31, 2020 combines the unaudited condensed balance sheet of CFAC as of March 31, 2020 with the unaudited combined statement of financial condition of the GCM Companies as of March 31, 2020, giving effect to the business combination and related adjustments as if they had been consummated on that date. In connection with the business combination, CFAC will merge with and into GCM PubCo upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving entity.

The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2020 combines the unaudited condensed statement of income of CFAC for the three months ended March 31, 2020 with the unaudited condensed combined statement of income of the GCM Companies for the three months ended March 31, 2020. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 combines the audited statement of income of CFAC for the year ended December 31, 2019 with the audited combined statement of income of the GCM Companies for the year ended December 31, 2019.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•        The historical unaudited condensed financial statements of CFAC as of and for the three months ended March 31, 2020 and the historical audited financial statements of CFAC as of and for the year ended December 31, 2019; and

•        The historical unaudited condensed combined financial statements of the GCM Companies as of and for the three months ended March 31, 2020 and the historical audited combined financial statements of the GCM Companies as of and for the year ended December 31, 2019.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the Transactions. In addition, the unaudited pro forma condensed combined statements of operations reflect only those adjustments that are expected to have a continuing impact on GCM PubCo’s results of operations. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent GCM PubCo’s consolidated results of operations or consolidated financial position that would actually have occurred had the Transactions referred to below been consummated on the dates assumed or to project GCM PubCo’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CFAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GCM Grosvenor,” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

On August 2, 2020, CFAC and GCM PubCo entered into the Transaction Agreement, pursuant to which: (a) CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM

PubCo will become the surviving entity in the Merger and, upon the Effective Time, each share of CFAC common stock will be converted into one share of GCM Class A common stock; (b) the PIPE Investors have agreed to purchase 19,500,000 shares of GCM Class A common stock in the Private Placement immediately following the Effective Time; (c) the Sponsor has agreed to purchase 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants for an aggregate price equal to $30,000,000 in the Sponsor Subscription immediately following the Effective Time; (d) the Sponsor shall cause to be terminated, forfeited and cancelled, for no consideration 2,351,534 shares of GCM Class A common stock and 150,000 GCM PubCo private placement warrants held by the Sponsor immediately following the Effective Time in the Sponsor Cancellations; (e) GCM PubCo will issue 900,000 GCM PubCo private placement warrants to Grosvenor Holdings immediately following the Effective Time in the Grosvenor Warrant Issuance; (f) Grosvenor Holdings will assign, and IntermediateCo will assume, all right, title and interest in and to the Option Agreement in exchange for the Option Consideration in the Option Conveyance immediately following the Effective Time; (g) immediately following the Option Conveyance, IntermediateCo will consummate the exercise of the Options (as defined in the Option Agreement) to purchase all of the GCM Class B-2 common units then held by all of the Investors (as defined in the Option Agreement) in the Option Exercise; (h) immediately following the Option Exercise, Grosvenor Holdings shall have the right to require IntermediateCo to purchase a number of its GCM Class B-1 common units of GCMH LLLP for a purchase price per unit equal to the Class B-1 Unit Price in the Grosvenor Class B-1 Sale; (i) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and immediately prior to the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH GP shall sell all of the outstanding equity interests of GCMH LLLP then held by GCMH GP, including the general partnership and limited partnership interests, to IntermediateCo for the GCMH Consideration, and Grosvenor Holdings shall sell all of the outstanding equity interests of GCM LLC to IntermediateCo for the GCM Consideration in the GCM Transfers; (j) immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and the GCM Transfers, GCMH LLLP will be redomiciled as a limited liability limited partnership in the State of Delaware and the Fourth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH LLLP shall be amended and restated in the Grosvenor Redomicile and LLLPA Amendment; (k) immediately following the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, GCMH LLLP shall issue to IntermediateCo the GCM PubCo Matching Grosvenor common units and the GCM PubCo Matching Grosvenor warrants, in each case in exchange for the IntermediateCo Contribution Amount in the IntermediateCo Contribution and Issuance; and (l) immediately following the effectiveness of the Grosvenor Domicile and LLLPA Amendment, GCMH GP shall sell all of the outstanding equity interests of GCMH LLLP then held by GCMH GP, including the general partnership and limited partnership interests, to IntermediateCo for the GCMH Consideration, and Grosvenor Holdings shall sell all of the outstanding equity interests of GCM LLC to IntermediateCo for the GCM Consideration in the GCM Transfers; and (m) immediately following the effectiveness of the Grosvenor Domicile and LLLPA Amendment, GCM PubCo shall issue shares of GCM Class C common stock to GCM V in the Class C Issuance.

Following the consummation of the Transactions, GCM PubCo will indirectly hold general partnership and limited partnership interests in GCMH LLLP. The structure of the Transaction is currently contemplated to follow an “Up-C” structure with the current owners of GCMH LLLP retaining their limited partnership interests in GCMH LLLP.

The cash in the Trust Account and proceeds raised will also be used for:

•        reduction of GCM Grosvenor debt and for other purposes as determined by the board of directors of GCM PubCo;

•        repayment by CFAC of the Sponsor Loans, including (as of the date of this proxy statement/prospectus) $5.8 million outstanding ($3.2 million of which remained outstanding as of March 31, 2020) and amounts that may be loaned to CFAC by Sponsor prior to the Closing; and

•        payment of all advisory fees, transaction fees and expenses of CFAC, GCM Grosvenor and the former owners of GCM Grosvenor.

Upon the Closing, the ownership will be as follows:

Total Capitalization (in 000s)	Assuming No Additional Redemption			Assuming Additional Redemption
	$	Shares	%	$	Shares	%
GCM Grosvenor rollover equity	1,395,715	139,571	71.4	1,404,380	140,438	80.0%
Public shareholders	276,647	27,665	14.1	68,670	6,867	3.9
Shares held by Sponsor and other holders of founder shares	88,131	8,813	4.5	88,131	8,813	5.0
PIPE Investors	195,000	19,500	10.0	195,000	19,500	11.1%
Total Class A Shares	1,955,493	195,549	100.0	1,756,181	175,618	100.0
Class C Shares*		139,571			140,438

____________

*        Shares of GCM Class C common stock, which will carry up to 10 votes per share and represent no more than 75% of the voting power of GCM PubCo’s voting stock. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share. The numbers of shares related to GCM Grosvenor rollover equity represents the shares that would be outstanding if all Grosvenor common units were exchanged for GCM Class A common stock.

Accounting for the Business Combination

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GCM PubCo has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the GCMH LLLP Equityholders having a relative majority of the voting power of the combined entity, the operations of the GCM Companies prior to the acquisition comprising the only ongoing operations of the combined entity, and senior management of GCM Grosvenor comprising the majority of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the GCM Companies with the acquisition being treated as the equivalent of the GCM Companies issuing stock for the net assets of GCM PubCo, accompanied by a recapitalization. The net assets of GCM PubCo will be stated at historical cost, with no goodwill or other intangible assets recorded.

Tax Receivable Agreement

No Additional Redemption Scenario:

As described in greater detail under “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement,” in connection with the Closing, GCM PubCo will enter into the Tax Receivable Agreement with the GCMH LLLP Equityholders that will provide for payment by GCM PubCo to the TRA Parties of 85% of the amount of the tax savings, if any, that we realize (or, under certain circumstances, are deemed to realize) as a result of, or attributable to, (i) increases in the tax basis of assets owned directly or indirectly by GCMH LLLP or its subsidiaries from, among other things, any redemptions or exchanges of Grosvenor common units as described under “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R LLLPA”, (ii) existing tax basis (including amortization deductions arising from such tax basis) in intangible assets owned directly or indirectly by GCMH LLLP and its subsidiaries, and (iii) certain other tax benefits (including deductions in respect of imputed interest) related to our making payments under the Tax Receivable Agreement. Due to the uncertainty in the amount and timing of future exchanges of Grosvenor common units by the holders of such Grosvenor common units, the unaudited pro forma condensed combined financial information assumes that no future exchanges of Grosvenor common units (other than exchanges pursuant to the Transaction Agreement) have occurred and, therefore, no increases in tax basis in GCM Grosvenor’s assets or other tax benefits that may be realized from such future exchanges have been assumed in the unaudited pro forma condensed combined financial information. However, if all of the GCMH LLLP Equityholders were to exchange their Grosvenor common units, the GCM PubCo would recognize a deferred tax asset relating to such exchanges of approximately $462.8 million and a liability of approximately $400.9 million, assuming (i) all exchanges occurred on the same day; (ii) a price of $10.00 per share; (iii) a constant corporate tax rate of 24.555%; (iv) we will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. For each 5% increase in the amount of Grosvenor common units exchanged by the GCMH LLLP Equityholders (e.g., as a result of an increase whereby the GCMH LLLP Equityholders exchanged 5% of their Grosvenor common units, rather than 0% of their Grosvenor common units), GCM PubCo’s deferred tax asset would increase by approximately $23.1 million and the related liability would increase by approximately $20.0 million, assuming that the price per share and corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that GCM PubCo will recognize will differ based on, among other things, the timing of the exchanges, the price of its shares of GCM Class A common stock at the time of the exchange, and the tax rates then in effect.

Additional Redemption Scenario:

As described in greater detail under “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement,” in connection with the Closing, GCM PubCo will enter into the Tax Receivable Agreement with the GCMH LLLP Equityholders that will provide for payment by GCM PubCo to the TRA Parties of 85% of the amount of the tax savings, if any, that we realize (or, under certain circumstances, are deemed to realize) as a result of, or attributable to, (i) increases in the tax basis of assets owned directly or indirectly by GCMH LLLP and its subsidiaries resulting from, among other things, any redemptions or exchanges of Grosvenor common units as described under “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R LLLPA”, (ii) existing tax basis (including amortization deductions arising from such tax basis) in intangible assets owned directly or indirectly by GCMH LLLP and its subsidiaries, and (iii) certain other tax benefits (including deductions in respect of imputed interest) related to our making payments under the Tax Receivable Agreement. Due to the uncertainty in the amount and timing of future exchanges of Grosvenor common units by the holders of such Grosvenor common units, the unaudited pro forma condensed combined financial information assumes that no future exchanges of Grosvenor common units (other than exchanges pursuant to the Transaction Agreement) have occurred and, therefore, no increases in tax basis in GCM Grosvenor’s assets or other tax benefits that may be realized from such future exchanges have been assumed in the unaudited pro forma condensed combined financial information. However, if all of the GCMH LLLP Equityholders were to exchange their Grosvenor common units, the GCM PubCo would recognize a deferred tax asset relating to such exchanges of approximately $465.6 million and a liability of approximately $404.1 million, assuming (i) all exchanges occurred on the same day; (ii) a price of $10.00 per share; (iii) a constant corporate tax rate of 24.555%; (iv) we will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. For each 5% increase in the amount of Grosvenor common units exchanged by the GCMH LLLP Equityholders (e.g., as a result of an increase whereby the GCMH LLLP Equityholders exchanged 5% of their Grosvenor common units, rather than 0% of their Grosvenor common units), the GCM PubCo’s deferred tax asset would increase by approximately $23.3 million and the related liability would increase by approximately $20.2 million, assuming that the price per share and corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that the GCM PubCo will recognize will differ based on, among other things, the timing of the exchanges, the price of its shares of GCM Class A common stock at the time of the exchange, and the tax rates then in effect.

Other Events

Effective January 1, 2020, GCMH LLLP transferred certain indirect partnership interests related to historical investment funds that it managed to Mosaic. The entities related to such indirect partnership interests have historically been accounted for as variable interest entities and were consolidated by GCMH LLLP prior to the Mosaic Transaction as GCMH LLLP was deemed the primary beneficiary through its controlling financial interests in such entities. Management of GCM Grosvenor determined that the Mosaic Transaction should be evaluated under the guidance in ASC 810 and has concluded that Mosaic is accounted for as a “variable interest entity” and GCMH LLLP was deemed the primary beneficiary and therefore consolidates Mosaic. As a result of the Mosaic Transaction, the interest related to Mosaic is accounted for as redeemable noncontrolling interest. The proceeds from the Mosaic Transaction were contractually required to be used to pay down GCMH LLLP’s outstanding debt, which occurred in the beginning of March 2020. The Mosaic Transaction has been reflected in the historical financial statements of GCM Companies as of and for the three months ended March 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 gives effect to the Mosaic Transaction as if it occurred on January 1, 2019. The unaudited pro forma condensed combined statements of operations have been adjusted to exclude transaction costs and the write off of debt issuance costs related to the Mosaic Transaction as they do not have a continuing impact on the combined company. In addition, Grosvenor Holdings holds a call option, which will be assigned to GCMH LLLP prior to the business combination. GCMH LLLP will assume the liability of $2.6 million, which represents the obligation to pay a premium in exchange for being granted the Mosaic call right.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 also gives effect to a $62.5 million distribution to the GCMH LLLP Equityholders that is anticipated to take place prior to the business combination.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) related and/or directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined entity. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. CFAC and the GCM Companies have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

After giving effect to the redemption of 593,700 shares of Class A common stock in connection with the Extension Amendments, at an assumed redemption price approximating $10.27 per share based on the Trust Account figures as of March 31, 2020, the unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of additional redemptions of Class A common stock into cash:

•        Assuming No Additional Redemptions.    This presentation assumes:

•        No additional stockholders of Class A common stock exercise their redemption rights with respect to their redeemable Class A common stock upon the Closing.

•        Assuming Additional Redemptions.    This presentation assumes:

•        The additional redemption of 20,797,675 shares for a total redemption of $213.6 million in shares of Class A common stock, which is derived from the number of additional shares that could be redeemed in connection with the business combination at an assumed redemption price approximating $10.27 per share based on the Trust Account figures as of March 31, 2020 in order for the Trust Account to meet the Minimum Available CFAC Cash Amount and before giving effect to the payment for estimated transaction costs of $50.0 million incurred in connection with the business combination.

The two alternative levels of additional redemptions assumed in the unaudited pro forma condensed combined statement of financial condition and statements of operations are based on the assumption that there are no adjustments for the outstanding public or private placement warrants issued by CFAC as such securities are not exercisable until 30 days after the Closing.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2020
(in thousands, except share and per share amounts)

	CFAC	GCM Companies	Pro Forma Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemption)	Additional Pro Forma Adjustments (Assuming Additional Redemptions)		Pro Forma Combined (Assuming Additional Redemptions)
	(a)	(b)
Assets
Cash and cash equivalents	$149	$139,360	$292,189	(c)	$178,207	$207,000	(j)	$171,615
			225,000	(d)		(213,592)	(u)
			(62,500)	(e)
			(105,000)	(f)
			(44,718)	(g)
			(50,000)	(h)
			(3,176)	(i)
			(207,000)	(j)
			(6,097)	(k)
Cash and investments held in Trust Account	292,189	—	(292,189)	(c)	—	—		—
Management fees receivable	—	12,857	—		12,857	—		12,857
Incentive fees receivable	—	6,858	—		6,858	—		6,858
Due from related parties	—	9,406	—		9,406	—		9,406
Investments	—	161,010	—		161,010	—		161,010
Premises and equipment, net	—	8,976	—		8,976	—		8,976
Intangible assets, net	—	14,216	—		14,216	—		14,216
Goodwill	—	28,959	—		28,959	—		28,959
Deferred tax asset	—	—	85,586	(l)	85,586	(2,030)	(l)	83,556
Other assets	58	50,347	—		50,405	—		50,405
Total assets	$292,396	$431,989	$(167,905)		$556,480	$(8,622)		$547,858

	CFAC	GCM Companies	Pro Forma Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemption)	Additional Pro Forma Adjustments (Assuming Additional Redemptions)		Pro Forma Combined (Assuming Additional Redemptions)
Liabilities, Redeemable Noncontrolling Interest and Partners’ and Member’s Capital and Equity
Accrued compensation and benefits	$—	$22,475	$—		$22,475	$—		$22,475
Employee related obligations	—	19,643	—		19,643	—		19,643
Sponsor loan – promissory note	2,826	—	(2,826)	(i)	—	—		—
Debt	—	376,191	(207,000)	(j)	169,191	207,000	(j)	376,191
Payables to related party	350	—	(350)	(i)	—	—		—
Tax receivable agreement liability	—	—	70,413	(m)	70,413	(1,029)	(m)	69,384
Accrued expenses and other liabilities	1,467	68,752	2,600	(n)	72,819	—		72,819
Total liabilities	4,643	487,061	(137,163)		354,541	205,971		560,512
Commitments and contingencies
Common stock subject to possible redemption	282,753	—	(282,753)	(o)	—	—		—
Redeemable noncontrolling interest		114,489	—		114,489	—		114,489
Common stock, Class A	—	—	3	(o)	6	(2)	(u)	4
			2	(d)
			1	(p)
Common stock, Class B	1	—	(1)	(p)	—	—		—
Common stock, Class C	—	—	—		—	—		—
Additional paid-in-capital	295	—	224,998	(d)	101,440	(213,590)	(u)	31,353
			282,750	(o)		144,518	(q)
			(105,000)	(f)		(1,015)	(m)
			(44,718)	(g)
			(50,000)	(h)
			(2,600)	(n)
			(217,949)	(q)
			(6,097)	(k)
			4,704	(r)
			15,057	(s)
Retained earnings / Accumulated deficit	4,704	—	(4,704)	(r)	(91,050)	27,296	(t)	(63,754)
			(68)	(r)
			(90,982)	(t)
Partners’ deficit – Grosvenor Capital Management Holdings, LLLP	—	(255,141)	255,141	(t)	—	—		—
			62,500	(t)
			(62,500)	(e)
Member’s deficit – GCM, L.L.C.	—	(68)	68	(r)	—	—		—
Accumulated other comprehensive loss	—	(13,774)	9,829	(v)	(3,945)	1,184	(v)	(2,761)
Noncontrolling interest	—	99,422	(226,659)	(t)	80,999	(27,296)	(t)	(91,985)
			(9,829)	(v)		(1,184)	(v)
			217,949	(q)		(144,518)	(q)
			116	(s)		14	(m)
Total partners’ and member’s deficit / equity	5,000	(169,561)	252,011		87,450	(214,593)		(127,143)
Total liabilities, redeemable noncontrolling interest and partners’ and member’s deficit / equity	$292,396	$431,989	$(167,905)		$556,480	$(8,622)		$547,858

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2020
(in thousands, except share and per share amounts)

	CFAC	GCM Companies	Pro Forma Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)		Additional Pro Forma Adjustments (Assuming Additional Redemptions)		Pro Forma Combined (Assuming Additional Redemptions)
	(aa)	(bb)
Revenues
Management fees	$—	$77,701	$—		$77,701		$—		$77,701
Incentive fees	—	3,233	—		3,233		—		3,233
Other operating income	—	1,683	—		1,683		—		1,683
Total operating revenues	—	82,617	—		82,617		—		82,617
Expenses
Employee compensation and benefits	—	55,477	—		55,477		—		55,477
General, administrative and other	236	24,596	(3,355)	(ee)	21,477		—		21,477
Total operating expenses	236	80,073	(3,355)		76,954		—		76,954
Operating income (loss)	(236)	2,544	3,355		5,663		—		5,663
Investment income	—	3,373			3,373				3,373
Interest income	628	—	(628)	(cc)	—		—		—
Interest expense	—	(5,867)	2,980	(dd)	(2,887)		(2,320)	(dd)	(5,207)
Other expense	—	(9,733)	1,513	(ee)	(8,220)		—		(8,220)
Net other income (expense)	628	(12,227)	3,865		(7,734)		(2,320)		(10,054)
Income (loss) before income taxes	392	(9,683)	7,220		(2,071)		(2,320)		(4,391)
Income taxes	162	643	(35)	(ff)	770		(144)	(ff)	626
Net income (loss)	230	(10,326)	7,255		(2,841)		(2,176)		(5,017)
Less: Net income (loss) attributable to redeemable noncontrolling interest	—	2,093	—		2,093		—		2,093
Less: Net income (loss) attributable to noncontrolling interest in GCM Companies’ subsidiaries	—	2,536	—		2,536		—		2,536
Net income (loss) attributable to GCM Companies	$230	$(14,955)	$7,255		$(7,470)		(2,177)		$(9,647)
Less: Net income (loss) attributable to noncontrolling interest			(5,071)	(gg)	(5,071)		(2,465)	(gg)	(7,536)
Net income (loss) attributable to GCM PubCo					$(2,399)		$288		$(2,111)

Weighted average number of common stock outstanding:
Class A – Public shares	28,258,413				55,977,782				35,180,107
Class A – Private placement	600,000
Class B – Common stock	7,064,603

Basic and diluted net income (loss) per share:
Class A – Public shares	$0.01				$(0.04)	(hh)			$(0.06)	(hh)
Class A – Private placement	$(0.02)
Class B – Common stock	$(0.02)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019
(in thousands, except share and per share amounts)

	CFAC	GCM Companies	Pro Forma Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)		Additional Pro Forma Adjustments (Assuming Additional Redemptions)		Pro Forma Combined (Assuming Additional Redemptions)
	(ii)	(jj)
Revenues
Management fees	$—	$324,716	$—		$324,716		$—		$324,716
Incentive fees	—	84,165	—		84,165		—		84,165
Other operating income	—	7,513	—		7,513		—		7,513
Total operating revenues	—	416,394	—		416,394		—		416,394
Expenses
Employee compensation and benefits	—	242,967	—		242,967		—		242,967
General, administrative and other	653	88,458	(770)	(nn)	88,341		—		88,341
Total operating expenses	653	331,425	(770)		331,308		—		331,308
Operating income (loss)	(653)	84,969	770		85,086		—		85,086
Investment income	—	7,521			7,521		—		7,521
Interest income	6,128	—	(6,128)	(kk)	—		—		—
Interest expense	—	(25,680)	15,104	(ll)	(10,576)		(11,178)	(ll)	(21,754)
Other expense	—	(4,494)	—		(4,494)		—		(4,494)
Net other income (expense)	6,128	(22,653)	8,976		(7,549)		(11,178)		(18,727)
Income (loss) before income taxes	5,475	62,316	9,746		77,537		(11,178)		66,359
Income taxes	1,192	2,318	4,671	(mm)	8,181		(2,350)	(mm)	5,831
Net income (loss)	4,283	59,998	5,075		69,356		(8,828)		60,528
Less: Net income (loss) attributable to redeemable noncontrolling interest	—		13,838	(nn)	13,838		—		13,838
Less: Net income (loss) attributable to noncontrolling interest in GCM Companies’ subsidiaries	—	13,221	—		13,221		—		13,221
Net income (loss) attributable to GCM Companies	$4,283	$46,777	$(8,763)		$42,297		$(8,828)		$33,469
Less: Net income (loss) attributable to noncontrolling interest			$34,831	(oo)	34,831		$(4,742)	(oo)	30,089
Net income (loss) attributable to GCM PubCo					$7,466		$(4,086)		$3,380

Weighted average number of common stock outstanding:
Class A – Public shares	28,200,233				55,977,782				35,180,107
Class A – Private placement	600,000
Class B – Common stock	7,050,058

Basic and diluted net income (loss) per share:
Class A – Public shares	$0.17				$0.13	(pp)			$0.10	(pp)
Class A – Private placement	$(0.06)
Class B – Common stock	$(0.06)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the business combination had been consummated on March 31, 2020, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2019, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The business combination will be accounted for as a recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the GCM Companies with the acquisition being treated as the equivalent of the GCM Companies issuing stock for the net assets of GCM PubCo, accompanied by a recapitalization. The net assets of GCM PubCo will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 reflects the following adjustments:

(a)     Represents the CFAC historical unaudited condensed balance sheet as of March 31, 2020.

(b)    Represents the GCM Companies historical unaudited condensed combined statement of financial condition as of March 31, 2020.

(c)     Reflects the reclassification of Cash and investments held in Trust Account that become available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of the GCM Companies in conjunction with the business combination.

(d)    Represents the pro forma adjustment to record the net proceeds of $225.0 million from the private placement and issuance of 23,000,000 shares of GCM Class A common stock to the PIPE Investors and the Sponsor.

(e)     Represents the pro forma adjustment to record a distribution to the partners of GCMH LLLP that is anticipated to take place prior to the business combination in the amount $62.5 million.

(f)     Represents the pro forma adjustment to acquire from Grosvenor Holdings all rights, title and interest in and to the Option Agreement for $65.5 million and an additional $39.5 million for 1,344,887 GCM Class B-1 common units from Grosvenor Holdings and GCMH GP.

(g)    Represents the pro forma adjustment to record the exercise of the call option and acquired the outstanding GCM Class B-2 common units held by other Investors (as defined in the Option Agreement).

(h)    Represents the pro forma adjustment to record preliminary estimated transaction costs totalling $50.0 million for advisory, banking, legal and accounting fees that are not able to be capitalized as part of the business combination. Such costs are not included in the Unaudited Pro Forma Condensed Combined Statement of Operations as they will not have a continuing impact.

(i)     Represents the pro forma adjustment to record the repayment of the outstanding loan to the Sponsor. An additional loan of $2.6 million became outstanding subsequent to March 31, 2020, which will also be paid back in connection with the Transactions. There is no impact to the Unaudited Pro Forma Condensed Combined Balance Sheet related to this subsequent loan.

(j)     Represents the pro forma adjustment to record the repayment of a portion of GCM Companies’ debt from the proceeds of the business combination. There is no anticipated paydown for purposes of the additional redemption scenario.

(k)    Represents the pro forma adjustment to record the redemption of 593,700 shares of CFAC Class A common stock in connection with the Extension Amendments, at an assumed redemption price approximating $10.27.

(l)     Represents the pro forma adjustments to deferred tax assets to reflect the difference between the financial statement and tax basis in the investment in GCMH LLLP, including the deferred tax asset that results from the step-up for tax purposes of certain assets of GCMH LLLP. The realizability of the deferred tax assets is subject to various estimates and assumptions, including preliminary projections of future taxable income. Therefore, the recognition of deferred tax assets, including any valuation allowances, and the resulting impact on the tax receivable agreement liability is subject to change based on a final analysis upon completion of the business combination.

(m)   Represents the pro forma adjustments to record the tax receivable agreement liability. Upon the completion of the business combination, GCM PubCo will be a party to the Tax Receivable Agreement. Under the terms of the Tax Receivable Agreement, GCM PubCo will make payments to the TRA Parties in respect of 85% of the net tax benefit to GCM PubCo of certain tax attributes (calculated using certain assumptions, and subject to the terms of the Tax Receivable Agreement). The payments made will represent additional purchase price. The tax impacts of the transaction were estimated based on the applicable law in effect on March 31, 2020.

(n)    Represents the pro forma adjustments to record the Mosaic call option, which was assigned from Grosvenor Holdings. The liability represents GCM Companies’ obligation to pay a premium of $2.6 million in exchange for being granted the Mosaic call right.

(o)    Represents the pro forma adjustments to common stock subject to possible redemption to permanent equity based on a par value of $.0001 per share, inclusive of 2,351,534 shares of GCM Class A common stock that will be forfeited and cancelled by the Sponsor for no consideration.

(p)    Represents the pro forma adjustments to reclassify CFAC Class B common stock, which will be converted to GCM Class A common stock.

(q)    Represents the pro forma adjustments to reclassify the portion of net assets attributable to the GCMH LLLP Equityholders based on the relative ownership in each of the respective redemption scenarios.

(r)     Represents the pro forma adjustments to reclassify the historical retained earnings of CFAC and member’s deficit of GCM LLC to additional paid-in-capital and retained earnings / accumulated deficit, respectively.

(s)     Represents the pro forma adjustment for the net impact to equity resulting from the tax adjustments in tickmarks (l) and (m) above.

(t)     Represents the pro forma adjustments for the reclassification of the historical partners’ deficit to retained earnings / accumulated deficit and noncontrolling interest based on the relative ownership in each of the respective redemption scenarios.

(u)    Represents the pro forma adjustment for the shares that are assumed to be redeemed under the additional redemption scenario.

(v)    Represents the pro forma adjustments for the reclassification of the historical accumulated other comprehensive loss based on the relative ownership in each of the respective redemption scenarios.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Income for the Three Months Ended March 31, 2020

The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2020 reflects the following adjustments:

(aa)   Represents the CFAC historical unaudited condensed statement of operations for the three months ended March 31, 2020.

(bb)  Represents the GCM Companies historical unaudited condensed combined statement of income for the three months ended March 31, 2020.

(cc)   Reflects the pro forma adjustment to eliminate the interest income on the cash and investments held in Trust Account.

(dd)  Reflects the pro forma adjustment to interest expense assuming the paydown of a portion of GCM Grosvenor’s debt from the proceeds of the business combination and the Mosaic Transaction as if they occurred on January 1, 2019 based on the interest rate in effect at the time of each monthly interest payment. There is no anticipated paydown for purposes of the additional redemption scenario. The additional redemption scenario only reflects the adjustment to interest expense as a result of the Mosaic Transaction.

(ee)   Represents pro forma adjustments to eliminate one-time transaction costs and the write-off of unamortized debt issuance costs associated with the Mosaic Transaction.

(ff)    Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 3.4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned, which was applied to the income attributable to the combined company. The income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the business combination and other factors, including a final analysis of the future realizability of deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences.

(gg)  Represents the pro forma adjustments to adjust noncontrolling interest for the portion of net income (loss) attributable to GCMH LLLP Equity Holders based on the relative ownership under the no redemption and additional redemption scenarios.

(hh)  Represents net income (loss) per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. GCM PubCo has not considered the effect of the warrants to purchase shares of GCM Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive. In addition, Grosvenor common units may be exchanged for GCM Class A common stock on a one-for-one basis. If all Grosvenor common units were to be exchanged immediately following the business combination, fully diluted Class A common stock outstanding would increase by 139,571,466 and 140,438,007 shares for the no additional redemption and additional redemption scenarios, respectively. In computing the dilutive effect, if any, the net income available to holders of Class A common stock would increase due to elimination of the noncontrolling interest in consolidated entities associated with the Grosvenor common units (including any tax impact). For the three months ended March 31, 2020, such exchange is not reflected in diluted earnings per share as the assumed exchange is not dilutive.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 reflects the following adjustments:

(ii)    Represents the CFAC historical audited statement of income for the year ended December 31, 2019.

(jj)    Represents the GCM Companies historical audited combined statement of income for the year ended December 31, 2019.

(kk)  Reflects the pro forma adjustment to eliminate the interest income on the cash and investments held in Trust Account.

(ll)    Reflects the pro forma adjustment to interest expense assuming the paydown of a portion of GCM Companies’ debt from the proceeds of the business combination and the Mosaic Transaction as if they occurred on January 1, 2019 based on the interest rate in effect at the time of each monthly interest payment. There is no anticipated paydown for purposes of the additional redemption scenario. The additional redemption scenario only reflects the adjustment to interest expense as a result of the Mosaic Transaction.

(mm)Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 3.4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned, which was applied to the income attributable to the combined company. The income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the business combination and other factors, including a final analysis of the future realizability of our deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences.

(nn)  Represents the pro forma adjustments to eliminate one-time transaction costs and reflect net income (loss) attributable to Mosaic as redeemable noncontrolling interest as if the Mosaic transaction occurred on January 1, 2019.

(oo)  Represents the pro forma adjustment to adjust noncontrolling interest for the portion of net income attributable to GCMH LLLP Equity Holders based on the relative ownership under the no redemption and additional redemption scenarios.

(pp)  Represents net income (loss) per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. GCM PubCo has not considered the effect of the warrants to purchase shares of GCM Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive. In addition, GCM Grosvenor Common Units may be exchanged for GCM Class A common stock on a one-for-one basis. If all GCM Grosvenor Common Units were to be exchanged immediately following the business combination, fully diluted Class A common stock outstanding would increase by 139,571,466 and 140,438,007 shares for the no additional redemption and additional redemption scenarios, respectively. In computing the dilutive effect, if any, the net income available to holders of Class A common stock would increase due to elimination of the noncontrolling interest in consolidated entities associated with the GCM Grosvenor Common Units (including any tax impact). For the year ended December 31, 2019, such exchange is not reflected in diluted earnings per share as the assumed exchange is not dilutive.

OTHER INFORMATION RELATED TO CFAC

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to CFAC.

General

We are a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this proxy statement/prospectus as our initial business combination. We are focused on our search on businesses that may provide significant opportunities for attractive investor returns. Our efforts to identify a prospective target business are not limited to a particular industry or geographic region, although we are focused on companies operating in the financial services or real estate services industries where our management team has significant experience.

We, the Sponsor, and Cantor Fitzgerald & Co. are all affiliates of Cantor. Cantor is a diversified company specializing in financial and real estate services for customers operating in the global financial and commercial real estate markets, whose businesses include Cantor Fitzgerald & Co., a leading independent middle market investment bank and primary dealer; BGC Partners, Inc., whose common stock trades on the Nasdaq Global Select Market under the ticker symbol “BGCP”, a leading global financial technology and brokerage business primarily servicing the global financial markets; and Newmark Group, Inc., whose Class A common stock trades on the Nasdaq Global Select Market under the ticker symbol “NMRK”, a fast growing, full-service commercial real estate services business.

In December 2018 and January 2019, we closed the IPO for the sale of an aggregate of 28,258,413 units at a price of $10.00 per unit, yielding gross proceeds of $282,584,130. Simultaneous with the closing of the IPO, we consummated the sale of 600,000 private placement units at a price of $10.00 per unit ($6,000,000 in the aggregate) in a private placement. Such proceeds have been deposited in the Trust Account. Upon the closing of such offering, the Sponsor funded an interest-free loan in the aggregate amount of $2,825,841. The proceeds of the sponsor loan was deposited into the Trust Account and will be used to fund the redemption of the public shares (subject to the requirements of applicable law).

In June 2020, in connection with a stockholder vote to extend the time we have to consummate an initial business combination, stockholders holding 593,700 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $6.1 million (approximately $10.27 per share) was removed from the Trust Account to pay such holders. In addition, in connection therewith, the sponsor funded an interest-free loan in the aggregate amount of approximately $2.5 million. The proceeds of the sponsor loan was deposited into the Trust Account and will be used to fund the redemption of the public shares (subject to the requirements of applicable law).

Initial Business Combination

So long as we obtain and maintain a listing for our securities on Nasdaq, we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding taxes payable on the interest earned on the Trust Account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. Our board of directors believes that the financial skills and background of its members qualify it to conclude that the acquisition of GCM met this requirement.

Stockholder Approval of Business Combination

Pursuant to CFAC’s amended and restated certificate of incorporation, our public stockholders may request that we redeem all or a portion of such stockholder’s public shares for cash if the business combination is consummated for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the business combination, including interest (net of taxes payable). Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares.

The Sponsor and each of our officers and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the special meeting, and to waive their redemption rights in connection with the consummation of the business combination with respect to any shares held by them. Shares of CFAC Class B common stock and shares of CFAC Class A common stock underlying the 600,000 private placement units held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement/prospectus, the Sponsor and the other holders of CFAC Class B common stock own an aggregate of 21.7% of our outstanding shares of common stock.

At any time at or prior to the business combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the GCMH LLLP Equityholders or our or their respective directors, officers, advisors or respective affiliates may (1) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (2) execute agreements to purchase such shares from such investors in the future, or (3) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of CFAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the GCMH LLLP Equityholders or our or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to (1) increase the likelihood of approving the Proposals and (2) limit the number of public shares electing to redeem, including to satisfy any redemption threshold.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our amended and restated certificate of incorporation provides that we will have until September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date) to complete our initial business combination. If we are unable to complete our initial business combination by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date).

The Sponsor and CFAC’s officers and directors have entered into letter agreements with us, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any founder shares or private placement shares held by them if we fail to complete our initial business combination by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date). However, if the Sponsor or CFAC’s officers or directors acquire public shares, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination by such date.

The Sponsor and CFAC’s officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $148,700 of proceeds held outside the Trust Account as of March 31, 2020. We will depend on sufficient interest being earned on the proceeds held in the Trust Account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes on interest income earned on the Trust Account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our initial public offering and the sale of the private placement units, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.10 as of March 31, 2020. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.10. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we have sought and will continue to seek to have all vendors, service providers (other than our independent auditor), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. WithumSmith+Brown, PC, our independent registered public accounting firm, and Cantor Fitzgerald & Co. the underwriter of the IPO, did not execute agreements with us waiving such claims to the monies held in the Trust Account.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, less taxes payable from interest, provided that such liability will not apply to any claims by a third-party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked the Sponsor to reserve for such indemnification obligations and we cannot assure you that the Sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.10 per public share.

We seek to reduce the possibility that the Sponsor has to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditor), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. We have access to up to approximately $148,700 from the proceeds held outside the Trust Account as of March 31, 2020, plus $750,000 in loans committed by the Sponsor for working capital, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from the Trust Account could be liable for claims made by creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date) may be considered a liquidating distribution under Delaware law. Delaware law provides that if a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date) and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we have sought and will continue to seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the Trust Account is remote. Further, the Sponsor may be liable only to the extent necessary to ensure that the amounts in the Trust Account are not reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.10 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend any provisions of our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our business combination by September 17, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights as described above. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.

Facilities

We do not own any real estate or other physical properties materially important to our operation. We currently maintain our principal executive offices at 110 East 59th Street, New York, New York 10022. Our executive offices are provided to us by Cantor at no cost. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We currently have four officers. These individuals are not obligated to devote any specific number of hours to our matters but they devote, and will continue to devote, as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Competition

If we succeed in effecting the business combination, in all likelihood, we will face significant competition from GCM Grosvenor’s competitors. We cannot assure you that, subsequent to the business combination, we will have the resources or ability to compete effectively. Information regarding GCM Grosvenor’s competition is set forth in the sections entitled “Business of GCM Grosvenor — Competition.”

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending or to our knowledge, threatened against us or any members of our management team in their capacity as such.

Officers and Directors

Set forth below are the names, ages and positions of each of the individuals who serve as directors and officers of CFAC:

Name	Age	Position
Howard W. Lutnick	59	Chairman and Chief Executive Officer
Anshu Jain	57	President and Director
Paul Pion	53	Chief Financial Officer and Director
Stephen M. Merkel	62	Executive Vice President, General Counsel and Secretary
Peter J. Worth	81	Director
Robert G. Sharp	55	Director
Robert J. Hochberg	58	Director

Howard W. Lutnick has been our Chairman and Chief Executive Officer since October 2015. Mr. Lutnick is also the Chairman, President and Chief Executive Officer of Cantor. Mr. Lutnick joined Cantor in 1983 and has served as President and Chief Executive Officer of Cantor since 1992 and as Chairman since 1996. Mr. Lutnick’s company, CF Group Management, Inc. (“CFGM”), is the managing general partner of Cantor. Mr. Lutnick is also the Chairman of the Board of Directors of BGC Partners, Inc. and its Chief Executive Officer, positions in which he has served from June 1999 to the present. In addition, Mr. Lutnick has served as Chairman of Newmark Group, Inc. since 2016. Mr. Lutnick is a member of the Board of Directors of the Fisher Center for Alzheimer’s Research Foundation at Rockefeller University, the Board of Directors of the Horace Mann School, the Board of Directors of the National September 11th Memorial & Museum, the Board of Directors of the Partnership for New York City, and the Board of Overseers of The Hoover Institution. In addition, Mr. Lutnick has served Chairman and Chief Executive Officer of each of Rodin Global Property Trust, Inc. and Rodin Income Trust, Inc. since February 2017 and as President of Rodin Income Trust, Inc. since January 2018.

Anshu Jain has been our President since January 2018 and a member of our board of directors since December 2018. Mr. Jain is also the President of Cantor, a position he has held since January 2017. Mr. Jain directs strategy, vision and operational foundation across Cantor’s businesses. Mr. Jain was Co-CEO of Deutsche Bank from June 2012 to June 2015. Between February 2016 and March 2017, Mr. Jain was an advisor to Social Finance Inc. and consultant to Deutsche Bank from July 2015 to January 2016. He was also a member of Deutsche Bank’s Management Board from 2009 to 2015 and Deutsche Bank’s Group Executive Committee from 2002 to 2015 and previously led Deutsche Bank’s team advising the UK Treasury on financial stability. Mr. Jain joined Deutsche Bank from Merrill Lynch in 1995. Mr. Jain sat on the Board of Directors of the Institute of International Finance from 2012 to 2015 and previously was a member of the Financial Services Forum and served on the International Advisory Panel of the Monetary Authority of Singapore. Mr. Jain is a trustee of Chance to Shine, a leading UK based sports charity whose mission is to spread the power of cricket throughout schools and communities. Mr. Jain also serves on the MIT Sloan Finance Group Advisory Board. Mr. Jain received his Bachelor’s degree in Economics, with honors, from the University of Delhi and his MBA in Finance, Beta Gamma Sigma, from the University of Massachusetts Amherst.

Paul Pion has been our Chief Financial Officer since January 2020 and a director since June 2020. Mr. Pion has served as U.S. Chief Administrative Officer and Senior Managing Director of Cantor Fitzgerald & Co. since August 2011. In this position, Mr. Pion oversees a range of functions for Cantor and its affiliates, most notably client management, cost control, procurement, and vendor management. Other responsibilities include business continuity planning, facilities and insurance. In addition, Mr. Pion is the Treasurer of the Cantor Fitzgerald Relief Fund. Additionally, since January 2012, Mr. Pion has served as Chief Executive Officer of Tower Bridge International Services LP, a subsidiary of Cantor that is responsible for the back-office functions under a shared-services model for all Cantor UK-based businesses. In addition, Mr. Pion has served as Chief Financial Officer, Treasurer and a director of each of Rodin Global Property Trust, Inc. and Rodin Income Trust, Inc. since January 2020. Mr. Pion previously served in numerous positions for Cantor, including Global Director of Internal Audit and was involved in various special projects from 2002 to 2010. Prior to joining Cantor, Mr. Pion served for approximately 14 years with the accounting firm Deloitte & Touche, most recently as an Audit and Assurance partner focusing on financial services clients. At Deloitte & Touche, Mr. Pion also led the New York office’s China Practice. Mr. Pion holds Series 7 and 27 licenses and is a Certified Public Accountant in the State of New York. He received a B.S. in Accounting from the State University of New York at Albany.

Stephen M. Merkel, our Executive Vice President since September 2018 and our General Counsel and Secretary since October 2015, has been Executive Managing Director, General Counsel and Secretary of Cantor since December 2000 and Senior Vice President, General Counsel and Secretary of Cantor from May 1993 to December 2000. Mr. Merkel has also been Executive Vice President, and General Counsel of BGC Partners, Inc. since 2001 and was Senior Vice President, General Counsel and Secretary of BGC Partners, Inc. from June 1999 to September 2001. Mr. Merkel was Secretary of BGC Partners, Inc. from June 1999 to January 2019. Mr. Merkel served as a director of BGC Partners, Inc. from September 2001 until October 2004. Mr. Merkel has also been Executive Vice President and Chief Legal Officer of Newmark Group, Inc. since January 2019 and was Secretary of Newmark Group, Inc. from December 2017 to January 2019. Mr. Merkel also holds offices at, and provides services to, various other affiliates of Cantor and BGC Partners, Inc. Prior to joining Cantor, Mr. Merkel was Vice President and Assistant General Counsel of Goldman Sachs & Co. from February 1990 to May 1993. From September 1985 to January 1990, Mr. Merkel was an associate with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Merkel is a founding board member of the Wholesale Markets Brokers’ Association, Americas. Mr. Merkel served as a member of the Board of Directors of GFI Group, Inc. from February 26, 2015 through the closing of the back-end merger between BGC Partners, Inc. and GFI Group, Inc. in January 2016.

Peter J. Worth, a member of our board of directors since December 2018, served as Vice Chairman, Employee Benefits of Alliant Insurance Services from January 2015 to October 2017; and Vice Chairman Americas of Alliant Insurance Services from November 2017 to present. Mr. Worth was the founder of American Benefits Consulting (ABC) and had been its Chairman and Chief Executive Officer from inception in 1979 until the sale of ABC to Alliant Insurance Services in December 2014. With over 40 years of experience in the insurance and benefits business, Mr. Worth has helped some of the largest companies in the world providing cost effective, industry leading benefit programs to the executive group and total employee population. Prior to founding American Benefits Consulting, Mr. Worth was a successful General Agent and subsequently led several of the largest life insurance companies in sales. Mr. Worth serves on the Board of Trustees of Northwell Health and is a Committee Member for the Eastern Regional Executive Council for Lenox Hill Hospital since November 2017; and has served on the Board of Trustees for the Silver Shield Foundation since September 2014.

Robert G. Sharp, a member of our board of directors since March 2019, has over 25 years of experience in corporate acquisitions and strategically building equity value, combining financial and operational expertise. Since January 2014, Mr. Sharp has been Co-CEO of Ramy Brook, a contemporary fashion brand. Mr. Sharp was a founding partner and member of the Executive Committee of MidOcean Partners, a leading private equity firm, from February 2003 to December 2013. From September 1999 to February 2003, Mr. Sharp was a Managing Director at DB Capital Partners, the private equity division of Deutsche Bank, which was acquired out of Deutsche Bank to form MidOcean Partners. Mr. Sharp joined DB Capital Partners from Investcorp International, a global private equity firm. Mr. Sharp has served on numerous corporate boards throughout his career, and is currently Chairman of Thomas Scientific, a supplier of laboratory products and services. Mr. Sharp is a member of the Advisory Board of Mount Sinai Hospital, and a member of the Steering Committee of Duke University’s Financial Economics Center. Mr. Sharp received his B.A. in Economics, Phi Beta Kappa, Summa Cum Laude, from Union College, and his M.B.A in Finance from Columbia University, where he was a Samuel Bronfman Fellow.

Robert J. Hochberg, a member of our board of directors since January 2020, is currently President and Chief Executive Officer of Numeric Computer Systems, Inc. Mr. Hochberg has served as President since June 1984 and as Chief Executive Officer since November 1994. Numeric Computer Systems is a global software company with offices in New York, San Juan, Auckland, Jakarta and Sydney. Additionally, Mr. Hochberg currently serves on the Board of Directors of Rodin Income Trust, Inc. Mr. Hochberg is a graduate of Vassar College, where he received a Bachelor of Arts in Economics

Board of Directors and Terms of Office of Officers and Directors

We have six directors. Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Messrs, Hochberg, Jain and Sharp, will expire at our 2021 annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Lutnick, Pion and Worth, will expire at the 2020 annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Messrs. Worth, Sharp and Hochberg serve as members of our audit committee, and Mr. Worth chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Worth, Sharp and Hochberg meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Worth qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Messrs. Worth and Sharp serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Each of Messrs. Worth and Sharp is independent and Mr. Worth chairs the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment of $25,000 quarterly to each of our independent directors for services rendered as board members, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our officers or directors, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who participate in the consideration and recommendation of director nominees are Messrs. Worth, Sharp and Hochberg. In accordance with Rule 5605 of the Nasdaq rules, each of Messrs. Worth, Sharp and Hochberg is independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF CFAC

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to CFAC.

Overview

We are a blank check company incorporated on July 9, 2014 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate the business combination using cash from the proceeds of the IPO, the sale of units in a private placement that occurred simultaneously with the completion of the IPO, the proceeds of the sale of our securities in connection with our business combination (pursuant to the Forward Purchase Agreement and any backstop agreements CFAC may enter into), and our capital stock, debt or a combination of cash, stock and debt. The Sponsor has committed, pursuant to the Forward Purchase Agreement, to purchase, in a private placement for gross proceeds of $30,000,000 to occur concurrently with the consummation of our business combination, 3,000,000 of units on substantially the same terms as the sale of units sold in the IPO at $10.00 per unit, and 750,000 shares of CFAC Class A common stock. We entered into an amendment to the Forward Purchase Agreement pursuant to which, among other things, the Sponsor has agreed, subject to CFAC’s consummation of a business combination with GCM PubCo and its affiliates, to purchase (1) 1,500,000 GCM PubCo private placement warrants and (ii) 3,500,000 shares of GCM Class A common stock in exchange for an aggregate purchase price equal to $30,000,000.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

•        may significantly dilute the equity interest of our stockholders, which dilution would increase if the anti-dilution provisions in CFAC Class B common stock resulted in the issuance of shares of CFAC Class A common stock on a greater than one-to-one basis upon conversion of CFAC Class B common stock;

•        may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change of control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for CFAC Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on CFAC’s common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        a possible decrease in prevailing market prices for our Class A common stock and/or warrants;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying unaudited condensed financial statements, as of March 31, 2020, we had approximately $148,700 outside the Trust Account in cash. We expect to incur significant costs in the pursuit of our business combination plans. We cannot provide assurance that our plans to complete the business combination will be successful.

Results of Operations

Since the IPO, our activities have consisted of efforts directed towards locating a suitable target and completing a suitable business combination. Our operating costs for those periods include our search for a business combination and are largely associated with expenses related to being a public company (for legal, IR, accounting, auditing compliance and other purposes) as well as expenses as we conduct due diligence on prospective business combination candidates.

Liquidity and Capital Resources

In order to finance transaction costs in connection with an intended business combination, the Sponsor has committed $750,000 to be provided to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. In addition, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us additional funds as may be required. In the event that our business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the warrants included in the Private Placement Units, including as to exercise price, exercisability and exercise period. The terms of such additional loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor, or our directors or officers, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

On December 17, 2018, we closed the IPO for the sale of 25,000,000 units at a price of $10.00 per unit, yielding gross proceeds of $250,000,000. Simultaneous with the closing of the IPO on December 17, 2018, we consummated the sale of 600,000 private placement units at a price of $10.00 per unit ($6,000,000 in the aggregate). On December 31, 2018, the underwriter partially exercised 2,500,000 units of the over-allotment option generating additional gross proceeds of $25,000,000. On January 29, 2019, the underwriter partially exercised the over-allotment option and purchased an additional 758,413 units at an offering price of $10.00 per unit, generating additional gross proceeds of $7,584,130. Upon the December 17, 2018, December 31, 2018 and January 29, 2019 closings of the IPO, the Sponsor funded loans in the amount of $2,500,000, $250,000 and $75,841, respectively, pursuant to a promissory note issued by CFAC. The promissory note is interest free. The proceeds of the sponsor loan were deposited into the trust account and will be used to fund the redemption of the public shares (subject to the requirements of applicable law). Upon the closing of the IPO and the sale of the private placement units, in December 2018 and January 2019, an aggregate of approximately $286,000,000 was deposited in the trust account. Since the over-allotment option was not exercised in full, simultaneously with the exercise of the second partial exercise of the over-allotment option, the Sponsor forfeited 122,897 shares of CFAC Class B common stock.

The net proceeds from the IPO and private placement was approximately $286,000,000, net of the underwriting commissions of $5,100,000 and offering costs and other expenses of approximately $485,900. Such proceeds have been deposited in the trust account and are not available to us for operations (except amounts to pay taxes). As of March 31, 2020, we had approximately $148,700 of cash available outside of the trust account to fund our activities until we consummate a business combination.

Until the consummation of the IPO, our only sources of liquidity were a capital contribution from the Sponsor of $50,383 for the CFAC Class B common stock and up to $300,000 in loans made available from the Sponsor under an unsecured promissory note.

We believe that we have sufficient working capital as of March 31, 2020 to fund our operations through at least the anticipated closing date of the business combination.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any agreements for non-financial assets.

Contractual obligations

As of March 31, 2020, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. CFAC has identified the following as its critical accounting polices:

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. CFAC has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, CFAC, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period (after deducting shares that are subject to forfeiture in connection with the IPO), plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. Shares of common stock subject to possible redemption as of March 31, 2020 have been excluded from the calculation of basic income (loss) per share for the period from July 9, 2014 (date of inception) to March 31, 2020 since such shares, if redeemed, only participate in their pro rata share of the Trust Account. For the period from July 9, 2014 (date of inception) to March 31, 2020, the fully diluted calculation adds back the shares subject to redemption.

Financial Instruments

The fair value of CFAC’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet.

Offering Costs

CFAC complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A- “Expenses of Offering”. IPO costs of approximately $5,585,900 consist of underwriter’s discounts of approximately $5,100,000 and approximately $485,900 of professional, printing, filing, regulatory and other costs associated with the IPO were charged to additional paid in capital upon completion of the IPO.

Income Taxes

CFAC follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2020 and December 31, 2019, CFAC had no material deferred tax assets or liabilities.

Redeemable common stock

All of the approximately 28,260,000 shares of CFAC Class A common stock sold as part of the units in the IPO contain a redemption feature which allows for the redemption of such common stock under CFAC’s liquidation or tender offer/stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of CFAC require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although CFAC does not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will CFAC redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

CFAC recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital.

As of March 31, 2020 and December 31, 2019, 27,995,332 and 27,972,537 shares, respectively, of the approximately 28,260,000 public shares were classified outside of permanent equity at redemption value of $10.10 per share.

Recent Accounting Pronouncements

Management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on CFAC’s unaudited condensed financial statements.

BUSINESS Of GCM GROSVENOR

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of GCM Grosvenor prior to the Closing, which will be the business of GCM PubCo and its subsidiaries following the Closing.

Our Company

Throughout our nearly 50-year history, we have been a leading independent, open-architecture alternative asset management solutions provider across all major alternative investment strategies. As of March 31, 2020, we had $57 billion in assets under management (“AUM”) (which amount includes absolute return strategies AUM as of June 30, 2020 instead of March 31, 2020). We collaborate with our clients to construct investment portfolios across multiple investment strategies in the public and private markets, customized to meet their specific objectives. We also offer specialized funds that are developed to meet broad market demands for strategies and risk-return objectives and span the alternatives investing universe. Our clients are principally large, sophisticated, global institutional investors who rely on our investment expertise and differentiated investment access to navigate the alternatives market. As one of the pioneers of customized separate account solutions, we are equipped to provide investment services to institutional clients with different needs, internal resources and investment objectives. As of June 30, 2020, we had 485 employees, including 162 investment professionals, operating in seven offices throughout the United States and in London, Hong Kong, Seoul and Tokyo. For the twelve-month period ended March 31, 2020, our total management fees were $314 million, total fees attributable to us were $350 million, our net income was $19 million and our adjusted net income was $86 million.

We believe our history, experience, expertise, scale and culture across the full range of alternative investment strategies and our flexible implementation approach are key differentiators and position us well to provide a strong value proposition for clients.

Broad and Deep Investment Capabilities

Note: AUM as of March 31, 2020, except for absolute return strategies, for which AUM is as of June 30, 2020.

We operate at scale across a range of private markets and absolute return strategies. Private markets and absolute return strategies are primarily defined by the liquidity of the underlying securities purchased, the length of the client commitment, and the form and timing of incentive compensation. We offer the following private markets and absolute return investment strategies:

•        Private Equity.    We are a recognized industry leader in private equity investing with capabilities spanning investment types, investment strategies and manager relationships. As of March 31, 2020, we managed $21.3 billion of AUM in private equity strategies.

•        Infrastructure.    We have a more than 17 year track record of investing across the infrastructure landscape. Over this time, we have gained deep transaction experience across geographies, sectors and implementation methodologies. As of March 31, 2020, we managed $5.6 billion of AUM in infrastructure strategies.

•        Real Estate.    We manage real estate investments through a flexible investment platform to provide differentiated exposure to opportunistic real estate investments, primarily in North America. As of March 31, 2020, we managed $3.4 billion of AUM in real estate strategies.

•        Alternative Credit.    We are a leader in alternative credit with over 30 years of investing experience and investments covering the liquidity spectrum across structured credit, corporate credit, distressed, direct lending, and real assets. As of March 31, 2020, we managed $11.9 billion of AUM in alternative credit strategies.

•        Absolute Return Strategies.    We established our first advisory relationship in absolute return strategies in 1994 and have been building and managing customized absolute return strategies portfolios on behalf of institutional clients since 1996. As of June 30, 2020, we managed $23.4 billion of AUM in our absolute return strategies.

Open Architecture Investing Platform

Within these investment strategies, we make primary investments in funds managed by third-party managers, which we refer to as primary fund investments; we acquire secondary stakes in such funds, which we refer to as secondaries; we co-invest alongside such primary fund managers, which we refer to as co-investments; and we invest directly into operating businesses and operating assets, which we refer to as direct investing. A number of our clients utilize multiple strategies and approaches.

Quality Client Base, Global Footprint

Our client base is highly institutional, with over 500 institutional clients as of March 31, 2020, and is broadly diversified by type, size, geography, and revenue. Our clients include some of the world’s largest pension funds, sovereign wealth entities, corporations, financial institutions, family offices and high-net-worth and mass affluent individuals. Our 25 largest clients by AUM have been with us for an average of over 12 years and 84% of these clients have expanded their investment relationship with us over the last three years. Additionally, as of March 31, 2020, 36% of our top 50 clients by AUM worked with us in multiple investment strategies (i.e., private equity, infrastructure, real estate, alternative credit and absolute return strategies).

Note: AUM as of March 31, 2020, except for absolute return strategies, for which AUM is as of June 30, 2020.

We have developed our footprint globally and across all investor types over many years, which we believe provides us with the opportunity to continue to benefit from the ongoing global growth of the alternative asset management industry. With four offices outside of the United States, we cover all regions that offer meaningful investable capital and investment opportunities in the alternatives industry. We serve clients from over 15 countries and have deployed capital in over 100 countries across a wide range of investment strategies.

Flexible Client Implementation Model

We offer services to clients in two broad categories:

•        Customized separate accounts. We construct customized portfolios to meet our clients’ specific objectives with regards to asset classes, implementation types, return, risk tolerance, diversification, liquidity and other factors. Generally available for commitments of $100 million or more, customized separate accounts comprised $44 billion of our AUM as of March 31, 2020 (which amount includes absolute return strategies AUM as of June 30, 2020 instead of March 31, 2020). For many of our largest clients, we also provide value-add ancillary services, including fund administration, portfolio risk management and research access.

•        Specialized funds.    We organize, invest and manage specialized primary, secondary and direct/co-investment and multi-asset class funds across both private markets and absolute return strategies. Since 2015, we have increased our focus on building our offering of specialized funds particularly within private market strategies to leverage our existing investment capabilities and expand our investor footprint. Our product offerings have grown steadily since focusing in this area. Our specialized funds comprised $13 billion of our AUM as of March 31, 2020.

Note: AUM as of March 31, 2020 for private markets strategies and as of June 30, 2020 for absolute return strategies.

Scalable and Predictable Business Model

Our business model is highly scalable and predictable with two primary fee streams: management fees and incentive fees. Approximately 90% of the total fees attributable to us in the last three years has come from management fees. We have experienced steady growth in the fee-paying AUM (“FPAUM”) that drives our management fees; as of March 31, 2020, we had $47.8 billion in FPAUM. As of March 31, 2020, we also had an additional approximately $5.4 billion of contracted capital that has not yet started charging fees but which we expect will in the future, bolstering our potential FPAUM growth over the next several years. We also had approximately $12.7 billion of annual performance fee-eligible AUM as of June 30, 2020, which we believe will provide further upside to our revenue stream in the future.

We believe our business model has the following valuable attributes, which create an attractive financial profile:

•        High management fee centricity.    For the twelve months ended March 31, 2020, approximately 90% of the total fees attributable to us came from management fees.

•        Highly stable fee base.    As of March 31, 2020, more than 65% of our AUM in private markets strategies had a remaining tenor of seven years or more. Additionally, across our customized separate accounts, capital raised from existing clients was more than 50% of the total capital raised over the past three years.

•        Significant earnings opportunity from incentive fees.    We believe our incentive fees from both private markets and absolute return strategies have the opportunity to increase significantly in the future due to the amount of assets able to earn incentive fees and recent fundraising success.

•        Embedded operating leverage.    We have made significant investments in our platform infrastructure by building out our investment teams across investment strategies and geographies, which we believe positions us well for continued margin expansion. As of June 30, 2020, we had 162 investment professionals, up from 137 as of December 31, 2017.

Differentiated Capabilities

Middle Market/Small and Emerging Capabilities

We have a particular focus on middle market and small and emerging investment activities where we believe we can provide differentiated investment capabilities and add the most value for our clients. As institutional investors seek new sources of return, they are increasingly recognizing the benefits of diversified investment portfolios that incorporate investment opportunities of all sizes. For the past 30 years, we have developed specific expertise in funding and supporting middle market and small and emerging managers as part of our broad investment activity across alternative investments. Since our first investment in 1989, we have committed more than $17 billion to small and emerging managers across both private markets and absolute return strategies. We believe small, emerging and diverse managers present opportunity for better risk/return profiles, lower competition and differentiated underwriting.

ESG and Impact Capabilities

Responsible investing is a core value, which we embrace at every level of our organization. Through our investments, we incorporate environmental, social and governance (“ESG”) considerations into our business management, analysis, due diligence, and portfolio construction. We view ESG issues as key elements of investment return, volatility and risk mitigation, and believe the appropriate consideration of such issues is an important aspect of our fiduciary responsibility to our clients. Since the firm’s inception, we have committed and invested over $15 billion in ESG- and impact-related themes. We have an A+ rating from the Principles for Responsible Investment (“PRI”) for our approach to strategy and governance, and an A+ rating for our integration of ESG factors in private equity manager selection, approval, and monitoring. Entities affiliated with GCM Grosvenor have been a signatory to the PRI since June 2012. On the operating side, we actively consider and respond to ESG risks and opportunities within our firm, including assessing the environmental impact of our activities, managing relationships with all of our stakeholders and monitoring factors such as firm leadership, executive pay, internal controls and shareholder rights.

Our Culture and Our People

We recognize that our chief asset is our people. In a human capital business, we believe culture matters and is a defensible asset. We have been a registered investment advisor since 1997 with a culture of compliance rooted in a proper tone at the top. We have fostered a culture of service to our clients, recognizing that we succeed when our clients succeed. Our culture values all functions of the firm, and while we always seek high performance in our investment strategies, we pursue excellence in all of the non-investment functions of our firm. In addition, we have a culture of diversity, equity and inclusion.

We are a process-driven firm that does not operate on a star system, not relying on any one individual and therefore, always prepared to deal with issues of contingency and succession. Additionally, we have made significant investments in training, talent and technology to ensure we are serving our clients with the highest levels of professionalism,

Note: Data as of June 30, 2020. Individuals with dual responsibilities are counted only once.

Investment professionals include research and portfolio management, operational due diligence, risk management, and labor and government strategy.

As of June 30, 2020, we had 485 employees, including 162 investment professionals, operating in seven offices throughout the United States and in London, Hong Kong, Seoul and Tokyo. In addition to a competitive compensation structure, we promote a work environment that is interesting and challenging, providing our employees the opportunity to grow professionally. Inclusiveness is part of our ethos and is woven into our core activities. As of June 30, 2020, 59% of our employees based in the U.S. were women or ethnically diverse; and, of our senior professionals, 51% were women or ethnically diverse employees. We believe there is significant alignment of interests between our clients, our stakeholders and our firm. As of March 31, 2020, our current and former employees had over $460 million of their own capital invested into our various investment programs, which we believe aligns our interests with those of our clients. The GCMH LLLP Equityholders will own more than 70% of the firm upon completion of this transaction, which we believe will continue to align our interests with those of our stakeholders.

Our History

Since the launch of our first multi-manager absolute return portfolio almost 50 years ago, we have specialized in creating and managing alternative investment portfolios on behalf of our clients. From 1971 to the mid-1990s, we provided specialized absolute return portfolios primarily to high-net-worth and family office investors. During the 1990s, we began to expand our absolute return service offerings and have since developed an institutional-quality operating infrastructure.

Starting in the early 1990s, we increased our emphasis on customized portfolios and broadened our absolute return advisory service offerings. We established our first absolute return advisory relationship in 1994 and have been building and managing customized absolute return portfolios on behalf of institutional clients since 1996. As our assets grew and we strengthened our relationships with managers, we sought to use our scale, experience and industry relationships to tailor investment mandates and negotiate for improved terms for our clients. Over the years, we expanded our global presence through the opening of offices in Europe and Asia to support our growing institutional client base.

In January 2014, we further evolved by adding complementary private markets capabilities through our acquisition of the Customized Fund Investment Group from Credit Suisse Group AG, which was established in 1999. The acquisition added private equity, infrastructure and real estate investment strategies to our business and has been a success both economically and culturally with a commitment to a “one firm” model that is collaborative across investment strategies — one management team, one compliance department, one operational backbone and one client facing function, among others. We believe this “one firm” culture across the entire range of alternative investment strategies is an important differentiator for us because it enhances the overall value proposition for our clients.

Today, we believe we are the largest open-architecture alternatives platform globally, enabling us to provide our clients with a comprehensive and diverse suite of customized solutions across both private markets and absolute return strategies in multiple implementation methodologies and delivery formats.

Our Market Opportunity

The alternative asset management industry continues to see strong growth, driven by both private markets and absolute return investment strategies. According to a 2017 report by PricewaterhouseCoopers (“PwC”), total alternative AUM is expected to grow from $10.1 trillion in 2016 to $21.2 trillion in 2025, implying a CAGR of 9%. During the same period, total global AUM is expected to only grow by approximately 6%.

Source: PricewaterhouseCoopers, Asset & Wealth Management Revolution: Embracing Exponential Change, 2017.

Several trends and developments have shaped the alternative investing industry and continue to serve as the primary drivers of our growth:

Continued Growth in Institutional Wealth

Global institutional wealth has increased significantly in recent years and is expected to continue to grow. According to PwC’s 2017 report, the total assets of institutional investors such as pension funds, insurance companies, sovereign wealth funds and family offices are expected to increase from $63 trillion in 2012 to $123 trillion in 2025, reflecting a CAGR of 5%. Continued growth in the investable capital base of these investors is expected to continue to support growth in the alternative investment strategies.

Source: PricewaterhouseCoopers, Asset & Wealth Management Revolution: Embracing Exponential Change, 2017.

1 Includes pensions, insurance companies, sovereign wealth funds and family offices.

Increasing Demand from Institutional Investors for Alternative Investment Strategies

The low yield environment resulting from the loose monetary policy pursued by many central banks after the global financial crisis that began in the late 2000s has created significant challenges for investors. Within the institutional client base, defined benefit pension schemes have found it difficult to achieve targeted returns to meet rising pension fund obligations within a framework of conventional asset allocations to equities and bonds. The gap between assets and liabilities has widened, according to Public Plans Database. In response, pension fund allocations to alternative investment strategies have increased as a means to improve returns to meet these long-term obligations.

According to Preqin, 84% of surveyed institutional investors plan to increase their current allocations to private markets. In addition to growing overall levels of allocations, the actual investments by institutional investors in private markets asset classes remain consistently below target levels of allocations. According to Bain Capital’s Global Private Equity Report 2019, 60% of institutional investors, on average, are below targeted levels of private equity assets, suggesting significant further upside in asset growth in the long term.

Consistently Strong Performance of Alternative Investment Strategies

Alternative investment strategies have established a track record of strong returns and outperformance versus both the fixed income and public equity markets in the longer term. In addition to strong absolute and relative returns, alternative investments provide diversification, offer an inflation hedge, typically have low correlation to other asset classes and generate relatively stable income. As a result, we expect alternative investment strategies to continue to play an important role in institutional portfolios in the future.

Source: BlackRock Investment Institute, May 2020.

Importance of Manager and Investment Strategy Selection

Growth in the alternative asset management industry over the past two decades has created a competitive environment. According to Preqin data, the number of active fund management firms are expected to increase by 21% from approximately 28,000 in 2018 to approximately 34,000 in 2023. This increased competition makes individual manager selection important. We believe investors will increasingly look to the scale, experience and platform of firms like us to identify high performing investments. Our broad strategy set and flexible implementation platform enables clients to access different investment strategies at different points in economic cycles.

Diversification Benefits of Constructing a Portfolio With Multiple Investment Strategies

Our platform enables clients to invest across multiple strategies and seek the potential benefits of diversification. Diversification can be particularly beneficial during times of high market uncertainty. With regard to private markets strategies, according to a Preqin’s H1 2020 Investor Outlook Report on Alternative Assets, approximately 74% of institutional investors invest in at least one alternative investment strategy, and approximately 52% invest in two or more alternative investment strategies.

Data Advantage and Technology Infrastructure Are Becoming More Important as Investors Demand Greater Analytics and Transparency

We believe many institutional investors can benefit from the scale, experience, knowledge and deep teams we offer to successfully navigate the alternative asset management industry which is becoming increasingly complex, both with respect to the number of fund managers as well as the number of investment strategies available. These benefits can include:

•        global knowledge of the alternative landscape;

•        investment professionals with experience in alternative investing;

•        infrastructure and portfolio analytics to properly monitor investments; and

•        compliance infrastructure.

As a result, investors are increasingly seeking to work with firms that not only have a proven track record of investing across multiple investment strategies, but are also highly sophisticated in their non-investment functions such as portfolio monitoring, reporting, accounting, legal and compliance, operations and data analysis.

Our Competitive Strengths

Poised to Capitalize on a Large and Growing Market

According to PwC, total alternative AUM is expected to grow at an annualized growth rate of approximately 9% per year between 2016 and 2025, reaching over $21 trillion from approximately $14 trillion in 2016. Additionally, institutional investors plan to continue to increase or maintain their exposure to alternative investment strategies in the coming years, according to Preqin. We believe we are the only independent, open-architecture alternative asset management solutions provider with scaled solutions across all major alternative investment strategies, which we believe positions us well to capture this market growth.

Execution Expertise Across Multiple Investment Strategies

We are one of the few solutions providers globally with the breadth and flexibility of execution across a broad spectrum of alternative investment strategies (private markets, including private equity, infrastructure, real estate and alternative credit, and absolute return strategies) and implementation methodologies (primary fund investments, secondaries, co-investments and direct investments). We believe this offers us a unique vantage point as we sit at the intersection of a tremendous amount of market intelligence and deal flow across our entire platform. As investors try to limit the number of asset manager relationships they maintain by trimming duplicative strategies and managers, they have increasingly turned their focus on a smaller number of solutions providers like us that offer access to multiple investment strategies. According to Preqin’s H1 2020 Investor Outlook Report on Alternative Assets, approximately 52% of institutional investors invest in two or more alternative investment strategies.

Market Leader in Customized Alternative Investment Solutions

There is increasing appreciation in the institutional investor community for tailored investment programs that are different from the one-size-fits-all solution offered by specialized funds. Customized investment solutions provide the ability for a collaborative relationship between clients and asset managers, which can enable clients to address specific interests, issues and needs. We believe we were pioneers in the customized separate account business, having launched our first absolute return-focused customized separate account in 1996. Our successor companies and we have been providing custom accounts in private markets since 1999. Our customized solutions approach offers the following benefits to our clients:

•        Tailored.    Bespoke investment portfolio developed specifically for each client that is aligned with their specific time horizon and funding obligations;

•        Flexible.    The client defines the mandate with the flexibility to evolve it as needs change;

•        Collaborative.    The client determines the level of involvement in investment and implementation decisions;

•        Economically efficient.    Each client benefits from our size and global scale. Clients access investments with favorable structures and also leverage our staff and services; and

•        Service-oriented.    Designated coverage team includes investor relations and portfolio management staff.

As of March 31, 2020, we had $44 billion in AUM across our customized separate accounts for 147 clients across 233 customized portfolios (which amount includes absolute return strategies AUM as of June 30, 2020 instead of March 31, 2020).

Leader in ESG and Impact Investment Strategies

ESG and impact investing are increasingly top of mind for many institutional investors in response to the challenges faced by businesses and the world at large. Managers are seeking to move beyond simply incorporating ESG and impact investing in their investment approach, and are looking to embed it into their cultural framework, taking a more holistic approach to sustainability. We believe this growth will continue over the next several years, driven by investor demand and regulatory influence.

Source: US SIF Foundation, Company Reports, J.P. Morgan IDS Data Science Team, J.P. Morgan Asset Management. Earnings call data for 2020 is based on YTD activity through May 31, 2020.

With approximately $11 billion of our AUM dedicated to ESG and impact investments and approximately $4 billion in total realizations since inception, we are a market leader in this growing area. We view ESG factors as key elements of investment return, volatility and risk mitigation. We believe we are ahead of the industry curve in focusing on recognizing ESG and impact investment considerations, which positions us well with clients, who are increasingly focused on risk-adjusted returns associated with socially responsible investment opportunities. To that end, we invest in a number of ESG- and impact-related themes, including infrastructure investments where we believe partnering with union labor enhances risk-adjusted returns, investing with firms owned by women or minority professionals, and other impact-related themes like regionally targeted and clean energy.

The graphics below highlight our commitment to and scale in ESG and impact-related strategies:

We believe the consideration of ESG factors is an important aspect of our fiduciary responsibility and ability to deliver attractive risk-adjusted returns to clients. Therefore, we take measures to reasonably ensure that ESG is considered throughout our investment and operational due diligence process, during portfolio construction and is monitored on an ongoing basis during an investment’s lifespan. Depending on the type of investment, we will have differing levels of control and transparency during the underwriting process and after an investment has been made, which change the way we assess and integrate ESG factors.

Given our size and scale, we believe we are uniquely placed within the industry to drive broader integration of ESG factors among investors in alternatives. Therefore, we are engaged in multiple partnerships with organizations committed to enhancing integration of ESG factors and driving greater industry transparency.

Deep and Tenured Client Relationships

We believe we succeed when our clients succeed. We have a high-quality client base including some of the largest public and private pension funds, sovereign wealth funds, financial institutions, family offices and high-net-worth individuals. Our client relationships are long tenured and stable — our 25 largest clients by AUM have been with us for more than 12 years on average. Our services are often embedded within our clients’ operations, further increasing that stability. Our strong and stable client relationships allow us to grow with the clients as they grow over time as well as expand our relationship into new areas over time due to the breadth of our offerings across the entire alternatives universe. As of March 31, 2020, 36% of our top 50 clients by AUM work with us in multiple investment strategies (i.e., private equity, infrastructure, real estate, alternative credit and absolute return strategies), which we believe enhances the stickiness of our relationship with such clients. Further, as of March 31, 2020, approximately 40% of our top 25 clients by AUM had capital in multiple delivery formats (customized separate accounts as well as specialized funds). We believe that our deep and longstanding client relationships, founded on the customized nature of our solutions, strong performance and diverse product offering have facilitated the growth of our existing businesses and will assist us with the development of additional strategies and products, thereby increasing our AUM.

As of June 30, 2020, our business development, marketing and client service teams consisted of 64 employees. We believe our service levels, as well as our emphasis on transparency, inspire client loyalty and support our efforts to continue to attract investors across our investment platform.

Extensive Relationships and Data Support Sourcing of Opportunity and Performance Across Multiple Alternative Investment Strategies.

Given our long history in the market and the resulting depth and scale of our relationships with managers, we believe we have developed one of the most comprehensive sets of data in the industry across both private markets and absolute return investment strategies, which is essential in sourcing differentiated, high-quality investment opportunities. As of March 31, 2020, we tracked more than 5,600 managers across our platform. Our extensive proprietary data and analytics capabilities drive our investment selection decisions, helping us generate consistently strong investment returns.

As shown below, for our realized and partially realized investments, we have outperformed the respective market benchmarks across all our private markets strategies on an inception-to-date basis as of December 31, 2019. Past performance is not indicative of future results

•        In private equity, we have outperformed the S&P 500 PME by approximately 460 bps, 1,180 bps and 920 bps, respectively, across primary fund investments, secondaries and direct and co-investments;

•        In infrastructure, we have outperformed the MSCI World Infrastructure PME by approximately 480 bps; and

•        In real estate, we have outperformed the FTSE Nareit All REITs PME by approximately 1,800 bps.

Our absolute return strategies have also generated strong annualized returns since our first discretionary investment in January 1, 1996.

•        Overall, we have generated gross annualized returns of 6.80% in our absolute return strategies since inception; and

•        Across the GCMLP Diversified Multi-Strategy Composite (the “Composite), we have generated gross annualized returns of 7.78%. The Composite presents the composite performance of all globally diversified, U.S. dollar-denominated, multi-strategy portfolios managed by us pursuant to materially similar investment mandates.

For additional details on our investment performance and explanatory footnotes, please see “— Investment Performance”. In addition to our investment performance, we believe clients value our services and support in portfolio monitoring, reporting, accounting, legal and compliance, operations and data analysis functions.

Attractive Financial Profile

We believe our financial profile has the following valuable attributes:

•        High management fee centricity.    For the twelve months ended March 31, 2020, approximately 90% of the total fees attributable to GCM Grosvenor came from management fees.

•        Highly stable fee base.    As of March 31, 2020, more than 65% of our AUM in private markets strategies had a remaining tenor of seven years or more. Additionally, across our customized separate accounts, capital raised from existing clients was more than 50% of the total capital raised over the past three years.

•        Significant visibility into future growth.    As of March 31, 2020, we had $5.4 billion of contracted capital on which we will start earning fees once deployed. Similarly, we have a highly visible pipeline of identified specialized funds that we expect to raise over the next several years, most of which are successors to existing funds in established specialized fund franchises. These funds include our next Secondaries fund, our next Infrastructure Strategies fund, our next Multi-Asset Class fund, our next Labor Infrastructure fund, and our first Advance fund, among others.

•        Additional earnings power from incentive fees.    We believe our incentive fees from both private markets and absolute return strategies have the opportunity to increase significantly in the future for several reasons. First, we expect our share of unrealized carried interest to grow significantly from the funds that we have already raised through March 31, 2020, driven by three key factors: 1) growth in overall private markets fundraising from 2015 to Q1 2020; 2) a higher proportion of the funds raised being in strategies that typically have higher carried interest percentages (direct, secondary, co-investments); and 3) the firm’s increased share of retained carried interest. Additionally, our firm AUM eligible for annual performance fees has increased 26% since December 31, 2017 to $12.7 billion as of June 30, 2020, increasing the annual performance fee we would realize today on an equivalent level of historical performance.

•        Embedded operating leverage.    Over the last several years, we have made significant investments in our platform infrastructure by building out our investment teams across investment strategies and geographies. We believe this positions us well for continued margin expansion as we utilize the additional investment capacity of such existing teams to manage larger amounts of FPAUM, particularly in the specialized funds franchises where our teams are raising the second or third scaled funds in those strategies. As of June 30, 2020, we had 162 investment professionals, up from 137 as of December 31, 2017.

Deep Bench of Talent With a Strong Corporate Culture

At our firm, we believe culture is one of our most important and defensible assets. We believe in setting the right tone at the top as it relates to compliance and carrying it throughout the organization. That investment in culture is reflected in the stability and diversity of our team as well as the fact that we do not operate on a star system and therefore are not beholden to any one individual. We are committed to investing responsibly, operating our business with integrity, and building a diverse and inclusive workplace where our employees can thrive.

Each of our investment strategies is led by its own leadership team of highly accomplished investment professionals. While primarily focused on managing strategies within their own investment group, these senior professionals are integrated within our platform through economic, cultural and structural measures. Additionally, as of March 31, 2020, our current and former employees had over $460 million of their own capital (including through leveraged vehicles) invested into our various investment programs, which we believe aligns our interests with those of our clients.

Diversity and inclusion are at the heart of our ethos. As of June 30, 2020, 59% of our employees based in the U.S. were women or ethnically diverse, and of our senior professionals, 51% were women or ethnically diverse employees. We work hard to ensure we are maintaining our focus and continuously improving our efforts in this area.

Our philosophy also motivates us to volunteer and provide resources for organizations that strengthen the communities where we live and work as well as our global community. In 2019, our employees volunteered more than 10,000 total hours, with the firm supporting more than 250 organizations.

Growth Strategy

Expand Relationships With Our Existing Clients, While Growing Our Overall Client Base

We believe the best way to grow our business is by taking care of our existing clients, because when they succeed, we succeed. Over the last three years, over 50% of our gross capital inflows in our customized separate accounts are derived from existing clients. As a provider of specialized funds and customized solutions across the full spectrum of alternative investment strategies, we have deep and longstanding relationships with our clients. As of March 31, 2020, 36% of our clients by AUM worked with us in multiple investment strategies. In addition, we believe our existing clients have a growing asset base and are expanding allocations to alternative investment strategies (i.e., private equity, infrastructure, real estate, alternative credit and absolute return strategies). As a result, we believe a large portion of our growth will come from existing clients through renewals and expansion of existing mandates with us. We also aim to continue to grow our client base by expanding globally and diversifying into new client segments, such as smaller institutions and high-net-worth investors. We have successfully onboarded 245 new clients since 2017.

A good measure of our client relationships is our contracted but not yet fee-paying AUM, which is currently at an all-time high of $5.4 billion, up from $1.9 billion at the end of 2017. This capital is expected to turn into FPAUM over the next several years and help drive significant growth from funds already under contract. It is also a strong indication of the momentum with our clients and in our business today.

Continue to Grow Our Private Markets Specialized Funds Franchise

Since 2015, we have made a concerted effort to invest in and build our specialized fund capabilities. During that time, we have launched one or more funds in private equity (co-investments and secondaries), ESG and impact investing (labor impact strategy and diverse managers), infrastructure as well as multi-asset class solutions. The FPAUM across our private markets specialized funds has grown from $4.3 billion as of December 31, 2017 to $5.9 billion as of March 31, 2020, reflecting a CAGR of 14.2%. We believe the natural evolution and growth of our investment in the current specialized fund franchises will see us with new successor funds in several strategies in the interim. As we raise successor funds in these established franchises, we expect to continue to grow our management fees.

Note: Year shown reflects the year of initial fund launch.

Expand Our Offerings Across Investment Strategies

A key to our growth has been pursuing innovative investment strategies that complement our incumbent strengths. For example, we leveraged our infrastructure investment capabilities to develop a labor-focused direct infrastructure investment strategy in 2018 as a means to generate attractive risk-adjusted returns by partnering with value-added union labor. Since its inception, the total AUM under our labor impact strategy has grown to approximately $850 million. We plan to continue to identify attractive and innovative investment offerings that expand on our current investment capabilities. As an example, we believe we can leverage our existing platform strengths to expand into value-add, core and core-plus real estate strategies, as well as infrastructure debt and project finance. Our platform provides the flexibility and scale to create new products and innovative investment strategies when market demand and opportunity warrant it, and we believe our track record demonstrates that we know how to identify and pursue those opportunities successfully for our clients.

Expand Our Distribution Channels

We believe the growing demand for alternative assets provides an opportunity for us to attract new investors across a variety of distribution channels. As we continue to expand our product offerings and our global presence, we expect to be able to attract new investors to our funds. In addition to pension funds, sovereign wealth funds, corporate pension funds, multiemployer pension funds and financial institutions, which have historically comprised a significant portion of our AUM, in recent periods we have extended our investment strategies and marketing efforts increasingly to insurance companies, sub-advisory partners and other non-institutional investors, which we believe remain under-allocated to alternative assets.

Build Out Our Global Presence

Since 1996, we have had a global client base with significant assets coming from outside the United States. We have continued to grow our global presence significantly by opening new offices internationally as well as expanding our non-U.S. client base. Our aim is to continue expanding our global presence through further direct investment in in personnel, client relationships and increased investments with, and direct and co-investments alongside, established managers. We believe that the favorable industry trends for alternative asset managers are global in nature, with a number of international markets representing compelling opportunities for our investment strategies.

Investment Strategies

We provide our clients access to both private markets and absolute return investment strategies diversified across managers, liquidity profile, geographic regions and industries as described below.

Generally, clients commit to invest over a three year time period and have an expected duration of seven years or more.

Private Equity

Private equity is our largest private markets investment strategy with $21.3 billion in AUM as of March 31, 2020. We are a recognized industry leader in private equity investing with over 20 years of experience. Since our first private equity investment in 1999, we have gained deep experience investing alongside managers and sponsors across strategies, including leveraged buyouts, special situations, growth equity, and venture capital.

Our private equity investment philosophy is centered around middle market strategies, which we define as companies with total enterprise value (“TEV”) less than $1.5 billion at entry. This approach allows us to access investments where proprietary sourcing, value-add capabilities and differentiated underwriting can lead to lower entry values and better risk return profiles. This is also an area of the market that is typically inefficient for institutional investors to access directly and where clients can leverage our extensive team and industry expertise to invest in a diversified portfolio, allowing us to add more value to our clients. We are a preferred capital partner for many hard-to-access funds and small and emerging managers and we maintain an active presence with advisory board seats on many of our middle market buyout fund investments. As of December 31, 2019, our professionals had committed approximately $28 billion with over 425 private equity managers on behalf of our clients.

Infrastructure

Infrastructure is one of our core alternative investment strategy focuses. Since our first infrastructure investment in 2003, we have grown into one of the leaders in alternative infrastructure investing with approximately $5.6 billion of AUM as of March 31, 2020. We primarily focus on power, utilities, renewables, transportation and telecom/technology infrastructure. Our experience, combined with our global platform, provides us with a comprehensive view of the infrastructure landscape, allowing us to broadly source opportunities and seek the most effective means of implementation. We seek to drive value for our clients through both custom mandates and multi-client offerings that offer diversified access to primary fund investments, secondaries, co-investments, and direct investments.

We have a specialized team of investment professionals who focus solely on infrastructure investments and are located globally. Since we launched our first infrastructure customized separate account in 2007, our infrastructure customized separate accounts business has grown to include infrastructure separate accounts managed on behalf of pension plans, financial institutions, high-net-worth individuals/family offices and foundations/endowments. In 2009, we launched our first diversified infrastructure specialized fund. In 2018, we launched the firm’s labor impact strategy, which seeks to originate and execute infrastructure projects that leverage the inclusion of union labor as a contributing factor to enabling attractive risk adjusted returns. We believe attractive infrastructure investment opportunities can be unlocked through close cooperation across labor, government and private capital. We also believe this collaboration will generate positive outcomes for labor and improve infrastructure assets and communities.

Real Estate

Since our first real estate investment in 2002, our team has targeted value-add and opportunistic returns through equity and credit investments and focuses primarily on the more fragmented part of the market where asset values on average tend to be less than $50 million. To date, we have invested opportunistically across the spectrum of commercial and residential real estate property types, largely in the U.S. but also selectively in mature European and Nordic markets. In addition, we have built an open-architecture approach that allows us to invest in assets, portfolios and entities in order to generate superior risk-adjusted returns. As such, we have developed a creative array of structures, including seeding arrangements, growth-oriented joint ventures and co-investments, which allow us to generate excess return through structure and fee differentiation. We believe our partnership approach to investing positions us as a preferred investment partner as we are able to structure mutually beneficial “capital solutions” that provide us with enhanced upside and greater downside mitigation while also solving the unique considerations of our investment partners. As of March 31, 2020, we managed $3.4 billion of AUM in real estate strategies.

Alternative Credit

With over 30 years of investing experience, our credit investments span market cycles and the liquidity spectrum across structured credit, corporate credit, distressed, direct lending, and real asset credit. Our credit investment activities also significantly leverage the firm’s broad alternatives platform, which provides us with differentiated deal flow and the flexibility to execute through primary fund investments, co-investments, secondaries, and direct transactions across the credit landscape. Our robust global platform also provides a wide range of opportunities, including niche opportunities and exclusive access to capacity-constrained investments. We implement credit strategies for our clients both as part of a customized separate account that includes solely credit investments or investing in credit alongside another investment strategy, and through dedicated credit-focused specialized funds. As of March 31, 2020, we managed $11.9 billion of AUM in alternative credit strategies.

Absolute Return Strategies

Absolute return strategies are primarily defined by the liquidity of the underlying securities purchased, the length of the client commitment, and the form and timing of incentive compensation. Generally for absolute return strategies the securities tend to be more liquid, and incentive compensation is earned on an annual basis pursuant to mark to market. We offer a broad range of tailored solutions across strategies (multi-strategy, opportunistic credit, macro, relative value, long/short equity and quantitative strategies) and managers. Our overall investment philosophy is to invest with leading managers to achieve attractive risk-adjusted returns with low volatility and low correlation to traditional investment strategies. Diversification, risk management and a focus on downside protection are key tenets of our approach. Through detailed fundamental analysis and due diligence, we aim to identify investment opportunities where intermediate or long-term value is obscured by attributes such as complexity, corporate events, technical dislocations, or market misunderstandings. We frequently provide efficient access to underlying managers through improved fee structures, negotiated favorable terms and targeted exposures. Our scale and reputation as a longstanding, value-added limited partner creates opportunities for us to gain access to managers that are “closed” and not otherwise accepting new capital. As of June 30, 2020, we had approximately $23.4 billion AUM in our absolute return strategies.

Implementation Methodologies

We provide our clients access to both private markets and absolute return investment strategies diversified across financing stages, geographic regions and industries through the implementation methodologies described below.

Allocation to Primary Fund Investments

Primary fund investments are investments in funds, either at the time the funds are initially launched (for private markets strategies) or on an ongoing basis (for absolute return strategies). We apply the same rigorous analytical process to all primary investment opportunities for customized separate accounts and specialized funds. In most cases, managers seeking institutional capital actively market their funds to us due to our broad client base and market position. We regularly review and discuss investment opportunities with customized separate account clients, certain of which have discretion over final investment decisions.

At the time we commit capital to a fund on behalf of our specialized funds or customized separate accounts, investments the fund will make are generally not known and investors typically have very little or no ability to influence the investments that are made during the fund’s investment period. Accordingly, an accurate assessment of the manager’s capabilities is essential for investment success. A private markets primary fund usually has a contractual duration of between 10 and 15 years, with the capital deployed over a period of typically four to six years. For customized separate account clients, our investment recommendations and decisions are designed to achieve specific portfolio construction and return objectives mutually developed by us and our clients. In most cases, these objectives include a diversified portfolio, built over a period of at least several years, focused on specific markets and include some or all of the major alternative investment strategies. Portfolios constructed in this manner tend naturally to avoid concentrations in particular industries or small geographic regions.

Acquisition of Secondary Market Interests

Secondaries are typically investments in private markets and absolute return funds through secondary market purchases of existing fund interests from existing limited partners in those funds. The secondary market has grown dramatically in the last 20 years and today provides a reliable liquidity option for owners of fund interests as well as attractive buying opportunities for secondary investors. Institutional investors utilize the secondary market for strategic portfolio rebalancing, rationalizing overlapping positions resulting from mergers and acquisitions or providing liquidity when facing cash constraints.

Our secondary approach is differentiated as a result of our large primary fund investments business. We are able to leverage our strong and deep relationships with managers to identify potential secondary opportunities. Through these relationships, we have greater access to information, which enables us to act quickly when evaluating a potential secondary opportunity. In addition, our reputation as a longstanding, value-added limited partner with significant access to primary capital makes us an attractive buyer from the manager’s perspective. Further, because we have capital available from our specialized funds and customized separate accounts, we have flexibility to invest in secondary transactions of various sizes on behalf of our clients. For these reasons, we are often able to consider transactions from managers on a proprietary basis as a preferred buyer. We also generate deal flow from brokers and co-investors. We are often approached as a potential secondary investor because managers are likely to approve a sale to us and because of our intimate knowledge of the manager community. We also generate deal flow through regular attendance at annual fund meetings and industry conferences, as well as a proactive program of contacting fund investors that we believe might wish to sell their interests.

Our global platform provides for deep market coverage and consistently sources proprietary transaction opportunities. We believe proprietary and advantaged deal flow has been a critical factor in our ability to purchase high quality assets at below market prices.

Co-investment Opportunities

Co-investment opportunities are investments made in partnership with private markets and absolute return asset managers and their funds. We source co-investment opportunities through our extensive origination and sourcing efforts described below. Our investment team analyzes and considers each opportunity for risk and return and selects those opportunities that best fit our portfolios’ investment objectives. We seek diversification with regard to investment type, geography and with regard to our partners. Our co-investments are made in partnership with investment managers. The value proposition for managers to offer co-investments to us falls into three primary categories: (1) we can be a source of additional capital for deals that may otherwise be too large for managers seeking targeted diversification; (2) a co-investment can present an opportunity for a manager to further develop their relationship with us, one of the largest providers of capital to the alternative markets; and (3) we believe we are increasingly viewed as a strategic investor in some manner (e.g., geographic assistance, industry knowledge and brand reputation).

Direct Investment Opportunities

Direct investment opportunities are direct investments made on a standalone basis into operating businesses and operating assets. We source direct investment opportunities through our extensive origination and sourcing efforts described below. Our direct investments typically have a flexible mandate and can invest across asset classes, geographies, sectors and liquidity profiles.

Investment Process and Monitoring

The details of our investment process vary among our investment strategies and implementation methodologies, but the flowchart and descriptions below generally outline the key steps of the investment process for primary fund investments, secondaries, and co-investments. This process is followed for each potential investment regardless of size, stage, strategy, or geography.

Sourcing of Opportunities

All of our investment strategies benefit from our scale ($57 billion in AUM (which amount includes absolute return strategies AUM as of June 30, 2020 instead of March 31, 2020)), our extensive track record (almost 50 years of experience), our culture of compliance and the depth of our investment team (162 investment professionals). We believe that one of our competitive advantages is our comprehensive and robust sourcing and investment process. Our deal flow is sourced through multiple channels and reviewed through a rigorous, multi-step selection process that includes independent investment and operational due diligence.

We maintain strong relationships with many of the premier and most difficult-to-access managers across the alternative sector, and seek to leverage those relationships to the benefit of our clients. With multiple investment offices located in the U.S., Europe and Asia, we maintain a global footprint and perspective, allowing us to source idiosyncratic deal flow from local markets. Our ability to source, select and access top-tier opportunities reflects the rigorous processes executed by our large, experienced teams.

We maintain a robust pipeline of primary fund investments, secondaries, direct and co-investments. Our sourcing system relies on the following channels:

Existing manager relationships.    Our relationships with a large pool of high -quality managers and management teams serve as a source of investment opportunities. We have experience and access across the spectrum of market and manager size. As of March 31, 2020, we tracked over 5,600 managers in our database.

Proactive sourcing log.    Our proprietary deal flow log monitors funds coming to market. Based on information obtained through our large network, non-affiliated firms, intermediaries, attendance at industry conferences and industry publications, we compile robust contact lists to communicate with managers who may have funds coming to market. We believe our proactive sourcing enables us to get a head start on the identification and evaluation of investment opportunities.

Global offices.    Our on-the-ground investment professionals in seven offices globally assist with sourcing, evaluating and monitoring manager opportunities in their respective regions. Our regional offices allow us to build relationships with local managers who are included in our evaluation of managers for our client programs. We rely on our team’s regional expertise to evaluate emerging managers that could be overlooked by other investors and make commitments to high quality investments nationwide.

In-bound opportunities.    We are an investor of choice for many managers. We frequently receive placement memoranda in-bounds from prospective managers due to our reputation in the market as a value-add investor. Receipt of materials directly from managers is particularly relevant with respect to spin-outs and new funds.

Initial Evaluation

Once an opportunity is identified, we assign a team of both senior and junior investment professionals to conduct investment due diligence and ongoing monitoring. Based on the team’s assessment of key materials and the initial meeting/call, we evaluate the investment merits and the suitability of the investment for our portfolios.

Preliminary Due Diligence

The team performs preliminary due diligence on a proposed investment to more thoroughly analyze the key risks and merits identified during initial evaluation. The team also conducts informal reference checks with potential fund investors and/or co-investors.

Comprehensive Due Diligence

Comprehensive investment due diligence on a primary fund or secondary investment involves one or more site visits to a potential manager’s office(s). Key areas of our evaluation include performance evaluation, investment strategy, portfolio revaluation, management team assessment and detailed reference checks. We usually execute co-investments alongside trusted managers in whose funds we have invested before. Therefore, managers have typically been subject to the due diligence evaluations listed above prior to the evaluation of a co-investment opportunity. For direct investments, only the most attractive investments move to more intensive due diligence, which typically involves meetings with management, company facility visits, discussions with industry analysts and consultants and an in-depth examination of financial results and projections. This approach, along with our depth of resources, allows us to complete comprehensive due diligence within the often shortened timeframe typically requested by sponsors due to deal timing constraints.

Operational Due Diligence

Operational due diligence is performed by our Operational Due Diligence Team, which is comprised of members of our Legal and Finance Departments. The team is responsible for operational due diligence efforts across alternative investments. The goals of operational due diligence process are to:

•        Evaluate risk: Determine whether an investment meets our operational due diligence standards

•        Mitigate risk: Seek to avoid losses and reputational risks arising from operational issues

•        Structure investments: Evaluate the legal and governance structure and terms of investment

•        Enhance terms: Negotiate improved terms

In seeking to achieve these goals, the team performs three main assessments: (i) third-party conducted background investigations, (ii) operational capabilities and internal controls review, and (iii) legal and structuring review. The nature and extent of operational due diligence procedures performed varies depending on the structure of the investment and negotiation.

Committee Approvals

Upon completion of comprehensive due diligence, prospective investments are submitted for approval to the relevant investment committee. Members of the investment committee receive a memorandum prior to the team’s presentation. Following a presentation by the team, members of the investment committee discuss the pros and cons of the investment recommendation. An investment must be approved by a majority vote of the investment committee.

For operational due diligence, the operational due diligence team prepares an information packet, which details its findings. The team presents the investment to the operations committee for approval. Investments must be approved by a majority vote of the operations committee. Our operations committee reviews investment opportunities independently from the investments team and provides approval as part of their standard review process.

Monitoring

While careful investment selection is crucial, once an investment is made, monitoring and on-going involvement is critical to maintaining appropriate oversight controls and achieving our objectives. To this end, monitoring is an integral part of our investment process. We employ a hands-on approach to monitoring investments from an investment and operational perspective.

Investment monitoring.    Senior members of the team assigned to an investment remain actively involved and closely monitor each investment through its exit. Such monitoring involves in-depth qualitative and quantitative reviews of the investment on a regular basis.

Operational monitoring.    The Operational Due Diligence Team also employs a comprehensive operational monitoring program, which is separate and distinct from the Investment Team’s investment monitoring program. The goal of our operational monitoring program is to monitor and manage, on an ongoing basis, operational risks associated with the investments on which they provided initial operational due diligence. We seek to identify “change events” that cause us to re-underwrite portions of our due diligence and re-evaluate the investment.

Investment Performance

The following tables present information relating to the performance of all the investments made by GCM Grosvenor (except as mentioned otherwise in more detail below) across both the private markets and absolute return strategies. The data for these investments is presented from the date indicated through December 31, 2019 for private markets strategies and through May 31, 2020 for absolute return strategies and have not been adjusted to reflect acquisitions or disposals of investments subsequent to that date.

When considering the data presented below, you should note that the historical results of our discretionary investments are not indicative of the future results you should expect from such investments, from any future investment funds we may raise or, after the consummation of the business combination from any investment in our Class A common stock, in part because:

•        market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future;

•        the performance of our investment programs is generally calculated on the basis of net asset value of the funds’ investments, including unrealized gains, which may never be realized;

•        our historical returns derive largely from the performance of our earlier investment programs, whereas future returns will depend increasingly on the performance of our newer investment programs or investment programs not yet formed;

•        our newly established investment programs may generate lower returns during the period that they take to deploy their capital;

•        in recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in alternative investment strategies and high liquidity in debt markets, and the increased competition for investments may reduce our returns in the future; and

•        the performance of particular investment programs also will be affected by risks of the industries and businesses in which they invest.

For purposes of the following tables:

•        “Commitments” are the sum of total commitments and investments made by our portfolios to underlying investments of a particular strategy;

•        “Contributions” are the sum of total amount of capital invested by our portfolios in underlying investments of a particular strategy, plus capitalized expenses paid in respect of such investments;

•        “Current Value” and “Net Asset Value” of a strategy represent the latest aggregate fair value of the underlying investments in such strategy made by our portfolios, which is typically reported by the underlying investment managers of such investments. No assurance can be given as to the value that may ultimately be realized by any investment;

•        “Distributions” are the sum of recallable and non-recallable returns of capital, interest, gains and dividend proceeds to our portfolios received from underlying investments. Distributions may include in-kind distributions at the value reported by the managers, if applicable;

•        “Investment Net IRR” represents the net internal rate of return of our portfolios’ investments in the relevant strategy and reflects the total combined IRR for underlying investments that have been invested in by our portfolios in the relevant strategy. It is calculated using all the outflows to and inflows from the underlying investments, including cash flows for expenses and fees paid by our portfolios to those underlying investments. Performance information for underlying investments with less than 365 days of cash flows has not been annualized. Performance information for underlying investments and underlying investment sub-totals with more than 365 days of cash flows has been calculated using an annualized IRR. Investment Net IRR is not reduced for our management fees, allocable expenses and carried interest, but does reflect such reductions, if any, at the underlying investment level;

•        “Investment Net TVPI” represents the total value paid-in multiple of our portfolios’ investments in the relevant strategy, and is calculated as adjusted value (i.e., Distributions + Net Asset Value) over total Contributions (i.e., investments, expenses, management fees, organization costs). Investment Net TVPI is not reduced for our management fees, allocable expenses and carried interest, but does reflect such reductions, if any, at the underlying investment level;

•        “PMEs” are the S&P 500, the MSCI World Infrastructure, and the FTSE Nareit All REITS indices we present for comparison calculated on a Public Market Equivalent basis. We believe these indices are commonly used by private markets investors to evaluate performance. We use the Long Nickels PME calculation methodology, which allows private markets investment performance to be evaluated against a public index and assumes that capital is being invested in, or withdrawn from, the index on the days the capital was called and distributed from the underlying private market investments. The S&P 500 Index is a total return capitalization-weighted index that measures the performance of 500 U.S. large cap stocks. The MSCI World Index is a free float-adjusted market capitalization-weighted index of over 1,600 world stocks that is designed to measure the equity market performance of developed markets. The FTSE Nareit All REITs Index contains all publicly traded US real estate investment trusts (REITs);

•        The “Composite” represents discretionary, globally diversified, multi-strategy, multi-manager investment portfolios (“Composite Funds”) whose capital is allocated to underlying investment managers that utilize a broad range of alternative investment strategies, including credit, relative value, multi-strategy, event driven, equities, macro, commodities and portfolio hedges. All Composite Funds included in the Composite are denominated in U.S. dollars. In general, the Composite Funds seek to achieve superior long-term, risk-adjusted rates of return with low volatility and low levels of correlation to the broad equity and fixed income markets.

Historical Performance of Private Market Strategies

Realized and Partially Realized Investments
As of December 31, 2019

($ in millions, unless otherwise mentioned)

Strategy	Commitments	Contributions	Distributions	Current Value (as of 12/31/19)	Investment Net TVPI	Investment Net IRR	PME	PME Index
Private Equity
Primary fund investments(1)	$10,032.2	$10,946.5	$17,188.0	$2,244.7	1.78x	14.0%	9.4%	S&P 500
Secondary Investments(2)	316.3	181.5	215.2	73.1	1.59x	21.4%	9.6%	S&P 500
Co-investments/direct investments(3)	2,154.8	2,068.9	3,653.7	424.9	1.97x	24.5%	15.3%	S&P 500
Infrastructure(4)	$1,760.3	$1,609.5	$2,123.5	$305.0	1.51x	10.9%	6.1%	MSCI World Infrastructure
Real Estate(5)	$261.9	$290.9	$460.5	$26.2	1.67x	22.0%	4.0%	FTSE Nareit All REITS
Multi-Asset Class Programs	$423.7	$421.4	$321.7	$144.6	1.11x	14.5%	N/A	N/A
ESG and Impact Strategies
Diverse Managers(6)	$1,061.4	$1,162.0	$1,850.5	$376.4	1.92x	25.3%	13.4%	S&P 500
Labor Impact Investments	—	—	—	—	N/A	N/A	N/A	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through December 31, 2019. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to us or any expenses of any account or vehicle we manage. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by us. Past performance is not necessarily indicative of future results.

Realized, Partially Realized and Unrealized Investments
As of December 31, 2019

($ in millions, unless otherwise mentioned)

Strategy	Commitments	Contributions	Distributions	Current Value (as of 12/31/19)	Investment Net TVPI	Investment Net IRR	PME	PME Index
Private Equity
Primary fund investments(1)	$19,227.6	$17,768.1	$20,491.4	$7,279.2	1.56x	12.2%	10.5%	S&P 500
Secondary Investments(2)	1,054.2	752.0	340.2	648.0	1.31x	18.4%	12.5%	S&P 500
Co-investments/direct investments(3)	4,596.3	4,338.0	3,811.9	2,990.6	1.57x	19.2%	14.7%	S&P 500
Infrastructure(4)	$5,453.4	4,822.4	$2,898.3	$3,399.3	1.31x	9.2%	7.5%	MSCI World Infrastructure
Real Estate(5)	$1,559.4	$1,218.8	$739.3	$793.1	1.26x	14.1%	6.0%	FTSE Nareit All REITS
Multi-Asset Class Programs	$945.7	$888.4	$353.5	$609.9	1.08x	8.8%	N/A	N/A
ESG and Impact Strategies
Diverse Managers(6)	$4,903.3	$3,923.9	$2,581.9	$3,289.6	1.50x	18.9%	13.8%	S&P 500
Labor Impact Investments	159.3	153.7	0.0	153.8	1.00x	0.9%	8.4%	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through December 31, 2019. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to us or any expenses of any account or vehicle we manage. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by us. Past performance is not necessarily indicative of future results.

____________

(1)      Excludes certain private markets credit fund investments outside of private equity programs.

(2)      Reflects secondaries investments since 2014. In September 2014, we established a dedicated private equity secondaries vertical.

(3)      Reflects co-investments/direct investments since 2009. In December 2008, we established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy.

(4)      Infrastructure investments exclude labor impact investments.

(5)      Reflects real estate investments since 2010. In 2010, we established a dedicated Real Estate team and adopted a more targeted, active real estate strategy.

(6)      Since 2007.

Historical Performance of Absolute Return Strategies

	Assets Under Management as of May 31, 2020 ($ in Millions)	Year to Date Returns Ending May 31, 2020		Annualized Returns Since January 1, 1996 Through May 31, 2020
		Gross	Net	Gross	Net
Absolute Return Strategies (Overall)	$23,267	(2.37)%	(2.62)%	6.80%	5.68%
GCMLP Diversified Multi-Strategy Composite	11,040	(1.79)%	(2.06)%	7.78%	6.40%

Assets Under Management

Fee-Paying AUM

FPAUM is a metric we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.

Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.

As of March 31, 2020, our FPAUM was $47.8 billion compared to $55.8 billion in AUM. The difference between AUM and FPAUM is primarily due to approximately $5.4 billion of contracted capital that has not yet started charging fees but will in the future, bolstering our FPAUM growth over the next several years. Mark-to-market changes in AUM for funds that charge on commitments is another key difference between our AUM and our FPAUM.

Our overall FPAUM has grown from $44.1 billion as of December 31, 2017 to $47.8 billion as of March 31, 2020, representing a total CAGR of 3.6%, including a CAGR of 9.3% for FPAUM for our private markets strategy during the same period. The following chart summarizes this growth, and the breakdown between private markets and absolute return strategies.

Contracted But Not Yet Fee-Paying AUM

Contracted, not yet fee-paying AUM represents limited partner commitments during the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a ratable ramp-in of total commitments. As of March 31, 2020, our contracted but not yet fee-paying AUM was at an all-time high of $5.4 billion, up from $1.9 billion at the end of 2017. We expect this capital will turn into FPAUM over the next several years and help drive significant growth from funds already under contract. It is also a strong indication of the momentum with our clients and in our business today, which we anticipate to continue into the future.

Note: “Other” includes mark to market, insider capital and non fee-paying AUM

Our Clients

We believe the value proposition we offer and our philosophy that we do well when our clients do well has resulted in strong relationships with our clients. Our client base primarily comprises institutional investors that range from those seeking to make an initial investment in alternative assets to some of the largest and most sophisticated private markets investors. As a highly customized, flexible outsourcing partner, we are equipped to provide investment services to institutional clients of all sizes and with different needs, internal resources and investment objectives. Our clients include prominent institutional investors globally including in the United States, Europe, the Middle East, Asia, Australia and Latin America. As of March 31, 2020, approximately 37% of our AUM came from clients based outside of the Americas, reflecting the strength and breadth of our relationships within the global investor community.

The following charts illustrate the diversification of our client base as of March 31, 2020:

Note: AUM as of March 31, 2020, except for absolute return strategies, for which AUM is as of June 30, 2020.

We believe the stability of our client base reflects the strength of the long-term client relationships we have developed. Further, these relationships help to explain why clients entrust us with their capital for extended periods of time.

Client Group

As of June 30, 2020, our business development, marketing and client service teams consisted of 64 employees. Each member of our business development team is assigned a territory, either domestic or international. Our business development professionals are responsible for relationship management with existing clients and consultants in addition to actively pursuing new business with prospective clients, depending on the territory they are assigned. In addition, each member of the business development team is supported by one or more members of the relationship management support team who help manage ongoing client service and support sales efforts. Certain business development professionals also focus on our consultant relations and Taft-Hartley efforts.

We evaluate our business development, marketing and client service teams based on a number of factors, including new business won, size of existing book of business, quality of marketing materials generated, timeliness of responses to client inquiries, and their overall activity, measured by the volume of outreach and the progress converting initial outreach to various stages in the sales process. In recent years, we have become increasingly data-driven in our evaluation of performance of our business development professionals by making greater use of technology systems like Salesforce.

Operations

As of June 30, 2020, our operations team consisted of 253 professionals across multiple offices who perform critical functions in support of our corporate, client and investment activities. We have created a strong, institutional-quality internal control environment and are committed to maintaining a robust culture of compliance.

The operations team includes experienced professionals focused on fund finance, investment operations, corporate finance, compliance, legal, information technology, human resources, strategy and corporate development and other support functions. These teams are structured to serve the entirety of our business across the full range of investments strategies and implementation methodologies we offer. We seek to serve as an extension of staff for many our clients and consequently our operations team plays a key function in the servicing of our client relationships.

Fees and Other Key Contractual Terms

Fees vary based on investment strategy, implementation methodology and the size and scope of the client relationship.

Private Markets Strategies

Fees for private markets strategies vary by structure and strategy.

The majority of these programs are closed end structures, and typically fees consist of a management fee rate plus carried interest.

The management fee rate for closed end structures typically include a management fee component that differs by the type of strategy and the type of investment. Fees for primary fund investments are typically about half of those charged for secondary funds and co-investments. Direct investments are typically a further premium to co-investments. The management fee rate also depends on the total fee paying assets of a given client.

The management fee base for a given program can be based on committed capital, invested capital or a ramp-in /ramp-down schedule based on a percent of total committed capital. Some programs may employ one or more of these methodologies.

Carried interest is charged for certain of our private markets programs and varies depending on the implementation methodology. Carried interest is typically charged for secondary, co-investments and direct investments. Receipt of carry is typically subject to an 8% preferred return and 100% catch-up.

We recognize carried interest when it is probable that a significant reversal will not occur and record such amounts as incentive fees. In the event that a payment is made before it can be recognized as revenue, this amount would be included as deferred revenue on our combined statements of financial condition and recognized as income in accordance with our revenue recognition policy. The primary contingency regarding incentive fees is the “clawback,” or the obligation to return distributions in excess of the amount prescribed by the applicable fund or separate account documents.

In addition to fees, both our absolute return and private markets programs also typically bear reasonable expenses incurred in connection with their organization. The programs would also bear their operational costs, including the Firm’s out-of-pocket expenses associated with identifying, making and monitoring investments, as well as costs associated with legal, audit, tax reporting, accounting, administration (whether performed in-house or by a third-party administrator), our oversight of services performed by a third-party administrator, and insurance.

Absolute Return Strategies

Fees for absolute return strategies are typically charged based on net asset value, which represents the aggregate fair value of the underlying investments in such strategies made by our portfolios (which is typically reported by the underlying investment managers of such investments). Specialized funds either have a set fee for the entire fund or a fee scale through which clients with larger commitments pay a lower fee.

Fees may be either fixed or include both a fixed and a performance fee. For a typical fixed and performance fee structure, the management fee typically is at a discount to the fixed-only fee scale, with the addition of a performance fee, which is a percentage of capital appreciation or profits. Earning the performance fee may be subject to a hurdle, a high watermark and/or a preferred return. The hurdle or preferred return may be a fixed percentage or a spread above a particular benchmark return (e.g., LIBOR or US T-Bills). Similarly, for large relationships, we may adjust the fixed fee component and/or performance fee component based on an analysis of the total economics of the relationship.

Competition

While we compete in various aspects of our business with a large number of asset management firms, commercial banks, broker-dealers, insurance companies and other financial institutions, we believe there are few firms that we compete with in all areas of our business. With respect to our specialized funds, we primarily compete with the private and absolute return investment businesses of a number of large international financial institutions and established local and regional competitors based in the United States, Europe and Asia, including managers offering funds-of-funds, secondary funds and co-investment funds in the alternative investment strategies. Our principal competition for customized separate accounts is mostly other highly specialized and independent alternative asset management firms. We compete primarily in the advisory services area of the business with firms that are regionally based and with a select number of large consulting firms for whom alternative investments is only one, often small, portion of their overall business.

In order to grow our business, we must maintain our existing client base and attract additional clients in customized separate account and specialized fund areas of the business. Historically, we have competed principally on the basis of the factors listed below:

•        global access to private markets investment opportunities through our size, scale, reputation and strong relationships with fund managers;

•        brand recognition and reputation within the investing community;

•        performance of investment strategies;

•        quality of service and duration of client relationships;

•        data and analytics capabilities;

•        ability to customize product offerings to client specifications;

•        transparent organizational structure;

•        ability to provide cost effective and comprehensive range of services and products; and

•        clients’ perceptions of our independence and the alignment of our interests with theirs created through our investment in our own products.

The asset management business is intensely competitive, and in addition to the above factors, our ability to continue to compete effectively will depend upon our ability to attract highly qualified investment professionals and retain existing employees.

Legal and Compliance

Our general counsel oversees our legal team, which is comprised of attorneys located primarily in our corporate headquarters in Chicago, Illinois. Our legal team is responsible for our corporate matters and proprietary transactions, as well as issues related to employment, litigation and U.S. and non-U.S. regulation. It is also responsible for legal and structuring issues associated with investments in private equity, infrastructure, real estate, alternative credit and absolute return strategies, as well as structuring and negotiating documents relating to our specialized funds and our customized separate accounts, including any client-related legal matters related thereto. We utilize the services of outside counsel as we deem necessary.

Our compliance team is led by our global chief compliance officer. The compliance team is responsible for ensuring we maintain a robust compliance program that ensures we complies with the various federal, state, and international regulations applicable to our business. Our compliance team works closely with our legal team to ensure our policies, processes, and disclosures are in line with those ever evolving rules, and regulations, and industry practices. In addition, our compliance team is responsible for regulatory matters relating to GRV Securities, LLC, a SEC and FINRA member registered broker-dealer affiliate. GRV Securities, LLC is subject to the requirements and regulations as an SEC-registered broker-dealer and a member firm of FINRA that cover multiple aspects of its business, including licensing, registration, sales practices, recordkeeping and the conduct of directors, officers and employees.

Regulatory Environment

We are subject to extensive regulation by governmental and self-regulatory organizations in the jurisdictions in which we operate around the world, primarily at the federal level in the United States. Since October 17, 1997, we have been registered with the SEC as an investment adviser under the Advisers Act. In addition, among other rules and regulations, we are subject to regulation by the Department of Labor under the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”). As a registered commodity pool operator and a registered commodity trading advisor, we are subject to regulation and oversight by the Commodity Futures Trading Commission (“CFTC”). We are also subject to regulation and oversight by the National Futures Association (“NFA”) in the U.S., as well as other regulatory bodies. By virtue of certain of our activities, we are subject to the reporting provisions of the Exchange Act.

SEC and FINRA Regulation

As a registered adviser, we are subject to the requirements of the Advisers Act and the SEC’s regulations thereunder, as well as to examination by the SEC’s staff. The Advisers Act is designed to protect investment advisory clients and, consequently, imposes substantive regulation on most aspects of our advisory business and our relationship with our clients. Applicable requirements relate to, among other things, disclosure and reporting obligations, maintaining an effective compliance program and appointing a chief compliance officer, fiduciary duties to clients, engaging in transactions with clients, client solicitation arrangements, disclosing and managing conflicts of interest, using promotional materials, and recordkeeping. The Advisers Act regulates the assignment of advisory contracts by the investment advisor. The SEC is authorized to institute proceedings and impose sanctions for violations of the Advisers Act, ranging from fines and censures to termination of an investment advisor’s registration. If we are unable to comply with the requirements of the Advisers Act or the SEC it could have a material adverse effect on us.

Our affiliated U.S. broker-dealer GRV Securities, LLC, is registered with the SEC as a broker-dealer and is a member of FINRA and accordingly is subject to Exchange Act and FINRA rules and regulations that cover all aspects of its business, including sales practices, recordkeeping and the conduct of directors, officers and employees. GRV Securities, LLC is also specifically required to maintain a certain minimum level of net capital under Exchange Act and FINRA rules.

CFTC Regulation

As a registered commodity pool operator and registered commodity trading adviser, we are subject to the requirements of the Commodity Exchange Act and the CFTS’s regulations thereunder, as well as to examination by the staff of the NFA. In general, most of our funds are deemed exempt from many of the provisions of the CEA as such funds either have de minimis futures contracts and swaps exposure or operate as fund-of-funds.

ERISA-Related Regulation

Some of our funds are treated as holding “plan assets” as defined under ERISA, as a result of investments in those funds by benefit plan investors. By virtue of our role as investment manager of these funds, we are a “fiduciary” under ERISA with respect to such benefit plan investors. ERISA and the Code, impose certain duties on persons that are fiduciaries under ERISA, prohibit certain transactions involving benefit plans and “parties in interest” or “disqualified persons” to those plans, and provide monetary penalties for violations of these prohibitions. With respect to these funds, we rely on particular statutory and administrative exemptions from certain ERISA prohibited transactions, which exemptions are highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If we fail to comply with these various requirements, it could have a material adverse effect on our business. In addition, with respect to other investment funds in which benefit plan investors have invested, but which are not treated as holding “plan assets,” we rely on certain rules under ERISA in conducting investment management activities. These rules are sometimes highly complex and may in certain circumstances depend on compliance by third parties that we do not control. If for any reason these rules were to become inapplicable, we could become subject to regulatory action or third-party claims that could have a material adverse effect on our business.

Foreign Regulation

We provide investment advisory and other services and raise funds in a number of countries and jurisdictions outside the United States. In many of these countries and jurisdictions, which include the European Union (“EU”), the European Economic Area (“EEA”), the individual member states of each of the EU and EEA, Australia, Canada, Hong Kong, Japan, South Korea and the United Kingdom (“U.K.”), we and our operations, and in some cases our personnel, are subject to regulatory oversight and requirements. In general, these requirements relate to registration, licenses for our personnel, periodic inspections, the provision and filing of periodic reports, and obtaining certifications and other approvals. Across the EU, we are subject to the European Union Alternative Investment Fund Managers Directive (“AIFMD”) requirements regarding, among other things, registration for marketing activities, the structure of remuneration for certain of our personnel and reporting obligations. Individual member states of the EU have imposed additional requirements that may include internal arrangements with respect to risk management, liquidity risks, asset valuations, and the establishment and security of depository and custodial requirements.

The application of some of these requirements and regulations to our business will likely change in connection with the exit of the U.K. from the EU, which became official at January 31, 2020 (“Brexit”). Brexit triggered the commencement of a transitional period, during which, despite the UK no longer being an EU member state, EU law shall continue to apply in the UK as it did pre-Brexit, with firms remaining free to continue passporting services between the UK and other member states. The transitional period is scheduled to expire at December 31, 2020, and should it end without a trade deal being agreed between the EU and UK that enables UK regulated firms to continue to passport their financial services into the EU, there will be direct implications to our business. For example, our subsidiaries that are authorized and regulated by the U.K. Financial Conduct Authority could potentially lose “passporting” privileges under certain EU directives, such as the AIFMD and the Markets in Financial Instruments Directive II (“MiFID II”), which certain of our specialized funds and customized separate accounts rely upon for access to markets throughout the EU. In preparation for this, we worked with a third-party alternative investment fund manager (“AIFM”) based in Luxembourg to replace, prior to Brexit, our U.K.-based AIFM for our funds and certain customized separate accounts for the EU. While we believe that taking this step will help to ensure that we are able to continue to conduct business in the U.K. and the EU after Brexit, there remains some uncertainty as to the full extent to which our business could be adversely affected by, among other things, the legal status of the U.K. in relation to the EU, the political conditions in the U.K., the trade relations of the U.K. vis-à-vis other countries and the economic outlook in the U.K. In addition, further cost and complexity of operating in the UK may arise from the potential gradual divergence between the UK’s and EU’s regulatory frameworks, as whilst the UK will incorporate certain EU legislation in to UK law from the end of the transition period, this is subject to certain amendments by the UK and, at the same time, any change to the EU regulatory framework post-transitional period, will not be automatically incorporated into UK law.

In Japan, we are subject to regulation by the Japanese Financial Services Agency and the Kanto Local Finance Bureau. In Hong Kong, we are subject to regulation by the Hong Kong Securities & Futures Commission.

Regulations Related to Our Funds

Agencies that regulate investment advisers and broker-dealers, including the SEC, have broad administrative powers, including the power to limit, restrict or prohibit an investment adviser such as us or a broker-dealer such as GRV Securities from carrying on its business in the event that it fails to comply with applicable laws and regulations. Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of the registration of our subsidiary as an investment adviser or the revocation of the registration of GRV Securities as a broker-dealer.

The sale of securities in the U.S. generally requires registration under the Securities Act, unless an exemption from registration is available. Non-U.S. jurisdictions generally have similar requirements. Our funds either have sold, or currently sell, their securities without registration under applicable securities laws. For securities offerings to U.S. investors, our funds conduct non-public offerings in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. Regulation D requires that an offering comply with certain conditions, including that each offeree satisfies a net worth or income requirement or is otherwise sophisticated and that the issuer not engage in any general solicitation or general advertising. For securities offerings to non-U.S. investors, our funds generally rely on the exemption for offshore offers and sales provided by Regulation S under the Securities Act, as well as on various exemptions in non-U.S. jurisdictions that generally restrict offers to high-net worth or qualified institutional investors or otherwise limit the manner of offering. We believe that the securities offerings by our funds comply, and have complied, with applicable laws. In some cases, compliance depends in part on the activities of third parties whom we do not control.

In the U.S. and many other jurisdictions, investment funds are generally subject to significant regulation designed to protect investors, although various exemptions from some or all of such regulations may be available. In the U.S., the Investment Company Act imposes substantive regulation on virtually all aspects of a registered investment company’s operation, including limitations on borrowing and leveraged capital structures, requiring that it be managed by a board of directors (or similar body), a majority of whom are not interested persons of the fund or its adviser, prohibitions on most transactions with affiliates, compliance program requirements, limitations on the payment of performance fees to advisers, and advertising, recordkeeping, reporting and disclosure requirements. Other countries’ laws may impose similar or more restrictive regulations.

Domestically, other than our funds that are registered investment companies with the SEC, our funds rely on exemptions from Investment Company Act registration and regulation requirements, which require that our funds not engage in a public offering of their securities, and generally require either that each of our funds have no more than 100 investors or that they limit their investors to persons or entities who have substantial investment portfolios ($5 million in the case of a natural person) or are our knowledgeable personnel.

Our funds that admit only non-U.S. investors rely on various exemptions from applicable investment fund registration and regulation available in non-U.S. jurisdictions, which exemptions generally require that our offshore funds only admit high-net worth or qualified institutional investors or otherwise limit the types of investors who may invest. To the extent they admit U.S. investors, our offshore funds must apply the same criteria to these investors as our domestic funds apply to their investors in order to be exempt from registration and regulation under the Investment Company Act.

We believe that our funds comply, and have complied, with applicable exemptions from registration and regulation under the Investment Company Act and applicable non-U.S. laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF gcm Grosvenor

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the combined business of Grosvenor Capital Management Holdings, LLLP, its subsidiaries, and GCM, L.L.C. (collectively, “GCM Grosvenor”) prior to the Closing.

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Historical Financial Information of the GCM Companies” section of this proxy statement/prospectus and our financial statements and the related notes appearing elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this proxy statement/prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are an independent, open-architecture alternative asset management solutions provider with scale across major alternative strategies. We collaborate with our clients to construct investment portfolios across multiple investment strategies in the public and private markets, customized to meet their specific objectives. We also offer specialized commingled funds which span the alternatives investing universe that are developed to meet broad market demands for strategies and risk-return objectives.

We operate at scale across the range of private markets and absolute return strategies. Private markets and absolute return strategies are primarily defined by the liquidity of the underlying securities purchased, the length of the client commitment, and the form and timing of incentive compensation. For private markets strategies, clients generally commit to invest over a three-year time period and have an expected duration of seven years or more. In private markets strategies incentive compensation is typically based on realized gains on liquidation of the investment. For absolute return strategies, the securities tend to be more liquid, clients have the ability to redeem assets more regularly, and incentive compensation can be earned on an annual basis. We offer the following private markets and absolute return investment strategies:

•        Private Equity

•        Infrastructure

•        Real Estate

•        Alternative Credit

•        Absolute Return Strategies

Our clients are principally large, sophisticated, global institutional investors who rely on our investment expertise and differentiated investment access to navigate the increasingly complex alternatives market. As one of the pioneers of the customized separate account format, we are equipped to provide investment services to institutional clients of all sizes and with different needs, internal resources and investment objectives.

We completed the acquisition of Customized Fund Investment Group (“CFIG” and, following such acquisition, “GCM CFIG”), a leading global private equity, infrastructure and real estate investment management business, from Credit Suisse Group AG (“CSG”). As a result, GCM CFIG was assigned certain acquired investment management and service agreements relating to the CFIG business and GCMH LLLP obtained the right to receive carried interest in respect of the GCM CFIG-advised GCM Fund.

Subsequent to the acquisition, CSG sold the vast majority of its retained interests in respect of the GCM-CFIG-advised GCM Funds to a new GCM Fund in which certain of our clients invest, which we continue to reflect within noncontrolling interest.

More recently, in March 2020, we transferred certain indirect partnership interests related to historical investment funds managed by us in a transaction we refer to as the “Mosaic Transaction.” The transferred interests represent the right to 80-90% of our share of the carried interest generated by funds raised prior to December 31, 2019 and certain funded general partner interests, which at the time of the Mosaic Transaction had a book value of $58.0 million, and to-be-funded general partner interests. In exchange for such interests, we received $125.4 million in cash, which we used primarily to pay down outstanding debt, and Mosaic received $48.0 million of incremental cash from the third-party investor to prefund future fund investment obligations of Mosaic, which were previously our obligations. Following the Pre-Closing Restructuring, GCMH LLLP will have the option to purchase the interest in Mosaic held by the third-party investor (or the underlying assets), at a purchase price equal to the greater of (x) 130% of amounts contributed to Mosaic by the third-party investor and (y) a 12% pre-tax internal rate of return on amounts contributed to Mosaic by the third-party investor. For additional information about the Mosaic Transaction, please see “— Mosaic Transaction” below.

Trends Affecting Our Business

As a global alternative asset manager, our results of operations are impacted by a variety of factors, including conditions in the global financial markets and economic and political environments, particularly in the United States, Europe, Asia-Pacific, Latin America and the Middle East. In a low-interest rate environment and as public equities are not able to achieve expected returns, there is increased investor demand for alternative investments to achieve higher yields. The opportunities in private markets continue to expand as firms raise new funds and launch new vehicles and products to access private markets across the globe.

In addition to the trends discussed above, we believe the following factors, among others, will influence our future performance and results of operations:

Our ability to retain existing investors and attract new investors.

Our ability to retain existing assets under management and attract new investors in our funds is partially dependent on the extent to which investors continue to favorably see the alternative asset management industry relative to traditional publicly listed equity and debt securities. A decline in the pace or the size of our fundraising efforts or investments as a result of increased competition in the private markets investing environment or a shift toward public markets may impact our revenues, which are generated from management fees and incentive fees.

Our ability to expand our business through new lines of business and geographic markets.

Our ability to grow our revenue base is partially dependent upon our ability to offer additional products and services by entering into new lines of business and by entering into, or expanding our presence in, new geographic markets. Entry into certain lines of business or geographic markets or the introduction of new types of products or services may subject us to the evolving macroeconomic and regulatory environment of the various countries where we operate or in which we invest.

Our ability to realize investments.

Challenging market and economic conditions may adversely affect our ability to exit and realize value from our investments and we may not be able to find suitable investments in which to effectively deploy capital. During periods of adverse economic conditions, such as the current COVID-19 pandemic addressed further below, our funds may have difficulty accessing financial markets, which could make it more difficult to obtain funding for additional investments and impact our ability to successfully exit positions in a timely manner. A general market downturn, or a specific market dislocation, may result in lower investment returns for our funds, which would adversely affect our revenues.

Our ability to identify suitable investment opportunities for our clients.

Our success largely depends on the identification and availability of suitable investment opportunities for our clients, and, in particular, the success of underlying funds in which our funds invest. The availability of investment opportunities is subject to certain factors outside of our control and the control of the investment managers with which we invest for our funds. Although there can be no assurance that we will be able to secure the opportunity to invest on behalf of our clients in all or a substantial portion of the investments we select, or that the size of the investment opportunities available to us will be as large as we would desire, we seek to maintain excellent relationships with investment managers of investment funds, including those in which we have previously made investments for our clients and those in which we may in the future invest, as well as sponsors of investments that might provide co-investment opportunities in portfolio companies alongside the sponsoring fund manager. Our ability to identify attractive investments and execute on those investments is dependent on a number of factors, including the general macroeconomic environment, valuation, transaction size, and expected duration of such investment opportunity.

Our ability to generate strong returns.

The ability to attract and retain clients is partially dependent on returns we are able to deliver versus our peers. The capital we are able to attract drives the growth of our assets under management and the management and incentive fees we earn. Similarly, in order to maintain our desired fee structure in a competitive environment, we must be able to continue to provide clients with investment returns and service that incentivize our investors to pay our desired fee rates.

Our ability to comply with increasing and evolving regulatory requirements.

The complex and evolving regulatory and tax environment may have an adverse effect on our business and subject us to additional expenses or capital requirements, as well as restrictions on our business operations.

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets, which in turn has impacted our business. Given the amount of uncertainty currently regarding the scope and duration of the COVID-19 pandemic, we are unable to predict the precise impact the COVID-19 pandemic will have on our business, financial condition and results of operations. However, we may be exposed to certain negative impacts from the pandemic; for example:

•        Restrictions on travel and public gatherings as well as stay-at-home orders in the United States and abroad have resulted in most of our client and prospect meetings not currently taking place in person, and the vast majority of our employees are working from home. As a consequence, we are conducting client and prospective client dialogue remotely, which may in certain cases impact our ability to market our funds and raise new business, which may result in lower or delayed revenue growth, and it has become more difficult to conduct due diligence on investments.

•        The pandemic may result in a slowdown of our fundraising activity. A slowdown in fundraising activity has in the past resulted in delayed or decreased management fees and could result in delayed or decreased management fees in the future compared to prior periods.

•        In light of declines in public equity markets and other components of their investment portfolios, investors may become restricted by their asset allocation policies to invest in new or successor funds that we provide, or may be prohibited by new laws or regulations from funding existing commitments.

•        Our liquidity and cash flows may be adversely impacted by declines or delays in realized incentive fees and management fee revenues.

•        Our funds invest in industries that have been materially impacted by the COVID-19 pandemic, including healthcare, travel, entertainment, hospitality and retail, which in turn has impacted and may continue to impact the value of our investments.

We believe COVID-19’s adverse impact on our business, financial condition and results of operations will be significantly driven by a number of factors that we are unable to predict or control, including, for example: the severity and duration of the pandemic, including the timing of availability of a treatment or vaccine for COVID-19; the pandemic’s impact on the U.S. and global economies; the timing, scope and effectiveness of additional governmental responses to the pandemic; the timing and path of economic recovery; and the negative impact on our clients, counterparties, vendors and other business partners that may indirectly adversely affect us.

Operating Segments

We have determined that we operate in a single operating and reportable segment, consistent with how our chief operating decision maker allocates resources and assesses performance.

Components of Results of Operations

Revenues

On January 1, 2019, we adopted Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method and applied the guidance only to contracts that were not completed as of that date. As a result, prior period amounts continue to be reported under legacy GAAP. The adoption did not change the historical pattern of recognizing revenue for management fees, administrative fees or incentive fees, except for classification changes. Prior to the adoption of ASC 606, we deferred the recognition of revenue for all realized carried interest subject to clawback until the earlier of the termination of the related fund or the point at which repayment of any of the distributed carried interest could no longer occur. Under ASC 606, realized carried interest is considered variable consideration and is therefore constrained and not recognized until it is probable that a significant reversal will not occur. We have defined the portion to be deferred as the amount of carried interest, typically net of tax, that we would be required to return if there were no remaining investments at the assessment date.

Contracts which earn us management fees and incentive fees are evaluated as contracts with customers under ASC 606 for the services further described below. Under ASC 606, we are required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) we satisfy our performance obligation.

Management Fees

Management Fees

We earn management fees from providing investment management services to specialized funds and customized separate account clients. Specialized funds are generally structured as partnerships or companies having multiple investors. Customized separate account clients may be structured using an affiliate-managed entity or may involve an investment management agreement between us and a single client. Certain separate account clients may have us manage assets both with full discretion over investments decisions as well as without discretion over investment decisions and may also receive access to various other advisory services the firm may provide.

Certain of our management fees, typically associated with our private markets strategies, are based on client commitments to those funds during an initial commitment or investment period. During this period fees may be charged on total commitments, on invested capital (capital committed to underlying investments) or on a ratable ramp-in of total commitments, which is meant to mirror typical invested capital pacing. Following the expiration or termination of such period, certain fees continue to be based on client commitments while others are based on invested assets or based on invested capital and unfunded deal commitments less returned capital or based on a fixed ramp down schedule.

Certain of our management fees, typically associated with absolute return strategies, are based on the NAV of those funds. Such GCM Funds either have a set fee for the entire fund or a fee scale through which clients with larger commitments pay a lower fee.

Management fees are determined quarterly and are more commonly billed in advance based on the management fee rate applied to the management fee base at the end of the preceding quarterly period as defined in the respective contractual agreements.

We provided investment management/advisory services on assets of $57.7 billion, $53.8 billion and $50.1 billion as of December 31, 2019, 2018 and 2017, respectively, and $55.8 billion and $56.2 billion as of March 31, 2020 and March 31, 2019, respectively.

Fund expense reimbursement revenue

We incur certain costs, primarily related to accounting, client reporting, investment-decision making and treasury-related expenditures, for which we receive reimbursement from the GCM Funds in connection with its performance obligations to provide investment management services. We concluded we control the services provided and resources used before they are transferred to the customer and therefore act as a principal. Accordingly, the reimbursement for these costs incurred by us are presented on a gross basis within management fees. Expense reimbursements are recognized at a point in time, in the periods during which the related expenses are incurred and the reimbursements are contractually earned.

Incentive Fees

Incentive fees are based on the results of our funds, in the form of performance fees and carried interest income, which together comprise Incentive Fees.

Carried Interest

Carried interest is a performance-based capital allocation from a fund’s limited partners earned by us in certain GCM Funds, more commonly in private markets strategies. Carried interest is typically calculated as a percentage of the profits calculated in accordance with the terms of fund agreements, certain fees and a preferred return to the fund’s limited partners. Carried interest is ultimately realized when underlying investments distribute proceeds or are sold and therefore carried interest is highly susceptible to market factors, judgments, and actions of third parties that are outside of our control.

Agreements generally include a clawback provision that, if triggered, would require us to return up to the cumulative amount of carried interest distributed, typically net of tax, upon liquidation of those funds, if the aggregate amount paid as carried interest exceeds the amount actually due based upon the aggregate performance of each fund. We have defined the portion to be deferred as the amount of carried interest, typically net of tax, that we would be required to return if all remaining investments had no value as of the end of each reporting period. Prior to the adoption of ASC 606, we did not recognize realized carry received as carried interest revenue until the earlier of the termination of the related fund or the point at which clawback of any historic carried interest distributions could no longer occur.

The portion of assets under management that are subject to carried interest was approximately $26.7 billion as of March 31, 2020.

Performance Fees

We may receive performance fees compensation from certain GCM Funds, more commonly in funds associated with absolute return strategies. Performance fees are typically a fixed percentage of investment gains, subject to loss carryforward provisions that require the recapture of any previous losses before any performance fees can be earned in the current period. Performance fees may or may not be subject to a hurdle or a preferred return, which requires that clients earn a specified minimum return before a performance fee can be assessed. These performance fees are determined based upon investment performance at the end of a specified measurement period, generally the end of the calendar year.

Investment returns are highly susceptible to market factors, judgments, and actions of third parties that are outside of our control. Accordingly, performance fees are considered variable consideration and are therefore constrained and not recognized until it is probable that a significant reversal will not occur. In the event a client redeems from one of the GCM Funds prior to the end of a measurement period, any accrued performance fee is ordinarily due and payable by such redeeming client as of the date of the redemption.

The portion of assets under management that are subject to performance fees was approximately $11.8 billion as of March 31, 2020.

Other Operating Income

Other operating income primarily consists of administrative fees from certain private investment vehicles where we perform a full suite of administrative functions but do not manage or advise and have no discretion over the capital.

Expenses

Employee Compensation and Benefits

Employee compensation and benefits primarily consists of (1) base salary and bonus (2) non-cash partnership interest-based compensation and (3) carried interest compensation. Bonus compensation is determined by our management and is discretionary based on judgment taking into consideration, among other things, our financial results and the employee’s performance. In addition, various individuals, including certain senior professionals have been awarded partnership interests. These partnership interests grant the recipient the right to certain cash distributions from the GCMH LLLP Equityholders’ profits to the extent such distributions are authorized, resulting in non-cash profits interest compensation expense. Certain employees and former employees are also entitled to a portion of the carried interest realized from certain GCM Funds, which is payable upon a realization of the carried interest.

General, Administrative and Other

General, administrative and other consists primarily of professional fees, travel and related expenses, communications and information services, occupancy, fund expenses, depreciation and amortization, and other costs associated with our operations. Subsequent to the completion of the business combination, we expect that we will incur additional expenses as a result of costs associated with being a public company.

Net Other Income (Expense)

Investment income (loss)

Investment income (loss) primarily consists of gains and losses arising from our equity method investments.

Interest Expense

Interest expense includes interest paid and accrued on our outstanding debt, along with the amortization of deferred financing costs, incurred from debt issued by us, including the senior secured loan and the credit facility entered into by us.

Other Income (Expense)

Other income (expense) consists primarily of gains and losses on certain derivatives and other non-operating items, including write-off of unamortized debt issuance costs due to prepayments and refinancing of debt and interest income.

Results of Operations

Three Months Ended March 31, 2020 Compared to Three Months Ended March 31, 2019

	Three months ended March 31,
	2020	2019	Change	% Change
	(in thousands)
Revenues
Management fees	$77,701	$81,401	(3,700)	(5)%
Incentive fees	3,233	22,703	(19,470)	(86)%
Other operating income	1,683	1,538	145	9%
Total operating revenues	82,617	105,642	(23,025)	(22)%
Expenses
Employee compensation and benefits	55,477	58,864	(3,387)	(6)%
General, administrative and other	24,596	21,789	2,807	13%
Total operating expenses	80,073	80,653	(580)	(1)%
Operating income	2,544	24,989	(22,445)	(90)%
Investment income (loss)	3,373	(286)	3,659	1279%
Interest expense	(5,867)	(6,000)	133	(2)%
Other expense	(9,733)	(1,659)	(8,074)	487%
Net other income (expense)	(12,227)	(7,945)	(4,282)	54%
Income (loss) before income taxes	(9,683)	17,044	(26,727)	(157)%
Income taxes	643	661	(18)	(3)%
Net income (loss)	(10,326)	16,383	(26,709)	(163)%
Less: Net income (loss) attributable to redeemable noncontrolling interest	2,093	—	2,093	0%
Less: Net income (loss) attributable to noncontrolling interest	2,536	3,178	(642)	(20)%
Net income (loss) attributable to GCM Grosvenor	$(14,955)	$13,205	$(28,159)	(213)%

Revenues

	Three months ended March 31,
	2020	2019	Change	% Change
	(in thousands)
Private markets strategies	$36,464	$35,940	$524	1%
Absolute return strategies	39,263	43,999	(4,736)	(11)%
Fund expense reimbursement revenue	1,974	1,462	512	35%
Total management fees	77,701	81,401	(3,700)	(5)%
Incentive fees	3,233	22,703	(19,470)	(86)%
Administrative fees	1,526	1,538	(12)	(1)%
Other	157	—	157	100%
Total other operating income	1,683	1,538	145	9%
Total operating revenues	$82,617	$105,642	$(23,025)	(22)%

Total revenues decreased $23.0 million, or 22%, to $82.6 million, for the three months ended March 31, 2020 compared to the three months ended March 31, 2019, due primarily to decreases in incentive fees and management fees.

Management fees decreased $3.7 million, or 5%, to $77.7 million, for the three months ended March 31, 2020 compared to the three months ended March 31, 2019, due to a $0.5 million increase in fees related to private markets strategies, a $4.7 million decrease in fees related to absolute return strategies and a $0.5 million increase in fund expense reimbursement revenue.

Incentive fees consist of carried interest of $2.6 million and $22.6 million and performance fees of $0.6 million and $0.1 million for the three months ended March 31, 2020 and 2019, respectively. Incentive fees decreased $19.5 million, or 86%, to $3.2 million, for the three months ended March 31, 2020 compared to the three months ended March 31, 2019, due primarily to $20.0 million decrease in carried interest. The decrease in carried interest is due to normal market fluctuation in timing of carried interest realizations and slower investment exits and deal activity due to COVID-19 market impact.

Expenses

Total operating expenses decreased $0.6 million, or 1%, to $80.1 million, for the three months ended March 31, 2020 compared to the three months ended March 31, 2019, due to a decrease in employee compensation and benefits, offset by an increase in general, administrative and other.

	Three months ended March 31,
	2020	2019	Change	% Change
	(in thousands)
Base salary, bonus and other	$44,301	$43,143	$1,158	3%
Partnership interest-based compensation	7,920	3,809	4,110	108%
Carried interest	2,191	11,204	(9,013)	(80)%
Other	1,065	708	357	50%
Total employee compensation and benefits	$55,477	$58,864	$(3,388)	(6)%

Employee compensation and benefits decreased $3.4 million, or 6%, to $55.5 million, for the three months ended March 31, 2020 compared to the three months ended March 31, 2019, due to a $9.0 million decrease in carried interest compensation, offset by increases in partnership interest-based compensation, deferred compensation and severance expenses. The decrease in carried interest compensation is due to lower carried interest realizations, driven by fewer exits and lower deal activity in the three months ended March 31, 2020, in part resulting from COVID-19 related market impacts. Partnership interest-based compensation increased $4.1 million due primarily to an amendment to a partnership interest-based award during the fourth quarter of the year ended 2019 that resulted in additional expense recognition as well as higher distributions.

General, administrative and other increased $2.8 million, or 13%, to $24.6 million, for the three months ended March 31, 2020 compared to the three months ended March 31, 2019, primarily due to $3.5 million increase in professional fees, offset by a $1.0 million decrease in travel, meals and entertainment. The increase in professional fees resulted from increased consulting and legal services incurred in relation to the Mosaic Transaction. The decrease in travel, meals and entertainment resulted from reduced travel during the COVID-19 pandemic.

Net Other Income (Expense)

Net Other income (expense) decreased $4.3 million, or 54%, to $(12.2) million, for the three months ended March 31, 2020 compared to the three months ended March 31, 2019, primarily due to an increase in other expense, offset by an increase in investment income.

Investment income increased $3.7 million to $3.4 million, for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 primarily due to changes in the value of private market investments.

Other expense increased $8.1 million, or 487%, to $9.7 million, for the three months ended March 31, 2020 compared to the three months ended March 31, 2019, primarily due to the change in unrealized loss related to interest rate derivatives due to decreases in market interest rates as well as the write-off of unamortized debt issuance costs.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

	Year Ended December 31,
	2019	2018	Change	% Change
	(in thousands)
Revenues
Management fees	$324,716	$315,598	$9,118	3%
Incentive fees	84,165	57,059	27,106	48%
Other operating income	7,513	5,839	1,674	29%
Total operating revenues	416,394	378,496	37,898	10%
Expenses
Employee compensation and benefits	242,967	210,414	32,553	15%
General, administrative and other	88,458	92,955	(4,497)	(5)%
Total operating expenses	331,425	303,369	28,056	9%
Operating income	84,969	75,127	9,842	13%
Investment income	7,521	16,963	(9,442)	(56)%
Interest expense	(25,680)	(26,468)	788	(3)%
Other income (expense)	(4,494)	(542)	(3,952)	729%
Net other income (expense)	(22,653)	(10,047)	(12,606)	125%
Income before income taxes	62,316	65,080	(2,764)	(4)%
Income taxes	2,318	1,395	923	66%
Net income	59,998	63,685	(3,687)	(6)%
Less: Net income attributable to noncontrolling interest	13,221	24,486	(11,265)	(46)%
Net income attributable to GCM Grosvenor	$46,777	$39,199	$7,578	19%

Revenues

	Year Ended December 31,
	2019	2018	Change	% Change
	(in thousands)
Private markets strategies	$150,985	$131,508	$19,477	15%
Absolute return strategies	167,023	179,948	(12,925)	(7)%
Fund expense reimbursement revenue	6,708	4,142	2,566	62%
Total management fees	324,716	315,598	9,118	3%
Incentive fees	84,165	57,059	27,106	48%
Administrative fees	6,684	5,839	845	14%
Other	829	—	829	100%
Total other operating income	7,513	5,839	1,674	29%
Total operating revenues	$416,394	$378,496	$37,898	10%

Total revenues increased $37.9 million, or 10%, to $416.4 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to increases of management fees and incentive fees during the year.

Management fees increased $9.1 million, or 3%, to $324.7 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, due to a $19.5 million increase in fees related to private markets strategies and, partially offset by $12.9 million decrease in fees related to absolute return strategies. Fund expense reimbursement revenue increased by $2.6 million.

Incentive fees consisted of carried interest of $69.8 million and $54.0 million and performance fees of $14.4 million and $3.1 million for the year ended December 31, 2019 and 2018, respectively. Incentive fees increased $27.1 million, or 48%, to $84.2 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to a $15.8 million increase in carried interest and a $11.3 million increase in performance fees. The $15.8 million increase in carried interest is due to higher deal activity and a greater number of exits and return of capital in underlying funds in line with normal course activity.

Other operating income increased $1.7 million, or 29%, to $7.5 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to a $0.8 million increase in administrative fees, which resulted from increase in number of underlying funds owned by clients for which we perform administration services.

Expenses

Total operating expenses increased $28.1 million, or 9%, to $331.4 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, due primarily to increased employee compensation and benefits.

	Years Ended December 31,
	2019	2018	Change	% Change
	(in thousands)
Base salary, bonus and other	$169,862	$157,351	$12,511	8%
Partnership interest-based compensation	30,233	19,495	10,738	55%
Carried interest	38,842	31,780	7,062	22%
Other	4,030	1,788	2,242	125%
Total employee compensation and benefits	$242,967	$210,414	$32,553	15%

Employee compensation and benefits increased $32.6 million, or 15%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, due to increases in base salary, bonus and other, carried interest expense and partnership interest-based compensation. Core base compensation and benefits increased $12.5 million, or 8.3%, to $169.9 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, due to higher base salaries and bonuses. Carried interest compensation expense increased $7.1 million, or 22.2%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, due primarily to higher carried interest realizations explained above. In addition, non-cash partnership interest-based compensation increased $10.7 million due to $16.3 million increase as a result of amendments made to partnership interest-based awards during the year ended December 31, 2019, which accelerated the recognition of expense related to these awards, offset by $2.7 million of awards that were accounted for as equity awards and were fully amortized during 2018, and $2.5 million decrease in other awards.

General, administrative and other decreased $4.5 million, or 5%, to $88.5 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to decreases in professional fees, depreciation and other costs associated with our operations. The $1.3 million decrease in depreciation is primarily due to assets being fully depreciated during the year ended December 31, 2019 while they were depreciated for the full twelve months in prior year. Professional fees and other costs associated with our operations decreased by $4.1 million as a result of a decrease in professional fees associated with an amendment to our debt facility in 2018. These decreases are offset by increases in expenses incurred on behalf of GCM Funds in connection with the administrative service provided, as well as occupancy-related costs, resulting from higher rent, and property tax.

Net Other Income (Expense)

Other income (expense) increased $12.6 million, or 125%, to $(22.7) million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, due primarily to a decrease in investment income and an increase in other expense, as discussed below.

Investment income decreased $9.4 million, or 56%, to $7.5 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018 primarily due to changes in the value of private market investments

Other expense increased $4.0 million, or 729%, to $4.5 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to unrealized losses on interest rate derivatives due to decreases in market interest rates.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

	Year Ended December 31,
	2018	2017	Change	% Change
	(in thousands)
Revenues
Management fees	$315,598	$312,006	$3,592	1%
Incentive fees	57,059	59,557	(2,498)	(4)%
Other operating income	5,839	5,443	396	7%
Total operating revenues	378,496	377,006	1,490	0%
Expenses
Employee compensation and benefits	210,414	217,574	(7,160)	(3)%
General, administrative and other	92,955	86,908	6,047	7%
Total operating expenses	303,369	304,482	(1,113)	(0)%
Operating income	75,127	72,524	2,603	4%
Investment income	16,963	16,986	(23)	(0)%
Interest expense	(26,468)	(23,415)	(3,053)	13%
Other income (expense)	(542)	8,250	(8,792)	(107)%
Net other income (expense)	(10,047)	1,821	(11,868)	(652)%
Income before income taxes	65,080	74,345	(9,265)	(12)%
Income taxes	1,395	1,325	70	5%
Net income	63,685	73,020	(9,335)	(13)%
Less: Net income attributable to noncontrolling interest	24,486	19,981	4,505	23%
Net income attributable to GCM Grosvenor	$39,199	$53,039	$(13,840)	(26)%

Revenues

	Year Ended December 31,
	2018	2017	Change	% Change
	(in thousands)
Private markets strategies	$131,508	$126,515	$4,993	4%
Absolute return strategies	179,948	181,738	(1,790)	(1)%
Fund expense reimbursement revenue	4,142	3,753	389	10%
Total management fees	315,598	312,006	3,592	1%
Incentive fees	57,059	59,557	(2,498)	(4)%
Administrative fees	5,839	5,443	396	7%
Total other operating income	5,839	5,443	396	7%
Total operating revenues	$378,496	$377,006	$1,490	0%

Total revenues increased $1.5 million, or 0.4%, to $378.5 million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, due primarily to an increase in management fees, offset by a decrease in incentive fees.

Management fees increased $3.6 million, or 1%, to $315.6 million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to a $5 million increase in fees related to private markets strategies, partially offset by a $1.8 million decrease in fees related to absolute return strategies. The $5.0 million increase in private markets strategies fees was primarily driven by an increase in fees related to specialized funds.

Incentive fees consist of carried interest of $54.0 million and $44.4 million and performance fees of $3.1 million and $15.2 million and for the year ended December 31, years 2018 and 2017, respectively. Incentive fees decreased $2.5 million, or 4%, to $57.1 million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to a $9.6 million increase in carried interest more than offset by a $12.1 million decrease in performance fees. The increase in carried interest resulted primarily from the initial receipt of carried interest based upon an aggregate approach, as well as higher carried interest from funds in which carried interest is calculated on a deal-by-deal basis with no clawback provision. The $12.1 million decrease in performance fees is primarily due to an $8.0 million decrease in performance fees from our commingled absolute return strategies funds, in addition to a $4.1 million decrease from our customized separate accounts.

Expenses

Total operating expenses decreased $1.1 million, or 0.4%, to $303.4 million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, due to a decrease in employee compensation and benefits, offset by an increase in general, administrative and other.

	2018	2017	Change	% Change
	(in thousands)
Base salary, bonus and other	$157,351	$146,773	$10,578	7%
Partnership interest-based compensation	19,495	41,394	(21,899)	(53)%
Carried interest	31,780	28,028	3,752	13%
Other	1,788	1,379	409	30%
Total employee compensation and benefits	$210,414	$217,574	$(7,160)	(3)%

Employee compensation and benefits decreased $7.2 million, or 3%, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to a $21.9 million decrease in partnership interest-based compensation, primarily offset by a $10.6 million increase in base salary and bonus, as well as a $3.8 million increase in carried interest expense. Partnership interest-based compensation decreased $21.9 million primarily as a result of amendments to partnership interest-based awards made during the year ended December 31, 2017, which accelerated the recognition of expense related to these awards, as well as higher distributions during the year ended December 31, 2017.

General, administrative and other increased $6.0 million, or 7%, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to increases in headcount-related expenses, including airfare, entertainment and hotel expenses and information technology.

Net Other Income (Expense)

Other income (expense) decreased $11.9 million to $(10.0) million for the year ended December 31, 2018 compared to the year ended December 31, 2017, due primarily to decreases in interest expense and other income (expense), as discussed below.

Interest expense increased $3.1 million, or 13%, to $(26.5) million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to the issuance of $100 million of new senior secured loans in August 2017.

Other income (expense) decreased $8.8 million, or 107%, to $(0.5) million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to a one-time $11.1 million gain on settlement related to certain acquisition-related claims during the year ended December 31, 2017, offset by $1.9 million of unamortized debt issuance costs written off as a result of a partial extinguishment of debt during the year ended December 31, 2017 and a $1.3 million of unrealized losses on interest rate derivatives due to decreases in market interest rates.

Fee-paying AUM

FPAUM is a metric we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. Our FPAUM for private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on NAV.

Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.

	Quarter Ended March 31, 2020
	(in millions)
	Private Markets Strategies	Absolute Return Strategies	Total
Fee-paying AUM
Balance, beginning of period	$26,477	$23,556	$50,033
Contributions	808	766	1,574
Withdrawals	—	(1,118)	(1,118)
Distributions	(776)	(3)	(779)
Foreign Exchange, Market Value and Other	(309)	(1,632)	(1,941)
Balance, end of period	$26,200	$21,569	$47,769
	Year Ended December 31, 2019			Year Ended December 31,2018
	(in millions)
	Private Markets Strategies	Absolute Return Strategies	Total	Private Markets Strategies	Absolute Return Strategies	Total
Fee-paying AUM
Balance, beginning of period	$24,900	$23,957	$48,857	$21,442	$22,699	$44,141
Contributions	3,542	1,182	4,724	5,516	4,266	9,782
Withdrawals	(8)	(2,889)	(2,897)	(19)	(2,340)	(2,359)
Distributions	(2,095)	(165)	(2,260)	(2,062)	(328)	(2,390)
Foreign Exchange, Market Value and Other	138	1,471	1,609	23	(340)	(317)
Balance, end of period	$26,477	$23,556	$50,033	$24,900	$23,957	$48,857

Contracted, not yet fee-paying AUM represents limited partner commitments during the initial commitment or investment period where fees are not yet being charged, but are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a ratable ramp-in of total commitments.

	March 31, 2020	December 31, 2019	December 31, 2018
	(in millions)
Contracted, not yet Fee-Paying AUM at period end	$5,395	$5,153	$2,318
AUM at period end	$55,779	$57,746	$53,795

Three Months Ended March 31, 2020

FPAUM decreased $2.3 billion, or 5%, to $47.8 billion during the three months ended March 31, 2020, due to $1.1 billion and $0.8 billion of withdrawals and distributions, respectively, in addition to a decrease of $1.9 billion related to foreign exchange, market value and other adjustments driven by broader market sell-off, offset by $1.6 billion of contributions.

•        Private markets strategies FPAUM decreased $0.3 billion, or 1%, to $26.2 billion as of March 31, 2020, primarily due to $0.8 billion of distributions in addition to a $0.3 billion decrease related to foreign exchange, market value and other adjustments, offset by $0.8 billion of contributions.

•        Absolute return strategies FPAUM decreased $2.0 billion, or 8%, to $21.6 billion as of March 31, 2020, primarily due to $1.1 billion of withdrawals, and a $1.6 billion decrease related to foreign exchange, market value and other adjustments, offset by $0.8 billion of contributions.

Contracted, not yet fee-paying AUM increased $0.2 billion, or 5%, to $5.4 billion during the three months ended March 31, 2020, due to due to the closing of new commitments during the period net of reductions for AUM that became fee-paying AUM during the period.

AUM decreased $2.0 billion, or 3%, to $55.8 billion during the three months ended March 31, 2020, primarily driven by changes in FPAUM and Contracted, not yet fee-paying AUM, as well as mark to market changes that did not impact FPAUM.

Years Ended December 31, 2019 and 2018

FPAUM increased $1.2 billion, or 2%, to $50.0 billion during the year ended December 31, 2019, due to $4.7 billion of contributions and a $1.6 billion increase related to foreign exchange, market value and other adjustments, offset by $2.9 billion and $2.3 billion of withdrawals and distributions, respectively.

•        Private markets strategies FPAUM increased $1.6 billion, or 6%, to $26.5 billion during the year ended December 31, 2019, primarily due to $3.5 billion of contributions, offset by $2.1 billion of distributions.

•        Absolute return strategies FPAUM decreased $0.4 billion, or 2%, to $23.6 billion during the year ended December 31, 2019, primarily due to $2.9 billion of withdrawals, offset by $1.2 billion of contributions and $1.5 billion increase related to foreign exchange, market value and other adjustments.

Contracted, not yet fee-paying AUM increased $2.8 billion, or 122%, to $5.2 billion during the year ended December 31, 2019, due to the closing of new commitments during the year net of reductions for AUM that became fee-paying AUM during the year.

AUM increased $4.0 billion, or 7%, to $57.7 billion during the year ended December 31, 2019, primarily driven by changes in FPAUM and Contracted, not yet fee-paying AUM, as well as mark to market changes that did not impact FPAUM

Years Ended December 31, 2018 and 2017

FPAUM increased $4.7 billion, or 11%, to $48.9 billion during the year ended December 31, 2018, primarily due to $9.8 billion of contributions, offset by $2.4 billion and $2.4 billion of withdrawals and distributions, respectively.

•        Private markets strategies FPAUM increased $3.5 billion, or 16%, to $24.9 billion during the year ended December 31, 2018, primarily due to $5.5 billion of contributions, offset by $2.1 billion of distributions.

•        Absolute return strategies FPAUM increased $1.3 billion, or 6%, to $24.0 billion during the year ended December 31, 2018, primarily due to $4.3 billion of contributions, offset by $2.3 billion of withdrawals.

Contracted, not yet fee-paying AUM increased $0.4 billion, or 20%, to $2.3 billion during the year ended December 31, 2018, due to due to the closing of new commitments during the year net of reductions for AUM that became fee-paying AUM during the year.

AUM increased $3.7 billion, or 7%, to $53.8 billion during the year ended December 31, 2018, primarily driven by changes in FPAUM and Contracted, not yet fee-paying AUM, as well as mark to market changes that did not impact FPAUM.

Non-GAAP Financial Measures

In addition to our results of operations above, we report certain financial measures that are not required by, or presented in accordance with, GAAP. Management uses these non-GAAP measures to assess the performance of our business across reporting periods and believe this information is useful to investors for the same reasons. These non-GAAP measures should not be considered a substitute for the most directly comparable GAAP measures, which are reconciled below. Further, these measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measurements in isolation or as a substitute for GAAP measures including revenues and net income. We may calculate or present these non-GAAP financial measures differently than other companies who report measures with the same or similar names, and as a result, the non-GAAP measures we report may not be comparable.

Net Incentive Fees Attributable to GCM Grosvenor

Net incentive fees are used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) carried interest attributable to employees and former employees and (b) carried interest attributable to noncontrolling interest holders.

The following tables show reconciliations of incentive fees to net incentive fees attributable to GCM Grosvenor for the three months ended March 31, 2020 and 2019 and for the years ended December 31, 2019, 2018 and 2017, respectively:

Three Months Ended March 31, 2020 and 2019

	Three months ended March 31,
	2020	2019
	(in thousands)
Net incentive fees attributable to GCM Grosvenor
Incentive fees	$3,233	$22,703
Less:
Carried interest expense attributable to employees and former employees	(1,201)	(12,006)
Carried interest expense attributable to redeemable noncontrolling interest holder	(865)	—
Carried interest attributable to other noncontrolling interest holders, net	(468)	(4,861)
Net incentive fees attributable to GCM Grosvenor	$699	$5,836

Years Ended December 31, 2019, 2018 and 2017

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Net incentive fees attributable to GCM Grosvenor
Incentive fees	$84,165	$57,059	$59,557
Less:
Carried interest expense attributable to employees and former employees	(39,560)	(27,912)	(24,746)
Carried interest attributable to other noncontrolling interest holders, net	(11,344)	(8,963)	(3,868)
Net incentive fees attributable to GCM Grosvenor	$33,261	$20,184	$30,943

Total Fees Attributable to GCM Grosvenor

Total fees attributable to GCM Grosvenor are used to highlight revenues attributable to GCM Grosvenor. Total fees attributable to GCM Grosvenor represent total operating revenues fees excluding (a) reimbursement of expenses paid on behalf of GCM Funds and affiliates, (b) carried interest attributable to employees and former employees and (c) carried interest attributable to noncontrolling interest holders.

The following tables show reconciliations of total operating revenues to total fees attributable to GCM Grosvenor for the three months ended March 31, 2020 and 2019 and for the years ended December 31, 2019, 2018 and 2017, respectively:

Three Months Ended March 31, 2020 and 2019

	Three months ended March 31,
	2020	2019
	(in thousands)
Net fees attributable to GCM Grosvenor
Total operating revenues	$82,617	$105,642
Less:
Reimbursement of expenses paid on behalf of GCM funds and affiliates	(1,974)	(1,462)
Carried interest expense attributable to employees and former employees	(1,201)	(12,006)
Carried interest expense attributable to redeemable noncontrolling interest holder	(865)	—
Carried interest attributable to other noncontrolling interest holders, net	(468)	(4,861)
Net fees attributable to GCM Grosvenor	$78,109	$87,313

Years Ended December 31, 2019, 2018 and 2017

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Net fees attributable to GCM Grosvenor
Total operating revenues	$416,394	$378,496	$377,006
Less:
Reimbursement of expenses paid on behalf of GCM funds and affiliates	(6,708)	(4,142)	(3,753)
Carried interest expense attributable to employees and former employees	(39,560)	(27,912)	(24,746)
Carried interest attributable to other noncontrolling interest holders, net	(11,344)	(8,963)	(3,868)
Net fees attributable to GCM Grosvenor	$358,782	$337,479	$344,639

Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA Attributable to GCM Grosvenor

Adjusted pre-tax income, Adjusted net income and Adjusted EBITDA attributable to GCM Grosvenor are non-GAAP measures used to evaluate our profitability.

Adjusted pre-tax income represents net income attributable to GCM Grosvenor excluding (a) income taxes and (b) certain significant items that we believe are not indicative of our core performance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business.

Adjusted net income represents adjusted pre-tax income minus income taxes.

Adjusted EBITDA represents adjusted net income excluding (a) income taxes, (b) depreciation expense and (c) interest expense on our outstanding debt. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods.

The following tables show reconciliations of net income attributable to GCM Grosvenor and adjusted pre-tax income and adjusted net income attributable to GCM Grosvenor, respectively:

Three Months Ended March 31, 2020 and 2019

	Three months ended March 31,
	2020	2019
	(in thousands)
Adjusted pre-tax income & Adjusted net income attributable to GCM Grosvenor
Net income (loss) attributable to GCM Grosvenor	$(14,955)	$13,205
Plus:
Income taxes	643	661
Change in fair value of derivatives	8,634	1,820
Amortization expense	1,876	1,953
Severance expense	2,280	1,095
Transaction expenses	3,355	—
Loss on extinguishment of debt	1,032	—
Other	—	66
Partnership interest-based compensation	7,920	3,809
Other non-cash compensation	1,065	708
Less:
Investment income, net of noncontrolling interest	(33)	(1,445)
Net compensation expense associated with deferred revenue carry	990	(802)
Adjusted pre-tax income to GCM Grosvenor	12,807	21,070
Less:
Income taxes	(643)	(661)
Adjusted net income attributable to GCM Grosvenor	$12,164	$20,409
Adjusted EBITDA attributable to GCM Grosvenor
Adjusted net income attributable to GCM Grosvenor	$12,164	$20,409
Plus:
Income taxes	643	661
Depreciation expense	696	655
Interest expense	5,867	6,000
Adjusted EBITDA attributable to GCM Grosvenor	$19,370	$27,725

Years Ended December 31, 2019, 2018 and 2017

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Adjusted pre-tax income & Adjusted net income attributable to GCM Grosvenor
Net income attributable to GCM Grosvenor	$46,777	$39,199	$53,039
Plus:
Income taxes	2,318	1,395	1,325
Change in fair value of derivatives	5,417	1,344	1,295
Amortization expense	7,794	7,813	7,679
Severance expense	4,650	4,783	3,996
Transaction expenses	770	4,639	4,623
Gain on settlement	—	—	(11,176)
Loss on extinguishment of debt	—	—	1,906
Other	905	2,000	3,746
Partnership interest-based compensation	30,233	19,495	41,394
Other non-cash compensation	4,030	1,788	1,379
Less:
Investment income, net of noncontrolling interest	(5,579)	(2,833)	(4,498)
Net compensation expense associated with deferred revenue carry	(718)	3,867	3,283
Adjusted pre-tax income to GCM Grosvenor	96,597	83,490	107,991
Less:
Income taxes	(2,318)	(1,395)	(1,325)
Adjusted net income attributable to GCM Grosvenor	$94,279	$82,095	$106,666

Adjusted EBITDA attributable to GCM Grosvenor
Adjusted net income attributable to GCM Grosvenor	$94,279	$82,095	$106,666
Plus:
Income taxes	2,318	1,395	1,325
Depreciation expense	2,544	3,850	4,180
Interest expense	25,680	26,468	23,415
Adjusted EBITDA attributable to GCM Grosvenor	$124,821	$113,808	$135,586

Liquidity and Capital Resources

We have historically financed our operations and working capital through net cash from operating activities and borrowings under our Term Loans and Revolving Credit Facility (each as defined below). As of March 31, 2020, we had $139.4 million of cash and cash equivalents and available borrowing capacity of $8 million under our Revolving Credit Facility. Our primary cash needs are to fund working capital requirements, invest in growing our business, make investments in GCM Funds, make scheduled principal payments and interest payments on our outstanding indebtedness and pay tax distributions to members. Additionally, after the business combination, we will need cash to make payments under the Tax Receivable Agreement. We expect that our cash flow from operations, current cash and cash equivalents, proceeds from the business combination and Private Placement and available borrowing capacity under our Revolving Credit Facility will be sufficient to fund our operations and planned capital expenditures and to service our debt obligations for the next twelve months.

Cash Flows

Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net cash used in operating activities	$(33,037)	$(22,523)
Net cash provided by investing activities	(1,684)	9,830
Net cash provided (used in) financing activities	94,539	(10,792)
Effect of exchange rate changes on cash	(324)	7
Net increase (decrease) in cash and cash equivalents	$59,494	$(23,478)

Net Cash Used in Operating Activities

Net cash used in operating activities was primarily driven by our net income (loss) in the respective periods after adjusting for significant non-cash activities, including depreciation and amortization expense, non-cash partnership interest-based compensation, the change in fair value of derivatives and the change in equity value of our investments; in addition to proceeds received from return on investments and the payment of bonus compensation.

Net cash used in operating activities was $33.1 million and $22.5 million for the three months ended March 31, 2020 and 2019, respectively. These operating cash flows were primarily driven by:

•        net income (loss) of $(10.3) million and $16.4 million for the three months ended March 31, 2020 and 2019, respectively, adjusted for $18.6 million and $9.3 million of non-cash activities, respectively, as well as changes in working capital; and

•        proceeds received from investments of $2.6 million and $2.4 million for the three months ended March 31, 2020 and 2019, respectively.

Net Cash Provided by (Used in) Investing Activities

Net cash provided by (used in) investment activities was $(1.7) million and $9.8 million for the three months ended March 31, 2020 and 2019, respectively. These investing cash flows are primarily driven by:

•        contributions/subscriptions to investments of $(6.4) million and $(4.4) million during the three months ended March 31, 2020 and 2019, respectively; and

•        distributions from investments of $5.6 million and $14.4 million during the three months ended March 31, 2020 and 2019, respectively.

Net Cash Provided by (Used in) Financing Activities

Net cash provided by (used in) financing activities was $94.5 million and $(10.8) million for the three months ended March 31, 2020 and 2019, respectively. These financing cash flows were primarily driven by:

•        capital contributions received from noncontrolling interests of $174.6 million and $1.5 million for the three months ended March 31, 2020 and 2019, respectively;

•        capital distributions paid to noncontrolling interest holders of $(5.8) million and $(12.3) million for the three months ended March 31, 2020 and 2019, respectively;

•        proceeds from our revolving line of credit of $20.0 million during the three months ended March 31, 2020;

•        principal payments on revolving line of credit of $(3.0) million during the three months ended March 31, 2020; and

•        principal payments on senior notes of $(91.2) million during the three months ended March 31, 2020.

Years Ended December 31, 2019, 2018 and 2017

	Year Ended December 31,
	2019	2018	2017
	(in thousands)
Net cash provided by operating activities	$96,193	$117,029	$126,649
Net cash provided by investing activities	6,130	7,962	5,920
Net cash used in financing activities	(90,871)	(153,772)	(155,136)
Effect of exchange rate changes on cash	314	(182)	878
Net increase (decrease) in cash and cash equivalents	$11,766	$(28,963)	$(21,689)

Net Cash Provided by Operating Activities

Net cash provided by operating activities was primarily driven by our net income in the respective periods after adjusting for significant non-cash activities, including depreciation and amortization expense, non-cash partnership interest-based compensation, and the change in equity value of our investments, in addition to proceeds received from return on investments.

Net cash provided by operating activities was $96.2 million, $117.0 million and $126.6 million for the years ended December 31, 2019, 2018 and 2017, respectively. These operating cash flows were primarily driven by:

•        net income of $60.0 million, $63.7 million and $73.0 million for the years ended December 31, 2019, 2018 and 2017, respectively, adjusted for $44.8 million, $18.7 million and $41.5 million of non-cash activities, respectively, as well as changes in working capital; and

•        proceeds received from investments of $10.3 million, $18.3 million and $14.5 million for the years ended December 31, 2019, 2018 and 2017, respectively.

Net Cash Provided by Investing Activities

Net cash provided by investment activities was $6.1 million, $8.0 million and $5.9 million for the years ended December 31, 2019, 2018 and 2017, respectively. These investing cash flows were primarily driven by:

•        purchases of premises and equipment of $(4.0) million, $(0.9) million and $(1.2) million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        contributions/subscriptions to investments of $(21.5) million, $(23.2) million and $(16.0) million during the years ended December 31, 2019, 2018 and 2017, respectively; and

•        withdrawals/redemptions of investments of $31.6 million, $32.0 million and $23.8 million during the years ended December 31, 2019, 2018 and 2017, respectively.

Net Cash Used in Financing Activities

Net cash used in financing activities was $90.9 million, $153.8 million and $155.1 million for the years ended December 31, 2019, 2018 and 2017, respectively. These financing activities were primarily driven by:

•        capital contributions received from noncontrolling interest holders of $4.7 million, $6.4 million and $8.6 million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        capital distributions paid to partners of $(69.6) million, $(82.2) million and $(170.2) million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        capital distributions paid to noncontrolling interest holders of $(43.7) million, $(49.2) million and $(44.0) million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        principal payments on senior secured notes of $(7.3) million, $(27.4) million and $(47.0) million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        proceeds from debt issuance of $175.5 million during the year ended December 31, 2017;

•        payments for the extinguishment of debt of $(75.5) million during the year ended December 31, 2017; and

•        proceeds from revolving line of credit of $25.0 million during the year ended December 31, 2019.

Indebtedness

On January 2, 2014, GCMH LLLP entered into a credit agreement (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GCMH LLLP, as the borrower, Grosvenor Holdings, GH II, GCMH GP and GCM LLC, each, as a pledgor, the lenders party thereto, Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”) and swing line lender, BMO Harris Bank N.A., as a letter of credit issuer, and Bank of Montreal, Chicago Branch, as a letter of credit issuer. The Credit Agreement provides GCMH LLLP with a senior secured term loan facility (the “Term Loan Facility”) and for commitments for a $50.0 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”). Under the Revolving Credit Facility, $15.0 million is available for letters of credit and $10.0 million is available for swingline loans. The Credit Agreement provides the right for GCMH LLLP to incur additional commitments under either the Term Loan Facility or the Revolving Credit Facility, subject to an aggregate increase of $150.0 million, plus any amounts previously voluntarily prepaid, plus additional amounts if certain leverage ratios are achieved. As of March 31, 2020, GCMH LLLP had borrowings of $340.3 million outstanding under the Term Loan Facility and $42.0 million outstanding under the Revolving Credit Facility. The maturity date of all of the outstanding borrowings under the Term Loan Facility (the “Term Loans”) is March 29, 2025, and the maturity date for the full amount of the Revolving Credit Facility is March 29, 2023. For additional detail regarding the Credit Agreement and indebtedness thereunder, see “Description of Certain Indebtedness.”

Dividend Policy

Following the completion of the business combination, GCM PubCo will be a holding company with no material assets other than its indirect ownership of equity interests in GCMH LLLP and certain deferred tax assets. As such, GCM PubCo will not have any independent means of generating revenue. However, management of GCM Grosvenor expects to cause GCMH LLLP to make distributions to its members, including GCM PubCo, in an amount at least sufficient to allow GCM PubCo to pay all applicable taxes, to make payments under the Tax Receivable Agreement, and to pay GCM PubCo’s corporate and other overhead expenses.

Additionally, management of GCM Grosvenor expects to recommend to the board of directors of GCM PubCo that it approve a cash dividend of $0.05 per share per quarter on shares of GCM Class A common stock, starting with the first full quarter after the completion of the business combination. However, the payment of cash dividends on shares of GCM Class A common stock in the future, in this amount or otherwise, will be within the discretion of GCM PubCo’s board of directors at such time, and will depend on numerous factors, including:

•        general economic and business conditions;

•        GCM PubCo’s strategic plans and prospects;

•        GCM PubCo’s business and investment opportunities;

•        GCM PubCo’s financial condition and operating results, including its cash position, its net income and its realizations on investments made by its investment funds;

•        working capital requirements and anticipated cash needs;

•        contractual restrictions and obligations, including payment obligations pursuant to the tax receivable agreement and restrictions pursuant to any credit facility; and

•        legal, tax and regulatory restrictions.

Tax Receivable Agreement

We expect that exchanges of Grosvenor common units by limited partners of GCMH LLLP, as well as the initial purchase of equity interests in GCMH LLLP with the net proceeds from the business combination, will result in increases in the tax basis in our share of the assets of GCMH LLLP and its subsidiaries that otherwise would not have been available. These increases in tax basis are expected to increase our depreciation and amortization deductions and create other tax benefits and therefore may reduce the amount of tax that we would otherwise be required to pay in the future. The Tax Receivable Agreement will require GCM PubCo to pay 85% of the amount of these and certain other tax benefits, if any, that we realize (or are deemed to realize in certain circumstances) to the TRA Parties.

Off-Balance Sheet Arrangements

We do not invest in any off-balance sheet vehicles that provide liquidity, capital resources, market or credit risk support, or engage in any activities that expose us to any liability that is not reflected in our combined financial statements.

Contractual Obligations, Commitments and Contingencies

The following table represents our contractual obligations as of December 31, 2019, aggregated by type.

	Contractual Obligations
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
	(in thousands)
Operating leases	$38,487	$7,106	$16,861	$9,400	$5,120
Debt obligations(1)	456,454	—	—	25,000	431,454
Interest on debt obligations(2)	105,899	20,680	41,246	39,278	4,695
Capital commitments to our investments(3)	62,053	62,053	—	—	—
Total	$662,893	$89,839	$58,107	$73,678	$441,269

____________

(1)      Represents scheduled debt obligation payments under our Term Loan and Credit Facility Agreements

(2)      Represents interest to be paid on our debt obligations. The interest payments are calculated using the interest rate of 4.45% on our Term Loan and Credit Facility Agreements in effect as of December 31, 2019.

(3)      Represents commitments by us to fund a portion of each investment made by our unconsolidated VIEs and several of the GCM CFIG and GCMLP advised GCM Funds. These amounts are generally due on demand and are therefore presented in the less than one-year category, however, based on historical precedent, are likely to be due over a substantially longer period of time.

During the three months ended March 31, 2020, we increased borrowings on our revolving line of credit by $17.0 million and made principal payments on senior notes of $91.2 million.

Following the consummation of the business combination, we will be obligated to make payments under the Tax Receivable Agreement. The table above does not include any payments that we may be obligated to make under the Tax Receivable Agreement, as the actual timing and amount of any payments that may be made under the Tax Receivable Agreement, are unknown at this time and will vary based on a number of factors. For more information about these factors, see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.” However, we expect that the payments that we will be required to make to the TRA Parties in connection with the Tax Receivable Agreement will be substantial. Any payments made by us to the TRA Parties under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to us or to GCMH LLLP. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will accrue interest until paid. Our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 60 calendar days of the date on which the payment is required to be made will generally constitute a material breach of a material obligation under the Tax Receivable Agreement, which may result in the termination of the Tax Receivable Agreement and the acceleration of payments thereunder, unless the applicable payment is not made because (i) we are prohibited from making such payment under applicable law or the terms governing certain of our secured indebtedness or (ii) we do not have, and cannot by using commercially reasonable efforts obtain, sufficient funds to make such payment.

Mosaic Transaction

Overview of Mosaic Transaction

In March 2020, GCMH LLLP and its affiliates transferred certain indirect partnership interests related to historical investment funds managed by GCMH LLLP and its affiliates to Mosaic Acquisitions 2020, L.P. (“Mosaic”) in a transaction we refer to as the “Mosaic Transaction.” The limited partners of Mosaic are a third-party investor (the “third-party investor”), which funded nearly all of the Mosaic Transaction, Grosvenor Holdings and GCMH LLLP. GCMH LLLP also acts as the general partner of Mosaic. Prior to the closing of the Transactions, Grosvenor Holdings’ interests and liabilities related to Mosaic will be transferred to GCMH LLLP, and the terms described below assume effectiveness of such transfer. Mosaic holds limited partnership interests representing the following financial assets:

•        a right to 80-90% of our share of the carried interest generated by funds raised prior to December 31, 2019 (the “Mosaic Carry”); and

•        certain funded general partner interests, which at the time of the Mosaic Transaction had a book value of $58.0 million, and to-be-funded general partner interests, as detailed below.

In exchange for such interests, we received $125.4 million in cash, which we used primarily to pay down outstanding debt, and Mosaic received $48.0 million of incremental cash from the third-party investor to prefund future fund investment obligations of Mosaic, which were previously our obligations.

Distribution of Proceeds

Distributable proceeds received by Mosaic for certain of its assets are distributed to its limited partners in accordance with their respective capital contributions with respect to such assets until such time as the third-party investor has received a certain specified multiple of its capital contributions, and thereafter to GCMH LLLP. Distributable proceeds received by Mosaic for its other assets are distributed to its limited partners in accordance with their respective capital contributions with respect to such assets. In the event that the third-party investor has received amounts attributable to the Mosaic Carry in excess of certain specified thresholds prior to certain specified dates, and certain net asset value thresholds are exceeded, then the percentage of the Mosaic Carry allocated to the third-party investor will be adjusted downward.

Based on cash flow up to the relevant date, GCMH GP and/or its subsidiaries may be obligated to make payments to Mosaic that could total up to a maximum of $19.9 million, which is broken down as a maximum of $4.9 million on December 31, 2020, $7.5 million on December 31, 2021 and $7.5 million in December 31, 2022 (the “Potential GCM Payments”). Such amounts can be reduced (not below zero) by exceeding certain cumulative distribution thresholds at each relevant date. Any such amounts paid to Mosaic will also reduce, on a dollar-for-dollar basis, the purchase price payable upon exercise of the Mosaic Call Right or the Mosaic Put Right (as defined below), as well as the amount of distributable proceeds required to be received by the third-party investor before distributable proceeds are distributed to GCMH LLLP.

Call Option

After effecting the Pre-Closing Restructuring, GCMH LLLP shall have the option to purchase the interest in Mosaic held by the third-party investor (or the underlying assets) at any time, at a purchase price equal to the greater of (x) 130% of amounts contributed to Mosaic by the third-party investor and (y) a 12% pre-tax internal rate of return on amounts contributed to Mosaic by the third-party investor (the “Mosaic Call Right”). The exercise of the Mosaic Call Right would result in the interest held by the third-party investor no longer being accounted for as a noncontrolling interest. After effecting the Pre-Closing Restructuring, GCMH LLLP will be obligated to pay a premium of $2.6 million by December 31, 2020 in exchange for being granted the Mosaic Call Right.

We believe the following are important metrics relating to Mosaic which highlight the assets in the entity that are subject to the Mosaic Call Right:

(dollars in millions)
Net Purchase Price to Exercise Mosaic Call Right (as of March 31, 2020):(1)	$176.9
Mosaic LTM Carried Interest (as of March 31, 2020):(2)	$0.9
Net Asset Value of Capital to be Acquired upon Exercise of Mosaic Call Right (as of March 31, 2020):	$61.3
Liquidation Value of Carried Interest to be Acquired upon Exercise of Mosaic Call Right (as of March 31, 2020):	$104.3
Mosaic Carry Dollars at Work(3) (as of March 31, 2020):	$422.7

____________

(1)      Based on a threshold equal to 130% of amounts contributed to Mosaic by the third-party investor, net of $48.2 million of Mosaic cash. As of March 31, 2020, the purchase price to exercise the Mosaic Call Right based on a 12% pre-tax internal rate of return on amounts contributed to Mosaic by the third-party investor would have been $126.4 million, net of Mosaic cash. Upon any exercise of the Mosaic Call Right or the Mosaic Put Right (as defined below), the actual purchase price will be equal to the greater of the two alternatives.

(2)      The amount shown represents the redeemable noncontrolling interest reflected in our financial statements for the twelve-month period ended March 31, 2020. Had the transaction occurred on March 31, 2019 and included all tax carry attributable to the Mosaic interests from such time forward, the redeemable noncontrolling interest amount reflected in our financial statements for the twelve-month period ended March 31, 2020 would have been $12.6 million. Without such tax carry, the redeemable noncontrolling interest amount reflected in our financial statements for the twelve-month period ended March 31, 2020 would have been $4.9 million.

(3)      We define “Mosaic Carry Dollars at Work” as aggregate limited partner commitments to the relevant GCM Grosvenor fund in which Mosaic has an interest, multiplied by the percentage of carried interest provided for in the governing documents of the relevant fund, multiplied by Mosaic’s share.

Defaults and Put Right Under the Mosaic Agreements

In the event of a default by us of obligations to make the Potential GCM Payments the purchase price upon exercise of the Mosaic Call Right or Mosaic Put Right would be increased to the greater of (x) 140% of amounts contributed to Mosaic by the third-party investor and (y) a 15% pre-tax internal right of return on amounts contributed to Mosaic by the third-party investor.

In the event of certain uncured actions by us or involving the relevant funds that could impair the value of the third-party investor’s investment, or upon uncured breaches of certain representations by us, the third-party investor will have the right to cause us to either (a) reacquire the third-party investor’s full interest in Mosaic or (b) the underlying assets of Mosaic at the Mosaic Call Right purchase price (the “Mosaic Put Right”). In such an event, GCMH LP will have sole discretion in choosing whether we reacquire the interest in Mosaic (or the underlying assets). Should we choose not to reacquire the third-party investor’s full interest or assets, the purchase price under the Mosaic Call Right will increase.

Critical Accounting Policies

We prepare our combined financial statements in accordance with GAAP. In applying many of these accounting principles, we need to make assumptions, estimates or judgments that affect the reported amounts of assets, liabilities, revenues and expenses in our combined financial statements. We base our estimates and judgments on historical experience and other assumptions that we believe are reasonable under the circumstances. These assumptions, estimates or judgments, however, are both subjective and subject to change, and actual results may differ from our assumptions and estimates. If actual amounts are ultimately different from our estimates, the revisions are included in our results of operations for the period in which the actual amounts become known. We believe the following critical accounting policies could potentially produce materially different results if we were to change underlying assumptions, estimates or judgments. See Note 2, “Summary of Significant Accounting Policies,” to our combined financial statements included elsewhere in this proxy statement/prospectus for a summary of our significant accounting policies.

Principles of Consolidation

We consolidate all entities that we control as the primary beneficiary of variable interest entities (“VIEs”).

We first determine whether we have a variable interest in an entity. Fees paid to a decision maker or service provider are not deemed variable interests in an entity if (i) the fees are compensation for services provided and are commensurate with the level of effort required to provide those services; (ii) the service arrangement includes only terms, conditions, or amounts that are customarily present in arrangements for similar services negotiated at arm’s length; and (iii) the decision maker does not hold other interests in the entity that individually, or in the aggregate, would absorb more than an insignificant amount of the entity’s expected losses or receive more than an insignificant amount of the entity’s expected residual returns. We have evaluated our arrangements and determined that management fees, performance fees and carried interest are customary and commensurate with the services being performed and are not variable interests. For those entities in which we have a variable interest, we perform an analysis to first determine whether the entity is a VIE.

The assessment of whether the entity is a VIE requires an evaluation of qualitative factors and, where applicable, quantitative factors. These judgments include: (a) determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, (b) evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the economic performance of the entity, and (c) determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity. The granting of substantive kick-out rights is a key consideration in determining whether a limited partnership or similar entity is a VIE.

For entities that are determined to be VIEs, we consolidate those entities where we have concluded we are the primary beneficiary. We are determined to be the primary beneficiary if we hold a controlling financial interest which is defined as possessing (a) the power to direct the activities that most significantly impact the VIE’s economic performance and (b) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. In evaluating whether we are the primary beneficiary, we evaluate our economic interests in the entity held either directly or indirectly by us.

We determine whether we are the primary beneficiary of a VIE at the time we become involved with a VIE and reconsiders that conclusion continuously. At each reporting date, we assess whether we are the primary beneficiary and will consolidate or deconsolidate accordingly.

Entities that do not qualify as VIEs are assessed for consolidation as voting interest entities. Under the voting interest entity model, we consolidate those entities we control through a majority voting interest.

Partnership Interest-Based Compensation

Various individuals, including our current and former employees have been awarded partnership interests in Grosvenor Holdings, GH II and GCM Grosvenor Management LLC. These partnership interests grant the recipients the right to certain cash distributions of profits from Grosvenor Holdings, GH II and GCM Grosvenor Management LLC to the extent such distributions are authorized.

A partnership interest award is accounted for based on its substance. A partnership interest award that is in substance a profit-sharing arrangement or performance bonus would generally not be within the scope of the stock-based compensation guidance and would be accounted for under the guidance for deferred compensation plans, similar to a cash bonus. However, if the arrangement has characteristics more akin to the risks and rewards of equity ownership, the arrangement would be accounted for under stock-based compensation guidance.

We analyze awards granted to recipients at the time they are granted or modified. Awards that are in substance a profit-sharing arrangement in which rights to distributions of profits are based fully on the discretion of the managing member of Grosvenor Holdings, GH II and GCM Grosvenor Management LLC, are recorded as partnership interest-based compensation expense in the consolidated statements of income and comprehensive income when Grosvenor Holdings, GH II and GCM Grosvenor Management LLC makes distributions to the recipients. Profit-sharing arrangements that contain a stated target payment are recognized as partnership interest-based compensation expense equal to the present value of expected future payments on a straight-line basis over the service period.

Revenue Recognition of Incentive Fees

Incentive fees are based on the results of our funds, in the form of performance fees and carried interest income, which together comprise Incentive Fees.

Carried Interest

Carried interest is a performance-based capital allocation from a fund’s limited partners in certain GCM Funds invested in longer-term public market investments and private market investments. Carried interest is typically calculated as a percentage of the profits calculated in accordance with the terms of fund agreements at rates that range between 2.5%-20% after returning invested capital, certain fees and a preferred return to the fund’s limited partners. Carried interest is ultimately realized when underlying investments distribute proceeds or are sold and therefore carried interest is highly susceptible to market factors, judgments, and actions of third parties that are outside of our control. Accordingly, carried interest is considered variable consideration and is therefore constrained and not recognized as revenue until (a) it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur, or (b) the uncertainty associated with the variable consideration is subsequently resolved.

Agreements generally include a clawback provision that, if triggered, would require the us to return up to the cumulative amount of carried interest distributed, typically net of tax, upon liquidation of those funds, if the aggregate amount paid as carried interest exceeds the amount actually due based upon the aggregate performance of each fund. We have defined the portion to be deferred as the amount of carried interest, typically net of tax, that we would be required to return if all remaining investments had no value as of the end of each reporting period.

Prior to the adoption of ASC 606, we did not recognize realized carry received as carried interest revenue until the earlier of the termination of the related fund or the point at which clawback of any historic carried interest distributions could no longer occur.

Performance Fees

We may receive performance fees or incentive compensation from certain GCM Funds investing in public market investments. Performance fees are typically a fixed percentage of investment gains, subject to loss carryforward provisions that require the recapture of any previous losses before any Performance Fees can be earned in the current period. Performance Fees may or may not be subject to a hurdle or a preferred return, which requires that clients earn a specified minimum return before a Performance Fee can be assessed. With the exception of certain GCM Funds, these performance fees are determined based upon investment performance at the end of a specified measurement period, generally the end of the calendar year. Certain limited GCM Funds have performance measurement periods extending beyond one year.

Investment returns are highly susceptible to market factors, judgments, and actions of third parties that are outside of our control. Accordingly, performance fees are considered variable consideration and are therefore constrained and not recognized until it is probable that a significant reversal will not occur. In the event a client redeems from one of the GCM Funds prior to the end of a measurement period, any accrued performance fee is ordinarily due and payable by such redeeming client as of the date of the redemption.

Recent Accounting Pronouncements

Information regarding recent accounting developments and their impact on our results can be found in Note 2, “Summary of Significant Accounting Policies” in the notes to the combined financial statements included in this proxy statement/prospectus.

Qualitative and Quantitative Disclosures about Market Risk

In the normal course of business, we are exposed to a broad range of risks inherent in the financial markets in which we participate, including price risk, interest-rate risk, access to and cost of financing risk, liquidity risk, counterparty risk and foreign exchange-rate risk. Potentially negative effects of these risks may be mitigated to a certain extent by those aspects of our investment approach, investment strategies, fundraising practices or other business activities that are designed to benefit, either in relative or absolute terms, from periods of economic weakness, tighter credit or financial market dislocations.

Our predominant exposure to market risk is related to our role as general partner or investment manager for our funds and the sensitivity to movements in the fair value of their investments, which may adversely affect our investment income, management fees, and incentive income, as applicable.

Fair value of the financial assets and liabilities of our funds may fluctuate in response to changes in the value of securities, foreign currency exchange rates, commodity prices and interest rates. The impact of investment risk is as follows:

•        Investment income changes along with the realized and unrealized gains of the underlying investments in our specialized funds and certain customized separate accounts in which we have a general partner commitment. Our general partner investments include unique underlying portfolio investments with no significant concentration in any industry or country outside of the United States.

•        Our management fees attributable from our absolute return strategies are typically based on the NAV of those funds, and therefore the amount of fees that we may charge will increase or decrease in direct proportion to the effect of changes in the fair value of the fund’s investments. Our specialized funds and customized separate accounts attributable to our private markets strategies are not significantly affected by changes in fair value as the management fees are not generally based on the value of the specialized funds or customized separate accounts, but rather on the amount of capital committed or invested in the specialized funds or customized separate accounts, as applicable.

•        Incentive fees from our specialized funds and customized separate accounts are not materially affected by changes in the fair value of unrealized investments because they are based on realized gains and subject to achievement of performance criteria rather than on the fair value of the specialized fund’s or customized separate account’s assets prior to realization. We had $11.7 million of deferred incentive fee revenue on our balance sheet as of March 31, 2020. Minor decreases in underlying fair value would not affect the amount of deferred incentive fee revenue subject to clawback.

Exchange Rate Risk

Several of our specialized funds and customized separate accounts hold investments denominated in non U.S. dollar currencies that may be affected by movements in the rate of exchange between the U.S. dollar and foreign currency, which could impact investment performance. We do not possess significant assets in foreign countries in which we operate or engage in material transactions in currencies other than the U.S. dollar. Therefore, changes in exchange rates are not expected to materially impact our financial statements.

Interest Rate Risk

As of March 31, 2020, we had $42.0 million of borrowings outstanding under our revolving credit facility and $340.3 outstanding related to our senior secured notes. The revolving credit facility accrues interest based on a spread over LIBOR and the senior secured notes accrued interest at 2.75% over the LIBOR, subject to a 1.0% LIBOR floor. At March 31, 2020, the weighted average interest rate for our revolving credit facility and senior secured notes was 3.55% and 3.75%, respectively.

Based on the floating rate component of our credit facility and senior secured notes and excluding any impact of interest rate hedges as of March 31, 2020, we estimate that a 100 basis point increase in interest rates would result in increased interest expense of $4.6 million over the next 12 months.

Credit Risk

We are party to agreements providing for various financial services and transactions that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements. In such agreements, we depend on the respective counterparty to make payment or otherwise perform. We generally endeavor to minimize our risk of exposure by limiting the counterparties with which we enter into financial transactions to reputable financial institutions. In other circumstances, availability of financing from financial institutions may be uncertain due to market events, and we may not be able to access these financing markets.

There have been no material changes in our market risk exposures since March 31, 2020.

DESCRIPTION OF CERTAIN INDEBTEDNESS

On January 2, 2014, GCMH LLLP entered into the Credit Agreement by and among GCMH LLLP, as the borrower, Grosvenor Holdings, GH II, GCMH GP and GCM LLC, each, as a pledgor, the lenders party thereto, Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”) and swing line lender, BMO Harris Bank N.A., as a letter of credit issuer, and Bank of Montreal, Chicago Branch, as a letter of credit issuer. The Credit Agreement provides GCMH LLLP with the Term Loan Facility and for commitments for a $50.0 million revolving credit facility. Under the Revolving Credit Facility, $15.0 million is available for letters of credit and $10.0 million is available for swingline loans. The Credit Agreement provides the right for GCMH LLLP to incur additional commitments under either the Term Loan Facility or the Revolving Credit Facility, subject to an aggregate increase of $150.0 million, plus any amounts previously voluntarily prepaid, plus additional amounts if certain leverage ratios are achieved. As of March 31, 2020, GCMH LLLP had borrowings of $340.3 million outstanding under the Term Loan Facility and $42.0 million outstanding under the Revolving Credit Facility. The maturity date of all of the outstanding Term Loans is March 29, 2025, and the maturity date for the full amount of the Revolving Credit Facility is March 29, 2023.

The Term Loans may be voluntarily prepaid in whole, or in part, in each case at any time without premium or penalty (other than a prepayment premium, if applicable), subject to customary conditions. GCMH LLLP is also required to make mandatory prepayments equal to (i) 100% of the net cash proceeds from recovery events or the disposition of property or assets by GCMH LLLP or any restricted subsidiary and which prepayments may be declined by the lenders under the Credit Agreement, (ii) 100% of the net cash proceeds from the incurrence or issuance of indebtedness (other than permitted indebtedness) by GCMH LLLP or any restricted subsidiary, and (iii) 50% of excess cash flow, with such percentage subject to reduction to 0% upon achievement of a total leverage ratio less than or equal to 2.50 to 1.00 and which prepayment may be declined by the lenders under the Credit Agreement. Additionally, GCMH LLLP is required to repay the outstanding principal amount of the Term Loans in quarterly installments of $1.2 million, and such quarterly repayments may be reduced as a result of prepayments. GCMH LLLP may prepay all loans issued under the Revolving Credit Facility at any time without premium or penalty (other than customary LIBOR breakage costs), subject to customary conditions.

The Term Loans bear periodic interest at GCMH LLLP’s option at either the LIBOR rate plus a margin of 2.75% per year or the base rate (which is the greater of (i) the Federal Funds Effective Rate plus 0.50%, (ii) the “prime rate” announced from time to time by the Administrative Agent, (iii) the LIBOR rate plus 1.00% or (iv) 2.00%) plus a margin of 1.75% per year (such margins being referred to as the “Applicable Margin”). The LIBOR rate for the Term Loans is subject to a 1.00% floor. Loans issued under the Revolving Credit Facility bear interest at GCMH LLLP’s option at either the LIBOR rate plus an Applicable Margin ranging from 2.25% to 2.75% per year or the base rate plus an Applicable Margin ranging from 1.25% to 1.75% per year. The Applicable Margin applicable to loans issued under the Revolving Credit Facility varies depending on GCMH LLLP’s first lien secured leverage ratio. The LIBOR rate for loans issued under the Revolving Credit Facility are subject to a 0.00% percent floor.

GCMH LLLP is charged a commitment fee ranging from 0.375% to 0.50% per year (depending on GCMH LLLP’s first lien secured leverage ratio) on the daily amount of the unused portions of the commitments under the Revolving Credit Facility. Additionally, with respect to all letters of credit outstanding under the Revolving Credit Facility, GCMH LLLP is charged a fronting fee of 0.125% per year and a participation fee equal to the Applicable Margin for LIBOR Rate loans issued under the Revolving Credit Facility times the amount available to be drawn under each letter of credit. As of March 31, 2020, the commitment fee for unused portions of the Revolving Credit Facility was 0.5%.

The Revolving Credit Facility is subject to a “springing” financial maintenance covenant. If, at the end of any fiscal quarter, GCMH LLLP has used more than 25% of the commitments under the Revolving Credit Facility (excluding letters of credit in excess of $5.0 million and that have been cash collateralized to at least 100% of their maximum stated amount), then GCMH LLLP must demonstrate that its first lien secured leverage ratio is equal to or less than 3.75 to 1.00 as of the last day of such fiscal quarter. If the financial maintenance covenant is required to be tested and GCMH LLLP reasonably expects that it cannot be met, GCMH LLLP has a customary right to “cure” the default with the proceeds of an issuance of qualified capital stock for cash or otherwise receive cash contributions to the capital of GCMH LLLP, which (i) is treated as EBITDA for purposes of demonstrating compliance with the financial covenant and (ii) for any fiscal quarter in which such proceeds are deemed applied, decrease the outstanding first lien indebtedness under the Credit Agreement solely to the extent such proceeds are actually applied to prepay such indebtedness. GCMH LLLP was in compliance with the financial maintenance covenant as of March 31, 2020, regardless of whether the financial maintenance covenant was required to be tested.

The Credit Agreement also contains other covenants that, among other things, restrict the ability of GCMH LLLP and its restricted subsidiaries to incur debt, merge or consolidate or sell or convey all or substantially all of GCMH LLLP’s assets. The Credit Agreement also includes customary events of default, including the occurrence of a change of control.

Each of GCM LP, GCM Customized Fund Investment Group, L.P., CFIG Holdings, L.L.C., and GCM Fiduciary Services, LLC (each, a “Guarantor”) has executed a guarantee agreement (the “Guarantee Agreement”) with the Collateral Agent. Under the Guarantee Agreement, each Guarantor has agreed to jointly and severally, unconditionally and irrevocably, guarantee, as primary obligor and not merely as surety guarantee, the indebtedness and obligations of its parent entity, GCMH LLLP, under the Credit Agreement. The Guarantee Agreement will remain in effect until such time as all obligations relating to the Credit Agreement have been fulfilled.

Each of Grosvenor Holdings, GH II, GCMH GP, GCM LLC and GCM Grosvenor Capital Management, LLC (“GCM Grosvenor Capital Management”) has executed a pledge agreement (the “Pledge Agreement”) with the Collateral Agent. Under the Pledge Agreement, each of Grosvenor Holdings, GH II, GCMH GP, GCM LLC and GCM Grosvenor Capital Management has agreed to secure the obligations under the Credit Agreement by pledging its interests in GCMH LLLP as collateral against the repayment of the loans under the Credit Agreement. The Pledge Agreement will remain in effect until such time as all obligations relating to the Credit Agreement have been fulfilled.

DESCRIPTION OF GCM PUBCO SECURITIES

As a result of the business combination, CFAC stockholders who receive shares of GCM Class A common stock in the transactions will become GCM PubCo stockholders. Your rights as GCM PubCo stockholders will be governed by Delaware law and the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws. The following description of the material terms of GCM PubCo’s securities reflects the anticipated state of affairs upon the Closing.

The following summary of the material terms of GCM PubCo’s securities following the business combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws are attached as Annex C and Annex D, respectively, to this proxy statement/prospectus. You are encouraged to read the applicable provisions of Delaware law, the GCM PubCo Amended and Restated Charter and the GCM PubCo Amended and Restated Bylaws in their entirety for a complete description of the rights and preferences of GCM PubCo’s securities following the business combination.

Authorized and Outstanding Capital Stock

The GCM PubCo Amended and Restated Charter authorizes the issuance of 1,600,000,000 shares, of which 700,000,000 shares will be shares of GCM Class A common stock, par value $0.0001 per share, 500,000,000 shares will be shares of GCM Class B common stock, par value $0.0001 per share, 300,000,000 shares will be shares of GCM Class C common stock, par value $0.0001 per share and 100,000,000 shares will be shares of preferred stock of GCM PubCo, par value $0.0001 per share.

As of         , 2020, the record date, CFAC had approximately          shares of CFAC Class A common stock,          shares of CFAC Class B common stock,          units, each consisting of one share of CFAC Class A common stock and three-quarters of one public warrant, and          warrants, each whole warrant exercisable for one share of CFAC Class A common stock, issued and outstanding and          holders of record of common stock. After giving effect to the business combination, GCM PubCo will have approximately          shares of GCM Class A common stock outstanding (assuming no redemptions), no shares of GCM Class B common stock outstanding and          shares of GCM Class C common stock outstanding.

Common Stock

Voting

Pursuant to the GCM PubCo Amended and Restated Charter, holders of GCM PubCo’s GCM Class A common stock and GCM Class C common stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of GCM PubCo’s GCM Class A common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunsent Date, the holders of GCM PubCo’s GCM Class C common stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of GCM PubCo’s GCM Class C Common Stock will be entitled to one vote per share. The GCM Class B common stock will not be entitled to vote (except as required by applicable law).

Following the Closing, the Key Holders will control, as a group, approximately 75% of the combined voting power of GCM PubCo’s common stock as a result of its ownership of all of GCM PubCo’s GCM Class C common stock. Accordingly, Mr. Sacks, through his control of GCM V, will control GCM PubCo’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of the GCM PubCo board, the adoption of amendments to its certificate of incorporation and by-laws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date, Mr. Sacks will continue to control the outcome of matters submitted to the stockholders.

The GCM Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of GCM PubCo’s stockholders, except as required by Delaware law. Delaware law would permit holders of GCM Class B common stock to vote, with one vote per share, on a matter if it were to (i) change the par value of the GCM Class B common stock or (ii) amend the GCM PubCo Amended and Restated Charter to alter the powers, preferences, or special rights of the GCM Class B common stock as a whole in a way that would adversely affect the holders of GCM PubCo’s GCM Class B common stock.

As a result, in these limited instances, the holders of a majority of the GCM Class B common stock could defeat such an amendment to the certificate of incorporation. For example, if a proposed amendment of the GCM PubCo Amended and Restated Charter provided for the GCM Class B common stock to rank junior to the GCM Class A common stock or GCM Class C common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were GCM PubCo to be acquired, or (iii) any other right, Delaware law would require the separate vote of the holders of GCM Class B common stock, with each share of GCM Class B common stock entitled to one vote on vote per share. In this instance, the holders of a majority of the GCM Class B common stock could defeat that amendment to the GCM PubCo Amended and Restated Charter.

Dividends

The holders of GCM Class A common stock and GCM Class B common stock (collectively, the “Economic Rights Stock”) are entitled to receive dividends, as and if declared by the GCM PubCo board out of legally available funds. Under the GCM PubCo Amended and Restated Charter, dividends may not be declared or paid in respect of the GCM Class A common stock or the GCM Class B common stock unless they are declared or paid in the same amount in respect of the other class of Economic Rights Stock. With respect to stock dividends, holders of GCM Class A common stock must receive GCM Class A common stock and holders of GCM Class B common stock must receive GCM Class B common stock.

The holders of GCM Class C common stock will not have any right to receive dividends other than stock dividends consisting of shares of GCM Class C common stock, paid proportionally with respect to each outstanding share of GCM PubCo’s GCM Class C common stock.

Merger, Consolidation or Tender or Exchange Offer

The holders of GCM Class A common stock shall not be entitled to receive economic consideration for their shares in excess of that payable to the holders of GCM Class B common stock in connection with any merger, consolidation, or tender or exchange offer. However, in any such event involving consideration in the form of securities, the holders of GCM Class B common stock will be deemed to have received the same consideration as the holders of GCM Class A common stock.

Liquidation or Dissolution

Upon GCM PubCo’s liquidation or dissolution, the holders of all classes of common stock are entitled to their respective par value, and the holders of GCM PubCo’s GCM Class A common stock and GCM Class B common stock will then be entitled to share ratably in those of GCM PubCo’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of GCM Class C common stock will not have any right to receive a distribution upon a liquidation or dissolution of GCM PubCo.

Conversion, Transferability and Exchange

Subject to the terms of the A&R LLLPA, the limited partners of GCMH LLLP (other than IntermediateCo) may from time to time cause GCMH LLLP to redeem any or all of their Grosvenor common units in exchange for, at GCM PubCo’s election (subject to certain exceptions), either cash (based on the market price for a share of the GCM Class A common stock) or shares of GCM Class A common stock. At GCM PubCo’s election, such transaction may be effectuated via a direct exchange of GCM Class A common stock or cash by IntermediateCo for the redeemed Grosvenor common units.

The GCM PubCo Amended and Restated Charter will provide that (i) a share of GCM Class C common stock will automatically be cancelled for no consideration upon any sale or other transfer of a share of GCM Class A common stock issued as a result of any redemption or direct exchange of Grosvenor common units outstanding as of the effective date of the A&R LLLPA is transferred to any person that is not a Key Holder (or affiliate or owner thereof), and (ii) a share of GCM Class C common stock will automatically be cancelled for no consideration upon the redemption or exchange of a Grosvenor common unit for cash. Shares of GCM PubCo GCM Class A common stock, GCM Class B common stock and GCM Class C common stock are not subject to any conversion right.

Other Provisions

None of the GCM Class A common stock, GCM Class B common stock or GCM Class C common stock has any pre-emptive or other subscription rights.

Preferred Stock

GCM PubCo is authorized to issue up to 100,000,000 shares of preferred stock. The GCM PubCo board will be authorized, subject to limitations prescribed by Delaware law and the GCM PubCo Amended and Restated Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The GCM PubCo board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of GCM PubCo and may adversely affect the voting and other rights of the holders of GCM Class A common stock, GCM Class B common stock and GCM Class C common stock, which could have a negative impact on the market price of the GCM Class A common stock. GCM PubCo has no current plan to issue any shares of preferred stock.

Redeemable Warrants

Public Warrants

Upon the Closing, each whole warrant will entitle the registered holder to purchase one share of GCM Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of GCM Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. The warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

GCM PubCo will not be obligated to deliver any shares of GCM Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of GCM Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to GCM PubCo satisfying its obligations described below with respect to registration. No warrant will be exercisable and GCM PubCo will not be obligated to issue shares of GCM Class A common stock upon exercise of a warrant unless GCM Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will GCM PubCo be required to net cash settle any warrant.

GCM PubCo will be obligated to file as soon as practicable, but in no even later than 15 business days, after the Closing, and to use its commercially reasonable best efforts to file with the SEC a registration statement covering the shares of GCM Class A common stock issuable upon exercise of the warrants, and will use its commercially reasonable best efforts to cause such registration statement to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of GCM Class A common stock is not effective by the sixtieth (60th) day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when GCM PubCo will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if GCM Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, GCM PubCo may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event GCM PubCo so elects, it will not be required to file or maintain in effect a registration statement, and in the event GCM PubCo does not so elect, it will use its commercially reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, GCM PubCo may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•        if, and only if, the last reported sale price of the GCM Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before GCM PubCo sends the notice of redemption to the warrantholders.

If and when the warrants become redeemable by GCM PubCo, GCM PubCo may not exercise its redemption right if the issuance of shares of GCM Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or GCM PubCo is unable to effect such registration or qualification.

GCM PubCo has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and GCM PubCo issues a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the GCM Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If GCM PubCo calls the warrants for redemption as described above, GCM PubCo’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” GCM PubCo’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of GCM Class A common stock issuable upon the exercise of GCM PubCo’s warrants. If GCM PubCo’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of GCM Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of GCM Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average volume weighted average last reported sale price of the GCM Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If GCM PubCo’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of GCM Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. GCM PubCo believes this feature is an attractive option to it if GCM PubCo does not need the cash from the exercise of the warrants after the Closing. If GCM PubCo call its warrants for redemption and GCM PubCo’s management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify GCM PubCo in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of GCM Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of GCM Class A common stock is increased by a stock dividend payable in shares of GCM Class A common stock, or by a split-up of shares of GCM Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of GCM Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of GCM Class A common stock. A rights offering to holders of GCM Class A common stock entitling holders to purchase shares of GCM Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of GCM Class A common stock equal to the product of (i) the number of shares of GCM Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for GCM Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of GCM Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for GCM Class A common stock, in determining the price payable for GCM Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of GCM Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of GCM Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if GCM PubCo, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of GCM Class A common stock on account of such shares of GCM Class A common stock (or other shares of GCM PubCo’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of GCM Class A common stock in connection with the Closing, or (d) to satisfy the redemption rights of the holders of GCM Class A common stock in connection with a stockholder vote to amend GCM PubCo’s amended and restated certificate of incorporation with respect to any provision relating to stockholders’ rights, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of GCM Class A common stock in respect of such event.

If the number of outstanding shares of GCM Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of GCM Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of GCM Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of GCM Class A common stock.

Whenever the number of shares of GCM Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of GCM Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of GCM Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of GCM Class A common stock (other than those described above or that solely affects the par value of such shares of GCM Class A common stock), or in the case of any merger or consolidation of GCM PubCo with or into another corporation (other than a consolidation or merger in which GCM PubCo is the continuing corporation and that does not result in any reclassification or reorganization of its outstanding shares of GCM Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of GCM PubCo as an entirety or substantially as an entirety in connection with which GCM PubCo is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of GCM Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of GCM Class A common stock in such a transaction is payable in the form of GCM Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and GCM PubCo. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to GCM PubCo, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of GCM Class A common stock and any voting rights until they exercise their warrants and receive shares of GCM Class A common stock. After the issuance of shares of GCM Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, GCM PubCo will, upon exercise, round down to the nearest whole number of shares of GCM Class A common stock to be issued to the warrantholder.

Private Placement Warrants

The private placement warrants (including the GCM Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to GCM PubCo’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by GCM PubCo so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by GCM PubCo and exercisable by the holders on the same basis as the warrants included in the units sold in CFAC’s initial public offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of GCM Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of GCM Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average volume weighted average last reported sale price of the GCM Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor has committed $750,000 to be provided to CFAC to fund CFAC’s expenses relating to investigating and selecting a target business and other working capital requirements. In addition, the Sponsor or an affiliate of the Sponsor or certain of CFAC’s officers and directors may, but are not obligated to, loan CFAC additional funds as may be required. As of March 31, 2020, $350,000 was outstanding under a loan provided by the Sponsor. In addition, on June 15, 2020, the Sponsor loaned approximately $2,500,000 to CFAC to deposit in the Trust Account on behalf of each share of CFAC Class A common stock that was not redeemed in connection with the extension of CFAC’s termination date from June 17, 2020 until September 17, 2020. An aggregate of up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

Exclusive Forum

The GCM PubCo Amended and Restated Charter will provide that, unless GCM PubCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of GCM PubCo, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or other employee or stockholder of GCM PubCo to GCM PubCo or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law, the amended and restated certificate of incorporation or GCM PubCo’s by-laws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, the exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. See “Risk Factors — Risks Related to Being a Public Company — The provisions of the proposed GCM PubCo Amended and Restated Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against its directors and officers.”

Anti-Takeover Effects of Provisions of the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws

The provisions of the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of GCM Class A common stock.

The GCM PubCo Amended and Restated Charter and by-laws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of GCM PubCo’s board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of GCM PubCo unless such takeover or change in control is approved by GCM PubCo’s board of directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders.    The GCM PubCo Amended and Restated Charter will provide that, following the time GCM PubCo is no longer a “controlled company,” stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The GCM PubCo Amended and Restated Charter and by-laws will also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the stockholders can only be called by the GCM PubCo board, the chairman, vice chairman or executive chairman of the board of directors or the chief executive officer, or, until the time GCM PubCo is no longer a “controlled company,” by the Secretary at the request of holders representing a majority of the total voting power of GCM PubCo’s issued and outstanding common stock, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require GCM PubCo’s board of directors to call a special meeting.

Advance Notice Procedures.    The GCM PubCo by-laws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of GCM PubCo’s stockholders, and for stockholder nominations of persons for election to the board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given GCM PubCo’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the by-laws will not give GCM PubCo’s board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of GCM PubCo.

Authorized but Unissued Shares.    The GCM PubCo’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of GCM PubCo’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders.    The GCM PubCo Amended and Restated Charter will provide that GCM PubCo is not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, GCM PubCo is not subject to any anti-takeover effects of Section 203. Nevertheless, GCM PubCo’s amended and restated certificate of incorporation will contain provisions that will become operative following the time GCM PubCo is no longer a “controlled company” and will have a similar effect to Section 203, except that they will provide that Mr. Sacks and the GCMH LLLP Equityholders, their respective affiliates and successors and their direct and indirect transferees will not be deemed to be “interested stockholders,” regardless of the percentage of GCM PubCo’s voting stock owned by them, and accordingly will not be subject to such restrictions.

Limitations on Liability and Indemnification of Officers and Directors

The GCM PubCo Amended and Restated Charter will limit the liability of the GCM PubCo directors to the fullest extent permitted by the DGCL and provides that GCM PubCo will provide them with customary indemnification and advancement of expenses. GCM PubCo expects to enter into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to GCM PubCo or on its behalf.

Corporate Opportunities

The GCM PubCo Amended and Restated Charter will provide that, to the fullest extent permitted by law, GCM PubCo renounces any interest or expectancy in a transaction or matter that may be a corporate opportunity for GCM PubCo and Mr. Sacks (other than in his capacity as an officer and employee of GCM PubCo), the GCMH LLLP Equityholders, or any of GCM PubCo’s non-employee directors have no duty to present such corporate opportunity to GCM PubCo and they may invest in competing businesses or do business with GCM PubCo’s clients or customers.

Transfer Agent and Registrar

The transfer agent for GCM PubCo common stock will be Continental Stock Transfer & Trust Company.

Listing of GCM Class A common stock

Application will be made for the shares of GCM Class A common stock to be approved for listing on Nasdaq under the symbol “GCMG.”

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of GCM PubCo for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of GCM PubCo’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) GCM PubCo is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as GCM PubCo were required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock or warrants of GCM PubCo for at least six months but who are GCM PubCo’s affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of GCM PubCo common stock then outstanding (as of the date of this proxy statement/prospectus, GCM PubCo has          shares outstanding); or

•        the average weekly reported trading volume of GCM PubCo common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by GCM PubCo’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, GCM PubCo’s initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the Closing.

Following the Closing, GCM PubCo will no longer be a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of CFAC’s voting shares (prior to the business combination and Private Placement) and (ii) the expected beneficial ownership of GCM PubCo’s voting shares immediately following the Closing and Private Placement (assuming a “no additional redemption” scenario and assuming an “additional redemption” scenario as described below) by:

•        each person who is known to be, or is expected to be following the business combination and Private Placement, the beneficial owner of more than 5% of GCM PubCo’s voting shares;

•        each of CFAC’s current officers and directors;

•        each person who will become a named executive officer or director of GCM PubCo following the consummation of the business combination; and

•        all current officers and directors of CFAC, as a group, and all executive officers and directors of GCM PubCo following the consummation of the business combination, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

CFAC’s authorized common stock currently consists of CFAC Class A common stock and CFAC Class B common stock. The beneficial ownership of CFAC’s voting shares prior to the business combination and the Private Placement is based on 35,329,316 shares of CFAC Class A common stock and CFAC Class B common stock (including founder shares) issued and outstanding in the aggregate. Following the Closing, GCM PubCo’s authorized common stock will consist of GCM Class A common stock, GCM Class B common stock and GCM Class C common stock, and holders of GCM Class B common stock will not be entitled to any voting rights on matters submitted to stockholders for a vote. See “Description of GCM PubCo Securities.”

The expected beneficial ownership of shares of GCM PubCo’s voting shares following the consummation of the business combination and the Private Placement reflects the following:

•        each share of CFAC Class A common stock and CFAC Class B common stock converts into one share of GCM Class A common stock,

•        the Sponsor purchases 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants pursuant to the Forward Purchase Agreement,

•        the Sponsor forfeits 2,351,534 shares of GCM Class A common stock and 150,000 warrants to purchase shares of GCM Class A common stock pursuant to the Transaction Agreement,

•        the PIPE Investors purchase 19,500,000 shares of GCM Class A common stock pursuant to the Private Placement,

•        GCM PubCo issues warrants to purchase 900,000 shares of GCM Class A common stock to Grosvenor Holdings,

•        no additional loans are extended to CFAC by the Sponsor other than the Sponsor Loans outstanding as of August 2, 2020,

•        Grosvenor Holdings elects to sell all of the GCM Class B-1 common units available to be sold pursuant to the Grosvenor Class B-1 Sale, and

•        M. Klein's purchase from the Sponsor immediately following the Closing of 50% of the Sponsor’s remaining founder shares;

and assumes two scenarios:

•        a “no additional redemption” scenario where:

•        no additional stockholders of CFAC Class A common stock exercise their redemption rights with respect to their redeemable CFAC Class A common stock upon consummation of the business combination, and

•        GCM PubCo purchases Grosvenor common units from the GCMH LLLP Equityholders and issues 139,571,466 shares of GCM Class C common stock to GCM V); and

•        an “additional redemption” scenario where:

•        20,797,675 shares of CFAC Class A common stock (CFAC’s estimate of the number of shares of public CFAC Class A common stock that could be redeemed in connection with the business combination in order to meet the Minimum Available CFAC Cash Amount at approximately $10.27 per share (based on CFAC’s Trust Account figures as of March 31, 2020, after giving effect to the redemption of 593,700 shares of CFAC Class A common stock in connection with the Extension Amendments)) are redeemed in connection with the business combination, and

•        GCM PubCo purchases Grosvenor common units from the GCMH LLLP Equityholders and issues 140,438,007 shares of GCM Class C common stock to GCM V, based on the assumed additional redemptions referenced above.

Based on the foregoing assumptions, there would be 55,977,782 shares of GCM Class A common stock and 139,571,466 shares of GCM Class C common stock immediately following the consummation of the business combination in the “no additional redemption” scenario, and 35,180,107 shares of GCM Class A common stock and 140,438,007 shares of GCM Class C common stock issued and outstanding immediately following the consummation of the business combination in the “additional redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures reflected in the table that follows on a post-business combination basis will be different.

Unless otherwise indicated, CFAC and GCM Grosvenor believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them.

	Class A Common Stock						Class B Common Stock(2)		Class C Common Stock				Combined Voting Power (%)(4)
Name and Address of Beneficial Owner(1)	CFAC Class A Common Stock Owned Prior to Business Combination and Private Placement(2)		GCM Class A Common Stock Owned Following Business Combination and Private Placement (assuming no additional redemptions)(3)		GCM Class A Common Stock Owned Following Business Combination and Private Placement (assuming additional redemptions)(3)		CFAC Class B Common Stock Owned Prior to Business Combination and Private Placement		GCM Class C Common Stock Owned Following Business Combination and Private Placement (assuming no additional redemptions)(3)		GCM Class C Common Stock Owned Following Business Combination and Private Placement (assuming no additional redemptions)(3)		Prior to Business Combination and Private Placement	Following Business Combination and Private Placement (assuming no additional redemptions)	Following Business Combination and Private Placement (assuming additional redemptions)
	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
Five Percent Holders:
CF Finance Holdings, LLC(5)	600,000	2.1%	8,251,535	14.3%	8,251,535	22.3%	7,054,603	99.9%	—	—	—	—	21.7%	3.7%	5.8%
HGC Investment Management Co.(6)	1,985,092	7.0%	1,985,092	3.5%	1,985,092	5.6%	—	—	—	—	—	—	5.6%	*	1.4%
Hudson Bay Capital Management LP(7)	2,500,000	8.8%	2,500,000	4.5%	2,500,000	7.1%	—	—	—	—	—	—	7.1%	1.1%	1.8%
Periscope Capital Inc.(8)	1,697,144	6.0%	1,697,144	3.0%	1,697,144	4.8%	—	—	—	—	—	—	4.8%	*	1.2%
Polar Asset Management Partners Inc.(9)	1,555,000	5.5%	1,555,000	2.8%	1,555,000	4.4%	—	—	—	—	—	—	4.4%	*	1.1%
MMCAP International Inc.(10)	4,000,000	14.2%	4,000,000	7.1%	4,000,000	11.4%	—	—	—	—	—	—	11.3%	1.8%	2.9%
M. Klein Associates, Inc.(11)	—	—	3,351,534	6.0%	3,351,534	9.5%	—	—	—	—	—	—	—	1.5%	2.4%
Directors and Executive Officers Prior to Business Combination and Private Placement:
Howard W. Lutnick(5)	600,000	2.1%	8,251,535	14.3%	8,251,535	22.3%	7,054,603	99.9%	—	—	—	—	21.7%	3.7%	5.8%
Anshu Jain	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Paul Pion	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Stephen M. Merkel	—	—	—	—	—	—	—	—		—	—	—	—	—	—
Peter J. Worth	—	—	10,000	*	10,000	*	10,000	*	—	—	—	—	*	*	*
Robert G. Sharp	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Robert J. Hochberg	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
All directors and executive officers, as a group (7 individuals)	600,000	2.1%	8,261,535	14.3%	8,261,535	22.3%	7,064,603	100%	—	—	—	—	21.7%	3.7%	5.8%

	Class A Common Stock						Class B Common Stock(2)		Class C Common Stock				Combined Voting Power (%)(4)
Name and Address of Beneficial Owner(1)	CFAC Class A Common Stock Owned Prior to Business Combination and Private Placement(2)		GCM Class A Common Stock Owned Following Business Combination and Private Placement (assuming no additional redemptions)(3)		GCM Class A Common Stock Owned Following Business Combination and Private Placement (assuming additional redemptions)(3)		CFAC Class B Common Stock Owned Prior to Business Combination and Private Placement		GCM Class C Common Stock Owned Following Business Combination and Private Placement (assuming no additional redemptions)(3)		GCM Class C Common Stock Owned Following Business Combination and Private Placement (assuming no additional redemptions)(3)		Prior to Business Combination and Private Placement	Following Business Combination and Private Placement (assuming no additional redemptions)	Following Business Combination and Private Placement (assuming additional redemptions)
	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
Directors and Named Executive Officers Following Business Combination and Private Placement:
Michael Sacks(12)	—		140,471,466	71.5%	141,338,007	80.1%	—	—	139,571,466	100%	140,438,007	100%	—	75.0%	75.0%
Jonathan Levin	—		—	—	—	—	—	—	—		—		—	—	—
Frederick Pollock	—		—	—	—	—	—	—	—		—		—	—	—
Francis Idehen	—		—	—	—	—	—	—	—		—		—	—	—
Sandra Hurse	—		—	—	—	—	—	—	—		—		—	—	—

All directors and executive officers, as a group ( individuals)	—		140,471,466	71.5%	141,338,007	80.1%	—	—	139,571,466	100%	140,438,007	100%	—	75.0%	75.0%

____________

*        Less than one percent

(1)      Unless otherwise noted, the business address of each of those listed in the table above prior to the business combination is c/o CF Finance Acquisition Corp., 110 East 59th Street, New York NY 10022 and following the business combination is c/o GCM Grosvenor, 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.

(2)      Prior to the Closing, each holder of CFAC Class B common stock is entitled to one vote per share on all matters submitted to GCM PubCo’s stockholders for a vote. Upon the Closing, all shares of CFAC Class B common stock will convert into shares of GCM Class A common stock on a one-for-one basis. The numbers of shares of GCM Class A common stock beneficially owned and percentages of beneficial ownership following the business combination set forth in the table reflect the conversion of all outstanding shares of CFAC Class B common stock into an equal amount of shares of GCM Class A common stock, other than for such shares of GCM Class A common stock that are being forfeited pursuant to the Transaction Agreement as described above. Following the consummation of the business combination, holders of GCM Class B common stock will not be entitled to any voting rights on matters submitted to stockholders for a vote. See “Description of GCM PubCo Securities.”

(3)      Following the Closing, the number of Grosvenor common units held by the GCMH LLLP Equityholders will equal the number of shares of GCM Class C common stock held by GCM V. Following the expiration of the Lock-up Period, the GCMH LLLP Equityholders that hold Grosvenor common units will have the right to cause GCMH LLLP to redeem its Grosvenor common units in exchange for, at GCM PubCo’s election (subject to certain exceptions), either cash (based on the market price of a share of GCM Class A common stock) or shares of GCM Class A common stock, which redemption may, at the election of GCM PubCo’s board of directors, be effected as a direct purchase by IntermediateCo in exchange for GCM Class A common stock.

(4)      Percentage of combined voting power represents voting power with respect to all shares of GCM Class A common stock and GCM Class C common stock, voting together as a single class. Each holder of GCM Class A common stock will be entitled to one vote per share, and each holder of GCM Class C common stock will be entitled to the voting rights described in “Description of GCM PubCo Securities.” GCM Class C common stock does not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with GCM Class A common stock.

(5)      Interests shown consist of founder shares, classified as shares of CFAC Class B common stock and shares of CFAC Class A common stock underlying units issued pursuant to a private placement. The Sponsor is the record holder of such shares. Cantor is the sole member of the Sponsor. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor. Mr. Lutnick, CFAC’s Chairman and Chief Executive Officer, is the President of CFGM and trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the common stock held directly by the Sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Amounts prior to the business combination and Private Placement exclude shares underlying the Forward Purchase Agreement and the private placement warrants. Amounts following the business combination and Private Placement include a total of 1,800,000 shares of GCM Class A common stock that may be acquired upon exercise of warrants exercisable within 60 days of the closing of the business combination.

(6)      Based on a Schedule 13G filed with the SEC on February 14, 2020, on behalf of HGC Investment Management Inc. a company incorporated under the laws of Canada. The principal office of the stockholder is 366 Adelaide, Suite 601, and Toronto, Ontario M5V 1R9, Canada.

(7)      Based on a Schedule 13G filed with the SEC on February 1, 2019, Hudson Bay Capital Management LP, a Delaware limited partnership (“Hudson Bay”), serves as the investment manager to Hudson Bay Master Fund Ltd., in whose name the shares of Class A common stock reported therein are held. As such, Hudson Bay may be deemed to be the beneficial owner of all shares of Class A common stock held by Hudson Bay Master Fund Ltd. Sander Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay. Mr. Gerber disclaims beneficial ownership of these securities. The address of the principal business office of each of the reporting persons is 777 Third Avenue, 30th Floor, New York, NY 10017.

(8)      Based on a Schedule 13G filed with the SEC on February 10, 2020 by Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada, which serves as the investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company, and certain managed accounts. The address of the principal business office of Periscope is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(9)      Based on a Schedule 13G filed with the SEC on February 14, 2020 on behalf of Periscope Capital Inc. (“Periscope”). Periscope, which is the beneficial owner of 1,205,000 shares of Class A common stock, acts as investment manager of, and exercises investment discretion with respect to, certain private investment funds that collectively directly own 492,144 shares of Class A common stock. The address of the principal business office of Periscope is 333 Bay Street, Suite 1240, Toronto, Ontario, Canada M5H 2R2.

(10)    Based on a Schedule 13G filed with the SEC on August 14, 2019 on behalf of MMCAP International Inc. SPC, a Cayman Islands company with its principal business office located at P.O. Box 259, George Town Financial Centre, 90 Fort Street, Grand Cayman, Cayman Islands KY1-1208, and MM Asset Management Inc., a company incorporated under the laws of Canada with its principal business office located at 66 Wellington Street West, Suite 2707, Toronto, Ontario M5K 1H6 Canada.

(11)    Michael Klein is the sole stockholder of M. Klein Associates, Inc. The shares beneficially owned by M. Klein Associates, Inc. may also be deemed to be beneficially owned by Mr. Klein. The business address of each of the foregoing is 640 Fifth Avenue, 12th Floor, New York, New York 10019.

(12)    Includes shares of GCM Class C common stock to be held by GCM V, LLC after the Closing and 900,000 warrants to purchase shares of GCM Class A common stock to be held by Grosvenor Holdings, L.L.C. after the business combination. Michael Sacks is the managing member of GCM V, LLC and of Grosvenor Holding, L.L.C. and as a result of such may be deemed to share beneficial ownership over the securities held by each of the foregoing entities. Any distribution of proceeds derived from the securities held by the foregoing entities is shared among the respective members of such entities in accordance with the applicable operating agreements of such entities. The business address of each of Mr. Sacks and the entities named in this footnote is c/o GCM Grosvenor, 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.

OFFICERS AND DIRECTORS OF GCM PUBCO UPON CONSUMMATION OF THE BUSINESS COMBINATION

Officers and Directors

Set forth below are the names, ages and positions of each of the individuals who will serve as directors and officers of GCM PubCo upon the Closing:

Name	Age	Position
Michael Sacks		Chairman of the Board and Chief Executive Officer
Jonathan Levin		President and Director Nominee
Frederick Pollock		Chief Investment Officer
Francis Idehen		Chief Operating Officer
Sandra Hurse		Chief Human Resources Officer
Director Nominee
Director Nominee
Director Nominee
Director Nominee
Director Nominee

Michael Sacks.    Mr. Sacks will serve as GCM PubCo’s Chairman of the Board and Chief Executive Officer. Mr. Sacks is GCM Grosvenor’s Chief Executive Officer having joined GCM Grosvenor in 1990 and soon after being named Chief Executive Officer in 1994. Under Mr. Sacks’ leadership, GCM Grosvenor grew from its position as an early participant in a cottage industry to its current position as one of the largest independent open architecture alternative asset platforms. Mr. Sacks is engaged civically serving on a number of nonprofit boards. He graduated from Tulane University with a B.S. in Economics and holds a general course certificate from the London School of Economics. In addition, Mr. Sacks holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a J.D. from Northwestern University‘s Pritzker School of Law. Mr. Sacks is well qualified to serve on GCM PubCo’s board of directors because of his experience with GCM Grosvenor, including in his capacity as Chief Executive Officer.

Jonathan Levin.    Upon the Closing, Mr. Levin will serve as GCM PubCo’s President and as a member of GCM PubCo’s board of directors. Mr. Levin joined GCM Grosvenor in 2011 and became President in 2017. Mr. Levin also serves as Chair of the Global Investment Council and a member of the Private Equity, Real Estate and Infrastructure Investment Committee, the Labor Impact Fund Investment Committee, and the Strategic Investments Investment Committee of GCM Grosvenor. Prior to joining GCM Grosvenor, Mr. Levin was the Treasurer and Head of Investor Relations at Kohlberg Kravis Roberts & Co. (“KKR”), where he worked from 2004 to 2011, where he was responsible for managing KKR’s balance sheet investments, engaging with public investors and industry analysts, and leading strategic projects. Prior to his role as Treasurer and Head of Investor Relations, Mr. Levin worked in KKR’s private equity business and focused on investments in the financial services industry. Mr. Levin began his career as an Analyst in the private equity group of Bear Stearns. Mr. Levin holds an A.B. in Economics from Harvard College and is a member of the board of directors of the Ann & Robert H. Lurie Children’s Hospital of Chicago and the Museum of Contemporary Art Chicago. Mr. Levin is well qualified to serve on GCM PubCo’s board of directors because of his experience with GCM Grosvenor, including in his capacity as President, and his experience in the asset management industry.

Frederick Pollock.    Upon the Closing, Mr. Pollock will serve as GCM PubCo’s Chief Investment Officer. Mr. Pollock joined GCM Grosvenor in 2015 and became Chief Investment Officer in 2019. Mr. Pollock also serves as Head of GCM Grosvenor’s Strategic Investments Group and on all of GCM Grosvenor’s Investment Committees, the Global Investment Council, the Diversity & Inclusion Governing Committee and the ESG Committee. Prior to joining GCM Grosvenor, Mr. Pollock had various roles at Morgan Stanley from 2006 to 2015, most recently within its merchant banking division, specializing in infrastructure investing, with responsibility for deal sourcing, due diligence, and management as a board member of various portfolio companies. Mr. Pollock helped form the infrastructure investment group at Morgan Stanley and to structure and raise capital for its initial funds. Prior to joining Morgan Stanley, Mr. Pollock worked at Deutsche Bank, where he made investments for the firm and on behalf of clients.

Francis Idehen.    Upon the Closing, Mr. Idehen will serve as GCM PubCo’s Chief Operating Officer. Mr. Idehen joined GCM Grosvenor in 2017 as Chief Operating Officer. Mr. Idehen oversees GCM Grosvenor’s Fund Finance, Corporate Finance, Technology, Compliance and Legal Departments and serves as a member of the firm’s Operations Committee, Labor Impact Fund Investment Committee, ESG Committee and as chair of the Diversity & Inclusion Governing Committee. Prior to joining GCM Grosvenor, Mr. Idehen held senior roles at Exelon Corporation (“Exelon”) from 2011 to 2017, including Treasurer, Head of Investor Relations and Managing Director of Exelon’s Investment Office. During his tenure at Exelon, he was responsible for leading the Treasury organization, developing key strategic relationships with external sources of financing, implementing the Investor Relations program and leading and managing the Private Markets Investments Team. Previously, Mr. Idehen was a Senior Portfolio Manager at Intel Corporation (“Intel”) where he was responsible for developing investment policy and strategy, conducting due diligence and managing investment performance of public fixed income portfolios. Prior to working at Intel, Mr. Idehen held various positions at Lehman Brothers, J.P. Morgan Chase & Co., Streamline Capital, LLC, and Goldman Sachs & Co. Mr. Idehen received a Bachelor of Arts in Economics from Yale University and a Master of Business Administration from Harvard Business School.

Sandra Hurse.    Upon the Closing, Ms. Hurse will serve as GCM PubCo’s Chief Human Resources Officer. Ms. Hurse joined GCM Grosvenor as Chief Human Resources Officer in 2018. Ms. Hurse serves as a member of GCM Grosvenor’s ESG Committee and Diversity & Inclusion Governing Committee. Prior to joining GCM Grosvenor, Ms. Hurse held various positions at Bank of America from 2013 to 2018, most recently serving as Global Head of Human Resources for Corporate and Investment Banking. Previously, Ms. Hurse also held leadership roles in Talent Management and Talent Acquisition at Goldman Sachs & Co. from 2006 to 2013 and J.P. Morgan Chase & Co. from 1998 to 2006. She received a Bachelor of Business Administration in Finance from Bernard M. Baruch College and a Master of Business Administration in Marketing from the University of Michigan. Ms. Hurse serves as a Board Member for the Harlem School of the Arts, the Council for Urban Professionals and the Thurgood Marshall College Fund, where she is a member of the finance committee.

Corporate Governance

Composition of the Board of Directors

The business and affairs of GCM PubCo will be managed under the direction of its board of directors. Following the Closing, GCM PubCo’s board will be chaired by Mr. Sacks, and include Jonathan Levin, President of GCM Grosvenor, and five additional directors, at least three of whom will be independent. Subject to the terms of the Stockholders’ Agreement and the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws, the number of directors will be fixed by GCM PubCo’s board of directors.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable GCM PubCo’s board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

In connection with the business combination, the voting parties, whose total combined voting power immediately following the Closing will represent more than 50% of the combined voting power of GCM PubCo, will enter into the Stockholders’ Agreement pursuant to which, among other things, GCM V will be granted rights to designate seven directors for election to GCM PubCo’s board of directors (and the voting parties will vote in favor of such designees at any annual or special meeting of stockholders in which directors are elected). See “Business Combination Proposal — Related Agreements — Stockholders’ Agreement.”

After the Closing, under the terms of the Stockholders’ Agreement, until the Sunset Date all of GCM PubCo’s directors will be nominated by GCM V, of whom three must qualify as “independent directors” under stock exchange regulations applicable to GCM PubCo and one must qualify as an “audit committee financial expert” as defined under the rules of the SEC. Thereafter, such nominations will be determined by the board of directors.

Pursuant to the terms of the Stockholders’ Agreement, GCM V will have the right to remove any of the directors nominated by GCM V. GCM V will have the exclusive right to designate directors to fill vacancies created by reason of death, removal or resignation of any director nominated by GCM V. See “Business Combination Proposal — Related Agreements — Stockholders’ Agreement — Resignation; Removal; Vacancies.”

Director Independence

As a result of the GCM Class A common stock and warrants being listed on Nasdaq following the Closing, GCM PubCo will be required to comply with the applicable rules of Nasdaq in determining whether a director is independent. Prior to the completion of the business combination, the parties undertook a review of the independence of the individuals named above and have determined that each of         ,          and          qualifies as “independent” as defined under the applicable Nasdaq rules.

Controlled Company Exemption

Upon the Closing, the voting parties will collectively beneficially own more than 50% of the combined voting power for the election of directors. As a result, GCM PubCo will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq and may elect not to comply with certain corporate governance standards, including, but not limited to, the following requirements:

•        that a majority of its board of directors consist of directors who qualify as “independent” as defined under Nasdaq rules;

•        that it have a nominating and corporate governance committee and, if it has such a committee, that it is composed entirely of independent directors; and

•        that it have a compensation committee and, if it has such a committee, that it is composed entirely of independent directors.

Immediately following the Closing, GCM PubCo may elect to utilize one or more of these exemptions for so long as it remains a “controlled company.” Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that GCM PubCo ceases to be a “controlled company” and the shares of GCM Class A common stock continue to be listed on Nasdaq, GCM PubCo will be required to comply with these provisions within the applicable transition periods. See “Risk Factors — Risks Related to Our Organizational Structure After the Business Combination — Following the Closing, we. will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements”.

Committees of the Board of Directors

The GCM PubCo’s board of directors will direct the management of its business and affairs, as provided by Delaware law, and will conduct its business through meetings of the board of directors and standing committees. The GCM PubCo will have a standing audit committee, which will operate under a written charter, but expects that it will not initially have a compensation committee or a nominating and corporate governance committee, for so long as GCM PubCo remains a controlled company under Nasdaq rules. For so long as GCM PubCo does not have a compensation committee, GCM PubCo expects that its board of directors will approve compensation for its executive officers and will serve as the administrator under its incentive plans.

In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Following the business combination, current copies of GCM PubCo’s committee charters will be posted on its website, www.gcmgrosvenor.com, as required by applicable SEC and Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this proxy statement/prospectus and does not form part of this proxy statement/prospectus.

Audit Committee

The audit committee’s responsibilities will include, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing GCM PubCo’s independent registered public accounting firm;

•        discussing with GCM PubCo’s independent registered public accounting firm their independence from management;

•        reviewing with GCM PubCo’s independent registered public accounting firm the scope and results of their audit;

•        approving all audit and permissible non-audit services to be performed by GCM PubCo’s independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and GCM PubCo’s independent registered public accounting firm the interim and annual financial statements that GCM PubCo files with the SEC;

•        reviewing and monitoring GCM PubCo’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon the Closing, the audit committee will consist of         ,          and         , with          serving as chair. The parties have affirmatively determined that each expected member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All expected members of GCM PubCo’s audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition,          will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Code of Ethics

GCM PubCo will have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on GCM PubCo’s website, www.gcmgrosvenor.com. GCM PubCo intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

None of GCM Grosvenor’s executive officers has, during the last year, participated in deliberations of its board of directors concerning executive officer compensation. None of GCM Grosvenor’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of GCM Grosvenor’s board of directors.

EXECUTIVE COMPENSATION

CFAC

Throughout this sub-section, unless otherwise noted, “we,” “us,” “our,” “the Company” and similar terms refer to CFAC prior to the Closing.

The following disclosure concerns the current compensation of CFAC’s officers and directors.

None of our officers has received any cash compensation for services rendered to us. We pay $25,000 quarterly to each of our independent directors for services rendered as board members. Other than such director fees, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our officers and directors, or, other than as described herein, to the Sponsor or any affiliate of the Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor or CFAC’s officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

For more information about the interests of the Sponsor, directors and officers in the business combination, see the section titled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

GCM Grosvenor

Throughout this sub-section, unless otherwise noted, “we,” “us,” “our,” “the Company” and similar terms refer to GCM Grosvenor prior to the Closing, and to GCM PubCo and its subsidiaries after the business combination.

In 2019, our “named executive officers” and their positions were as follows:

•        Michael J. Sacks, Chief Executive Officer and Chairman;

•        Jonathan R. Levin, President;

•        Sandra Hurse, Managing Director, Chief Human Resources Officer;

•        Francis Idehen, Managing Director, Chief Operating Officer; and

•        Frederick Pollock, Managing Director, Chief Investment Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for our fiscal year ended December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)		All Other Compensation ($)		Total
Michael J. Sacks	2019	$3,585,000	—		$2,776,545	(1)	$6,361,545
Chief Executive Officer and Chairman
Jonathan R. Levin	2019	$500,000	$1,600,000	(2)	$7,183,700	(3)	$9,274,747
President
Sandra Hurse	2019	$500,000	$860,000	(4)	$47,081	(5)	$1,407,081
Managing Director, Chief Human Resources Officer
Francis Idehen	2019	$500,000	$1,283,333	(6)	$99,695	(7)	$1,883,028
Managing Director, Chief Operating Officer
Frederick Pollock	2019	$500,000	$1,533,333	(8)	$2,718,810	(9)	$4,752,143
Managing Director, Chief Investment Officer

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(1)      Amount represents (i) $2,713,306 reflecting the aggregate incremental cost to the company of providing the executive with access to non-commercial air travel for personal purposes and (ii) GCM LP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCM LP of the tickets made available to Mr. Sacks for personal purposes was $63,239.

(2)      Amount represents (i) $1,500,000 as an annual bonus for 2019, the amount of which is determined in the sole discretion of GCM LP, (ii) $50,000 as the portion of a $150,000 award granted to Mr. Levin in 2017 under the GCM Grosvenor 2017 Asset Pool Award Plan, and $50,000 as the portion of a $150,000 award granted to Mr. Levin in 2018 under the GCM Grosvenor 2018 Asset Pool Award Plan, that vested in 2019.

(3)      Amount represents (i) company 401(k) contributions of $4,750, (ii) $58,212 reflecting the aggregate incremental cost to the company of providing the executive with access to non-commercial air travel for personal purposes, (iii) GCM LP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCM LP of the tickets made available to Mr. Levin for personal purposes was $66,708, (iv) $6,308 in company-paid life insurance premiums in 2019 (long-term disability insurance premiums were paid in January 2020 and are not reflected in this table), (v) $2,646 as a tax gross-up payment to make the executive whole for income taxes recognized on the company paid-life insurance premiums, (vi) $1,771,407 in distributions received in 2019 under our carried interest arrangements, which are described in more detail below, and (vii) $38,670 in cash bonus received in 2019 calculated by reference to our incentive compensation earned from certain Opportunistic Credit Funds, which are described in more detail below. Mr. Levin holds a membership interest in Grosvenor Holdings, which entitles him to a fixed portion (a “minimum allocable share”) of all profits distributed by Grosvenor Holdings to its members. In 2019, Mr. Levin’s minimum allocable share increased, and his “target amount” (described in more detail below) increased by $3,750,000, which is included in this column. In 2019, Mr. Levin also received $1,485,000 of discretionary cash distributions of profits received in respect of his membership interest in Grosvenor Holdings, which figure is also reflected in this column.

(4)      Amount represents (i) $560,000 as the annual bonus for 2019, the amount of which is determined in the sole discretion of GCM LP, but which in 2019 could not be less than $300,000 under Ms. Hurse’s employment agreement and (ii) $300,000 as an installment of a sign-on bonus, described more fully below.

(5)      Amount represents (i) company 401(k) contributions of $6,250, (ii) $30,533 of discretionary cash distributions of profits received in 2019 in respect of Ms. Hurse’s membership interest in Grosvenor Management and (iii) GCM LP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCM LP of the tickets made available to Ms. Hurse for personal purposes was $10,298.

(6)      Amount represents (i) $933,333 as the annual bonus for 2019, the amount of which is determined in the sole discretion of GCM LP, but which in 2019 could not be less than $550,000 under Mr. Idehen’s employment agreement, (ii) $300,000 as an installment of a sign-on bonus, described more fully below, and (iii) $50,000 as the portion of a $150,000 award granted to Mr. Idehen in 2018 under the GCM Grosvenor 2018 Asset Pool Award Plan, that vested in 2019.

(7)      Amount represents (i) company 401(k) contributions of $4,750, (ii) $600 for the company’s wellness reimbursement benefit program and (iii) Mr. Idehen holds membership interests in Grosvenor Holdings and Grosvenor Management and (iii) GCM LP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCM LP of the tickets made available to Mr. Idehen for personal purposes was $30,512. Until May 27, 2019, Mr. Idehen was entitled to receive a fixed portion of all profits distributed from Grosvenor Holdings; Mr. Idehen was not entitled to a fixed portion of profits distributed for the remainder of 2019; additionally for 2019 Mr. Idehen received $63,833 of discretionary cash distributions of profits received in respect of Mr. Idehen’s membership interests in Grosvenor Holdings and Grosvenor Management.

(8)      Amount represents (i) the annual bonus for 2019, the amount of which is determined in the sole discretion of GCM LP, but which may not be less than $1,500,000 under Mr. Pollock’s employment agreement and (ii) $33,333 as the portion of a $100,000 award granted to Mr. Pollock in 2017 under the GCM Grosvenor 2017 Asset Pool Award Plan, that vested in 2019.

(9)      Amount represents (i) company 401(k) contributions of $4,750, (ii) $38,000 reflecting the aggregate incremental cost to the company of providing the executive with access to non-commercial air travel for personal purposes, (iii) GCM LP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCM LP of the tickets made available to Mr. Pollock for personal purposes was $6,316, (iv) $150,409 in distributions received in 2019 under our carried interest arrangements, which are described in more detail below and (v) $19,335 in cash bonus received in 2019 calculated by reference to our incentive compensation earned from certain Opportunistic Credit Funds, which are described in more detail below. Mr. Pollock holds a membership interest in Grosvenor Holdings, which entitles him to a fixed portion (a “minimum allocable share”) of all profits distributed by Grosvenor Holdings to its members. In 2019, Mr. Pollock’s target amount increased by $2,500,000, which is included in this column.

2019 Salaries

Each of our named executive officers is entitled to receive a base salary under their respective employment agreements, the terms of which are summarized below. The base salaries compensate our named executive officers for services rendered to us and GCM LP The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The actual base salaries paid to each named executive officer for 2019 are set forth above in the Summary Compensation Table in the column entitled “Salary”.

2019 Bonuses

Mr. Sacks was not paid a bonus for his services in 2019. Under their employment agreements, Messrs. Levin, Pollock and Idehen and Ms. Hurse are entitled to receive annual bonuses, each of which is determined in the sole discretion of GCM LP For 2019, Messrs. Pollock and Idehen and Ms. Hurse were entitled to minimum annual bonuses of $1,500,000, $550,000, and $300,000 respectively. For 2020 and beyond their bonuses will be fully discretionary (with the exception of Ms. Hurse, who has a minimum bonus entitlement in 2020). The actual annual cash bonuses awarded to each named executive officer for 2019 performance are set forth above in the Summary Compensation Table in the column entitled “Bonus”.

Grosvenor Opportunistic Credit Fund Bonus

Messrs. Levin and Pollock have the right to receive a bonus if GCM LP receives performance fees from GCM Grosvenor Opportunistic Credit Fund IV, Ltd., GCM Grosvenor Opportunistic Credit Master Fund IV, Ltd., and GCM Principal SPV, Ltd. — Class B . Mr. Levin has a right to receive a bonus if GCM LP receives performance fees from GCM Grosvenor Opportunistic Credit Fund III, Ltd., GCM Grosvenor Opportunistic Credit Master Fund III, Ltd., Grosvenor Opportunistic Credit Fund III (TI), L.P., and Grosvenor Opportunistic Credit Master Fund III (TI), L.P. Bonus amounts are calculated as the product of a stated award percentage (as set forth in individual award letters) and the incentive compensation earned by GCM LP from the funds set forth above. Our executives must be employed on the date the cash bonus is paid in order to receive a bonus under these arrangements. In 2019, Messrs. Levin and Pollock received cash bonuses under these arrangements equal to $38,670 and $19,335, respectively.

Deferred Compensation Plans

GCM LP, GCM Customized Fund Investment Group, L.P. and their affiliates sponsor a deferred compensation plan under which employees, including the named executive officers, may be selected to receive a bonus (or to have a portion of their annual bonus deferred) under the provisions of the plan. Under the plan, unless an employee’s individual award agreement provides otherwise, bonuses will vest 20% per year over five years (or in full upon death or disability) and will be credited with gains and losses commensurate with (i) the cumulative return on investments made by GCMH LLLP in select investment strategies managed by GCM LP, GCM Customized Fund Investment Group, L.P. and their affiliates, excluding carried interest arrangements, (ii) such other investment fund, benchmark or index reasonably determined from time to time by the company or (iii) as otherwise described in an award agreement. Awards are paid out in ten installments, in accordance with the following schedule: (i) 5% on the first May 31 following the anniversary of the bonus vesting commencement date, (ii) 5% on each of the next three anniversaries thereof, (iii) 10% on the next two anniversaries thereof, and (iv) 15% on the next four anniversaries thereof. These percentages are applied to the entire award, including all earnings with which it is then credited, and not just to the vested portion of the award.

Perks and Other Personal Benefits

Non-Commercial Air Travel.

In 2019, Mr. Sacks was entitled to use non-commercial air travel services, including the aircraft owned by Grosvenor Holdings, when traveling on business or otherwise. Pursuant to his employment agreement with the Company, Mr. Levin may use non-commercial air travel services, including the aircraft owned by a subsidiary of Grosvenor Holdings, when traveling on business or otherwise, up to an aggregate maximum of $250,000 in 2019. The dollar amount of such use is calculated in accordance with company policies and procedures. In 2019, the Company allowed Pollock to use the aircraft for personal purposes. The aggregate incremental cost to the company of such personal use was $2,809,518, which reflects the amounts that are charged to GCM LP for such use. Please see the section entitled “Certain Relationships and Related Person Transactions — Firm Use of Private Aircraft” for more information.

Tickets.

GCM LP owns season tickets to events at certain local stadiums and arenas These tickets are sometimes made available to our employees, including our named executive officers, for personal use.

Carried Interest

Messrs. Levin, Pollock, and Idehen and Ms. Hurse participate in our carried interest arrangements and are entitled to specified percentages (the “carried interest sharing percentages”) of distributions of carried interest from the tranche(s) set forth in such officer’s carried interest award agreements. These awards generally vest over a multi-year period and may be subject to reduction or forfeiture under certain circumstances, as described below under “Termination Payments and Benefits”. Messrs. Levin and Pollock each received cash distributions in respect of their carried interest awards for fiscal year 2019, the amounts of which are set forth in the All Other Compensation column of the Summary Compensation table, above, and the respective accompanying footnotes. Carried interest allocations are subject to clawback in certain situations.

Carry-Based Bonus

Mr. Pollock’s employment agreement provides that Mr. Pollock is entitled to a cash bonus calculated as a percentage of the incentive compensation or carried interest of GCM Grosvenor Special Opportunities Fund, L.P. In 2019, Mr. Pollock did not receive any cash bonus under this provision of his employment agreement.

Profit-Sharing Partnerships

Grosvenor Holdings

All of the named executive officers (or their estate planning vehicles) hold membership interests in Grosvenor Holdings, which entitle Messrs. Sacks, Levin and Pollock to a fixed portion of all profits distributed by Grosvenor Holdings to its members. Mr. Sacks is also entitled to receive a fixed portion of proceeds from any capital transaction, but Ms. Hurse and Messrs. Levin, Pollock and Idehen are not.

For Messrs. Levin and Pollock, upon the effective date of the officer’s termination of employment pursuant to their respective employment agreements, the officer shall receive a predetermined fixed portion of all profits distributed as outlined in their membership interests until such post-termination distributions, together with any capital contributions, aggregate to a “target amount” that is set forth in each officer’s participation certificate. The target amount may be reduced by certain other distributions that the managing member determines from time to time in its sole discretion, are qualified to reduce the target amount. Once the target amount has been reached, the officer’s right to share in any future distributions ceases.

Ms. Hurse and Messrs. Levin, Pollock and Idehen may also receive an additional portion of profits distributed by Grosvenor Holdings, if and in the amount determined by the managing member of Grosvenor Holdings in its sole discretion. For Messrs. Levin and Idehen, the discretionary portion of the profits for 2019 is set forth in the All Other Compensation column of the Summary Compensation Table above and the respective accompanying footnotes. Ms. Hurse’s membership interest was granted to her in 2020 so she did not receive any discretionary contributions in 2019. Mr. Pollock did not receive any discretionary contributions in 2019

For so long as the officers are members of Grosvenor Holdings L.L.C., and for certain periods after their withdrawal as members, they are subject to restrictive covenants prohibiting disclosure of our confidential information, disparaging our business, and, for two years after withdrawal, from competing with our business or soliciting our clients or employees, subject to exceptions for actions taken in the performance of their duties to us or in connection with the investment or management of the officer’s or his family’s assets (or assets belonging to other members and their affiliates and certain charitable, non-profit and government organizations).

For Mr. Levin, Grosvenor Holdings has agreed to pay premiums associated with the purchase of life and long-term disability insurance policies. The life insurance policy provides a death benefit of not less than $25,000,000, and the long-term disability insurance policy provides a benefit of $10,000,000. If a benefit is paid to Mr. Levin (or his estate, as applicable) under either policy, the value of the benefit reduces the target amount of Mr. Levin’s membership interest in Grosvenor Holdings, as described in more detail above. In addition, Mr. Levin is entitled to receive a gross-up payment to make him whole for any income taxes imposed by virtue of these Grosvenor Holdings-paid insurance premiums. In 2019, the amounts of the life insurance premiums were $6,308, and the amount of the tax gross-up was $2,646 (the amount of the long-term disability insurance premium paid in January 2020 was $17,949 and the amount of the tax gross-up was $7,529). On January 1, 2020, the target amount associated with his membership interest was increased by an additional $16,250,000, and on January 1, 2021, the target amount will increase by an additional $12,500,000.

For Mr. Pollock, on March 31, 2020, the target amount associated with his membership interest was increased by an additional $2,500,000.

Grosvenor Management

Mr. Idehen and Ms. Hurse each hold membership interests in Grosvenor Management, directly or through their estate planning vehicles, which entitle them to a portion of all profits distributed by Grosvenor Management to its members, but not to proceeds from any capital transaction. The portion is determined by the managing member of Grosvenor Management in its sole discretion. The distributions received by Mr. Idehen and Ms. Hurse in 2019 are set forth in the All Other Compensation column of the Summary Compensation Table above and the accompanying footnote.

Following a termination of employment (including by death or disability) or expulsion (other than for Cause) from GCM Grosvenor Management, LLC, Mr. Idehen and Ms. Hurse are entitled to continue to receive allocations of profits equal to 70% of the lesser of: (i) the sharing percentage that applied with respect to the officer’s first distribution from the partnership, or (ii) the average allocation over the four consecutive calendar quarters immediately preceding the calendar quarter of the termination of employment (excluding any “special” distribution as determined by the Managing Member) for a period of four years. Alternatively, at any time after the termination of employment, the Managing Member may exercise discretion to make a “Termination Distribution” based on the Managing Member’s good faith determination of the fair value of any remaining payments.

For so long as the officers are members of Grosvenor Management, and for certain periods after their withdrawal as members, the executives are subject to restrictive covenants prohibiting disclosure of our confidential information, disparaging our business, and, for two years after withdrawal, from competing with our business or soliciting our clients or employees, subject to exceptions for actions taken in the performance of their duties to us or in connection with the investment or management of the officer’s or his family’s assets (or assets belonging to other members and their affiliates).

Asset Pool Awards

The company maintains Asset Pool Award Plans, in which certain of our named executive officers participate. Awards issued under the 2017 and 2018 Asset Pool Award Plans are cash-denominated and vest ratably over a three year period, subject to the executive’s continued employment through the vesting date. At the conclusion of the three-year vesting period, awards are settled, net of any applicable tax withholdings, in fully vested equity interests in certain specified investment funds managed by GCM LP In 2017, Messrs. Levin and Pollock were granted an awards of $150,000 and $100,000, respectively, under the GCM Grosvenor 2017 Asset Pool Award Plan. The award is scheduled to vest in equal installments over a three year period, subject to the officer’s continued employment on the vesting date. In 2018, each of Messrs. Levin and Idehen were granted an award of $150,000 under the GCM Grosvenor 2018 Asset Pool Award Plan. The award is scheduled to vest in equal $50,000 installments over a three year period, subject to the officer’s continued employment on the vesting date. In 2019, Messrs. Levin, Pollock and Idehen vested in $100,000, $33,333, and $50,000 respectively.

Employment Agreements

Michael Sacks.    On October 26, 2007, GCM LP entered into an employment agreement with Mr. Sacks and was subsequently amended on October 5, 2017 and on August 2, 2020. For purposes of the description of Mr. Sacks’ employment terms on any specified date, we refer to his employment agreement, as amended through such date, as Mr. Sacks’ employment agreement. Mr. Sacks’ employment agreement provides that Mr. Sacks shall serve as Chairman and Chief Executive Officer. The term of Mr. Sacks’ employment under his employment agreement will terminate upon the upon the earliest to occur of the following events: Mr. Sacks’ death or disability (as defined in the employment agreement), termination by GCM LP for cause, or without cause following the “sunset date”, (each as defined in the employment agreement), or Mr. Sacks’ resignation.

Mr. Sacks’ employment agreement provides for an annual base salary of $3,700,000 (applicable beginning January 1, 2020), multiplied by an escalation percentage, which is the product of 100% and a fraction, the numerator of which is the Consumer Price Index — All Urban Consumers and the denominator is such Consumer Price Index on the first day of calendar year 2020. The actual amount of Mr. Sacks’ annual base salary in 2019 was $3,585,000. Mr. Sacks’ employment agreement further provides that Mr. Sacks is eligible to participate in all employee benefit programs, on at least as favorable a basis as any other member of senior management. Mr. Sacks’ employment agreement provides for the utilization of non-commercial air travel services, for personal travel up to an aggregate maximum of $1,500,000 in any one calendar year, multiplied by the escalation percentage described above.

Jonathan Levin.    On May 9, 2011, GCM LP entered into an employment agreement with Mr. Levin and was subsequently amended on July 29, 2020. For purposes of the description of Mr. Levin’s employment terms on any specified date, we refer to his employment agreement, as amended through such date, as Mr. Levin’s employment agreement. The initial term of Mr. Levin’s employment agreement was two years but, after such term expires, the agreement automatically remains in place until the earliest to occur of the following events: Mr. Levin’s death or disability (as defined in the employment agreement), termination by GCM LP for cause (as defined in the employment agreement), or with 90 days’ written notice by either party.

Mr. Levin’s employment agreement provided for an initial base salary of $500,000. The actual amount of Mr. Levin’s annual base salary in 2019 was $500,000. Pursuant to the employment agreement, Mr. Levin is eligible to receive a discretionary cash bonus; the amount of Mr. Levin’s 2019 discretionary bonus payment was $1,500,000. Mr. Levin’s employment agreement further provides that he is eligible to participate in all employee benefit programs maintained by GCM LP and to basic medical insurance or coverage. Mr. Levin’s employment agreement provides for the utilization of non-commercial air travel services, for personal travel up to an aggregate maximum of $300,000 in any one calendar year, multiplied by the escalation percentage described above.

Frederick Pollock.    On April 8, 2015, GCM LP entered into an employment agreement with Mr. Pollock, which was subsequently amended on August 1, 2017 and October 1, 2017. Mr. Pollock’s employment agreement provides that Mr. Pollock shall serve as Managing Director. The initial term of Mr. Pollock’s employment agreement is October 1, 2017 through October 1, 2019, but, after such initial term expires, the agreement automatically remains in place until the earliest to occur of the following events: Mr. Pollock’s death or the date on which Mr. Pollock becomes disabled (as defined in the employment agreement), termination by GCM LP for cause (as defined in the employment agreement), or with 90 days’ written notice by either party.

Mr. Pollock’s employment agreement provides for an initial base salary of $500,000. The actual amount of Mr. Pollock’s annual base salary in 2019 was $500,000. Pursuant to the employment agreement, Mr. Pollock is eligible to receive a discretionary cash bonus; the amount of Mr. Pollock’s 2019 discretionary bonus payment was $1,500,000. Mr. Pollock’s employment agreement further provides that he is eligible to participate in all employee benefit programs maintained by GCM LP

Mr. Pollock’s employment agreement also provides that Mr. Pollock is entitled to a cash bonus calculated as a percentage of the incentive compensation or carried interest of GCM Grosvenor Special Opportunities Fund, L.P. No cash bonuses were made with respect to this interest in 2019.

Francis Idehen.    On May 22, 2017, GCM LP entered into an employment agreement with Mr. Idehen. Mr. Idehen’s employment agreement provides that Mr. Idehen shall serve as Managing Director, Chief Operating Officer. The initial term of Mr. Idehen’s employment agreement is two years, but, after such initial term expires, the agreement automatically remains in place until the earliest to occur of the following events: Mr. Idehen’s death or disability (as defined in the employment agreement), termination by GCM LP for cause (as defined in the employment agreement), or with 90 days’ written notice by either party.

Mr. Idehen’s employment agreement provided for an initial base salary of $500,000. The actual amount of Mr. Idehen’s annual base salary in 2019 was $500,000. Pursuant to the employment agreement, Mr. Idehen is eligible to receive a discretionary cash bonus; the amount of Mr. Idehen’s 2019 discretionary bonus payment was $933,333. Mr. Idehen was also entitled to a one-time bonus in connection with his execution of the employment agreement in the amount of $900,000 (the last installment of which was paid in 2020).

Mr. Idehen’s employment agreement provides that he is eligible to participate in any long-term incentive plans offered to senior executives during the initial term, in GCM LP’s discretion. In connection with the execution of Mr. Idehen’s employment agreement, Mr. Idehen was admitted as a member of Grosvenor Holdings. Mr. Idehen’s employment agreement further provides that he is eligible to participate in all employee benefit programs maintained by GCM LP and to basic medical insurance or coverage.

Sandra Hurse.    On May 29, 2018, GCM LP entered into an employment agreement with Ms. Hurse. Ms. Hurse’s employment agreement provides that Ms. Hurse shall serve as Managing Director, Human Resources. The initial term of Ms. Hurse’s employment agreement is two years, but, after such initial term expires, the agreement automatically remains in place until the earliest to occur of the following events: Ms. Hurse’s death or disability (as defined in the employment agreement), termination by GCM LP for cause (as defined in the employment agreement), resignation by Ms. Hurse for Good Reason, or with 90 days’ written notice by either party. Good Reason for the purposes of Ms. Hurse’s employment agreement means: (i) a negative change in executive’s title; (ii) a material diminution of executive’s duties, responsibilities or reporting line; (iii) the relocation of executive’s principal place of employment outside of Chicago, Illinois; and (iv) any material breach by Grosvenor Capital Management L.P. of any material provision of the employment agreement.

Ms. Hurse’s employment agreement provided for an initial base salary of $500,000. The actual amount of Ms. Hurse’s annual base salary in 2019 was $500,000. Pursuant to the employment agreement, Ms. Hurse is eligible to receive a discretionary cash bonus; the amount of Ms. Hurse’s 2019 discretionary bonus payment was $560,000. Ms. Hurse was also entitled to a one-time bonus in connection with her execution of the employment agreement in the amount of $650,000, $115,000 of which is still outstanding and will become payable on the third anniversary of Ms. Hurse’s employment agreement. Ms. Hurse’s employment agreement further provides that she is eligible to participate in all employee benefit programs maintained by GCM LP and to basic medical insurance or coverage.

In connection with the execution of Ms. Hurse’s employment agreement, Ms. Hurse was admitted as a member of GCM Grosvenor Management LLC.

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We expect that our named executive officers will be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and upon completion of two years of service, these matching contributions are fully vested as of the date on which the contribution is made. For employees with less than two years of service, the matching contributions are 50% vested after one year of service and fully vested after two years of service. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Termination Payments and Benefits

Mr. Sacks.    Upon Mr. Sacks’ resignation from GCM LP or his termination without cause following the “sunset date” (as defined in his employment agreement), Mr. Sacks will receive a separation payment in the amount of 25% of his compensation at the time of such termination for the one-year period following such resignation. Mr. Sacks will be available to cooperate with GCM LP from to time. Mr. Sacks will also be entitled to an additional $1,500/hour rate if he works more than forty hours per month during the one year period. Upon Mr. Sacks’ termination of employment by reason of his death or disability, Mr. Sacks (or his estate, as applicable), will be entitled to 12 months’ continuation of his annual base salary at the time of such termination, payable in accordance with GCM LP’s normal payroll practices. Mr. Sacks’ employment agreement includes confidentiality and assignment of intellectual property provisions, as well as two year post-termination non-competition, noninterference and non-solicitation of employees provisions, subject to exceptions set forth in the agreement.

Mr. Levin.    Upon Mr. Levin’s termination from GCM LP other than (i) for cause or (ii) due to his death or disability, Mr. Levin will receive a separation payment in the amount of $375,000 for the one-year period following such termination. Mr. Levin will be available to cooperate with GCM LP from to time. Mr. Levin will also be entitled to an additional $200/hour rate if he works more than forty hours during a particular month. Mr. Levin’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCM LP and assignment of intellectual property provisions, as well as a one year post-termination non-competition and a two year post-termination noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement.

Mr. Pollock.    Upon Mr. Pollock’s termination from GCM LP other than (i) for cause or (ii) due to his death or disability, Mr. Pollock will continue to engage with GCM LP for a two-year period as a consultant in exchange for a consulting fee at the annual rate of $250,000. Mr. Pollock’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCM LP and assignment of intellectual property provisions, as well as a one year post-termination non-competition and a two year post-termination noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement. The one year post-termination non-competition period was increased to two years for 2020.

Mr. Idehen.    Upon Mr. Idehen’s termination from GCM LP other than (i) for cause or (ii) due to his death or disability, Mr. Idehen will continue to engage with GCM LP for a one-year period as a consultant in exchange for a consulting fee at the annual rate of $250,000. Mr. Idehen’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCM LP and assignment of intellectual property provisions, as well as one year post-termination non-competition, noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement.

Ms. Hurse.    Upon Ms. Hurse’s termination of employment by GCM LP other than (i) for cause or (ii) due to her death or disability, Ms. Hurse is entitled to any unpaid installments of her one-time bonus. Upon Ms. Hurse’s termination from GCM LP without cause, the employment agreement provides that Ms. Hurse will continue to engage with GCM LP for a one-year period as a consultant in exchange for a consulting fee at the annual rate of $500,000. Ms. Hurse’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCM LP and assignment of intellectual property provisions, as well as one year post-termination non-competition, noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement.

Unpaid Installments of Sign-On Bonuses.    As described above under their employment agreements, each of Ms. Hurse and Mr. Idehen is entitled to receive any unpaid sign-on bonus installments.

Carried Interest Plan.    In the event of a participating officer’s termination without “cause” (as defined in the applicable governing documents) or resignation, the participating officer will forfeit such officer’s unvested carried interest sharing percentage, and such officer will only participate in future distributions of carried interest based on a carried interest sharing percentage that has been reduced to reflect the relevant forfeiture. If a participating officer is terminated for “cause” or otherwise triggers a forfeiture event under the applicable governing documents, such officer will forfeit such officer’s entitlement to any future distributions of carried interest and all such officer’s carried interest sharing percentages shall be reduced to zero. Upon a participating officer’s death or “disability” (as defined in the applicable governing documents), such officer (or such officer’s estate) shall continue to participate in carried interest distributions without any adjustment to such officer’s carried interest sharing percentages.

Deferred Compensation Plan.    Upon termination of employment for any reason other than for “cause” (as defined in the plan), the unvested portion of an outstanding award is forfeited. The vested portion will continue to be paid in accordance with the provisions of the plan. Upon a termination for cause or due to the employee’s willful breach of the plan and award agreement under the plan, employee handbooks or other agreements with GCM LP, Grosvenor Holdings and their affiliates, all awards, vested and unvested, are immediately forfeited.

Asset Pool Awards.    With respect to the 2017 and 2018 Asset Pool Award Plan, unvested amounts forfeit upon voluntary termination or involuntary termination without cause. Vested amounts are settled according to the same schedule that would have applied had employment continued. If termination is as a result of death or disability then “vesting” continues, and the award is settled at the same time it would have been had employment continued. If the officer is terminated for “cause” (as defined in the plan), then vested and unvested awards forfeit.

Director Compensation

Our policy is to not pay director compensation to directors who are also our employees. We intend to establish compensation practices for our non-employee directors. Such compensation may be paid in the form of cash, equity or a combination of both. We may also pay additional fees to the chair of the audit committee of the board of directors. All members of the board of directors will be reimbursed for reasonable costs and expenses incurred in attending meetings of our board of directors.

Compensation of Executive Officers and Directors after the Business Combination

After the completion of the business combination, directors or executive officers of GCM PubCo may be paid consulting, management or other fees or compensation from GCM PubCo. As of the date of this proxy statement/prospectus, no determinations regarding these arrangements have been made.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

CFAC

In July 2014, the Sponsor purchased an aggregate of 2,875,000 founder shares for an aggregate purchase price of $383. In June 2015, the Sponsor contributed an additional $50,000 to paid-in capital for no additional shares. On January 17, 2018, CFAC effectuated a recapitalization, which included a 2.5-for-1 stock split resulting in an aggregate of 7,187,500 founder shares outstanding and held by the Sponsor. In November 2018, the Sponsor transferred 10,000 founder shares to Mr. Worth, one of CFAC’s independent directors. In January 2019, the Sponsor forfeited 122,897 founder shares because the underwriters’ over-allotment option in connection with the IPO was not exercised in full, resulting in 7,064,603 founder shares outstanding. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of the IPO (not including the shares of CFAC Class A common stock underlying the private placement units). The founder shares (including the CFAC Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

The Sponsor committed, pursuant to the Forward Purchase Agreement with us, to purchase, in a private placement for gross proceeds of $30,000,000 to occur concurrently with the consummation of CFAC’s initial business combination, 3,000,000 units on substantially the same terms as the sale of units in the IPO at $10.00 per unit, and 750,000 shares of CFAC Class A common stock. The parties entered into an amendment to the Forward Purchase Agreement, pursuant to which, among other things, the Sponsor has agreed, subject to CFAC’s consummation of a business combination with GCM PubCo and its affilaites, to purchase (1) 1,500,000 GCM PubCo private placement warrants and (ii) 3,500,000 shares of GCM Class A common stock in exchange for an aggregate purchase price equal to $30,000,000. Each warrant is exercisable to purchase one share of GCM Class A common stock at an exercise price of $11.50.

The Sponsor purchased an aggregate of 600,000 private placement units for a purchase price of $10.00 per unit in a private placement that occurred simultaneously with the closing of the IPO.

In addition, the Sponsor loaned CFAC $2,825,841 without interest. The proceeds of such loan were deposited into the Trust Account and will be repaid or converted into units at a conversion price of $10.00 per unit, at the Sponsor’s discretion, only upon consummation of the business combination. Such loan was extended in order to ensure that the amount in the Trust Account was initially $10.10 per public share. If CFAC does not consummate an initial business combination, it will not repay such loan and its proceeds will be distributed to CFAC’s public stockholders. The Sponsor has waived any claims against the Trust Account in connection with such loan.

In addition, on June 15, 2020, CFAC issued a promissory note in the principal amount of approximately $2,500,0000 to the Sponsor, pursuant to which the Sponsor loaned the necessary funds to deposit in the Trust Account for each share of CFAC Class A common stock that was not redeemed in connection with the extension of the termination date from June 17, 2020 until September 17, 2020. Such loan will be repaid or converted into warrants at a conversion price of $1.00 per warrant, at the Sponsor’s discretion, upon consummation of the business combination.

The securities underlying the private placement units, the securities issuable upon the conversion of any Sponsor loans and the securities issuable pursuant to the Forward Purchase Agreement are identical to the respective securities underlying the units sold in the IPO, except that any such warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable, (ii) may not (including the CFAC Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of CFAC’s initial business combination, (iii) may be exercised by the holders on a cashless basis, (iv) are entitled to registration rights and (v) for so long as they are held by the Sponsor, will not be exercisable more than five years from the effective date of the registration statement relating to the IPO, in accordance with FINRA Rule 5110(f)(2)(G)(i). Any such securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of CFAC’s initial business combination.

Other than fees payable to Cantor Fitzgerald & Co. as described below in connection with the business combination marketing agreement, as well merger and private placement advisory fees, in the aggregate amount of approximately $17.7 million (a portion of which is payable by the Sponsor), no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by CFAC to the Sponsor, officers and directors, or any affiliate of the Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on CFAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. CFAC pays $25,000 quarterly to each of its independent directors for services rendered as board members. CFAC’s audit committee reviews on a quarterly basis all payments that were made to the Sponsor, officers, directors or CFAC’s or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on CFAC’s behalf.

Prior to the closing of the IPO, Cantor agreed to loan CFAC up to $300,000 to be used for a portion of the expenses of such offering. These loans were non-interest bearing, unsecured and due at the earlier of December 31, 2018 or the closing of such offering. The loan was not repaid in full upon the closing of such offering.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor has committed $750,000 to be provided to CFAC to fund CFAC’s expenses relating to investigating and selecting a target business and other working capital requirements. In addition, the Sponsor or an affiliate of the Sponsor or certain of GCM PubCo’s officers and directors may, but are not obligated to, loan CFAC additional funds as may be required. As of March 31, 2020, $350,000 was outstanding under a loan provided by the Sponsor. In addition, on June 15, 2020, the Sponsor loaned approximately $2,500,000 to CFAC to deposit in the Trust Account on behalf of each share of CFAC Class A common stock that was not redeemed in connection with the extension of CFAC’s termination date from June 17, 2020 until September 17, 2020. An aggregate of up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

After CFAC’s initial business combination, members of its management team who remain with CFAC may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to CFAC’s stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to CFAC’s stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider CFAC’s initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

CFAC paid underwriting discounts and commissions in the amount of $5,000,000 to Cantor Fitzgerald & Co. in connection with the IPO.

CFAC has engaged Cantor Fitzgerald & Co. as an advisor in connection with the business combination, pursuant to a Business Combination Marketing Agreement. CFAC will pay Cantor Fitzgerald & Co. a cash fee for such services upon the consummation of CFAC’s initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, including any proceeds from the partial exercise of the underwriters’ over-allotment option (or approximately $9.9 million in the aggregate). As a result, Cantor Fitzgerald & Co. will not be entitled to such fee unless CFAC consummates an initial business combination.

Sponsor Support Agreement

On August 2, 2020, CFAC entered into the Sponsor Support Agreement with the Sponsor, GCM and Grosvenor Holdings. Pursuant to the Sponsor Support Agreement, among other things, the Sponsor agreed to vote in favor of the Transaction Agreement and the business combination, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. For more information about the Sponsor Support Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Sponsor Support Agreement.”

Amendment No. 1 to Forward Purchase Agreement

In connection with the execution of the Transaction Agreement, CFAC entered into an amendment to the Forward Purchase Agreement between CFAC and the Sponsor, pursuant to which, among other things, subject to CFAC’s consummation of a business combination with GCM PubCo and its affiliates, the Sponsor has agreed to purchase (i) 1,500,000 GCM PubCo private placement warrants and (ii) 3,500,000 shares of GCM Class A common stock in exchange for an aggregate purchase price equal to $30,000,000. Each GCM PubCo common warrant will be exercisable to purchase one share of GCM Class A common stock at an exercise price of $11.50. For more information about the Forward Purchase Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — CF Forward Purchase Agreement.”

PIPE Subscription Agreements

In connection with the execution of the Transaction Agreement, CFAC entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase, in the aggregate, 19,500,000 shares of GCM Class A common stock at $10.00 per share for an aggregate commitment amount of $195,000,000. The shares of GCM Class A common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act, in reliance upon an exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The closings under the Subscription Agreements will occur after the Effective Time, substantially concurrently with the Closing. The PIPE Investors have institutional trading relationships with Cantor Fitzgerald & Co. but are not affiliates of CFAC, the Sponsor, Cantor or Cantor Fitzgerald & Co. For more information about the Subscription Agreements, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — PIPE Subscription Agreements.”

Engagement Letters

In connection with the business combination and PIPE, CFAC engaged Cantor Fitzgerald & Co. to act as its financial advisor, pursuant to an engagement letter, dated July 31, 2020, and placement agent, pursuant to an engagement letter, dated July 17, 2020 and amended on July 30, 2020 (together, the “Engagement Letters”). Pursuant to the Engagement Letters, Cantor Fitzgerald & Co. agreed to perform customary services for CFAC in connection with the business combination and PIPE, respectively. Pursuant to the Engagement Letters, upon consummation of the business combination, CFAC will owe Cantor Fitzgerald & Co. a cash fee of $5 million and upon consummation of the PIPE, CFAC will owe Cantor Fitzgerald & Co. a cash fee of approximately $2.775 million (based on amounts currently committed).

GCM Grosvenor

Insurance Broker

GCM Grosvenor utilizes the services of an insurance broker (the “Broker”) to procure insurance coverage, including its general commercial package policy, health, workers’ compensation and professional and management liability coverage for its directors and officers. Mr. Sacks’ brother serves as an executive officer of the Broker. During the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017, the Broker received commission payments in respect of the GCM Grosvenor insurance coverage in amounts of less than $0.1 million, $0.7 million, $0.7 million and $0.7 million, respectively.

Firm Use of Private Aircraft

GCM Grosvenor personnel, including Mr. Sacks, make use of aircraft owned by Grosvenor Holdings that has been leased by Grosvenor Holdings to a third-party aviation services company that manages the aircraft (the “Aviation Company”). GCM Grosvenor charters the aircraft from the Aviation Company, and in some instances, leases from and makes direct payments to Grosvenor Holdings, when GCM Grosvenor personnel and their associated parties use the aircraft for business or personal use. During the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017, GCM Grosvenor made payments of approximately $0.9 million, $3.3 million, $3.1 million and $3.1 million, respectively, in aggregate to the Aviation Company and Grosvenor Holdings.

Investments in GCM Grosvenor Funds

GCM Grosvenor’s directors and executive officers are permitted to invest their own capital in GCM Grosvenor’s investment funds on a no-fee and no-carry basis. The opportunity to invest in GCM Grosvenor’s investment funds on a no-fee and no-carry basis is also available to all of GCM Grosvenor’s senior professionals and to those employees whom GCM Grosvenor has determined have a status that reasonably permits it to offer them these types of investments in compliance with applicable laws. GCM Grosvenor encourages its eligible professionals to invest in GCM Grosvenor’s investment funds because it believes that such investing further aligns the interests of GCM Grosvenor’s professionals with those of its fund investors and the firm.

During the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by GCM Grosvenor’s directors and executive officers (and their family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $77.5 million, $82.0 million, $148.6 million and $174.9 million, respectively, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through an employee feeder vehicle.

During the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by Mr. Sacks (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $72.3 million, $76.5 million, $143.5 million and $170.4 million, respectively, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through an employee feeder vehicle.

During the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by Mr. Levin (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $4.1 million, $4.3 million, $4.2 million and $4.5 million, respectively, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through an employee feeder vehicle.

During the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by Mr. Idehen (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $0.1 million, approximately $0.2 million, less than $0.1 million and $0, respectively, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through an employee feeder vehicle.

During the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by Mr. Pollock (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $1.0 million, $0.9 million, $0.8 million and $0, respectively.

Mosaic Transaction

In March 2020, GCMH LLLP transferred certain indirect partnership interests related to historical investment funds managed by it to Mosaic. The limited partners of Mosaic are a third-party investor, which funded nearly all of the Mosaic Transaction, Grosvenor Holdings and GCMH LLLP. Prior to the closing of the Transactions, Grosvenor Holdings’ interests and liabilities related to Mosaic will be transferred to GCMH LLLP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GCM Grosvenor — Mosaic Transaction.” In the three months ended March 31, 2020, Grosvenor Holdings did not receive any distributions or other proceeds on account of its interest in Mosaic.

Sublease and Services to Grosvenor Holdings

GCM Grosvenor subleases a portion of its principal headquarters in Chicago to Grosvenor Holdings at GCM Grosvenor’s cost under its lease. The current term of the sub-lease expires on September 30, 2026 and provides for monthly rent and payment of operating expenses on a triple-net basis. During the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017, Grosvenor Holdings made lease payments to GCM Grosvenor of less than $0.1 million, $0.2 million, $0.1 million and $0.2 million, respectively, in satisfaction of its obligations pursuant to the sublease.

GCM Grosvenor currently provides additional office space, office support and administrative services, to various persons who provide services, including personal services, primarily to Grosvenor Holdings and its members, including Michael J. Sacks. Grosvenor Holdings does not pay GCM Grosvenor for this use of space and support services. While GCM Grosvenor does not account for these services in the ordinary course and their value is not readily quantifiable, GCM Grosvenor would estimate the value of these services to be in excess of $120,000 for each of the years ended December 31, 2019, 2018 and 2017, respectively. GCM Grosvenor also pays for certain insurance and other benefits for certain of these persons, for which it is reimbursed by Grosvenor Holdings.

Stockholders’ Agreement

At the Closing, GCM PubCo will enter into the Stockholders’ Agreement with the GCMH LLLP Equityholders and GCM V, pursuant to which, among other things, (i) GCM V will be granted rights to designate all seven directors for election to the board of directors of GCM PubCo (and the voting parties will vote in favor of such designees) and (ii) GCM V and the GCMH LLLP Equityholders will agree to vote their voting shares in favor of any recommendations by the GCM PubCo board. For more information about the Stockholders’ Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement.”

Registration Rights Agreement

At the Closing, GCM PubCo will enter into the Registration Rights Agreement with the Sponsor, the GCMH LLLP Equityholders and the PIPE Investors. Pursuant to the Registration Rights Agreement, GCM PubCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of GCM PubCo common stock and other equity securities of GCM PubCo that are held by the parties thereto from time to time. For more information about the Registration Rights Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Registration Rights Agreement.”

Tax Receivable Agreement

At the Closing, GCM PubCo will enter into the Tax Receivable Agreement with GCMH LLLP and each of the GCMH LLLP Equityholders that will provide for the payment by GCM PubCo to the TRA Parties of 85% of the amount of certain tax benefits, if any, that GCM PubCo actually realizes, or in some circumstances is deemed to realize, as a result of the various transactions occurring in connection with the Closing or in the future that are described above, including benefits arising from the Basis Assets and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. For more information about the Tax Receivable Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

Policies and Procedures for Related Person Transactions

Effective upon the consummation of the business combination, GCM PubCo’s board of directors will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “related person transaction” is a transaction, arrangement or relationship in which GCM PubCo or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•        any person who is, or at any time during the applicable period was, one of GCM PubCo’s executive officers or one of GCM PubCo’s directors;

•        any person who is known by GCM PubCo to be the beneficial owner of more than 5% of GCM PubCo’s voting shares;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of GCM PubCo’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of GCM PubCo’s voting shares; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

GCM PubCo will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to GCM PubCo’s audit committee charter, the audit committee will have the responsibility to review related party transactions.

Comparison of Corporate Governance and Stockholders’ Rights

General

CFAC is incorporated under the laws of the State of Delaware and the rights of CFAC stockholders are governed by the laws of the State of Delaware, including the DGCL, and CFAC’s amended and restated certificate of incorporation and bylaws. As a result of the Merger, CFAC stockholders who receive shares of GCM Class A common stock will become GCM PubCo stockholders. GCM PubCo is incorporated under the laws of the State of Delaware and the rights of GCM PubCo stockholders are governed by the laws of the State of Delaware, including the DGCL, and, following the business combination, by the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws, copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively. Thus, following the Merger, the rights of CFAC stockholders who become GCM PubCo stockholders in the Merger will continue to be governed by Delaware law, but will no longer be governed by CFAC’s amended and restated certificate of incorporation and bylaws and instead will be governed by the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws.

Comparison of Corporate Governance and Stockholders’ Rights

Set forth below is a summary comparison of material differences between the rights of CFAC stockholders under CFAC’s amended and restated certificate of incorporation and bylaws (left column) and the rights of GCM PubCo stockholders under the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of CFAC’s amended and restated certificate of incorporation and bylaws, which are attached as Exhibit 3.1 and Exhibit 3.3 of the registration statement to which this proxy statement/prospectus forms a part, and the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws, which are attached as Annex C and Annex D, as well as the relevant provisions of the DGCL.

CFAC	GCM PubCo
Public Benefit Election
CFAC’s charter does not contain a public benefit election provision.

Pursuant to the GCM PubCo Amended and Restated Charter, the GCM PubCo board will have the option to, without prior notice to GCM PubCo’s stockholders, cause GCM PubCo to convert into a Delaware public benefit corporation in order to demonstrate GCM PubCo’s commitment to environmental, social and governance issues facing societies. Upon GCM PubCo’s conversion into a public benefit corporation (if any), GCM PubCo’s public benefit, as provided in the GCM PubCo Amended and Restated Charter, will be: (a) to have a positive effect on society by promoting a culture of diversity, equity and inclusion within its workforce and that of its vendors while reducing the environmental impact of its operations and (b) to continue to offer, consistent with its fiduciary duties to its investment advisory clients, investment products and services that promote positive Environmental, Social and Governance objectives and Impact investment themes.

CFAC	GCM PubCo
Authorized Capital Stock

CFAC is currently authorized to issue 100,000,000 shares of Class A common stock, par value $0.0001 per share, 10,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share.

As of                 , 2020, the record date, CFAC had approximately                  shares of CFAC Class A common stock,                  shares of CFAC Class B common stock,                 units, each consisting of one share of CFAC Class A common stock and three-quarters of one public warrant,                  warrants, each whole warrant exercisable for one share of CFAC Class A common stock, and no preferred shares issued and outstanding.

GCM PubCo will be authorized to issue 700,000,000 shares of Class A common stock, par value $0.0001 per share, 500,000,000 shares of Class B common stock, par value $0.0001 per share, 300,000,000 shares of Class C common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

After giving effect to the business combination, GCM PubCo will have approximately                  shares of GCM Class A common stock outstanding (assuming no redemptions), no shares of GCM Class B common stock outstanding,                  shares of GCM Class C common stock and no shares of preferred stock issued and outstanding.

Rights of Preferred Stock

CFAC’s board is currently authorized, subject to limitations prescribed by Delaware law and CFAC’s amended and restated certificate of incorporation, to provide for one or more series of preferred shares and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof.

The GCM PubCo board will be authorized, subject to limitations prescribed by Delaware law and the GCM PubCo Amended and Restated Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The GCM PubCo board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders.

Number and Qualification of Directors

CFAC’s board of directors must consist of one or more members and the number of members is to be fixed from time to time exclusively by resolution of the board.

Directors of CFAC’s board need not be stockholders of CFAC.

GCM PubCo’s board of directors must consist of not less than three and not more than twenty members and the number of members is to be fixed from time to time by resolution of the board.

Directors of GCM PubCo’s board following the business combination need not be stockholders of GCM PubCo.

Election of Directors

CFAC’s board of directors is divided into two classes as nearly equal in number as possible, with each director elected for a two-year term until the election or qualification of his or her successor, subject to such director’s earlier death, resignation or removal. If the number of directors is changed, any increase or decrease is apportioned among the classes to maintain an equal number of directors in each class as nearly as possible, and any additional director of any class elected to fill a vacancy will hold office for the remaining term of that class, but in no case will a decrease in the number of directors remove or shorten the term of any incumbent director.

Subject to the rights of the holders of one or more series of preferred shares, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred shares, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

GCM PubCo’s stockholders will elect directors, each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

CFAC	GCM PubCo
Removal of Directors

Any or all of CFAC’s directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of CFAC entitled to vote generally in the election of directors, voting together as a single class.

Except for directors for which holders of any series of outstanding preferred stock are entitled to elect and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement, any director or the entire GCM PubCo board may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of GCM PubCo capital stock entitled to vote generally in the election of directors, voting together as a single class.

Voting

Holders of CFAC’s common stock shall exclusively possess all voting power with respect to CFAC.

Holders of shares of CFAC’s common stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of CFAC’s common stock are entitled to vote.

At any annual or special meeting of CFAC stockholders, holders of CFAC Class A common stock and holders of CFAC Class B common stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by Delaware law or CFAC’s amended and restated certificate of incorporation (including any preferred share designation), holders of shares of any series of CFAC’s common stock shall not be entitled to vote on any amendment to CFAC’s amended and restated certificate of incorporation (including any amendment to any preferred share designation) that relates solely to the terms of one or more outstanding series of preferred shares or other series of common stock if the holders of such affected series of preferred shares or common stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to Delaware law or CFAC’s amended and restated certificate of incorporation.

Holders of GCM PubCo’s GCM Class A common stock and GCM Class C common stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of GCM PubCo’s GCM Class A common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Until the Sunset Date, holders of GCM PubCo’s GCM Class C common stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of GCM PubCo’s GCM Class C common stock will be entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. The GCM Class B common stock will not be entitled to vote (except as required by applicable law).

Cumulative Voting
Holders of CFAC’s common stock do not have cumulative voting rights.	Holders of GCM PubCo’s common stock will not have cumulative voting rights.

CFAC	GCM PubCo
Vacancies on the Board of Directors

Any vacancies on CFAC’s board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by CFAC’s stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Subject to the rights of the holders of any one or more series of preferred stock then-outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under the Stockholders’ Agreement), any vacancies on GCM PubCo’s board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of the remaining directors then in office, even if less than a quorum of the board. Any director so chosen shall hold office until the next election of the directors in which such director is included and until his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal. No decrease in the number of directors shall shorten the term of any director then in office.

Special Meeting of the Board of Directors

Special meetings of CFAC’s board (a) may be called by the chairman of the board or president and (b) shall be called by the chairman of the board, president or secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be.

Special meetings of GCM PubCo’s board for any purpose or purposes may be called at any time by the chairperson of the board or a majority of the total number of directors constituting the board.
Stockholder Action by Written Consent

Any action required or permitted to be taken by CFAC’s stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to CFAC Class B common stock, with respect to which action may be taken by written consent.

So long as GCM PubCo qualifies as a “controlled company” under Nasdaq Listing Rule 5605(c)(1), any action required or permitted to be taken by GCM PubCo’s stockholders may be effected by the consent in writing of the holders of outstanding GCM PubCo capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Amendment to Certificate of Incorporation

An amendment to CFAC’s amended and restated certificate of incorporation generally requires the approval of CFAC’s board of directors and a majority of the combined voting power of the then outstanding shares of voting stock, voting together as a single class.

Subject to the Stockholders’ Agreement (for so long as it remains in effect), GCM PubCo will reserve the right to amend, alter, change or repeal any provision contained in the GCM PubCo Amended and Restated Charter, in the manner prescribed by the DGCL.

Amendment of Bylaws

CFAC’s board has the power to adopt, amend, alter or repeal CFAC’s bylaws with the affirmative vote of a majority of the board. CFAC’s bylaws also may be adopted, amended, altered or repealed by CFAC’s stockholders; provided, however, that in addition to any vote of the holders of any class or series of CFAC’s capital stock required by applicable law or CFAC’s amended and restated certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of CFAC’s capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the bylaws.

The GCM PubCo Amended and Restated Bylaws may be altered, amended or repealed in accordance with the GCM PubCo Amended and Restated Charter, the Stockholders’ Agreement and the DGCL.

CFAC	GCM PubCo
Quorum

Stockholders.    The presence, in person or by proxy, at a stockholders meeting of the holders of shares of CFAC’s outstanding capital stock representing a majority of the voting power of all outstanding shares of CFAC’s capital stock entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Board of Directors.    A majority of CFAC’s board shall constitute a quorum for the transaction of business at any meeting of the board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by applicable law and CFAC’s amended and restated certificate and incorporation or bylaws.

Stockholders.    The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Board of Directors.    A majority of the total number of GCM PubCo directors shall constitute a quorum for the transaction of business; provided, that to the fullest extent permitted by the DGCL, the presence of the chairperson of the board shall be necessary in order for a quorum to be obtained at any meeting of GCM PubCo’s board. Notwithstanding the foregoing, in the event that the chairperson of the board is unable to attend any emergency meeting of the board, as determined by the board in good faith, by reason of temporary disability or otherwise, the presence of the chairperson of the board shall not be necessary in order for such quorum to be obtained and the board may appoint a director as interim chairperson of the board to preside over such meeting.

Special Stockholder Meetings

Special meetings of CFAC’s stockholders may be called only by the chairman of CFAC’s board, its chief executive officer, or CFAC’s board pursuant to a resolution adopted by a majority of the board. The ability of CFAC’s stockholders to call a special meeting is specifically denied.

Special meetings of GCM PubCo’s stockholders may be called only by or at the direction of (i) the board of GCM PubCo, (ii) the chairman of such board or (iii) so long as GCM PubCo is a “controlled company.” by the secretary of GCM PubCo at the request of any holder of at least 25% of the total voting power of the outstanding shares of GCM PubCo capital stock entitled to vote generally in the election of directors, voting together as a single class.

Notice of Stockholder Meetings

Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by CFAC not less than 10 nor more than 60 days before the date of the meeting, unless otherwise required by Delaware law. If said notice is for a stockholders meeting other than an annual meeting, it shall, in addition, state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in such notice (or any supplement thereto).

The notice of any meeting of stockholders shall be sent or otherwise given in accordance with the GCM PubCo Amended and Restated Bylaws not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

CFAC	GCM PubCo
Stockholder Proposals (Other than Nomination of Persons for Election as Directors)

No business may be transacted at a meeting of stockholders, other than business that is either (i) specified in CFAC’s notice of the meeting (or any supplement thereto) given by or at the direction of its board, (ii) otherwise properly brought before the meeting by or at the direction of the board or (iii) otherwise properly brought before the meeting by any CFAC stockholder (x) who is a stockholder of record entitled to vote at such meeting and (y) who complies with the notice procedures set forth in CFAC’s bylaws.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of GCM PubCo’s board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a GCM PubCo stockholder both at the time of giving required notice and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with notice procedures.

Stockholder Nominations of Persons for Election as Directors

Nominations of persons for election to CFAC’s board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in CFAC’s notice of such special meeting, may be made (i) by or at the direction of CFAC’s board or (ii) by any CFAC stockholder (x) who is a stockholder of record entitled to vote in the election of directors and (y) who complies with the notice procedures set forth in CFAC’s bylaws.

Nominations of any person for election to GCM PubCo’s board at an annual meeting may be made at such meeting only (a) by or at the direction of the board, including by any committee or persons authorized to do so by the board or the GCM PubCo Amended and Restated Bylaws, or (b) by a stockholder present in person who (1) was a beneficial owner of GCM PubCo shares both at the time of giving required notice and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with notice and nomination procedures set forth in the GCM PubCo Amended and Restated Bylaws.

Limitation of Liability of Directors and Officers

A director of CFAC shall not be personally liable to CFAC or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law unless they violated their duty of loyalty to CFAC or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing shall not adversely affect any right or protection of a director of CFAC in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The GCM PubCo Amended and Restated Charter will limit the liability of the GCM PubCo directors to the fullest extent permitted by the DGCL.

CFAC	GCM PubCo
Indemnification of Directors, Officers, Employees and Agents

To the fullest extent permitted by applicable law, CFAC shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of CFAC or, while a director or officer of CFAC, is or was serving at the request of CFAC as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses reasonably incurred by such indemnitee in connection with such proceeding.

The GCM PubCo Amended and Restated Charter provides that GCM PubCo will provide directors with customary indemnification and advancement of expenses. GCM PubCo expects to enter into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to GCM PubCo or on its behalf.

Dividends

Holders of shares of CFAC common stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of CFAC) when, as and if declared thereon by CFAC’s board from time to time out of any assets or funds of CFAC legally available therefor and shall share equally on a per share basis in such dividends and distributions.

The holders of GCM Class A common stock and GCM Class B common stock will be entitled to receive dividends, as and if declared by the GCM PubCo board, out of legally available funds. Under the GCM PubCo Amended and Restated Charter, dividends may not be declared or paid in respect of the GCM Class A common stock or the GCM Class B common stock unless they are declared or paid in the same amount in respect of the other class of Economic Rights Stock. With respect to stock dividends, holders of GCM Class A common stock must receive GCM Class A common stock and holders of GCM Class B common stock must receive GCM Class B common stock.

The holders of GCM Class C common stock will not have any right to receive dividends other than stock dividends consisting of shares of GCM Class C common stock, paid proportionally with respect to each outstanding share of GCM PubCo’s GCM Class C common stock.

Liquidation

Subject to the rights, if any, of any outstanding series of preferred shares, in the event of any voluntary or involuntary liquidation, dissolution or winding up of CFAC, after payment or provision for payment of the debts and other liabilities of CFAC, the holders of shares of CFAC common stock shall be entitled to receive all the remaining assets of CFAC available for distribution to its stockholders, ratably in proportion to the number of shares of CFAC common stock held by them.

Upon GCM PubCo’s liquidation or dissolution, the holders of all classes of common stock are entitled to their respective par value, and the holders of GCM PubCo’s GCM Class A common stock and GCM Class B common stock will then be entitled to share ratably in those of GCM PubCo’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of GCM Class C common stock will not have any right to receive a distribution upon a liquidation or dissolution of GCM PubCo.

CFAC	GCM PubCo
Supermajority Voting Provisions

Any repeal or amendment of the indemnification provisions of CFAC’s bylaws shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of CFAC capital stock.

The GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws do not contain supermajority voting provisions.
Anti-Takeover Provisions and other Stockholder Protections

The anti-takeover provisions and other stockholder protections in CFAC’s amended and restated certificate of incorporation include the staggered board, blank check preferred stock, and an election to be subject to Section 203 of the DGCL, which regulates corporate takeovers, among others.

The provisions of the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws and of the DGCL may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of GCM Class A common stock. See “Description of GCM PubCo Securities — Anti-Takeover Effects of Provisions of the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws” for a description of the relevant provisions in the GCM PubCo Amended and Restated Charter and GCM PubCo Amended and Restated Bylaws.

Choice of Forum

Unless CFAC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of CFAC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of CFAC to CFAC or its stockholders, (iii) any action asserting a claim against CFAC, its directors, officers or employees arising pursuant to any provision of applicable Delaware law of CFAC’s amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against CFAC, its directors, officers or employees governed by the internal affairs doctrine, with certain exceptions.

The GCM PubCo Amended and Restated Charter will provide that, unless GCM PubCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of GCM PubCo, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or other employee or stockholder of GCM PubCo to GCM PubCo or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law, the GCM PubCo Amended and Restated Charter or the GCM PubCo Amended and Restated Bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, the exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

NO DELAWARE APPRAISAL RIGHTS

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to CFAC’s stockholders or warrant holders in connection with the business combination.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder Proposals

The GCM PubCo Amended and Restated Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting for stockholders. The GCM PubCo Amended and Restated Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in a notice of meeting given by or at the direction of GCM PubCo’s board of directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by GCM PubCo’s board of directors or the chairperson of the meeting or (iii) is otherwise properly brought before such meeting by a stockholder who is a stockholder of record on the date of giving of the notice, is entitled to vote at the meeting and has otherwise complied with the notice procedures specified in the GCM PubCo Amended and Restated Bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of GCM PubCo not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

Accordingly, for GCM PubCo’s 2021 annual meeting, assuming the meeting is held on         , 2021, notice of a nomination or proposal must be delivered to GCM PubCo no later than         , 2021 and no earlier than         , 2021. Nominations and proposals also must satisfy other requirements set forth in the GCM PubCo Amended and Restated Bylaws.

Stockholder Director Nominees

The GCM PubCo Amended and Restated Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders, subject to the terms and conditions of the Stockholders’ Agreement. To nominate a director, the stockholder must provide the information required by the GCM PubCo Amended and Restated Bylaws. In addition, the stockholder must give timely notice to GCM PubCo’s secretary in accordance with the GCM PubCo Amended and Restated Bylaws, which, in general, require that the notice be received by GCM PubCo’s secretary within the time periods described above under “— Stockholder Proposals” for stockholder proposals.

SHAREHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with CFAC’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CF Finance Acquisition Corp., 110 East 59th Street New York, New York 10022. Following the Closing, such communications should be sent to GCM Grosvenor Inc., 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

HOUSEHOLDING INFORMATION

Unless CFAC has received contrary instructions, CFAC may send a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside if the stockholders at that address have consented. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce CFAC’s expenses. However, if stockholders prefer to receive multiple sets of CFAC’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of CFAC’s disclosure documents, the stockholders should follow these instructions:

•        If the shares are registered in the name of the stockholder, the stockholder should contact CFAC at its offices at CF Finance Acquisition Corp., 110 East 59th Street, New York, New York, 10022 to inform CFAC of his or her request; or

•        If a bank, broker or other nominee holds the share, the stockholder should contact the bank, broker or other nominee directly.

VALIDITY OF COMMON STOCK

Latham & Watkins LLP has passed upon the validity of the GCM Class A common stock and warrants offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus. Ellenoff Grossman & Schole LLP, as tax counsel for CFAC, has passed upon certain U.S. federal income tax consequences of the business combination for CFAC.

EXPERTS

The financial statements of CF Finance Acquisition Corp. as of and for the years ended December 31, 2019 and 2018 appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.

The balance sheet of GCM Grosvenor Inc. at July 28, 2020, included in this proxy statement/prospectus, has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The combined financial statements of Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C. at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, included in this proxy statement/prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

SUBMISSION OF STOCKHOLDER PROPOSALS

CFAC’s board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CFAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read CFAC’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the business combination or the Proposals to be presented at the special meeting, you should contact CFAC’s proxy solicitation agent at the following address and telephone number:

________________

________________

Telephone: ______________

(banks and brokers call collect at ______________)

Email: ______________

If you are a CFAC stockholder and would like to request documents, please do so by           , 2020, in order to receive them before the special meeting. If you request any documents from CFAC, CFAC will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement/prospectus relating to CFAC has been supplied by CFAC, and all such information relating to GCM Grosvenor has been supplied by GCM Grosvenor. Information provided by either CFAC or GCM Grosvenor does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement/prospectus of CFAC for the special meeting. CFAC has not authorized anyone to give any information or make any representation about the business combination, CFAC or GCM Grosvenor that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

CF Finance Acquisition Corp.

Condensed Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash	$148,675	$14,304
Other assets	57,750	—
Total current assets	206,425	14,304
Cash and investments held in Trust Account	292,189,325	291,761,159
Total assets	$292,395,750	$291,775,463
Liabilities and Stockholders’ Equity
Sponsor loan – promissory note	$2,825,841	$2,825,841
Payables to related party	350,000	37,030
Accrued liabilities	1,467,051	1,389,962
Total liabilities	4,642,892	4,252,833
Common stock subject to possible redemption, 27,995,332 and 27,972,537 shares, as of March 31, 2020 and December 31, 2019, respectively, at redemption value of $10.10	282,752,854	282,522,624
Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, Class A $0.0001 par value; 100,000,000 shares authorized; 863,081 and 885,876 shares issued and outstanding (excluding 27,995,332 and 27,972,537 shares subject to possible redemption) as of March 31, 2020 and December 31, 2019, respectively	86	88
Common stock, Class B $0.0001 par value; 10,000,000 shares authorized; 7,064,603 shares issued and outstanding as of March 31, 2020 and December 31, 2019	707	707
Additional paid-in-capital	295,003	525,231
Retained earnings	4,704,208	4,473,980
Total stockholders’ equity	5,000,004	5,000,006
Total liabilities and stockholders’ equity	$292,395,750	$291,775,463

See accompanying notes to unaudited condensed financial statements.

CF Finance Acquisition Corp.

Condensed Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$—	$—
Expense
Other expenses	235,928	104,339
Loss from operations	(235,928)	(104,339)
Other income – Interest income on Trust Account	628,167	1,618,410
Income before provision for income taxes	392,239	1,514,071
Provision for income taxes	162,011	514,739
Net income attributable to common stock	$230,228	$999,332
Weighted average number of common stock outstanding:
Class A – Public shares	28,258,413	28,022,462
Class A – Private placement	600,000	600,000
Class B – Common stock	7,064,603	7,005,615 (1)
Basic and diluted net income (loss) per share:
Class A – Public shares	$0.01	$0.04
Class A – Private placement	$(0.02)	$(0.01)
Class B – Common stock	$(0.02)	$(0.01)

____________

(1)      On January 29, 2019, an aggregate of 122,897 shares held by the Sponsor were forfeited (see Note 7).

See accompanying notes to unaudited condensed financial statements.

CF Finance Acquisition Corp.

Condensed Statements of Changes in Stockholders’ Equity

For the three months ended March 31, 2020 and 2019
(Unaudited)

	Common Stock				Additional Paid-In- Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances, January 1, 2020	885,876	$88	7,064,603	$707	$525,231	$4,473,980	5,000,006
Shares subject to possible redemption	(22,795)	(2)	—	—	(230,228)	—	(230,230)
Net income	—	—	—	—	—	230,228	230,228
Balances, March 31, 2020	863,081	$86	7,064,603	$707	$295,003	$4,704,208	$5,000,004
	Common Stock					Additional Paid-In- Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances, January 1, 2019	1,302,489	$130	7,187,500	$719	(2)	$4,808,810	$190,347	$5,000,006
Sale of Class A common stock to the public	758,413	76	—	—		7,584,054	—	7,584,130
Forfeiture of common stock to sponsor at $0.0001 par value	—	—	(122,897)	(12	)(1)	12	—	—
Shares subject to possible redemption	(849,848)	(85)	—	—		(8,583,380)	—	(8,583,465)
Net income	—	—	—	—		—	999,332	999,332
Balances, March 31, 2019	1,211,054	$121	7,064,603	$707		$3,809,496	$1,189,679	$5,000,003

____________

(1)      On January 29, 2019 an aggregate of 122,897 shares held by the Sponsor were forfeited (see Note 7).

(2)      Includes an aggregate of 312,500 shares that were subject to forfeiture as the underwriter’s over-allotment option was not exercised in full (see Note 7).

See accompanying notes to unaudited condensed financial statements.

CF Finance Acquisition Corp.

Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$230,228	$999,332
Adjustments to reconcile net income to net cash used in operating activities
Interest earned on held to maturity securities held in Trust Account	(628,167)	(1,618,410)
Increase in operating assets
Other assets	(57,750)	(56,250)
Increase in operating liabilities
Payable to related party	(37,030)	6,250
Accrued liabilities	77,090	557,868
Net cash used in operating activities	(415,629)	(111,210)
Cash flows from investing activities
Proceeds deposited in Trust Account	—	(7,659,971)
Proceeds from Trust Account	200,000	—
Net cash provided by (used in) investing activities	200,000	(7,659,971)
Cash flows from financing activities
Proceeds from sale of units in the initial public offering, net of underwriting discount and offering cost paid	—	7,584,130
Proceeds from related party promissory notes	350,000	75,841
Net cash provided by financing activities	350,000	7,659,971
Net increase (decrease) in cash	134,371	(111,210)
Cash at beginning of period	14,304	560,027
Cash at end of period	$148,675	$448,817
Supplemental disclosure of non-cash financing activities
Change in common stock subject to possible redemption	$230,230	$8,583,465

See accompanying notes to unaudited condensed financial statements.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

1. Description of Business and Operations

Description of Business — CF Finance Acquisition Corp. (the “Company”) was incorporated in Delaware on July 9, 2014. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for the purpose of consummating a Business Combination, the Company intends to focus its search on companies operating in the financial services or real estate industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2020, the Company had not yet commenced operations. All activity for the three months ended March 31, 2020 and 2019 relates to the Company’s formation and Public Offering described below and, subsequent to the Public Offering, efforts have been directed toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.

The Company’s Sponsor is CF Finance Holdings, LLC (the “Sponsor”). The registration statement for the Public Offering (see Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on December 12, 2018. The Company intends to finance a Business Combination with the proceeds of approximately $282,600,000 from the Public Offering, $6,000,000 from the Private Placement (see Note 4) and approximately $2,826,000 from the Sponsor loan (see Note 4). Offering costs for the Public Offering amounted to approximately $5,585,900, consisting of $5,100,000 of underwriting fees and approximately $485,900 of other costs.

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Public Offering and the underwriter’s partial exercises of the over-allotment option, an amount equal to $10.10 per Unit sold in the Public Offering, including the proceeds of the Private Placement Units and Sponsor Loan (see Note 4), was held in a Trust Account, with Continental Stock Transfer & Trust Company acting as trustee. The proceeds are invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended Investment Company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holders of the outstanding shares of its Class A common stock, par value $0.0001 (“Class A common stock”), sold in the Public Offering (the “public stockholders”) with the opportunity to redeem all or a portion of their public shares (the “Public Shares”) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares (see Note 3) for a pro rata portion of the amount then in the Trust Account (initially $10.10 per

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

1. Description of Business and Operations (cont.)

Public Share).These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law or rules of the stock exchange, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor (the “initial stockholders”), officers and directors have agreed to vote their Founder Shares (see Note 4) and any Public Shares purchased during or after the Public Offering in favor of a Business Combination. In addition, the initial stockholders, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and shares included in the Private Placement Units held by the initial stockholders, officers and directors in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the Public Offering, without the prior consent of the Company.

The initial stockholders, officers and directors have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Forward Purchase Contract — The Sponsor has committed, pursuant to a forward purchase contract with the Company, to purchase, in a Private Placement for gross proceeds of $30,000,000 to occur concurrently with the consummation of an initial Business Combination, 3,000,000 of the Company’s Units on substantially the same terms as the sale of Units in the initial Public Offering at $10.00 per Unit, and 750,000 shares of Class A common stock. The funds from the sale of Units will be used as part of the consideration to the sellers in the initial Business Combination; any excess funds from this Private Placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for the initial business combination.

Failure to Consummate a Business Combination — If the Company is unable to complete a Business Combination within 18 months from the closing of the Public Offering (the “Combination Period”), which is by June 17, 2020, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

1. Description of Business and Operations (cont.)

liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company has filed a proxy statement on May 1, 2020 in connection with a meeting of the Company’s stockholders, proposing to extend the Combination Period. Such extension is subject to approval of stockholders at such meeting on June 10, 2020.

The initial stockholders, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders, officers and directors acquire Public Shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, except for the Company’s independent registered public accounting firm, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Trust Account — The proceeds in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses for prospective acquisition targets and continuing general and administrative expenses. As of March 31, 2020 and December 31, 2019, investment securities in the Trust Account consisted of $292,189,325 and $291,761,159 in money market funds. The Amended and Restated Certificate of Incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the Public Shares included in the Units being sold in the Public Offering if the Company is unable to complete a Business Combination by June 17, 2020 (subject to the requirements of law).

During three months ended March 31, 2020, $200,000 of the proceeds from the Trust Account were used to pay franchise tax.

2. Summary of Significant Accounting Policies

Basis of presentation — The unaudited condensed financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of March 31, 2020 and the results of operations and cash flows for the periods presented. Certain information and disclosures normally

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

2. Summary of Significant Accounting Policies (cont.)

included in financial statements prepared in accordance with US GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year. The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on March 6, 2020.

In connection with the Company’s going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as of March 31, 2020, the Company may not have sufficient liquidity to meet its current obligations over the next year from issuance of the unaudited condensed financial statements. However, management has determined that the Company has access to funds from the Sponsor, the Sponsor has committed, in the form of a loan, up to $750,000 to be provided to the Company (see Note 4), and the Sponsor, along with an affiliate of the Sponsor, has financial wherewithal to provide such funds, including an aggregate of $1,500,000 intended to be provided under a related party loan (the “Related Party Loan”) (see Note 4) that are sufficient to fund the working capital needs until the earlier of the consummation of a Business Combination or mandatory liquidation date of June 17, 2020. The Company’s current mandatory liquidation date of June 17, 2020 raises substantial doubt about its ability to continue as a going concern. The Company may extend the liquidation date beyond the June 17, 2020 through a shareholder vote, the outcome of which is uncertain. These unaudited condensed financial statements do not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed in Note 1, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

Emerging growth company — The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company, which is neither an emerging growth company nor an emerging growth company, which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates — The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

2. Summary of Significant Accounting Policies (cont.)

management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and investments held in Trust Account — As of March 31, 2020 and December 31, 2019, the assets held in the Trust Account were held in money market funds.

Deferred Offering Costs — Deferred offering costs consist of legal and accounting fees incurred through the balance sheet dates that are directly related to the Public Offering and that were charged to stockholders’ equity upon the completion of the Public Offering.

Income Taxes — Income taxes are accounted for under ASC Topic 740, Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. To the extent that it is more likely than not that deferred tax assets will not be recognized, a valuation allowance would be established to offset their benefit. As of March 31, 2020 and December 31, 2019, the Company had no material deferred tax assets or liabilities.

ASC Topic 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the unaudited condensed financial statements. The Company provides for uncertain tax positions based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties related to unrecognized tax benefits as provision for income taxes on the unaudited condensed statements of operations. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2020 and December 31, 2019.

The Company may be subject to examination by federal, state and city taxing authorities in the areas of income taxes. The Company is currently not under examination by tax authorities and is not aware of any issues that may result in significant payments or accruals. Accordingly, the Company does not believe that the amounts of unrecognized tax benefits will materially change over the next twelve months.

ASC Topic 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the unaudited condensed financial statements. The Company provides for uncertain tax positions based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties related to unrecognized tax benefits as provision for income taxes on the unaudited condensed statements of operations. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2020 and December 31, 2019.

The Company may be subject to examination by federal, state and city taxing authorities in the areas of income taxes. The Company is currently not under examination by tax authorities and is not aware of any issues that may result in significant payments or accruals. Accordingly, the Company does not believe that the amounts of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) per Common Share — The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period, after deducting shares that are subject to forfeiture in connection with the Public Offering.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

2. Summary of Significant Accounting Policies (cont.)

As of March 31, 2020, the Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 21,643,809 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

Net income per share, for Class A — public shares common stock is calculated by dividing the interest income earned on the Trust Account of approximately $628,000 and $1,618,000 for the three months ended March 31, 2020 and 2019, respectively, less interest to pay taxes permitted to be withdrawn from the Trust Account by the weighted average number of Class A — public shares common stock outstanding for the period. Net income per share, Class A excludes the shares sold in the private placement because those shares do not have the same redemption rights as the Class A shares sold in the Public Offering. Net income per share, Class A — private placement and Class B common stock is calculated by dividing the net income, excluding interest income earned on the Trust Account and interest to pay taxes permitted to be withdrawn from the Trust Account, by the weighted average number of Class A — private placement and Class B common stock outstanding for the period.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage of $250,000. As of March 31, 2020 and December 31, 2019, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments — The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Pronouncements — The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

3. Public Offering

The Company closed the Public Offering for the sale of approximately 28,260,000 Units at a price of $10.00 per Unit, yielding gross proceeds of approximately $282,600,000. In December 2018, the Company closed the Public Offering for the sale of 27,500,000 Units at a price of $10.00 per Unit, yielding proceeds of $275,000,000. The closings occurred on December 17, 2018 with respect to 25,000,000 Units and on December 31, 2018 with respect to 2,500,000 Units related to the partial exercise of the underwriter’s over-allotment option. In January 2019, the underwriter exercised the over-allotment option of 758,413 additional Units at $10.00 per Unit, yielding proceeds of $7,584,130.

Each Unit consists of one share of Class A common stock, and three-quarters of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Simultaneous with the closing of the Public Offering on December 17, 2018, the Sponsor purchased an aggregate of 600,000 Private Placement Units at a price of $10.00 per Unit ($6,000,000 in the aggregate) in a private placement. Each Unit consists of one share of Class A common stock and three-quarters of one warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The Private Placement Units are not redeemable from funds deposited in the Trust Account.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

3. Public Offering (cont.)

Upon the December 2018 and January 2019 closings of the Public Offering, the Sponsor funded loans in the amount of $2,750,000 and $75,841, respectively, pursuant to a promissory note issued by the Company. The promissory note is at nominal or no interest (see Note 4).

Upon the closing of the Public Offering and the sale of the Private Placement Units, and taking into consideration the offering costs, an aggregate of approximately $286,000,000 was deposited in the Trust Account.

4. Related Party Transactions

Founder shares

In July 2014, the Sponsor purchased 2,875,000 Founder Shares of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $383. During 2015, the Sponsor contributed an additional $50,000 to the Company’s paid-in capital for no additional shares. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions (see Note 7).

On January 17, 2018, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split resulting in an aggregate of 7,187,500 Founder Shares outstanding and held by the Sponsor. Information contained in the unaudited condensed financial statements has been adjusted for this split.

Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment, at any time. In January 2019, 122,897 shares were forfeited by the Sponsor so that the Founder Shares represent 20% of the Company’s issued and outstanding shares after the Public Offering (not including the placement shares).

The initial stockholders, officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

Upon the December 17, 2018 closing of the Public Offering, the Sponsor paid the Company $6,000,000 for the purchase of the 600,000 Private Placement Units at a price of $10.00 per Private Placement Unit. Each Unit consists of one share of Class A common stock and three-quarters of one warrant. Each whole warrant sold as part of each Private Placement Unit is exercisable for one share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Units were added to the proceeds from the Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the trust account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law). The warrants included in the Private Placement Units will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

4. Related Party Transactions (cont.)

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

Underwriter

The underwriter is an affiliate of the Sponsor (see Note 5).

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the warrants included in the Private Placement Units.

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor has committed, in the form of a loan, up to $750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements prior to the Company’s initial Business Combination. Such loan may be convertible into warrants, at a price of $1.00 per warrant at the option of the Sponsor. As of March 31, 2020, the Company had $350,000 outstanding under the loan. As of December 31, 2019, the Company didn’t have any outstanding balance under the loan.

The Sponsor previously made available to the Company, under a promissory note, up to $300,000 to be used for a portion of the expenses of the Public Offering. The promissory note is non-interest bearing. As of March 31, 2020, the Company didn’t have any amounts outstanding under the promissory note. As December 31, 2019, the Company had an amount outstanding under the promissory note of approximately $37,000.

Sponsor Loan

Upon the closings of the Public Offering, the Sponsor funded loans in the amount of $2,750,000 in December 2018 and $75,841 in January 2019 for an aggregate of $2,825,841, pursuant to a promissory note issued by the Company. The promissory note is interest free. The proceeds of the Sponsor loans were deposited into the Trust Account and will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Sponsor loans shall be repaid or converted into units of the Company, at the Sponsor’s discretion, only upon consummation of the Business Combination. Such units would be identical to the Units sold in the Public Offering except that the Sponsor loan warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Sponsor loan was extended in order to ensure that the amount in the Trust Account was initially $10.10 per Public Share. If there is no Business Combination, the Sponsor loan will not be repaid and the loan’s proceeds will be distributed to the public stockholders. The Sponsor has waived any claims against the Trust Account in connection with the Sponsor loan.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

5. Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Units (and component securities) and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). The registration rights agreement was signed on December 12, 2018. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Cantor Fitzgerald & Co., the underwriter of the Public Offering and an affiliate of the Sponsor, purchased approximately 3,260,000 additional Units to cover over-allotments, at the Public Offering price less the underwriting discounts and commissions.

The underwriter was entitled to an underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate, even if the underwriter’s over-allotment was exercised in full. The underwriter has paid approximately $32,600,000 for 3,260,000 Units.

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Public Offering in consideration for its services and expenses as the qualified independent underwriter. The independent underwriter will receive no other compensation. The fee was charged directly to stockholders’ equity upon completion of the IPO.

Business Combination Marketing Agreement

The Company has engaged Cantor Fitzgerald & Co. as an advisor in connection with the Company’s initial Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay Cantor Fitzgerald & Co. a cash fee for such services upon the consummation of the Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Public Offering, including any proceeds from the partial exercise of the underwriters’ over-allotment option.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have an effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

6. Fair Value Measurement

Fair Value — U.S. GAAP defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and requires certain disclosures about such fair value measurements. The Company follows the guidance in ASC 820 for its financial assets that are re-measured and reported at fair value at each reporting period.

The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

•        Level 1 measurements — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•        Level 2 measurements — Quoted prices in markets that are not active or financial instruments for which all-significant inputs are observable, either directly or indirectly.

•        Level 3 measurements — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

As required by U.S. GAAP guidance, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Assets at Fair Value at March 31, 2020
Description	Level 1	Level 2	Level 3	Total
Cash and investments held in Trust Account
Money market fund	$292,189,325	$—	$—	$292,189,325
Total	$292,189,325	$—	$—	$292,189,325
	Assets at Fair Value at December 31, 2019
Description	Level 1	Level 2	Level 3	Total
Cash and investments held in Trust Account
Money market fund	$291,761,159	$—	$—	$291,761,159
Total	$291,761,159	$—	$—	$291,761,159

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

7. Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2020 and December 31, 2019, there were 28,858,413 shares of Class A common stock issued and outstanding including 27,995,332 and 27,972,537 of shares subject to redemption, respectively. Class A Common Stock includes 600,000 shares sold in a Private Placement. The shares sold in the Private Placement do not contain the same redemption feature contained in the shares sold in the Public Offering.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of March 31, 2020 and December 31, 2019, there were 7,064,603 shares of Class B common stock outstanding, respectively, of which none were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full, so that the initial stockholders, officers and directors will collectively own 20% of the Company’s issued and outstanding common stock after the Public Offering, not including the Private Placement Units. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law. Upon the final exercise of the underwriters’ over-allotment option in January 2019, the Sponsor forfeited 122,897 shares of Class B common stock.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Public Offering, not including the Private Placement Units, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

7. Stockholders’ Equity (cont.)

Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The warrants included in the Private Placement Units are identical to the Public Warrants underlying the Units being sold in the Public Offering, except that the warrants included in the Private Placement Units and the Class A common stock issuable upon the exercise of the warrants included in the Private Placement Units are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the warrants included in the Private Placement Units will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the warrants included in the Private Placement Units are held by someone other than the initial purchasers or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants (except with respect to the warrants included in the Private Placement Units):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        at any time during the exercise period;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

7. Stockholders’ Equity (cont.)

On January 17, 2018, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split resulting in an aggregate of 7,187,500 Founder Shares outstanding and held by the Sponsor (312,500 of which were subject to forfeiture as the underwriter’s over-allotment option was not exercised in full by December 31, 2018. After the underwriter exercised the second over-allotment on January 29, 2019, the shares forfeited were 122,897). Information contained in the unaudited condensed financial statements has been adjusted for this split.

8. Subsequent Events

The Company has evaluated subsequent events through the date the unaudited condensed financial statements were issued. There have been no additional material subsequent events that would require recognition in these unaudited condensed financial statements or disclosure in the notes to the unaudited condensed financial statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

CF Finance Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of CF Finance Acquisition Corp. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a Business Combination by June 17, 2020, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2015.

New York, New York

March 6, 2020

CF Finance Acquisition Corp.

Balance Sheets

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash	$14,304	$560,027
Total current assets	14,304	560,027
Cash and investments held in Trust Account	291,761,159	277,973,009
Total assets	$291,775,463	$278,533,036

Liabilities and Stockholders’ Equity
Sponsor loan — promissory note	$2,825,841	$2,750,000
Payables to related party	37,030	100,000
Accrued liabilities	1,389,962	28,169
Total liabilities	4,252,833	2,878,169
Common stock subject to possible redemption, 27,972,537 and 26,797,511 shares, as of December 31, 2019 and 2018, respectively, actual and adjusted, at redemption value of $10.10	282,522,624	270,654,861
Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of December 31, 2019 and 2018	—	—
Common stock, Class A $0.0001 par value; 100,000,000 shares authorized; 885,876 and 1,302,489 shares issued and outstanding (excluding 27,972,537 and 26,797,511 shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	88	130
Common stock, Class B $0.0001 par value; 10,000,000 shares authorized; 7,064,603 and 7,187,500 shares issued and outstanding as of December 31, 2019 and 2018, respectively	707	719	(1)
Additional paid-in-capital	525,231	4,808,810
Retained earnings	4,473,980	190,347
Total stockholders’ equity	5,000,006	5,000,006

Total liabilities and stockholders’ equity	$291,775,463	$278,533,036

____________

(1)             As of December 31, 2018, included an aggregate of 312,500 shares held by the Sponsor that were subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full (see Note 8). This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split (see Note 8).

See accompanying notes to financial statements.

CF Finance Acquisition Corp.

Statements of Operations

	Year Ended December 31,
	2019	2018
Revenue	$—		$—

Expense
Other expenses	652,758		25,762
Loss from operations	(652,758)		(25,762)
Other income – Interest income on Trust Account	6,128,179		223,009
Income before provision for income taxes	5,475,421		197,247
Provision for income taxes	1,191,788		—
Net income attributable to common stock	$4,283,633		$197,247

Weighted average number of common stock outstanding:
Class A – Public shares	28,200,233		25,166,667
Class A – Private placement	600,000		600,000
Class B – Common stock	7,050,058 (2)		6,251,712 (1)
Basic and diluted net income (loss) per share:
Class A – Public shares	$0.17		$0.01
Class A – Private placement	$(0.06)	$	(—)
Class B – Common stock	$(0.06)	$	(—)

____________

(1)             This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split (see Note 8). Excludes an aggregate of 312,500 shares held by the Sponsor that were subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.

(2)             On January 29, 2019, an aggregate of 122,897 shares held by the Sponsor were forfeited (see Note 8).

See accompanying notes to financial statements.

CF Finance Acquisition Corp.

Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2019 and 2018

	Common Stock					Additional Paid- In- Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances, January 1, 2018	—	$—	7,187,500	$719	(1)(3)	$49,664	$(6,900)	$43,483
Sale of Class A common stock to the public	27,500,000	2,750	—	—		274,997,250	—	275,000,000
Underwriters’ discount and offering expenses	—	—	—	—		(5,585,863)	—	(5,585,863)
Sale of Private Placement Units	600,000	60	—	—		5,999,940	—	6,000,000
Shares subject to possible redemption	(26,797,511)	(2,680)	—	—		(270,652,181)	—	(270,654,861)
Net income	—	—	—	—		—	197,247	197,247
Balances, December 31, 2018	1,302,489	$130	7,187,500	$719	(3)	$4,808,810	$190,347	$5,000,006
Sale of Class A common stock to the public	758,413	76	—	—		7,584,054	—	7,584,130
Forfeiture of common stock to sponsor at $0.0001 par value	—	—	(122,897)	(12	)(2)	12	—	—
Shares subject to possible redemption	(1,175,026)	(118)	—	—		(11,867,645)	—	(11,867,763)
Net income	—	—	—	—		—	4,283,633	4,283,633
Balances, December 31, 2019	885,876	$88	7,064,603	$707		$525,231	$4,473,980	$5,000,006

____________

(1)             This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split (see Note 8).

(2)             On January 29, 2019 an aggregate of 122,897 shares held by the Sponsor were forfeited (see Note 8).

(3)             Includes an aggregate of 312,500 shares that were subject to forfeiture as the underwriter’s over-allotment option was not exercised in full (see Note 8).

See accompanying notes to financial statements.

CF Finance Acquisition Corp.

Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net income	$4,283,633	$197,247
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Interest earned on held to maturity securities held in Trust Account	(6,128,179)	(223,009)
(Increase) decrease in operating assets
Deferred offering costs	—	71,500
Increase (decrease) in operating liabilities
Accrued offering costs	—	(34,000)
Accrued liabilities	1,361,793	26,622
Net cash (used in) provided by operating activities	(482,753)	38,360

Cash flows from investing activities
Proceeds deposited in Trust Account	(7,659,971)	(277,750,000)
Net cash used in investing activities	(7,659,971)	(277,750,000)

Cash flows from financing activities
Proceeds from sale of units in the initial public offering, net of underwriting discount and offering cost paid	7,584,130	269,414,137
Proceeds from sale of Private Placement Units	—	6,000,000
Proceeds from related party loan	37,030	—
Proceeds from related party promissory notes	75,841	2,850,000
Payment of related party payable	(100,000)	(38,360)
Net cash provided by financing activities	7,597,001	278,225,777

Net (decrease) increase in cash	(545,723)	514,137
Cash at beginning of period	560,027	45,890
Cash at end of period	$14,304	$560,027

Supplemental disclosure of non-cash financing activities
Cash paid for income tax	$41,503	$—
Change in common stock subject to possible redemption	$11,867,763	$270,654,861

See accompanying notes to financial statements.

CF Finance Acquisition Corp.

Notes to Financial Statements

1. Description of Business and Operations

Description of Business — CF Finance Acquisition Corp. (the “Company”) was incorporated in Delaware on July 9, 2014. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for the purpose of consummating a Business Combination, the Company intends to focus its search on companies operating in the financial services or real estate industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2019, the Company had not yet commenced operations. All activity for the years ended December 31, 2019 and 2018 relates to the Company’s formation and Public Offering described below and, subsequent to the Public Offering, efforts have been directed toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.

The Company’s Sponsor is CF Finance Holdings, LLC (the “Sponsor”). The registration statement for the Public Offering (see Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on December 12, 2018. The Company intends to finance a Business Combination with the proceeds of approximately $282,600,000 from the Public Offering, $6,000,000 from the Private Placement (see Note 4) and approximately $2,826,000 from the Sponsor loan (see Note 4). Offering costs for the Public Offering amounted to approximately $5,585,900, consisting of $5,100,000 of underwriting fees and approximately $485,900 of other costs.

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Public Offering and the underwriter’s partial exercises of the over-allotment option, an amount equal to $10.10 per Unit sold in the Public Offering, including the proceeds of the Private Placement Units and Sponsor Loan (see Note 4), was held in a Trust Account, with Continental Stock Transfer & Trust Company acting as trustee. The proceeds are invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended Investment Company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holders of the outstanding shares of its Class A common stock, par value $0.0001 (“Class A common stock”), sold in the Public Offering (the “public stockholders”) with the opportunity to redeem all or a portion of their public shares (the “Public Shares”) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares (see Note 3) for a pro rata portion of the amount then in the Trust Account (initially $10.10 per Public Share).These Public Shares will be recorded at a redemption value and classified as temporary equity upon

CF Finance Acquisition Corp.

Notes to Financial Statements

1. Description of Business and Operations (cont.)

the completion of the Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law or rules of the stock exchange, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor (the “initial stockholders”), officers and directors have agreed to vote their Founder Shares (see Note 4) and any Public Shares purchased during or after the Public Offering in favor of a Business Combination. In addition, the initial stockholders, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and shares included in the Private Placement Units held by the initial stockholders, officers and directors in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the Public Offering, without the prior consent of the Company.

The initial stockholders, officers and directors have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Forward Purchase Contract — The Sponsor has committed, pursuant to a forward purchase contract with the Company, to purchase, in a Private Placement for gross proceeds of $30,000,000 to occur concurrently with the consummation of an initial Business Combination, 3,000,000 of the Company’s Units on substantially the same terms as the sale of Units in the initial Public Offering at $10.00 per Unit, and 750,000 shares of Class A common stock. The funds from the sale of Units will be used as part of the consideration to the sellers in the initial Business Combination; any excess funds from this Private Placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for the initial business combination.

Failure to Consummate a Business Combination — If the Company is unable to complete a Business Combination within 18 months from the closing of the Public Offering (the “Combination Period”), which is by June 17, 2020, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

CF Finance Acquisition Corp.

Notes to Financial Statements

1. Description of Business and Operations (cont.)

The initial stockholders, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders, officers and directors acquire Public Shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, except for the Company’s independent registered public accounting firm, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Trust Account — The proceeds in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses for prospective acquisition targets and continuing general and administrative expenses. As of December 31, 2019, investment securities in the Trust Account consisted of $291,761,159 in a money market fund. As of December 31, 2018, investment securities in the Trust Account consisted of $252,721,203 in U.S. government treasury bills and $25,251,806 held as cash. The Amended and Restated Certificate of Incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the Public Shares included in the Units being sold in the Public Offering if the Company is unable to complete a Business Combination by June 17, 2020 (subject to the requirements of law).

2. Summary of Significant Accounting Policies

Basis of presentation — The financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

In connection with the Company’s going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as of December 31, 2019, the Company may not have sufficient liquidity to meet its current obligations over the next year from issuance of the financial statements. However, management has determined that the Company has access to funds from the Sponsor, the Sponsor has committed, in the form of a loan, up to $750,000 to be provided to the Company (see Note 4), and the Sponsor, along with an affiliate of the Sponsor, has financial wherewithal to provide such funds, including an aggregate of $1,500,000 intended to be provided under a related party loan (the “Related Party Loan”) (see Note 4) that are sufficient to fund the working capital needs until the earlier of the consummation of a Business Combination or mandatory liquidation date of June 17, 2020. The Company’s mandatory liquidation date of June 17, 2020 raises substantial doubt about its ability to continue as a going concern. The Company may extend the liquidation date beyond the June 17, 2020 through a shareholder vote, the outcome of which is uncertain. These financial statements do

CF Finance Acquisition Corp.

Notes to Financial Statements

2. Summary of Significant Accounting Policies (cont.)

not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed in Note 1, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

Emerging growth company — The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company, which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and investments held in Trust Account — As of December 31, 2019 the assets held in the Trust Account were held in a money market fund. As of December 31, 2018, the assets held in the Trust Account were held in cash and U.S. government treasury bills.

Deferred Offering Costs — Deferred offering costs consist of legal and accounting fees incurred through the balance sheet dates that are directly related to the Public Offering and that were charged to stockholders’ equity upon the completion of the Public Offering.

Income Taxes — The Company accounts for income taxes using the asset and liability method as prescribed in ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the

CF Finance Acquisition Corp.

Notes to Financial Statements

2. Summary of Significant Accounting Policies (cont.)

enactment date. To the extent that it is more likely than not that deferred tax assets will not be recognized, a valuation allowance would be established to offset their benefit. As of December 31, 2019 and 2018, the Company had no material deferred tax assets or liabilities.

As of December 31, 2019, the provision for income taxes consisted of the current U.S. federal income tax. There was no provision for income taxes as of December 31, 2018.

The Company had pre-tax income of $5,475,421 and $197,247 for the years ended December 31, 2019 and 2018, respectively.

Differences between the Company’s actual income tax expense and the amount calculated utilizing the U.S. federal statutory rates were as follows:

	Year Ended December 31,
	2019	2018
Tax expense at federal statutory rate	$1,149,838	$—
Permanent differences	3,240	—
Return-to-provision adjustments	41,503	—
Other	(2,793)	—
Provision for income taxes	$1,191,788	$—

For the year ended December 31, 2019, the Company’s federal statutory and effective income tax rates were 21% and 21.7%, respectively.

ASC Topic 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company provides for uncertain tax positions based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties related to unrecognized tax benefits as provision for income taxes on the statements of operations. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and 2018.

The Company may be subject to examination by federal, state and city taxing authorities in the areas of income taxes. The Company is currently not under examination by tax authorities and is not aware of any issues that may result in significant payments or accruals. Accordingly, the Company does not believe that the amounts of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) per Common Share — The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period, after deducting shares that are subject to forfeiture in connection with the Public Offering.

The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 21,643,809 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

Net income per share, for Class A — public shares common stock is calculated by dividing the interest income earned on the Trust Account less interest to pay taxes permitted to be withdrawn from the Trust Account by the weighted average number of Class A — public shares common stock outstanding for the period. Net income per share, Class A excludes the shares sold in the private placement because those shares do not have the same redemption rights as the Class A shares sold in the Public Offering. Net income per share, Class A — private placement and Class B common stock is calculated by dividing the net income, excluding interest income earned on the Trust Account and interest to pay taxes permitted to be withdrawn from the Trust Account, by the weighted average number of Class A — private placement and Class B common stock outstanding for the period.

CF Finance Acquisition Corp.

Notes to Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2019 and 2018 the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments — The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Pronouncements — The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Public Offering

The Company closed the Public Offering for the sale of approximately 28,260,000 Units at a price of $10.00 per Unit, yielding gross proceeds of approximately $282,600,000. In December 2018, the Company closed the Public Offering for the sale of 27,500,000 Units at a price of $10.00 per Unit, yielding proceeds of $275,000,000. The closings occurred on December 17, 2018 with respect to 25,000,000 Units and on December 31, 2018 with respect to 2,500,000 Units related to the partial exercise of the underwriter’s over-allotment option. In January 2019, the underwriter exercised the over-allotment option of 758,413 additional Units at $10.00 per Unit, yielding proceeds of $7,584,130.

Each Unit consists of one share of Class A common stock, and three-quarters of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

Simultaneous with the closing of the Public Offering on December 17, 2018, the Sponsor purchased an aggregate of 600,000 Private Placement Units at a price of $10.00 per Unit ($6,000,000 in the aggregate) in a private placement. Each Unit consists of one share of Class A common stock and three-quarters of one warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). The Private Placement Units are not redeemable from funds deposited in the Trust Account.

Upon the December 2018 and January 2019 closings of the Public Offering, the Sponsor funded loans in the amount of $2,750,000 and $75,841, respectively, pursuant to a promissory note issued by the Company. The promissory note is at nominal or no interest (see Note 4).

Upon the closing of the Public Offering and the sale of the Private Placement Units, and taking into consideration the offering costs, an aggregate of approximately $286,000,000 was deposited in the Trust Account.

4. Related Party Transactions

Founder shares

In July 2014, the Sponsor purchased 2,875,000 Founder Shares of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $383. During 2015, the Sponsor contributed an additional $50,000 to the Company’s paid-in capital for no additional shares. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions (see Note 8).

On January 17, 2018, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split resulting in an aggregate of 7,187,500 Founder Shares outstanding and held by the Sponsor. Information contained in the financial statements has been adjusted for this split.

CF Finance Acquisition Corp.

Notes to Financial Statements

4. Related Party Transactions (cont.)

Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment, at any time. In January 2019, 122,897 shares were forfeited by the Sponsor so that the Founder Shares represent 20% of the Company’s issued and outstanding shares after the Public Offering (not including the placement shares).

The initial stockholders, officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

Upon the December 17, 2018 closing of the Public Offering, the Sponsor paid the Company $6,000,000 for the purchase of the 600,000 Private Placement Units at a price of $10.00 per Private Placement Unit. Each Unit consists of one share of Class A common stock and three-quarters of one warrant. Each whole warrant sold as part of each Private Placement Unit is exercisable for one share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Units were added to the proceeds from the Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the trust account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law). The warrants included in the Private Placement Units will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

Underwriter

The underwriter is an affiliate of the Sponsor (see Note 5).

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the warrants included in the Private Placement Units.

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor has committed, in the form of a loan, up to $750,000 to be provided to the Company to fund the Company’s expenses

CF Finance Acquisition Corp.

Notes to Financial Statements

4. Related Party Transactions (cont.)

relating to investigating and selecting a target business and other working capital requirements prior to the Company’s initial Business Combination. Such loan may be convertible into warrants, at a price of $1.00 per warrant at the option of the Sponsor.

The Sponsor previously made available to the Company, under a promissory note, up to $300,000 to be used for a portion of the expenses of the Public Offering. The promissory note is non-interest bearing. As of December 31, 2019 and 2018, the Company had amounts outstanding under the promissory note of approximately $37,000 and $100,000, respectively.

Sponsor Loan

Upon the closings of the Public Offering, the Sponsor funded loans in the amount of $2,750,000 in December 2018 and $75,841 in January 2019 for an aggregate of $2,825,841, pursuant to a promissory note issued by the Company. The promissory note is interest free. The proceeds of the Sponsor loans were deposited into the Trust Account and will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Sponsor loans shall be repaid or converted into units of the Company, at the Sponsor’s discretion, only upon consummation of the Business Combination. Such units would be identical to the Units sold in the Public Offering except that the Sponsor loan warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Sponsor loan was extended in order to ensure that the amount in the Trust Account was initially $10.10 per Public Share. If there is no Business Combination, the Sponsor loan will not be repaid and the loan’s proceeds will be distributed to the public stockholders. The Sponsor has waived any claims against the Trust Account in connection with the Sponsor loan.

5. Commitments

Registration Rights

The holders of Founder Shares, Private Placement Units (and component securities) and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). The registration rights agreement was signed on December 12, 2018. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Cantor Fitzgerald & Co., the underwriter of the Public Offering and an affiliate of the Sponsor, purchased approximately 3,260,000 additional Units to cover over-allotments, at the Public Offering price less the underwriting discounts and commissions.

The underwriter was entitled to an underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate, even if the underwriter’s over-allotment was exercised in full. The underwriter has paid approximately $32,600,000 for 3,260,000 Units.

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Public Offering in consideration for its services and expenses as the qualified independent underwriter. The independent underwriter will receive no other compensation. The fee was charged directly to stockholders’ equity upon completion of the IPO.

CF Finance Acquisition Corp.

Notes to Financial Statements

5. Commitments (cont.)

Business Combination Marketing Agreement

The Company has engaged Cantor Fitzgerald & Co. as an advisor in connection with the Company’s initial Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay Cantor Fitzgerald & Co. a cash fee for such services upon the consummation of the Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Public Offering, including any proceeds from the partial exercise of the underwriters’ over-allotment option.

6. Trust Account

As of December 31, 2019, investment securities in the Company’s Trust Account consisted of $291,761,159 held in a money market fund. The investment in money market fund is recorded at fair value on the accompanying December 31, 2019 balance sheet (see Note 7). As of December 31, 2018, investment securities in the Company’s Trust Account consisted of $252,721,203 in U.S. government treasury bills and $25,251,806 held in cash. The Company classifies its Treasury Instruments as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity securities are recorded at amortized cost on the accompanying December 31, 2018 balance sheet and adjusted for amortization or accretion of premiums or discounts. The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2018 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In addition, the table presents the carrying value under ASC 320, excluding accrued interest income and gross unrealized holding gain. Since all of the Company’s permitted investments consist of U.S. government treasury bills, money market fund and cash, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

	December 31, 2018
Description	Carrying Value	Gross Unrealized Holding Losses	Quoted prices in Active Markets (Level 1)
Assets:
Cash	$25,251,806	$—	$25,251,806
U.S. government treasury bills	252,721,203	(30,458)	252,690,745
Total	$277,973,009	$(30,458)	$277,942,551

7. Fair Value Measurement

Fair Value — U.S. GAAP defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and requires certain disclosures about such fair value measurements. The Company follows the guidance in ASC 820 for its financial assets that are re-measured and reported at fair value at each reporting period.

The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

CF Finance Acquisition Corp.

Notes to Financial Statements

7. Fair Value Measurement (cont.)

The three levels of the fair value hierarchy are as follows:

•        Level 1 measurements — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•        Level 2 measurements — Quoted prices in markets that are not active or financial instruments for which all-significant inputs are observable, either directly or indirectly.

•        Level 3 measurements — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

As required by U.S. GAAP guidance, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Assets at Fair Value at December 31, 2019
Description	Level 1	Level 2	Level 3	Total
Cash and investments held in Trust Account
Money market fund	$291,761,159	$—	$—	$291,761,159
Total	$291,761,159	$—	$—	$291,761,159

The Company did not have any assets measured at fair value as of December 31, 2018.

8. Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2019 and 2018, there were 28,858,413 and 28,100,000 shares of Class A common stock issued and outstanding including 27,972,537 and 26,797,511 of shares subject to redemption, respectively. Class A Common Stock includes 600,000 shares sold in a Private Placement. The shares sold in the Private Placement do not contain the same redemption feature contained in the shares sold in the Public Offering.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2019 and 2018, there were 7,064,603 and 7,187,500 shares of Class B common stock outstanding, respectively, of which none and 312,500 shares, respectively, were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full, so that the initial stockholders, officers and directors will collectively own 20% of the Company’s issued and outstanding common stock after the Public Offering, not including the Private Placement Units. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law. Upon the final exercise of the underwriters’ over-allotment option in January 2019, the Sponsor forfeited 122,897 shares of Class B common stock.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all

CF Finance Acquisition Corp.

Notes to Financial Statements

8. Stockholders’ Equity (cont.)

shares of common stock outstanding upon the completion of the Public Offering, not including the Private Placement Units, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The warrants included in the Private Placement Units are identical to the Public Warrants underlying the Units being sold in the Public Offering, except that the warrants included in the Private Placement Units and the Class A common stock issuable upon the exercise of the warrants included in the Private Placement Units are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the warrants included in the Private Placement Units will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the warrants included in the Private Placement Units are held by someone other than the initial purchasers or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants (except with respect to the warrants included in the Private Placement Units):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

CF Finance Acquisition Corp.

Notes to Financial Statements

8. Stockholders’ Equity (cont.)

•        at any time during the exercise period;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

On January 17, 2018, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split resulting in an aggregate of 7,187,500 Founder Shares outstanding and held by the Sponsor (312,500 of which were subject to forfeiture as the underwriter’s over-allotment option was not exercised in full by December 31, 2018. After the underwriter exercised the second over-allotment on January 29, 2019, the shares forfeited were 122,897). Information contained in the financial statements has been adjusted for this split.

9. Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued. There have been no additional material subsequent events that would require recognition in these financial statements or disclosure in the notes to the financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of GCM Grosvenor Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of GCM Grosvenor Inc. (the Company) as of July 28, 2020, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company at July 28, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

Chicago, Illinois

August 2, 2020

GCM Grosvenor Inc.

(a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP)

Balance Sheet as of July 28, 2020

Assets
Total assets	$—

Liabilities and Stockholder’s Equity
Total liabilities	—
Commitments and contingencies
Stockholder’s equity:
Ordinary shares, $0.0001 par value, 100 shares issued and outstanding	$0.01
Due from stockholder	(0.01)

Total stockholder’s equity	—
Total liabilities and stockholder’s equity	$—

GCM Grosvenor Inc.

Notes to the Balance Sheet

Note 1: Background and Nature of Operations

GCM Grosvenor Inc. (“the Company”) was incorporated in Delaware on July 27, 2020 as a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP (the “Partnership”). The Company was formed for the purpose of completing the transactions contemplated by the definitive transaction agreement, dated August 2, 2020 (the “Transaction Agreement”), by and among CF Finance Acquisition Corp., the Partnership, CF Finance Intermediate Acquisition, LLC (“IntermediateCo”) and the other parties thereto. Following the consummation of the transactions contemplated by the Transaction Agreement, the Company will own all of the equity interests in IntermediateCo, which will act as the general partner of the Partnership. However, the consummation of the transactions contemplated by the Transaction Agreement is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The balance sheet is presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Separate statements of income and comprehensive income, changes in stockholder’s equity, and cash flows have not been presented because there have been no activities in this entity as of July 28, 2020.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Organization costs

Costs related to incorporation of the Company will be paid by the Partnership and recorded as an expense of the Partnership.

Note 3: Stockholder’s Equity

The Company’s authorized capital stock consists of 100 shares of common stock, with a par value of $0.0001 per share. On July 27, 2020, the Company issued 100 shares of common stock to the Partnership for aggregate consideration of $0.01.

Note 4: Subsequent Events

The Company has evaluated subsequent events through August 2, 2020, the date on which the balance sheet was available for issuance.

Grosvenor Capital Management Holdings, LLLP
and GCM, L.L.C.
Unaudited Condensed Combined Financial Statements
March 31, 2020

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Financial Condition
(In thousands, except share amounts)

	March 31, 2020 (Unaudited)	December 31, 2019
Assets
Cash and cash equivalents	$139,360	$79,866
Management fees receivable	12,857	13,896
Incentive fees receivable	6,858	20,771
Due from related parties	9,406	10,226
Investments	161,010	159,358
Premises and equipment, net	8,976	8,871
Intangible assets, net	14,216	16,092
Goodwill	28,959	28,959
Other assets	50,347	35,117
Total assets	431,989	373,156
Liabilities and Partners’ and Member’s Capital
Accrued compensation and benefits	22,475	63,668
Employee related obligations	19,643	22,614
Debt	376,191	448,500
Accrued expenses and other liabilities	68,752	52,204
Total liabilities	487,061	586,986
Commitments and contingencies (Note 13)
Redeemable noncontrolling interest	114,489	—
Partners’ deficit – Grosvenor Capital Management Holdings, LLLP (Class A common shares, 49,950,000 issued and outstanding as of March 31, 2020 and December 31, 2019; Class B-1 common shares, 46,203,750 issued and outstanding as of March 31, 2020 and December 31, 2019; Class B-2 common shares, 3,746,250 issued and outstanding as of March 31, 2020 and December 31, 2019; Class C common shares, 1,057,374 issued and outstanding as of March 31, 2020 and December 31, 2019)	(255,141)	(308,373)
Member’s deficit – GCM, L.L.C.	(68)	(66)
Accumulated other comprehensive loss	(13,774)	(6,854)
Total partners’ and member’s deficit attributable to Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.	(268,983)	(315,293)
Noncontrolling interest	99,422	101,463
Total partners’ and member’s deficit	(169,561)	(213,830)
Total liabilities and partners’ and member’s deficit	$431,989	$373,156

See notes to condensed combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Income and Comprehensive Income (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
Revenues
Management fees	$77,701	$81,401
Incentive fees	3,233	22,703
Other operating income	1,683	1,538
Total operating revenues	82,617	105,642
Expenses
Employee compensation and benefits	55,477	58,864
General, administrative and other	24,596	21,789
Total operating expenses	80,073	80,653
Operating income	2,544	24,989
Investment income (loss)	3,373	(286)
Interest expense	(5,867)	(6,000)
Other expense	(9,733)	(1,659)
Net other income (expense)	(12,227)	(7,945)
Income (loss) before income taxes	(9,683)	17,044
Income taxes	643	661
Net income (loss)	(10,326)	16,383
Less: Net income (loss) attributable to redeemable noncontrolling interest	2,093	—
Less: Net income (loss) attributable to noncontrolling interest	2,536	3,178
Net income (loss) attributable to Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.	(14,955)	13,205

Other comprehensive income (loss)
Unrealized gain (loss) on cash flow hedge	(6,627)	(2,638)
Foreign currency translation adjustment	(293)	(21)
Total other comprehensive income (loss)	(6,920)	(2,659)
Comprehensive income (loss)	$(21,875)	$10,546

See notes to condensed combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Changes in Partners’ and Member’s Deficit (Unaudited)
(In thousands)

	Partners’ Deficit – Grosvenor Capital Management Holdings, LLLP	Member’s Deficit – GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit
Balance, December 31, 2018	$(326,112)	$(73)	$(586)	$125,665	$(201,106)

Cumulative-effect adjustment from adoption of ASC 606	10,343	—	—	1,517	11,860
Capital contributions from noncontrolling interest	—	—	—	1,537	1,537
Deemed contributions	3,809	—	—	—	3,809
Capital distributions	—	(5)	—		(5)
Capital distributions paid to noncontrolling interest	—	—	—	(12,324)	(12,324)
Unrealized loss on cash flow hedge	—	—	(2,638)	—	(2,638)
Translation adjustment	—	—	(21)	—	(21)
Other	136	—	—	29	165
Net income	13,188	17	—	3,178	16,383
Balance, March 31, 2019	$(298,636)	$(61)	$(3,245)	$119,602	$(182,340)

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Changes in Partners’ and Member’s Deficit (Unaudited) (Continued)
(In thousands)

	Partners’ Deficit – Grosvenor Capital Management Holdings, LLLP	Member’s Deficit – GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit	Redeemable Noncontrolling Interest
Balance, December 31, 2019	$(308,373)	$(66)	$(6,854)	$101,463	$(213,830)	$—

Cumulative-effect adjustment from adoption of ASU No. 2017-12	(651)	—	—	—	(651)	—
Capital contributions from noncontrolling interest	—	—	—	1,237	1,237	—
Capital contributions from redeemable noncontrolling interest	—	—	—	—	—	173,327
Deemed contributions	7,920	—	—	—	7,920	—
Capital distributions	—	(15)	—	—	(15)	—
Capital distributions paid to noncontrolling interest	—	—	—	(5,814)	(5,814)	—
Equity transaction with Mosaic	60,931	—	—	—	60,931	(60,931)
Unrealized loss on cash flow hedge	—	—	(6,627)	—	(6,627)	—
Translation adjustment	—	—	(293)	—	(293)	—
Net income (loss)	(14,968)	13	—	2,536	(12,419)	2,093
Balance, March 31, 2020	$(255,141)	$(68)	$(13,774)	$99,422	$(169,561)	$114,489

See notes to condensed combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income (loss)	$(10,326)	$16,383
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization expense	2,573	2,608
Other non-cash compensation	1,065	708
Non-cash partnership interest-based compensation	7,920	3,809
Amortization of debt issuance costs	855	415
Loss on extinguishment of debt	1,032	—
Change in fair value of derivatives	8,634	1,820
Amortization of deferred rent	(128)	(385)
Proceeds received from investments	2,596	2,357
Non-cash investment (income) loss	(3,373)	286
Other	29	23
Change in assets and liabilities
Management fees receivable	969	(3,821)
Incentive fees receivable	13,913	(7,175)
Due from related parties	820	303
Other assets	(15,264)	(2,540)
Accrued compensation and benefits	(42,188)	(37,297)
Employee related obligations	(2,971)	(835)
Accrued expenses and other liabilities	807	818
Net cash used in operating activities	(33,037)	(22,523)
Cash flows from investing activities
Purchases of premises and equipment	(809)	(86)
Contributions/subscriptions to investments	(6,425)	(4,445)
Withdrawals/redemptions from investments	5,550	14,361
Net cash provided by (used in) investing activities	(1,684)	9,830
Cash flows from financing activities
Capital contributions received from noncontrolling interest	174,564	1,537
Capital distributions paid to member	(15)	(5)
Capital distributions paid to the noncontrolling interest	(5,814)	(12,324)
Proceeds from revolving line of credit	20,000	—
Principal payments on revolving line of credit	(3,000)	—
Principal payments on senior notes	(91,196)	—
Net cash provided by (used in) financing activities	94,539	(10,792)
Effect of exchange rate changes on cash	(324)	7
Net increase (decrease) in cash and cash equivalents	59,494	(23,478)
Cash and cash equivalents
Beginning of period	79,866	68,100
End of period	$139,360	$44,622
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$5,456	$5,515
Cash paid during the period for income taxes	$726	$624

See notes to condensed combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

1.     Description of the Business and Organization

Description of the Business

The combined financial statements include the combined accounts of (i) Grosvenor Capital Management Holdings, LLLP (“GCMH”) and its operating subsidiaries, Grosvenor Capital Management, L.P. (“GCMLP”), Grosvenor Customized Fund Investment Group, L.P. (“GCM CFIG”), CFIG Holdings, LLC (“CFIG Holdings”), GCM Partners I, L.P. (“GCMP1”), GCM Management Incentive Plan I, L.P. (“MIP”), GCM UK Limited and GCM UK 2 Limited, which together own GCM Investments UK LLP (“UK Subsidiaries”), GCM Investments Hong Kong Limited (“GCMHK”), GCM Investments (Korea) Co. Ltd. (“GCMSK”), Mosaic GP Entity, LP, Mosaic NewCo Subsidiary, LP, Mosaic Acquisitions 2020, L.P., (ii) GCMLP’s consolidated operating subsidiaries, GRV Securities LLC (“GSLLC”) and GCM Investments Japan K.K. (“GIJKK”) (GCMH, GCMLP, GCM CFIG, CFIG Holdings, GCMP1, MIP, the UK Subsidiaries, GCMHK, GCMSK, GSLLC and GIJKK are sometimes collectively referred to herein, solely for purposes of convenience, as the “Partnership”) and (iii) Grosvenor Capital Management, L.L.C. (“GCM LLC”, collectively with the Partnership, the “Company”). As a registered broker-dealer, GSLLC serves as a placement agent for certain investment vehicles sponsored and managed or advised by both GCMLP and GCM CFIG (collectively referred to as the “GCM Funds”).

On January 2, 2014, the Company completed the acquisition of Customized Fund Investment Group (“CFIG”), a leading global private equity, infrastructure and real estate investment management business, from Credit Suisse Group AG (“CSG”). As a result, GCM CFIG was assigned certain acquired investment management and service agreements relating to the CFIG business and GCMH became the sole member of CFIG Holdings. Through several subsidiaries, CFIG Holdings is the general partner to the GCM CFIG advised GCM Funds and is entitled to carried interest.

The Company focuses on providing comprehensive investment solutions to primarily institutional clients who seek allocations to alternative investments such as hedge fund strategies, private equity, real estate, infrastructure and strategic investments. The Company specializes in developing customized portfolios for clients but also offers multi-client multi-manager, direct investment and co-investment portfolios. Portfolios range from highly concentrated to broadly diversified. Clients ordinarily access these portfolios through multi-client or single-client GCM Funds, which are typically organized either as U.S. limited partnerships or limited liability companies, or as non-U.S. corporations, limited partnerships or unit trusts.

Organization

GCMH is a holding company operated pursuant to the Fourth Amended and Restated Limited Liability Limited Partnership Agreement (the “Partnership Agreement”) dated October 5, 2017, among the limited partners, Grosvenor Holdings, L.L.C. (“Holdings”), Grosvenor Holdings II, L.L.C (“Holdings II”) and certain investment funds managed by Hellman & Friedman LLC, a private equity investment firm (collectively “H&F”), and the general partner, GCMH GP, L.L.C. (“GCMHGP LLC”).

GCM LLC is a single member limited liability company held by Holdings. GCM LLC does not have any independent operations and its sole purpose is to serve as the general partner of GCMLP and GCM CFIG.

As of March 31, 2020 and December 31, 2019, the Company had a net deficit in Partners’ and Member’s Capital of approximately $168.5 million and $213.8 million, respectively resulting from historical distribution of proceeds from debt. Notwithstanding this deficit, management believes there is not substantial doubt about the Company’s ability to continue as a going concern over the next 12 months as the Company has experienced since its inception, sufficient operating cash flows and positive net income from its operating entities, and has access to alternative funding sources to meet its current obligations.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

1.     Description of the Business and Organization (cont.)

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. Given the amount of uncertainty currently regarding the scope and duration of the COVID-19 pandemic, the Company is unable to predict the precise impact the COVID-19 pandemic will have on the Company’s combined financial statements. In line with public markets and credit indices, the Company expects its investments to be adversely impacted.

2.     Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for annual financial statements. In the opinion of management, all necessary adjustments (which consists of only normal recurring items) have been made to fairly present the condensed consolidated financial statements for the interim periods presented. Results of operations for the three months ended March 31, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020. These unaudited condensed combined financial statements should be read in conjunction with the audited combined financial statements for the fiscal year ended December 31, 2019.

The condensed combined financial statements include the accounts of the Partnership and its wholly-owned or majority-owned subsidiaries, the consolidated entities which are considered to be variable interest entities (“VIEs”) and for which the Partnership is considered the primary beneficiary, certain entities which are not considered VIEs but which the Partnership controls through a majority voting interest and GCM LLC. The Partnership and GCM LLC have been presented on a combined historical cost basis as they are entities under common control.

All intercompany balances and transactions have been eliminated.

Redeemable Noncontrolling Interests

Noncontrolling interests related to certain limited partnership interests are subject to redemptions by third party investors. As these interests are redeemable upon the occurrence of an event that is not solely within the control of the Company, amounts relating to third party interests in such consolidated entities are classified in the mezzanine section as redeemable noncontrolling interest within the condensed combined statements of financial condition.

Recently Issued Accounting Standards

In October 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, which reduces the cost and complexity of financial reporting associated with consolidation of VIEs. The amendment provides that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision makers and service providers are variable interests. The amendments in this ASU are effective for a private company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its combined financial statements upon adoption of this standard.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Changes to the Disclosure Requirements for Fair Value Measurement. The amendments remove or modify certain disclosures, while others were added. The Company adopted the guidance as of January 1, 2020. The adoption of this guidance did not have a material impact on its combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

2.     Summary of Significant Accounting Policies (cont.)

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The new guidance amends the hedge accounting model to enable entities to better portray their risk management activities in the financial statements. The guidance eliminates the requirement to separately measure and report hedge ineffectiveness and allows for the entire change in fair value of a “highly effective” cash flow hedge to be recognized in other comprehensive income until the hedged item affects earnings. An entity will apply the new guidance on a modified retrospective basis with a cumulative effect adjustment to accumulated other comprehensive income with a corresponding adjustment to retained earnings as of the beginning of the period of adoption. Changes to income statement presentation and financial statement disclosures will be applied prospectively. The Company adopted the guidance as of January 1, 2020. The resulting impact of adoption to its 3-Year Swap Agreement is recorded in opening accumulated other comprehensive income (loss) and opening partners’ deficit.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. Currently, the standard requires an entity to perform a two-step test to determine the amount, if any, of goodwill impairment. In Step 1, an entity compares the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, the entity performs Step 2 and compares the implied fair value of goodwill with the carrying amount of that goodwill for that reporting unit. An impairment charge equal to the amount by which the carrying amount of goodwill for the reporting unit exceeds the implied fair value of that goodwill is recorded, limited to the amount of goodwill allocated to that reporting unit. The new guidance removes Step 2. An entity will apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. The new guidance does not amend the optional qualitative assessment of goodwill impairment. An entity will apply the new guidance on a prospective basis. The new guidance is effective for the Company for fiscal years beginning after December 15, 2022 and early adoption is permitted for annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact on its combined financial statements upon adoption of this standard

In February 2016, the FASB issued ASU 2016-02, Leases. The main difference between existing lease accounting guidance and the updated standard is that operating leases will now be recorded as assets and liabilities in the statement of financial position. The standard will be effective for non-public entities beginning on January 1, 2021; however, early adoption is permitted. The Company is currently evaluating the impact on its combined financial statements upon adoption of this new standard.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. The standard will be effective for the Company beginning on January 1, 2023. The Company expects that adoption of this guidance will not have a material impact on its combined financial statements.

3.     Mosaic Transaction

Effective January 1, 2020 (the “Effective Date”), the Partnership, CFIG Holdings, GCMLP, GCM Investments GP LLC (“GCM GP”), the General partner to certain investment funds advised by the Partnership, (collectively, the “Seller”) entered into a Purchase and Sale Agreement (“Agreement”) and issued certain limited partnership interests in several entities (“Carry Plan Entities”) to Mosaic Acquisitions 2020, L.P. (“Mosaic”). In addition, Mosaic also acquired the rights to receive a percentage of carried interest from certain GCM Funds and has agreed to provide additional funding under certain circumstances up to a maximum amount as defined in the Agreement (collectively, the “Mosaic

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

3.     Mosaic Transaction (cont.)

Transaction”). The Partnership serves as the general partner of Mosaic, which is consolidated as the Partnership holds a controlling financial interest in Mosaic. A portion of the limited partnership interests in Mosaic are held by Mosaic Feeder, L.P. (“Mosaic Feeder”) which is beneficially owned by Lakeshore Investments GP, LLC (“Lakeshore”), a related party, and an unaffiliated third-party investor (“Mosaic Counterparty”). The Carry Plan Entities serve as general partners of, or are special limited partners in, certain of the GCM funds. The consideration transferred by Mosaic to the Seller for the interests acquired was $125.4 million. In addition, the Seller received an additional $48.0 million to fund future investment commitments. Additionally, the Seller may be required to pay additional amounts as long as Mosaic Feeder has an ownership interest in the transferred interests (“Potential Payments”) based on cash flow up to the relevant dates as defined in the Agreement that could total up to a maximum of $19.9 million, which is broken down as a maximum of $4.9 million on December 31, 2020, $7.5 million on December 31, 2021 and $7.5 million on December 31, 2022. Such amounts can be reduced (not below zero) by exceeding certain cumulative distribution thresholds at each relevant date. In addition, any such amounts paid to Mosaic will also reduce, on a dollar-for-dollar basis, the purchase price payable upon exercise of the Put Option.

Additionally, the Agreement provides for a Recall Amount whereby beginning January 1, 2023, the Partnership may recall from Mosaic $15.1 million plus any Potential Payments that were made in previous periods. There are no contractual restrictions to the Partnership’s ability to recall the payments, other than if a Triggering Event as defined in the Agreement occurs, which management has deemed to be remote, and the credit risk associated with Mosaic’s ability to recall the distributions from Mosaic Counterparty.

In addition, as part of the Mosaic Transaction, Holdings purchased an option from Mosaic Feeder for $2.6 million for the right, but not the obligation, to require Mosaic Feeder to sell to Holdings all of the Class A and Class B Interests held by Mosaic Feeder in Mosaic (the “Mosaic Call Right”) for a purchase price equal to the greater of 1.3x its investment or a 12% IRR on its investment (the “Call Price”). The Mosaic Call Right may be transferred from Holdings to the Partnership at a future date.

Further, Mosaic Counterparty has the right, but not the obligation, to require the Partnership to acquire all of the Class A and Class B Interests held by Mosaic Feeder in Mosaic (the “Put Option”) for a purchase price equal to Mosaic Counterparty receiving the greater of 1.3x of its investment or a 12% IRR on its investment (the “Put Price”). The Put Option can only be exercised if a Triggering Event as defined in the Agreement occurs, which management has deemed to be remote. If the Partnership declines to pay the Put Price, Mosaic Counterparty may either step in and act as the general partner of Mosaic and control Mosaic until Mosaic Counterparty recoups the Put Price or effect a transfer of the underlying assets of Mosaic to Mosaic Counterparty.

The Carry Plan Entities have historically been accounted for as VIEs and were consolidated by the Partnership prior to the Mosaic Transaction as the Partnership was deemed the primary beneficiary through its controlling financial interests in the Carry Plan Entities. Management determined that the Mosaic Transaction should be evaluated under the guidance in ASC 810 and has concluded that Mosaic is accounted for as a VIE and the Partnership was deemed the primary beneficiary and therefore consolidates Mosaic. In addition, the Partnership concluded that the Put Option is embedded in an equity host contract but does not meet the net settlement criterion of an embedded derivative and therefore no separate accounting is required. However, as the Put Option is not solely within the control of the Partnership, the noncontrolling interest related to Mosaic has been classified as mezzanine equity.

The total assets of Mosaic are $112.0 million as of March 31, 2020 and are recorded in cash and cash equivalents and investments on the condensed combined statements of financial condition. Mosaic had no liabilities as of March 31, 2020. The assets of Mosaic may only be used to settle obligations of Mosaic, if any. In addition, there is no recourse to the Partnership for Mosaic’s liabilities, except for certain entities in which there could be a claw back of previously distributed carried interest.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

4.     Revenue

Revenues consisted of the following:

	Three months ended March 31,
Management fee	2020	2019
Management fees	$75,727	$79,939
Fund expense reimbursement revenue	1,974	1,462
Total management fees	$77,701	$81,401
	Three months ended March 31,
Incentive fees	2020	2019
Performance fees	$604	$62
Carried interest	2,629	22,641
Total incentive fees	$3,233	$22,703

The Company recognized revenues of $0.4 million and $1.4 million during the three months ended March 31, 2020 and 2019 that were previously received and deferred as of December 31, 2019 and 2018, respectively.

5.     Investments

Investments consist of the following:

	March 31, 2020	December 31, 2019
Equity method investments	$156,552	$154,900
Other investments	4,458	4,458
Total Investments	$161,010	$159,358

As of March 31, 2020 and December 31, 2019, the Company held investments of $161.0 million and $159.4 million, respectively, of which $154.3 million and $95.7 million were owned by noncontrolling interest holders, respectively.

6.     Fair Value Measurements

The following table summarizes the Company’s assets and liabilities measured at fair value as of March 31, 2020 and December 31, 2019:

	Fair Value of Assets (Liabilities) at March 31, 2020
	Level 1	Level 2	Level 3	Total
Money market funds	$45,307	$—	$—	$45,307
Interest rate derivatives	—	(30,901)	—	(30,901)
Total	$45,307	$(30,901)	$—	$14,406
	Fair Value of Assets (Liabilities) at December 31, 2019
	Level 1	Level 2	Level 3	Total
Money market funds	$45,209	$—	$—	$45,209
Interest rate derivatives	—	(14,990)	—	(14,990)
Total	$45,209	$(14,990)	$—	$30,219

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

6.     Fair Value Measurements (cont.)

Money market funds are recorded at net asset value per share which approximates fair value.

Management determines the fair value of its interest rate derivative agreements based on the present value of expected future cash flows based on observable future LIBOR rates applicable to each swap contract using linear interpolation, inclusive of the risk of non-performance, using a discount rate appropriate for the duration.

7.     Variable Interest Entities

The Company consolidates certain VIEs in which it is determined that the Company is the primary beneficiary as discussed in Note 3.

The Company holds variable interests in certain entities that are VIEs, which are not consolidated, as it is determined that the Company is not the primary beneficiary. The Company’s involvement with such entities is generally in the form of direct equity interests in, and fee arrangements with, the entities in which it also serves as the general partner or managing member. The Company evaluated its variable interests in the VIEs and determined it is not considered the primary beneficiary of the entities primarily because it does not have interests in the entities that could potentially be significant. No reconsideration events occurred during the three months ended March 31, 2020 which caused a change in the Company’s consolidation conclusions. As of March 31, 2020, the total unfunded commitments from the limited partners and general partners to the unconsolidated VIEs is $21.3 million. These commitments are the primary source of financing for the unconsolidated VIEs.

The following table sets forth certain information regarding the VIEs in which the Company holds a variable interest but does not consolidate. The assets recognized on the Company’s condensed combined statements of financial condition related to the Company’s interests in and receivables from these non-consolidated VIEs and the Company’s maximum exposure to loss relating to non-consolidated VIEs at March 31, 2020 and December 31, 2019, were as follows:

	March 31, 2020	December 31, 2019
Investments	$75,308	$77,927
Management and incentive fees receivables	6,412	9,135
Maximum exposure to loss	$81,720	$87,062

The above table includes investments in VIEs which are owned by noncontrolling interest holders of approximately $75.3 million and $55.9 million as of March 31, 2020 and December 31, 2019, respectively.

8.     Employee Compensation and Benefits

For three months ended March 31, 2020 and 2019, employee compensation and benefits consisted of the following:

	Three months ended March 31,
	2020	2019
Base salary, bonus and other	$44,301	$43,143
Partnership interest-based compensation	7,920	3,809
Carried interest	2,191	11,204
Other	1,065	708
Total employee compensation and benefits	$55,477	$58,864

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

8.     Employee Compensation and Benefits (cont.)

Partnership Interest in Holdings, Holdings II and Management LLC

Payments to the employees for partnership interest awards are made by Holdings, Holdings II and Management LLC, the Company’s parent entities/companies. As a result, the Company records a non-cash profits interest compensation charge and an offsetting deemed contribution to equity to reflect the payments made by the Company’s parent entities/companies. Any liability related to the awards is recognized at Holdings, Holdings II or Management LLC as Holdings, Holdings II or Management LLC is the party responsible for satisfying the obligation, and is not shown in the Company’s condensed combined financial statements. The Company has recorded deemed contributions to equity of approximately $7.9 million and $3.8 million from Holdings, Holdings II and Management LLC for any non-cash compensation expense for the three months ended March 31, 2020 and 2019, respectively, which will ultimately be paid by Holdings, Holdings II or Management LLC.

The Company has modified awards to certain individuals upon their voluntary retirement or intention to retire as employees. These awards generally include a stated target amount that upon payment terminates the recipient’s rights to future distributions and allows for a lump sum buy-out of the awards, at the discretion of the managing member. The awards are accounted for as partnership interest-based compensation at the fair value of these expected future payments, in the period the employees accepted the offer. Partnership interest-based compensation expense of $3.7 million, and $1.6 million was recognized in the three months ended March 31, 2020 and 2019, respectively, related to award modifications.

The liability associated with awards that contain a stated target has been retained by Holdings at March 31, 2020 and December 31, 2019, respectively, and is re-measured at each reporting date, with any corresponding changes in liability being reflected as compensation expense of the Company. Certain recipients had unvested stated target payments of $9.2 million, and $5.3 million for the three months ended March 31, 2020 and 2019, respectively, which has not been reflected as compensation expense by the Company. The Company recognized partnership interest-based compensation expense of $4.3 million, and $2.2 million for the three months ended March 31, 2020 and 2019, respectively, related to profits interest awards that are in substance profit-sharing arrangements.

Other

Other consists of compensation expense related to deferred compensation programs and other awards that represent investments made in GCM Funds on behalf of the employees.

9.     Debt

The table below summarizes the outstanding debt balance at March 31, 2020 and December 31, 2019.

	March 31, 2020	December 31, 2019
Senior secured loan	$340,258	$431,454
Credit facility	42,000	25,000
Less debt issuance costs	(6,067)	(7,954)
Total debt	$376,191	$448,500

Senior Loan

During the three months ended, March 31, 2020, the Company offered lenders the sale proceeds from the Mosaic Transaction discussed in Note 3 to make a prepayment on the principal of the outstanding senior secured loan (“Senior Loan”), which was reduced to $340.3 million.

At March 31, 2020 and December 31, 2019, the weighted average interest rates of the Senior Loan was 3.75% and 4.45%, respectively.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

9.     Debt (cont.)

Under the credit and guaranty agreement governing the terms of the Senior Loan, the Company must maintain certain leverage and interest coverage ratios. The credit and guaranty agreement also contains other covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur debt and restrict the Company and its subsidiaries ability to merge or consolidate, or sell or convey all or substantially all of the Company’s assets. At March 31, 2020 and December 31, 2019, the Company was in compliance with all covenants.

Holdings has executed a pledge agreement (“Pledge Agreement”) with the lenders of the Senior Loan. Under the Pledge Agreement, Holdings has agreed to secure the obligations under the Senior Loan by pledging its interests in GCMH as collateral against the repayment of the senior secured notes. The Pledge Agreement will remain in effect until such time as all obligations relating to the Senior Loan have been fulfilled.

Credit Facility

Concurrent with the issuance of the Senior Loan, the Company entered into a $50 million revolving credit facility (“Credit Facility”), with a maturity of January 2, 2019 and interest rate based on a spread over LIBOR, which was subsequently extended to March 29, 2023 through a series of debt modifications. Additionally, the Credit Facility carries an unused commitment fee that is paid quarterly.

During the three months ended, March 31, 2020, a portion of the proceeds from the Mosaic Transaction discussed in Note 3 was used to make a payment on the revolving credit facility, which was reduced to $22.0 million. In addition, the Company drew down an additional $20.0 million on its revolving credit facility.

At March 31, 2020, the Company had drawn $42.0 million on the Credit Facility with a weighted average interest rate of 3.55% and an unused commitment fee of 0.50%.

Other

GCMLP and GCM CFIG each agree to jointly and severally, unconditionally, and irrevocably, guarantee, as primary obligor and not merely as surety guarantee the obligation of their parent entity, GCMH.

Amortization of the deferred costs of approximately $0.9 million and $0.4 million for the three months ended March 31, 2020 and 2019, respectively, is included in interest expense in the condensed combined statements of income and comprehensive income.

10.     Interest Rate Derivatives

The Company has entered into various derivative agreements with financial institutions to hedge interest rate risk related to its outstanding debt. As of March 31, 2020 and December 31, 2019, the Company had the following interest rate derivatives recorded as a derivative asset (liability) recorded in other assets (accrued expenses and other liabilities) on the condensed combined statements of financial condition:

	At March 31, 2020
	Notional Amount	Fair Value	Amount of Gain (Loss) Recognized in AOCI	Amount of Gain (Loss) Recognized in Other Income (Expense)	Fixed Rate Paid	Floating Rate Received	Effective Date	Maturity Date
Cash flow hedges
Interest rate swap	$225,000	(13,561)	(13,561)	—	2.48%	1 month LIBOR(1)	Jan 2020	Feb 2023
Interest rate swap	75,000	(5,771)	—	(2,423)	3.05%	1 month LIBOR(1)	Jan 2020	Feb 2023
Interest rate collar	300,000	(11,569)	—	(6,210)	3.70%	1 month LIBOR(2)	Feb 2023	Feb 2025
		$(30,901)	$(13,561)	$(8,633)

____________

(1)      Floating rate received subject to a 0.00% Floor

(2)      Floating rate received subject to a 2.45% Floor

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

10.     Interest Rate Derivatives (cont.)

	At December 31, 2019
	Notional Amount	Fair Value	Amount of Gain (Loss) Recognized in AOCI	Amount of Gain (Loss) Recognized in Other Income (Expense)	Fixed Rate Paid	Floating Rate Received	Effective Date	Maturity Date
Cash flow hedges
Interest rate swap	$275,000	(124)	(124)	—	2.33%	1 month LIBOR(1)	Jan 2014	Jan 2020
Interest rate swap	225,000	(6,159)	(6,810)	(35)	2.48%	1 month LIBOR(2)	Jan 2020	Feb 2023
Interest rate swap	75,000	(3,348)	—	(1,968)	3.05%	1 month LIBOR(2)	Jan 2020	Feb 2023
Interest rate collar	300,000	(5,359)	—	(3,414)	3.70%	1 month LIBOR(3)	Feb 2023	Feb 2025
		$(14,990)	$(6,934)	$(5,417)

____________

(1)      Floating rate received subject to a 1.00% Floor

(2)      Floating rate received subject to a 0.00% Floor

(3)      Floating rate received subject to a 2.45% Floor

The fair values of the derivatives and interest rate collar are based on observable market inputs and represent the net amount required to terminate the positions, taking into consideration market rates and non-performance risk. Refer to Note 6 for further details.

11.     Commitments and Contingencies

Commitments

The Company is required to pay a fixed monthly management fee of $0.5 million per year for a five-year period pursuant to its 12.5% interest in an aircraft.

The Company, through CFIG Holdings, had $60.0 million and $62.1 million of unfunded investment commitments as of March 31, 2020 and December 31, 2019, respectively, representing general partner capital funding commitments to several of the GCM CFIG and GCMLP advised GCM Funds.

Litigation

In the normal course of business, the Company may enter into contracts that contain a number of representations and warranties, which may provide for general or specific indemnifications. The Company’s exposure under these contracts is not currently known, as any such exposure would be based on future claims, which could be made against the Company. The Company’s management is not currently aware of any such pending claims and based on its experience, the Company believes the risk of loss related to these arrangements to be remote.

From time to time, the Company is a defendant in various lawsuits related to its business. The Company’s management does not believe that the outcome of any current litigation will have a material effect on the Company’s consolidated financial condition or results of operations.

Off-Balance Sheet Risks

The Company may be exposed to a risk of loss by virtue of GCMLP and CFIG Holdings serving as the general partner of GCM Funds organized as limited partnerships. As general partner of a GCM Fund organized as a limited partnership, GCMLP and CFIG Holdings’ exposure to risk of loss is not limited to the amount of its investment in such GCM Fund. The Company cannot predict the amount of loss, if any, which may occur as a result of this exposure; however, historically, the Company has not incurred any significant losses and management believes the likelihood is remote that a material loss will occur.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Condensed Combined Financial Statements (Unaudited)

(In thousands, except where noted)

12.     Related Parties

In regard to the following related party disclosures, the Company’s management cannot be sure that such transactions or arrangements would be the same to the Company if the parties involved were unrelated and such differences could be material.

The Company provides certain employees partnership interest awards which are paid by Holdings, Holdings II and Management LLC. Refer to Note 8 for further details.

The Company has a sublease agreement with Holdings. Because the terms of the sublease are identical to the terms of the original lease, there is no impact on net income or cash flows.

The Company incurs certain costs, primarily related to accounting, client reporting, investment-decision making and treasury-related expenditures, for which it receives reimbursement from the GCM Funds in connection with its performance obligations to provide investment management services. Due from related parties on the condensed combined statements of financial condition includes net receivables of approximately $9.4 million and $10.0 million as of March 31, 2020 and December 31, 2019, respectively, paid on behalf of affiliated entities that are reimbursable to the Company.

At March 31, 2020 and December 31, 2019, there were investments in GCM Funds by former and current employees and their families for which a management and performance fee was not charged.

Certain employees of the Company have an economic interest in the owner and landlord of the building in which the principal headquarters of the Company are located.

The Company holds an investment of approximately $3.3 million as of March 31, 2020 and December 31, 2019 in an entity in which the managing member is an affiliate of the managing member of Holdings.

The Company utilizes the services of an insurance broker to procure insurance coverage, including its general commercial package policy, workers’ compensation and professional and management liability coverage for its directors and officers. Members of Holdings have an economic interest in, and relatives are employed by, the Company’s insurance broker.

From time to time, certain of the Company’s executive officers utilize a private business aircraft, including an aircraft wholly owned or controlled by members of Holdings. Additionally, the Company arranges for the use of the private business aircraft through a number of charter services, including entities predominantly or wholly owned or controlled by members of Holdings. The Company paid approximately $0.9 million and $1.1 million for the three months ended March 31, 2020 and 2019, respectively, to utilize aircraft and charter services wholly owned or controlled by members of Holdings, which is recorded within general and administrative expense in the condensed combined statements of income and comprehensive income.

The Company pays for all direct and indirect expenses of GCMHGP LLC, including accounting and administrative expenses. GCMHGP LLC does not reimburse the Company for such expenses, which are immaterial to the Company.

13.     Subsequent Events

The Partnership made a capital distribution of $30.0 million and $12.5 million to its partners in April 2020 and July 2020, respectively.

The Company has reviewed subsequent events occurring through July 31, 2020, which represents the date that these condensed combined financial statements were issued, and concluded that no other events have occurred that would require recognition or disclosure

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Financial Statements
December 31, 2019, 2018 and 2017

Report of Independent Registered Public Accounting Firm

To the General Partner of Grosvenor Capital Management Holdings, LLLP and the Managing Member of GCM, L.L.C.

Opinion on the Financial Statements

We have audited the accompanying combined statements of financial condition of Grosvenor Capital Management Holdings, LLLP and GCM, L.LC. (collectively, the Company) as of December 31, 2019 and 2018, the related combined statements of income and comprehensive income, changes in partners’ and member’s deficit and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2014.

Chicago, Illinois
July 31, 2020

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Financial Condition

(In thousands, except share amounts)

	December 31,
	2019	2018
Assets
Cash and cash equivalents	$79,866	$68,100
Management fees receivable	13,896	18,989
Incentive fees receivable	20,771	13,529
Due from related parties	10,226	6,760
Investments	159,358	172,250
Premises and equipment, net	8,871	7,442
Intangible assets, net	16,092	23,887
Goodwill	28,959	28,959
Other assets	35,117	31,679
Total assets	$373,156	$371,595
Liabilities and Partners’ and Member’s Capital
Accrued compensation and benefits	63,668	63,090
Employee related obligations	22,614	26,643
Debt	448,500	429,181
Accrued expenses and other liabilities	52,204	53,788
Total liabilities	586,986	572,702
Commitments and contingencies (Note 16)
Partners’ deficit – Grosvenor Capital Management Holdings, LLLP (Class A common shares, 49,950,000 issued and outstanding as of December 31, 2019 and 2018; Class B-1 common shares, 46,203,750 issued and outstanding as of December 31, 2019 and 2018; Class B-2 common shares, 3,746,250 issued and outstanding as of December 31, 2019 and 2018; Class C common shares, 1,057,374 issued and outstanding as of December 31, 2019 and 2018)	(308,373)	(326,113)
Member’s deficit – GCM, L.L.C	(66)	(73)
Accumulated other comprehensive loss	(6,854)	(586)
Total partners’ and member’s deficit attributable to Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.	(315,293)	(326,772)
Noncontrolling interest	101,463	125,665
Total partners’ and member’s deficit	(213,830)	(201,107)
Total liabilities and partners’ and member’s deficit	$373,156	$371,595

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Income and Comprehensive Income

(In thousands)

	Year Ended December 31,
	2019	2018	2017
Revenues
Management fees	$324,716	$315,598	$312,006
Incentive fees	84,165	57,059	59,557
Other operating income	7,513	5,839	5,443
Total operating revenues	416,394	378,496	377,006
Expenses
Employee compensation and benefits	242,967	210,414	217,574
General, administrative and other	88,458	92,955	86,908
Total operating expenses	331,425	303,369	304,482
Operating income	84,969	75,127	72,524
Investment income	7,521	16,963	16,986
Interest expense	(25,680)	(26,468)	(23,415)
Other income (expense)	(4,494)	(542)	8,250
Net other income (expense)	(22,653)	(10,047)	1,821
Income before income taxes	62,316	65,080	74,345
Income taxes	2,318	1,395	1,325
Net income	59,998	63,685	73,020
Less: Net income attributable to noncontrolling interest	13,221	24,486	19,981
Net income attributable to Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.	46,777	39,199	53,039

Other comprehensive income (loss)
Unrealized gain (loss) on cash flow hedge	(6,521)	1,264	3,412
Foreign currency translation adjustment	253	(110)	693
Total other comprehensive income (loss)	(6,268)	1,154	4,105
Comprehensive income	$40,509	$40,353	$57,144

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Changes in Partners’ and Member’s Deficit

(In thousands)

	Partners’ Deficit-Grosvenor Capital Management Holdings, LLLP	Member’s Deficit-GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit
Balance, December 31, 2016	$(226,946)	$(17)	$(5,845)	$159,354	$(73,454)

Capital contributions from noncontrolling interest	—	—	—	8,633	8,633
Capital contributions	—	81	—	—	81
Deemed contributions	41,394	—	—	—	41,394
Capital distributions	(170,000)	(184)	—	—	(170,184)
Capital distributions paid to noncontrolling interest	—	—	—	(44,002)	(44,002)
Unrealized gain on cash flow hedge	—	—	3,412	—	3,412
Translation adjustment	—	—	693	—	693
Net income	52,936	103	—	19,981	73,020
Balance, December 31, 2017	$(302,616)	$(17)	$(1,740)	$143,966	$(160,407)

Capital contributions from noncontrolling interest	—	—	—	6,447	6,447
Capital contributions	—	—	—	—	—
Deemed contributions	19,495	—	—	—	19,495
Capital distributions	(82,113)	(134)	—	—	(82,247)
Capital distributions paid to noncontrolling interest	—	—	—	(49,234)	(49,234)
Unrealized gain on cash flow hedge	—	—	1,264	—	1,264
Translation adjustment	—	—	(110)	—	(110)
Net income	39,121	78	—	24,486	63,685
Balance, December 31, 2018	$(326,113)	$(73)	$(586)	$125,665	$(201,107)

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Changes in Partners’ and Member’s Deficit — (Continued)

(In thousands)

	Partners’ Deficit-Grosvenor Capital Management Holdings, LLLP	Member’s Deficit-GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit
Balance, December 31, 2018	$(326,113)	$(73)	$(586)	$125,665	$(201,107)
Cumulative-effect adjustment from adoption of ASC 606	10,343	—	—	1,517	11,860
Capital contributions from noncontrolling interest	—	—	—	4,720	4,720
Capital contributions	—	18	—	—	18
Deemed contributions	30,233	—	—	—	30,233
Capital distributions	(69,524)	(100)	—	—	(69,624)
Capital distributions paid to noncontrolling interest	—	—	—	(43,660)	(43,660)
Unrealized loss on cash flow hedge	—	—	(6,521)	—	(6,521)
Translation adjustment	—	—	253	—	253
Net income	46,688	89	—	13,221	59,998
Balance, December 31, 2019	$(308,373)	$(66)	$(6,854)	$101,463	$(213,830)

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities
Net income	$59,998	$63,685	$73,020
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	10,338	11,663	11,859
Other non-cash compensation	4,030	1,788	1,379
Non-cash partnership interest-based compensation	30,233	19,495	41,394
Amortization of debt issuance costs	1,643	1,686	1,869
Loss on extinguishment of debt	—	—	1,906
Change in fair value of derivatives	5,417	1,344	1,295
Amortization of deferred rent	152	(897)	(1,157)
Proceeds received from investments	10,289	18,347	14,523
Non-cash investment income	(7,521)	(16,963)	(16,986)
Other	526	539	(96)
Change in assets and liabilities
Management fees receivable	5,132	(291)	(5,356)
Incentive fees receivable	(7,242)	7,594	(14,117)
Due from related parties	(3,467)	(1,218)	1,398
Other assets	(5,876)	1,968	16,270
Accrued compensation and benefits	(3,531)	(459)	11,138
Employee related obligations	(4,029)	6,583	(380)
Accrued expenses and other liabilities	101	2,165	(11,310)
Net cash provided by operating activities	96,193	117,029	126,649
Cash flows from investing activities
Purchases of premises and equipment	(3,995)	(868)	(1,244)
Contributions/subscriptions to investments	(21,505)	(23,210)	(16,048)
Withdrawals/redemption from investments	31,630	32,040	23,830
Other	—	—	(618)
Net cash provided by investing activities	6,130	7,962	5,920
Cash flows from financing activities
Capital contributions received from noncontrolling interest	4,720	6,447	8,633
Capital contributions received from member	18	—	81
Capital distributions paid to partners and member	(69,624)	(82,247)	(170,184)
Capital distributions paid to the noncontrolling interest	(43,660)	(49,234)	(44,002)
Proceeds from debt issuance	—	—	175,502
Payments for extinguishment of debt	—	—	(75,502)
Proceeds from revolving line of credit	25,000	—	—
Principal payments on senior notes	(7,325)	(27,447)	(46,990)
Debt issuance costs	—	(1,291)	(2,674)
Net cash used in financing activities	(90,871)	(153,772)	(155,136)
Effect of exchange rate changes on cash	314	(182)	878
Net increase (decrease) in cash and cash equivalents	$11,766	$(28,963)	$(21,689)
Cash and cash equivalents
Beginning of year	68,100	97,063	118,752
End of year	$79,866	$68,100	$97,063
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$22,674	$23,587	$20,680
Cash paid during the year for income taxes	$1,739	$1,352	$1,094
Supplemental disclosure of cash flow information from financing activities
Deemed contributions from parent	$30,233	$19,495	$41,394

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

1. Description of the Business and Organization

Description of the Business

The combined financial statements include the combined accounts of (i) Grosvenor Capital Management Holdings, LLLP (“GCMH”) and its operating subsidiaries, Grosvenor Capital Management, L.P. (“GCMLP”), Grosvenor Customized Fund Investment Group, L.P. (“GCM CFIG”), CFIG Holdings, LLC (“CFIG Holdings”), GCM Partners I, L.P. (“GCMP1”), GCM Management Incentive Plan I, L.P. (“MIP”), GCM UK Limited and GCM UK 2 Limited, which together own GCM Investments UK LLP (“UK Subsidiaries”), GCM Investments Hong Kong Limited (“GCMHK”), GCM Investments (Korea) Co. Ltd. (“GCMSK”), (ii) GCMLP’s consolidated operating subsidiaries, GRV Securities LLC (“GSLLC”) and GCM Investments Japan K.K. (“GIJKK”) (GCMH, GCMLP, GCM CFIG, CFIG Holdings, GCMP1, MIP, the UK Subsidiaries, GCMHK, GCMSK, GSLLC and GIJKK are sometimes collectively referred to herein, solely for purposes of convenience, as the “Partnership”) and (iii) GCM, L.L.C. (“GCM LLC”, collectively with the Partnership, the “Company”).

GCMLP is an Illinois limited partnership that was formed in 1991 and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. GCM CFIG is a Delaware limited partnership that was formed on July 17, 2013 to facilitate the acquisition of CFIG as discussed below and is registered with the SEC as an investment adviser. GSLLC is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and is a member of the Financial Industry Regulatory Authority, Inc. As a registered broker-dealer, GSLLC serves as a placement agent for certain investment vehicles sponsored and managed or advised by both GCMLP and GCM CFIG (collectively referred to as the “GCM Funds”). GIJKK is registered as a securities firm under the Securities and Exchange Law of Japan. Pursuant to a Service Agreement with GCMLP, GIJKK provides customer support services to Japanese investors in GCM Funds and serves as a placement agent or intermediary for GCM Funds that are offered to Japanese investors, to the extent permissible under applicable Japanese laws and regulations. The UK Subsidiaries are limited liability entities formed to provide investment research and support services. GCM Investments UK LLP has authorization to engage in advising and arranging of wholesale funds and to perform portfolio management activities as an investment manager in the United Kingdom from the UK’s Financial Conduct Authority. GCMHK provides investment research and support services. On May 7, 2014, GCMHK was granted a license by the Securities and Futures Commission of Hong Kong (“SFC”) to engage in dealing in securities and advising on securities. Effective October 1, 2015, GCMSK was incorporated in South Korea to provide investment research and support services.

On January 2, 2014, the Company completed the acquisition of Customized Fund Investment Group (“CFIG”), a leading global private equity, infrastructure and real estate investment management business, from Credit Suisse Group AG (“CSG”). As a result, GCM CFIG was assigned certain acquired investment management and service agreements relating to the CFIG business and GCMH became the sole member of CFIG Holdings. Through several subsidiaries, CFIG Holdings is the general partner to the GCM CFIG advised GCM Funds and is entitled to carried interest.

The Company focuses on providing comprehensive investment solutions to primarily institutional clients who seek allocations to alternative investments such as hedge fund strategies, private equity, real estate, infrastructure and strategic investments. The Company specializes in developing customized portfolios for clients but also offers multi-client multi-manager, direct investment and co-investment portfolios. Portfolios range from highly concentrated to broadly diversified. Clients ordinarily access these portfolios through multi-client or single-client GCM Funds, which are typically organized either as U.S. limited partnerships or limited liability companies, or as non-U.S. corporations, limited partnerships or unit trusts.

Organization

GCMH is a holding company operated pursuant to the Fourth Amended and Restated Limited Liability Limited Partnership Agreement (the “Partnership Agreement”) dated October 5, 2017, among the limited partners, Grosvenor Holdings, L.L.C. (“Holdings”), Grosvenor Holdings II, L.L.C (“Holdings II”) and certain investment funds managed

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

1. Description of the Business and Organization (cont.)

by Hellman & Friedman LLC, a private equity investment firm (collectively “H&F”), and the general partner, GCMH GP, L.L.C. (“GCMHGP LLC”). Prior to October 5, 2017, GCMH operated pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement and an Investment Agreement among the same partners.

Prior to October 5, 2017, H&F owned approximately 29% of GCMH through Class B shares, Holdings owned approximately 69% of GCMH through Class A shares and Holdings II owned approximately 2% of GCMH through Class C shares.

On October 5, 2017, the partners agreed to restructure the Third Amended and Restated Limited Liability Limited Partnership Agreement and the Investment Agreement. The restructuring resulted in the conversion of Class A shares into Class A Common Shares and Class B-1 Common Shares. Class B shares were converted into Class A Common Shares and Class B-2 Common Shares. Class C shares were unaffected. H&F owns approximately 93% of the Class A Common Shares and 7% of the Class B Common Shares and Holdings owns approximately 7% of the Class A Common Shares and 93% of the Class B Common Shares. After tax distributions have been made, Class A Common Shares have priority rights to distributions over Class B Common Shares until certain distribution levels are met after which point no further non-tax distributions may be made to Class A Common Shareholders. Holdings II continues to own approximately 2% of GCMH through Class C shares.

On December 29, 2017, Holdings transferred 369,625 Class A Common Shares and 4,615,375 Class B-1 Common Shares of GCMH to GCM Grosvenor Management, LLC (“Management LLC”), a Delaware limited liability company. Management LLC is 100% owned by Holdings.

GCMHGP LLC, which is a wholly owned subsidiary of Holdings, is the sole general partner of GCMH and at December 31, 2019 and 2018, owned approximately 0.1% of Class A and Class B Common Shares. Subject to certain limitations stated in the Partnership Agreement, GCMHGP LLC has full, exclusive and complete discretion to manage and control the business and affairs of GCMH (and thus the Partnership) and to take all such actions as it deems necessary or appropriate to accomplish the purposes of GCMH (and thus the Partnership). GCMH has a perpetual life, but may be terminated earlier as set forth in the Partnership Agreement.

GCM LLC is a single member limited liability company held by Holdings. GCM LLC does not have any independent operations and its sole purpose is to serve as the general partner of GCMLP and GCM CFIG.

As of December 31, 2019 and 2018, the Company had a net deficit in Partners’ and Member’s Capital of approximately $213.8 million and $201.1 million, respectively resulting from historical distribution of proceeds from debt. Notwithstanding this deficit, management believes there is not substantial doubt about the Company’s ability to continue as a going concern over the next 12 months as the Company has experienced since its inception, sufficient operating cash flows and positive net income from its operating entities, and has access to alternative funding sources to meet its current obligations.

2. Summary of Significant Accounting Policies

Basis of Presentation

The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The combined financial statements include the accounts of the Partnership and its wholly-owned or majority-owned subsidiaries, the consolidated entities which are considered to be variable interest entities (“VIEs”) and for which the Partnership is considered the primary beneficiary, certain entities which are not considered VIEs but which the Partnership controls through a majority voting interest and GCM LLC. The Partnership and GCM LLC have been presented on a combined historical cost basis as they are entities under common control.

All intercompany balances and transactions have been eliminated.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The Company first determines whether it has a variable interest in an entity. Fees paid to a decision maker or service provider are not deemed variable interests in an entity if (i) the fees are compensation for services provided and are commensurate with the level of effort required to provide those services; (ii) the service arrangement includes only terms, conditions, or amounts that are customarily present in arrangements for similar services negotiated at arm’s length; and (iii) the decision maker does not hold other interests in the entity that individually, or in the aggregate, would absorb more than an insignificant amount of the entity’s expected losses or receive more than an insignificant amount of the entity’s expected residual returns. The Company has evaluated its arrangements and determined that management fees, performance fees and carried interest are customary and commensurate with the services being performed and are not variable interests. For those entities in which it has a variable interest, the Company performs an analysis to determine whether the entity is a VIE.

The assessment of whether the entity is a VIE requires an evaluation of qualitative factors and, where applicable, quantitative factors. These judgments include: (a) determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, (b) evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the economic performance of the entity, and (c) determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity. The granting of substantive kick-out rights is a key consideration in determining whether a limited partnership or similar entity is a VIE.

For entities that are determined to be VIEs, the Company consolidates those entities where it has concluded it is the primary beneficiary. The Company is determined to be the primary beneficiary if it holds a controlling financial interest which is defined as possessing (a) the power to direct the activities that most significantly impact the VIE’s economic performance and (b) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. In evaluating whether the Company is the primary beneficiary, the Company evaluates its economic interests in the entity held either directly or indirectly by the Company.

The Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion continuously. At each reporting date, the Company assesses whether it is the primary beneficiary and will consolidate or deconsolidate accordingly. Refer to Note 8 for additional information on the Company’s VIEs.

Entities that do not qualify as VIEs are assessed for consolidation as voting interest entities. Under the voting interest entity model, the Company consolidates those entities it controls through a majority voting interest.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term, highly liquid money market funds with original maturities of three months or less. These money market funds are managed in a way to preserve a stable value of USD 1.00 per share; however, there is no guarantee that the value will not drop below USD 1.00 per share. In circumstances when Federal Deposit Insurance Corporation insured limits are exceeded, the risk of default depends on the creditworthiness of the counterparties to each of these transactions. Interest earned on cash and cash equivalents is recorded in interest income in the combined statements of income and comprehensive income. As of December 31, 2019 and 2018, the Company held $20.6 million and $18.8 million, respectively, of foreign cash included in cash and cash equivalents.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Foreign Currency Gain or Loss

The financial statements of the Company’s subsidiaries located in Japan, Hong Kong, the UK and South Korea are measured using the Japanese Yen, Hong Kong Dollar, British Pound and Korean Won, respectively, as the functional currency. The assets and liabilities of these subsidiaries are translated at the exchange rate prevailing at the reporting date and revenue and expenses are translated at the average monthly rates of exchange with the resulting translation adjustment included on the combined statements of financial condition as a component of partners’ and member’s deficit.

The Company earns fees denominated in several different foreign currencies. Corresponding transaction gains or losses are recognized in other income (expense) in the combined statements of income and comprehensive income.

Management Fees and Incentive Fees Receivable

Management Fees and Incentive Fees are equal to contractual amounts reduced for allowances, if applicable. The Company considers fees receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established as of December 31, 2019 and 2018. If accounts become uncollectible, they will be expensed when that determination is made. Amounts determined to be uncollectible are charged directly to general, administrative and other in the combined statements of income and comprehensive income.

Due From Related Parties

Due from related parties includes amounts receivable from the Company’s existing partners, employees, and nonconsolidated funds. Refer to Note 16 for further disclosure of transactions with related parties.

Fair Value Measurements

The Company categorizes its fair value measurements according to a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are defined as follows:

•        Level 1 — Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

•        Level 2 — Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active; and

•        Level 3 — Inputs that are unobservable.

Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The carrying amount of cash and cash equivalents and fees receivable approximate fair value due to the immediate or short-term maturity of these financial instruments.

Investments

Investments primarily consist of investments in GCM Funds and other funds the Company does not control, but is deemed to exert significant influence, and are accounted for using the equity method of accounting. Under the equity method of accounting, the Company records its share of the underlying income or loss of such entities, which

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

reflects the net asset value of such investments. Management believes the net asset value of the funds is representative of fair value. The resulting unrealized gains and losses are included as investment income in the combined statements of income and comprehensive income.

The Company’s investments in the GCM Funds investing in private equity, real estate and infrastructure are valued based on the most recent available information which typically has a delay of up to 90 days due to the timing of financial information received from the investments held by the GCM Funds. The Company records its share of capital contributions to and distributions from the GCM Funds in investments in the combined statements of financial position during the three-month lag period. To the extent that management is aware of material events that affect the GCM Funds during the intervening period, the impact of the events would be disclosed in the notes to the financial statements.

As part of the acquisition of CFIG, the Company assumed control of entities which hold the general partner capital interests in the GCM CFIG advised GCM Funds and receive and manage carried interest fees generated by these funds. Prior to the consummation of the acquisition the capital interests were recapitalized into special limited partner (“SLP”) interests retained by CSG, and subsequently sold to a GCM Fund which the Company continues to reflect within noncontrolling interest.

Premises and Equipment

Premises and equipment and aircraft-related assets are recorded at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease terms.

Intangible Assets and Goodwill

Finite-lived intangible assets primarily consist of investment management contracts, investor relationships, technology and trade name that were recorded in connection with the acquisition of CFIG. These assets are amortized on a straight-line basis over their respective useful lives, ranging from 2 to 12 years. Intangible assets are reviewed for impairment whenever events or changes in circumstances suggest that the asset’s carrying value may not be recoverable. An impairment loss, calculated as the difference between the estimated fair value and the carrying value of the asset, is recognized if the sum of the estimated undiscounted cash flows relating to the asset is less than the corresponding carrying value. The Company has not recognized any impairment in the periods presented.

Goodwill was recorded in conjunction with the acquisition of CFIG by the Company. Goodwill is reviewed for impairment at least annually at the reporting unit level utilizing a qualitative or quantitative approach, and more frequently if circumstances indicate impairment may have occurred. The impairment testing for goodwill under the qualitative approach is based first on a qualitative assessment to determine if it is more likely than not that the fair value of a reporting unit is less than its respective carrying value. If it is determined that it is more likely than not that the reporting unit’s fair value is less than its carrying value or when the quantitative approach is used, a two-step quantitative assessment is performed to (a) calculate the fair value of the reporting unit and compare it to its carrying value, and (b) if the carrying value exceeds its fair value, to measure an impairment loss. The amount of impairment is calculated as the excess of the carrying value of goodwill over its implied fair value.

The Company performed a qualitative assessment of its goodwill on October 1, 2019 and 2018 and did not identify any impairment.

Noncontrolling Interest

For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding partners’ deficit is allocated to owners other than the Company. The aggregate of the income or loss and corresponding partners’ deficit that is not owned by the Company is included in noncontrolling interest in the combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Noncontrolling interest is presented as a separate component of partners’ and member’s deficit on the Company’s combined statements of financial condition. Net income includes the net income attributable to the holders of noncontrolling interests on the Company’s combined statements of operations. Profits and losses are allocated to noncontrolling interest in proportion to their relative ownership interests regardless of their basis.

Revenue Recognition

On January 1, 2019, the Company adopted Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method and applied the guidance only to contracts that were not completed as of that date. As a result, prior period amounts continue to be reported under legacy GAAP. The adoption did not change the historical pattern of recognizing revenue for management fees, administrative fees or incentive fees, except for classification changes described further below. The Company recorded a cumulative-effect decrease to total partners’ deficit attributable to Grosvenor Capital Management Holdings, LLLP and an increase to noncontrolling interest of $10.4 million and $1.5 million, respectively, related to a change in the Company’s recognition of carried interest subject to potential repayment (“clawback”). Prior to the adoption of ASC 606, the Company deferred the recognition of revenue for all realized carried interest subject to clawback (typically for carried interest calculated under a deal-by-deal i.e., American waterfall) until the earlier of the termination of the related fund or the point at which repayment of any of the distributed carried interest could no longer occur. Under ASC 606, realized carried interest is considered variable consideration and is therefore constrained and not recognized until it is probable that a significant reversal will not occur. The Company has defined the portion to be deferred as the amount of carried interest, typically net of tax, that the Company would be required to return if there were no remaining investments at the assessment date. The adjustment also resulted in a net increase in incentive fees receivable of $1.3 million and decrease to deferred revenue, recorded in accrued expenses and other liabilities, of $10.6 million. If the Company were to use the criteria for revenue recognition for the year ended December 31, 2019 that it used prior to the adoption of ASC 606, carried interest revenues and net income attributable to the noncontrolling interest would have each been lower by approximately $6.7 million and $0.9 million, respectively. Deferred revenue, recorded in accrued expenses and other liabilities, would have been approximately $6.7 million higher at December 31, 2019.

Contracts which earn the Company management fees and incentive fees are evaluated as contracts with customers under ASC 606 for the services further described below. Under ASC 606, the Company is required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) the Company satisfies its performance obligation.

Management Fees

Management Fees

The Company earns management fees from providing investment management services to specialized funds and customized separate account clients. Specialized funds are generally structured as partnerships having multiple investors. Separate account clients may be structured using an affiliate-managed entity or may involve an investment management agreement between the Company and a single client. Certain separate account clients may have the Company manage assets both with full discretion over investments decisions as well as without discretion over investment decisions and may also receive access to various other advisory services the firm may provide as part of a single customized service which the Company has determined is a single performance obligation. The Company determined that for specialized funds, the fund is generally considered to be the customer while the individual investor or limited partner is the customer with respect to customized separate accounts. The Company satisfies its performance obligations over time as the services are rendered and the customer simultaneously receives and consumes the benefits of the services as they are performed, using the same time-based measure of progress towards completion.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised services to the customer. The Company’s management fees attributable to the GCM Funds investing in public market investments consist primarily of fees based on the net asset value of the assets managed. Fees may be calculated on a monthly or quarterly basis as of each subscription date, either in advance or arrears. Investment management fees calculated on a monthly or quarterly basis are primarily based on the assets under management at the beginning or end of such monthly or quarterly period or on average net assets.

The Company’s management fees attributable to the GCM Funds investing in longer-term public market investments and private market investments are typically based on limited partner commitments to those funds during an initial commitment or investment period. Following the expiration or termination of such period, the fees generally become based on invested assets or based on invested capital and unfunded deal commitments less returned capital. Management fees are determined quarterly and are more commonly billed in advance based on the management fee rate applied to the management fee base at the end of the preceding quarterly period as defined in the respective contractual agreements.

Management fees are a form of variable consideration as the basis for the management fee fluctuates over the life of the contract.

Certain operating agreements limit the expenses a fund bears to a percentage of the market value of the assets managed. The Company is required to reimburse the customer for such exceeded amounts (which the Company may be entitled to recoup in subsequent periods if expenses are sufficiently below the limit). The Company records these amounts as adjustments to the transaction price, which are reflected in management fees in the combined statements of income and comprehensive income. Prior to the adoption of ASC 606, such adjustments were recorded within general, administrative and other in the combined statements of income and comprehensive income.

Certain GCM Fund agreements contain a management fee schedule that simulates the pattern of a fee based on invested capital that increases over the investment period and decreases over the life of the fund. In those circumstances the Company satisfies its performance obligations over time as the services are rendered and records as revenue the amounts it is entitled to invoice for the applicable quarter for which services have been rendered.

Certain agreements contain a requirement to return management fees for commitments left unfunded at the termination of the GCM Fund’s life. The Company defers a portion of the fees collected that it views as probable of being required to return based on the Company’s investing experience and records this accrual as deferred revenue in accrued expenses and other liabilities in the combined statements of financial condition.

Fund Expense Reimbursement Revenue

The Company incurs certain costs, primarily related to accounting, client reporting, investment-decision making and treasury-related expenditures, for which it receives reimbursement from the GCM Funds in connection with its performance obligations to provide investment management services. The Company concluded it controls the services provided and resources used before they are transferred to the customer and therefore is a principal. Accordingly, the reimbursement for these costs incurred by the Company are presented on a gross basis in management fees and general, administrative and other in the combined statements of income and comprehensive income with any outstanding amounts recorded within due from related parties in the combined statements of financial condition. Expense reimbursements are recognized at a point in time, in the periods during which the related expenses are incurred and the reimbursements are contractually earned.

The Company may pay on behalf of and seek reimbursement from GCM Funds for professional fees and administrative or other fund expenses that the Company arranges for the GCM Funds. The Company concluded that the nature of its promise is to arrange for the services to be provided and it does not control the services provided by third parties before they are transferred to the customer. As a result, the Company is acting in the capacity of an agent to the GCM Funds. Accordingly, outstanding amount related to these disbursements are recorded within due from related parties in the combined statements of financial condition.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Incentive Fees

Incentive fees consists of performance based incentive fees in the form of performance fees or incentive compensation and carried interest income.

Performance Fees

The Company may receive performance fees or incentive compensation from certain GCM Funds investing in public market investments. Performance fees are typically a fixed percentage of investment gains, subject to loss carryforward provisions that require the recapture of any previous losses before any Performance Fees can be earned in the current period. Performance Fees may or may not be subject to a hurdle or a preferred return, which requires that clients earn a specified minimum return before a Performance Fee can be assessed. With the exception of certain GCM Funds, these Performance Fees are determined based upon investment performance at the end of a specified measurement period, generally the end of the calendar year. Certain GCM Funds have performance measurement periods extending beyond one year.

Investment returns are highly susceptible to market factors, judgments, and actions of third parties that are outside of the Company’s control. Accordingly, performance fees are considered variable consideration and are therefore constrained and not recognized until it is probable that a significant reversal will not occur. In the event a client redeems from one of the GCM Funds prior to the end of a measurement period, any accrued performance fee is ordinarily due and payable by such redeeming client as of the date of the redemption.

Carried Interest

Carried interest is a performance-based capital allocation from a fund’s limited partners earned by the Company in certain GCM Funds invested in longer-term public market investments and private market investments. Carried interest is typically calculated as a percentage of the profits calculated in accordance with the terms of fund agreements at rates that range between 2.5%-20% after returning invested capital, certain fees and a preferred return to the fund’s limited partners. Carried interest is ultimately realized when underlying investments distribute proceeds or are sold and therefore carried interest is highly susceptible to market factors, judgments, and actions of third parties that are outside of the Company’s control. Accordingly, carried interest is considered variable consideration and is therefore constrained and not recognized as revenue until (a) it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur, or (b) the uncertainty associated with the variable consideration is subsequently resolved.

Agreements generally include a clawback provision that, if triggered, would require the Company to return up to the cumulative amount of carried interest distributed, typically net of tax, upon liquidation of those funds, if the aggregate amount paid as carried interest exceeds the amount actually due based upon the aggregate performance of each fund. The Company has defined the portion to be deferred as the amount of carried interest, typically net of tax, that the Company would be required to return if all remaining investments had no value as of the end of each reporting period. At December 31, 2019 and January 1, 2019 (as a result of the adoption of ASC 606), deferred revenue relating to constrained realized carried interest of approximately $11.2 million and $12.2 million, respectively, was recorded in accrued expenses and other liabilities on the combined statements of financial condition.

Prior to the adoption of ASC 606, the Company did not recognize realized carry received as carried interest revenue until the earlier of the termination of the related fund or the point at which clawback of any historic carried interest distributions could no longer occur. At December 31, 2018, deferred revenue of approximately $22.8 million was recorded in accrued expenses and other liabilities on the combined statement of financial condition.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Other Operating Income

Other operating income primarily consists of administrative fees from certain private investment vehicles that the Company does not manage or advise. Administrative fees represent fees for accounting and administration services provided to such vehicles. The fees earned under certain agreements are calculated by applying a fixed rate (or varying rate based on volume) multiplied by the number of positions held. The Company satisfies its performance obligations over time as the services are rendered and the customer simultaneously receives and consumes the benefits of the services as they are performed, using the same time-based measure of progress towards completion.

Distribution Relationships

The Company has entered into a number of distribution relationships with financial services firms to assist it in developing and servicing its client base. These relationships are non-exclusive and generally enable the Company to have direct contact with major clients.

Management and incentive fee revenue in the combined statements of income and comprehensive income is recorded on a gross basis. Expenses pursuant to the revenue sharing arrangements in connection with these distribution agreements of $9.2 million, $10.3 million and $10.5 million for the years ended December 31, 2019, 2018 and 2017 were recorded within general, administrative and other in the combined statements of income and comprehensive income.

Employee Compensation and Benefits

Base Salary, Bonus and Other

The Company compensates its employees through the cash payment of both a fixed component (“base salary”) and a variable component (“bonus”). Base salary is recorded on an accrual basis over each employee’s period of service. Bonus compensation is determined by the Company’s management and is discretionary based on judgment taking into consideration, among other things, the financial results of the Company, as well as the employee’s performance.

Carried Interest

Certain employees and former employees are entitled to a portion of the carried interest realized from certain GCM Funds, which are payable upon a realization of the carried interest. Accordingly, carried interest resulting from a realization event gives rise to the incurrence of an obligation. Amounts payable under these arrangements are recorded within employee compensation and benefits when they become probable and reasonably estimable.

For certain GCM Funds, realized carried interest is subject to clawback. Although the Company defers the portion of realized carried interest not meeting the criteria for revenue recognition, accruing an expense for amounts due to employees and former employees is based upon when it becomes probable and reasonably estimable that carried interest has been earned and therefore a liability has been incurred. As a result, the recording of an accrual for amounts due to employees and former employees generally precedes the recognition of the related carried interest revenue. The Company withholds a portion of the amounts due to employees and former employees as a reserve against contingent repayments to the GCM Funds. At December 31, 2019 and 2018, an accrual of $14.9 million and $24.3 million, respectively, relating to amounts withheld was recorded within employee related obligations on the combined statements of financial condition.

Compensation Awards

The Company has established deferred compensation programs for certain employees and accrues deferred compensation expense ratably over the related vesting schedules, recognizing an increase or decrease in compensation expense based on the performance of certain GCM Funds. In addition, the Company has granted compensation awards

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

to employees that represent investments that will be made in GCM Funds on behalf of the employees and were compensation for past services that were fully vested upon the award date. Compensation expense related to deferred compensation and other awards are included in employee compensation and benefits in the combined statements of income and comprehensive income.

Partnership Interest in Holdings, Holdings II and Management LLC

Various individuals, including current and former employees of the Company (“Recipients”) have been awarded partnership interests in Holdings, Holdings II and Management LLC. These partnership interests grant the Recipients the right to certain cash distributions of profits from Holdings, Holdings II and Management LLC to the extent such distributions are authorized.

A partnership interest award is accounted for based on its substance. A partnership interest award that is in substance a profit-sharing arrangement or performance bonus would generally not be within the scope of the stock-based compensation guidance and would be accounted for under the guidance for deferred compensation plans, similar to a cash bonus. However, if the arrangement has characteristics more akin to the risks and rewards of equity ownership, the arrangement would be accounted for under stock-based compensation guidance.

The Company analyzes awards granted to Recipients at the time they are granted or modified. Awards that are in substance a profit-sharing arrangement in which rights to distributions of profits are based fully on the discretion of the managing member of Holdings, Holdings II and Management LLC, are recorded as employee compensation and benefits within the combined statements of income and comprehensive income when Holdings, Holdings II or Management LLC makes distributions to the Recipients. Profit-sharing arrangements that contain a stated target payment are recognized as partnership interest-based compensation expense equal to the present value of expected future payments on a straight-line basis over the service period.

Derivative Instruments

Derivative instruments enable the Company to manage its exposure to interest rate risk. The Company generally does not engage in derivative or hedging activities, except to hedge interest rate risk on floating rate debt, as described in Note 12.

Derivatives are recognized on the combined statements of financial condition at fair value.

In order to qualify for hedge accounting, a derivative must be considered highly effective at reducing the risk associated with the exposure being hedged. At inception, the Company documents all relationships between derivatives designated as hedging instruments and hedged items, the risk management objectives and strategies for undertaking various hedge transactions, the method of assessing hedge effectiveness, and, if applicable, why forecasted transactions are considered probable. This process includes linking all derivatives that are designated as a hedges of the variability of cash flows that are to be received or paid in connection with either a recognized asset or liability, firm commitment or forecasted transaction (“cash flow hedges”) to assets or liabilities on the combined statements of financial condition, firm commitments, or forecasted transactions.

The Company generally uses the change in variable cash flows method to assess hedge effectiveness on a quarterly basis. The Company assesses effectiveness on a quarterly basis by evaluating whether the critical terms of the hedging instrument and the forecasted transaction have changed during the period and by evaluating the continued ability of the counterparty to honor its obligations under the contractual terms of the derivative. When the critical terms of the hedging instrument and the forecasted transaction do not match at inception the Company may use regression or other statistical analyses to assess effectiveness.

For a qualifying cash flow hedge, changes in the fair value of the derivative, to the extent that the hedge is effective, are recorded in accumulated other comprehensive income (loss) on the combined statements of financial condition. Any ineffective portions of a hedge are recorded in other income (expense) in the combined statements of income and comprehensive income.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

For derivative contracts that do not qualify for hedge accounting, the Company presents changes in fair value in current period earnings. Changes in the fair value of derivative instruments are reflected other income (expense) in the combined statements of income and comprehensive income.

Income Taxes

The Company is treated as a partnership for U.S. federal for income tax purposes. Members, as applicable, are taxed individually on their share of the earnings; therefore, no provision for federal income taxes has been included in the combined financial statements. The Company, however, is subject to various city and state taxes, which are immaterial. Income tax expense recorded in the combined statements of income and comprehensive income primarily relates to income taxes attributable to its foreign jurisdictions. Income before income taxes attributable to such foreign jurisdictions is immaterial.

Income taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences on differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is “more-likely-than not” that some portion or all of the deferred tax assets will not be realized. The realization of the deferred tax assets is dependent on the amount of the Company’s future taxable income.

The Company recognizes interest and penalties related to the underpayment of income taxes, including those resulting from the late filing of tax returns as general, administrative and other expenses in the combined statements of income and comprehensive income. The Company has not incurred a significant amount of interest or penalties in any of the years presented.

Comprehensive Income

Comprehensive income consists of net income/(loss) and other comprehensive income/(loss). The Company’s other comprehensive income is comprised of foreign currency translation adjustments and unrealized gains and losses on cash flow hedges.

Segments

Management has determined the Company consists of a single operating and reportable segment, consistent with how the chief operating decision maker allocates resources and assesses performance. Revenues and long-lived assets attributed to locations outside of the United States are immaterial.

Concentration

The Company, through GCMLP and GCM CFIG, has a client base that is diversified across a range of different types of institutional clients and also includes high net worth individuals. The institutional client base consists primarily of public, corporate and Taft-Hartley pension funds as well as banks, insurance companies, sovereign entities, foundations and endowments. The client base is also geographically diversified with concentrations in North America, Asia, the Middle East and Europe.

Recently Issued Accounting Standards

In October 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, which reduces the cost and complexity of financial reporting associated with consolidation of VIEs.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

The amendment provides that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision makers and service providers are variable interests. The amendments in this ASU are effective for a private company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its combined financial statements upon adoption of this standard.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Changes to the Disclosure Requirements for Fair Value Measurement. The amendments remove or modify certain disclosures, while others were added. The guidance is effective for the Company beginning January 1, 2020, with early adoption permitted. The Company expects that adoption of this guidance will not have a material impact on its combined financial statements.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The new guidance amends the hedge accounting model to enable entities to better portray their risk management activities in the financial statements. The guidance eliminates the requirement to separately measure and report hedge ineffectiveness and allows for the entire change in fair value of a “highly effective” cash flow hedge to be recognized in other comprehensive income until the hedged item affects earnings. An entity will apply the new guidance on a modified retrospective basis with a cumulative effect adjustment to accumulated other comprehensive income with a corresponding adjustment to retained earnings as of the beginning of the period of adoption. Changes to income statement presentation and financial statement disclosures will be applied prospectively. The new guidance will be effective for non-public entities beginning on January 1, 2021 and early adoption is permitted. The Company will adopt the guidance as of January 1, 2020 and expects the guidance will apply to its 3-Year Swap Agreement. The resulting impact of adoption will be recorded in opening accumulated other comprehensive income (loss) and opening partners’ deficit.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. Currently, the standard requires an entity to perform a two-step test to determine the amount, if any, of goodwill impairment. In Step 1, an entity compares the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, the entity performs Step 2 and compares the implied fair value of goodwill with the carrying amount of that goodwill for that reporting unit. An impairment charge equal to the amount by which the carrying amount of goodwill for the reporting unit exceeds the implied fair value of that goodwill is recorded, limited to the amount of goodwill allocated to that reporting unit. The new guidance removes Step 2. An entity will apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. The new guidance does not amend the optional qualitative assessment of goodwill impairment. An entity will apply the new guidance on a prospective basis. The new guidance is effective for the Company for fiscal years beginning after December 15, 2022 and early adoption is permitted for annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company did not early adopt the standard.

In February 2016, the FASB issued ASU 2016-02, Leases. The main difference between existing lease accounting guidance and the updated standard is that operating leases will now be recorded as assets and liabilities in the statement of financial position. The standard will be effective for non-public entities beginning on January 1, 2021; however, early adoption is permitted. The Company is currently evaluating the impact on its combined financial statements upon adoption of this new standard.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. The standard will be effective for the Company beginning on January 1, 2023. The Company expects that adoption of this guidance will not have a material impact on its combined financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance requires that all equity investments, except those accounted for under the equity method of accounting or those resulting in the consolidation of the investee, be accounted for at fair value with all fair value changes recognized in income. The Company adopted ASU 2016-01 on January 1, 2019 and the adoption did not have a material impact on its combined financial statements.

3. Revenue

For the years ended December 31, 2019, 2018 and 2017, revenues consisted of the following:

	Years Ended December 31,
Management fees	2019	2018	2017
Management fees	$318,008	$311,456	$308,253
Fund expense reimbursement revenue	6,708	4,142	3,753
Total management fees	$324,716	$315,598	$312,006
	Years Ended December 31,
Incentive fees	2019	2018	2017
Performance fees	$14,413	$3,111	$15,200
Carried interest	69,752	53,948	44,357
Total incentive fees	$84,165	$57,059	$59,557

The Company recognized revenues of $1.8 million during the year ended December 31, 2019 that were previously received and deferred as of December 31, 2018.

4. Investments

Investments consist of the following:

	At December 31,
	2019	2018
Equity method investments	$154,900	$170,605
Other investments	4,458	1,645
Total investments	$159,358	$172,250

As of December 31, 2019 and 2018, the Company held investments of $159.4 million and $172.3 million, respectively, of which $95.7 million and $119.8 million were owned by noncontrolling interest holders, respectively.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

4. Investments (cont.)

Equity method investments

The summarized financial information of the Company’s equity method investments is as follows:

	At December 31,
	2019	2018
Total Assets	$28,594,587	$29,670,644
Total Liabilities	$1,324,162	$1,953,574
Total Equity	$27,270,425	$27,717,070
	Years Ended December 31,
	2019	2018	2017
Investment income	$144,667	$115,640	$68,400
Expenses	218,037	200,914	183,851
Net investment income (loss)	(73,370)	(85,274)	(115,451)
Net realized and unrealized gain	2,055,007	1,465,984	2,622,164
Net income	$1,981,637	$1,380,710	$2,506,713

5. Fair Value Measurements

The following table summarizes the Company’s assets and liabilities measured at fair value as of December 31, 2019, and 2018:

	Fair Value of Assets (Liabilities) at December 31, 2019
	Level 1	Level 2	Level 3	Total
Money market funds	$45,209	$—	$—	$45,209
Interest rate derivatives	—	(14,990)	—	(14,990)
Total	$45,209	$(14,990)	$—	$30,219
	Fair Value of Assets (Liabilities) at December 31, 2018
	Level 1	Level 2	Level 3	Total
Money market funds	$16,140	$—	$—	$16,140
Interest rate derivatives	—	(3,052)	—	(3,052)
Total	$16,140	$(3,052)	$—	$13,088

There were no transfers between Level 1, Level 2 or Level 3 assets during the years ended December 31, 2019 and 2018.

Money market funds are recorded at net asset value per share which approximates fair value.

Management determines the fair value of its interest rate derivative agreements based on the present value of expected future cash flows based on observable future LIBOR rates applicable to each swap contract using linear interpolation, inclusive of the risk of non-performance, using a discount rate appropriate for the duration.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

6. Intangible Assets

Intangible assets, net consist of the following:

	At December 31, 2019
	Gross carrying amount	Accumulated amortization	Net carrying amount
Subject to amortization:
Investment management contracts	$36,190	$(30,648)	$5,542
Customer relationships	23,518	(13,258)	10,260
Technology	2,030	(1,740)	290
Other	620	(620)	—
	$62,358	$(46,266)	$16,092
	At December 31, 2018
	Gross carrying amount	Accumulated amortization	Net carrying amount
Subject to amortization:
Investment management contracts	$36,190	$(25,540)	$10,650
Customer relationships	23,518	(10,861)	12,657
Technology	2,030	(1,450)	580
Other	620	(620)	—
	$62,358	$(38,471)	$23,887

Amortization expense of $7.8 million, $7.8 million and $7.7 million was recognized for the years ended December 31, 2019, 2018 and 2017, respectively.

The following approximates the estimated amortization expense relating to intangible assets:

Years Ended December 31,
2020	$7,505
2021	2,332
2022	2,316
2023	1,313
2024	1,313
Thereafter	1,313

7. Partnership Capital and Distributions

Holders of Class A, Class B, and Class C shares are entitled to participate in distributions, allocations of profits and losses, and other rights pursuant to the Partnership Agreement. Profit and loss is generally allocated to the Class A, Class B and Class C shares in proportionate right to receive distributions of Available Cash, as more fully described in the Partnership Agreement. Distributions are made in accordance with the Partnership Agreement as determined by GCMHGP LLC. After tax distributions have been made, Class A shares have priority rights to distributions over Class B shares until certain distribution levels are met after which point no further non-tax distributions may be made to Class A shareholders.

For the years ended December 31, 2019, 2018 and 2017, the Company received capital contributions from noncontrolling interests of approximately $4.7 million, $6.4 million and $8.6 million, respectively and paid approximately $43.7 million, $49.2 million and $44.0 million, respectively in distributions to noncontrolling interests.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

8. Variable Interest Entities

The Company holds variable interests in certain entities that are VIEs, which are not consolidated, as it is determined that the Company is not the primary beneficiary. The Company’s involvement with such entities is generally in the form of direct equity interests in, and fee arrangements with, the entities in which it also serves as the general partner or managing member. The Company evaluated its variable interests in the VIEs and determined it is not considered the primary beneficiary of the entities primarily because it does not have interests in the entities that could potentially be significant. No reconsideration events occurred during the year ended December 31, 2019 which caused a change in the Company’s consolidation conclusions. As of December 31, 2019, the total unfunded commitments from the limited partners and general partners to the unconsolidated VIEs is $23.7 million. These commitments are the primary source of financing for the unconsolidated VIEs.

The following table sets forth certain information regarding the VIEs in which the Company holds a variable interest but does not consolidate. The assets recognized on the Company’s combined statements of financial condition related to the Company’s interests in and receivables from these non-consolidated VIEs and the Company’s maximum exposure to loss relating to non-consolidated VIEs at December 31 were as follows:

	At December 31,
	2019	2018
Investments	$77,927	$86,316
Management and incentive fees receivables	9,135	6,661
Maximum exposure to loss	$87,062	$92,977

The above table includes investments in VIEs which are owned by noncontrolling interest holders of approximately $55.9 million and $72.8 million as of December 31, 2019 and 2018, respectively.

9. Premises and Equipment

A summary of premises and equipment at December 31, 2019 and 2018 is as follows:

	At December 31,		Estimated Useful Lives
	2019	2018
Furniture, fixtures and leasehold improvements	$35,656	$35,274	3 – 7 years
Office equipment	967	957	5 years
Computer equipment and software	17,447	17,030	3 – 5 years
Aircraft	3,100	—	5 years
Premises and equipment, at cost	57,170	53,261
Accumulated depreciation and amortization	(48,299)	(45,819)
Premises and equipment, net	$8,871	$7,442

In August 2019, the Company acquired a 12.5% interest in an aircraft which is being amortized over five years.

Total depreciation and amortization expense related to premises and equipment of $2.5 million, $3.9 million and $4.2 million was recognized for the years ended December 31, 2019, 2018 and 2017, respectively.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

10. Employee Compensation and Benefits

For the years ended December 31, 2019, 2018 and 2017, employee compensation and benefits consisted of the following:

	Years Ended December 31,
	2019	2018	2017
Base salary, bonus and other	$169,862	$157,351	$146,773
Partnership interest-based compensation	30,233	19,495	41,394
Carried interest	38,842	31,780	28,028
Other	4,030	1,788	1,379
Total employee compensation and benefits	$242,967	$210,414	$217,574

Partnership Interest in Holdings, Holdings II and Management LLC

Payments to the employees for partnership interest awards are made by Holdings, Holdings II and Management LLC, the Company’s parent entities/companies. As a result, the Company records a non-cash profits interest compensation charge and an offsetting deemed contribution to equity to reflect the payments made by the Company’s parent entities/companies. Any liability related to the awards is recognized at Holdings, Holdings II or Management LLC as Holdings, Holdings II or Management LLC is the party responsible for satisfying the obligation, and is not shown in the Company’s combined financial statements. The Company has recorded deemed contributions to equity of approximately $30.2 million, $19.5 million and $41.4 million from Holdings, Holdings II and Management LLC for any non-cash compensation expense for the years ended December 31, 2019, 2018 and 2017, respectively, which will ultimately be paid by Holdings, Holdings II or Management LLC.

The Company has modified awards to certain individuals upon their voluntary retirement or intention to retire as employees. These awards generally include a stated target amount that upon payment terminates the recipients’ rights to future distributions and allows for a lump sum buy-out of the awards, at the discretion of the managing member. The awards are accounted for as partnership interest-based compensation at the fair value of these expected future payments, in the period the employees accepted the offer. Partnership interest-based compensation expense of $16.3 million, $0 and $13.4 million was recognized in the years ended December 31, 2019, 2018 and 2017, respectively, related to award modifications.

The liability associated with awards that contain a stated target has been retained by Holdings at December 31, 2019 and 2018, respectively, and is re-measured at each reporting date, with any corresponding changes in liability being reflected as compensation expense of the Company. Certain members had unvested stated target payments of $12.3 million, $6.9 million and $13.1 million for the years ended December 31, 2019, 2018 and 2017, respectively, which has not been reflected as compensation expense by the Company. The Company recognized partnership interest-based compensation expense of $13.9 million, $16.8 million and $38.8 million for the years ended December 31, 2019, 2018 and 2017, respectively, related to profits interest awards that are in substance profit-sharing arrangements.

The Company has determined that in-substance equity awards represent equity-based awards in accordance with stock-based compensation guidance. The Company records equity-based compensation expense over the requisite service period equal to the fair value at the grant date and the fair value is not remeasured unless the award is modified. In 2014, the Company granted equity awards that require a five year service period. Fair value of the awards was estimated as the pro rata interest in the fair value of GCMH on a non-marketable, minority basis. Valuation was determined using an average of the estimates of the fair value of equity calculated under an income approach and market approach. As a result, $0, $2.7 million and $2.7 million of partnership interest-based compensation expense has been recognized related to equity awards for the years ended December 31, 2019, 2018 and 2017, respectively.

Other

Other consists of compensation expense related to deferred compensation programs and other awards that represent investments made in GCM Funds on behalf of the employees.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

11. Debt

The table below summarizes the outstanding debt balance at December 31, 2019 and 2018.

	At December 31,
	2019	2018
Senior secured loan	$431,454	$438,778
Credit facility	25,000	—
Less debt issuance costs	(7,954)	(9,597)
Total debt	$448,500	$429,181

Maturities of debt for the next five years and thereafter are as follows:

Years Ending December 31,
2020	$—
2021	—
2022	—
2023	25,000
2024	—
Thereafter	431,454
Total	$456,454

Senior Loan

In conjunction with the acquisition of CFIG, the Company entered into a $460 million senior secured term loan facility (“Senior Loan”) due January 2, 2021, which was subsequently amended through a debt modification to extend approximately $281.6 million of aggregate principal amount of Senior Loan to a separate tranche with a maturity date of August 18, 2023 (the “2023 Term Loans”). The 2023 Term Loans had an interest rate for Eurodollar Rate Loans (“Euro Loans”) of 3% over LIBOR, subject to a 1.0% LIBOR floor. The remaining $133.0 million aggregate principal amount of original Senior Loan (“Initial Term Loans”) retained the same terms and maturity date.

On April 19, 2017, the Company completed another amendment to its Senior Loan primarily to prepay the outstanding $133.0 million of Initial Term Loans using available Partnership cash and through raising an incremental $90 million of 2023 Term Loans. Certain lenders were fully paid down and did not participate in the incremental 2023 Term Loans. The Company accounted for this portion of the prepayment as a debt extinguishment. The Company accounted for the amendment of the remaining portion of Initial Term Loans as debt modifications as the amendments were with the same lenders and the changes in terms did not cause the debt instruments to be considered “substantially different”.

On August 22, 2017, the Company amended its Senior Loan to raise an incremental $100.0 million of principal amount of 2023 Term Loans.

On March 29, 2018, the Company completed an amendment and extension of its Senior Loan to further extend the maturity. Approximately $466.2 million aggregate principal amount of Senior Loan was extended from a maturity date of August 18, 2023 to a maturity date of March 29, 2025, converting all of the outstanding 2023 Term Loans to “2025 Term Loans”. The 2025 Term Loans have an interest rate for Euro Loans of 2.75% over the LIBOR, subject to a 1.0% LIBOR floor. The Company accounted for the amendments of its Senior Loan as a debt modification as the amendments were with the same lenders and the changes in terms did not cause the debt instruments to be considered “substantially different”.

Effective August 22, 2017 through but not including March 31, 2018, quarterly principal payments of $1.2 million were required to be made toward the 2023 Term Loans. Effective March 29, 2018, quarterly principal payments of $1.2 million are required to be made toward the 2025 Term Loans beginning June 30, 2018 (less any reduction for prior or future voluntary or mandatory prepayments of principal).

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

11. Debt (cont.)

In addition to the scheduled principal repayments, the Company was required to offer to make prepayments of Consolidated Excess Cash Flow (“Cash Flow Payments”) no later than five days following the date the quarterly financial statements are due if the leverage ratio exceeds 2.50x. The Cash Flow Payments were calculated as defined in the Senior Loan agreement based on a percentage of calculated excess cash. During the years ended December 31, 2019, 2018 and 2017, the Company made $7.3 million, $26.3 million and $0, respectively, of Cash Flow Payments. As a result of the Cash Flow Payments made during the years ended December 31, 2019 and 2018, quarterly principal payments for the 2025 Term Loans are no longer required. At December 31, 2019 and 2018, $431.5 million and $438.8 million of 2025 Term Loans were outstanding with weighted average interest rates of 4.45% and 5.09%, respectively.

Under the credit and guaranty agreement governing the terms of the Senior Loan, the Company must maintain certain leverage and interest coverage ratios. The credit and guaranty agreement also contains other covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur debt and restrict the Company and its subsidiaries ability to merge or consolidate, or sell or convey all or substantially all of the Company’s assets. At December 31, 2019 and 2018, the Company was in compliance with all covenants.

Holdings has executed a pledge agreement (“Pledge Agreement”) with the lenders of the Senior Loan. Under the Pledge Agreement, Holdings has agreed to secure the obligations under the Senior Loan by pledging its interests in GCMH as collateral against the repayment of the Senior Loan. The Pledge Agreement will remain in effect until such time as all obligations relating to the Senior Loan have been fulfilled.

Credit Facility

Concurrent with the issuance of the Senior Loan, the Company entered into a $50 million revolving credit facility (“Credit Facility”), with a maturity of January 2, 2019 and interest rate based on a spread over LIBOR, which was subsequently extended to March 29, 2023 through a series of debt modifications. Additionally, the Credit Facility carries an unused commitment fee that is paid quarterly.

At December 31, 2019, the Company had drawn $25.0 million on the Credit Facility with a weighted average interest rate of 4.54% and an unused commitment fee of 0.50%.

Other

GCMLP and GCM CFIG each agree to jointly and severally, unconditionally, and irrevocably, guarantee, as primary obligor and not merely as surety guarantee the obligation of their parent entity, GCMH.

Amortization of the deferred costs of approximately $1.6 million, $1.7 million and $1.9 million for the years ended December 31, 2019, 2018 and 2017, respectively, is included in interest expense in the combined statements of income and comprehensive income.

Based in part on quotes received from the administrative agent of the Senior Loan, the Company’s management estimates the fair value of the Senior Loan is approximately $436.3 million and $436.6 million at December 31, 2019, and 2018, respectively. The Senior Loan is classified as a Level 2 liability within the fair value hierarchy.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

12. Interest Rate Derivatives

The Company has also entered into various derivative agreements with financial institution to hedge interest rate risk related to its outstanding debt. As of December 31, 2019 and 2018, the Company had the following interest rate derivatives recorded as a derivative asset (liability) recorded in other assets (accrued expenses and other liabilities) on the combined statements of financial condition:

	At December 31, 2019
	Notional Amount	Fair Value	Amount of Gain (Loss) Recognized in AOCI	Amount of Gain (Loss) Recognized in Other Income (Expense)	Fixed Rate Paid	Floating Rate Received	Effective Date	Maturity Date
Cash flow hedges
Interest rate swap	$275,000	(124)	(124)	—	2.33%	1 month LIBOR(1)	Jan 2014	Jan 2020
Interest rate swap	225,000	(6,159)	(6,810)	(35)	2.48%	1 month LIBOR(2)	Jan 2020	Feb 2023
Interest rate swap	75,000	(3,348)	—	(1,968)	3.05%	1 month LIBOR(2)	Jan 2020	Feb 2023
Interest rate collar	300,000	(5,359)	—	(3,414)	3.70%	1 month LIBOR(3)	Feb 2023	Feb 2025
		$(14,990)	$(6,934)	$(5,417)

____________

(1)      Floating rate received subject to a 1.00% Floor

(2)      Floating rate received subject to a 0.00% Floor

(3)      Floating rate received subject to a 2.45% Floor

	At December 31, 2018
	Notional Amount	Fair Value	Amount of Gain (Loss) Recognized in AOCI	Amount of Gain (Loss) Recognized in Other Income (Expense)	Fixed Rate Paid	Floating Rate Received	Effective Date	Maturity Date
Cash flow hedges
Interest rate swap	$275,000	681	681	—	2.33%	1 month LIBOR(1)	Jan 2014	Jan 2020
Interest rate swap	225,000	(408)	(1,093)	1,981	2.48%	1 month LIBOR(2)	Jan 2020	Feb 2023
Interest rate swap	75,000	(1,380)	—	(1,380)	3.05%	1 month LIBOR(2)	Jan 2020	Feb 2023
Interest rate collar	300,000	(1,945)	—	(1,945)	3.70%	1 month LIBOR(3)	Feb 2023	Feb 2025
		$(3,052)	$(412)	$(1,344)

____________

(1)      Floating rate received subject to a 1.00% Floor

(2)      Floating rate received subject to a 0.00% Floor

(3)      Floating rate received subject to a 2.45% Floor

The fair values of the derivatives and interest rate collar are based on observable market inputs and represent the net amount required to terminate the positions, taking into consideration market rates and non-performance risk. Refer to Note 5 for further details.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

13. Accrued Expenses and Other Liabilities

A summary of accrued expenses and other liabilities at December 31, 2019 and 2018 is as follows:

	At December 31,
	2019	2018
Carried interest payable	$4,422	$5,901
Deferred revenue	12,443	23,818
Deferred rent	6,885	6,732
Clawback obligation	3,600	4,200
Derivative liability	14,990	3,733
Other liabilities	9,864	9,404
Total accrued expenses and other liabilities	$52,204	$53,788

14. Other Income (Expense)

On March 9, 2017, the Company and CSG entered into an agreement to release certain CFIG acquisition-related claims. The Company recognized a gain of $11.1 million, which consisted of a noncash gain of $8.0 million related to the release of the contingent consideration liability and a cash gain of approximately $3.1 million during the year ended December 31, 2017.

15. Commitments and Contingencies

Leases

The Company has entered into operating lease agreements for office space. The Company leases office space in various countries around the world and maintains its headquarters in Chicago, Illinois, where it leases primary office space under a lease agreement expiring September 2026 with an option to terminate early between September 2022 to September 2023 subject to a termination fee. The leases contain rent escalation clauses based on increases in base rent, real estate taxes and operating expenses. The minimum annual lease commitments as of December 31, 2019 are as follows:

Years Ended December 31,
2020	$7,106
2021	8,549
2022	8,312
2023	6,462
2024	2,938
Thereafter	5,120
$38,487

Rental expense under operating lease agreements was approximately $6.7 million, $5.9 million and $6.1 million during the years ended December 31, 2019, 2018 and 2017, respectively, included in general, administrative and other in the combined statements of income and comprehensive income.

Commitments

The Company is required to pay a fixed management fee of $0.5 million per year for a five year period pursuant to its 12.5% interest in an aircraft.

The Company, through CFIG Holdings, had $62.1 million and $49.6 million of unfunded investment commitments as of December 31, 2019 and 2018, respectively, representing general partner capital funding commitments to several of the GCM CFIG and GCMLP advised GCM Funds.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

15. Commitments and Contingencies (cont.)

Litigation

In the normal course of business, the Company may enter into contracts that contain a number of representations and warranties, which may provide for general or specific indemnifications. The Company’s exposure under these contracts is not currently known, as any such exposure would be based on future claims, which could be made against the Company. The Company’s management is not currently aware of any such pending claims and based on its experience, the Company believes the risk of loss related to these arrangements to be remote.

From time to time, the Company is a defendant in various lawsuits related to its business. The Company’s management does not believe that the outcome of any current litigation will have a material effect on the Company’s combined financial condition or results of operations.

Off-Balance Sheet Risks

The Company may be exposed to a risk of loss by virtue of GCMLP and CFIG Holdings serving as the general partner of GCM Funds organized as limited partnerships. As general partner of a GCM Fund organized as a limited partnership, GCMLP and CFIG Holdings’ exposure to risk of loss is not limited to the amount of its investment in such GCM Fund. The Company cannot predict the amount of loss, if any, which may occur as a result of this exposure; however, historically, the Company has not incurred any significant losses and management believes the likelihood is remote that a material loss will occur.

16. Related Parties

In regard to the following related party disclosures, the Company’s management cannot be sure that such transactions or arrangements would be the same to the Company if the parties involved were unrelated and such differences could be material.

The Company provides certain employees partnership interest awards which are paid by Holdings, Holdings II and Management LLC. Refer to Note 10 for further details.

The Company has a sublease agreement with Holdings. Because the terms of the sublease are identical to the terms of the original lease, there is no impact on net income or cash flows.

The Company incurs certain costs, primarily related to accounting, client reporting, investment-decision making and treasury-related expenditures, for which it receives reimbursement from the GCM Funds in connection with its performance obligations to provide investment management services. Due from related parties on the combined statements of financial condition includes net receivables of approximately $10.0 million and $6.6 million as of December 31, 2019 and 2018, respectively, paid on behalf of affiliated entities that are reimbursable to the Company.

At December 31, 2019, and 2018, there were investments in GCM Funds by former and current employees and their families for which a management and performance fee was not charged.

Certain employees of the Company have an economic interest in the owner and landlord of the building in which the principal headquarters of the Company are located.

The Company holds an investment of approximately $3.3 million and $0.5 million as of December 31, 2019 and 2018, respectively, in an entity in which the managing member is an affiliate of the managing member of Holdings.

The Company utilizes the services of an insurance broker to procure insurance coverage, including its general commercial package policy, workers’ compensation and professional and management liability coverage for its directors and officers. Members of Holdings have an economic interest in, and relatives are employed by, the Company’s insurance broker.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

16. Related Parties (cont.)

From time to time, certain of the Company’s executive officers utilize a private business aircraft, including an aircraft wholly owned or controlled by members of Holdings. Additionally, the Company arranges for the use of the private business aircraft through a number of charter services, including entities predominantly or wholly owned or controlled by members of Holdings. The Company paid approximately $3.7 million, $3.2 million and $3.2 million for the years ended December 31, 2019, 2018 and 2017, respectively, to utilize aircraft and charter services wholly owned or controlled by members of Holdings, which is recorded within general and administrative expense in the combined statements of income and comprehensive income.

The Company pays for all direct and indirect expenses of GCMHGP LLC, including accounting and administrative expenses. GCMHGP LLC does not reimburse the Company for such expenses, which are immaterial to the Company.

17. Income Taxes

A reconciliation of the U.S. statutory income tax rate to the Company’s effective tax rate is as follows:

	Years Ended December 31,
	2019	2018	2017
Statutory U.S. federal income tax rate	21%	21%	21%
State income taxes	3%	1%	1%
Impact of non-controlling interest	(5)%	(8)%	(6)%
Income passed through to members	(16)%	(13)%	(15)%
Foreign income taxes	1%	1%	1%
Effective income tax rate	4%	2%	2%

Current and deferred tax assets are recorded within other assets in the combined statements of financial condition.

The Company analyzes its tax filing positions in all of the U.S. federal, state, local and foreign tax jurisdictions where it is required to file income tax returns, as well for all open tax years in these jurisdictions. As of December 31, 2019, the Company has examined all open tax years and major jurisdictions and determined there is no tax liability resulting from unrecognized tax benefits related to uncertain tax positions taken or expected to be taken in future tax returns. The Company is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

Although the Company is not subject to federal income taxes, the Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of December 31, 2019, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations are as follows:

Jurisdiction	Earliest Tax Year Subject to Examination
U.S. Federal	2016
Illinois	2016
Japan	2016
United Kingdom	2016
Hong Kong	2016
South Korea	2017

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

18. Regulatory and Net Capital Requirements

As a registered broker-dealer, GSLLC is subject to the SEC’s Uniform Net Capital Rule (“Rule 15c3-1”), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, as defined, shall not exceed 15 to 1. GSLLC is required to maintain minimum net capital equal to the greater of $5 or 62/3% of aggregate indebtedness, as defined.

At December 31, 2019, GSLLC had net capital, as defined under Rule 15c3-1, of $869.7 and excess net capital of $860.8. The ratio of aggregate indebtedness to net capital was 0.15 to 1.

GSLLC claims exemption from the provisions of Rule 15c3-3 under the Securities Exchange Act of 1934 in that GSLLC’s activities are limited to those set forth in the conditions for exemption in accordance with paragraph (k)(2)(i) of that rule.

As a registered securities firm in Japan and in accordance with the Securities and Exchange Law, GIJKK is subject to the capital adequacy rule of the Financial Services Agency. This rule requires the maintenance of a capital adequacy percentage, which is defined as the percentage of adjusted capital to a quantified total of business risk, of not less than 120%. Adjusted capital is defined as net worth (which includes shareholders’ equity, net unrealized gains and losses on securities held, reserves and subordinated debts) less illiquid assets. Under this rule, there are no restrictions on the operations of GIJKK provided that the resulting net capital adequacy percentage exceeds 120%. At December 31, 2019, the capital adequacy percentage of GIJKK was 465.1%.

As a firm licensed to carry on the regulated activities of dealing in securities and advising in securities under the Securities and Futures Ordinance, GCMHK is required to maintain minimum liquid capital of HKD 3.0 million (approximately $385 at December 31, 2019). At December 31, 2019, GCMHK had liquid capital of HKD 26.5 million (approximately $3.4 million).

19. Subsequent Events

Effective January 1, 2020, the Partnership, CFIG Holdings, GCMLP, GCM Investments GP LLC, the general partner to certain investment funds advised by the Partnership, (collectively, the “Seller”) issued certain limited partnership interests in several entities to an unaffiliated third-party investor. The consideration transferred by the unaffiliated third-party investor to the Seller for the interests was $125.4 million. In addition, the Partnership received an additional $48.0 million to fund future investment commitments. The Partnership prepaid principal of $91.2 million of the Partnership’s outstanding Senior Loan on March 9, 2020 with the proceeds, reducing the outstanding balance to $340.3 million. In addition, the Partnership paid $3.0 million from the proceeds to reduce the Credit Facility to $22.0 million on March 5, 2020. On March 17, 2020, the Partnership drew down an additional $20.0 million on its Credit Facility.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. Given the amount of uncertainty currently regarding the scope and duration of the COVID-19 pandemic, the Company is unable to predict the precise impact the COVID-19 pandemic will have on the Company’s combined financial statements. In line with public markets and credit indices, the Company expects its investments to be adversely impacted.

The Company has reviewed subsequent events occurring through July 31, 2020, which represents the date that these combined financial statements were issued, and concluded that no other events have occurred that would require recognition or disclosure.

ANNEX A

Execution Version

TRANSACTION AGREEMENT

by and among

CF FINANCE ACQUISITION CORP.

CF FINANCE INTERMEDIATE ACQUISITION, LLC

CF FINANCE HOLDINGS LLC

GROSVENOR HOLDINGS, L.L.C.

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP

GCM GROSVENOR MANAGEMENT, LLC

GROSVENOR HOLDINGS ii, LLC

GCMH GP, L.L.C.

GCM V, LLC

and

GCM GROSVENOR INC.

dated as of August 2, 2020

Annex A-i

Annex A-ii

Annex A-iii

Page
Section 10.17	Enforcement	A-63
Section 10.18	Non-Recourse	A-63
Section 10.19	Non-Survival of Representations, Warranties and Covenants	A-63
Section 10.20	Conflicts and Privilege	A-63

Exhibits

Exhibit A	Form of Surviving Corporation Charter
Exhibit B	Form of Surviving Corporation Bylaws
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Stockholders’ Agreement
Exhibit E	Form of Tax Receivable Agreement
Exhibit F	Form of PIPE Subscription Agreement
Exhibit G	Form of A&R LLLPA
Exhibit H	Form of Incentive Equity Plan

Annex A-iv

TRANSACTION AGREEMENT

This Transaction Agreement, dated as of August 2, 2020 (this “Agreement”), is made and entered into by and among CF Finance Acquisition Corp., a Delaware corporation (“Acquiror”), CF Finance Intermediate Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Acquiror (“IntermediateCo”), CF Finance Holdings, LLC, a Delaware limited liability company (“Sponsor”, and together with Acquiror and IntermediateCo, the “CF Entities”), Grosvenor Holdings, L.L.C., an Illinois limited liability company (“Grosvenor Holdings”), Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership (“Grosvenor Capital”), GCM Grosvenor Management, LLC, a Delaware limited liability company (“Management”), Grosvenor Holdings II, L.L.C., a Delaware limited liability company (“GH II”, and together with Grosvenor Holdings, GCMH GP and Management, each a “Grosvenor Holder” and together the “Grosvenor Holders”), GCMH GP, L.L.C., a Delaware limited liability company (“GCMH GP”), GCM V, LLC, a Delaware limited liability company (“GCM V”) and GCM Grosvenor Inc., a Delaware corporation and a direct wholly owned subsidiary of Grosvenor Capital (“GCM PubCo”).

RECITALS

WHEREAS, Acquiror is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware General Corporation Law (“DGCL”), Acquiror will merge with and into GCM PubCo (the “Merger”), the separate corporate existence of Acquiror will cease and GCM PubCo will be the surviving corporation of the Merger (hereinafter referred to for the periods at and after the Effective Time (as defined below) as the “Surviving Corporation”);

WHEREAS, upon the Effective Time, each share of Acquiror Common Stock (as defined below) will be converted into one share of Class A Common Stock of the Surviving Corporation, par value $0.0001 per share (“Class A Common Stock”), as set forth in this Agreement;

WHEREAS, on the date hereof, (i) The Klein Group (or an Affiliate thereof) (“Klein”) has agreed to purchase 1,000,000 shares of Class A Common Stock at a price per share equal to $10.00 at the Closing immediately following the Effective Time, and (ii) the PIPE Investors (as defined below) have agreed to purchase an aggregate of 18,500,000 shares of Class A Common Stock at a price per share equal to $10.00 at the Closing immediately following the Effective Time, in each case, pursuant to subscription agreements (“PIPE Subscriptions”) substantially in the form attached hereto as Exhibit F (the “PIPE Subscription Agreements”);

WHEREAS, pursuant to that certain Forward Purchase Agreement, dated as of December 12, 2018, by and between Acquiror and Sponsor, as amended by that certain Amendment No. 1 to Forward Purchase Agreement, dated as of the date hereof (the “Forward Purchase Agreement”), Sponsor has agreed to purchase 3,500,000 shares of Class A Common Stock and 1,500,000 Surviving Corporation Private Placement Warrants (as defined below) for an aggregate price equal to $30,000,000 at the Closing immediately following the Effective Time (the “Sponsor Subscription” and together with the PIPE Subscriptions, the “GCM PubCo Equity Investments”), and Sponsor has delivered to the Grosvenor Holders a duly executed Sponsor Support Agreement (as defined below) as of the date hereof;

WHEREAS, at the Closing immediately following the Effective Time, Sponsor shall cause to be terminated, forfeited and cancelled, for no consideration (i) 2,351,534 shares of Class A Common Stock, held by Sponsor immediately following the Effective Time and (ii) 150,000 Surviving Corporation Private Placement Warrants held by Sponsor immediately following the Effective Time;

WHEREAS, at the Closing and immediately following the Effective Time, the Surviving Corporation shall issue Surviving Corporation Private Placement Warrants to Grosvenor Holdings and/or its designees (the “Grosvenor Warrants”); and

WHEREAS, at the Closing immediately following the Effective Time, Grosvenor Holdings will assign, and IntermediateCo will assume, all right, title and interest in and to that certain Option Agreement, dated as of October 5, 2017, by and among Grosvenor Holdings, HCFP VI AIV, L.P., H&F Chicago AIV I, L.P., and Hellman & Friedman Capital Executives VI, L.P. (the “Option Agreement”) in exchange for the Option Consideration (as defined below) and the Grosvenor Warrants (the “Option Conveyance”);

Annex A-1

WHEREAS, at the Closing and immediately following the Option Conveyance, IntermediateCo will consummate the exercise of the Options (as defined in the Option Agreement) to purchase all of the Class B-2 Common Units of Grosvenor Capital (the “Grosvenor Class B-2 Common Units”) then held by all of the Investors (as defined in the Option Agreement) for the Option Exercise Price (as defined below) in accordance with the terms, and subject to the conditions, of the Option Agreement (the “Option Exercise”);

WHEREAS, at the Closing and immediately following the Option Exercise, Grosvenor Holdings shall have the right to require IntermediateCo to purchase a number of its Class B-1 Common Units of Grosvenor Capital (the “Grosvenor Class B-1 Common Units”) as set forth herein for a purchase price per Grosvenor Class B-1 Common Unit equal to the Class B-1 Unit Price;

WHEREAS, at the Closing and immediately following the Grosvenor Class B-1 Sale (as defined below) (if any), (i) GCMH GP shall sell all of the outstanding equity interests of Grosvenor Capital then held by GCMH GP, including the general partnership and limited partnership interests, to IntermediateCo for the GCMH Consideration (as defined below), and (ii) Grosvenor Holdings shall sell all of the outstanding equity interests of GCM, L.L.C. (“GCM LLC”, and together with Grosvenor Capital, each a “Grosvenor Company” and together the “Grosvenor Companies”) to IntermediateCo for the GCM Consideration (as defined below);

WHEREAS, at the Closing and immediately following the Option Exercise, the Grosvenor Class B-1 Sale (if any) and the GCM Transfers (as defined below), Grosvenor Capital will be redomiciled as a limited liability limited partnership in the State of Delaware and the Fourth Amended and Restated Limited Liability Limited Partnership Agreement of Grosvenor Capital shall be amended and restated substantially (except with respect to the calculation methodology in Exhibit B thereto, which shall not be modified in any respect without the consent of the Acquiror) in the form attached hereto as Exhibit G (the “Grosvenor Redomicile and LLLPA Amendment” and such amended and restated Limited Liability Limited Partnership Agreement, the “A&R LLLPA”);

WHEREAS, at the Closing and immediately following the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, Grosvenor Capital shall issue to IntermediateCo (i) the GCM PubCo Matching Grosvenor Common Units (as defined below) and (ii) the GCM PubCo Matching Grosvenor Warrants (as defined below), in each case in exchange for the IntermediateCo Contribution Amount (as defined below);

WHEREAS, at the Closing and immediately following the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, the Surviving Corporation shall issue shares of Class C Common Stock of the Surviving Corporation, par value $0.0001 per share (“Class C Common Stock”) to GCM V; and

WHEREAS, each of the Board of Directors of Acquiror and Board of Directors of GCM PubCo has (i) determined that it is advisable for Acquiror and its stockholders and GCM PubCo and Grosvenor Capital, respectively, to enter into this Agreement and the Transactions (as defined below), (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the Transactions, (iii) with respect to the Board of Directors of Acquiror, recommended the approval of the Transaction Proposals and Extension Proposals by the Acquiror Stockholders and (iv) with respect to the Board of Directors of GCM PubCo, recommended the approval by Grosvenor Capital of the Merger and the transactions contemplated thereby, including the issuance of the shares of Surviving Corporation Common Stock and the Surviving Corporation Warrants.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the CF Entities, GCM PubCo, GCM V, the Grosvenor Companies and the Grosvenor Holders agree as follows:

Article I
CERTAIN DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:

“2020 Audited Financial Statements” has the meaning specified in Section 5.3(c).

“Acquiror Common Stock” means the CF Class A Common Stock and CF Class B Common Stock.

“Acquiror Common Warrants” means the redeemable public warrants of Acquiror which were sold as part of Acquiror’s initial public offering.

Annex A-2

“Acquiror Cure Period” has the meaning specified in Section 9.1(g).

“Acquiror Disclosure Letter” has the meaning specified in the introduction to Article IV.

“Acquiror Extension Approval” means, to the extent necessary, the approval of (1) the Extension Proposal identified in clause (A) of Section 7.2(c)(i) by an affirmative vote of the holders of at least sixty five percent (65%) of the outstanding shares of Acquiror Common Stock entitled to vote, who attend and vote thereupon (as determined in accordance with the Acquiror Governing Documents) at a stockholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose and (2) the Extension Proposal identified in clause (B) of Section 7.2(c)(i) (including, for clarity, as it relates to the Extension to December 17, 2020, March 17, 2021 and June 17, 2021, as applicable) by an affirmative vote of the holders of at least sixty five percent (65%) of the outstanding shares of Acquiror Common Stock entitled to vote thereupon (as determined in accordance with the Trust Agreement), in each case, at an Acquiror Stockholders’ Meeting duly called by the Board of Directors of Acquiror and held for such purpose.

“Acquiror Financial Statements” has the meaning specified in Section 4.6(d).

“Acquiror Governing Documents” means the amended and restated certificate of incorporation of the Acquiror.

“Acquiror Indemnified Parties” has the meaning specified in Section 5.8.

“Acquiror Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets, liabilities, results of operations or financial condition of the CF Entities, taken as a whole or (ii) the ability of the CF Entities to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Acquiror Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action expressly required or with respect to Sections 7.1, or 7.2, permitted to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic (including COVID-19, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, or social conditions, (f) the consummation and effects of any Acquiror Share Redemptions, (g) any Events generally applicable to the industries or markets in which the CF Entities operate, (h) any matter set forth on the Acquiror Disclosure Letter, (i) any Events to the extent actually known by those individuals set forth on Section 1.3 of the Grosvenor Companies Disclosure Letter on or prior to the date hereof, (j) any action taken by, or at the request of, or with the consent of the Grosvenor Holders or Grosvenor Companies (other than any consents the Grosvenor Holders are required not to unreasonably condition, withhold, delay or deny pursuant to Section 6.5), (k) any Events that are cured by the CF Entities prior to the Closing, or (l) any worsening of the Events referred to in clauses (b), (d), (e) or (g) to the extent existing as of the date hereof; provided, that in the case of each of clauses (a), (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the CF Entities relative to other participants in the industries in which such Persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, an Acquiror Material Adverse Effect. Notwithstanding the foregoing, with respect to the Acquiror, the amount of the Acquiror Share Redemptions or the failure to obtain the Acquiror Stockholder Approval shall not be deemed to be an Acquiror Material Adverse Effect.

“Acquiror Private Placement Warrants” means the redeemable private placement warrants of Acquiror which were sold as part of Acquiror’s private placement units.

“Acquiror SEC Filings” has the meaning specified in Section 4.5.

“Acquiror Securities” has the meaning specified in Section 4.12(a).

“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with the Acquiror Governing Documents) holder of shares of Acquiror Common Stock to redeem all or a portion of the shares of Acquiror Common Stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account, but net

Annex A-3

of Taxes payable and up to $100,000 to pay dissolution expenses) (as determined in accordance with the Acquiror Governing Documents) in connection with the Extension Proposals or the Transaction Proposals.

“Acquiror Share Redemption Amount” means the aggregate amount payable from the Trust Account with respect to all Acquiror Share Redemptions.

“Acquiror Stockholder Approval” means the approval of those Transaction Proposals identified in clauses (A)-(I) of Section 7.2(b), in each case, by an affirmative vote of the holders of at least a majority of the outstanding shares of Acquiror Common Stock entitled to vote, who attend and vote thereupon (as determined in accordance with the Acquiror Governing Documents) at an Acquiror Stockholders’ Meeting duly called by the Board of Directors of Acquiror and held for such purpose.

“Acquiror Stockholders” means the stockholders of Acquiror as of immediately prior to the Closing.

“Acquiror Stockholders’ Meeting” has the meaning specified in Section 7.2(b).

“Acquiror Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by any CF Entities (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (A) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, (B) Transfer Taxes, and (C) any and all filing fees payable by CF Entities to the Governmental Authorities in connection with the Transactions.

“Acquiror Warrants” means the Acquiror Common Warrants and the Acquiror Private Placement Warrants.

“Acquisition Proposal” means, as to any Person, other than the Transactions and other than the acquisition or disposition of equipment or other tangible personal property in the ordinary course of business, any offer or proposal relating to: (a) any acquisition or purchase, direct or indirect, of (i) 15% or more of the consolidated assets of such Person and its Subsidiaries or (ii) 15% or more of any class of equity or voting securities of (x) such Person or (y) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such Person and its Subsidiaries; (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity or voting securities of (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such Person and its Subsidiaries; or (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such Person and its Subsidiaries.

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning specified in the Preamble hereto.

“Agreement End Date” has the meaning specified in Section 9.1(f).

“Agreement Extended End Date” has the meaning specified in Section 9.1(f).

“Ancillary Agreements” has the meaning specified in Section 10.12.

Annex A-4

“Anti-Bribery Laws” means the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).

“Audited Financial Statements” has the meaning specified in Section 3.8(a).

“Available Acquiror Cash” has the meaning specified in Section 6.2(a).

“Broker-Dealer” means GRV Securities LLC, a Delaware limited liability company.

“Business Combination” has the meaning set forth in Article 2 of the Acquiror Governing Documents as in effect on the date hereof.

“Business Combination Proposal” means any offer, inquiry, proposal or indication of interest (whether written or oral, binding or non-binding, and other than an offer, inquiry, proposal or indication of interest with respect to the Transactions), relating to a Business Combination.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“CF Class A Common Stock” means shares of Class A Common Stock of Acquiror, par value $0.0001 per share.

“CF Class B Common Stock” means shares of Class B Common Stock of Acquiror, par value $0.0001 per share.

“Class A Common Stock” has the meaning specified in the Recitals.

“Class B Common Stock” means shares of Class B Common Stock of the Surviving Corporation, par value $0.0001 per share.

“Class B-1 Unit Price” means $29.4075 per Grosvenor Class B-1 Common Unit.

“Class C Common Stock” has the meaning specified in the Recitals.

“Class C Issuance” has the meaning specified in Section 2.12.

“Closing” has the meaning specified in Section 2.13.

“Closing Date” has the meaning specified in Section 2.13.

“CMA” has the meaning specified in Section 7.1(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” has the meaning specified in Section 3.13(a).

“Company Cure Period” has the meaning specified in Section 9.1(f).

“Company Indemnified Parties” has the meaning specified in Section 5.8.

“Company Intellectual Property” means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property.

“Company Material Adverse Effect” means any event, state of facts, development, change, circumstance, occurrence or effect (collectively, “Events”) that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets, liabilities, results of operations or financial condition of the Grosvenor Companies, Grosvenor Holders, GCM PubCo, GCM V, and their Subsidiaries, taken as a whole or (ii) the ability of the Grosvenor Companies, Grosvenor Holders, GCM PubCo, GCM V or the Grosvenor Companies’ respective Subsidiaries to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action expressly required by or, with respect

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to Sections 7.1 or 7.2, permitted to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic (including COVID-19, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, or social conditions, (f) any failure in and of itself of the Grosvenor Companies to meet any projections or forecasts, provided that the exception in this clause (f) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect, (g) any Events generally applicable to the industries or markets in which the Grosvenor Companies and their Subsidiaries operate, (h) any matter set forth on the Grosvenor Companies Disclosure Letter, (i) any Events to the extent actually known by the individual set forth on Section 1.3(a) of the Acquiror Disclosure Letter on or prior to the date hereof, (j) any action taken by, or at the request of, or with the consent of any of the CF Entities (other than any consents the CF Entities are required not to unreasonably condition, withhold, delay or deny pursuant to Section 5.1), (k) any Events that are cured by the Grosvenor Holders or Grosvenor Companies prior to the Closing, or (l) any worsening of the Events referred to in clauses (b), (d), (e) or (g) to the extent existing as of the date hereof; provided, that in the case of each of clauses (a), (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the Grosvenor Companies, Grosvenor Holders, GCM PubCo, GCM V, or their Subsidiaries relative to other participants in the industries in which such Persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

“Company Registered Intellectual Property” has the meaning specified in Section 3.18(a).

“Confidentiality Agreement” has the meaning specified in Section 10.12.

“Contracts” means any contracts, agreements, subcontracts, leases, commitments, undertakings and purchase orders, whether written or oral.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

“D&O Indemnified Parties” has the meaning specified in Section 5.8.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“DGCL” has the meaning specified in the Recitals.

“Disclosure Letter” means, as applicable, the Grosvenor Companies Disclosure Letter or the Acquiror Disclosure Letter.

“Dollars” or “$” means lawful money of the United States.

“ERISA” has the meaning specified in Section 3.13(a).

“ERISA Affiliate” means any trade or business, whether or not incorporated, that together with a company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event” has the meaning specified in the definition of Company Material Adverse Effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension Approval End Date” has the meaning specified in Section 7.2(c)(i).

“Extension Proposals” has the meaning specified in Section 7.2(c)(i).

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“Extension Proxy Statement” has the meaning specified in Section 7.2(c)(i).

“Extension Stockholders’ Meeting” has the meaning specified in Section 7.2(c)(v).

“Financial Statements” has the meaning specified in Section 3.8(a)(ii).

“FINRA” means the Financial Industry Regulatory Authority Inc.

“FINRA Approval” means the decision of FINRA granting approval of the applicable FINRA Consent Application with respect to the Transactions and the change of ownership of the Broker-Dealer.

“FINRA Consent Application” has the meaning specified in Section 7.1(c).

“Flow-Thru Tax Returns” means income Tax Returns of the Grosvenor Companies or their Subsidiaries in respect of any Pre-Closing Tax Period for which the items of income, deductions, credits, gains or losses are passed through to the direct or indirect equityholders of the applicable entity under applicable Law (including, for the avoidance of doubt, any Form 1065 of Grosvenor Capital in respect of any Pre-Closing Tax Period).

“Forward Purchase Agreement” has the meaning specified in the recitals.

“Fund Documentation” means, with respect to each Grosvenor Fund, its memorandum and each supplement thereto, and articles of incorporation, Governing Document or other constitutional documents, trust documents, agreements pursuant to which investment management or investment advisory services are provided, distribution agreements and side letters between the applicable Grosvenor Fund and/or Grosvenor Company or any Grosvenor Company Subsidiaries, on the one hand, and any investor in such Grosvenor Fund, on the other hand, in each case, dated on or in effect in the last five years.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“GCM Consideration” means $1.00.

“GCM PubCo” has the meaning specified in the Preamble.

“GCM PubCo Matching Grosvenor Common Units” means a number of Grosvenor Common Units equal to the difference between (i) the number of shares of Class A Common Stock issued and outstanding immediately following the Effective Time and the consummation of the GCM PubCo Equity Investments and Sponsor Cancellations (and for the avoidance of doubt, the Acquiror Share Redemption) minus (ii) the number of Grosvenor Common Units held by IntermediateCo immediately following the Option Exercise, Grosvenor Class B-1 Sale (if any), GCM Transfers and the effectiveness of the Grosvenor Redomicile and LLLPA Amendment.

“GCM PubCo Matching Grosvenor Warrants” means warrants to purchase a number of Grosvenor Common Units equal to the number of shares of Class A Common Stock that may be purchased upon the exercise in full of all Surviving Corporation Warrants outstanding immediately following the Sponsor Cancellations and the Grosvenor Warrant Issuance.

“GCMH Consideration” means the sum of (i) $1.00 for the general partnership interest of Grosvenor Capital held by GCMH GP plus (ii) $1,470,375.00 for the Grosvenor Class B-1 Common Units held by GCMH GP.

“GCM V” has the meaning specified in the Preamble.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include FINRA and the SEC), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

Annex A-7

“Governmental Authorization” has the meaning specified in Section 3.5.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Governmental Permit” means any consent, franchise, approval, registration, variance, license, permit, grant, certificate, registration or other authorization or approval of a Governmental Authority or pursuant to any Law.

“Grosvenor Class B-1 Common Units” has the meaning specified in the Recitals.

“Grosvenor Class B-2 Common Units” has the meaning specified in the Recitals.

“Grosvenor Common Units” means units of partnership interest in Grosvenor Capital entitling the holder thereof to the distributions, allocations, and other rights accorded to holders of partnership interests in Grosvenor Capital following the Grosvenor Redomicile and LLLPA Amendment.

“Grosvenor Companies” has the meaning specified in the Preamble hereto.

“Grosvenor Companies Disclosure Letter” has the meaning specified in the introduction to Article III.

“Grosvenor Company Interests” means all of the outstanding equity interests of the Grosvenor Companies.

“Grosvenor Designated Directors” has the meaning specified in Section 5.7(a).

“Grosvenor Fund” means any investment fund or managed account for which and for so long as a Grosvenor Company or any of its Affiliates serves as general partner, managing member, investment manager, investment adviser or sub-adviser, as applicable.

“Grosvenor Fund Contract” means any Contract between the Grosvenor Companies and their Subsidiaries, on the one hand, and a Grosvenor Fund, on the other hand.

“Grosvenor Holders” has the meaning specified in the Preamble hereto.

“Grosvenor Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by the Grosvenor Holders, GCM V or any of their respective Subsidiaries or any of their respective Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (A) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, (B) Transfer Taxes, and (C) any and all filing fees payable by the Grosvenor Holders or any of their Subsidiaries or any of their Affiliates to the Governmental Authorities in connection with the Transactions.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under GAAP, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” and (g) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (f), and (h) all Indebtedness of another Person referred to in clauses (a) through (g) above guaranteed directly or indirectly, jointly or severally.

“Intellectual Property” means any and all rights in or to all U.S. and foreign: (i) patents, patent applications, invention disclosures, provisionals, non-provisionals, statutory invention registrations and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (ii) registered and unregistered trademarks, logos, service marks, trade dress and trade names, slogans, designs, symbols, pending applications therefor, and internet domain names, social media usernames, handles, hashtags and account names and other distinctive identification and indicia of source of origin, together with the goodwill symbolized by or associated

Annex A-8

with any of the foregoing; (iii) registered and unregistered copyrights, and applications for registration of copyright, Software, including such corresponding rights in Software, and other works of authorship and copyrightable subject matter; (iv) Proprietary Information; and (v) all other intellectual property and proprietary information of any kind and all goodwill associated therewith, in each case, now known or hereafter recognized in any jurisdiction worldwide.

“Interim Period” has the meaning specified in Section 5.1.

“IntermediateCo Contribution Amount” means an amount equal to (i) the Available Acquiror Cash, minus (ii) the amount of the Sponsor Loan, minus (iii) the Option Consideration, minus (iv) the Option Exercise Price, minus (v) the GCM Consideration, minus (vi) the GCMH Consideration, minus (vii) the amount paid by Acquiror to Grosvenor Holdings in the Grosvenor Class B-1 Sale (if any).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the Internal Revenue Service.

“IT Systems” means information technology, computing, networking and communications systems, resources, equipment and information, including telecommunications and network equipment, Software and associated attachments, features, accessories, peripheral devices and servers.

“JOBS Act” has the meaning specified in Section 4.6(a).

“Klein” has the meaning specified in the Recitals.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by the Grosvenor Companies or any of their Subsidiaries.

“Legal Proceedings” has the meaning specified in Section 3.10.

“Licensed Intellectual Property” means Intellectual Property that the Grosvenor Companies or any of their Subsidiaries is licensed by a third party to use.

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, options, leases, subleases, restrictions, title retention devices (including the interest of a seller or lessor under any conditional sale agreement or capital lease, or any financing lease having substantially the same economic effect as any of the foregoing), collateral assignments, claims or other encumbrances of any kind whether consensual, statutory or otherwise, and whether filed, recorded or perfected under applicable Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but in any event excluding restrictions under applicable securities Laws).

“MatCon” has the meaning specified in Section 7.1(c).

“Minimum Available Acquiror Cash Amount” has the meaning specified in Section 6.2.

“Modification in Recommendation” has the meaning specified in Section 7.2(b).

“Multiemployer Plan” has the meaning specified in Section 3.13(c)

“OFAC” means the U.S. Office of Foreign Assets Control.

“Open Source Software” means any Software that is distributed as “free software,” “open source software,” “shareware” or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license for Software that meets the “Open Source Definition” promulgated by the Open Source Initiative.

“Option Consideration” means (i) $110,167,894.55 minus (ii) the Option Exercise Price.

Annex A-9

“Option Exercise Price” means the Purchase Price as defined in the Option Agreement.

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Grosvenor Companies or their Subsidiaries.

“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or which are being contested in good faith through (if then appropriate) appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens for Taxes (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (iii) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not materially interfere with the present use of the Leased Real Property, (iv) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under the Real Property Lease, and (C) any Liens encumbering the real property of which the Leased Real Property is a part, (v) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not materially interfere with the current use of the Leased Real Property, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (vii) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (viii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (ix) reversionary rights in favor of landlords under any Real Property Leases with respect to any of the buildings or other improvements owned by the Grosvenor Companies or any of their Subsidiaries and (x) all other Liens that do not, individually or in the aggregate, materially impair the use, occupancy or value of the applicable assets of the Grosvenor Companies and their Subsidiaries.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Data” means any information which identifies or could reasonable be used to identify, whether alone or in combination with other information, a natural Person.

“PIPE Investors” means those Persons who are participating in the PIPE Subscriptions pursuant to a PIPE Subscription Agreement entered into with the Acquiror as of the date hereof or following the date hereof in accordance with Section 6.7.

“PIPE Subscription Agreements” has the meaning specified in the Recitals.

“Pre-Closing Restructuring” means the restructuring transactions set forth in Section 1.1(a) of the Grosvenor Companies Disclosure Letter (the “Pre-Closing Restructuring Plan”); provided that the Grosvenor Holders may make amendments to the Pre-Closing Restructuring Plan after the date hereof which, individually or in the aggregate, have a de minimis effect.

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date.

“Privacy Agreements” means all data and privacy related policies (e.g., Privacy and Data Security Policies, acceptable use policies, terms of service, etc.) and other Contracts to which the Grosvenor Companies or any of their Subsidiaries is a party whereby the Grosvenor Companies or any of their Subsidiaries make commitments to a third party regarding the processing of Personal Data.

“Privacy Laws” means all Laws concerning or otherwise applicable to data security, data privacy, cyber security and e-commerce, including the Regulation (EU) 2016/279 of the European Parliament and of the Council (General Data Protection Regulation), the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., and the Fair Credit Reporting Act, 15 U.S.C. 1681 et seq. (including the Fair and Accurate Credit Transactions Act of 2003), and in each case, the rules implemented thereunder.

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“Proprietary Information” means all trade secrets and confidential or proprietary information and know-how, which may include methodologies, processes, techniques, research and development information, specifications, algorithms, financial, technical, marketing and business data, sales, pricing and cost information, customer information, perspective and current supplier lists, and tangible embodiments of the foregoing, in whatever form or medium.

“Prospectus” has the meaning specified in Section 10.1.

“Proxy Statement” has the meaning specified in Section 7.2(a)(i).

“Proxy Statement/Registration Statement” has the meaning specified in Section 7.2(a)(i).

“Q1 Financial Statements” has the meaning specified in Section 3.8(a)(ii).

“Q2 Financial Statements” has the meaning specified in Section 5.3(a).

“Q3 Financial Statements” has the meaning specified in Section 5.3(b).

“Qualified Subsidiary” means, with respect to a Person, any material operating Subsidiary of such Person; provided, however, no Grosvenor Fund shall be deemed to be an Qualified Subsidiary.

“Real Property Leases” has the meaning specified in Section 3.17(a)(i).

“Registration Rights Agreement” means that certain Registration Rights Agreement substantially in the form attached hereto as Exhibit C.

“Regulatory Approvals” has the meaning specified in Section 8.1(c).

“Sanctions” means any sanction administered or enforced by the United States government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means all computer software, programs, applications, scripts, middleware, firmware, interfaces, tools, operating systems, software code of any nature (including object code, source code, interpreted code, data files, rules, definitions and methodology derived from the foregoing) and any derivations, updates, enhancements and customizations of any of the foregoing, together with all processes, technical data, scripts, algorithms, databases, technical manuals, programming comments, descriptions, data collections, APIs, report formats, templates and documentation.

“Solicitation Documents” has the meaning specified in Section 7.2(a)(i).

“Specified Grosvenor Funds” means each Grosvenor Fund that is associated with one of the 15 largest aggregate Grosvenor Capital client relationships (by revenue run rate), calculated as of March 31, 2020.

“Specified Person” means each person listed in Section 1.2 of the Grosvenor Companies Disclosure Letter.

“Sponsor Loan” means the loans by Sponsor to Acquiror as provided in Section 2.9 of the Acquiror Disclosure Letter.

“Sponsor Support Agreement” means that certain Sponsor Support Agreement, dated as of the date hereof, by and among Sponsor, Acquiror and the Grosvenor Holders, as amended or modified from time to time.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement substantially in the form attached hereto as Exhibit D; provided that GCM V may elect in its sole discretion to forfeit any rights set forth on Exhibit 4(a) or Exhibit 4(b) thereto, in whole or in part, at any time, and for any period of time, whether prior to or after the execution thereof.

“Subsidiary” means, with respect to a Person, any corporation, general or limited partnership, limited liability company, joint venture or other entity in which such Person, directly or indirectly, (a) owns or controls fifty percent

Annex A-11

(50%) or more of the outstanding voting securities, profits interest or capital interest, (b) is entitled to elect at least a majority of the board of directors or similar governing body or (c) in the case of a limited partnership, limited liability company or similar entity, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively; provided, however, no Grosvenor Fund shall be deemed to be a Subsidiary.

“Surviving Corporation” has the meaning specified in the Recitals.

“Surviving Corporation Common Stock” means the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

“Surviving Corporation Common Warrants” means warrants for Class A Common Stock (which shall be in the identical form of redeemable public warrants of Acquiror which were sold as part of Acquiror’s initial public offering, but in the name of the Surviving Corporation).

“Surviving Corporation Governing Documents” has the meaning specified in Section 2.1(e).

“Surviving Corporation Private Placement Warrants” means warrants for Class A Common Stock (which shall be in the identical form of Private Placement Warrants as defined in the Warrant Agreement, but in the name of the Surviving Corporation).

“Surviving Corporation Warrants” means the Surviving Corporation Common Warrants and Surviving Corporation Private Placement Warrants.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement substantially in the form attached hereto as Exhibit E.

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

“Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Terminating Acquiror Breach” has the meaning specified in Section 9.1(g).

“Terminating Company Breach” has the meaning specified in Section 9.1(f).

“Title IV Plan” has the meaning specified in Section 3.13(c).

“Transaction Proposals” has the meaning specified in Section 7.2(b).

“Transactions” means, collectively, the Merger, the GCM PubCo Equity Investments, the Sponsor Cancellations, the Option Conveyance, the Option Exercise, the Grosvenor Class B-1 Sale (if any), the Grosvenor Redomicile and LLLPA Amendment, the IntermediateCo Contribution and Issuance, the GCM Transfers, the Grosvenor Warrant Issuance, the Class C Issuance, and each of the other transactions contemplated by this Agreement and the Ancillary Agreements.

“Transfer Taxes” has the meaning specified in Section 7.4(e).

“Trust Account” has the meaning specified in Section 10.1.

“Trust Agreement” has the meaning specified in Section 4.8.

“Trustee” has the meaning specified in Section 4.8.

“Unaudited Financial Statements” has the meaning specified in Section 3.8(a)(i).

“Warrant Agent” means Continental Stock Transfer & Trust Company

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“Warrant Agreement” means the Warrant Agreement, dated as of December 12, 2018, between the Warrant Agent and the Acquiror.

Section 1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Except where otherwise indicated, when reference is made to the Grosvenor Companies’ Subsidiaries or the Grosvenor Companies and their Subsidiaries in this Agreement, such term or phrase shall mean the Grosvenor Companies’ Subsidiaries or the Grosvenor Companies and their Subsidiaries after giving effect to the Pre-Closing Restructuring.

(f) Unless the context of this Agreement otherwise requires, references to the Acquiror or GCM PubCo with respect to periods following the Effective Time shall be construed to mean the Surviving Corporation.

Section 1.3 Knowledge. As used herein, (i) the phrase “to the knowledge” of the Grosvenor Companies or the Grosvenor Holders shall mean the knowledge of the individuals identified on Section 1.3 of the Grosvenor Companies Disclosure Letter and (ii) the phrase “to the knowledge” of Acquiror shall mean the knowledge of the individuals identified on Section 1.3 of the Acquiror Disclosure Letter, in each case of clauses (i) and (ii), as such individuals would have acquired in the exercise of a reasonable inquiry of direct reports.

Article II
TRANSACTIONS; CLOSING

Section 2.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, Acquiror and GCM PubCo (Acquiror and GCM PubCo sometimes being referred to herein as the “Constituent Corporations”) shall cause Acquiror to be merged with and into GCM PubCo, with GCM PubCo being the Surviving Corporation. The Merger shall be consummated in accordance with this Agreement and shall be evidenced by a certificate of merger (as so filed, the “Merger Certificate”), executed by the Constituent Corporations in accordance with the relevant provisions of the DGCL, such Merger to be effective as of the Effective Time.

(b) Upon consummation of the Merger, the separate corporate existence of Acquiror shall cease and GCM PubCo, as the Surviving Corporation, shall continue its corporate existence under the DGCL.

(c) At and after the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, of a public as well as a private nature, of the Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each Constituent Corporation, and all property, real, personal and mixed, and all debts due to each such Constituent Corporation, on whatever account, shall become vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Corporation as they are of the Constituent Corporations; and the title to any real property vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Constituent Corporations shall not revert or become in any way impaired by reason of the Merger; but all Liens upon any property of a Constituent Corporation shall thereafter attach to the Surviving Corporation and shall

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be enforceable against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; all of the foregoing in accordance with the applicable provisions of the DGCL.

(d) Subject to the satisfaction or waiver of all of the conditions set forth in Article VIII of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, Acquiror and GCM PubCo shall cause the (i) Merger Certificate to be executed and duly submitted for filing with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger shall become effective at the time when the Merger Certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Acquiror and GCM PubCo in writing and specified in each of the Merger Certificate (the “Effective Time”).

(e) The certificate of incorporation and bylaws of GCM PubCo in effect immediately prior to the Effective Time shall be amended and restated at the Effective Time in the forms attached as Exhibit A (the “Surviving Corporation Charter”) and Exhibit B (the “Surviving Corporation Bylaws”, together with the Surviving Corporation Charter, the “Surviving Corporation Governing Documents”) hereto, and as amended and restated shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided therein and under the DGCL.

(f) From and after the Effective Time, the Persons identified as the initial directors and officers of the Surviving Corporation in accordance with the provisions of Section 5.7 shall be the directors and officers (and in the case of such officers, holding such positions as set forth on Section 5.7(c) of the Grosvenor Companies Disclosure Letter), respectively, of the Surviving Corporation, each to hold office in accordance with the Surviving Corporation Governing Documents.

Section 2.2 Effect of the Merger on Acquiror and GCM PubCo Securities.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Acquiror Common Stock, each share of Acquiror Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any shares of Acquiror Common Stock held in the treasury of Acquiror, which treasury shares shall be canceled as part of the Merger and shall not constitute “Acquiror Common Stock” hereunder) shall be cancelled and converted into one share of Class A Common Stock.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an Acquiror Warrant, each Acquiror Warrant that is issued and outstanding immediately prior to the Effective Time shall be converted into a corresponding Surviving Corporation Warrant exercisable for Class A Common Stock in accordance with its terms. In connection therewith and prior to the Effective Time, GCM PubCo shall take all actions necessary to execute an amendment to the Warrant Agreement with the Warrant Agent (the “Warrant Amendment”) providing for the delivery of such Alternative Issuance (as defined in the Warrant Agreement) as of the Effective Time.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, GCM PubCo or a holder of capital stock of GCM PubCo, each share of capital stock of GCM PubCo that is issued and outstanding immediately prior to the Effective Time shall be cancelled.

Section 2.3 GCM PubCo Equity Investments. At the Closing and immediately following the Effective Time, the Surviving Corporation shall consummate the transactions contemplated by the GCM PubCo Equity Investments in accordance with the terms thereof.

Section 2.4 Cancellation of Sponsor Shares and Warrants. At the Closing and immediately following the Effective Time, Sponsor and the Surviving Corporation shall irrevocably cause to be terminated, forfeited and cancelled, for no consideration and without further right, obligation or liability of any kind or nature on the part of Sponsor, the Surviving Corporation or any other Person: (a) 2,351,534 shares of Class A Common Stock held by Sponsor immediately following the Effective Time and (b) 150,000 Surviving Corporation Private Placement Warrants held by Sponsor immediately following the Effective Time (the “Sponsor Cancellations”).

Section 2.5 Grosvenor Warrant Issuance. At the Closing and immediately following the Effective Time, the Surviving Corporation will issue 900,000 Surviving Corporation Private Placement Warrants to Grosvenor Holdings and/or its designees (the “Grosvenor Warrant Issuance”), free and clear of all Liens, other than restrictions arising under applicable securities Laws, the Acquiror Governing Documents or the Ancillary Agreements, in consideration of the Option Conveyance.

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Section 2.6 Option Conveyance and Exercise.

(a) No later than ten (10) Business Days prior to the Closing Date, Grosvenor Holdings shall deliver to the applicable Investor (as defined in the Option Agreement) a Notice of Exercise substantially in the form attached as Exhibit A to the Option Agreement (the “Notice of Exercise”) with respect to the Option Exercise.

(b) At the Closing and immediately following the Effective Time, Grosvenor Holdings will effect the Option Conveyance. The assignment and assumption of the Option Agreement shall be completed pursuant to an assignment and assumption agreement in customary form and substance.

(c) Immediately following the Option Conveyance, IntermediateCo will consummate the Option Exercise in accordance with the Option Agreement and the Notice of Exercise and will, without any further action or formality being required by any party, become the record and beneficial owner of the Grosvenor Class B-2 Common Units underlying the Option Exercise, free and clear of all Liens, other than restrictions arising under applicable securities Laws, the Governing Documents of Grosvenor Capital or the Ancillary Agreements.

Section 2.7 Grosvenor Class B-1 Unit Purchase and Sale.

(a) Grosvenor Holdings shall have the right, in its sole discretion, at any time from and after the date hereof until the date that is two (2) Business Days prior to the Closing Date (as defined below), to deliver a written notice to IntermediateCo specifying a number of Grosvenor Class B-1 Common Units not to exceed 1,294,887 Grosvenor Class B-1 Common Units then held by Grosvenor Holdings to be sold to IntermediateCo (the “Grosvenor Class B-1 Sale Notice”).

(b) If Grosvenor Holdings delivers the Grosvenor Class B-1 Sale Notice in accordance with this Agreement, Grosvenor Holdings shall sell, convey, transfer, assign and deliver, and IntermediateCo shall purchase, at the Closing and immediately following the Effective Time, the number of Grosvenor Class B-1 Common Units set forth in such Grosvenor Class B-1 Sale Notice, free and clear of all Liens, other than restrictions arising under applicable securities Laws, the Governing Documents of Grosvenor Capital or the Ancillary Agreements, in exchange for a cash purchase price per Grosvenor Class B-1 Common Unit equal to the Class B-1 Unit Price by wire transfer of immediately available funds (the “Grosvenor Class B-1 Sale”).

Section 2.8 GCM Transfers. At the Closing and immediately following the Grosvenor Class B-1 Sale (if any), (i) Grosvenor Holdings shall sell, convey, transfer, assign and deliver to IntermediateCo, and IntermediateCo shall purchase, all of the outstanding equity interests of GCM, L.L.C., free and clear of all Liens, other than restrictions arising under applicable securities Laws, the Governing Documents of GCM, L.L.C. or the Ancillary Agreements, for the GCM Consideration, and (ii) GCMH GP shall sell, convey, transfer, assign and deliver to IntermediateCo, and IntermediateCo shall purchase, all of the outstanding equity interests of Grosvenor Capital then held by GCMH GP, including the general partnership and limited partnership interests set forth on Section 3.7(c) of the Grosvenor Companies Disclosure Letter, free and clear of all Liens, other than restrictions arising under applicable securities Laws, the Governing Documents of Grosvenor Capital or the Ancillary Agreements, for the GCMH Consideration, in each case by wire transfer of immediately available funds (clauses (i) and (ii) collectively, the “GCM Transfers”).

Section 2.9 Grosvenor LLLPA Amendment. Grosvenor Capital shall effect the Grosvenor Redomicile and LLLPA Amendment, effective as of immediately following the Option Exercise, Grosvenor Class B-1 Sale (if any) and GCM Transfers.

Section 2.10 Sponsor Loan. At the Closing, immediately prior to the IntermediateCo Contribution and Issuance, the Surviving Corporation shall repay in full the outstanding amount due under the Sponsor Loan pursuant to the Payoff Letter to the payee set forth on such Payoff Letter by wire transfer of immediately available funds to the accounts designated by such payee.

Section 2.11 IntermediateCo Contribution and Issuance. At the Closing and immediately following the Grosvenor Warrant Issuance, GCM PubCo Investments and Sponsor Cancellations, the Option Conveyance and Option Exercise, Grosvenor Class B-1 Sale (if any) and GCM Transfers and the effectiveness of the Grosvenor Redomicile and LLLPA Amendment, Grosvenor Capital shall issue to IntermediateCo (i) the GCM PubCo Matching Grosvenor Common Units and (ii) the GCM PubCo Matching Grosvenor Warrants, in each case, free and clear of all Liens, other than restrictions arising under applicable securities Laws, the Governing Documents of Grosvenor Capital or the Ancillary

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Agreements, in exchange for an aggregate cash contribution by wire transfer of immediately available funds equal to the IntermediateCo Contribution Amount (the “IntermediateCo Contribution and Issuance”).

Section 2.12 Class C Issuance. At the Closing and immediately following the IntermediateCo Contribution and Issuance, the Surviving Corporation shall issue to GCM V a number of shares of Class C Common Stock equal to the number of Grosvenor Common Units held, in the aggregate, by the Grosvenor Holders (other than GCMH GP) immediately following the Grosvenor Redomicile and LLLPA Amendment, free and clear of all Liens, other than restrictions arising under applicable securities Laws, the Surviving Corporation Governing Documents or the Ancillary Agreements, in exchange for the payment of $1.00 (the “Class C Issuance”).

Section 2.13 Closing.

In accordance with the terms and subject to the conditions of this Agreement, the closing of the Transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, at 10:00 a.m. (New York time) on the date which is two (2) Business Days after the first date on which all conditions set forth in Article VIII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Grosvenor Holdings and Acquiror may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

Section 2.14 Closing Deliverables.

(a) At the Closing, the Grosvenor Holders (other than GCMH GP) and, solely with respect to Sections 2.14(a)(vii) and (viii), the Surviving Corporation, will deliver or cause to be delivered:

(i) to Acquiror, a certificate signed by an officer of the Grosvenor Capital, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 8.2(a) and Section 8.2(b) have been fulfilled and the GCM Transfers have been effected and attaching a copy (certified as true and correct) of the register of partners of Grosvenor Capital evidencing the registration of IntermediateCo as the holder of the applicable Grosvenor Common Units to be issued to IntermediateCo in connection with the Closing;

(ii) to Acquiror, the A&R LLLPA duly executed by the Grosvenor Holders (other than GCMH GP);

(iii) to Acquiror, the Tax Receivable Agreement duly executed by the Grosvenor Holders (other than GCMH GP) and Grosvenor Capital;

(iv) to Acquiror, the Stockholders’ Agreement duly executed by GCM PubCo, the Grosvenor Holders (other than GCMH GP) and GCM V;

(v) to Acquiror, the Registration Rights Agreement duly executed by GCM PubCo and the Grosvenor Holders (other than GCMH GP);

(vi) to Acquiror, IRS Forms W-9 duly executed by each of the Grosvenor Holders (other than GCMH GP);

(vii) to GCM V and Grosvenor Holdings, respectively, stock certificates evidencing the Class C Issuance and the Surviving Corporation Private Placement Warrants evidencing the Grosvenor Warrant Issuance (or reasonable evidence of issuance thereof in book-entry form); and

(viii) to Grosvenor Holdings, the Warrant Amendment duly executed by the Surviving Corporation and the Warrant Agent.

(b) At the Closing, the Acquiror will deliver or cause to be delivered:

(i) to Grosvenor Holdings, a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 8.3(a) and Section 8.3(b) have been fulfilled and the GCM PubCo Equity Investments and Sponsor Cancellations have been effected;
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(ii) to Grosvenor Holdings, the written resignations of all of the directors and officers of Acquiror, effective as of the Effective Time;

(iii) to Grosvenor Holdings, a copy of a payoff letter in connection with the Sponsor Loan in customary form (a “Payoff Letter”), which Payoff Letter shall provide for the full amount of debt to be paid off, and wire instructions to do so;

(iv) to the Grosvenor Holders (other than GCMH GP), the Tax Receivable Agreement duly executed by Acquiror and IntermediateCo; and

(v) to the Grosvenor Holders (other than GCMH GP), the Registration Rights Agreement duly executed by the Sponsor, Klein and the PIPE Investors.

(c) On the Closing Date, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds from the Trust Account, (i) all accrued and unpaid Acquiror Transaction Expenses as set forth on a written statement to be delivered to Grosvenor Holdings not less than two (2) Business Days prior to the Closing Date, including the financial advisor fees set forth on Section 2.14(c) of the Acquiror Disclosure Letter, which shall include the respective amounts and wire transfer instructions for the payment thereof, and (ii) all accrued and unpaid Grosvenor Transaction Expenses as set forth on a written statement to be delivered to Acquiror by or on behalf of the Grosvenor Holders not less than two (2) Business Days prior to the Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof,

(d) Notwithstanding anything to the contrary contained in this Agreement, the fees and expenses payable to J.P. Morgan Securities LLC (“JPM”) and Cantor Fitzgerald & Co. (“Cantor”) in connection with the PIPE Subscriptions, but excluding the purchase of Class A Common Stock by Klein, shall be paid as follows:

(i) (x) one half (1/2) of such JPM fees and expenses shall be paid directly by Grosvenor Capital, and (y) one half (1/2) of such JPM fees and expenses shall be paid directly by Sponsor and Klein, jointly.

(ii) (x) One third (1/3) of such Cantor fees and expenses shall be paid directly by Grosvenor Capital, and (y) two thirds (2/3) of such Cantor fees and expenses shall be paid directly by Sponsor and Klein, jointly.

Section 2.15 Withholding. Acquiror, IntermediateCo, GCM PubCo, the Surviving Corporation and the Grosvenor Companies and their Subsidiaries, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement any Taxes as may be required to be deducted and withheld from such amounts under the Code or any other applicable Law; provided, that Acquiror and the Surviving Corporation shall provide at least five (5) days advance notice to Grosvenor Holdings of any withholding that it intends to make from amounts payable to any Grosvenor Holder (and shall cooperate with any Grosvenor Holder to minimize or eliminate any such withholding). To the extent that any amounts are so deducted and withheld consistent with the terms of this Section 2.15 and remitted to the applicable Governmental Authority when due, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Article III
REPRESENTATIONS AND WARRANTIES OF THE GROSVENOR COMPANIES

Except (i) as set forth in the disclosure letter delivered to Acquiror and IntermediateCo by the Grosvenor Companies on the date of this Agreement (the “Grosvenor Companies Disclosure Letter”) (each section of which, subject to Section 10.11, qualifies the correspondingly numbered and lettered representations in this Article III) and (ii) as otherwise explicitly contemplated by the Pre-Closing Restructuring with respect to the effects of any such actions on the matters contemplated by Sections 3.2, 3.3, 3.6, 3.7, 3.8, 3.12(a) and 3.19, in each case, the Grosvenor Companies represent and warrant to Acquiror and IntermediateCo as follows:

Section 3.1 Company Organization. Each of the Grosvenor Companies, Grosvenor Holders and GCM PubCo has been duly formed or organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, and each has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of the Grosvenor Companies, in each case, as amended to the date of this Agreement and as previously made available to Acquiror prior to the date of this Agreement by or on behalf of the Grosvenor Companies,

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are true, correct and complete. Each of the Grosvenor Companies and GCM PubCo is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Subsidiaries. A complete list of each Qualified Subsidiary of the Grosvenor Companies (after giving effect to the Pre-Closing Restructuring) and its jurisdiction of incorporation, formation or organization, as applicable, as of the date hereof is set forth on Section 3.2 of the Grosvenor Companies Disclosure Letter. The Subsidiaries of the Grosvenor Companies have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of the Grosvenor Companies’ Qualified Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Acquiror prior to the date of this Agreement by or on behalf of the Grosvenor Companies. Each Subsidiary of the Grosvenor Companies is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.3 Due Authorization.

(a) Each of GCM PubCo, the Grosvenor Companies and Grosvenor Holders has all requisite company or corporate power, as applicable, and authority to execute, deliver and perform under this Agreement and the other documents to which it is or will be a party contemplated hereby and (subject to the approvals described in Section 3.5) to consummate the Transactions and to perform all of its obligations hereunder and thereunder. The execution, delivery and performance by each of GCM PubCo, the Grosvenor Companies and Grosvenor Holders of this Agreement and the other documents to which GCM PubCo, any Grosvenor Company or Grosvenor Holder is or will be a party contemplated hereby and the consummation of the Transactions (including, for clarity, the issuance by (i) the Surviving Corporation of the Surviving Corporation Common Stock and Surviving Corporation Warrants (including the shares of Surviving Corporation Common Stock issuable upon exercise thereof, when issued) and (ii) Grosvenor Capital of the GCM PubCo Matching Grosvenor Common Units and GCM PubCo Matching Grosvenor Warrants (including the Grosvenor Common Units issuable upon exercise thereof, when issued)) have been duly and validly authorized and approved by the managing member, general partner, board of managers or board of directors, as applicable (or similar governing persons/bodies), of GCM PubCo, each such Grosvenor Company and Grosvenor Holder, and no other company or corporate proceeding on the part of GCM PubCo, the Grosvenor Companies or Grosvenor Holders is or will be necessary to authorize this Agreement and the other documents to which GCM PubCo, any Grosvenor Company or Grosvenor Holder is or will be a party contemplated hereby, in each case, as applicable. This Agreement has been, and on or prior to the Closing, the other documents to which GCM PubCo, any Grosvenor Company or Grosvenor Holder is or will be a party contemplated hereby will be, duly and validly executed and delivered by GCM PubCo, each such Grosvenor Company or Grosvenor Holder and this Agreement constitutes, and on or prior to the Closing, the other documents to which GCM PubCo, any Grosvenor Company or Grosvenor Holder is or will be a party contemplated hereby will constitute, a legal, valid and binding obligation of GCM PubCo, each such Grosvenor Company or Grosvenor Holder, enforceable against GCM PubCo, each such Grosvenor Company or Grosvenor Holder, in each case, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) On or prior to the date of this Agreement, the managing member, general partner, board of managers or board of directors, as applicable (or similar governing persons/bodies), of GCM PubCo, each Grosvenor Company and Grosvenor Holder has duly adopted resolutions (i) determining that this Agreement and the other documents to which GCM PubCo, such Grosvenor Company or Grosvenor Holder is or will be a party contemplated hereby and the Transactions are advisable and fair to, and in the best interests of, GCM PubCo, such Grosvenor Company or Grosvenor Holder and its partners, members or stockholders, in each case, as applicable, and (ii) authorizing and approving the execution, delivery and performance by GCM PubCo, such Grosvenor Company or Grosvenor Holder of this Agreement and the other documents to which GCM PubCo, such Grosvenor Company or Grosvenor Holder is

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or will be a party contemplated hereby and the consummation of the Transactions, in each case, as applicable. No other company or corporate action is required on the part of GCM PubCo, the Grosvenor Companies, Grosvenor Holders or any of their respective partners, members or stockholders to enter into this Agreement or the documents to which such Grosvenor Company or Grosvenor Holder is or will be a party contemplated hereby or to approve the Transactions, in each case, as applicable.

Section 3.4 No Violation. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.5 and except as set forth on Section 3.4 of the Grosvenor Companies Disclosure Letter, the execution, delivery and performance by GCM PubCo, the Grosvenor Companies or the Grosvenor Holders of this Agreement and the documents to which GCM PubCo, any Grosvenor Company or the Grosvenor Holders is or will be a party contemplated hereby and the consummation of the Transactions (including, for clarity, the Pre-Closing Restructuring and the issuance by (i) the Surviving Corporation of the Surviving Corporation Common Stock and Surviving Corporation Warrants (including the shares of Surviving Corporation Common Stock issuable upon exercise thereof, when issued) and (ii) Grosvenor Capital of the GCM PubCo Matching Grosvenor Common Units and GCM PubCo Matching Grosvenor Warrants (including the Grosvenor Common Units issuable upon exercise thereof, when issued)) do not and will not (a) violate any provision of, or result in the breach of, or default under the Governing Documents of GCM PubCo, the Grosvenor Companies or the Grosvenor Holders, (b) violate any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to GCM PubCo, any Grosvenor Company or Grosvenor Holder or any of the Grosvenor Companies’ Subsidiaries, (c) violate any provision of, or result in the breach of, result in the loss of any right or benefit, require any consent, waiver, approval, authorization, notice or other action by any Person (other than GCM PubCo, the Grosvenor Holders, Grosvenor Companies or their Subsidiaries), or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Governmental Permit or Contract to which any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries is a party or by which any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries may be bound, or terminate or result in the termination of any such Governmental Permit or Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Acquiror contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Authorization”) is required on the part of any of GCM PubCo, the Grosvenor Holders, the Grosvenor Companies or their Subsidiaries with respect to GCM PubCo’s or any Grosvenor Company’s or Grosvenor Holder’s execution, delivery or performance of this Agreement or the Ancillary Agreements or consummation by GCM PubCo, the Grosvenor Companies or the Grosvenor Holders of the Transactions (including, for clarity, the issuance by (i) the Surviving Corporation of the Surviving Corporation Common Stock and Surviving Corporation Warrants (including the shares of Surviving Corporation Common Stock issuable upon exercise thereof, when issued) and (ii) Grosvenor Capital of the GCM PubCo Matching Grosvenor Common Units and GCM PubCo Matching Grosvenor Warrants (including the Grosvenor Common Units issuable upon exercise thereof, when issued)), except for (i) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of GCM PubCo, the Grosvenor Holders or Grosvenor Companies to perform or comply with on a timely basis any of their material obligations under this Agreement or the Ancillary Agreements or to consummate the Transactions, (ii) any consents, approvals, authorizations, designations, declarations, waivers or filings related to the SEC, Nasdaq or NYSE, as applicable, and (ii) the Regulatory Approvals.

Section 3.6 Capitalization of the Grosvenor Companies.

(a) The Grosvenor Company Interests comprise all of the Grosvenor Companies’ authorized equity interests that are issued and outstanding. Except as set forth on Section 3.6(a) of the Grosvenor Companies Disclosure Letter, all of the issued and outstanding Grosvenor Company Interests (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of the Grosvenor Companies and (2) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive

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right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Grosvenor Companies or any Contract to which any Grosvenor Company is a party or otherwise bound; and (iv) are free and clear of any Liens other than restrictions arising under applicable securities Laws and the Governing Documents of such Grosvenor Company (as applicable). Subject to the Pre-Closing Restructuring, the capitalization of each Grosvenor Company is set forth on Section 3.6(a) of the Grosvenor Companies Disclosure Letter.

(b) As of the Closing Date, the Surviving Corporation Common Stock, Surviving Corporation Warrants (including the shares of Surviving Corporation Common Stock issuable upon exercise thereof, when issued), GCM PubCo Matching Grosvenor Common Units and GCM PubCo Matching Grosvenor Warrants (including the Grosvenor Common Units issuable upon exercise thereof, when issued) issued in accordance with the GCM PubCo Equity Investments, IntermediateCo Contribution and Issuance, the Grosvenor Warrant Issuance and the Class C Issuance, as applicable, will (i) be duly authorized and validly issued, fully paid and non-assessable, (ii) be offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of the Grosvenor Companies and (2) any other applicable Contracts governing the issuance of such securities; (iii) not be subject to, nor issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Grosvenor Companies or any Contract to which any Grosvenor Company is a party or otherwise bound; and (iv) be free and clear of any Liens other than restrictions arising under applicable securities Laws and the Governing Documents of such Grosvenor Company (as applicable).

(c) GCMH GP is the record and beneficial owner of the number and class of limited partner and general partner interests in Grosvenor Capital as set forth on Section 3.6(c) of the Grosvenor Companies Disclosure Letter, free and clear of all Liens other than restrictions arising under applicable securities Laws and the Governing Documents of Grosvenor Capital. At the Closing, GCMH GP shall have all right and power to transfer, and shall transfer to IntermediateCo, good, valid and marketable title to such Grosvenor Company Interests, free and clear of all Liens other than restrictions arising under applicable securities Laws and the Governing Documents of Grosvenor Capital or the Ancillary Agreements.

(d) Grosvenor Holdings is the record and beneficial owner of (i) 100% of the equity or other limited liability company interests of GCM LLC, as set forth on Section 3.6(d) of the Grosvenor Companies Disclosure Letter and (ii) the number of Grosvenor Class B-1 Common Units set forth on Section 3.6(d) of the Grosvenor Companies Disclosure Letter, in each case of clauses (i) and (ii) free and clear of all Liens other than restrictions arising under applicable securities Laws and the Governing Documents of Grosvenor Capital. At the Closing, Grosvenor Holdings shall have all right and power to transfer, and shall transfer to IntermediateCo, good, valid and marketable title to all such interests of GCM LLC and the number of Grosvenor Class B-1 Common Units set forth in the Grosvenor Class B-1 Sale Notice, free and clear of all Liens other than restrictions arising under applicable securities Laws and the Governing Documents of Grosvenor Capital or the Ancillary Agreements.

(e) Except as set forth on Section 3.6(e) of the Grosvenor Companies Disclosure Letter, none of GCM PubCo or the Grosvenor Companies have granted any outstanding subscriptions, options, stock appreciation rights, warrants, rights or other securities (including debt securities) convertible into or exchangeable or exercisable for Grosvenor Company Interests, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of any of the Grosvenor Companies or the value of which is determined by reference to shares or other equity interests of any of the Grosvenor Companies, and there are no voting trusts, proxies or agreements of any kind which may obligate the Grosvenor Companies to issue, purchase, register for sale, redeem or otherwise acquire any Grosvenor Company Interests.

(f) As of the date hereof, (x) Michael Sacks is, directly and indirectly, (i) the manager and beneficial owner of GCM V, LLC and (ii) the managing member of Grosvenor Holdings, and as a result thereof, in each case, may be deemed to share beneficial ownership over the securities held by each of the foregoing entities and (y) Grosvenor Holdings is the managing member of Management and GH II. Any distribution of proceeds derived from the securities held by the foregoing entities is shared among the respective members of such entities.

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Section 3.7 Capitalization of Subsidiaries.

(a) The outstanding shares of capital stock or equity interests of each of the Grosvenor Companies’ Subsidiaries (i) have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of each such Subsidiary, and (2) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Subsidiary or any Contract to which each such Subsidiary is a party or otherwise bound; and (iv) are free and clear of any Liens.

(b) Except as set forth on Section 3.7(b) of the Grosvenor Companies Disclosure Letter, following the completion of the Pre-Closing Restructuring, the Grosvenor Companies will collectively own of record and beneficially all the issued and outstanding shares of capital stock or equity interests of the Grosvenor Companies’ Subsidiaries (prior to the Pre-Closing Restructuring, notwithstanding Section 1.2(e)) free and clear of any Liens other than restrictions arising under applicable securities Laws and the Governing Documents of such Subsidiaries (as applicable).

(c) Except as set forth on Section 3.7(c) of the Grosvenor Companies Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any capital stock of any Subsidiaries of the Grosvenor Companies, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of such Subsidiaries or the value of which is determined by reference to shares or other equity interests of such Subsidiaries, and there are no voting trusts, proxies or agreements of any kind which may obligate any Subsidiary of any Grosvenor Company to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock.

(d) As of the date hereof and as of immediately prior to the Effective Time, the authorized capital stock of GCM PubCo is 100 shares of common stock, par value $0.0001 per share, all of which shares are issued and outstanding. GCM Pubco was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Closing except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and Transactions, will have no, material assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

Section 3.8 Financial Statements.

(a) Attached as Section 3.8(a) of the Grosvenor Companies Disclosure Letter are:

(i) true and complete copies of the audited consolidated balance sheets and statements of operations and comprehensive loss, cash flow and change in stockholders’ equity of the Grosvenor Companies and their Subsidiaries as of and for the years ended December 31, 2019, December 31, 2018 and December 31, 2017, together with the auditor’s report thereon (the “Audited Financial Statements”); and

(ii) true and complete copies of the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit and cash flow of the Grosvenor Companies and their Subsidiaries as of and for the three-month period ended March 31, 2020 (the “Q1 Financial Statements” and, together with the Audited Financial Statements, Q2 Financial Statements and Q3 Financial Statements and 2020 Audited Financial Statements, the “Financial Statements”).

(b) Except as set forth on Section 3.8(b) of the Grosvenor Companies Disclosure Letter, the Audited Financial Statements, the Q1 Financial Statements and, when delivered pursuant to Section 5.3, the Q2 Financial Statements, Q3 Financial Statements and 2020 Audited Financial Statements, in each case, (i) fairly present in all material respects the consolidated financial position of the Grosvenor Companies and their consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in stockholders’ equity (with respect to the Audited Financial Statements only) and their consolidated cash flows for the respective periods then ended (subject, in the case of the Q1 Financial Statements, Q2 Financial Statements and Q3 Financial Statements, to normal and recurring year-end adjustments and the absence

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of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the Q1 Financial Statements, Q2 Financial Statements and Q3 Financial Statements, the absence of footnotes), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Grosvenor Companies and its consolidated Subsidiaries and (iv) when delivered by the Grosvenor Companies for inclusion in the Proxy Statement/Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 5.3, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c) The Grosvenor Companies have in place disclosure controls and procedures to reasonably ensure that material information relating to the Grosvenor Companies and their Subsidiaries is made known to the management of the Grosvenor Companies by others within the Grosvenor Companies and their Subsidiaries, including (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Grosvenor Companies or their Subsidiaries to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Grosvenor Companies or their Subsidiaries. Such controls and procedures are sufficient to provide reasonable assurance that (A) transactions are executed in material accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.9 Undisclosed Liabilities. Except as set forth on Section 3.9 of the Grosvenor Companies Disclosure Letter, there is no other liability, debt (including Indebtedness) or obligation of, or claim or judgment against, any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due) that would be required to be set forth on a balance sheet of the Grosvenor Companies and their Subsidiaries prepared in accordance with GAAP applied and in accordance with past practice, except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to the Grosvenor Companies and their Subsidiaries, taken as a whole), (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of the operation of business, consistent with past practice, of the Grosvenor Companies and their Subsidiaries, (c) that will be discharged or paid off prior to or at the Closing, (d) arising under this Agreement and/or the performance by the Grosvenor Companies of their obligations hereunder, or (e) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10 Litigation and Proceedings. Except as set forth on Section 3.10 of the Grosvenor Companies Disclosure Letter, (a) there are no pending or, to the knowledge of the Grosvenor Companies, threatened, lawsuits, actions, suits, judgments, claims or other proceedings at law or in equity (collectively, “Legal Proceedings”) against any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries or their respective properties or assets; (b) no investigations or other inquiries are pending or, to the knowledge of the Grosvenor Companies, threatened by any Governmental Authority, against any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries or their respective properties or assets; and (c) there is no outstanding Governmental Order imposed upon any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries; nor are any properties or assets of any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries’ respective businesses bound or subject to any Governmental Order except, in the case of each of clauses (a) – (c), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11 Legal Compliance.

(a) Each of the Grosvenor Companies and their Subsidiaries is in compliance with, and since July 31, 2019, has complied with, all applicable Laws (including Privacy Laws), except where such non-compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For the past three (3) years, the Grosvenor Companies and their Subsidiaries have not received any written notice of or been charged with the violation of any Laws, except where such violation has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b) Each of the Grosvenor Companies and their Subsidiaries hold, and are in compliance with, all Governmental Permits necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties, except where such failure to hold or non-compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such Governmental Permits are in full force and effect, except where the failure of such Governmental Permits to be in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Legal Proceeding is pending or, to the knowledge of the Grosvenor Companies, threatened, by any Governmental Authority seeking the revocation, limitation, suspension, withdrawal, modification or nonrenewal of any such Governmental Permit, except such Legal Proceedings that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.12 Contracts; No Defaults.

(a) Section 3.12(a) of the Grosvenor Companies Disclosure Letter contains a listing of all Contracts described in clauses (i) through (viii) below (other than clause (iii), which listing of Contracts has been delivered to or made available to Acquiror or its agents or representatives on or prior to the date of this Agreement and separate from the Grosvenor Companies Disclosure Letter) to which, as of the date of this Agreement, any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries is a party or by which they are bound, other than a Company Benefit Plan (to the extent addressed in Section 3.13(a)). True, correct and complete copies of the Contracts listed on Section 3.12(a) of the Grosvenor Companies Disclosure Letter have been delivered to or made available to Acquiror or its agents or representatives prior to the date of this Agreement, together with all amendments (other than insignificant amendments) thereto.

(i) Each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for Indebtedness by a Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries, including any agreement or commitment for future loans, credit or financing, in each case, in excess of $500,000;

(ii) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property and involves aggregate payments in excess of $500,000 in any calendar year;

(iii) Employment Contracts with each current managing director of any of the Grosvenor Companies or their Subsidiaries that provide annual base compensation (excluding bonus and other benefits) greater than or equal to $500,000;

(iv) Any Contract requiring change-in-control payments, transaction bonuses, retention payments, single-trigger severance or similar compensatory payments payable by the Grosvenor Companies or any of their Subsidiaries to any current or former employee, independent contractor, officer, or director of the Grosvenor Companies or any of their Subsidiaries as a direct result of the Transactions (and not tied to any subsequent event or condition, such as a termination of employment);

(v) Any Contract (A) granting to any Person (other than the Grosvenor Companies or their Subsidiaries) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests in any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries, (B) involving the obligation to sell to any Person or Persons (or pursuant to which such sale was made, if there are any ongoing obligations) any capital stock of the Grosvenor Companies, or (C) restricting any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries from engaging in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person;

(vi) Any Contract granting any Person a material Lien (other than a Permitted Lien) on any of the properties or assets of any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries;

(vii) Any Contract to which a Grosvenor Company or any Grosvenor Company’s Subsidiary is a party, on the one hand, and any Grosvenor Holder or a Specified Person or any of their respective family members or other related Persons that would require disclosure of transactions therewith under Item 404 of Regulation S-K promulgated by the SEC is a party, on the other hand (excluding the Governing Documents of

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the Grosvenor Companies or their Subsidiaries), involving payments in excess of $200,000 in the aggregate with respect to all such Contracts;

(viii) Any Contracts not otherwise included in the foregoing clauses (i) – (vii) that would be required to be filed with the Proxy Statement/Registration Statement under applicable SEC requirements; and

(ix) Any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (viii) of this Section 3.12(a).

(b) With such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) all of the Contracts to which any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries is a party or by which they are bound are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Grosvenor Company or the Subsidiary of any Grosvenor Company party thereto and, to the knowledge of the Grosvenor Companies, represent the legal, valid and binding obligations of the counterparties thereto; and (B) (x) the Grosvenor Companies and their Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under the Contracts to which any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries is a party or by which they are bound, and neither the Grosvenor Companies, the Grosvenor Companies’ Subsidiaries, nor, to the knowledge of the Grosvenor Companies, any other party thereto is in breach of or default under any such Contract, (y) during the last twelve (12) months, neither the Grosvenor Companies nor any of their Subsidiaries has received any written claim or notice of termination or breach of or default under any such Contract, and (z) no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Contract by the Grosvenor Companies or their Subsidiaries or, to the knowledge of the Grosvenor Companies, any other party thereto (in each case, with or without notice or lapse of time or both).

(c) As of the date hereof, set forth on Section 3.12(c) of the Grosvenor Companies Disclosure Letter is a list of the categories of vendors and advisors that the Grosvenor Companies expect to owe fees or expenses to under clause (A) of the definition of Grosvenor Transaction Expenses.

Section 3.13 Company Benefit Plans.

(a) Section 3.13(a) of the Grosvenor Companies Disclosure Letter sets forth a complete list, as of the date hereof, of each material Company Benefit Plan. For purposes of this Agreement, a “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and any other plan, policy, program or agreement (including any employment, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, retention, supplemental retirement, change in control or similar plan, policy, program or agreement but excluding any carried interest plans, policies, programs or agreements) providing compensation or other benefits to any current or former director, officer, individual consultant, worker or employee, which are maintained, sponsored or contributed to by any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries, or to which any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries is a party or has or may have any liability, and in each case whether or not subject to the Laws of the United States or funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable law and maintained by any Governmental Authority. With respect to each material Company Benefit Plan, the Grosvenor Companies have delivered to Acquiror, to the extent applicable, true, complete and correct copies of (A) the documents comprising the Company Benefit Plan, including all amendments thereto (B) trust agreements, insurance policies or other funding vehicles, third party administrator agreements, and all amendments to any of these, (C) the most recent summary plan description, including any summary of material modifications, (D) the most recent annual report (Form 5500 series) filed with the IRS with respect to such Company Benefit Plan, (E) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, and (F) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a determination letter.

(b) Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Benefit Plan has been operated and administered in compliance with its terms and all applicable Laws, including ERISA and the Code, (ii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a prototype plan and, to the knowledge of the Grosvenor Companies, no fact or event has occurred that would reasonably be expected to adversely

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affect the qualified status of any such Company Benefit Plan and (iii) each Company Benefit Plan that is maintained primarily for the benefit of any current or former director, officer, individual consultant, worker or employee outside of the United States (“Non-US Company Benefit Plan”) has been registered and maintained in good standing with the applicable regulatory authorities, and each such Non-US Company Benefit Plan that is intended to qualify for special Tax treatment meets all of the requirements for such treatment.

(c) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA (“Title IV Plan”), and neither the Grosvenor Companies nor any of their ERISA Affiliates have sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under, a Multiemployer Plan or Title IV Plan at any time within the previous six (6) years. Neither the Grosvenor Companies nor any ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied. No Non-US Company Benefit Plan is a defined benefit pension plan and neither the Grosvenor Companies nor any of the Grosvenor Companies’ Subsidiaries has any liability, contingent or otherwise, with respect to any such Company Benefit Plan.

(d) Except as would not reasonably be expected to result in a Company Material Adverse Effect to the Grosvenor Companies and their Subsidiaries, with respect to the Company Benefit Plans, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Grosvenor Companies, threatened, and, to the knowledge of the Grosvenor Companies, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims. Except as would not reasonably be expected to result in a Company Material Adverse Effect to the Grosvenor Companies and their Subsidiaries, no Company Benefit Plan is currently under investigation or audit by any Governmental Authority and, to the knowledge of the Grosvenor Companies, no such investigation or audit is contemplated or under consideration.

(e) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Grosvenor Companies or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary). No condition exists that would prevent the Grosvenor Companies or any Subsidiary of the Grosvenor Companies from amending or terminating any Company Benefit Plan providing health or medical benefits in respect of any active employee of the Grosvenor Companies or any Subsidiary of the Grosvenor Companies (other than in accordance with the applicable Company Benefit Plan).

(f) No Non-US Company Benefit Plan is a defined benefit pension plan, and, except as would not reasonably be expected to result in a Company Material Adverse Effect to the Grosvenor Companies and their Subsidiaries, each Non-US Company Benefit Plan that is required to be funded is fully funded and adequate reserves have been established with respect to any Non-US Company Benefit Plan that is not required to be funded. Except as would not be reasonably expected to result in a Company Material Adverse Effect to the Grosvenor Companies and their Subsidiaries, none of the Grosvenor Companies or any of their Subsidiaries has any liability, contingent or otherwise, with respect to any defined benefit pension plans subject to Laws outside of the United States.

(g) Except as set forth on Section 3.13(g) of the Grosvenor Companies Disclosure Letter, the consummation of the Transactions will not, either alone or in combination with another event (such as termination following the consummation of the Transactions), (i) entitle any current or former director, employee, officer or other service provider of the Grosvenor Companies or any Subsidiary of the Grosvenor Companies to any severance pay or any other compensation payable by the Grosvenor Companies or any Subsidiary of the Grosvenor Companies, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, employee, officer or other individual service provider by the Grosvenor Companies or a Subsidiary of the Grosvenor Companies.

Section 3.14 Labor Relations; Employees.

(a) Except as set forth on Section 3.14(a) of the Grosvenor Companies Disclosure Letter, neither the Grosvenor Companies nor any of their Subsidiaries is a party to or bound by any collective bargaining agreement, works council agreement, or any similar agreement, no such agreement is being negotiated by any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries, and no labor union or any other employee representative body has requested or, to the knowledge of the Grosvenor Companies, has sought to represent any of the employees of the Grosvenor Companies or their Subsidiaries. To the knowledge of the Grosvenor Companies, there has been no

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labor organization activity involving any employees of the Grosvenor Companies or any of their Subsidiaries. In the past three (3) years, there has been no actual or, to the knowledge of the Grosvenor Companies, threatened strike, slowdown, work stoppage, lockout or other material labor dispute against or affecting the Grosvenor Companies or any Subsidiary. Neither the execution of, nor the consummation of the transactions contemplated by, this Agreement require the consent of or consultation with any works council or other labor organization.

(b) Except as would not reasonably be expected to result in material liability to the Grosvenor Companies and their Subsidiaries, each of the Grosvenor Companies and their Subsidiaries are, and have been for the past three (3) years, in compliance with all applicable Laws and COVID-19 Measures respecting labor and employment in each of the jurisdictions (including non-U.S. jurisdictions) in which the Grosvenor Companies and their Subsidiaries conduct business including, but not limited to, all Laws and COVID-19 Measures respecting terms and conditions of employment, health and safety, wages and hours, holiday pay and the calculation of holiday pay, working time, employee classification (with respect to both exempt vs. non-exempt status and employee vs. independent contractor and worker status), child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance. None of the Grosvenor Companies or their Subsidiaries is a government contractor.

Section 3.15 Taxes.

(a) All material Tax Returns required by Law to be filed by the Grosvenor Companies or their Subsidiaries have been timely filed, and all such Tax Returns are true, complete and accurate in all material respects.

(b) All material amounts of Taxes due and owing by the Grosvenor Companies and their Subsidiaries have been paid.

(c) The Grosvenor Companies and their Subsidiaries have complied in all material respects with Laws relating to the withholding and remittance of Taxes and information reporting relating to Taxes.

(d) Neither the Grosvenor Companies nor any of their Subsidiaries are engaged in any material audit, examination or other proceeding with a Governmental Authority relating to a material amount of Taxes.

(e) Neither the Grosvenor Companies nor any of their Subsidiaries have received any written claimed deficiency with respect to a material amount of Taxes that has not been resolved. Neither the Grosvenor Companies nor any of their Subsidiaries have waived the statute of limitations with respect to any assessment or potential assessment of a material amount of Taxes which waiver is still in effect.

(f) There are no Liens with respect to material Taxes on any of the assets of the Grosvenor Companies or their Subsidiaries, other than Permitted Liens.

(g) Grosvenor Capital is and at all times within the last five (5) years has been treated as a partnership, and GCM LLC is and at all times within the last five years has been treated as a disregarded entity for U.S. federal income Tax purposes. The classification of each of the Subsidiaries of the Grosvenor Companies for U.S. federal income Tax purposes is set forth on Section 3.15(g) of the Grosvenor Companies Disclosure Letter. None of the Grosvenor Companies or their Subsidiaries has elected to apply the provisions of the Bipartisan Budget Act of 2015 (or any similar provision of state or local Law) to taxable years beginning prior to January 1, 2018).

(h) None of the Grosvenor Companies or any of their Subsidiaries is a party to any Tax sharing, indemnification or similar Agreement (other than arrangements among the Grosvenor Companies and their Subsidiaries and other than commercial Contracts entered into in the ordinary course of business not primarily related to Taxes).

(i) None of the Grosvenor Companies nor any of their Subsidiaries, or any predecessor of the foregoing, has been a party to any transaction treated by the parties as a transaction qualifying under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the two years prior to the date of this Agreement.

(j) Neither any of the Grosvenor Companies nor any of their Subsidiaries will be required to include any material amount in taxable income, exclude any material item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing

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Date, (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date, or (v) election under Section 108(i) of the Code or any similar provision of state, local or foreign Law, and to the knowledge of the Grosvenor Companies, the IRS has not proposed any such adjustment or change in accounting method.

(k) GCM Pubco was formed for the purpose of effecting the Transaction and has not engaged in business activities or conducted any material operations other than in connection with the Transactions and has not had, and at all times prior to the Closing, will not have, any assets, liabilities or obligations other than those incident to its formation and the Transactions.

Section 3.16 Brokers’ Fees. Except as set forth on Section 3.16 of the Grosvenor Companies Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by any Grosvenor Company, any of the Grosvenor Companies’ Subsidiaries’ or any of their Affiliates for which Acquiror, any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries has any obligation. A true, correct and complete copy of each engagement letter (together with any amendments thereto) referred to Section 3.16 of the Grosvenor Companies Disclosure Letter has been provided to Acquiror prior to the date of this Agreement.

Section 3.17 Property.

(a) Section 3.17(a) of the Grosvenor Companies Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Leased Real Property and all Real Property Leases (as hereinafter defined) pertaining to such Leased Real Property. With respect to the Leased Real Property:

(i) The Grosvenor Companies and their Subsidiaries have delivered to Acquiror true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in to the Leased Real Property by or to the Grosvenor Companies and their Subsidiaries, including all amendments, terminations and modifications thereof (collectively, the “Real Property Leases”), and none of such Real Property Leases have been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to Acquiror, prior to the date of this Agreement.

(ii) Such Real Property Leases are legal, valid, binding, enforceable and in full force and effect, subject to proper authorization and execution of such Real Property Leases by the other party thereto and the application of any bankruptcy or other creditor’s rights Laws.

(iii) Neither the Grosvenor Companies or any Subsidiary is in breach or default under any Real Property Lease, and to the Grosvenor Companies’ knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, except to the extent such breach of default would not have a Company Material Adverse Effect.

(b) None of the Grosvenor Companies nor any of their Subsidiaries has any ownership in any real property.

(c) With such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Grosvenor Companies and their Subsidiaries have good title to or valid leasehold or license interests in all of the assets and personal property that they purport to own, lease or license (including those assets reflected on the Financial Statements), free and clear of any and all Liens other than Permitted Liens. Such assets and properties constitute all of the assets and personal properties which are owned, used or held for use in the conduct by the Grosvenor Companies and their Subsidiaries of their businesses as they are currently conducted or contemplated to be conducted. Except as set forth on Section 3.17(c) of the Grosvenor Companies Disclosure Letter, none of the Grosvenor Holders or the Grosvenor Non-Recourse Parties has any right in or to any of the assets or properties which are owned, used or held for use in the conduct by any of the Grosvenor Companies or their Subsidiaries of its business as conducted.

Section 3.18 Intellectual Property.

(a) Section 3.18(a) of the Grosvenor Companies Disclosure Letter lists each item of Owned Intellectual Property that is registered, filed or applied-for with a Governmental Authority, domain name registrar or other

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authority, whether applied for or registered in the United States or any other territory or jurisdiction as of the date of this Agreement (“Company Registered Intellectual Property”), in each case, listing, as may be applicable, the filing/application/registration number, title, registrar, jurisdiction, date of filing/issuance and current applicant(s)/registered owners(s).

(b) The Grosvenor Companies or one of their Subsidiaries own all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens), and have a valid right and license to use all Company Intellectual Property, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) To the Grosvenor Companies’ knowledge, the Company Intellectual Property constitutes all Intellectual Property reasonably necessary for the conduct of the business of the Grosvenor Companies and their Subsidiaries as currently conducted.

(d) To the Grosvenor Companies’ knowledge, (i) conduct of the Business as currently conducted is not infringing, misappropriating or otherwise violating the Intellectual Property rights of any Person and (ii) no Person (including any current or former employee or consultant of the Grosvenor Companies or any of their Subsidiaries) has, since December 31, 2018, or is currently infringing, misappropriating or violating the Owned Intellectual Property, in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 2018, no claim of any of the foregoing has been made or, to the Grosvenor Companies’ knowledge, threatened against the Grosvenor Companies or any of their Subsidiaries or made by the Grosvenor Companies or any of their Subsidiaries against a third party alleging any of the foregoing except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) It is the practice of the Grosvenor Companies and their Subsidiaries to require each current and former independent contractor of the Grosvenor Companies or any of their Subsidiaries that was or is involved in the development or creation of any material Intellectual Property to execute a written agreement assigning to the Grosvenor Companies or one of their Subsidiaries all right, title and interest in and to such Intellectual Property developed or created during the term of such independent contractor’s service to the extent that such material Intellectual Property was not assigned to the Grosvenor Companies or one of their Subsidiaries by operation of applicable Law.

(f) The IT Systems owned or used by or on behalf of the Grosvenor Companies or any of their Subsidiaries (collectively, “Designated IT Systems”) are sufficient in for the current operations of the Grosvenor Companies and their Subsidiaries except for any insufficiencies that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Grosvenor Companies and their Subsidiaries implement and maintain industry-standard administrative, physical and technical security controls and procedures (collectively, “Security Procedures”) with respect to the Designated IT Systems they lease or own (the “Owned IT Systems”) that are designed to safeguard such Owned IT Systems against the risk of business disruption. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Grosvenor Companies and their Subsidiaries require that their respective technology suppliers and service providers in possession of any material Proprietary Information implement and maintain reasonably appropriate Security Procedures designed to protect against any unauthorized use or disclosure thereof. The Grosvenor Companies and each of their Subsidiaries have taken commercially reasonable measures to protect the proprietary nature of all material Proprietary Information except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) To the knowledge of the Grosvenor Companies, there has been, since December 31, 2018, no breach of the Designated IT Systems resulting in the unauthorized access, use, disclosure, modification or destruction of information or interference with systems operations or any Proprietary Information in any portion of the Designated IT Systems that has not been remediated except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h) Neither the Grosvenor Companies nor any of their Subsidiaries has (i) incorporated any Open Source Software into, or combined Open Source Software with, any Software included in the Owned Intellectual Property, or (ii) distributed Open Source Software in conjunction with any Software included in the Owned Intellectual Property, in each case, in a manner which requires, as a condition of such incorporation, combination or distribution, that the

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Owned Intellectual Property be (x) disclosed or distributed in source code, object code or binary form, (y) licensed for the purpose of making derivative works, or (z) redistributable at no charge.

(i) The Grosvenor Companies and their Subsidiaries are, and since December 31, 2018, have been in compliance with all Privacy Laws. To the knowledge of the Grosvenor Companies, no complaint relating to an improper use or disclosure of, or a breach in the security of, any Personal Data in any material respect has been made against the Grosvenor Companies or their Subsidiaries. There is no pending claim, audit or investigation against the Grosvenor Companies or any of their Subsidiaries alleging that any processing of Personal Data by the Grosvenor Companies or any of their Subsidiaries: (i) is in violation of any applicable Privacy Laws, or (ii) is in violation of any Privacy Agreements.

Section 3.19 Absence of Changes. Since the date of the most recent balance sheet included in the Financial Statements, (a) there has not been any Company Material Adverse Effect and (b) except as set forth in Section 3.19 of the Grosvenor Companies Disclosure Letter, the Grosvenor Companies and their Subsidiaries have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practice.

Section 3.20 Anti-Corruption Compliance ; Sanctions; PATRIOT ACT.

(a) For the past three (3) years, neither the Grosvenor Companies nor any of their Subsidiaries, nor, to the knowledge of the Grosvenor Companies, any director, officer, employee or agent acting on behalf of any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries, has offered or given anything of value to: (i) any official or employee of a Governmental Authority, any political party or official thereof, or any candidate for political office or (ii) any other Person, in any such case while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case in violation of the Anti-Bribery Laws.

(b) Each of the Grosvenor Companies and their Subsidiaries, have instituted and maintain policies and procedures reasonably designed to ensure compliance in all material respects with the Anti-Bribery Laws.

(c) To the knowledge of the Grosvenor Companies, as of the date hereof, there are no current or pending internal investigations, third party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries.

(d) Sanctions Concerns. Neither the Grosvenor Companies nor their Subsidiaries, nor, to the knowledge of the Grosvenor Companies, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by, any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(e) PATRIOT Act. To the extent applicable, the Grosvenor Companies and their Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or Governmental Order relating thereto and (ii) the PATRIOT Act.

Section 3.21 Fund-Related Representations.

(a) Investment Company. None of the Grosvenor Companies constitutes an “investment company” under the Investment Company Act. Each Grosvenor Fund is either registered as an investment company under the Investment Company Act or is exempt from registration under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(b) Grosvenor Fund Contracts. With such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Grosvenor Fund Contract is (i) in full force and effect and (ii) represents the legal, valid and binding obligation of the Grosvenor Company or the Subsidiary of any Grosvenor Company party thereto and, to the knowledge of the Grosvenor Companies, represents the legal, valid and binding obligations of the counterparties thereto.

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(c) No Violation. The execution, delivery and performance of this Agreement and the documents to which any Grosvenor Company is or will be a party contemplated hereby, and the consummation of the Transactions, do not and will not (A) violate any provision of, or result in the breach of, or default under the Governing Documents of any Grosvenor Funds, (B) violate any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to any Grosvenor Fund, or (C) result in the creation of any Lien upon any of the properties or assets of any Grosvenor Funds, except, in the case of clauses (A), (B) and (C), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) No Consents. No Grosvenor Fund is required to obtain from any other Person (including but not limited to the investors in any such Grosvenor Fund) any consent, waiver, approval or authorization, or provide notice to any such other Person, in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements and the consummation of the Transactions, except where the failure to obtain such consents, waivers, approvals or authorizations or deliver such notices, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The consummation of the Transactions contemplated hereby will not result in an “assignment” (as such term is defined under the Advisers Act) of any Grosvenor Fund Contract.

(e) Compliance with Laws.

(i) Each Grosvenor Fund that is offered pursuant to a private placement is in compliance with, and since December 31, 2018, has complied with, the requirements of the private placement exemption in Section 4(a)(2) of the Securities Act, the requirements of Rule 506 under the Securities Act (to the extent applicable), and all applicable state laws and regulations in connection with its offering of securities, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) Each Grosvenor Fund has made all filings required to be made with each other jurisdiction in which it has offered and sold securities, except where the failure to make such filings, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(iii) All outstanding securities of each Grosvenor Fund have been distributed in compliance with all applicable Laws, and since December 31, 2018, each Grosvenor Fund has been operated in compliance with applicable Laws, except, in each case, where the failure to so comply, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(f) Grosvenor Funds.

(i) The Grosvenor Companies have made available to Acquiror prior to the date of this Agreement (A) the Governing Documents of each Specified Grosvenor Fund in effect as of the date hereof, and (B) agreements pursuant to which the relevant Grosvenor Entity provides investment management or investment advisory services to each Specified Grosvenor Fund. For purposes of this clause (f)(i) only, “Governing Documents” shall only include the limited partnership agreement or limited liability company agreement, respectively, and any material amendment thereto.

(ii) Each Grosvenor Fund has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership, limited liability company, or similar power and authority to conduct its business as it is now being conducted. Each Grosvenor Fund is duly licensed or qualified and in good standing as a foreign or extra-provincial entity in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iii) No single investor in any Specified Grosvenor Fund with a capital commitment of greater than 5% of the aggregate capital commitments to such Specified Grosvenor Fund has, on or prior to the date of this Agreement, provided a Grosvenor Company with a formal written notice of its intention to withdraw or redeem all of its interests from such Specified Grosvenor Fund pursuant to the terms of the relevant Fund Documentation.

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(iv) Each Grosvenor Fund currently is operated in accordance with its respective investment objectives, policies and restrictions, as set forth in the applicable private placement memorandum or other applicable offering document of such Grosvenor Fund, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(v) Except for routine examinations conducted by any Governmental Authority in the regular and ordinary course of business, since December 31, 2018, no Governmental Authority has, to the knowledge of the Grosvenor Companies, initiated or provided written or oral notice of any inquiry, request for information, audit review, proceeding or investigation, with respect to any of the Grosvenor Companies or the Grosvenor Funds.

(vi) The Grosvenor Companies and their Subsidiaries have, since December 31, 2018, complied in all material respects with Rule 206(4)-2 under the Advisers Act with respect to each Grosvenor Fund.

(vii) There is no liability, debt or obligation of or claim or judgment against a Specified Grosvenor Fund (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (i) reflected or reserved for on the financial statements of such Specified Grosvenor Fund (or disclosed in the notes thereto) or (ii) that have arisen since the date of the most recent balance sheet in the ordinary course of the operation of business of such Specified Grosvenor Fund, or (iii) that has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Notwithstanding the foregoing, nothing contained in this Section 3.21(f)(vii) shall be deemed to be a representation or warranty as to the adequacy or sufficiency of reserves or the effect of the adequacy or sufficiency of reserves on any line item, asset, liability or equity amount on any financial or other document.

(viii) Other than any “clawback” obligations, obligations described in the applicable Fund Documentation and such other obligations incurred in the ordinary course of business with respect to the Specified Grosvenor Funds, none of the Grosvenor Companies or Subsidiaries is liable in connection with, on behalf of or for any obligation to any of the Specified Grosvenor Funds that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ix) No Grosvenor Company or Grosvenor Fund has given any guarantee, warranty or assurance as to the future investment performance of any of the Grosvenor Funds or the investment performance resulting from any Grosvenor Company’s investment management or investment advisory services.

(x) Since December 31, 2018, no Grosvenor Company or Grosvenor Company Subsidiary has suspended withdrawals or redemptions of investors from such Grosvenor Fund other than in the ordinary course of business with respect to such Grosvenor Fund in accordance with the applicable Fund Documentation.

(g) Track Record. Each relevant Grosvenor Company and Grosvenor Company Subsidiary has (i) full and sole rights to use its track record relating to the performance of the Grosvenor Funds under the applicable rules and regulations of the SEC and (ii) has not granted rights to other Persons to use such track record.

Section 3.22 Insurance. The Grosvenor Companies and their Qualified Subsidiaries have in full force and effect all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of the Grosvenor Companies or any of their Qualified Subsidiaries. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to Acquiror. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by any Grosvenor Company or any of the Grosvenor Companies’ Qualified Subsidiaries with respect to any such policy. No insurer has denied or disputed coverage of any material claim under an insurance policy during the last twelve (12) months.

Section 3.23 Advisers Act; Regulation D. None of the Grosvenor Companies nor, to the knowledge of the Grosvenor Companies, any “person associated with” the Grosvenor Companies (within the meaning of the Advisers Act) has, during the ten years prior to the date of this Agreement, (x) been convicted of any felony, or of any misdemeanor involving fraud or involving investments or an investment-related business, or (y) been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act, and there are no proceedings of any Governmental Authority pending or, to the knowledge of the Grosvenor Companies, threatened that would reasonably be expected to result in any such

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disqualification, denial, suspension or revocation. No disciplinary event, order, judgment or decree has occurred or is threatened that would impose disqualification on the Grosvenor Companies or any of their Affiliates pursuant to Rule 506(d) under Regulation D of the Securities Act.

Section 3.24 Subscription-Related Representations.

(a) GCM V understands that the shares of Class C Common Stock (the “Shares”) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The GCM V understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by GCM V absent an effective registration statement under the Securities Act except (i) to Acquiror or a Subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry account representing the Shares shall contain a legend to such effect. GCM V acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act.

(b) GCM V acknowledges and agrees that GCM V has received such information as GCM V deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, GCM V acknowledges that it has reviewed Acquiror’s filings with the SEC. GCM V represents and agrees that GCM V and GCM V’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information from Acquiror concerning Acquiror and an investment in the Shares as GCM V and GCM V’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(c) GCM V acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Acquiror’s filings with the SEC. GCM V has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and GCM V has sought such accounting, legal and tax advice as GCM V has considered necessary to make an informed investment decision.

Section 3.25 Takeover Statutes and Charter Provisions. The Board of Directors of GCM PubCo has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the Transactions, including the Transactions and the Class C Issuance. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover statute or similar domestic or foreign Law applies with respect to GCM PubCo or any of its Subsidiaries (if any) in connection with this Agreement, the Transactions, the Class C Issuance to the Grosvenor Holders or any of the other transactions contemplated herein. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which the GCM PubCo or any of its Subsidiaries (if any) is subject, party or otherwise bound.

Section 3.26 Registration Statement and Proxy Statement/Registration Statement. On the effective date of the Registration Statement, and when first filed in accordance with Rule 424(b) and/or filed pursuant to Section 14A, the Proxy Statement/Registration Statement (or any amendment or supplement thereto) shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the effective date of the Registration Statement, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Grosvenor Companies make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Proxy Statement/Registration Statement in reliance upon and in conformity with information furnished in writing to the Grosvenor Companies by or on behalf of Acquiror specifically for inclusion in the Registration Statement or the Proxy Statement/Registration Statement. On the date of any filing pursuant to Rule 424(b) and/or Section 14A, the date the Proxy Statement/Registration Statement is first mailed to the Acquiror Stockholders, and at the time of the Acquiror Stockholders’ Meeting, the Proxy Statement/Registration Statement (together with any amendments or supplements thereto), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Grosvenor Companies make no representations or warranties as to the information contained in or omitted from the Registration Statement or the

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Proxy Statement/Registration Statement in reliance upon and in conformity with information furnished in writing to the Grosvenor Companies by or on behalf of Acquiror specifically for inclusion in the Registration Statement or the Proxy Statement/Registration Statement.

Section 3.27 No Outside Reliance. Notwithstanding anything contained in Article IV or any other provision hereof, each of the Grosvenor Companies, and any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives, acknowledge and agree that the Grosvenor Companies has made its own investigation of the Acquiror and IntermediateCo and that neither Acquiror and IntermediateCo nor any of their Affiliates, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by Acquiror and IntermediateCo in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror and IntermediateCo or their Subsidiaries. Without limiting the generality of the foregoing, it is understood that any management presentations that have been or shall hereafter be provided to the Grosvenor Companies or any of their Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of Acquiror, IntermediateCo or Sponsor, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement. Except as otherwise expressly set forth in this Agreement, each of the Grosvenor Companies understands and agrees that any assets, properties and business of Acquiror and IntermediateCo and their Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

Section 3.28 No Additional Representation or Warranties. Except as provided in Article IV, neither Acquiror nor IntermediateCo nor any their respective Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Grosvenor Companies or the Grosvenor Holders or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Grosvenor Companies or the Grosvenor Holders or their Affiliates. Without limiting the foregoing, the Grosvenor Companies or the Grosvenor Holders acknowledge that the Grosvenor Companies or the Grosvenor Holders, together with their respective advisors, have made their own investigation of Acquiror, IntermediateCo and their respective Subsidiaries and, except as provided in Article IV, is not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror, IntermediateCo or any of their respective Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Acquiror, IntermediateCo and their respective Subsidiaries as conducted after the Closing, as contained in any materials provided by Acquiror, IntermediateCo or any of their Affiliates or any of their respective directors, officers, employees, stockholders, partners, members or representatives or otherwise.

Article IV
REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND INTERMEDIATECO

Except as set forth in (i) in the case of Acquiror, any Acquiror SEC Filings filed or submitted on or prior to the date hereof (excluding any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature) (it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 4.8, Section 4.12 and Section 4.15), or (ii) in the case of Acquiror and IntermediateCo, in the disclosure letter delivered by Acquiror and IntermediateCo to the Grosvenor Holders and the Grosvenor Companies (the “Acquiror Disclosure Letter”) on the date of this Agreement (each section of which, subject to Section 10.11, qualifies the correspondingly numbered and lettered representations in this Article IV), Acquiror and IntermediateCo represent and warrant to the Grosvenor Holders and the Grosvenor Companies as follows:

Section 4.1 Company Organization. Each of Acquiror and IntermediateCo has been duly incorporated, organized or formed and is validly existing as a corporation and in good standing or exempted company in good standing (or equivalent status, to the extent that such concept exists) under the Laws of its jurisdiction of incorporation, organization or formation, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of the Acquiror Governing Documents and the Governing Documents of IntermediateCo, in each case, as amended to the date of this Agreement, previously delivered by Acquiror to the Grosvenor Holders prior to the date of this Agreement, are true, correct and complete.

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IntermediateCo has no assets or operations other than those required to effect the Transactions. All of the equity interests of IntermediateCo are held directly by Acquiror. Each of Acquiror and IntermediateCo is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 4.2 Due Authorization.

(a) Each of Acquiror and IntermediateCo has all requisite corporate power and authority to (a) execute, deliver and perform under this Agreement and the other documents to which it is or will be a party contemplated hereby and (b) consummate the Transactions and perform all obligations to be performed by it hereunder and thereunder (assuming, if such consummation and performance, as applicable, would occur after the applicable Extension Approval End Date then in effect in accordance with Section 7.2(c), that the applicable Acquiror Extension Approval has been obtained), subject to obtaining the Acquiror Stockholder Approval. The execution, delivery and performance of this Agreement and the other documents to which it is or will be a party contemplated hereby and the consummation of the Transactions (including the Extension Proposals) and thereby have been (i) duly and validly authorized and unanimously approved by the Board of Directors of Acquiror and by Acquiror as the sole stockholder IntermediateCo and (ii) determined by the Board of Directors of Acquiror as advisable to Acquiror and the Acquiror Stockholders and recommended for approval by the Acquiror Stockholders. No other company proceeding on the part of Acquiror or IntermediateCo is or will be necessary to authorize this Agreement and the other documents to which it is or will be a party contemplated hereby (other than the Acquiror Stockholder Approval and, if applicable, the Acquiror Extension Approval). This Agreement has been, and at or prior to the Closing, the other documents to which it is or will be a party contemplated hereby will be, duly and validly executed and delivered by each of Acquiror and IntermediateCo, and this Agreement constitutes, and at or prior to the Closing, the other documents to which it is or will be a party contemplated hereby will constitute, a legal, valid and binding obligation of each of Acquiror and IntermediateCo, enforceable against Acquiror and IntermediateCo in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Assuming that a quorum (as determined pursuant to the Acquiror Governing Documents) is present:

(i) each of those Transaction Proposals identified in clauses (A) - (I) of Section 7.2(b), in each case, shall require approval by an affirmative vote of the holders of at least a majority of the outstanding Acquiror Common Stock (prior to the Effective Time) entitled to vote, who attend and vote thereupon (as determined in accordance with the Acquiror Governing Documents) at an Acquiror Stockholders’ Meeting duly called by the Board of Directors of Acquiror and held for such purpose;

(ii) to the extent necessary, the Extension Proposal identified in clause (A) of Section 7.2(c)(i) shall require approval by an affirmative vote of the holders of at least sixty five percent (65%) of the outstanding Acquiror Common Stock (prior to the Effective Time) entitled to vote thereupon (as determined in accordance with the Acquiror Governing Documents) at a stockholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose; and

(iii) to the extent necessary, the Extension Proposal identified in clause (B) of Section 7.2(c)(i) shall require approval by an affirmative vote of the holders of at least sixty five percent (65%) of the outstanding Acquiror Common Stock (prior to the Effective Time) entitled to vote thereupon (as determined in accordance with the Trust Agreement) at a stockholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose.

(c) The foregoing votes are the only votes of any of Acquiror’s share capital necessary in connection with entry into this Agreement by Acquiror and IntermediateCo and the consummation of the Transactions, including the Closing.

(d) At a meeting duly called and held, the Board of Directors of Acquiror has unanimously approved the Transactions as a Business Combination.

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Section 4.3 No Violation. Subject to the Acquiror Extension Approval, if applicable, and the Acquiror Stockholder Approval, the execution, delivery and performance of this Agreement by Acquiror and IntermediateCo and the other documents to which it is or will be a party contemplated hereby by Acquiror and IntermediateCo and the consummation of the Transactions do not and will not (a) violate any provision of, or result in the breach of or default under the Governing Documents of Acquiror or IntermediateCo, (b) violate any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to Acquiror or IntermediateCo, (c) violate any provision of, or result in the breach of, result in the loss of any right or benefit (including any forfeiture or reduction in carried interest), require any consent, waiver, approval, authorization, notice or other action by any Peron (other than Acquiror or IntermediateCo), or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract or Governmental Permit to which Acquiror or IntermediateCo is a party or by which Acquiror or IntermediateCo may be bound, or terminate or result in the termination of any such Contract or Governmental Permit or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror or IntermediateCo, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing has not (i) had, and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 4.4 Litigation and Proceedings. There are no pending or, to the knowledge of Acquiror, threatened Legal Proceedings against Acquiror or IntermediateCo, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There are no investigations or other inquiries pending or, to the knowledge of Acquiror, threatened by any Governmental Authority, against Acquiror or IntermediateCo, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There is no outstanding Governmental Order imposed upon Acquiror or IntermediateCo, nor are any assets of Acquiror’s or IntermediateCo’s respective businesses bound or subject to any Governmental Order the violation of which would, individually or in the aggregate, reasonably be expected to be material to Acquiror. As of the date hereof, each of Acquiror and IntermediateCo is in compliance with all applicable Laws in all material respects. For the past three (3) years, Acquiror and IntermediateCo have not received any written notice of or been charged with the violation of any Laws, except where such violation has not had, and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 4.5 SEC Filings. Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since December 12, 2018, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “Acquiror SEC Filings”). Each of the Acquiror SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. To the knowledge of Acquiror, none of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 4.6 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Since December 12, 2018, Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance

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regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.

(b) Each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Except as set forth in Section 4.6(c) of the Acquiror Disclosure Letter, since December 12, 2018, Acquiror has complied in all material respects with the applicable listing and corporate governance rules and regulations of the National Association of Securities Dealers Automated (“Nasdaq”). The Acquiror Common Stock (prior to the Effective Time) is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on Nasdaq. Except as set forth in Section 4.6(c) of the Acquiror Disclosure Letter, there is no Legal Proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Common Stock (prior to the Effective Time) or prohibit or terminate the listing of Acquiror Common Stock (prior to the Effective Time) on Nasdaq.

(d) The Acquiror SEC Filings contain true and complete copies of the audited balance sheet as of December 31, 2019, and statement of operations, cash flow and stockholders’ equity of Acquiror for the year ended December 31, 2019 and for the period from May 5, 2018 through December 31, 2018, together with the auditor’s reports thereon (the “Acquiror Financial Statements”). Except as disclosed in the Acquiror SEC Filings, the Acquiror Financial Statements present (i) fairly present in all material respects the financial position of the Acquiror, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of the Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(e) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

Section 4.7 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Grosvenor Companies contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority is required on the part of a CF Entity with respect to a CF Entity’s execution, delivery or performance of this Agreement or the Ancillary Agreements or the consummation of the Transactions, except for (i) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the CF Entities to perform or comply with on a timely basis any of their material obligations under this Agreement or the Ancillary Agreements or to consummate the Transactions, (ii) the Regulatory Approvals and (iii) as otherwise disclosed on Section 4.7 of the Acquiror Disclosure Letter.

Section 4.8 Trust Account. As of the date of this Agreement, Acquiror has at least $285,000,000 in the Trust Account, such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of December 12, 2018, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate in any material respect or that would entitle any Person (other than stockholders of Acquiror holding Acquiror Common Stock (prior to the Effective Time) sold in Acquiror’s initial public offering who shall have elected to redeem their shares of Acquiror Common Stock (prior to the Effective Time) pursuant to the Acquiror Governing Documents and the underwriters of Acquiror’s initial public offering with respect

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to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Closing, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Governing Documents shall terminate, and as of the Closing, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the Transactions. To Acquiror’s knowledge, as of the date hereof, following the Closing, no Acquiror Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Stockholder is exercising an Acquiror Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Grosvenor Companies contained herein and the compliance by the Grosvenor Companies and the Grosvenor Holders with their respective obligations hereunder, neither Acquiror or IntermediateCo have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror and IntermediateCo on the Closing Date. Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.9 Advisers Act; Regulation D. Neither Acquiror nor, to the knowledge of Acquiror, any “person associated with” Acquiror (within the meaning of the Advisers Act) has, during the ten years prior to the date of this Agreement, (x) been convicted of any felony, or of any misdemeanor involving fraud or involving investments or an investment-related business, or (y) been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act, and there are no proceedings of any Governmental Authority pending or, to the knowledge of Acquiror, threatened that would reasonably be expected to result in any such disqualification, denial, suspension or revocation. No disciplinary event, order, judgment or decree has occurred or is threatened that would impose disqualification on the Acquiror or any of its Affiliates pursuant to Rule 506(d) under Regulation D of the Securities Act.

Section 4.10 Absence of Changes. Since December 12, 2018 (a) there has not been any Acquiror Material Adverse Effect, and (b) except as set forth in Section 4.10 of the Acquiror Disclosure Letter, Acquiror and IntermediateCo have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practice.

Section 4.11 No Undisclosed Liabilities. Except for any fees and expenses payable by Acquiror or IntermediateCo as a result of or in connection with the consummation of the Transactions, there is no liability, debt or obligation of or claim or judgment against Acquiror or IntermediateCo (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (i) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Filings or (ii) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Filings in the ordinary course of the operation of business of Acquiror and IntermediateCo, (iii) as set forth in Section 4.11 of the Acquiror Disclosure Letter or (iv) that has not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect.

Section 4.12 Capitalization of Acquiror.

(a) As of the date hereof, the authorized share capital of Acquiror is $11,000.00 divided into (i) 100,000,000 shares of CF Class A Common Stock, of which 28,264,713 shares are issued and outstanding as of the date of this Agreement, (ii) 10,000,000 shares of CF Class B Common Stock, of which 7,064,063 shares are issued and outstanding as of the date of this Agreement, and (iii) 1,000,000 preferred shares of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Agreement ((i), (ii) and (iii) collectively, the “Acquiror Securities”). The foregoing represent all of the issued and outstanding Acquiror Securities. All issued and outstanding Acquiror Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Acquiror Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option,

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call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Acquiror Governing Documents or any Contract to which Acquiror is a party or otherwise bound.

(b) Subject to the terms of conditions of the Warrant Agreement, the Acquiror Warrants will be exercisable after giving effect to the Transactions for one share of Acquiror Common Stock at an exercise price of eleven Dollars and fifty cents ($11.50) per share. As of the date hereof, 21,193,809 Acquiror Common Warrants and 450,000 Acquiror Private Placement Warrants are issued and outstanding. No Acquiror Warrants are exercisable until thirty (30) days after the Closing. All outstanding Acquiror Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Acquiror Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Acquiror Governing Documents or any Contract to which the Acquiror is a party or otherwise bound. Except for the Acquiror Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Securities.

(c) Except as set forth in this Section 4.12 or as contemplated by this Agreement or the other documents contemplated hereby, and except for the Forward Purchase Agreement, Acquiror has not granted any outstanding options, stock appreciation rights, “phantom stock”, warrants, rights or other securities convertible into or exchangeable or exercisable for Acquiror Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Acquiror Securities or the value of which is determined by reference to the Acquiror Securities, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Securities.

(d) The Acquiror Common Stock is duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Acquiror Governing Documents or any Contract to which Acquiror is a party or otherwise bound.

(e) Acquiror has no Subsidiaries apart from IntermediateCo, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person.

Section 4.13 Brokers’ Fees. Except fees described on Section 4.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by Acquiror or any of its Affiliates or for which the Grosvenor Holders may become liable. A true, correct and complete copy of each engagement letter (together with any amendments thereto) referred to on Section 4.13 of the Acquiror Disclosure Letter has been provided to the Grosvenor Holders prior to the date of this Agreement.

Section 4.14 Indebtedness. Except for the Sponsor Loan, neither Acquiror nor IntermediateCo have any Indebtedness.

Section 4.15 Taxes.

(a) All material Tax Returns required by Law to be filed by Acquiror or its Subsidiaries have been timely filed, and all such Tax Returns are true, complete and accurate in all material respects.

(b) All material amounts of Taxes due and owing by Acquiror or its Subsidiaries have been paid.

(c) Acquiror and its Subsidiaries have complied in all material respects with Laws relating to the withholding and remittance of Taxes.

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(d) Neither Acquiror nor any of its Subsidiaries is engaged in any material audit, examination or other proceeding with a Governmental Authority relating to a material amount of Taxes.

(e) Neither Acquiror nor any of its Subsidiaries has received any written claimed deficiency with respect to a material amount of Taxes that has not been resolved. Neither Acquiror nor any of its Subsidiaries has waived the statute of limitations with respect to any assessment or potential assessment of a material amount of Taxes which waiver is still in effect.

(f) There are no Liens with respect to material Taxes on any of the assets of the Acquiror or its Subsidiaries, other than Permitted Liens.

(g) Neither Acquiror nor any of its Subsidiaries is a party to any Tax sharing, indemnification or similar Agreement (other than customary commercial Contracts not primarily related to Taxes entered into with Persons who are not Affiliates of and do not own any interest in Acquiror).

(h) Neither the Acquiror nor any of its Subsidiaries or predecessors has been a party to any transaction treated by the parties as a transaction qualifying under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the two years prior to the date of this Agreement.

(i) Neither the Acquiror nor any of its Subsidiaries will be required to include any material amount in taxable income, exclude any material item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date, or (v) election under Section 108(i) of the Code or any similar provision of state, local or foreign Law.

Section 4.16 Business Activities.

(a) Since its respective organization, neither Acquiror or IntermediateCo have conducted any business activities other than activities related to Acquiror’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the Transactions, there is no Contract to which Acquiror or IntermediateCo is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or IntermediateCo or any acquisition of property by Acquiror or IntermediateCo or the conduct of business by Acquiror or IntermediateCo as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect.

(b) Except for IntermediateCo and the transactions contemplated by this Agreement and the Ancillary Agreements, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for the transactions contemplated by this Agreement and the Ancillary Agreements, IntermediateCo does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(c) IntermediateCo was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Closing except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and Transactions, will have no, material assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(d) As of the date hereof and except for this Agreement and as set forth on Section 4.16(d) of the Acquiror Disclosure Letter, the Ancillary Agreements and the other documents and Transactions (excluding Acquiror Transaction Expenses), neither Acquiror or IntermediateCo are party to any Contract with any other Person that would require payments by Acquiror or any of its Subsidiaries after the date hereof in excess of $50,000 in the aggregate with respect to any individual Contract. As of the date hereof, set forth on Section 4.16(d) of the Acquiror Disclosure Letter

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is a list of the categories of vendors and advisors that Acquiror expects to owe fees or expenses to under clause (A) of the definition of Acquiror Transaction Expenses.

Section 4.17 Nasdaq Stock Market Quotation. CF Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq under the symbol “CFFA”. The Acquiror Common Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “CFFAW”. as Except as set forth on Section 4.17 of the Acquiror Disclosure Letter, Acquiror is in compliance with the rules of the Nasdaq and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Common Stock or Acquiror Warrants or terminate the listing of Acquiror Common Stock or Acquiror Warrants on Nasdaq. None of Acquiror, IntermediateCo or their respective Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.

Section 4.18 Registration Statement, Proxy Statement and Proxy Statement/Registration Statement. On the effective date of the Registration Statement, and when first filed in accordance with Rule 424(b) and/or filed pursuant to Section 14A, the Proxy Statement and the Proxy Statement/Registration Statement (or any amendment or supplement thereto) shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the effective date of the Registration Statement, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Registration Statement, Proxy Statement or the Proxy Statement/Registration Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Grosvenor Companies or the Grosvenor Holders specifically for inclusion in the Registration Statement, Proxy Statement or the Proxy Statement/Registration Statement. On the date of any filing pursuant to Rule 424(b) and/or Section 14A, the date the Proxy Statement/Registration Statement and the Proxy Statement, as applicable, is first mailed to the Acquiror Stockholders, and at the time of the Acquiror Stockholders’ Meeting, the Proxy Statement/Registration Statement and the Proxy Statement, as applicable (together with any amendments or supplements thereto), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Registration Statement, Proxy Statement or the Proxy Statement/Registration Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Grosvenor Companies or the Grosvenor Holders specifically for inclusion in the Registration Statement, Proxy Statement or the Proxy Statement/Registration Statement.

Section 4.19 Takeover Statutes and Charter Provisions. The Board of Directors of the Acquiror has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the Transactions. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover statute or similar domestic or foreign Law applies with respect to the Acquiror or any of its Subsidiaries in connection with this Agreement, the Transactions or any of the other transactions contemplated herein. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which the Acquiror or any of its Subsidiaries is subject, party or otherwise bound.

Section 4.20 No Outside Reliance. Notwithstanding anything contained in Article III or any other provision hereof, each of Acquiror and IntermediateCo, and any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Grosvenor Companies and that neither the Grosvenor Companies nor any of their Affiliates, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Grosvenor Companies in Article III, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Grosvenor Companies or their Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Grosvenor Companies Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to

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the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Grosvenor Companies or the Grosvenor Holders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III of this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Grosvenor Companies and their Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III, with all faults and without any other representation or warranty of any nature whatsoever.

Section 4.21 No Additional Representation or Warranties. Except as provided in Article III, neither the Grosvenor Companies nor any of their Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror or IntermediateCo or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or IntermediateCo or their Affiliates. Without limiting the foregoing, Acquiror and IntermediateCo acknowledge that Acquiror and IntermediateCo, together with their respective advisors, have made their own investigation of the Grosvenor Companies and their respective Subsidiaries and, except as provided in Article III, is not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Grosvenor Companies or any of their respective Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Grosvenor Companies and their respective Subsidiaries as conducted after the Closing, as contained in any materials provided by the Grosvenor Companies or any of their Affiliates or any of their respective directors, officers, employees, stockholders, partners, members or representatives or otherwise.

Article V
COVENANTS OF THE GROSVENOR HOLDERS AND THE GROSVENOR COMPANIES

Section 5.1 Conduct of Business. Except (i) as expressly contemplated or permitted by this Agreement (including the Pre-Closing Restructuring Plan) or the Ancillary Agreements, (ii) as required by applicable Law (including for this purpose any COVID-19 Measures), (iii) as set forth on Section 5.1 of the Grosvenor Companies Disclosure Letter or (iv) as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), from the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to Article IX (the “Interim Period”), each of GCM PubCo and the Grosvenor Companies shall, and shall cause their Subsidiaries to, use reasonable efforts to operate the business of the Grosvenor Companies in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except (i) as expressly contemplated or permitted by this Agreement (including the Pre-Closing Restructuring Plan) or the Ancillary Agreements, (ii) as required by applicable Law (including for this purpose any COVID-19 Measures), (iii) as set forth on Section 5.1 of the Grosvenor Companies Disclosure Letter or (iv) as consented to by Acquiror in writing (which consent, except in the case of clause (i), shall not be unreasonably conditioned, withheld, delayed or denied), the Grosvenor Companies shall, and shall cause their Subsidiaries to, use reasonable efforts not to:

(a) change or amend the Governing Documents of any Grosvenor Company, except as otherwise required by Law;

(b) make or declare any dividend or distribution to the stockholders or members, as applicable, of any Grosvenor Company or make any other distributions in respect of any of the Grosvenor Companies’ capital stock or equity interests, except dividends and distributions by a wholly-owned Subsidiary of a Grosvenor Company to such Grosvenor Company or another wholly-owned Subsidiary of such Grosvenor Company;

(c) split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of the Grosvenor Companies’ capital stock or equity interests, except for any such transaction by a wholly-owned Subsidiary of a Grosvenor Company that remains a wholly-owned Subsidiary of such Grosvenor Company after consummation of such transaction;

(d) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, membership interests or other equity interests of the Grosvenor Companies or the Grosvenor Companies’ Subsidiaries, except for (i) the acquisition by the Grosvenor Companies of any shares of capital stock, membership interests or other equity interests of the Grosvenor Companies or the Grosvenor Companies’ Subsidiaries in connection with the forfeiture or cancellation of such interests and (ii) transactions between a Grosvenor Company

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and any wholly-owned Subsidiary of such Grosvenor Company or between wholly-owned Subsidiaries of the Grosvenor Companies;

(e) sell, assign, transfer, convey, lease or otherwise dispose of any material tangible assets or properties of the Grosvenor Companies or their Subsidiaries, including the Leased Real Property, except for (i) dispositions of obsolete or worthless equipment in the ordinary course of business and (ii) transactions among the Grosvenor Companies and their Subsidiaries or among their Subsidiaries;

(f) acquire any ownership interest in any real property;

(g) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all or a material portion of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

(h) make or change any material election in respect of material Taxes in a manner inconsistent with past practice, adopt or request permission of any taxing authority to change any accounting method in respect of material Taxes, enter into any settlement agreement, closing agreement or waiver or surrender of any claim for refund in respect of material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

(i) (A) issue any additional Grosvenor Company Interests or securities exercisable for or convertible into Grosvenor Company Interests or (B) grant any options, warrants or other equity-based awards that relate to the equity of any Grosvenor Company or the Grosvenor Companies’ Subsidiaries, other than issuances of carried interest in the ordinary course of business;

(j) adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Grosvenor Companies;

(k) waive, release, settle, compromise or otherwise resolve any investigation, claim, Action, litigation or other Legal Proceedings, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $1,000,000 in the aggregate;

(l) make or commit to make capital expenditures other than (i) capital investments in investment funds in the ordinary course of business and (ii) expenditures in an amount not in excess of the amount set forth on Section 5.1(l) of the Grosvenor Companies Disclosure Letter in the aggregate;

(m) incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries or guaranty any debt securities of another Person, other than any Indebtedness for borrowed money or guarantee incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $10,000,000; provided that the amount of any Indebtedness for borrowed money incurred during the Interim Period that is outstanding as of the Closing shall be added to the cash amount set forth in Section 5.1(b) of the Grosvenor Companies Disclosure Letter;

(n) enter into, renew or amend in any material respect, any transaction with a Grosvenor Holder or Specified Person or any of their respective family members or other related Persons that would require disclosure of transactions therewith under Item 404 of Regulation S-K promulgated by the SEC;

(o) (i) limit the right of any Grosvenor Company to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (ii) grant any exclusive or similar rights to any Person;

(p) other than in the ordinary course of business, accelerate or take any action for the purpose of accelerating the payment or receipt of any management fees, performance fees or other amounts payable by a Grosvenor Fund to any Grosvenor Company; or

(q) enter into any agreement to do any action prohibited under this Section 5.1.

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Section 5.2 Inspection. Subject to confidentiality obligations that may be applicable to information furnished to the Grosvenor Holders, any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries by third parties that may be in the Grosvenor Holders’, the Grosvenor Companies’ or any of their Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), to the extent permitted by applicable Law, and except as set forth on Section 5.2 of the Grosvenor Companies Disclosure Letter, the Grosvenor Companies shall, and shall cause their Subsidiaries to, afford to Acquiror and its accountants, counsel and other representatives reasonable access during the Interim Period (including for the purpose of coordinating transition planning for employees), during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the Grosvenor Companies and their Subsidiaries, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Grosvenor Companies and their Subsidiaries, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Grosvenor Companies and their Subsidiaries that are in the possession of the Grosvenor Holders, the Grosvenor Companies or their Subsidiaries as such representatives may reasonably request; provided, that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Grosvenor Companies or their Subsidiaries without the prior written consent of the Grosvenor Companies. All information obtained by Acquiror, IntermediateCo and their respective representatives shall be subject to the Confidentiality Agreement.

Section 5.3 Preparation and Delivery of Audited Financial Statements and Q2 and Q3 Financial Statements.

(a) As soon as reasonably practicable following the date hereof, the Grosvenor Companies shall deliver to Acquiror the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit, and cash flow of the Grosvenor Companies and their Subsidiaries as of and for the six-month period ended June 30, 2020, presented in a similar format and fashion as the Audited Financial Statements (subject to normal and recurring year-end adjustments and the absence of footnotes) (the “Q2 Financial Statements”); provided that upon delivery of such Q2 Financial Statements, the representations and warranties set forth in Section 3.8 shall be deemed to apply to the Q2 Financial Statements with the same force and effect as if made as of the date of this Agreement; provided, further, that the Grosvenor Companies shall use their reasonable efforts to deliver the Q2 Financial Statements by August 31, 2020.

(b) If the Closing has not occurred prior to November 6, 2020, as soon as reasonably practicable following November 6, 2020, the Grosvenor Companies shall deliver to Acquiror the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit, and cash flow of the Grosvenor Companies and their Subsidiaries as of and for the three- and nine-month period ended September 30, 2020 (subject to normal and recurring year-end adjustments and the absence of footnotes) (the “Q3 Financial Statements”); provided that upon delivery of such Q3 Financial Statements, the representations and warranties set forth in Section 3.8 shall be deemed to apply to the Q3 Financial Statements in the same manner as the Q2 Financial Statements, mutatis mutandis, with the same force and effect as if made as of the date of this Agreement.

(c) If the Closing has not occurred prior to March 17, 2021, as soon as reasonably practicable following March 17, 2021, the Grosvenor Companies shall deliver to Acquiror the audited consolidated balance sheets and statements of operations and comprehensive loss, cash flow and change in stockholders’ equity of the Grosvenor Companies and their Subsidiaries as of and for the years ended December 31, 2020, together with the auditor’s reports thereon (the “2020 Audited Financial Statements”); provided that upon delivery of such 2020 Audited Financial Statements, the representation and warranties set forth in Section 3.8 shall be deemed to apply to the Audited Financial Statements in the same manner as the Audited Financial Statements, mutatis mutandis, with the same force and effect as if made as of the date of this Agreement.

Section 5.4 Pre-Closing Restructuring. Prior to the Closing, the Grosvenor Holders and the Grosvenor Companies shall, or cause its and their Subsidiaries to, effect all transfers and shall take all such actions as are necessary so that the Pre-Closing Restructuring shall be consummated prior to the Closing. Each of GCM V and Grosvenor Holdings shall not change (and the Grosvenor Holders shall not permit GCM V or Grosvenor Holdings to change), in the absence of (i) death, (ii) disability or (iii) such other good reason as approved by the board of directors of Acquiror or the Surviving Corporation, as the case may be, the identity of their managing member until the expiration of the Lock-up Period (as defined in the Stockholders’ Agreement as of the date of this Agreement).

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Section 5.5 Acquisition Proposals. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article IX, the Grosvenor Holders and their Subsidiaries shall not, and the Grosvenor Holders shall instruct and use their respective reasonable efforts to cause their respective representatives not to (i) initiate any negotiations with any Person with respect to, or provide any non-public information or data concerning any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries to any Person relating to, an Acquisition Proposal or afford to any Person access to the business, properties, assets or personnel of any Grosvenor Company or any of the Grosvenor Companies’ Subsidiaries in connection with an Acquisition Proposal, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover Laws of any state, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, the Grosvenor Holders, the Grosvenor Companies and their Subsidiaries and their respective representatives shall not be restricted pursuant to the foregoing sentence with respect to any actions taken in connection with (1) the Pre-Closing Restructuring and (2) the arrangement of financing in order to facilitate the consummation of the Transactions or for the financing of the Acquiror following the Closing.

Section 5.6 Support of Transaction. Without limiting any covenant contained in Article V or Article VII, GCM PubCo, the Grosvenor Holders and Grosvenor Companies shall each, and shall each cause their respective Subsidiaries to use reasonable efforts to take such action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article VIII or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable; provided that, notwithstanding anything contained herein to the contrary (other than the obligations of the Grosvenor Holders and Grosvenor Companies in Section 7.1(b), excluding the first sentence of such Section), nothing in this Section 5.6 or otherwise in this Agreement shall require the Grosvenor Holders, Grosvenor Companies or their respective Subsidiaries or Affiliates to (i) propose, negotiate, effect or agree to any undertakings, commitments or conditions, (ii) commence or threaten to commence, pursue or defend against any Action or Legal Proceeding, whether judicial or administrative, (iii) seek to have any stay or Governmental Order entered into by any court or other Governmental Authority vacated or reversed, (iv) propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of the Grosvenor Holders, Grosvenor Companies or their respective Subsidiaries or Affiliates, (v) take or commit to take actions that limit the freedom of action of any of the Grosvenor Holders, Grosvenor Companies or their respective Subsidiaries or Affiliates with respect to, or the ability to retain, any of the businesses, product lines or assets of the Grosvenor Holders, Grosvenor Companies or their respective Subsidiaries or Affiliates, (vi) make, or offer to make, or be required to make, any payment or other commitment in connection with obtaining any consent, waiver or modification of any rights or otherwise or (vii) grant any financial, legal or other accommodation to any other Person.

Section 5.7 Post-Closing Directors and Officers of the Surviving Corporation. Subject to the terms of the Stockholders’ Agreement and the Surviving Corporation Governing Documents, GCM PubCo shall take all such action within its power as may be necessary or appropriate such that immediately following the Closing:

(a) the Board of Directors of the Surviving Corporation shall consist of seven (7) directors, which shall all be designated by the Grosvenor Holders, three of which must qualify in the determination of the Board of Directors of Acquiror as an “independent director” under stock exchange regulations applicable to Acquiror (the “Grosvenor Designated Directors”);

(b) the Chairperson of the Board of Directors of the Surviving Corporation shall initially be Michael J. Sacks, who shall serve in such capacity in accordance with the terms of the Stockholders’ Agreement and the Surviving Corporation Governing Documents following the Closing; and

(c) the initial officers of the Surviving Corporation shall be as set forth on Section 5.7(c) of the Grosvenor Companies Disclosure Letter, who shall serve in such capacity in accordance with the terms of the Surviving Corporation Governing Documents following the Closing.

Section 5.8 Indemnification and Insurance.

(a) From and after the Closing, the Surviving Corporation agrees that it shall indemnify and hold harmless each present and former director and officer of the (x) Grosvenor Companies and each of their respective Subsidiaries

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(in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Grosvenor Companies being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) Acquiror and each of its Subsidiaries (the “Acquiror Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Grosvenor Companies, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement or other Governing Documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror and the Grosvenor Companies shall, and shall cause their Subsidiaries to (i) maintain for a period of not less than six years from the Closing provisions in its certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Acquiror’s, its Subsidiaries’, the Grosvenor Companies’ and their Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, operating agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Governing Documents of the Grosvenor Companies, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, and shall cause the Grosvenor Companies and their Subsidiaries to honor, each of the covenants in this Section 5.8.

(b) For a period of six years from the Closing, the Surviving Corporation shall cause the Grosvenor Companies to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror, the Grosvenor Companies’ or their Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been made available to Acquiror prior to the date of this Agreement or their agents or representatives, respectively) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall the Surviving Corporation be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by Acquiror or the Grosvenor Companies, as applicable, for such insurance policy for the year ended December 31, 2019; provided, however, that (i) Acquiror, the Surviving Corporation or the Grosvenor Companies may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy with respect to claims existing or occurring at or prior to the Closing and if and to the extent such policies have been obtained prior to the Closing with respect to any such Persons, the Grosvenor Companies and the Surviving Corporation shall maintain (and cause their Subsidiaries to maintain, and the Grosvenor Companies shall pay any costs of Acquiror and IntermediateCo to maintain) such policies in effect and continue to honor the obligations thereunder, and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 5.8 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 5.8 shall survive the Closing indefinitely and shall be binding, jointly and severally, on Acquiror and the Grosvenor Companies and all successors and assigns of Acquiror and the Grosvenor Companies. In the event that Acquiror or any of the Grosvenor Companies or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror and the Grosvenor Companies shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or any of the Grosvenor Companies, as the case may be, shall succeed to the obligations set forth in this Section 5.8.

(d) The provisions of this Section 5.8(a)-(d): (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on Acquiror, GCM PubCo and the Grosvenor Companies and their successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant

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to Law, Contract, Governing Documents, or otherwise and (iv) shall survive the consummation of the Closing and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party.

(e) On the Closing Date, the Surviving Corporation shall enter into customary indemnification agreements reasonably satisfactory to Grosvenor Holdings with the post-Closing directors and officers of the Surviving Corporation, which indemnification agreements shall continue to be effective following the Closing.

Section 5.9 Audit Committee Charter. On the Closing Date, the Surviving Corporation shall take all actions reasonably necessary to adopt an audit committee charter that includes a customary policy comparable to other similar asset managers for approval of related party transactions by a majority of the independent directors of the Surviving Corporation.

Section 5.10 Listing. Prior to the Closing, GCM PubCo shall prepare and submit to Nasdaq (or in its sole discretion, NYSE) a listing application, if required under Nasdaq (or NYSE, if applicable), covering the Class A Common Stock issuable in the Merger and the GCM PubCo Equity Investments.

Article VI
COVENANTS OF ACQUIROR

Section 6.1 Incentive Equity Plan. Prior to the Closing Date, Acquiror shall approve and adopt an incentive equity plan in substantially the form attached hereto as Exhibit H (the “Incentive Equity Plan”), subject to approval by Acquiror Stockholders in the Proxy Statement. Within two (2) Business Days following the expiration of the sixty (60) day period following the date the Surviving Corporation has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, the Surviving Corporation shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Class A Common Stock (following the Effective Time) issuable under the Incentive Equity Plan, and the Surviving Corporation shall use reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Incentive Equity Plan remain outstanding.

Section 6.2 Trust Account Proceeds and Related Available Equity.

(a) If the amount of cash available in the Trust Account (the “Available Acquiror Cash”) after (i) deducting the amount required to satisfy the Acquiror Share Redemption Amount and (ii) including the GCM PubCo Equity Investments is reasonably expected to be less than Three Hundred Million Dollars ($300,000,000) (which amount, for the avoidance of doubt, is determined before and without regard to the payment of Acquiror Transaction Expenses or Grosvenor Transaction Expenses) as of the Closing (such amount, as calculated in accordance with the foregoing, the “Minimum Available Acquiror Cash Amount”), then the Grosvenor Holders and their Affiliates shall be entitled to arrange for the purchase by third Persons of, additional shares of Acquiror Common Stock at a price per share of $10.00 in an aggregate amount such that the Available Acquiror Cash is, at or immediately prior to the Closing, equal to at least the Minimum Available Acquiror Cash Amount after giving effect to such purchases, and such purchases made pursuant to this sentence shall be added to the definition and amount of Available Acquiror Cash including for purposes of Section 8.3(c)(i). Acquiror shall reasonably cooperate with and shall take all actions reasonably required to effect the foregoing, including, without limitation, by issuing additional shares of Acquiror Common Stock.

(b) Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, at the Closing, Acquiror (a) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (b) shall use its reasonable efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to Acquiror Stockholders pursuant to the Acquiror Share Redemptions, and (2) immediately thereafter, pay all remaining amounts then available in the Trust Account to Acquiror for immediate use, subject to this Agreement and the Trust Agreement and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.3 Nasdaq Listing. From the date hereof through the Closing, Acquiror shall ensure that Acquiror remains listed as a public company on Nasdaq.

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Section 6.4 No Solicitation by Acquiror. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article IX, Acquiror shall not, and shall cause its Subsidiaries not to, and Acquiror shall instruct its and their representatives not to, (i) make any proposal or offer that constitutes a Business Combination Proposal, (ii) initiate any discussions or negotiations with any Person with respect to a Business Combination Proposal or (iii) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal, in each case, other than to or with the Grosvenor Holders, the Grosvenor Companies and their respective representatives. From and after the date hereof, Acquiror shall, and shall instruct its officers and directors to, and Acquiror shall instruct and cause its representatives, its Subsidiaries and their respective representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Business Combination Proposal (other than the Grosvenor Holders, the Grosvenor Companies and their respective representatives).

Section 6.5 Acquiror Conduct of Business.

(a) During the Interim Period, Acquiror shall, and shall cause IntermediateCo to, except as contemplated by this Agreement, as required by applicable Law (including for this purpose any COVID-19 Measures), as consented to by the Grosvenor Holders in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) or as set forth on Section 6.5(a) of the Acquiror Disclosure Letter, operate its business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, except as consented to by the Grosvenor Holders in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) or as set forth on Section 6.5(a) of the Acquiror Disclosure Letter, Acquiror shall not, and Acquiror shall cause IntermediateCo not to, except as otherwise contemplated by this Agreement or the Ancillary Agreements or as required by Law:

(i) seek any approval from the Acquiror Stockholders to change, modify or amend the Trust Agreement or the Governing Documents of Acquiror or IntermediateCo, except as contemplated by the Transaction Proposals and the Extension Proposals;

(ii) (x) make or declare any dividend or distribution to the stockholders of Acquiror or make any other distributions in respect of any of Acquiror’s or IntermediateCo’s capital stock, share capital or equity interests, (y) split, combine, reclassify or otherwise amend any terms of any shares or series of Acquiror’s or IntermediateCo’s capital stock or equity interests or (z) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of Acquiror or IntermediateCo, other than a redemption of Acquiror Common Stock (prior to the Effective Time) made as part of the Acquiror Share Redemptions;

(iii) make or change any material election in respect of material Taxes, amend, modify or otherwise change any filed material Tax Return, adopt or request permission of any taxing authority to change any accounting method in respect of material Taxes, enter into any closing agreement in respect of material Taxes, settle any claim or assessment in respect of material Taxes, surrender or allow to expire any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

(iv) other than as expressly required by the Sponsor Support Agreement, enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Acquiror or IntermediateCo (including, for the avoidance of doubt, (x) Sponsor and (y) any Person in which Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(v) incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Acquiror or IntermediateCo or guaranty any debt securities of another Person, other than any Indebtedness for borrowed money or guarantee (x) incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $100,000, or (y) incurred between Acquiror and IntermediateCo (provided, that this Section 6.5(a)(v) shall not prevent the Acquiror from borrowing funds necessary to finance its ordinary course administrative costs and expenses and transaction expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including any costs and expenses necessary for the Extension, up to aggregate additional Indebtedness during the Interim Period of $1,000,000) and the taking of the actions permitted in this

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parenthetical shall not be deemed a breach to the extent such actions conflict with any other provision of this Section 6.5(a));

(vi) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other material liabilities, debts or obligations, other than fees and expenses for professional services incurred in support of the transactions contemplated by this Agreement and the Ancillary Documents or in support of the ordinary course operations of the Acquiror;

(vii) (A) issue any Acquiror Common Stock or securities exercisable for or convertible into Acquiror Common Stock, other than the issuance of the Acquiror Common Stock pursuant to this Agreement, (B) grant any options, warrants or other equity-based awards with respect to Acquiror Common Stock not outstanding on the date hereof or (C) amend, modify or waive any of the material terms or rights set forth in any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(viii) enter into any agreement to do any action prohibited under this Section 6.5.

(b) During the Interim Period, Acquiror shall, and shall cause its Subsidiaries (including IntermediateCo) to comply in all material respects with, and continue performing under, as applicable, the Acquiror Governing Documents, the Trust Agreement and all other material Contracts to which Acquiror or its Subsidiaries may be a party.

Section 6.6 Acquiror Public Filings. From the date hereof through the Closing, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 6.7 PIPE Subscriptions. Unless otherwise approved in writing by Grosvenor Capital, Acquiror shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to termination), any provision or remedy under, or any replacements of, any of the PIPE Subscription Agreements. Subject to the immediately preceding sentence, Acquiror shall use its reasonable efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the PIPE Subscription Agreements in all material respects on the terms described therein, including using its reasonable efforts to enforce its rights under the Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) Acquiror the applicable purchase price under each PIPE Investor’s applicable PIPE Subscription Agreement in accordance with its terms. In the event that any PIPE Investor terminates, attempts to terminate or provides written notice to Acquiror of its intent to terminate such PIPE Investor’s obligations under its PIPE Subscription Agreement, then, notwithstanding the restrictions on replacements in the foregoing, Acquiror shall be entitled to arrange for the purchase by third Persons of shares of Class A Common Stock in connection with the GCM PubCo Equity Investments on the same terms and conditions as the other PIPE Investors have agreed pursuant to their respective PIPE Subscription Agreements; provided that such third Persons shall be reasonably acceptable to Grosvenor Holdings as confirmed in writing by Grosvenor Holdings prior to Acquiror’s entry into a PIPE Subscription Agreement with such third Persons.

Article VII
JOINT COVENANTS

Section 7.1 Regulatory Approvals; FINRA Approval; Other Filings.

(a) Acquiror shall cooperate in good faith with the Grosvenor Holders, the Grosvenor Companies and any Governmental Authority and undertake (and not waive its rights under the PIPE Subscription Agreement with respect to the PIPE Investors’ obligations with respect to Regulatory Approvals) promptly any and all action required to satisfy the Regulatory Approvals in order to complete lawfully the Transactions as soon as practicable (but in any event prior to the Agreement Extended End Date) and any and all action necessary or advisable to (x) consummate the Transactions as contemplated hereby (including, among other things, issuing to GCM V high voting shares as contemplated by the Surviving Corporation Charter) and (y) avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions, including, with the Grosvenor Holders’ prior written consent, (i) restructuring and/or modifying, amending or waiving the terms of

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the Transactions, (ii) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for (A) the sale, licensing or other disposition, or the holding separate, of particular assets, categories of assets or lines of business of the Grosvenor Companies, the Grosvenor Holders or Acquiror or (B) the termination, amendment or assignment of existing relationships and contractual rights and obligations of the Grosvenor Companies, the Grosvenor Holders or Acquiror and (iii) promptly effecting the disposition, licensing or holding separate of assets or lines of business or the termination, amendment or assignment of existing relationships and contractual rights, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the Agreement Extended End Date. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any Transaction as in violation of any applicable Law, Acquiror shall promptly contest and resist any such Action, and seek to have promptly vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts the consummation of the Transactions, including by pursuing all available avenues of administrative and judicial appeal. Acquiror shall take such action as may be required to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary herein, Acquiror’s obligations under this Section 7.1(a) shall be absolute and not qualified by “reasonable efforts.” For the avoidance of doubt, and without limiting Sponsor’s obligations in the other sentences of Section 7.1(b), nothing contained in this Section 7.1(a), the first sentence of Section 7.1(b) or Section 7.3 shall require any Affiliate of Acquiror (other than IntermediateCo) to take or forbear from any action, and it is acknowledged and agreed by the parties hereto that the obligations in this Section 7.1(a), the first sentence of Section 7.1(b) and Section 7.3 shall be limited to Acquiror (and to the extent of any obligation directly on IntermediateCo or with respect to which Acquiror is required to cause IntermediateCo to take action, IntermediateCo).

(b) With respect to each of the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, Acquiror shall (and, to the extent required, shall not waive its rights under the PIPE Subscription Agreement with respect to the PIPE Investors’ obligations with respect to Regulatory Approvals) (i) diligently and expeditiously defend and use reasonable efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Grosvenor Holders and the Grosvenor Companies shall promptly furnish to the CF Entities, and the CF Entities shall promptly furnish to the Grosvenor Holders and the Grosvenor Companies, copies of any notices or written communications received by such party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each party shall permit counsel to the other parties an opportunity to review in advance, and each party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Authority concerning the Transactions; provided, that none of the parties shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the written consent of the other parties. To the extent not prohibited by Law, the Grosvenor Holders and Grosvenor Company agree to provide Acquiror, Sponsor and their respective counsel, and Acquiror and Sponsor agree to provide the Grosvenor Companies, the Grosvenor Holders and their respective counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Each of the Grosvenor Holders, the Grosvenor Companies (on behalf of itself and its Subsidiaries) and Sponsor agrees to make all filings, to provide all information reasonably required of such Person and to reasonably cooperate with Acquiror and the Grosvenor Companies, in each case, in connection with the Regulatory Approvals.

(c) Without limiting the generality of the forgoing, promptly, and in any event within 10 Business Days following the date hereof, the Grosvenor Holders shall prepare and cause the Broker-Dealer to file with FINRA a materiality consultation letter (“MatCon”), or to the extent necessary a continuing membership application (pursuant to FINRA Rule 1017) (a “CMA”, and together with a MatCon, each a “FINRA Consent Application”), with respect to the Transactions, and shall use reasonable efforts to provide Acquiror with a reasonable opportunity to review and comment upon such MatCon or CMA, as the case may be, (which comments the Grosvenor Holders shall consider in good faith and, to the extent any such comments relate to disclosure directly regarding Acquiror and such comments are reasonable, the Grosvenor Holders shall incorporate such comments into the application) prior to the filing thereof with FINRA. The Grosvenor Holders shall promptly apprise Acquiror of the occurrence and substance of each material communication from or to FINRA or the SEC with respect to the FINRA Consent Application.

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(d) Without limiting the generality of the foregoing, promptly, and in any event within 10 Business Days following the date hereof, each of Acquiror and any other Person who is to acquire or increase control over GCM Investments UK LLP for the purposes of Part XII of the Financial Services and Markets Act 2000, as amended (“FSMA”) at the Closing shall prepare and file a notice to the FCA under Section 178 of FSMA (the “FCA Change in Control Notification”).

(e) Without limited the generality of the foregoing, promptly, and in any event within 10 Business Days following the date hereof, each of Acquiror and any other Person who is to become a substantial shareholder of GCM Investments Hong Kong Limited for the purposes of section 132 of the Securities and Futures Ordinance (Cap. 571) at Closing shall prepare and submit the relevant application to the SFC (the “SFC Change in Control Application”).

(f) The Grosvenor Companies, on the one hand, and Acquiror, on the other, shall each be responsible for and pay one-half of the filing fees payable to the Governmental Authorities in connection with the Transactions.

Section 7.2 Preparation of Proxy Statement/ Registration Statement; Stockholders’ Meeting and Approvals.

(a) Proxy Statement/Registration Statement and Prospectus.

(i) As promptly as practicable after the execution of this Agreement, (x) Acquiror, GCM PubCo and the Grosvenor Companies shall jointly prepare and Acquiror shall file with the SEC, mutually acceptable materials which shall include the proxy statement to be filed with the SEC as part of the Registration Statement and sent to the Acquiror Stockholders relating to the Acquiror Stockholders’ Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”) and (y) Acquiror, GCM PubCo and the Grosvenor Companies shall jointly prepare and GCM PubCo shall file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus (the “Proxy Statement/Registration Statement”), in connection with the registration under the Securities Act of the shares of Class A Common Stock and Surviving Corporation Common Warrants and units comprising such to be issued in exchange for the issued and outstanding Acquiror Common Stock and Acquiror Common Warrants and units of Acquiror comprising such (the “Registration Statement Securities”). Each of Acquiror, GCM PubCo and the Grosvenor Companies shall use its reasonable efforts to cause the Proxy Statement/Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated thereby, and to obtain all necessary state securities law or “Blue Sky” Permits and approvals required to carry out the transactions contemplated hereby. Each of Acquiror, GCM PubCo, the Grosvenor Holders and each of the Grosvenor Companies agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement/Registration Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of Acquiror, GCM PubCo, the Grosvenor Holders, the Grosvenor Companies or their respective Subsidiaries to any regulatory authority (including the NYSE) in connection with the Transactions (the “Solicitation Documents”). Acquiror will cause the Proxy Statement/Registration Statement to be mailed to the Acquiror Stockholders in each case promptly after the Registration Statement is declared effective under the Securities Act.

(ii) To the extent not prohibited by Law, each of Acquiror, GCM PubCo, the Grosvenor Holders and the Grosvenor Companies will advise the other parties, reasonably promptly after such party receives notice thereof, of the time when the Proxy Statement/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Class A Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement/Registration Statement or for additional information. To the extent not prohibited by Law, each of Acquiror, GCM PubCo, the Grosvenor Holders and the Grosvenor Companies and their counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement/Registration Statement and any Solicitation Document each time before any such document is filed with the SEC by Acquiror or GCM PubCo, and each shall give reasonable and good faith consideration to any comments made by the other parties and their counsel. To the extent not prohibited by Law, each of Acquiror, GCM PubCo, the Grosvenor Holders and the Grosvenor Companies shall provide the other parties and their counsel with (i) any comments or other

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communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement/Registration Statement or Solicitation Documents promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the other parties or their counsel in any discussions or meetings with the SEC.

(iii) Each of Acquiror, GCM PubCo, the Grosvenor Holders and the Grosvenor Companies shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (B) the Proxy Statement will, at the date it is first mailed to the Acquiror Stockholders and at the time of the Acquiror Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(iv) If at any time prior to the Closing any information relating to the Grosvenor Holders, GCM PubCo, the Grosvenor Companies, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Grosvenor Holders, GCM PubCo, the Grosvenor Companies or Acquiror, which is required to be set forth in an amendment or supplement to the Proxy Statement/Registration Statement, so that such document would not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Stockholders.

(b) Acquiror Stockholder Approval. Acquiror shall (a) as promptly as practicable after the Registration Statement is declared effective under the Securities Act, (i) cause the Proxy Statement to be disseminated to Acquiror Stockholders in compliance with applicable Law, (ii) duly (1) give notice of and (2) convene and hold a meeting of its stockholders (the “Acquiror Stockholders’ Meeting”) in accordance with the Acquiror Governing Documents and Section 710 of the NYSE Listing Rules or Nasdaq Listing Rule 5620(b), as applicable, for a date no later than thirty (30) Business Days following the date the Registration Statement is declared effective, and (iii) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Transaction Proposals, and (b) provide its stockholders with the opportunity to elect to effect an Acquiror Share Redemption. Acquiror shall, through its Board of Directors (subject to Section 7.2(d)), recommend to its stockholders the (A) approval of the Merger and the transactions contemplated thereby, including the amendment and restatement of GCM PubCo’s certificate of incorporation as set forth in the Surviving Corporation Charter, (B) the adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations, (C) approval of the issuance of shares of Surviving Corporation Common Stock in connection with the Transactions, (D) approval of the issuance of more than one percent (1%) of GCM PubCo’s outstanding common stock to a “related party” pursuant to the rules of the NYSE or Nasdaq, as applicable, (E) approval of the adoption by Acquiror of the equity plans described in Section 6.1, (F) the election of directors effective as of the Closing as contemplated by Section 5.7, (G) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto, (H) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Grosvenor Companies to be necessary or appropriate in connection with the Transactions and (I) adjournment of the Acquiror Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (I), together, the “Transaction Proposals”), and include such recommendation in the Proxy Statement. Subject to Section 7.2(d), the Board of Directors of Acquiror shall not withdraw, amend, qualify or modify its recommendation to the stockholders of Acquiror that they vote in favor of the Transaction Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the stockholders of Acquiror in Section 7.2(c)(v), a “Modification in Recommendation”). To the fullest extent permitted by applicable Law, (x) Acquiror’s obligations to establish a record date for, duly call, give notice of, convene and hold the Acquiror Stockholders’ Meeting shall not be affected by any Modification in Recommendation, (y) Acquiror agrees to establish a record date for, duly call, give notice of, convene and hold the Acquiror Stockholders’ Meeting and submit for approval the Transaction Proposals and (z) Acquiror

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agrees that if the Acquiror Stockholder Approval shall not have been obtained at any such Acquiror Stockholders’ Meeting, then Acquiror shall promptly continue to take all such necessary actions, including the actions required by this Section 7.2(b), and hold additional Acquiror Stockholders’ Meetings in order to obtain the Acquiror Stockholder Approval. Acquiror may only adjourn the Acquiror Stockholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Stockholder Approval, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Acquiror prior to the Acquiror Stockholders’ Meeting, (iv) as contemplated by the last sentence of Section 7.2(d), or (v) with the prior written consent of the Grosvenor Holders (not to be unreasonably conditioned, withheld, delayed or denied), in the event that, as a result of the Acquiror Share Redemptions submitted by the Acquiror Stockholders prior to the Acquiror Stockholders’ Meeting, the conditions set forth in Section 8.3(c) would not be satisfied as of the Closing; provided, that the Acquiror Stockholders’ Meeting, without the prior written consent of the Grosvenor Holders, (x) may not be adjourned to a date that is more than 20 days after the date for which the Acquiror Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) is held no later than three (3) Business Days prior to the Agreement Extended End Date.

(c) Extension of Time Period to Consummate a Business Combination.

(i) As promptly as reasonably practicable after the execution of this Agreement, Acquiror shall prepare (with the Grosvenor Holders’ and the Grosvenor Companies’ reasonable cooperation (including causing their respective Subsidiaries and representatives to cooperate)) and file with the SEC a proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend (A) the Acquiror Governing Documents and (B) the Trust Agreement, in each case, to extend the time period for Acquiror to consummate a Business Combination from September 17, 2020 (the “Extension”, and such date by which Acquiror must consummate a Business Combination in accordance with its Governing Documents and the Trust Agreement, as amended, as extended to December 17, 2020, March 17, 2021 or June 17, 2021 in accordance with the provisions of this Section 7.2(c), the “Extension Approval End Date”) to December 17, 2020 (clauses (A) and (B) together, the “Extension Proposals”). Acquiror shall use its reasonable efforts to cause the Extension Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Extension Proxy Statement cleared by the SEC as promptly as practicable after such filing. Acquiror shall provide the Grosvenor Holders a reasonable opportunity to review the Extension Proxy Statement prior to its filing with the SEC and will consider in good faith the incorporation of any comments thereto provided by the Grosvenor Holders.

(ii) To the extent not prohibited by Law, Acquiror will advise the Grosvenor Holders and the Grosvenor Companies, reasonably promptly after Acquiror receives notice thereof, of the time when the Extension Proxy Statement has been cleared by the SEC, if any, any supplement or amendment thereto has been filed, or of any request by the SEC for the amendment or supplement of the Extension Proxy Statement or for additional information. To the extent not prohibited by Law, the Grosvenor Holders, the Grosvenor Companies and their counsel shall be given a reasonable opportunity to review and comment on the Extension Proxy Statement in connection therewith each time before any such document is filed with the SEC, and Acquiror shall give reasonable and good faith consideration to any comments made by the Grosvenor Holders, the Grosvenor Companies and their counsel. To the extent not prohibited by Law, Acquiror shall provide the Grosvenor Holders, the Grosvenor Companies and their counsel with (A) any comments or other communications, whether written or oral, that Acquiror or its counsel may receive from time to time from the SEC or its staff with respect to the Extension Proxy Statement in connection therewith promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Acquiror to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Grosvenor Holders, the Grosvenor Companies or their counsel in any discussions or meetings with the SEC.

(iii) Each of Acquiror, GCM PubCo, the Grosvenor Holders and the Grosvenor Companies shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Extension Proxy Statement will, at the date it is first mailed to the Acquiror Stockholders and at the time of the Extension Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any

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material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(iv) If at any time prior to the Extension Stockholders’ Meeting any information relating to GCM PubCo, the Grosvenor Holders, the Grosvenor Companies, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Grosvenor Holders, the Grosvenor Companies or Acquiror, which is required to be set forth in an amendment or supplement to the Extension Proxy Statement, so that neither of such documents would include any untrue of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Stockholders.

(v) Acquiror shall (A) as promptly as practicable after the Extension Proxy Statement is cleared by the SEC, (1) cause the Extension Proxy Statement to be disseminated to Acquiror Stockholders in compliance with applicable Law, (2) duly (I) give notice of and (II) convene and hold a meeting of its stockholders (the “Extension Stockholders’ Meeting”) in accordance with the Acquiror Governing Documents and Section 710 of the NYSE Listing Rules or Nasdaq Listing Rule 5620(b), as applicable, for a date no earlier than September 1, 2020 and no later than three (3) Business Days prior to the Extension Approval End Date, and (III) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Extension Proposals, and (B) provide its stockholders with the opportunity to elect to effect an Acquiror Share Redemption; provided that, notwithstanding anything to the contrary set forth in this Section 7.2(c) to the extent (v) the Acquiror Stockholder Approval is obtained at any time before the Extension Stockholders’ Meeting is held and (w) the Closing has occurred prior to the Extension Approval End Date, all obligations under this Section 7.2(c), shall terminate and be of no further force or effect. Acquiror shall (subject to Section 7.2(d)), through its Board of Directors, recommend to its stockholders the approval of the Extension Proposals, and include such recommendation in the Proxy Statement. Subject to Section 7.2(d), the Board of Directors of Acquiror shall not withdraw, amend, qualify or modify its recommendation to the stockholders of Acquiror that they vote in favor of the Extension Proposals. To the fullest extent permitted by applicable Law, (x) Acquiror’s obligations to establish a record date for, duly call, give notice of, convene and hold the Extension Stockholders’ Meeting shall not be affected by any Modification in Recommendation, (y) Acquiror agrees to establish a record date for, duly call, give notice of, convene and hold the Extension Stockholders’ Meeting and submit for approval the Extension Proposals and (z) Acquiror agrees that if the Acquiror Extension Approval shall not have been obtained at any such Extension Stockholders’ Meeting, then Acquiror shall promptly continue to take all such necessary actions, including the actions required by this Section 7.2(c), and hold additional Extension Stockholders’ Meetings in order to obtain the Acquiror Extension Approval. Acquiror may only adjourn the Extension Stockholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Extension Approval, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Acquiror prior to the Extension Stockholders’ Meeting, (iv) as contemplated by the last sentence of Section 7.2(d), or (v) with the prior written consent of the Grosvenor Holders (not to be unreasonably conditioned, withheld, delayed or denied), in the event that, as a result of the Acquiror Share Redemptions submitted by the Acquiror Stockholders prior to the Extension Stockholders’ Meeting, the conditions set forth in Section 8.3(c) would not be satisfied as of the Closing; provided, that the Acquiror Stockholders’ Meeting (x) may not be adjourned to a date that is more than 20 days after the date for which the Extension Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) is held no later than three (3) Business Days prior to the Extension Approval End Date.

(vi) At Acquiror’s election, or at Grosvenor Holders’ election in writing to be delivered to Acquiror on or prior to November 1, 2020 (but following the Acquiror Extension Approval), Acquiror shall comply with and take all actions set forth in Section 7.2(c)(i) – (v), mutatis mutandis, in order to further extend the time period for Acquiror to consummate a Business Combination beyond December 17, 2020 to March 17, 2021 (either, in Acquiror’s reasonable discretion, as (x) a one-time three month extension to March 17, 2021 or (y) one shorter term extension with the right of Acquiror to continue to extend one or more times without stockholder approval through March 17, 2021; provided, that in the event that Acquiror extends in accordance with the foregoing clause (y), Acquiror agrees that, unless otherwise consented to in writing by the Grosvenor Holders or

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this Agreement has been terminated pursuant to Section 9.1, it will exercise all such additional extension rights through the earlier of the Closing and March 17, 2021), and the approval of Acquiror’s stockholders for such additional extension(s) shall be included within the term “Acquiror Extension Approval” with respect to such additional extension(s), and upon receiving such approval, any reference in this Agreement to the Extension Approval End Date will mean March 17, 2021.

(vii) At Acquiror’s election, or at Grosvenor Holders’ election in writing to be delivered to Acquiror on or prior to February 1, 2021 (but following the Acquiror Extension Approval), Acquiror shall comply with and take all actions set forth in Section 7.2(c)(i) – (v), mutatis mutandis, in order to further extend the time period for Acquiror to consummate a Business Combination beyond March 17, 2021 to June 17, 2021 (either, in Acquiror’s reasonable discretion, as (x) a one-time three month extension to June 17, 2021 or (y) one shorter term extension with the right of Acquiror to continue to extend one or more times without stockholder approval through June 17, 2021; provided, that in the event that Acquiror extends in accordance with the foregoing clause (y), Acquiror agrees that, unless otherwise consented to in writing by the Grosvenor Holders or this Agreement has been terminated pursuant to Section 9.1, it will exercise all such additional extension rights through the earlier of the Closing and June 17, 2021), and the approval of Acquiror’s stockholders for such additional extension(s) shall be included within the term “Acquiror Extension Approval” with respect to such additional extension(s), and upon receiving such approval, any reference in this Agreement to the Extension Approval End Date will mean June 17, 2021.

(viii) Notwithstanding anything to the contrary contained in this Agreement, Acquiror, at its sole election and without the consent or approval of any other party hereto, shall be permitted to extend the time period for Acquiror to consummate a Business Combination beyond June 17, 2021, and incur any expenses in connection therewith (which for the avoidance of doubt, shall not affect the Agreement Extended End Date).

(d) Notwithstanding anything to the contrary contained in this Agreement, the Acquiror’s Board of Directors may, at any time prior to, but not after, obtaining the Acquiror Stockholder Approval, make a Modification in Recommendation in response to an Intervening Event (an “Intervening Event Change in Recommendation”) if the failure to take such action would be a breach of the fiduciary duties of the Board of Directors of Acquiror to the Acquiror Stockholders under applicable Law, provided, that: (A) the Grosvenor Holders shall have received written notice from Acquiror of Acquiror’s intention to make an Intervening Event Change in Recommendation at least five (5) Business Days prior to the taking of such action by Acquiror (the “Intervening Event Notice Period”), which notice shall specify the applicable Intervening Event in reasonable detail, (B) during the Intervening Event Notice Period and prior to making an Intervening Event Change in Recommendation, if requested by the Grosvenor Holders, Acquiror and its representatives shall have negotiated in good faith with the Grosvenor Holders and their representatives regarding any revisions or adjustments proposed by the Grosvenor Holders to the terms and conditions of this Agreement as would enable Acquiror to proceed with its recommendation of this Agreement and the Transactions and not make such Intervening Event Change in Recommendation and (C) if the Grosvenor Holders requested negotiations in accordance with clause (B), Acquiror may make an Intervening Event Change in Recommendation only if the Board of Directors of Acquiror, after considering in good faith any revisions or adjustments to the terms and conditions of this Agreement that the Grosvenor Holders shall have, prior to the expiration of the 5-Business Day period, offered in writing in a manner that would form a binding contract if accepted by Acquiror (and the other applicable parties hereto), continues to determine in good faith that failure to make an Intervening Event Change in Recommendation would be a breach of its fiduciary duties to the Acquiror Stockholders under applicable Law. An “Intervening Event” shall mean any Event that (i) was not known to its Board of Directors as of the date of this Agreement and (ii) does not relate to (A) any Business Combination Proposal or (B) clearance of the Transaction under the Regulatory Approvals or any other applicable Laws, including any action in connection therewith taken pursuant to or required to be taken pursuant to Section 7.1; provided, however, that (1) any change in the price or trading volume of Acquiror Common Stock shall not be taken into account for purposes of determining whether an Intervening Event has occurred; and (2) the Grosvenor Companies meeting, failing to meet or exceeding projections (in and of itself, but without preventing a determination of an Intervening Event as to the Events underlying such change) shall not be taken into account for purposes of determining whether an Intervening Event has occurred. Notwithstanding anything to the contrary contained in this Agreement, during an Intervening Event Notice Period, the obligations on Acquiror and/or Acquiror’s Board of Directors to make filings with the SEC with respect to the proposals contemplated herein, to give notice for or to convene a meeting, or make a recommendation, shall be tolled during such period, and in the event a filing and or notice for a meeting was made prior to the Intervening Event Notice Period, Acquiror shall be permitted to adjourn

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such meeting and amend such filing as necessary in order to provide sufficient time for the stockholders to consider any revised recommendation.

(e) Acquiror agrees that it shall provide the holders of Acquiror Common Stock the opportunity to elect redemption of such shares of Acquiror Common Stock in connection with the Acquiror Stockholders’ Meeting and, if applicable, the Extension Stockholders’ Meeting, as required by the Acquiror Governing Documents.

Section 7.3 Support of Transaction

(a). Without limiting any covenant contained in Article VI or Article VII, Acquiror and IntermediateCo shall each, and shall each cause their respective Subsidiaries to (a) use reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror or its Affiliates are required to obtain in order to consummate the Transactions and (b) take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article VIII (including the use of reasonable efforts to enforce Acquiror’s rights under the PIPE Subscription Agreements) or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable.

Section 7.4 Tax Matters.

(a) Preparation of Tax Returns.

(i) With respect to any Flow-Thru Tax Return of the Grosvenor Companies or their Subsidiaries with respect to a Pre-Closing Tax Period, such Flow-Thru Tax Return shall be prepared in a manner consistent with the past practices of the Grosvenor Companies and their Subsidiaries, except as required by applicable Law or set forth herein. At least twenty (20) days prior to the filing of any such Tax Return, a draft copy of such Tax Return shall be delivered to Grosvenor Holdings for its review and approval.

(ii) Grosvenor Capital shall take all actions necessary to ensure that Grosvenor Capital (and, to the extent provided for in the Tax Receivable Agreement, any of its Subsidiaries that is treated as a partnership or disregarded entity for applicable Tax purposes) will have made a valid election pursuant to Section 754 of the Code (and elections available under similar provisions of state or local Law) that is effective for the taxable period that includes the Closing Date. Determinations with respect to the allocation of taxable items of Grosvenor Capital and its Subsidiaries that are to be made as a result of the transfer of interests in Grosvenor Capital made in connection with the Transactions shall be made under Section 706 of the Code under any proper method selected by Grosvenor Holdings. To the fullest extent permitted by applicable Law, all deductions triggered in connection with the Transactions shall be reported on income Tax Returns of the Grosvenor Companies and their Subsidiaries as attributable to Pre-Closing Tax Periods.

(iii) With respect to any such matter that could reasonably be expected to result in any Tax liability for which any Grosvenor Holder could be responsible, without the prior written consent of Grosvenor Holdings, Acquiror shall not, and shall not permit any of its Affiliates to file, re-file, or amend any Tax Return of the Grosvenor Companies or their Subsidiaries with respect to any Pre-Closing Tax Period, or make any election that would have retroactive effect with respect to a Pre-Closing Tax Period.

(iv) With respect to the Transactions, for U.S. federal income Tax purposes, the parties intend that (i) except to the extent required to be treated as imputed interest under applicable Law, payments made under the Tax Receivable Agreement that are attributable to the Purchase (as such term is defined in the Tax Receivable Agreement) be treated as additional consideration in respect of the Option Conveyance and the interests in Grosvenor Capital acquired directly or indirectly from Grosvenor Holdings in the Grosvenor Class B-1 Sale (if any) and the GCM Transfers; (ii) the recapitalization of the equity interests of Grosvenor Capital in connection with Grosvenor Redomicile and LLLPA Amendment will be treated as a non-taxable recapitalization of the equity of Grosvenor Capital; and (iii) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) and agree to (and shall cause their Affiliates to) file all Tax Returns consistent with the foregoing to the fullest extent permitted by applicable Law. Grosvenor Capital agrees to use reasonable efforts to cooperate with Acquiror to provide information reasonably and timely requested in order for counsel to Acquiror to provide an opinion regarding the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

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(b) Tax Contest Matters. With respect to any Tax audit, examination, proceeding, claimed deficiency or other similar matter relating to the Grosvenor Companies or their Subsidiaries that pertains to Flow-Thru Tax Returns with respect to Pre-Closing Tax Periods (a “Tax Matter”), if directed by Grosvenor Holdings, (i) the relevant Grosvenor Company or other entity shall (to the extent permissible under applicable Law) make or not make the election provided for under Section 1101(g)(4) of the Bipartisan Budget Act of 2015 (or any similar election available under U.S. state or local Law); (ii) with respect to any Tax liability arising out of a Tax Matter, the Grosvenor Companies and their Subsidiaries shall not make the election provided for in Section 6226(a) of the Code with respect to such liability, and shall instead pay any “imputed underpayment” (or similar liability imposed under other provisions of applicable Tax law) at the Grosvenor Company or other relevant entity-level. Notwithstanding anything else contained herein or in the Governing Documents of Grosvenor Capital, without the prior written consent of Grosvenor Holdings (which may be withheld in Grosvenor Holdings’ sole discretion), in no event will the Grosvenor Holders be required to amend any Tax Return in connection with the procedures described in Section 6225(c) of the Code, undertake any other alternative to payment by the Grosvenor Companies or their Subsidiaries of any imputed underpayment as provided for in the immediately preceding sentence, or undertake any indemnification or reimbursement obligation of any Grosvenor Company in connection with liabilities described in this Section 7.4(b). The Grosvenor Holders will use reasonable efforts to cooperate to reduce any amounts that the Grosvenor Companies and their Subsidiaries are required to pay in connection with any imputed underpayment (or similar liabilities imposed under other provisions of applicable Tax law); provided, for the avoidance of doubt, that in no event will this sentence be interpreted to require the Grosvenor Holders to indemnify, reimburse or otherwise pay any portion of any applicable imputed underpayment or similar liability.

(c) Allocation Matters. For purposes of determining the U.S. federal income Tax consequences of the Transactions (including any amounts subject to the provisions of Section 751 of the Code in connection with the Grosvenor Class B-1 Sale (if any)), the parties agree to use any reasonable allocation of values among the assets of Grosvenor Capital and its Subsidiaries that is selected by Grosvenor Holdings. The parties agree to (and to cause their Affiliates to) file all of their Tax Returns consistent with any such values selected by Grosvenor Holdings.

(d) Cooperation. Acquiror, the Grosvenor Companies and Grosvenor Holdings shall reasonably cooperate, and shall cause their respective Affiliates to reasonably cooperate, in connection with the filing of Tax Returns and any audit or other proceeding regarding Taxes with respect to any Pre-Closing Tax Period of the Grosvenor Companies and their Subsidiaries. Such cooperation shall include the retention of and (upon the other party’s request) the provision of records and information reasonably relevant to any such Tax Return or Legal Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the provision of such powers of attorney as may be necessary to allow for the filing of Tax Returns or the control of any Legal Proceedings relating to Taxes.

(e) Transfer Taxes. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with this Agreement shall be borne and paid by Grosvenor Capital.

Section 7.5 Section 16 Matters. Prior to the Closing, each of the Grosvenor Companies and Acquiror shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of the Grosvenor Company Interests or acquisitions of Acquiror Common Stock (prior to the Effective Time) (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the Transactions by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Transactions to be exempt under Rule B-3 promulgated under the Exchange Act.

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Article VIII
CONDITIONS TO OBLIGATIONS

Section 8.1 Conditions to Obligations of Acquiror, IntermediateCo, the Grosvenor Holders and the Grosvenor Companies. The obligations of Acquiror, IntermediateCo, the Grosvenor Holders and the Grosvenor Companies to consummate, or cause to be consummated, the Transactions at the Closing is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

(a) The Acquiror Stockholder Approval shall have been obtained;

(b) Solely to the extent that an Extension Stockholders’ Meeting is required to be held and is duly held in accordance with the terms hereof, the Acquiror Extension Approval shall have been obtained;

(c) All approvals or consents, and all waiting or other periods, under the Laws set forth and described on Section 8.1(c) of the Grosvenor Companies Disclosure Letter (collectively, the “Regulatory Approvals”) shall have been obtained or have expired or been terminated, as applicable;

(d) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(e) Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) upon the Closing (after giving effect to the Acquiror Share Redemption); and

(f) The shares of Class A Common Stock to be issued in connection with the Transactions shall have been approved for listing on Nasdaq or the NYSE.

Section 8.2 Conditions to Obligations of Acquiror and IntermediateCo. The obligations of Acquiror and IntermediateCo to consummate, or cause to be consummated, the Transactions at the Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror and IntermediateCo:

(a) The representations and warranties contained in Section 3.19(a) shall be true and correct in all respects as of the Closing Date. Each of the other representations and warranties of the Grosvenor Companies contained in this Agreement shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or another similar materiality qualification set forth therein) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Each of the covenants of the Grosvenor Companies and the Grosvenor Holders to be performed as of or prior to the Closing shall have been performed in all material respects. For purposes of this Section 8.2(b), (i) a covenant of the Grosvenor Companies or the Grosvenor Holders shall only be deemed to have not been performed if the Grosvenor Companies or the Grosvenor Holders have materially breached such material covenant and failed to cure within twenty (20) days after notice (or if earlier, the Agreement Extended End Date); provided that Acquiror shall not be required to consummate the Transactions at the Closing unless and until such material breach of a material covenant has been cured, and (ii) no action that is contemplated by the Pre-Closing Restructuring may be deemed to constitute nonperformance of such material covenant; and

(a) The Pre-Closing Restructuring shall have been completed prior to the Closing.

Section 8.3 Conditions to the Obligations of the Grosvenor Holders and the Grosvenor Companies. The obligation of the Grosvenor Holders and the Grosvenor Companies to consummate, or cause to be consummated, the Transactions at the Closing is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Grosvenor Holders and the Grosvenor Companies:

(a) The representations and warranties contained in Section 4.10(a) shall be true and correct in all respects as of the Closing Date. Each of the other representations and warranties of the Acquiror contained in this Agreement shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except

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for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements, and except for, in each case, inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or another similar materiality qualification set forth therein) individually or in the aggregate, has not had, and would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect;

(b) Each of the covenants of Acquiror to be performed as of or prior to the Closing shall have been performed in all material respects. For purposes of this Section 8.3(b), a covenant of the Acquiror shall only be deemed to have not been performed if Acquiror has materially breached such material covenant and failed to cure within twenty (20) days after notice (or if earlier, the Agreement Extended End Date); provided that the Grosvenor Holders and the Grosvenor Companies shall not be required to consummate the Transactions at the Closing unless and until such material breach of a material covenant has been cured; and

(c) Immediately prior to the Closing, the Available Acquiror Cash shall be no less than (i) the Minimum Available Acquiror Cash Amount (with respect to this clause (i), taking into account the GCM PubCo Equity Investments, a deduction of the amount required to satisfy the Acquiror Share Redemption Amount and no other Transactions) and (ii) Seventy-Five Million Dollars ($75,000,000) solely after deducting the amount required to satisfy the Acquiror Share Redemption Amount (and for the avoidance of doubt, excluding the GCM PubCo Equity Investments or the other Transactions).

Article IX
TERMINATION/EFFECTIVENESS

Section 9.1 Termination. This Agreement may be terminated and the Transactions abandoned:

(a) by mutual written consent of the Grosvenor Holders and Acquiror;

(b) by written notice from the Grosvenor Holders or Acquiror to the other(s) if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(c) by written notice from the Grosvenor Holders or Acquiror to the other(s) within five (5) Business Days after the Extension Approval End Date if the Acquiror Extension Approval shall have not been obtained on or prior to the Extension Approval End Date (in each case, as then in effect in accordance with Section 7.2(c));

(d) by written notice from the Grosvenor Holders to Acquiror if the Acquiror Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(e) by written notice from the Grosvenor Holders to Acquiror within five (5) Business Days after there has been a Modification in Recommendation;

(f) prior to the Closing, by written notice to the Grosvenor Holders from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Grosvenor Holders or the Grosvenor Companies set forth in this Agreement, such that the conditions specified in Section 8.2(a) or Section 8.2(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Grosvenor Holders or the Grosvenor Companies through the exercise of their respective reasonable efforts, then, for a period of up to thirty (30) days after receipt by the Grosvenor Holders of notice from Acquiror of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, or (ii) the Closing has not occurred on or before February 2, 2021, or if the time period for Acquiror to consummate a Business Combination is extended to March 17, 2021, the Closing has not occurred on or before March 17, 2021 (in such case, March 17, 2021 being the “Agreement End Date”), or if the time period for Acquiror to consummate a Business Combination is extended to June 17, 2021, the Closing has not occurred on or before June 17, 2021 (the latest of such dates, the “Agreement Extended End Date”), unless Acquiror is in material breach hereof; or

(g) prior to the Closing, by written notice to Acquiror from Grosvenor Holdings if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror or IntermediateCo set forth in this

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Agreement, such that the conditions specified in Section 8.3(a) and Section 8.3(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable efforts, then, for a period of up to thirty (30) days after receipt by Acquiror of notice from the Grosvenor Holders of such breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period or (ii) the Closing has not occurred on or before the Agreement Extended End Date, unless any of the Grosvenor Holders or the Grosvenor Companies is in material breach hereof.

Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Grosvenor Holders, the Grosvenor Companies, Acquiror or IntermediateCo, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 9.2 and Article X and the Confidentiality Agreement shall survive any termination of this Agreement.

Article X
MISCELLANEOUS

Section 10.1 Trust Account Waiver. Each of the Grosvenor Companies and the Grosvenor Holders acknowledges that Acquiror is a blank check company with the powers and privileges to effect a Business Combination. Each of the Grosvenor Companies and the Grosvenor Holders further acknowledges that, as described in the prospectus dated December 11, 2018 (the “Prospectus”) available at www.sec.gov, substantially all of Acquiror assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a the trust account for the benefit of Acquiror, certain of its public stockholders and the underwriters of Acquiror’s initial public offering (the “Trust Account”). Each of the Grosvenor Companies and the Grosvenor Holders acknowledges that it has been advised by Acquiror that, except with respect to interest earned on the funds held in the Trust Account that may be released to Acquiror to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (i) if Acquiror completes the transaction which constitutes a Business Combination, then to those Persons and in such amounts as described in the Prospectus; (ii) if Acquiror fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Acquiror in limited amounts to permit Acquiror to pay the costs and expenses of its liquidation and dissolution, and then to Acquiror’s public stockholders; and (iii) if Acquiror holds a stockholder vote to amend Acquiror’s amended and restated memorandum and articles of association to modify the substance or timing of the obligation to redeem 100% of Acquiror Common Stock (prior to the Effective Time) if Acquiror fails to complete a Business Combination within the allotted time period, then for the redemption of any Acquiror Common Stock (prior to the Effective Time) properly tendered in connection with such vote. For and in consideration of Acquiror entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Grosvenor Companies and the Grosvenor Holders, on behalf of themselves and their respective Affiliates, hereby agree that they do not now have or shall at any time hereafter have, and irrevocably waive any right, title, interest or claim of any kind they or any of their respective Affiliates have or may have in the future, in or to any monies in the Trust Account or distributions therefrom and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, arising out of, this Agreement and any negotiations, Contracts or agreements with Acquiror or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Each of the Grosvenor Companies and the Grosvenor Holders agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Acquiror to induce the Acquiror to enter in this Agreement, and each of the Grosvenor Companies and the Grosvenor Holders further intends and understands such waiver to be valid, binding and enforceable against such party and each of its Affiliates under applicable Law. Notwithstanding the foregoing, (x) nothing herein shall serve to limit or prohibit the Grosvenor Companies’ and the Grosvenor Holders’ right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account (other than distributions therefrom directly or indirectly to the Acquiror’s public stockholders), for specific performance or other equitable relief in connection with the consummation of the Transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Acquiror Share Redemptions) to the Grosvenor Holders in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate the Acquiror Share Redemptions and (y) nothing herein shall serve to limit or prohibit any claims that the Grosvenor

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Companies and the Grosvenor Holders may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds, but excluding distributions from the Trust Account directly or indirectly to the Acquiror’s public stockholders).

Section 10.2 Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its Board of Directors, Board of Managers, Managing Member, General Partner or other officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 10.3 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email during normal business hours (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(a) If to Acquiror or IntermediateCo, to:

CF Finance Acquisition Corp.
110 East 59th Street
New York, New York 10022
Email: smerkel@cantor.com
Attention: Stephen Merkel, General Counsel

with a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Email: ken.lefkowitz@hugheshubbard.com
Attention: Ken Lefkowitz

(b) If to the Grosvenor Companies, GCMH GP or GCM PubCo, to:

Grosvenor Capital Management Holdings, LLLP
900 North Michigan Avenue
Suite 1100
Chicago, Illinois 60611
Email: legal@gcmlp.com
Attention: Legal Department

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022-4834
Attention: Justin G. Hamill
Email: justin.hamill@lw.com

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(c) If to the Grosvenor Holders or GCM V, to:

Grosvenor Holdings, L.L.C.
900 North Michigan Avenue
Suite 1100
Chicago, Illinois 60611
Email: legal@gcmlp.com

Attention: Legal Department

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022-4834
Attention: Justin G. Hamill
Email: justin.hamill@lw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 10.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 10.5 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to (i) confer upon or give any Person(including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Grosvenor Companies, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), other than the parties hereto, any right or remedies under or by reason of this Agreement, (ii) establish, amend or modify any employee benefit plan, program, policy, agreement or arrangement or (iii) limit the right of Acquiror, the Grosvenor Companies or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, policy, agreement or other arrangement following the Closing; provided, however, that the D&O Indemnified Parties (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 5.8(a)-(d), and the Grosvenor Non-Recourse Parties and the Acquiror Non-Recourse Parties (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 10.18.

Section 10.8 Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided that if the Closing shall occur, Acquiror shall pay or cause to be paid, in accordance with Section 2.14(c), the Acquiror Transaction Expenses and the Grosvenor Transaction Expenses. For the avoidance of doubt, any payments to be made (or to cause to be made) by Acquiror shall be paid upon the Closing and release of proceeds from the Trust Account.

Section 10.9 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 10.10 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (including by electronic mail or in .pdf), and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument.

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Section 10.11 Grosvenor Companies and Acquiror Disclosure Letters. The Grosvenor Companies Disclosure Letter and the Acquiror Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Grosvenor Companies Disclosure Letter and/or the Acquiror Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of applicable Disclosure Letter if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 10.12 Entire Agreement. (i) This Agreement (together with the Grosvenor Companies Disclosure Letter and the Acquiror Disclosure Letter), (ii) the Non-Disclosure Agreement, dated as of June 2, 2020, between Acquiror and Grosvenor Capital Management, L.P. (the “Confidentiality Agreement”), (iii) the Stockholders’ Agreement, (iv) the Registration Rights Agreement, (v) the Tax Receivable Agreement, (vi) the Sponsor Support Agreement, (vii) Forward Purchase Agreement, (viii) the A&R LLLPA and (ix) the PIPE Subscription Agreements (clauses (ii) – (ix), collectively, the “Ancillary Agreements”) constitute the entire agreement among the parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth in this Agreement and the Ancillary Agreements.

Section 10.13 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

Section 10.14 Publicity.

(a) All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Acquiror and the Grosvenor Companies, which approval shall not be unreasonably withheld by any party; provided that no party shall be required to obtain consent pursuant to this Section 10.14(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 10.14(a).

(b) The restriction in Section 10.14(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall use its reasonable efforts to consult with the other party in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to satisfy or obtain approval or early termination in connection with the Regulatory Approvals and to make any relating filing shall be deemed not to violate this Section 10.14.

Section 10.15 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 10.16 Jurisdiction; Waiver of Jury Trial.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the Transactions must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the

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United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 10.16.

(b) Each party acknowledges and agrees that any controversy which may arise under this Agreement and the Transactions is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action, suit or proceeding directly or indirectly arising out of or relating to this Agreement or any of the Transactions.

Section 10.17 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

Section 10.18 Non-Recourse.

(a) Solely with respect to GCM PubCo, GCM V, the Grosvenor Holders, the Grosvenor Companies and the CF Entities, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, GCM PubCo, GCM V, the Grosvenor Holders, the Grosvenor Companies and the CF Entities as named parties hereto; and

(b) except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of GCM PubCo, GCM V, the Grosvenor Holders and the Grosvenor Companies (each, a “Grosvenor Non-Recourse Party”) or the CF Entities (each, an “Acquiror Non-Recourse Party”) and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of GCM PubCo, GCM V, the Grosvenor Companies, the Grosvenor Holders, or the CF Entities under this Agreement for any claim based on, arising out of, or related to this Agreement or the Transactions.

Section 10.19 Non-Survival of Representations, Warranties and Covenants. Except as otherwise contemplated by Section 9.2, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X.

Section 10.20 Conflicts and Privilege.

(a) Acquiror, the Grosvenor Companies and the Grosvenor Holders hereby agree that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among Acquiror, IntermediateCo and/or Sponsor, on the one hand, and the Grosvenor Companies and/or the Grosvenor Holders, on the other hand, any legal counsel (including Hughes Hubbard & Reed LLP and Ellenoff Grossman & Schole LLP) that represented Acquiror and/or Sponsor prior to the Closing may represent Sponsor in such dispute even though the interests of Sponsor may be directly adverse to the Acquiror, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for Acquiror and/or

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Sponsor. Notwithstanding the foregoing, any privileged communications or information shared by the Grosvenor Companies prior to the Closing with Acquiror or Sponsor (in any capacity) under a common interest agreement shall remain the privileged communications or information of the Grosvenor Companies following the Closing.

(b) Acquiror and the Grosvenor Companies hereby agree that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among the Grosvenor Designated Directors and/or the Grosvenor Holders, on the one hand, and the Grosvenor Companies and/or Acquiror, on the other hand, any legal counsel (including Latham & Watkins LLP) that represented the Grosvenor Designated Directors and/or the Grosvenor Holders prior to the Closing may represent the Grosvenor Designated Directors and/or the Grosvenor Holders in such dispute even though the interests of the Grosvenor Designated Directors and/or the Grosvenor Holders may be directly adverse to the Acquiror and/or the Grosvenor Companies, and even though such counsel may have represented Acquiror and/or the Grosvenor Companies in a matter substantially related to such dispute, or may be handling ongoing matters for Acquiror, the Grosvenor Companies, the Grosvenor Designated Directors and/or the Grosvenor Holders. Acquiror and the Grosvenor Companies further agree that, as to all legally privileged communications prior to the Closing between or among any legal counsel (including Latham & Watkins LLP) that represented the Grosvenor Companies, the Grosvenor Designated Directors and/or the Grosvenor Holders prior to the Closing and any one or more such Persons that relate in any way to the Transactions, the attorney/client privilege and the expectation of client confidence belongs to the Grosvenor Holders and/or the Grosvenor Designated Directors and may be controlled by the Grosvenor Holders and/or such Grosvenor Designated Directors, and shall not pass to or be claimed or controlled by Acquiror (after giving effect to the Closing) or the Grosvenor Companies; provided that the Grosvenor Holders and/or the Grosvenor Designated Directors shall not waive such attorney/client privilege other than to the extent they determine appropriate in connection with the enforcement or defense of their respective rights or obligations existing under this Agreement. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Closing with the Grosvenor Holders or the Grosvenor Designated Directors (in any capacity) under a common interest agreement shall remain the privileged communications or information of the Grosvenor Companies following the Closing.

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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

ACQUIROR:
CF Finance Acquisition Corp.
a Delaware corporation
By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and CEO
INTERMEDIATECO:
CF Finance Intermediate Acquisition, LLC
a Delaware limited liability company
By: CF Finance Acquisition Corp., its sole member
By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and CEO
SPONSOR:
CF Finance Holdings LLC
a Delaware limited liability company
By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: CEO

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GROSVENOR CAPITAL:
Grosvenor Capital Management Holdings, LLLP
an Illinois limited liability limited partnership
By: GCMH GP, L.L.C., its General Partner
By: Grosvenor Holdings, L.L.C., its Managing Member
By: MJS, LLC, its Managing Member
By:	/s/ Michael J. Sacks
Name: Michael J. Sacks
Title: Manager
By: Michael J. Sacks, its Managing Member
/s/ Michael J. Sacks
Michael J. Sacks
GROSVENOR HOLDERS:
Grosvenor Holdings, L.L.C.
an Illinois limited liability company
By: MJS, LLC, its Managing Member
By:	/s/ Michael J. Sacks
Name: Michael J. Sacks
Title: Manager
By: Michael J. Sacks, its Managing Member
/s/ Michael J. Sacks
Michael J. Sacks
GCM Grosvenor Management, LLC
a Delaware limited liability company
By: Grosvenor Holdings, L.L.C., its Managing Member
By: MJS, LLC, its Managing Member
By:	/s/ Michael J. Sacks
Name: Michael J. Sacks
Title: Manager
By: Michael J. Sacks, its Managing Member
/s/ Michael J. Sacks
Michael J. Sacks
Grosvenor Holdings II, L.L.C.
a Delaware limited liability company
By: Grosvenor Holdings, L.L.C., its Managing Member
By: MJS, LLC, its Managing Member
By:	/s/ Michael J. Sacks
Name: Michael J. Sacks
Title: Manager

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By: Michael J. Sacks, its Managing Member
/s/ Michael J. Sacks
Michael J. Sacks
GCM PUBCO:
GCM Grosvenor Inc.
a Delaware corporation
By:	/s/ Michael J. Sacks
Name: Michael J. Sacks
Title: Chief Executive Officer

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GCMH GP:
GCMH GP, L.L.C.
a Delaware limited liability company
By: Grosvenor Holdings, L.L.C., its Managing Member
By: MJS, LLC, its Managing Member
By:	/s/ Michael J. Sacks
Name: Michael J. Sacks
Title: Manager
By: Michael J. Sacks, its Managing Member
/s/ Michael J. Sacks
Michael J. Sacks
GCM V:
GCM V, LLC
a Delaware limited liability company
By:	/s/ Michael J. Sacks
Name: Michael J. Sacks
Title: Manager

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ANNEX B

CERTIFICATE OF INCORPORATION
OF
GCM grosvenor INC.

First: The name of the corporation is: GCM Grosvenor Inc. (the “Corporation”).

Second: The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, State of Delaware, 19808. The name of its registered agent at such address is The Corporation Service Company.

Third: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“DGCL”) or any successor statute.

Fourth: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100 shares, all of which are Common Stock, $0.0001 par value per share.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Fifth: The name and mailing address of the sole incorporator is as follows:

NAME Christian Galgano	MAILING ADDRESS c/o Grosvenor Capital Management Holdings, LLLP 900 North Michigan Avenue Suite 1100 Chicago, Illinois 60611

Sixth: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.      Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

3.      The Board of Directors is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation.

Seventh: Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Eighth: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of

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the indemnification and advancement otherwise permitted by such applicable law. Any repeal or modification of this provision shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Ninth: Subject to such limitations as may be from time to time imposed by other provisions of this Certificate of Incorporation, by the bylaws of the Corporation, by the DGCL or other applicable law, or by any contract or agreement to which the Corporation is or may become a party, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this express reservation.

EXECUTED on July 27, 2020.

/s/ Christian Galgano
Christian Galgano, Sole Incorporator

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ANNEX C

FINAL FORM

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

GCM Grosvenor Inc.

(Pursuant to Section 242 and 245 of
the General Corporation Law of the State of Delaware)

[ • ], 2020

GCM Grosvenor Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is GCM Grosvenor Inc. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was July 27, 2020 and the original name of the Corporation was “GCM Grosvenor Inc.”

SECOND:     This Amended and Restated Certificate of Incorporation (this “Amended Certificate of Incorporation”) amends, integrates and restates in its entirety the Corporation’s certificate of incorporation as currently in effect as follows, and has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as from time to time in effect, the “General Corporation Law”).

1.      Name. The name of the Corporation is GCM Grosvenor Inc.

2.      Address; Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

3.      Purposes.

3.1         General Purpose. Until the Public Benefit Election (as defined below), the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law (the “Purpose”).

3.2         Public Benefit Corporation. Upon the 5th calendar day following the date that the affirmative approval of a majority of the members of the Board is publicly disclosed to the stockholders of the Corporation, and without any other action on the part of the Corporation, the Board or any stockholder of the Corporation, the Corporation shall become a public benefit corporation as contemplated by subchapter XV of the General Corporation Law, or any successor provisions thereof (the “Public Benefit Election”). From and after the exercise by the Board of the Public Benefit Election, the Corporation will be intended to operate to produce a public benefit or benefits, and will be managed in a manner that balances the stockholders’ pecuniary interests, the best interests of those materially affected by the Corporation’s conduct and the public benefit or benefits identified in this Amended Certificate of Incorporation. If the General Corporation Law is amended to alter or further define the management and operation of public benefit corporations, then the Corporation shall be managed and operated in accordance with the General Corporation Law, as so amended.

3.3         Public Benefit Purpose. From and after the Public Benefit Election, the Corporation will be managed so as to have a positive effect on society by promoting a culture of diversity, equity and inclusion within its workforce and that of its vendors while reducing the environmental impact of its operations.  In addition, the Corporation will continue to offer, consistent with its fiduciary duties to its investment advisory clients, investment products and services that promote positive Environmental, Social and Governance objectives and Impact investment themes.

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4.      Number of Shares.

4.1         The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,600,000,000 shares, consisting of: (a) 700,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”), (b) 500,000,000 shares of Class B common stock, with the par value of $0.0001 per share (the “Class B Common Stock” and, together with Class A Common Stock, the “Class A/B Common Stock”), (c) 300,000,000 shares of Class C common stock, with the par value of $0.0001 per share (the “Class C Common Stock”), and (d) 100,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”). Upon the filing and effectiveness of this Amended Certificate of Incorporation (the “Effective Time”), each share of common stock, par value $0.0001 per share of the Corporation (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall, automatically without any further action by the Corporation or any stockholder, be reclassified into one fully paid and nonassessable share of Class A Common Stock.

4.2         Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus:

(a)         in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the exchange of all outstanding Common Units, as a result of any Redemption or Direct Exchange pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement (including for this purpose any Common Units issuable upon the exercise of any options, warrants or similar rights to acquire Common Units) and (y) the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock;

(b)         in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock; and

(c)         in the case of Class C Common Stock, the number of shares of Class C Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class C Common Stock.

5.      Classes of Shares. The designation, relative rights, power and preferences, qualifications, restrictions and limitations of the shares of each class of stock are as follows:

5.1         Common Stock.

(a)         Voting Rights.

(i)          Each share of Class A Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote, and, until the Sunset Date, each share of Class C Common Stock will entitle the record holder thereof to a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) ten (10) votes and (y) the Class C Share Voting Amount, except that, in each case, to the fullest extent permitted by law, holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the General Corporation Law. Shares of Class B Common Stock will not entitle the record holder thereof to any voting powers, except as (and then only to the extent) otherwise required by applicable law. From and after the Sunset Date, each share of Class C Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote.

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(ii)         Except as otherwise required in this Amended Certificate of Incorporation or by applicable law, the holders of Common Stock (other than the holders of Class B Common Stock) will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(b)         Dividends; Stock Splits or Combinations.

(i)          Subject to Section 5.1(b)(ii), applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A/B Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A/B Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.

(ii)         Subject to Section 5.1(b)(v), dividends of cash or property may not be declared or paid on the Class A Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class B Common Stock. Dividends of cash or property may not be declared or paid on the Class B Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class A Common Stock.

(iii)       Except as provided in Section 5.1(b)(iv) with respect to stock dividends, dividends of cash or property may not be declared or paid on the Class C Common Stock.

(iv)        In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing, in which event no such Stock Adjustment need be made for such other class of Common Stock). Notwithstanding the foregoing, the Corporation shall be entitled to declare a stock dividend on the Class A Common Stock and Class B Common Stock without any corresponding Stock Adjustment to the other classes of Common Stock so long as, after the payment of such stock dividend on the Class A Common Stock and Class B Common Stock, the number of shares of Class A Common Stock and Class B Common Stock outstanding (excluding any shares issuable upon the exercise of any options, warrants, restricted stock units, exchange rights, conversion rights or similar rights for Class A Common Stock or Class B Common Stock, and excluding any shares issuable upon the exchange of Common Units as a result of any Redemption or Direct Exchange pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement) does not exceed the number of Common Units owned directly or indirectly by the Corporation. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(v)         Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class B Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class B Common Stock shall be (a) in the same proportion as the relative voting rights of a share of Class A Common Stock and a share of Class B Common Stock or (b) as otherwise determined at the time of such dividend by the Board.

(c)         Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A/B Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A/B Common Stock held by such holders. The holders of shares of Class C Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

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(d)         Merger, Consolidation, Tender or Exchange Offer. Except as expressly provided in this Article 5, all shares of the Class A/B Common Stock shall, as among each other, have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, and all shares of the Class C Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical as to all matters (unless holders of shares representing a majority of the voting power of any class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing to different treatment as to such class of Common Stock, in which event different treatment may be permitted for such class of Common Stock). Without limiting the generality of the foregoing, unless holders of shares representing a majority of the voting power of any class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing to different treatment as to such class of Common Stock, in which event different treatment may be permitted for such class of Common Stock, (1) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of any class of Class A/B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Class A/B Common Stock, and the holders of any class of Class A/B Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Class A/B Common Stock, and (2) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of any class of Class A/B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Class A/B Common Stock, and the holders of any class of Class A/B Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Class A/B Common Stock; provided that, for the purposes of the foregoing clauses (1) and (2) and notwithstanding the first sentence of this Section 5.1(d), (i) in the event any such consideration includes securities, the consideration payable to holders of Class B Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class A Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class B Common Stock is that the securities distributed to such holders have no voting power, except as otherwise required by applicable law and (ii) payments under or in respect of the tax receivable or similar agreement entered by the Corporation from time to time with any holders of Common Stock and/or securities of OpCo shall not be considered part of the consideration payable in respect of any share of Common Stock.

5.2         Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or

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group of Persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

6.      Certain Provisions Related to Redemption Right.

6.1         No Conversion Rights of Class A Common Stock, Class B Common Stock and Class C Common Stock. The Class A Common Stock, Class B Common Stock and Class C Common Stock shall not have any conversion rights.

6.2         Reservation of Shares of Class A Common Stock for Redemptions. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purposes of effecting any exchanges pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement, the number of shares of Class A Common Stock that are issuable in connection with the exchange of all outstanding Common Units as a result of any Redemption or Direct Exchange pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement (including for this purpose any Common Units issuable upon the exercise of any options, warrants or similar rights to acquire Common Units), as applicable (without regard to any restrictions on Redemption and Direct Exchanges contained therein and assuming no Redemptions or Direct Exchanges for cash). The Corporation covenants that all the shares of Class A Common Stock that are issued upon any such redemption or exchange of such Common Units will, upon issuance, be validly issued, fully paid and non-assessable.

6.3         Retirement of Class C Common Stock. In the event that (a) a share of Class A Common Stock issued as a result of any Redemption or Direct Exchange of a Common Unit outstanding as of the effective date of the OpCo Partnership Agreement pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement is subsequently transferred to any Person that is not a Key Holder (or Affiliate or owner thereof), or (b) a Redemption or Direct Exchange by Cash Settlement is effected with respect to any Common Unit outstanding as of the effective date of the OpCo Partnership Agreement pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement, a share of Class C Common Stock chosen by the Corporation in its sole discretion will automatically and without further action on the part of the Corporation or the holder thereof be transferred to the Corporation for no consideration and thereupon the Corporation shall promptly take all necessary action to cause such share to be retired, and such share thereafter may not be reissued by the Corporation.

6.4         Taxes. The issuance of shares of Class A Common Stock pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement will be made without charge to the holders receiving such shares for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance.

7.      Board of Directors; Committees.

7.1         Number of Directors.

(a)         The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the By-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Amended Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, (i) the total authorized number of Directors constituting the entire Board shall not be less than three (3) and shall not be more than twenty (20), with the then-authorized number of Directors being fixed from time to time by the Board, which number shall initially be seven (7) members.

(b)         During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 5.2 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then-total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the certificate of designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock

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having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall automatically be reduced accordingly.

7.2         Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under the Stockholders’ Agreement), newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of the remaining Directors then in office, even if less than a quorum of the Board. Any Director so chosen shall hold office until the next election of the Directors in which such Director is included and until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.

7.3         Removal of Directors. Except for Preferred Stock Directors and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement, any Director or the entire Board may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

7.4         Quorum. To the fullest extent permitted by the General Corporation Law and Stock Exchange Rules, the presence of the Chairman shall be necessary in order for a quorum to be obtained at any meeting of the Board. Notwithstanding the immediately preceding sentence, if a quorum does not exist at any properly called meeting of the Board solely due to the lack of attendance thereat by the Chairman, (x) such meeting shall be adjourned and, (y) subject to the obligation to provide proper prior notice pursuant to the By-laws to all members of the Board, recalled for the same purpose not less than twenty-four hours and not more than ten (10) calendar days from the date of adjournment. Notwithstanding anything contained herein to the contrary, in the event that the Chairman is unable to attend any emergency meeting of the Board, as determined by the Board in good faith, by reason of temporary disability or otherwise, the presence of the Chairman shall not be necessary in order for such quorum to be obtained and the Board may appoint a Director as interim chairman to preside over such meeting.

8.      Meetings of Stockholders.

8.1         Action by Written Consent. So long as the Corporation qualifies as a “controlled company” under Nasdaq Listing Rule 5605(c)(1), any action required or permitted to be taken by the stockholders of the Corporation may be effected by the consent in writing of the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

8.2         Special Meetings of Stockholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of (i) the Board, (ii)  the Chairman or (iii) so long as the Corporation is a “controlled company”, by the Secretary of the Corporation at the request of any holder of at least 25% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

9.      General Corporation Law; Section 203 and Business Combinations.

(A)    The Corporation hereby expressly elects not to be governed by Section 203 of the General Corporation Law. Notwithstanding the foregoing, the provisions of Section 9(B)-(D) below shall apply.

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(B)    The Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1)    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(2)    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(3)    at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(C)    The restrictions contained in the foregoing Section 9(B) shall not apply if:

(1)    a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time, within the three-year period immediately prior to the business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership, or

(2)    the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Section 9(C)(2), (ii) is with or by a Person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Board and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the General Corporation Law, no vote of the stockholders of the Corporation is required), (y) a sale, lease, exchange, mortgage, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent or more of either that aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 9(C)(2).

(D)    For purposes of this Section 9, references to:

(1)    “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)    “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of the voting power thereof; (ii) any trust or other

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estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3)   “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

a. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (B) of this Section 9 is not applicable to the surviving entity;

b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

c. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the General Corporation Law; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c) through (e) of this subsection shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

d. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

e. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4)    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this subsection (B) of Section 9, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

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(5)    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) any Stockholder Party, any Stockholder Party Direct Transferee, any Stockholder Party Indirect Transferee or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below. For the avoidance of doubt, a Redemption or Direct Exchange of Common Units pursuant to Article X of the OpCo Partnership Agreement, respectively, shall not, by itself, cause the person that is having Common Units redeemed or received in the Redemption or Direct Exchange, as applicable, or any other person, to become an interested stockholder; and a retirement of any shares of Class C Common Stock pursuant to Section 6.3, and the related increase in the proportionate voting power of outstanding voting stock of the Corporation held by persons other than the holder of such shares of Class C Common Stock, shall not, by itself, cause any person to become an interested stockholder.

(6)    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

a. beneficially owns such stock, directly or indirectly; or

b. has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

c. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(7)    “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8)    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(9)    “Stockholder Party” means any GCM Equityholder.

(10)  “Stockholder Party Direct Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

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(11)  “Stockholder Party Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party Direct Transferee or any other Stockholder Party Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(12)  “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall be calculated on the basis of the aggregate number of votes applicable to all shares of such voting stock, and by allocating to each share of voting stock, that number of votes to which such share is entitled (e.g., with respect to the voting stock of the Corporation, each share of Class A Common Stock, whereas each share of Class C Common Stock is allocated the number of votes set forth in Section 5.1).

10.    Corporate Opportunities. To the fullest extent permitted by the General Corporation Law, the Corporation acknowledges that: (i) each stockholder or Director of the Corporation or any of its subsidiaries (collectively, the “Exempted Persons”; provided, that no Director who is an officer or employee of the Corporation or any of its subsidiaries shall be an “Exempted Person” in his or her capacity as such) shall have no duty not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, including those deemed to be competing with the Corporation or any of its subsidiaries, in each case, except to the extent otherwise set forth in a writing executed by the Corporation or one of its subsidiaries, on the one hand, and such Exempted Person, on the other hand; and (ii) in the event that any Exempted Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, the Corporation to the fullest extent permitted by Section 122(17) of the General Corporation Law hereby renounces any interest or expectancy therein and such Exempted Person shall have no duty to communicate or present such corporate opportunity to the Corporation or any of its subsidiaries, as the case may be, and to the fullest extent permitted by law shall not be liable to the Corporation or its Affiliates or stockholders for breach of any duty by reason of the fact that such Exempted Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Corporation, in each case, except to the extent otherwise set forth in a writing executed by the Corporation or one of its subsidiaries, on the one hand, and such Exempted Person, on the other hand.

11.    Limitation of Liability.

11.1       To the fullest extent permitted under the General Corporation Law, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

11.2       Any amendment or repeal of this Article 11 shall not adversely affect any right or protection of a Director hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

12.    Indemnification.

12.1       To the fullest extent permitted by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify, and advance expenses to, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each, an “Indemnitee” and collectively, the “Indemnitees”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee, agent or trustee, from and against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection therewith. Notwithstanding the preceding sentence, other than an action against the Corporation brought by an Indemnitee to enforce his or her rights under this Article 12, the Corporation shall not be required to indemnify or advance expenses to any person in connection with a proceeding (or part thereof) commenced by such person if the commencement of such proceeding (or part thereof) was not authorized by the Board.

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12.2       The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 12 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

12.3       To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 12 or otherwise.

12.4       If a claim for indemnification or advancement of expenses under this Article 13 is not paid in full within thirty (30) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by an Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such person has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including by members of the Board who are not parties to such action, a committee of such members, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including by members of the Board who are not parties to such action, a committee of such members, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

12.5       The Corporation shall have the power to purchase and maintain insurance to protect itself and any person who is or was a Director, officer, employee or agent of the Corporation, or while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the General Corporation Law or the provisions of this Article 12.

12.6       The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 12 shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or Director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the Board, pursuant to Section 12.10, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board in its sole discretion.

12.7       Given that certain claims may be jointly indemnifiable (“Jointly Indemnifiable Claims”) by the Corporation, its Controlled Entities (as defined below) or Indemnitee-Related Entities (as defined below) in respect of the service of Indemnitee as a Director and/or executive officer of the Corporation and/or a director, executive officer, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Corporation (the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Corporation acknowledges and agrees that the Corporation shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in

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connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the General Corporation Law, (ii) this Amended Certificate of Incorporation or the By-laws or (iii) any other agreement between the Corporation or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Corporation or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, (i) the Corporation shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Corporation and/or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Corporation and/or any Controlled Entity or under any insurance policy, as applicable, and (iii) the Indemnitee and the Corporation and, as applicable, any Controlled Entity shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Corporation and the Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 12.7.

12.8       “Indemnitee-Related Entities” means any company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Corporation or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation or any Controlled Entity may also have an indemnification or advancement obligation.

12.9       Any amendment or repeal of the foregoing provisions of this Article 12 shall not adversely affect any right or protection hereunder of any Indemnitee or its successors in respect of any act or omission occurring prior to the time of such amendment or repeal.

12.10     This Article 12 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

13.    Adoption, Amendment or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by law, subject to the Stockholders’ Agreement (for so long as it remains in effect), the Board is expressly authorized to make, alter, amend or repeal the By-laws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the By-laws.

14.    Adoption, Amendment and Repeal of Certificate. Subject to the Stockholders’ Agreement (for so long as it remains in effect), the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Amended Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation.

15.    Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law, this Amended Certificate of Incorporation or the By-laws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed

Annex C-12

by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 15. Notwithstanding anything herein to the contrary, this Article 15 shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

16.    Severability. If any provision or provisions of this Amended Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

17.    Definitions. As used in this Amended Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Amended Certificate of Incorporation, the term:

(a)         “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation or any rights conferred on such stockholder pursuant to the Stockholders’ Agreement (including any representatives of such stockholder serving on the Board).

(b)         “Amended Certificate of Incorporation” is defined in the recitals.

(c)         “Board” means the board of directors of the Corporation.

(d)         “By-laws” is defined in Section 7.1.

(e)         “Cash Settlement” has the meaning set forth in the OpCo Partnership Agreement.

(f)          “Chairman” means the chairperson of the Board, which shall initially be Michael J. Sacks.

(g)         “Class A Common Stock” is defined in Section 4.1.

(h)         “Class A/B Common Stock” is defined in Section 4.1.

(i)          “Class B Common Stock” is defined in Section 4.1.

(j)          “Class C Aggregate Voting Amount” has the meaning set forth in the Stockholders’ Agreement.

(k)          “Class C Common Stock” is defined in Section 4.1.

(l)           “Class C Share Voting Amount” means the (x) Class C Aggregate Voting Amount, divided by (y) the number of shares of Class C Common Stock then outstanding.

(m)        “Common Stock” is defined in Section 4.1.

(n)         “Common Unit” means a Common Unit of OpCo.

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(o)         “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(p)         “Controlled Entities” is defined in Section 12.7.

(q)         “Corporation” is defined in the introductory paragraph.

(r)          “Direct Exchange” has the meaning set forth in the OpCo Partnership Agreement.

(s)          “Director” is defined in Section 7.1.

(t)          “Exempted Persons” is defined in Section 10.

(u)         “GCM Equityholders” has the meaning set forth in the Stockholders’ Agreement.

(v)         “GCM V” means GCM V, LLC, a Delaware limited liability company.

(w)        “General Corporation Law” is defined in the recitals.

(x)         “Indemnification Sources” is defined in Section 12.7.

(y)         “Indemnitee” is defined in Section 12.1.

(z)         “Indemnitee-Related Entities” is defined in Section 12.8.

(aa)        “Indemnitees” is defined in Section 12.1.

(bb)       “Jointly Indemnifiable Claims” is defined in Section 12.7.

(cc)        “Key Holders” means each of Michael J. Sacks, GCM V, and the GCM Equityholders.

(dd)       “Limited Partner” has the meaning set forth in the OpCo Partnership Agreement.

(ee)        “OpCo” means Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership, or any successor thereto.

(ff)         “OpCo Partnership Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of OpCo, dated as of [ • ], 2020, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(gg)       “Permitted Transfer” has the meaning set forth in the OpCo Partnership Agreement.

(hh)        “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

(ii)         “Preferred Stock” is defined in Section 4.1.

(jj)         “Preferred Stock Directors” is defined in Section 7.1.

(kk)       “proceeding” is defined in Section 12.1.

(ll)         “Redemption” has the meaning set forth in the OpCo Partnership Agreement.

(mm)     “Share Settlement” has the meaning set forth in the OpCo Partnership Agreement.

(nn)       “Stock Adjustment” is defined in Section 5.1(b)(iv).

(oo)        “Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [ • ], 2020, by and among the Corporation and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

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(pp)       “Stock Exchange Rules” means the rules and regulations for listed companies as in effect from time to time of the principal United States national securities exchange on which the Class A Common Stock is listed for trading, which as of the date hereof is the National Association of Securities Dealers Automated Quotations.

(qq)       “Sunset Date” has the meaning set forth in the Stockholders’ Agreement.

[Remainder of page intentionally left blank.]

Annex C-15

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of GCM Grosvenor Inc. has been duly executed by the officer below as of the date first written above.

By:
Name:
Title:

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ANNEX D

FINAL FORM

Bylaws of

GCM Grosvenor Inc.

(a Delaware corporation)

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Annex D-ii

Bylaws of
GCM Grosvenor Inc.

Article I — Corporate Offices

1.1    Registered Office.

The address of the registered office of GCM Grosvenor Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2    Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s Board may from time to time establish or as the business of the Corporation may require.

Article II — Meetings of Stockholders

2.1    Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2    Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted.

2.3    Special Meeting.

Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4    Advance Notice Procedures for Business Brought before a Meeting.

(i)     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (A)(1) was a stockholder of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to the Certificate of Incorporation and Section 2.3 of these bylaws. For purposes of this Section 2.4 and Section 2.5 of these bylaws, as applicable, “present in person” shall mean that the stockholder proposing that the business be brought before the annual or special meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting, and a “qualified representative” of such proposing stockholder shall be (A) any person who is authorized in writing by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such

Annex D-1

writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders or (B), if such proposing stockholder is (x) a general or limited partnership, any general partner or Person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or Person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or Person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. This Section 2.4 shall apply to any business that may be brought before an annual or special meeting of stockholders other than nominations for election to the Board at an annual meeting, which shall be governed by Section 2.5 of these bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these bylaws, and this Section 2.4 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.5 of these bylaws.

(ii)    Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(i)(c), (a) the stockholder must provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (b) the stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4 and (c) the proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting (which, in the case of the first annual meeting of stockholders following the closing of the Corporation’s initial underwritten public offering of common stock, the preceding year’s annual meeting date shall be deemed to be June, 5); provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of Timely Notice as described above.

(iii)   To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a)    As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(b)    As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s

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business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any Affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any Affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner and (G) a representation whether any Proposing Person, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or otherwise to solicit proxies or votes from stockholders in support of such proposal; and

(c)    As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(iv)   For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder, beneficial owner or any other participant.

(v)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

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(vi)   Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vii)  In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(viii) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5    Advance Notice Procedures for Nominations of Directors.

(i)     Subject in all respects to the provisions of the Stockholders’ Agreement and Certificate of Incorporation, nominations of any person for election to the Board at an annual meeting may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (b) by a stockholder present in person (as defined in Section 2.4) who (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at any annual meeting of stockholders other than in accordance with the provisions of the Stockholders’ Agreement and the Certificate of Incorporation.

(ii)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4(ii) of these bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of a stockholder’s notice as described above.

(iii)   To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a)    As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);

(b)    As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(c) shall be made with respect to nomination of each person for election as a director at the meeting) and a representation whether any Nominating Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies or votes from stockholders in support of such nomination; and

(c)    As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material

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contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(vi).

(iv)   For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (c) any other participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation and (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder or beneficial owner or any other participant in such solicitation.

(v)    A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi)   Notwithstanding anything in Section 2.5(ii) to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.5(ii) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(vii)  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.5(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(viii) To be eligible to be a candidate for election as a director of the Corporation at an annual meeting, a candidate must be nominated in the manner prescribed in this Section 2.5 (or otherwise in accordance with the Stockholders’ Agreement or Certificate of Incorporation, as applicable) and the candidate for nomination, whether

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nominated by the Board or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder pursuant to Section 2.5(i)(b), in accordance with the time period prescribed in this Section 2.5 for delivery of the stockholder notice of nomination), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein and (B) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to all directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(ix)   The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines.

(x)    In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(xi)   No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(xii)  Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 2.5.

(xiii) Notwithstanding anything to the contrary contained in these bylaws, for as long as any party to the Stockholders’ Agreement has a right to designate or nominate a Director, the procedure for any such nomination shall be governed by the Stockholders’ Agreement and such party shall not be subject to the notice procedures set forth in these bylaws for the nomination of any person to serve as a Director at any annual meeting or special meeting of stockholders.

2.6    Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 2.7 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7    Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i)     if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii)    if electronically transmitted as provided in the DGCL.

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An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8    Quorum.

Unless otherwise provided by law, the Certificate of Incorporation, the Stockholders’ Agreement or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented.

2.9    Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.10  Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11  Voting.

Each stockholder shall be entitled to a number of votes based on the number of and type of shares of capital stock held by such stockholder as provided in the Certificate of Incorporation, the Stockholders’ Agreement or as required under the DGCL.

Except as otherwise provided by the Certificate of Incorporation or the Stockholders’ Agreement, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

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2.12  Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13  Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

2.14  List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

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2.15  Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

Such inspectors shall:

(i)     determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)    count all votes or ballots;

(iii)   count and tabulate all votes;

(iv)   determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)    certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

Article III — Directors

3.1    Powers.

Except as otherwise provided by the Certificate of Incorporation, the Stockholders’ Agreement or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2    Number of Directors.

The total number of directors constituting the Board shall be determined in accordance with the Certificate of Incorporation and the Stockholders’ Agreement.

3.3    Election, Qualification and Term of Office of Directors.

The procedures for election of directors, as well as the terms and qualifications of directors, shall be as set forth in the Certificate of Incorporation and the Stockholders’ Agreement.

3.4    Resignation and Vacancies. Subject to the terms of the Certificate of Incorporation and the Stockholders’ Agreement, any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, except as otherwise provided for in the Certificate of Incorporation or the Stockholders’ Agreement, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the Certificate of Incorporation and the Stockholders’ Agreement.

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3.5    Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee of the Board or subcommittee of the Board, in each case, designated by the Board, may participate in a meeting of the Board, or any committee of the Board or subcommittee of the Board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6    Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7    Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)     delivered personally by hand, by courier or by telephone;

(ii)    sent by United States first-class mail, postage prepaid;

(iii)   sent by facsimile or electronic mail; or

(iv)   sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8    Quorum.

Subject to the Certificate of Incorporation and the Stockholders’ Agreement, at all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business; provided, that to the fullest extent permitted by the DGCL, the presence of the chairperson of the Board shall be necessary in order for a quorum to be obtained at any meeting of the Board. Notwithstanding anything contained herein to the contrary, in the event that the chairperson of the Board is unable to attend any emergency meeting of the Board, as determined by the Board in good faith, by reason of temporary disability or otherwise, the presence of the chairperson of the Board shall not be necessary in order for such quorum to be obtained and the Board may appoint a Director as interim chairperson of the Board to preside over such meeting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, the Stockholders’ Agreement or these bylaws. If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9    Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation, the Stockholders’ Agreement or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee of the Board or subcommittee of the Board, may be taken without a meeting if all members of the Board or committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission. After such an action is taken by written consent without a meeting, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or any committee or subcommittee thereof in the same paper or electronic form as the minutes are maintained.

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3.10  Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV — Committees

4.1    Committees of Directors.

Subject to the terms of the Certificate of Incorporation and the Stockholders’ Agreement, the Board may designate one (1) or more committees of the Board or the Board, each committee of the Board to consist, of one (1) or more of the directors of the Corporation and each committee of the Board, if different than the Board, to consent of one (1) or more members of the Board. The Board may designate one (1) or more directors or members of the Board, as applicable, as alternate members of any committee of the Board, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee or subcommittee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. The presence of a majority of the members of any committee of the Board or subcommittee thereof shall be necessary in order for a quorum to be obtained.

4.2    Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3    Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)     Section 3.6 (place of meetings and meetings by telephone);

(ii)    Section 3.7 (regular meetings);

(iii)   Section 3.8 (special meetings and notice);

(iv)   Section 3.10 (action without a meeting); and

(v)    Section 7.12 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its respective members for the Board and its members. However:

(i)     the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)    special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii)   the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

Annex D-11

Article V — Officers

5.1    Officers.

The officers of the Corporation shall initially include a chief executive officer, a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2    Appointment of Officers.

The Board or a duly authorized committee or subcommittee thereof shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

5.3    Subordinate Officers.

The Board or a duly authorized committee or subcommittee thereof may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws. As the Board or a duly authorized committee or subcommittee thereof may from time to time determine, or as determined by the officer upon whom such power of appointment has been conferred by the Board or a duly authorized committee or subcommittee thereof.

5.4    Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or a duly authorized committee or subcommittee thereof or, except in the case of an officer chosen by the Board or a duly authorized committee or subcommittee thereof, by any officer upon whom such power of removal may be conferred by the Board or a duly authorized committee or subcommittee thereof.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5    Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or a duly authorized committee or subcommittee thereof or as provided in Section 5.2.

5.6    Representation of Shares of Other Corporations.

The chief executive officer, the president, the chairperson of the Board, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other Person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or securities of any other corporation or entity standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

5.7    Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

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Article VI — Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Delaware Uniform Commercial Code.

Article VII — General Matters

7.1    Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2    Stock Certificates.

The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and applicable law. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chief executive officer, chairperson of the Board, the president, vice president, the treasurer, any assistant treasurer, general counsel or deputy general counsel, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3    Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4    Shares Without Certificates.

The Corporation shall adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.5    Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. In connection herewith, to the extent there are conflicts among these bylaws, the Certificate of Incorporation or the Stockholders’ Agreement, priority shall first be given to the Certificate of Incorporation, second to the Stockholders’ Agreement and third to the these bylaws, in each case except as otherwise required by the DGCL. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

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7.6    Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7    Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8    Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9    Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws subject to any transfer restrictions contained in the Certificate of Incorporation and the Stockholders’ Agreement. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or a subsidiary of the Corporation pursuant to applicable provisions of the governing documents such subsidiary of the Corporation, of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.

7.10  Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11  Registered Stockholders.

The Corporation:

(i)      shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii)    shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.12  Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

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Article VIII — Amendments

These Bylaws may be altered, amended or repealed in accordance with the Certificate of Incorporation, the Stockholders’ Agreement and the DGCL.

Article IX — Definitions

As used in these bylaws, unless the context otherwise requires, the term:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.

“Board” means the board of directors of the Corporation.

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [ • ], 2020, by and among the Corporation and the other parties thereto or that may become parties thereto from time to time, as it may be amended, supplemented or modified.

Annex D-15

ANNEX E

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of [•], 2020, by and among:

(i)     GCM Grosvenor Inc., a Delaware corporation (the “Company”);

(ii)    Grosvenor Holdings, L.L.C., an Illinois limited liability company (“GCM Holdings”), GCM Grosvenor Management, LLC, a Delaware limited liability company, and Grosvenor Holdings II, LLC, a Delaware limited liability company (collectively, the “GCM Equityholders”); and

(iii)   GCM V, LLC, a Delaware limited liability company (“GCM V” and, together with the GCM Equityholders, each a “Voting Party” and collectively the “Voting Parties”) .

RECITALS

WHEREAS, the Company has entered into that certain Transaction Agreement, dated as of August 2, 2020 (as it may be amended or supplemented from time to time, the “Transaction Agreement”), by and among the Company, CF Finance Acquisition Corp., a Delaware corporation and predecessor to the Company (“CFFA”), CF Finance Holdings LLC, a Delaware limited liability company, CF Finance Intermediate Acquisition, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CFFA, GCMH GP, L.L.C., a Delaware limited liability company, Grosvenor Capital Management Holdings, LLLP, a Delaware limited liability limited partnership (“GCM LLLP”) and GCM V, pursuant to which the parties thereto have agreed to consummate the Transactions (as defined in the Transaction Agreement);

WHEREAS, pursuant to the Transaction Agreement, CFFA merged with and into the Company, with CFFA ceasing to exist as a separate corporation and the Company surviving the merger as the surviving corporation;

WHEREAS, in connection with the Transaction, the Company and the Voting Parties are party to a Registration Rights Agreement, dated as of the date hereof (as it may be amended, supplemented, restated and/or modified from time to time, the “Registration Rights Agreement”);

WHEREAS, in connection with the Transaction, the Voting Parties have agreed to execute and deliver this Agreement;

WHEREAS, as of immediately following the closing of the Transaction (the “Closing”) each of the Voting Parties Beneficially Owns (as defined below) the respective number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class C common stock, par value $0.0001 per share (the “Class C Common Stock” and together with the Class A Common Stock, the “Common Stock”), of the Company, set forth on Annex A hereto;

WHEREAS, the Voting Parties in the aggregate Beneficially Own (as defined below) shares of Common Stock representing more than fifty percent (50%) of the outstanding voting power of the Company;

WHEREAS, the number of shares of Common Stock Beneficially Owned by each Voting Party may change from time to time, in accordance with the terms of (x) the Amended and Restated Certificate of Incorporation of the Company, as it may be amended, supplemented and/or restated from time to time (the “Charter”), (y) the by-laws of the Company and (z) the Registration Rights Agreement, which changes shall be reported by each Voting Party in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, each of the Voting Parties believes that it is in their respective best interests to qualify the Company as a “controlled company” under the listing standards of Nasdaq; and

WHEREAS, the parties hereto desire to maintain a group and to enter into this Agreement to provide for voting agreements pursuant to which all of the Voting Parties’ shares of Common Stock will be voted together with respect to elections of the Company’s Board of Directors (the “Board”).

Annex E-1

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.       Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Transaction Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Class C Aggregate Voting Amount” means the number of votes equal to (x) 75% of the total voting power of the outstanding voting stock of the Company (including, solely for this purpose, any shares of the Company’s voting stock issuable in connection with the exercise (assuming, solely for this purpose, full exercise and not net exercise) of all outstanding options, warrants, exchange rights, conversion rights or similar rights to receive voting stock of the Company, in each case owned or controlled, directly or indirectly, by the Key Holders (as defined in the Charter), but excluding the number of shares of Class A Common Stock issuable in connection with the exchange of Common Units (as defined in the A&R LLLPA), as a result of any Redemption or Direct Exchange pursuant to the applicable provisions of Article X of the A&R LLLPA (such number of shares, the “Includible Shares”)), minus (y) the total voting power of the outstanding voting stock of the Company (other than Class C Common Stock) owned or controlled, directly or indirectly, by the Key Holders (including, solely for this purpose, the Includible Shares).

“Closing Date” shall have the meaning given in the Transaction Agreement.

“Lock-up Period” shall mean the period beginning on the Closing Date and ending on the date that is the third (3rd) anniversary of the Closing Date.

“Lock-up Shares” shall mean (i) the shares of Common Stock received by the Voting Parties in connection with the Transactions on the Closing Date, (ii) any shares of Common Stock received after the Closing Date by any Voting Party pursuant to a Direct Exchange or Redemption (each as defined in the A&R LLLPA) of the Common Units held as of the Closing Date, and (iii) the Surviving Corporation Private Placement Warrants held as of the Closing Date and any shares of Common Stock issued to Voting Parties upon exercise of any such warrants.

“Minimum Controlled Shares” means (i) a number of shares of Class A Common Stock equal to fifty percent (50%) of the shares of Class A Common Stock that would be Lock-up Shares subject to the Lock-up (but, for the avoidance of doubt, after giving effect to Section 8(c)) and (ii) a number of shares of Class C Common Stock equal to fifty percent (50%) of the shares of Class C Common Stock subject to the Lock-up (but, for the avoidance of doubt, after giving effect to Section 8(c)).

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Transaction Agreement, the Registration Rights Agreement, the Charter or the by-laws of the Company) reasonably necessary and desirable within his, her or its control to cause such result, including, without limitation (i) calling special meetings of the Board and the stockholders of the Company, (ii) voting or providing a proxy with respect to the Voting Shares beneficially owned by such party, (iii) voting in favor of the adoption of stockholders’ resolutions and amendments to the Charter or by-laws of the Company, including executing written consents in lieu of meetings, (iv) requesting members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such a result.

“Permitted Transferees” shall mean any person or entity to whom a Voting Party is permitted to Transfer Lock-up Shares prior to the expiration of the Lock-up Period in accordance with the terms hereof .

“Sunset Date” means the date the GCM Equityholders Beneficially Own a number of shares of Class A Common Stock representing less than twenty percent (20%) of the number of shares of Class A Common Stock Beneficially Owned by the GCM Equityholders immediately following the Closing Date (assuming, for this

Annex E-2

purpose, that all outstanding Grosvenor Common Units (as defined in the Transaction Agreement) are and were exchanged at the applicable times of measurement by the GCM Equityholders for shares of Class A Common Stock in accordance with the A&R LLLPA and without regard to the Lock-Up or any other restriction on exchange).

“Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

2.       Agreement to Vote. During the term of this Agreement, each Voting Party shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by such Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, including, without limitation, voting or causing to be voted all Voting Shares Beneficially Owned by such Voting Party so that the Board is comprised of the Persons designated pursuant to Subsection 3(a). Except as explicitly provided in this Agreement, each Voting Party is free to vote or cause to be voted all Voting Shares Beneficially Owned by such Voting Party. For the avoidance of doubt, nothing in this Section 2 shall require a Voting Party to exercise or convert any security exercisable or convertible for voting securities of the Company.

3.      Board of Directors.

a.      Board Representation. Subject to the terms and conditions of this Agreement, from the date of this Agreement, the Company and each Voting Party shall take all Necessary Action to cause, effective immediately following the Closing Date, the Board to be comprised of seven (7) directors or such other number of directors as GCM V determines, all of which (the “GCM Designees” and each a “GCM Designee”) have been initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by GCM V; provided, that three (3) GCM Designees must qualify in the determination of the Board as an “independent director” under stock exchange regulations applicable to the Company and one (1) GCM Designee must qualify as an “audit committee financial expert” within the meaning of U.S. Securities and Exchange Commission Regulation S-K; provided, further, that from the date of this Agreement until the Sunset Date, the Company shall, and the Voting Parties shall take all Necessary Action to, include the GCM Designees in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of the stockholders of the Company, including at every adjournment or postponement thereof, at which directors are to be elected. Michael J. Sacks shall be the individual serving as the initial Chairperson of the Board.

b.      Sunset on GCM Designees. After the Sunset Date, the selection of directors shall be conducted in accordance with applicable law and with the Charter, by-laws of the Company, and the other corporate governance documents of the Company.

c.      Resignation; Removal; Vacancies.

i.            Any GCM Designee may resign at any time upon written notice to the Board.

ii.           (A) GCM V shall have the exclusive right to remove one or more of the GCM Designees from the Board, and the Company and the Voting Parties shall take all Necessary Action to cause the removal of any such GCM Designee(s) at the written request of GCM V and (B) GCM V shall have the exclusive right, in accordance with Subsection 3(a), to designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation of the GCM Designees, and the Company and the Voting Parties shall take all Necessary Action to cause any such vacancies to be filled by replacement GCM Designees as promptly as reasonably practicable.

d.      Voting. Each of the Company and the Voting Parties agree not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with this Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated. Each Voting Party, to the extent not prohibited by the Charter, shall vote

Annex E-3

all Voting Shares held by such Voting Party in such manner as may be necessary to elect and/or maintain in office as members of the Board those individuals designated in accordance with this Section 3 and to otherwise effect the intent of the provisions of this Agreement. Each Voting Party further agrees until the Sunset Date (i) to take all Necessary Action reasonably available within their power, including casting all votes to which such Voting Party is entitled in respect of its Voting Shares, whether at any annual or special meeting, by written consent or otherwise, so as to vote its Voting Shares on all matters submitted to the stockholders of the Company in accordance with the recommendation of the Board and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of such party’s equity securities of the Company that would prohibit such party from casting such votes in accordance with clause (i).

4.      Required Approvals.

a.      Until the later of the Sunset Date and the date on which the Voting Parties collectively Beneficially Own shares of Common Stock representing less than ten percent (10%) of the outstanding voting power of the Company, in addition to any vote or consent of the Board or the stockholders of the Company required by applicable law, the Charter or by-laws of the Company, the Board may not approve, or cause the Company or any of its Subsidiaries to approve, and neither the Company nor any of its Subsidiaries may take, any action set forth on Exhibit 4(a) (whether directly or indirectly by amendment, merger, recapitalization, consolidation or otherwise), other than as explicitly contemplated by this Agreement, the Transaction Agreement or the Registration Rights Agreement, without the prior written consent of GCM V.

b.      Until the later of the Sunset Date and the date on which the Voting Parties collectively Beneficially Own shares of Common Stock representing less than five percent (5%) of the outstanding voting power of the Company, in addition to any vote or consent of the Board or the stockholders of the Company required by applicable law, the Charter or by-laws of the Company, the Board may not approve, or cause the Company or any of its Subsidiaries to approve, and neither the Company nor any of its Subsidiaries may take, any action set forth on Exhibit 4(b) (whether directly or indirectly by amendment, merger, recapitalization, consolidation or otherwise), other than as explicitly contemplated by this Agreement, the Transaction Agreement or the Registration Rights Agreement, without the prior written consent of GCM V.

5.      Controlled Company.

a.      The Voting Parties agree and acknowledge that:

i.            by virtue of this Agreement, from and after the date hereof, they are acting as a “group” within the meaning of Section 13(d)(3) of the Exchange Act for the purpose of causing the Company to continue to qualify as a “controlled company” under Nasdaq Listing Rule 5615(c); and

ii.           by virtue of the combined voting power of the Voting Parties of more than fifty percent (50%) of the total voting power of the shares of capital stock of the Company outstanding as of the date hereof, the Company will, as of the date hereof, qualify as a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c).

b.      From and after the date hereof, the Company agrees and acknowledges that, unless otherwise agreed by GCM V, it shall elect, to the extent permitted under the Nasdaq Listing Rules, to be treated as a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c).

6.     Representations and Warranties of each Voting Party. Each Voting Party on its own behalf hereby represents and warrants to the Company and the other Voting Party, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of his, her or its Voting Shares set forth on Annex A, as of the date of this Agreement, as follows:

a.      Organization; Authority. If Voting Party is a legal entity, Voting Party (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Voting Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in

Annex E-4

accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

b.      No Consent.  Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with a Voting Party’s ability to perform his, her or its obligations pursuant to this Agreement. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

c.      No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Voting Party is a legal entity, conflict with or violate any provision of the organizational documents of Voting Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, Voting Party’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of a Voting Party, threatened, against such Voting Party or any of Voting Party’s Affiliates or any of their respective assets or properties that would materially interfere with such Voting Party’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

d.      Ownership of Shares.  Voting Party Beneficially Owns his, her or its Voting Shares free and clear of all Encumbrances. Except pursuant to this Agreement, the Transaction Agreement and the Registration Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, Transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. Voting Party does not Beneficially Own (i) any shares of capital stock of the Company other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Annex A (collectively, “Options”).

7.      Covenants of the Company.

a.      The Company shall: (i) take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement and (ii) not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the Voting Parties under this Agreement without the prior written consent of GCM V.

b.      The Company shall (i) purchase and maintain in effect at all times directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary, (ii) for long as any GCM Designee nominated pursuant to this Agreement services as a director on the Board, maintain such coverage with respect to such GCM Designee, and (iii) cause the Charter and by-laws of the Company (each as may be further amended, modified and/or supplemented) to at all times provide for the indemnification, exculpation and advancement of expenses of all directors of the Company to the fullest extent permitted under applicable law; provided, that upon removal or resignation of any GCM Designee for any reason, the Company shall take all actions reasonable necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

c.      The Company shall cause GCM LLLP to pay all reasonable out-of-pocket expenses incurred by the GCM Designees in connection with the performance of his or her duties as a director/observer and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements with each GCM Designee and officer of the Company from time to time.

Annex E-5

8.      Lock-up.

a.      Subject to Sections 8(b) and 8(c), each Voting Party agrees that it, he or she shall not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

b.      Notwithstanding the provisions set forth in Section 8(a), any Voting Party or its Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) the Company’s officers or directors, (ii) any affiliates or family members of the Company’s officers or directors or (iii) any direct or indirect partners, members or equity holders of the GCM Equityholders, any affiliates of the GCM Equityholders or any related investment funds or vehicles controlled or managed by such persons or their respective affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person; (c) by gift to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder; (g) to the Company; or (h) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares Common Stock for cash, securities or other property subsequent to the Closing Date; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Section 8; and provided, further, that with respect to the foregoing clauses (a) through (g), no such Transfer shall be permitted under this Section 8(b) if it would result in the managing member of Holdings and GCM V, directly or indirectly, owning, holding or otherwise having Control (as defined in the A&R LLLPA) over a number of shares of Common Stock that is less than the Minimum Controlled Shares.

c.      Notwithstanding the provisions set forth in Section 8(a), in addition to any Transfer permitted pursuant to Section 8(b):

i.            Each of the GCM Equityholders, together with their respective Permitted Transferees, may Transfer Lock-up Shares during the Lock-up Period in a cumulative aggregate amount of shares of Common Stock representing up to: (x) one-third (1/3) of the number of Lock-up Shares Beneficially Owned by such GCM Equityholder as of immediately following the Closing during the period beginning on the first (1st) anniversary of the Closing Date and ending on the second (2nd) anniversary of the Closing Date and (y) an additional one-third (1/3) of the number of Lock-up Shares Beneficially Owned by such GCM Equityholder as of immediately following the Closing during the period beginning on the second (2nd) anniversary of the Closing and ending upon the expiration of the Lock-up Period.

ii.           For purposes of this Section 8(c), any shares of Common Stock issued to any GCM Equityholder upon exercise of any of such GCM Equityholder’s warrants to purchase Common Stock of the Company shall be deemed to be Voting Shares Beneficially Owned by such GCM Equityholder as of the Closing and such exercise shall not be deemed a Transfer for purposes of this Section 8. Notwithstanding anything contained herein to the contrary, any Transfer of Lock-up Shares pursuant to a Direct Exchange or Redemption (each as defined in the A&R LLLPA) followed by the sale of such Lock-up Shares to a third party shall count as a single Transfer for purposes of calculating the cumulative aggregate amount of Common Stock Transferred pursuant to this Section 8(c). Notwithstanding anything contained herein to the contrary, the retirement of shares of Class C Common Stock pursuant to Section 6.3 of the Charter shall not be deemed a Transfer for purposes of this Section 8.

d.      Notwithstanding anything contained herein to the contrary, the Lock-up Period shall expire, and each GCM Equityholder, together with its Permitted Transferees, shall be entitled to Transfer all of the Lock-up Shares, immediately upon the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock of the Company for cash, securities or other property.

9.     No Other Voting Trusts or Other Arrangement.  Each Voting Party shall not, and shall not permit any entity under such Voting Party’s control to (i) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (ii) grant any proxies, consent or power of attorney or other authorization or consent with respect to any of the Voting Shares or (iii) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

Annex E-6

10.     Additional Shares.  Each Voting Party agrees that all securities of the Company that may vote in the election of the Company’s directors that such Voting Party purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

11.     No Agreement as Director or Officer.  Voting Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity as a director or officer of the Company or any of its Subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

12.     Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 12, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

13.     Termination. Following the Closing, (a) Sections 2, 3, and 7 of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which no Voting Party has the right to designate a director to the Board under this Agreement; provided, that the provisions in Section 7(b) shall survive such termination; (b) Section 5 of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which the combined voting power of the Voting Parties no longer exceeds fifty percent (50%) of the total voting power of the Company then outstanding, (c) Sections 4(a) and (b) of this Agreement shall terminate automatically on the first date on which the consent rights therein are not exercisable, (d) the remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Voting Party when such Voting Party ceases to Beneficially Own any Voting Shares and (e) this Agreement may be terminated in its entirety by GCM V upon written notice to the other parties hereto.

14.     Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and GCM V. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

15.     Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement (and any securities issued with respect to Lock-up Shares held by Voting Parties shall become Lock-up Shares for purposes of this Agreement). During the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Voting Parties and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Voting Parties, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become Voting Shares (and all dividends and distributions on Lock-Up Shares payable in Common Stock or other equity or securities convertible into equity shall become Lock-Up Shares) for purposes of this Agreement.

Annex E-7

16.     Assignment.

a.      Neither this Agreement nor any of the rights, duties, interests or obligations of the Company hereunder shall be assigned or delegated by the Company in whole or in part.

b.      Prior to the expiration of the Lock-up Period, no Voting Party may assign or delegate such Voting Party’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Voting Shares by such Voting Party to a Permitted Transferee in accordance with the terms of the Registration Rights Agreement and this Section 16; provided, that the rights hereunder that are personal to the Voting Parties may not be assigned or delegated in whole or in part, except that (i) the GCM Equityholders shall be permitted to transfer rights hereunder as the GCM Equityholders to one or more Affiliates or any direct or indirect partners, members or equity holders of the GCM Equityholders (each, a “GCM Transferee”), (ii) GCM V shall be permitted to transfer its rights hereunder as GCM V to GCM Holdings (an “GCM V Transferee”) and (iii) the GCM Equityholders shall be permitted to designate any GCM Transferee as a “GCM Equityholder”, GCM Holdings shall be permitted to designate any GCM Transferee as “GCM Holdings” and GCM V shall be permitted to designate any GCM V Transferee as “GCM V”, in each case, for purposes of this Agreement as if such Transferee were an initial signatory hereto.

c.      This Agreement and the provisions hereof shall, subject to Section 16(b), inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of the Voting Parties, including with respect to any of such Voting Party’s Voting Shares that are transferred to a Permitted Transferee in accordance with the terms of this Agreement and the Registration Rights Agreement.

d.      No assignment in accordance with this Section 16 by any party hereto (including pursuant to a transfer of any Voting Party’s Voting Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other party hereto unless and until each of the other parties hereto shall have received (i) written notice of such assignment as provided in Section 23 and (ii) the executed written agreement of the assignee, in a form reasonably satisfactory to each of the other parties hereto, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto. Each Voting Party shall not permit the transfer of any such Voting Party’s Voting Shares to a Permitted Transferee unless and until the person to whom such securities are to be transferred has executed a written agreement as provided in clause (ii) of the preceding sentence.

e.      Any transfer or assignment made other than as provided in this Section 16 shall be null and void.

f.       Notwithstanding anything herein to the contrary, for purposes of determining the number of shares of capital stock of the Company held by the Voting Parties, the aggregate number of shares so held by the Voting Parties shall include any shares of capital stock of the Company transferred or assigned to a Permitted Transferee in accordance with the provisions of this Section 16; provided, that any such Permitted Transferee has executed a written agreement agreeing to be bound by the terms and provisions of this Agreement as contemplated by Section 16(d) above, including agreeing to vote or cause to be voted the Voting Shares Beneficially Owned by such Permitted Transferee as required of a Voting Party hereunder.

17.     Other Rights.  Except as provided by this Agreement, each Voting Party shall retain the full rights of a holder of shares of capital stock of the Company with respect to the Voting Shares, including the right to vote the Voting Shares subject to this Agreement.

18.     Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19.     Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

20.     Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the United States District Court for the District of Delaware or any Delaware state court located in Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
Annex E-8

21.     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

22.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

23.     Notices.  Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail.  Notices provided pursuant to this Agreement shall be provided, (x) if to the Company, in accordance with the terms of the Transaction Agreement, (y) if to any other party hereto, to the address or email address, as applicable, of such party set forth on Annex A hereto, or (z) to any other address or email address, as a party designates in writing to the other parties in accordance with this Section 23.

24.     Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

[Remainder of page intentionally left blank; signature pages follow]

Annex E-9

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:
GCM Grosvenor Inc.
a Delaware corporation

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Annex E-10

VOTING PARTIES:
Grosvenor Holdings, L.L.C. an Illinois limited liability company

By:
Name:
Title:

GCM Grosvenor Management, LLC a Delaware limited liability company
By:
Name:
Title:

Grosvenor Holdings II, L.L.C. a Delaware limited liability company
By:
Name:
Title:

GCM V, LLC a Delaware limited liability company
By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Annex E-11

Annex A

Voting Shares

Holder	Address	Shares of Common Stock	Warrants	Options	Other Equity Securities/Rights to Acquire Equity Securities

Annex E-12

Exhibit 3(a)
Initial GCM Designees

1.      GCM Designees shall initially be [ • ].

2.      Michael J. Sacks shall serve as the initial Chairperson of the Board.

Annex E-13

Exhibit 4(a)

List of Matters for Required Approvals

1.      Sale or any merger, consolidation, purchase of an equity interest, tender offer, exchange offer, other secondary acquisition, business combination or similar transaction to which the Company or any of its Subsidiaries is a party (in one transaction or a series of related transactions);

2.      Amendment of the Charter, by-laws, this Agreement, the Registration Rights Agreement, the Tax Receivable Agreement, the certificate of formation or limited liability partnership agreement of GCM LLLP or any other organizational or governing document of the Company or GCM LLLP;

3.      Any liquidation, dissolution, winding up or causing any voluntary bankruptcy or related actions with respect to the Company or any of its Subsidiaries;

4.      Non-ordinary course sale, exchange, transfer, lease, disposition, surrender or abandonment of any assets of the Company or any of its Subsidiaries (in one transaction or a series of related transactions), including any equity interest in any Subsidiary, having a fair market value of $10,000,000 or more;

5.      Acquisition of the business or assets (to the extent such acquisition of assets is non-ordinary course) of any other entity (in one transaction or a series of related transactions) having a fair market value of $10,000,000 or more;

6.      Acquisition of an equity interest in any other entity, by merger, purchase of equity interests or otherwise (in one transaction or a series of related transactions) having a fair market value of $10,000,000 or more, other than the incorporation, formation, establishment or similar by the Company or any of its Subsidiaries of a new wholly owned Subsidiary thereof;

7.      Engagement by the Company or any of its Subsidiaries (but not the Board or any committee thereof) of any professional advisers, including, without limitation, investment bankers and financial advisers, for any matters set forth in this section;

8.      Approval of any non-ordinary course investment (including capital contribution) or expenditure or execution of any agreement reasonably likely to result in costs and expenses (in one transaction or contract or a series of related transactions or contracts) having a fair market value of $10,000,000 or more (other than any investment or expenditure expressly contemplated by the annual operating budget of the Company then in effect);

9.      Increase or decrease the size of the Board;

10.    Issuance or sale of any shares of capital stock of the Company or any of its Subsidiaries or securities convertible into or exercisable for any shares of capital stock of the Company or any of its Subsidiaries, other than (i) issuances of shares of capital stock upon the exercise of options to purchase shares of capital stock of the Company or any Subsidiary, as the case may be, in accordance with their respective terms or other awards under an equity plan of the Company, or (ii) the issuance of Class A Common Stock upon the redemption of common units of GCM LLLP in accordance with GCM LLLP’s operating agreement and the Company’s Charter;

11.    (A) making of any dividends or other distributions to the stockholders of the Company or (B) other than (i) redemptions made pursuant to the Company organizational documents or (ii) any redemptions, repurchases, acquisitions or similar transactions of equity securities in the Company or any of its Subsidiaries in connection with the cessation of employment or service of a person at a price no greater than the then-current fair market value thereof and pursuant to the terms and conditions of the underlying applicable purchase, grant, award or other documentation approved by the Board, any redemption, repurchase or other acquisition of (x) shares of capital stock of the Company by the Company or (y) any shares of capital stock or other equity securities in any Subsidiary by the Company (other than acquisitions or equity securities of a direct or indirect wholly owned Subsidiary by the Company);

Annex E-14

12.    (A) incurrence of indebtedness or guarantee of indebtedness of any third party other than the incurrence of indebtedness (i) pursuant to ordinary course trade payables or (ii) in an amount not to exceed $25,000,000 in aggregate principal amount in a single transaction or $100,000,000 in aggregate consolidated indebtedness for the Company, (B) amendment of the material terms of any indebtedness for borrowed money of the Company or any of its Subsidiaries or (C) refinance of indebtedness for borrowed money of the Company or any of its Subsidiaries;

13.    Entry into of a “related party transaction” under Item 404 of Regulation S-K; or

14.    Authorization or approval, or entrance into any agreement to do any of the foregoing.

Annex E-15

Exhibit 4(b)

List of Matters for Required Approvals

1.      Amendment of the Charter, by-laws, this Agreement, the Registration Rights Agreement, the Tax Receivable Agreement, the certificate of formation or limited liability partnership agreement of GCM LLLP or any other organizational or governing document of the Company or GCM LLLP that has an adverse effect on the material rights of GCM V or the GCM Equityholders, but excluding any such amendments in connection with the matters referred to in clauses (1), (9) or (10) of Exhibit 4(a);

2.      Entry into of a “related party transaction” under Item 404 of Regulation S-K; or

3.      Authorization or approval, or entrance into any agreement to do any of the foregoing.

Annex E-16

ANNEX F

FINAL FORM

TAX RECEIVABLE AGREEMENT

by and among

[PUBCO]

[DRE SUBSIDIARY OF PUBCO]

[GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP]

the several MEMBERS (as defined herein)

TRA PARTY REPRESENTATIVE (as defined herein) and

ANY OTHER MEMBERS OF GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP
FROM TIME TO TIME PARTY HERETO

Dated as of [____]

Annex F-i

Page
Section 7.13	Interest Rate Limitation	F-21
Section 7.14	Independent Nature of Rights and Obligations	F-21
Section 7.15	Partnership Agreement	F-21
Section 7.16	TRA Party Representative	F-21
Section 7.17	Non-Effect of Other Tax Receivable Agreements	F-22

Exhibits
Exhibit A — Form of Joinder Agreement

Annex F-ii

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [_____], is hereby entered into by and among [PUBCO], a [Delaware corporation] (the “Corporation”), [Grosvenor Capital Management Holdings, LLLP], a Delaware limited liability limited partnership (the “Partnership”), [DRE SUBSIDIARY], a Delaware limited liability company (“DRE”), each of the Members from time to time party hereto, and the TRA Party Representative. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Partnership is treated as a partnership for U.S. federal income tax purposes;

WHEREAS, each of the members of the Partnership other than the Corporation (such members who are parties hereto, and each other Person who becomes party hereto by satisfying the Joinder Requirement, the “Members”) owns limited liability limited partnership interests and/or other equity interests in the Partnership (the “Units”);

WHEREAS, as of the date hereof, the Corporation has [_____] shares of its Class A common stock, par value [$0.0001] per share (the “Class A Common Stock”) issued and outstanding;

WHEREAS, on the date hereof, the Corporation used a portion of its assets to acquire newly-issued equity interests in the Partnership directly from the Partnership;

WHEREAS, on the date hereof, the Corporation used a portion of its assets to purchase an option to acquire equity interests in the Partnership from Holdings, and the Corporation acquired equity interests in the Partnership previously held by certain former members of the Partnership, and the Corporation also used a portion of its assets to purchase equity interests in the Partnership held directly or indirectly by Holdings (including equity interests in the Partnership acquired from GCMH GP, L.L.C., which is a wholly owned subsidiary of Holdings that is treated as an entity disregarded as separate from Holdings for U.S. federal income tax purposes) (such transactions, the “Purchase”);

WHEREAS, on and after the date hereof, pursuant to and subject to the terms of the Partnership Agreement, each Member has the right from time to time to require the Partnership to redeem (a “Redemption”) all or a portion of such Member’s Units for cash or, at the Corporation’s election, Class A Common Stock, in either case contributed to the Partnership by the Corporation; provided that, at the election of the Corporation, the Corporation may effect a direct exchange (a “Direct Exchange”) of such cash or shares of Class A Common Stock for such Units;

WHEREAS, to the extent provided in Section 2.1(b) the Partnership and any direct subsidiary or indirect subsidiary (owned through a chain of pass-through entities) of the Partnership that is controlled by the Partnership and treated as a partnership for U.S. federal income tax purposes (together with the Partnership and any direct or indirect subsidiary (owned through a chain of pass-through entities) of the Partnership that is treated as a disregarded entity for U.S. federal income tax purposes, the “the Partnership Group”) will have in effect an election under Section 754 of the Code (as defined herein); and

WHEREAS, the parties to this Agreement desire to provide for certain payments and make certain arrangements with respect to any tax benefits to be derived by the Corporation as the result of Exchanges, certain tax attributes of the Partnership Group, and the receipt of payments under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.
Definitions

Section 1.1     Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both (i) the singular and plural and (ii) the active and passive forms of the terms defined).

“Actual Interest Amount” is defined in Section 3.1(b)(vii) of this Agreement.

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“Advisory Firm” means any accounting firm that is nationally recognized as being an expert in Covered Tax matters and is not an Affiliate of the Corporation, provided that such Advisory Firm that is used by the Corporation shall be selected by the Corporation and be reasonably acceptable to the TRA Party Representative.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means the Benchmark plus 200 basis points.

“Agreement” is defined in the preamble.

“Amended Schedule” is defined in Section 2.4(b) of this Agreement.

“Assumed State and Local Tax Rate” means, for any applicable Taxable Year(i.e., a Taxable Year for which a Tax Benefit Payment is being calculated), the tax rate equal to the sum of the products of (x) the Corporation’s income tax apportionment percentage(s) for the Reference Year for each U.S. state and local jurisdiction in which the Corporation filed income or franchise tax returns for the Reference Year and (y) the highest corporate income and franchise tax rate(s) for each such state and local jurisdiction referred to in clause (x) for the applicable Taxable Year (determined by reference to the rates in effect on January 1 of the calendar year that includes the final day of the applicable Taxable Year, and for purposes of the Valuation Assumptions, taking into account future changes in rates as prescribed by the law in effect on January 1 of the Taxable Year in which the Early Termination Payment is being calculated). For any applicable Taxable Year for which there is no Reference Year, the Assumed State and Local Tax Rate shall be 4.47%.

“Attributable” is defined in Section 3.1(b)(i) of this Agreement.

“Basis Adjustment” means the increase or decrease to the tax basis of, or the Corporation’s share of, the tax basis of the Reference Assets (i) under Section 734(b), 743(b) and 754 of the Code and, in each case, the comparable sections of U.S. state and local tax law (in situations where, following an Exchange, the Partnership remains in existence as an entity for tax purposes) and (ii) under Sections 732 and 1012 of the Code and, in each case, the comparable sections of U.S. state and local tax law (in situations where, as a result of one or more Exchanges, the Partnership becomes an entity that is disregarded as separate from its owner for tax purposes), in each case, as a result of any Exchange and any payments made under this Agreement. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

“Basis Schedule” is defined in Section 2.2 of this Agreement.

“Benchmark” means SOFR. If SOFR ceases to be published in accordance with the definition thereof or otherwise is not available, the Corporation and the Partnership shall work together in good faith to select an alternate Benchmark with similar characteristic that gives due consideration to the prevailing market conventions for determining rates of interest in the United States at such time.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are closed.

“Change of Control” means the occurrence of any of the following events:

(1)     any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto (the “Exchange Act”), but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote;

(2)     the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of the Partnership); or

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(3)     there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Class C Common Stock” means the shares of the Corporation’s Class C Common Stock, par value [$0.0001] per share.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or other agreement.

“Corporation” is defined in the preamble to this Agreement.

“Corporation Letter” means a letter prepared by the Corporation in connection with the performance of its obligations under this Agreement, which states that the relevant Schedules, notices or other information to be provided by the Corporation to the Members, along with all supporting schedules and work papers, were prepared in a manner that is consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and law in existence on the date such Schedules, notices or other information were delivered by the Corporation to the Members.

“Covered Person” is defined in Section 7.16 of this Agreement.

“Covered Tax Benefit” is defined in Section 3.3(a) of this Agreement.

“Covered Taxes” means any and all U.S. federal, state, local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest related thereto.

“Credit Event” means: (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Corporation, the Partnership or any of their Subsidiaries or their debts, or of a substantial part of their assets, under any federal, state or non-U.S. bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation, the Partnership or any of their Subsidiaries or for a substantial part of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (b) the Corporation, the Partnership or any of their Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or non-U.S. bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation, the Partnership or any of their Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or (c) the Corporation, the Partnership or any of their Subsidiaries engages in any other action or fails to take any action that constitutes an ‘event of default’ under any indebtedness or guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $30 million if such event of default is not waived by the applicable creditor or cured by the Company within 30 days of its occurrence.

“Credit Event Notice” has the meaning set forth in Section 4.1(d).

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“Cumulative Net Realized Tax Benefit” is defined in Section 3.1(b)(iii) of this Agreement.

“Default Rate” means the sum of (i) the Benchmark plus (ii) 400 basis points

“Default Rate Interest” is defined in Section 3.1(b)(ix) of this Agreement.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of U.S. state tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.

“Direct Exchange” is defined in the recitals to this agreement.

“Dispute” is defined in Section 7.8(a) of this Agreement.

“Early Termination Agreed Rate” means the Benchmark plus 200 basis points.

“Early Termination Effective Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means the lesser of (i) 5.50 % per annum, compounded annually, and (ii) the Early Termination Agreed Rate.

“Early Termination Reference Date” is defined in Section 4.2 of this Agreement.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Estimated Tax Benefit Payment” is defined in Section 3.4 of this Agreement.

“Exchange” means any Direct Exchange or Redemption, and the Purchase.

“Exchange Date” means the date of any Exchange.

“Expert” is defined in Section 7.9 of this Agreement.

“Extension Rate Interest” is defined in Section 3.1(b)(viii) of this Agreement.

“Final Payment Date” means any date on which a payment is required to be made pursuant to this Agreement. For the avoidance of doubt, the Final Payment Date in respect of a Tax Benefit Payment is determined pursuant to Section 3.1(a) of this Agreement.

“Holdings” means Grosvenor Holdings, L.L.C., an Illinois limited liability company.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the hypothetical liability of the Corporation that would arise in respect of Covered Taxes, using the same methods, elections, conventions and similar practices used on the actual relevant Tax Returns of the Corporation but (i) calculating depreciation, amortization, or other similar deductions, or otherwise calculating any items of income, gain, or loss, (A) using the Corporation’s share of the Non-Adjusted Tax Basis as reflected on the Basis Schedule, including amendments thereto for the Taxable Year and (B) without taking into account the Other Tax Assets, and (ii) excluding any deduction attributable to Imputed Interest for the Taxable Year; provided, that for purposes of determining the Hypothetical Tax Liability, the combined tax rate for U.S. state and local Covered Taxes (but not, for the avoidance of doubt, federal Covered Taxes) shall be the Assumed State and Local Tax Rate. For the avoidance of doubt, the Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any tax item attributable to Imputed Interest, a Basis Adjustment or Other Tax Assets (or portions thereof); and (ii) the calculation of the Hypothetical Tax Liability shall take into account the federal benefit received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes).

“Imputed Interest” is defined in Section 3.1(b)(vi) of this Agreement.

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“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Joinder Requirement” is defined in Section 7.6(b) of this Agreement.

“Partnership Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Partnership, dated as of the date hereof, as such agreement may be further amended, restated, supplemented and/or otherwise modified from time to time.

“Market Value” means the Common Unit Redemption Price, as defined in the Partnership Agreement, determined as of an Early Termination Date.

“Members” is defined in the recitals to this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b)(ii) of this Agreement.

“Non-Adjusted Tax Basis” means, with respect to any Reference Asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Objection Notice” is defined in Section 2.4(a)(i) of this Agreement.

“Other Tax Assets” means all existing tax basis (as of the date of this Agreement) in the Reference Assets (and all depreciation or amortization deductions arising from such tax basis) attributable to any Section 197 Intangible (as such term is used in the Code).

“Over-Allotment Option” is defined in the recitals to this Agreement.

“Parties” means the parties named on the signature pages to this agreement and each additional party that satisfies the Joinder Requirement, in each case with their respective successors and assigns.

“Partnership” is defined in the recitals to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Permitted Holder” is defined in the Partnership Agreement.

“Pre-Exchange Transfer” means any transfer of one or more Units (including upon the death of a Member) (i) that occurs after the date of this Agreement but prior to an Exchange of such Units and (ii) to which Section 743(b) of the Code applies.

“Realized Tax Benefit” is defined in Section 3.1(b)(iv) of this Agreement.

“Realized Tax Detriment” is defined in Section 3.1(b)(v) of this Agreement.

“Reconciliation Dispute” is defined in Section 7.9 of this Agreement.

“Reconciliation Procedures” is defined in Section 2.4(a) of this Agreement.

“Redemption” has the meaning in the recitals to this Agreement.

“Reference Asset” means any tangible or intangible asset of the Partnership or any of its successors or assigns, and whether held directly by the Partnership or indirectly by the Partnership through any entity in which the Partnership now holds or may subsequently hold an ownership interest (but only if such entity is treated as a partnership or disregarded entity or other flow-thru entity for purposes of the applicable tax), at the time of an Exchange. A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including “substituted basis property” within the meaning of Section 7701(a)(42) of the Code.

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“Reference Year” means, with respect to an applicable Taxable Year, the most recent prior Taxable Year of the Corporation (i) for which the Corporation has filed its final U.S. state and local income tax returns in respect of such prior Taxable Year, and (ii) for which the final filing of such U.S. state and local income tax returns for such prior Taxable Year was made prior to January 1 of the calendar year that includes the final day of the applicable Taxable Year.

“Schedule” means any of the following: (i) a Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule, and, in each case, any amendments thereto.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“SOFR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two Business Days prior to the first Business Day of such month, on the applicable Bloomberg screen page (or other commercially available source providing quotations of SOFR) for the Secured Overnight Financing Rate as published by the Federal Reserve Bank of New York for such month (or portion thereof). In no event will SOFR be less than 0%.

“Subsidiary” means, with respect to any Person and as of the date of any determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests, or the sole general partner interest, or managing member or similar interest, of such Person.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.3(a) of this Agreement.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated tax.

“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or comparable section of U.S. state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the closing date of this Agreement.

“Taxing Authority” means any national, federal, state, county, municipal, or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.

“Termination Objection Notice” is defined in Section 4.2 of this Agreement.

“TRA Party Representative” is defined in Section 7.16 of this Agreement.

“Transaction Agreement” means the Transaction Agreement, dated August 2, 2020, by and among the Corporation, DRE, the Members and the other parties thereto.

“Treasury Regulations” means the final, temporary, and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“True-Up” is defined in Section 3.4 of this Agreement.

“U.S.” means the United States of America.

“Units” is defined in the recitals to this Agreement.

“Valuation Assumptions” means, as of an Early Termination Effective Date, the assumptions that:

(1)    in each Taxable Year ending on or after such Early Termination Effective Date, the Corporation will have taxable income sufficient to fully use the deductions arising from the Basis Adjustments and the Other Tax Assets and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available;

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(2)    the U.S. federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Effective Date and the combined U.S. state and local income tax rates (but not, for the avoidance of doubt, federal income tax rates) for each such Taxable Year shall be the Assumed State and Local Tax Rate for the Taxable Year that includes the Early Termination Effective Date;

(3)    all taxable income of the Corporation will be subject to the maximum applicable tax rates for each Covered Tax throughout the relevant period; provided, that the combined tax rate for U.S. state and local income taxes (but not, for the avoidance of doubt, federal income tax) shall be the Assumed State and Local Tax Rate, and, for the avoidance of doubt, the applicable calculations shall take into account the federal benefit received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s applicable marginal U.S. federal income tax rate, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes);

(4)    any loss or disallowed interest or other carryovers generated by any Basis Adjustment or the Other Tax Assets or Imputed Interest (including such Basis Adjustment and Imputed Interest generated as a result of payments under this Agreement) and available as of the Early Termination Effective Date will be used by the Corporation in the earliest year for which such carryover may be used under applicable Law (assuming for this purpose that there will be sufficient income in any such year so as to permit the full utilization of such carryover);

(5)    any non-amortizable assets will be disposed of on the fifth anniversary of the Early Termination Effective Date and no other assets are disposed of;

(6)    if, on the Early Termination Effective Date, any Member has Units that have not been Exchanged, then such Units shall be deemed to be Exchanged for the Market Value that would be received by such Member if such Units had been Exchanged on the Early Termination Effective Date, and such Member shall be deemed to receive the amount of cash such Member would have been entitled to pursuant to Section 4.3(a) had such Units actually been Exchanged on the Early Termination Effective Date;

(7)    any payment obligations pursuant to this Agreement will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed excluding any extensions.

Section 1.2     Rules of Construction.  Unless otherwise specified herein:

(a)     The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    For purposes of interpretation of this Agreement:

(i)     The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

(ii)    References in this Agreement to a Schedule, Article, Section, clause or sub-clause refer to the appropriate Schedule to, or Article, Section, clause or subclause in, this Agreement.

(iii)   References in this Agreement to dollars or “$” refer to the lawful currency of the United States of America.

(iv)   The term “including” is by way of example and not limitation.

(v)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)    Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

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(e)     Unless otherwise expressly provided herein, (a) references to organization documents (including the Partnership Agreement), agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby; and (b) references to any law (including the Code and the Treasury Regulations) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

Article II.
Determination of Realized Tax Benefit

Section 2.1     Basis Adjustments; the Partnership 754 Election.

(a)     Basis Adjustments. The Parties acknowledge and agree that (A) the Purchase shall and (to the fullest extent permitted by applicable law) each Direct Exchange shall give rise to Basis Adjustments and (B) to the fullest extent permitted by applicable Law, each Redemption using cash or Class A Common Stock contributed to the Partnership by the Corporation shall be treated as a direct purchase of Units by the Corporation from the applicable Member pursuant to Section 707(a)(2)(B) of the Code that shall give rise to Basis Adjustments. In connection with the Purchase, and in connection with any Direct Exchange or any Redemption treated as a taxable direct purchase of Units by the Corporation, the Parties acknowledge and agree that pursuant to applicable law the Corporation’s share of the basis in the Reference Assets shall be increased by the excess, if any, of (A) the sum of (x) the fair market value of Class A Common Stock or the cash transferred to a Member pursuant to an Exchange as payment for the Units (and any other amounts includible in the basis of the Corporation with respect to Units acquired in connection with the Purchase), (y) the amount of payments made pursuant to this Agreement with respect to such Exchange other than amounts treated as Imputed Interest) and (z) the amount of liabilities allocated to the Units acquired pursuant to the Exchange, over (B) the Corporation’s share of the basis of the Reference Assets immediately after the Exchange attributable to the Units acquired, determined in accordance with the regulations under Section 743 of the Code as if each member of the Partnership Group remains in existence as an entity for tax purposes and no member of the Partnership Group made the election provided by Section 754 of the Code. The Parties agree (i) to file (and cause their Affiliates to file) their respective tax returns consistent with the foregoing except as otherwise required by applicable law, (ii) to claim positive Basis Adjustments to the maximum extent permitted by applicable law, and (iii) to the maximum extent permitted by Law, to utilize the Basis Adjustments, Other Tax Assets, and Imputed Interest to reduce the amount of Taxes that the Corporation would otherwise be required to pay.

For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent that such payments are treated as Imputed Interest.

(b)    Section 754 Election. Throughout the term of this Agreement, the TRA Party Representative shall be entitled to determine which members of the Partnership Group will have in effect an election under Section 754 of the Code, and the Corporation shall cause to be taken any actions required to make any such elections.

Section 2.2    Basis Schedules.    Within ninety (90) calendar days after the filing of the U.S. federal income Tax Return of the Corporation for each relevant Taxable Year, the Corporation shall deliver to the TRA Party Representative a schedule (the “Basis Schedule”) that shows, in reasonable detail as necessary in order to understand the calculations performed under this Agreement: (a) the Basis Adjustments with respect to the Reference Assets as a result of the relevant Exchanges effected in such Taxable Year, (b) the period (or periods) over which each Basis Adjustment is amortizable and/or depreciable, (c) the Other Tax Assets that remain and may give rise to payments pursuant to the terms of this Agreement and (d) the period (or periods) over which such Other Tax Assets may be utilized. The Basis Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(b).

Section 2.3    Tax Benefit Schedules.

(a)     Tax Benefit Schedule. Within ninety (90) calendar days after the filing of the U.S. federal income Tax Return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the TRA Party Representative a schedule (developed in consultation with the Advisory Firm) showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such

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Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a), and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(b).

(b)    Applicable Principles. Subject to the provisions of this Agreement, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability of the Corporation for Covered Taxes for such Taxable Year attributable to the Basis Adjustments, Other Tax Assets, Imputed Interest as determined using a “with and without” methodology described in Section 2.4(a). Carryovers or carrybacks of any Tax item attributable to any Basis Adjustment, Other Tax Asset, or Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state or local tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to a Basis Adjustment, Other Tax Asset, or Imputed Interest (a “TRA Portion”) and another portion that is not (a “Non-TRA Portion”), such portions shall be considered to be used in accordance with the “with and without” methodology so that the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion (with the TRA Portion being applied on a proportionate basis consistent with the provisions of Section 3.3(a)); but provided that, in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. The Parties agree that (i) all Tax Benefit Payments (other than Imputed Interest) attributable to an Exchange will to the extent permitted by applicable law (A) be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments for the Corporation in respect of an applicable Exchange and (B) have the effect of creating additional Basis Adjustments for the Corporation in the year of payment, and (ii) as a result, such additional Basis Adjustments will be incorporated into the current Taxable Year continuing until any incremental current Taxable Year benefits equal an immaterial amount.

Section 2.4    Procedures; Amendments.

(a)     Procedures. Each time the Corporation delivers an applicable Schedule to the TRA Party Representative under this Agreement, including any Amended Schedule delivered pursuant to Section 2.4(b), but excluding any Early Termination Schedule or amended Early Termination Schedule delivered pursuant to the procedures set forth in Section 4.2, the Corporation shall also: (x) deliver supporting schedules and work papers, as determined by the Corporation or as reasonably requested by the TRA Party Representative that provide a reasonable level of detail regarding the data and calculations that were relevant for purposes of preparing the Schedule; (y) deliver a Corporation Letter supporting such Schedule; and (z) allow the TRA Party Representative and its advisors to have reasonable access to the appropriate representatives, as determined by the Corporation or as reasonably requested by TRA Party Representative at the Corporation and the Advisory Firm in connection with a review of such Schedule. Without limiting the generality of the preceding sentence, the Corporation shall ensure that any Tax Benefit Schedule that is delivered to the TRA Party Representative, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculation of the actual liability of the Corporation for Covered Taxes (the “with” calculation) and the Hypothetical Tax Liability of the Corporation (the “without” calculation), and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. An applicable Schedule or amendment thereto shall become final and binding on the Parties thirty (30) calendar days from the date on which the TRA Party Representative first received the applicable Schedule or amendment thereto unless:

(i)     the TRA Party Representative within thirty (30) calendar days after receiving the applicable Schedule or amendment thereto, provides the Corporation with written notice of a material objection to such Schedule that is made in good faith and that sets forth in reasonable detail the TRA Party Representative’s material objection (an “Objection Notice”) or

(ii)    the TRA Party Representative provides a written waiver of its right to deliver an Objection Notice within the time period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver from the TRA Party Representative is received by the Corporation.

In the event that the TRA Party Representative timely delivers an Objection Notice pursuant to clause (i) above, and if the Parties, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by the Corporation of the Objection Notice, the Corporation and the TRA Party Representative, shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

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(b)    Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporation: (i) in connection with a Determination affecting such Schedule; (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was originally provided to the TRA Party Representative, as applicable; (iii) to comply with an Expert’s determination under the Reconciliation Procedures applicable to this Agreement; (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year; (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year; or (vi) to adjust a Basis Schedule to take into account any Tax Benefit Payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).

Article III.
Tax Benefit Payments

Section 3.1    Timing and Amount of Tax Benefit Payments.

(a)    Timing of Payments. Except as provided in Sections 3.4 and subject to Sections 3.2 and 3.3, within three (3) Business Days following the date on which each Tax Benefit Schedule that is required to be delivered by the Corporation to the TRA Party Representative pursuant to Section 2.3(a) of this Agreement becomes final in accordance with Section 2.4(a) of this Agreement, the Corporation shall pay to each relevant Member the Tax Benefit Payment as determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such Members or as otherwise agreed by the Corporation and such Members. For the avoidance of doubt, the Members shall not be required under any circumstances to return any portion of any Tax Benefit Payment previously paid by the Corporation to the Members (including any portion of any Estimated Tax Benefit Payment or any Early Termination Payment).

(b)    Amount of Payments. For purposes of this Agreement, a “Tax Benefit Payment” with respect to any Member means an amount, not less than zero, equal to the sum of: (i) the portion of the Net Tax Benefit that is Attributable to such Member (including Imputed Interest calculated in respect of such amount); and (ii) the Actual Interest Amount with respect to the Net Tax Benefit described in (i).

(i)     Attributable. A Net Tax Benefit is “Attributable” to (i) subject to clause (ii) that follows, a Member to the extent that it is derived from any Basis Adjustment or Imputed Interest that is attributable to an Exchange undertaken by or with respect to such Member; or (ii) to Holdings to the extent that it is derived from (A) any Basis Adjustment (including Basis Adjustments attributable to all amounts expended by the Corporation in connection with the Purchase) or Imputed Interest, which is attributable to the Purchase, or (B) any Other Tax Asset (or any Imputed Interest with respect to such Other Tax Asset).

(ii)    Net Tax Benefit. The “Net Tax Benefit” for a Taxable Year equals the amount of the excess, if any, of (x) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (y) the aggregate amount of all Tax Benefit Payments previously made under this Section 3.1. For the avoidance of doubt, if the Cumulative Net Realized Tax Benefit as of the end of any Taxable Year is less than the aggregate amount of all Tax Benefit Payments previously made, no Member shall be required to return any portion of any Tax Benefit Payment previously made by the Corporation to such Member.

(iii)   Cumulative Net Realized Tax Benefit. The “Cumulative Net Realized Tax Benefit” for a Taxable Year equals the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

(iv)   Realized Tax Benefit. The “Realized Tax Benefit” for a Taxable Year equals the excess, if any, of the Hypothetical Tax Liability over the actual liability of the Corporation for Covered Taxes; provided, that for purposes of determining the Hypothetical Tax Liability and actual liability of the Corporation for Covered Taxes, the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining such liabilities for all state and local Covered Taxes. For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account the federal benefit received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S.

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federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual liability for such Covered Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

(v)    Realized Tax Detriment. The “Realized Tax Detriment” for a Taxable Year equals the excess, if any, of the actual liability of the Corporation for Covered Taxes over the Hypothetical Tax Liability for such Taxable Year; provided, that for purposes of determining the Hypothetical Tax Liability and actual liability of the Corporation for Covered Taxes, the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining such liabilities for all state and local Covered Taxes. For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account the federal benefit received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual liability for such Covered Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

(vi)   Imputed Interest. The parties acknowledge that the principles of Sections 1272, 1274, or 483 of the Code, as applicable, and the principles of any similar provision of U.S. state and local law, will, as applicable, apply to cause a portion of payments by the Corporation to a Member under this Agreement (including, as applicable, a portion of amounts characterized as Extension Rate Interest and Default Rate Interest) to be treated as imputed interest (“Imputed Interest”). For the avoidance of doubt, the deduction for the amount of Imputed Interest as determined with respect to any payments hereunder made by the Corporation to a Member shall be excluded in determining the Hypothetical Tax Liability of the Corporation for purposes of calculating Realized Tax Benefits and Realized Tax Detriments pursuant to this Agreement.

(vii)  Actual Interest Amount. The “Actual Interest Amount” calculated in respect of the Net Tax Benefit for a Taxable Year will equal, subject to Section 3.4, interest calculated at the Agreed Rate from the due date (without taking into account extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the date on which the Corporation makes a timely Tax Benefit Payment to the Member on or before the Final Payment Date as determined pursuant to Section 3.1(a).

(viii) Default Rate Interest. In the event that the Corporation does not make timely payment of all or any portion of a Tax Benefit Payment to a Member on or before the Final Payment Date as determined pursuant to Section 3.1(a), the amount of “Default Rate Interest” calculated in respect of the Tax Benefit Payment (including previously accrued Imputed Interest and Extension Rate Interest) for a Taxable Year will equal interest calculated at the Default Rate from the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which the Corporation makes such Tax Benefit Payment to such Member.

(ix)   The Corporation and the Members hereby acknowledge and agree that, as of the date of this Agreement and as of the date of any future Exchange that may be subject to this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, unless a Member notifies the Corporation otherwise at the time of the Exchange, the stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) with respect to any Exchange by such Member (including for purposes of this Agreement the sale of equity interests in the Partnership by Holdings in connection with the Purchase, but not the sale of the option (the “Option”) to acquire equity interests of the Partnership in connection with the Purchase) shall be an amount equal to [___]% of the amount of the initial consideration received in connection with such Exchange (which, for the avoidance of doubt, shall include the amount of any cash and the fair market value of any Class A Common Stock received in such Exchange and shall exclude the fair market value of any Tax Benefit Payments) and the amount of the initial consideration received in connection with such Exchange and the aggregate Tax Benefit Payments to such Member in respect of such Exchange (other than amounts accounted for as interest under the Code) shall not exceed such stated maximum selling price. Notwithstanding the foregoing, with respect to the sale of the Option, the stated maximum selling price shall be an amount equal to [___%] of the amount of the initial consideration received in connection with such sale.

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(c)     Interest. The provisions of Section 3.1(b) are intended to operate so that interest will effectively accrue in respect of the Net Tax Benefit for any Taxable Year as follows:

(i)     first, at the applicable rate used to determine the amount of Imputed Interest under the Code (from the relevant Exchange Date until the due date (without taking into account extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year and, if required under applicable law, through the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a));

(ii)    second, at the Agreed Rate in respect of any Extension Rate Interest (from the due date (without taking into account extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a)); and

(iii)   third, at the Default Rate in respect of any Default Rate Interest (from the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which the Corporation makes the relevant Tax Benefit Payment to a Member).

Section 3.2    No Duplicative Payments.    It is intended that the provisions of this Agreement will not result in the duplicative payment of any amount (including interest) that may be required under this Agreement, and the provisions of this Agreement shall be consistently interpreted and applied in accordance with that intent. For purposes of this Agreement, and also for the avoidance of doubt, no Tax Benefit Payment shall be required to be calculated or made in respect of any estimated tax payments, including, without limitation, any estimated U.S. federal income tax payments.

Section 3.3    Pro-Ration of Payments as Between the Members.

(a)     Insufficient Taxable Income. Notwithstanding anything in Section 3.1(b) to the contrary, if the aggregate potential depreciation, amortization or other deductions in respect of the Basis Adjustments, Other Tax Assets and Imputed Interest for purposes of determining the Corporation’s liability for Covered Taxes (the “Covered Tax Benefit”) is limited in a particular Taxable Year because the Corporation does not have sufficient actual taxable income, then the available Covered Tax Benefit for the Corporation shall be allocated among the Members in proportion to the respective Tax Benefit Payment that would have been payable if the Corporation had in fact had sufficient taxable income so that there had been no such limitation. As an illustration of the intended operation of this Section 3.3(a), if the Corporation had $200 of aggregate potential Covered Tax Benefits in a particular Taxable Year (with $50 of such Covered Tax Benefits being attributable to Member 1 and $150 of such Covered Tax Benefits being attributable to Member 2), such that Member 1 would have potentially been entitled to a Tax Benefit Payment of $10.62 and Member 2 would have been entitled to a Tax Benefit Payment of $31.87 if the Corporation had $200 of actual taxable income (assuming for purposes of illustration a 25% composite tax rate), and if the Corporation in fact only had $100 of actual taxable income in such Taxable Year, then $25 of the aggregate $100 actual Covered Tax Benefit for the Corporation for such Taxable Year would be allocated to Member 1 and $75 of the aggregate $100 actual Covered Tax benefit for the Corporation would be allocated to Member 2, such that Member 1 would receive a Tax Benefit Payment of $5.31 and Member 2 would receive a Tax Benefit Payment of $15.94. Notwithstanding anything to the contrary in Section 3.1(b), in no event will the aggregate of the portions of the Net Tax Benefit that are “Attributable” to the Members exceed 100% of the Net Tax Benefit. .

(b)    Late Payments. If for any reason the Corporation is not able to timely and fully satisfy its payment obligations under this Agreement in respect of a particular Taxable Year, then Default Rate Interest will begin to accrue pursuant to Section 5.2 and the Corporation and other Parties agree that (i) the Corporation shall pay the Tax Benefit Payments due in respect of such Taxable Year to each Member pro rata in proportion to the amount of such Tax Benefit Payments, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments to all Members in respect of all prior Taxable Years have been made in full.

Section 3.4    Optional Estimated Tax Benefit Payment Procedure. As long as the Corporation is current in respect of its payment obligations owed to each Member pursuant to this Agreement and there are no delinquent Tax Benefit Payments (including interest thereon) outstanding in respect of prior Taxable Years for any Member, the Corporation may, at any time on or after the due date (without taking into account extensions) for filing the U.S. federal income Tax Return of the Corporation for a Taxable Year and at the Corporation’s option, in its sole discretion, make one or more estimated payments to the Members in respect of any anticipated amounts to be owed with respect

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to a Taxable Year to the Members pursuant to Section 3.1 of this Agreement (any such estimated payments referred to as an “Estimated Tax Benefit Payment”); provided that any Estimated Tax Benefit Payment made to a Member pursuant to this Section 3.4 is matched by a proportionately equal Estimated Tax Benefit Payment to all other Members then entitled to a Tax Benefit Payment. Any Estimated Tax Benefit Payment made under this Section 3.4 shall be paid by the Corporation to the Members and applied against the final amount of any Tax Benefit Payment to be made pursuant to Section 3.1. The payment of an Estimated Tax Benefit Payment by the Corporation to the Members pursuant to this Section 3.4 shall also terminate the obligation of the Corporation to make payment of any Extension Rate Interest that might have otherwise accrued after the date of the Estimated Tax Benefit Payment with respect to the proportionate amount of the Tax Benefit Payment that is being paid in advance of the applicable Tax Benefit Schedule being finalized pursuant to Section 2.4. Upon the making of any Estimated Tax Benefit Payment pursuant to this Section 3.4, the amount of such Estimated Tax Benefit Payment shall first be applied to any estimated Extension Rate Interest, then to Imputed Interest, and then applied to the remaining residual amount of the Tax Benefit Payment to be made pursuant to Section 3.1. In determining the final amount of any Tax Benefit Payment to be made pursuant to Section 3.1, and for purposes of finalizing the Tax Benefit Schedule pursuant to Section 2.4, the amount of any Estimated Tax Benefit Payments that may have been made with respect to the Taxable Year shall be increased, if the finally determined Tax Benefit Payment for a Taxable Year exceeds the Estimated Tax Benefit Payments made for such Taxable Year, with such increase being paid by the Corporation to the Members along with an appropriate amount of Extension Rate Interest in respect of the amount of such increase (a “True-Up”). If the Estimated Tax Benefit Payment for a Taxable Year exceeds the finally determined Tax Benefit Payment for such Taxable Year, such excess, shall be applied to reduce the amount of any subsequent future Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) to be paid by the Corporation to such Member. As of the date on which any Estimated Tax Benefit Payments are made, and as of the date on which any True-Up is made, all such payments shall be made in the same manner and subject to the same terms and conditions as otherwise contemplated by Section 3.1 and all other applicable terms of this Agreement. For the avoidance of doubt, as is the case with Tax Benefit Payments made by the Corporation to the Members pursuant to Section 3.1, (i) the amount of any Estimated Tax Benefit Payments made pursuant to this Section 3.4 that are attributable to an Exchange shall also be treated, in part, as subsequent upward purchase price adjustments that give rise to Basis Adjustments in the Taxable Year of payment to the extent permitted by applicable law and as of the date on which such payments are made (exclusive of any amounts treated as Imputed Interest); and (ii) the amount of any Estimated Tax Benefit Payments made pursuant to this Section 3.4 that are attributable to the Purchase (including for this purpose all such payments attributable to the Other Tax Assets) shall be treated, in part, as subsequent upward purchase price adjustments that give rise to Basis Adjustments in the Taxable Year of payment to the extent permitted by applicable law and as of the date such payments are made (exclusive of any amounts treated as Imputed Interest).

Article IV.
Termination

Section 4.1    Early Termination of Agreement; Breach of Agreement.

(a)      Corporation’s Early Termination Right. The Corporation may completely terminate this Agreement, as and to the extent provided herein, with respect to all amounts payable to the Members pursuant to this Agreement by paying to the Members the Early Termination Payments; provided that Early Termination Payments may be made pursuant to this Section 4.1(a) only if made to all Members that are entitled to such a payment simultaneously, and provided further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon the Corporation’s payment of the Early Termination Payment, the Corporation shall not have any further payment obligations under this Agreement, other than with respect to any: (i) prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of the Early Termination Notice; and (ii) current Tax Benefit Payment due for the Taxable Year ending on or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the calculation of the Early Termination Payment). If an Exchange subsequently occurs with respect to Units for which the Corporation has exercised its termination rights under this Section 4.1(a) and paid all amounts owed in connection with the exercise of such rights, the Corporation shall have no obligations under this Agreement with respect to such Exchange.

(b)     Acceleration Upon Change of Control. In the event of a Change of Control, all obligations hereunder shall be accelerated and such obligations shall be calculated pursuant to this Article IV as if an Early Termination Notice had been delivered on the closing date of the Change of Control and utilizing the Valuation Assumptions by substituting

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the phrase “the closing date of a Change of Control” in each place where the phrase “Early Termination Effective Date” appears. Such obligations shall include, but not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the closing date of the Change of Control, (2) any Tax Benefit Payments agreed to by the Corporation and the Members as due and payable but unpaid as of the Early Termination Notice and (3) any Tax Benefit Payments due for any Taxable Year ending prior to, with or including the closing date of a Change of Control (except to the extent that any amounts described in clauses (2) or (3) are included in the Early Termination Payment). For the avoidance of doubt, Sections 4.2 and 4.3 shall apply to a Change of Control, mutadis mutandi.

(c)     Acceleration Upon Breach of Agreement. In the event that the Corporation materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder, or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, at the option of the TRA Party Representative, all obligations hereunder shall be accelerated and become immediately due and payable (provided that in the case of any proceeding under the Bankruptcy Code or other insolvency statute, such acceleration shall be automatic without any such notice), and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such notice of acceleration (or, in the case of any proceeding under the Bankruptcy Code or other insolvency statute, on the date of such breach) and shall include, but not be limited to: (i) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of such acceleration; (ii) any prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of such acceleration; and (iii) any current Tax Benefit Payment due for the Taxable Year ending with or including the date of such acceleration (except to the extent included in the Early Termination Payment). Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement and such breach is not a material breach of a material obligation, a Member shall still be entitled to enforce all of its rights otherwise available under this Agreement, excluding, for the avoidance of doubt, seeking an acceleration of amounts payable under this Agreement. For purposes of this Section 4.1(c), and subject to the following sentence, the Parties agree that the failure to make any payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date shall be deemed to be a material breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date. Notwithstanding anything in this Agreement to the contrary, it shall not be a material breach of a material obligation of this Agreement if the Corporation fails to make any Tax Benefit Payment within sixty (60) days of the relevant Final Payment Date to the extent that the Corporation has insufficient funds or cannot make such payment as a result of obligations imposed in connection with the Senior Obligations or under applicable law, and cannot obtain sufficient funds to make such payments by taking commercially reasonable actions; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporation does not have sufficient funds to make such payment as a result of limitations imposed by any Senior Obligations, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate); and further provided that such payment obligation shall nonetheless accrue for the benefit of the Members and the Corporation shall make such payment at the first opportunity that it has sufficient funds and is otherwise able to make such payment.

(d)     In the event that the Corporation or the Partnership becomes aware than an event described in clause (c) of the definition of Credit Event exists, such person shall provide notice to the TRA Party Representative of such fact (the “Credit Event Notice”). In the event that the Credit Event described in clause (c) of the definition of Credit Event is not cured within ten days of delivery of such Credit Event Notice or upon the occurrence of an event described in clauses (a) or (b) in the definition of Credit Event, then at the option of the TRA Party Representative, all obligations hereunder shall be accelerated and become immediately due and payable, and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of the Credit Event and shall include, but not be limited to, (i) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of the Credit Event; (ii) any prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of such acceleration; and (iii) any Tax Benefit Payment due for the Taxable Year ending with or including such date (except to the extent that such amount is included in the Early Termination Payment).

Section 4.2    Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.1 above, the Corporation shall deliver to the TRA Party Representative a notice of the Corporation’s decision to exercise such right (an “Early Termination Notice”) and a schedule developed in consultation with the Advisory Firm (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment. The Corporation shall also (x) deliver to the TRA Party Representative supporting schedules

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and work papers, as determined by the Corporation or as reasonably requested by the TRA Party Representative, that provide a reasonable level of detail regarding the data and calculations that were relevant for purposes of preparing the Early Termination Schedule; (y) deliver to the TRA Party Representative a Corporation Letter supporting such Early Termination Schedule; and (z) allow the TRA Party Representative and its advisors to have reasonable access to the appropriate representatives, as determined by the Corporation or as reasonably requested by the TRA Party Representative at the Corporation and the Advisory Firm in connection with a review of such Early Termination Schedule. The Early Termination Schedule shall become final and binding on each Party thirty (30) calendar days from the first date on which the TRA Party Representative received such Early Termination Schedule unless:

(i)     the TRA Party Representative within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Corporation with (A) notice of a material objection to such Early Termination Schedule made in good faith and setting forth in reasonable detail the TRA Party Representative’s material objection (a “Termination Objection Notice”) and (B) a letter from an Advisory Firm (that is different from the Advisory Firm that was used by the Corporation to prepare the Early Termination Schedule) in support of such Termination Objection Notice; or

(ii)     the TRA Party Representative provides a written waiver of such right of a Termination Objection Notice within the period described in clause (i) above, in which case such Early Termination Schedule becomes binding on the date the waiver from the TRA Party Representative is received by the Corporation.

In the event that the TRA Party Representative timely delivers a Termination Objection Notice pursuant to clause (i) above, and if the Parties, for any reason, are unable to successfully resolve the issues raised in the Termination Objection Notice within thirty (30) calendar days after receipt by the Corporation of the Termination Objection Notice, the Corporation and the TRA Party Representative shall employ the Reconciliation Procedures. The date on which the Early Termination Schedule becomes final in accordance with this Section 4.2 shall be the “Early Termination Reference Date.”

Section 4.3    Payment Upon Early Termination.

(a)     Timing of Payment. Within three (3) Business Days after the Early Termination Reference Date, the Corporation shall pay to each Member an amount equal to the Early Termination Payment for such Member. Such Early Termination Payment shall be made by the Corporation by wire transfer of immediately available funds to a bank account or accounts designated by the Members or as otherwise agreed by the Corporation and the Members.

(b)     Amount of Payment. The “Early Termination Payment” payable to a Member pursuant to Section 4.3(a) shall equal the present value, discounted at the Early Termination Rate as determined as of the Early Termination Reference Date, of all Tax Benefit Payments that would be required to be paid by the Corporation to such Member, whether payable with respect to Units that were Exchanged prior to the Early Termination Effective Date or on or after the Early Termination Effective Date, beginning from the Early Termination Effective Date and using the Valuation Assumptions.

Article V.
Subordination and Late Payments

Section 5.1    Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporation to the Members under this Agreement shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations owed in respect of secured or unsecured indebtedness for borrowed money of the Corporation (such obligations of the Corporation, along with any such obligations in respect of secured or unsecured indebtedness for borrowed money of the Corporation or the Partnership or their Subsidiaries, “Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of the Corporation that are not Senior Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the Members and the Corporation shall make such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations. The Corporation and the Partnership shall not, and shall cause their Subsidiaries to not, without the prior written consent of the TRA Party Representative (not to be unreasonably withheld, conditioned or delayed) enter into or amend the terms of any financing agreement or Senior Obligations if the terms of such agreement or amendment would further restrict (beyond the restrictions applicable in financing agreements as of the date of this

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Agreement) the Corporation’s ability to make payments owed under the terms of this Agreement (including as a result of any restriction on the ability of the Corporation’s Subsidiaries to make distributions or other payments to the Corporation to fund amounts payable under this Agreement).

Section 5.2    Late Payments by the Corporation. Except as otherwise provided in this Agreement, the amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the Members when due under the terms of this Agreement, whether as a result of Section 5.1 and the terms of the Senior Obligations or otherwise, shall be payable together with any interest thereon, computed at the Default Rate and commencing from the Final Payment Date on which such Tax Benefit Payment or Early Termination Payment was first due and payable to the date of actual payment.

Article VI.
Tax Matters; Consistency; Cooperation

Section 6.1    Participation in the Corporation’s and the Partnership’s Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporation and the Partnership Group, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to taxes; provided, however, that, the Corporation shall not settle or fail to contest any issue pertaining to Covered Taxes that is reasonably expected to materially and adversely affect the Members’ rights and obligations under this Agreement without the consent of the TRA Party Representative, such consent not to be unreasonably withheld or delayed. If the TRA Party Representative fails to respond to any notice with respect to the settlement or other disposition of any such issue within fifteen (15) days of its receipt of the applicable notice, the TRA Party Representative shall be deemed to have consented to the proposed settlement or other disposition. Notwithstanding the foregoing, the Corporation shall notify the TRA Party Representative, and keep it reasonably informed with respect to, the portion of any tax audit of the Corporation or the Partnership, or any of their Subsidiaries, the outcome of which is reasonably expected to materially affect amounts payable under this Agreement, and the TRA Party Representative shall have the right to participate in and to monitor any such portion of any such Tax audit. To the extent there is a conflict between this Agreement and the Partnership Agreement as it relates to tax matters concerning Covered Taxes and the Corporation and the Partnership, including preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to taxes, this Agreement shall control. For the avoidance of doubt, nothing in this Agreement shall limit any rights of Holdings or the other Members under the terms of the Transaction Agreement or the Partnership Agreement.

Section 6.2    Consistency. Except as otherwise required by law, all calculations and determinations made hereunder, including, without limitation, any Basis Adjustments, the determination of deductions arising from Other Tax Assets, the Schedules and the determination of any Realized Tax Benefits or Realized Tax Detriments, shall be made in accordance with the elections, methodologies or positions taken by the Corporation and the Partnership (and their respective Subsidiaries) on their respective Tax Returns. Each Member shall prepare its Tax Returns in a manner that is consistent with the terms of this Agreement, and any related calculations or determinations that are made hereunder, including, without limitation, the terms of Section 2.1 of this Agreement and the Schedules provided to the Members under this Agreement. In the event that an Advisory Firm is replaced with another Advisory Firm, such replacement Advisory Firm shall perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm, unless otherwise required by law or unless the Corporation and the TRA Party Representative agree to the use of other procedures and methodologies.

Section 6.3    Cooperation.

(a)     Each Member shall (i) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (ii) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (i) above, and (iii) reasonably cooperate in connection with any such matter.

(b)     The Corporation shall reimburse the Members for any reasonable and documented out-of-pocket costs and expenses incurred pursuant to Section 6.3(a).

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Article VII.
Miscellaneous

Section 7.1    Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 7.1). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to the Corporation, to:

[Address]

Attn: [ • ]

Facsimile: [ • ]

E-mail: [ • ]

with a copy (which shall not constitute notice to the Corporation) to:

[Address]

Attn: [ • ]

Facsimile: [ • ]

E-mail: [ • ]

If to the TRA Party Representative:

c/o Grosvenor Holdings, L.L.C.

900 North Michigan Avenue, Suite 1100

Chicago, IL 60611

Attn: [ • ]

Facsimile: [ • ]

E-mail: [ • ]

with a copy (which shall not constitute notice to TRA Party Representative) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn: Justin G. Hamill

Facsimile: 212-751-4864

E-mail: justin.hamill@lw.com

Any Party may change its address, fax number or e-mail address by giving each of the other Parties written notice thereof in the manner set forth above.

Section 7.2    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3    Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Annex F-17

Section 7.4    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6    Assignments; Amendments; Successors; No Waiver.

(a)     Assignment. Any Member may assign, sell, pledge, or otherwise alienate or transfer any interest in this Agreement, including the right to receive any Tax Benefit Payments under this Agreement, to any Person without the prior written consent of the Corporation, provided that such Person shall execute and deliver a Joinder agreeing to succeed to the applicable portion of such Member’s interest in this Agreement and to become a Party for all purposes of this Agreement (the “Joinder Requirement”). For the avoidance of doubt, if a Member transfers Units in accordance with the terms of the Partnership Agreement but does not assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units, such Member shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units (and any such transferred Units shall be separately identified, so as to facilitate the determination of Tax Benefit Payments hereunder). The Corporation may not assign any of its rights or obligations under this Agreement to any Person (other than any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation) without the prior written consent of the TRA Party Representative (and any purported assignment without such consent shall be null and void).

(b)     Amendments. No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporation and the TRA Party Representative, in which case such amendment shall be permitted. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(c)     Successors. Except as provided in Section 7.6(a), all of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(d)     Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

Section 7.7    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.8    Resolution of Disputes.

(a)     Except for Reconciliation Disputes subject to Section 7.9, any and all disputes which cannot be settled amicably, including any ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration (the “Rules”) by three arbitrators, of which the Corporation shall appoint one arbitrator and the Members party to such Dispute shall appoint one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4.

Annex F-18

The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Chicago, Illinois.

(b)     Notwithstanding the provisions of paragraph (a), any Party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another Party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Party (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. For the avoidance of doubt, this Section 7.8 shall not apply to Reconciliation Disputes to be settled in accordance with the procedures set forth in Section 7.9.

(c)     Each Party irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by law.

(d)     WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(e)     In the event the parties are unable to agree whether a dispute between them is a Reconciliation Dispute subject to the dispute resolution procedure set forth in Section 7.9 or a Dispute subject to the dispute resolution procedure set forth in this Section 7.8, such disagreement shall be decided and resolved in accordance with the procedure set forth in this Section 7.8.

Section 7.9    Reconciliation. In the event that the Corporation and the TRA Party Representative are unable to resolve a disagreement with respect to a Schedule (other than an Early Termination Schedule) prepared in accordance with the procedures set forth in Section 2.4, or with respect to an Early Termination Schedule prepared in accordance with the procedures set forth in Section 4.2, within the relevant time period designated in this Agreement (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both such Parties. The Expert shall be a partner or principal in a nationally recognized accounting firm, and unless the Corporation and the TRA Party Representative agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporation or TRA Party Representative or other actual or potential conflict of interest. If the Parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the selection of an Expert shall be treated as a Dispute subject to Section 7.8 and an arbitration panel shall pick an Expert from a nationally recognized accounting firm that does not have any material relationship with the Corporation or TRA Party Representative or other actual or potential conflict of interest. The Expert shall resolve any matter relating to the Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporation. The Corporation and the TRA Party Representative shall bear their own costs and expenses of such proceeding, unless the Expert adopts the TRA Party Representative’s position, in which case the Corporation shall reimburse the Member for any reasonable and documented out-of-pocket costs and expenses in such proceeding (including for the avoidance of doubt any costs and expenses incurred by the Member relating to the engagement of the Expert or amending any applicable Tax Return). The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporation and the TRA Party Representative and may be entered and enforced in any court having competent jurisdiction.

Annex F-19

Section 7.10    Withholding. The Corporation and its affiliates and representatives shall be entitled to deduct and withhold from any payment that is payable to any Member pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under the Code or any provision of U.S. state or local tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid by the Corporation to the relevant Member. Each Member shall reasonably cooperate with the Corporation with any applicable tax forms and certifications reasonably requested by the Corporation in connection with determining whether any such deductions and withholdings are required under the Code or any provision of U.S. state, local or foreign tax law. Notwithstanding the foregoing, if a withholding obligation arises as a result of a Change of Control or other transaction that causes the Corporation (or its successor) to become a non-U.S. Person, any amount payable to a Member under this Agreement shall be increased such that after all required deductions and withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this sentence) the relevant Member receives an amount equal to the sum that it would have received had no such deductions or withholdings been made.

Section 7.11    Admission of the Corporation into a Consolidated Group; DREs of the Corporation; Transfers of Corporate Assets.

(a)     If the Corporation is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 or other applicable Sections of the Code governing affiliated or consolidated groups, or any corresponding provisions of U.S. state or local law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments, and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b)     Except to the extent the context requires otherwise, any reference to the Corporation in this Agreement shall include a reference to the DRE, and to any other Subsidiary of the Corporation that is treated as an entity disregarded as separate from the Corporation for U.S. federal income tax purposes. Undertakings of the Corporation under the terms of this Agreement shall (to the extent requiring action of the DRE) constitute undertakings of the DRE, and the Corporation shall cause the DRE to facilitate compliance with the covenants of the Corporation pursuant to this Agreement. For the avoidance of doubt, \the acquisition of equity interests in the Partnership by the DRE in connection with the Purchase or in connection with any other Exchange shall be treated as an acquisition of such interests by the Corporation for purposes of this Agreement giving rise to Basis Adjustments that are subject to the payment obligations described in Article III and Article IV of this Agreement.

(c)     If the Corporation, its successor in interest or any member of a group described in Section 7.11(a) transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset as determined by the Advisory Firm or a valuation expert selected by the Corporation. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation, its successor in interest or any member of a group described in Section 7.11(a), transfers its assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive or pursuant to any other transaction to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a corporation with which the Corporation, its successor in interest or any member of the group described in Section 7.11(a) (other than any such member being transferred in such reorganization or other transaction) does not file a consolidated Tax Return pursuant to Section 1501 of the Code), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) pursuant to this Section 7.11(b).

Section 7.12    Change in Law. Notwithstanding anything herein to the contrary, if, as a result of or, in connection with an actual or proposed change in law, a Member reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Member (or direct or indirect equity holders in such Member) in connection with any Exchange to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income tax purposes or would

Annex F-20

have other material adverse tax consequences to such Member or any direct or indirect owner of such Member, then at the written election of such Member in its sole discretion (in an instrument signed by such Member and delivered to the Corporation) and to the extent specified therein by such Member, this Agreement shall cease to have further effect and shall not apply to an Exchange with respect to such Member occurring after a date specified by such Member, or may be amended by in a manner reasonably determined by such Member, provided that such amendment shall not result in an increase in any payments owed by the Corporation under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment.

Section 7.13    Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any Member hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any Member shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Tax Benefit Payment, Estimated Tax Benefit Payment or Early Termination Payment, as applicable (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to the Corporation. In determining whether the interest contracted for, charged, or received by any Member exceeds the Maximum Rate, such Member may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such Member hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury laws.

Section 7.14    Independent Nature of Rights and Obligations. The rights and obligations of the each Member hereunder are several and not joint with the rights and obligations of any other Person. A Member shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a Member have the right to enforce the rights or obligations of any other Person hereunder (other than the Corporation). Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Member pursuant hereto or thereto, shall be deemed to constitute the Members acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Members are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporation acknowledges that the Members are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

Section 7.15    Partnership Agreement. This Agreement shall be treated as part of the Partnership Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 7.16    TRA Party Representative. By executing this Agreement, each of the Members shall be deemed to have irrevocably constituted and appointed Holdings (in the capacity described in this Section 7.16 and each successor as provided below, the “TRA Party Representative”) as its agent and attorney in fact with full power of substitution to act from and after the date hereof and to do any and all things and execute any and all documents on behalf of such Members which may be necessary, convenient or appropriate to facilitate any matters under this Agreement, including but not limited to: (i) execution of the documents and certificates required pursuant to this Agreement; (ii)  receipt and forwarding of notices and communications pursuant to this Agreement; (iv) administration of the provisions of this Agreement; (v)  giving or agreeing to, on behalf of such Members, any and all consents, waivers, amendments or modifications deemed by the TRA Party Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (vi)  amending this Agreement or any of the instruments to be delivered to the Corporation pursuant to this Agreement; (vii) taking actions the TRA Party Representative is expressly authorized to take pursuant to the other provisions of this Agreement; (viii)  negotiating and compromising, on behalf of such Members, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby and executing, on behalf of such Members, any settlement agreement, release or other document with respect to such dispute or remedy; and (ix) engaging attorneys, accountants, agents or consultants on behalf of such Members in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto. If the TRA Party Representative is unwilling to so serve, then the person then-serving as the TRA Party Representative shall be entitled to appoint its successor. To the fullest extent permitted by law, none of the TRA Party Representative, any of its Affiliates, or any of the TRA Party Representative’s or Affiliate’s directors, officers, employees or other agents (each a “Covered Person”) shall be liable, responsible or accountable in damages or otherwise to any Member, the Partnership or the Corporation for damages arising from any action taken or omitted

Annex F-21

to be taken by the TRA Party Representative or any other Person with respect to the Partnership or the Corporation, except in the case of any action or omission which constitutes, with respect to such Person, willful misconduct or fraud. Each of the Covered Persons may consult with legal counsel, accountants, and other experts selected by it, and any act or omission suffered or taken by it on behalf of the Partnership or the Corporation or in furtherance of the interests of the Partnership or the Corporation in good faith in reliance upon and in accordance with the advice of such counsel, accountants, or other experts shall create a rebuttable presumption of the good faith and due care of such Covered Person with respect to such act or omission; provided that such counsel, accountants, or other experts were selected with reasonable care. Each of the Covered Persons may rely in good faith upon, and shall have no liability to the Partnership, the Corporation or the Members for acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

Section 7.17    Non-Effect of Other Tax Receivable Agreements. If the Corporation, the Partnership or any of its Subsidiaries enters into any other agreement that obligates the Corporation, the Partnership or any of its Subsidiaries to make payments to another party in exchange for tax benefits conferred upon the Corporation or any of its Subsidiaries, unless otherwise agreed by the TRA Party Representative, such tax benefits and such payments shall be ignored for all purposes of this Agreement (including for purposes of calculating the Hypothetical Tax Liability and the actual Tax liability of the Corporation hereunder).

[Signature Page Follows This Page]

Annex F-22

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

[PUBCO] a Delaware corporation

By:
Name:
Title:

[DRE] a Delaware limited liability company
By:
Name:
Title:

Grosvenor Holdings, L.L.C. an Illinois limited liability company
By:
Name:
Title:

Grosvenor Capital Management Holdings, LLLP a Delaware limited liability limited partnership
By:
Name:
Title:

GCM Grosvenor Management, LLC a Delaware limited liability company
By:
Name
Title:

Grosvenor Holdings II, L.L.C. a Delaware limited liability company
By:
Name
Title:

Grosvenor Holdings, L.L.C. an Illinois limited liability company, as TRA Party Representative
By:
Name
Title:

[Signature Page to Tax Receivable Agreement]

Annex F-23

Exhibit A

Form of Joinder Agreement

Annex F-24

ANNEX G

CF FINANCE ACQUISITION CORP.
2020 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the CF Finance Acquisition Corp. 2020 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of CF Finance Acquisition Corp., a Delaware corporation (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1     “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

2.2     “Affiliate” shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company, including any Subsidiary and any Affiliate that is a domestic eligible entity that is disregarded, under Treasury Regulation Section 301-7701-3, as an entity separate from either the Company or any Subsidiary. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through ownership of voting securities, by contract or otherwise.

2.3     “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4     “Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5     “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

2.6     “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.7     “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8     “Board” shall mean the Board of Directors of the Company.

Annex G-1

2.9     “Change in Control” shall mean

(a)     any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders (as defined in the Partnership Agreement)) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Company (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote;

(b)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets (including a sale of all or substantially all of the assets of the Partnership); or

(c)     there is consummated a merger or consolidation of the Company with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10      “Class C Common Stock” means the Class C Common Stock, par value $0.0001 per share, of the Company.

2.11     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.12     “Committee” shall mean the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.13     “Common Stock” shall mean Class A Common Stock, par value $0.0001 per share, of the Company.

2.14     “Company” shall have the meaning set forth in Article 1.

2.15     “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.16     “Director” shall mean a member of the Board, as constituted from time to time.

Annex G-2

2.17     “Director Limit” shall have the meaning set forth in Section 4.6.

2.18     “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.19     “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20     “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

2.21     “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.22     “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Affiliate.

2.23     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24     “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)     If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)     If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

2.25      “GCM LLLP Units” means the class of limited liability limited partnership units of Grosvenor Capital Management Holdings, LLLP, a Delaware limited liability limited partnership, that are exchangeable for Shares.

2.26     “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27     “Holder” shall mean a person who has been granted an Award.

2.28     “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29     “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30     “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.31     “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

Annex G-3

2.32     “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33     “Option Term” shall have the meaning set forth in Section 5.4.

2.34     “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.35     “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.36     “Partnership” means Grosvenor Capital Management Holdings, LLLP, a Delaware limited liability limited partnership.

2.37     “Partnership Agreement” means the Fifth Amended and Restated Limited Liability Limited Partnership Agreement of Grosvenor Capital Management Holdings, LLLP.

2.38      “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) net income (either before or after taxes) or net income growth; (iii) adjusted net income; (iv) operating earnings or profit (consolidated or unconsolidated, and either before or after taxes); (v) cash flow (including, but not limited to, operating cash flow and free cash flow); (vi) return on assets or return on net assets; (vii) return on capital (or invested capital) and cost of capital; (viii) return on stockholders’ equity; (ix) total stockholder return; (x) gross or net profit or operating margin; (xi) costs, reductions in costs and cost control measures; (xii) expenses and expense control measures; (xiii) working capital; (xiv) earnings or loss per share; (xv) adjusted earnings or loss per share; (xvi) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xvii) regulatory achievements or compliance; (xviii) revenues, revenue growth or net revenue growth, (xix) implementation or completion of critical projects; (xx) market share; (xxi) economic value; (xxii) hiring or personnel, and (xxiii) individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices.

2.39     “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to Applicable Accounting Standards or any other methodology as determined appropriate by the Administrator.

2.40     “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.41     “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.42     “Plan” shall have the meaning set forth in Article 1.

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2.43     “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.44      “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.45     “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.46     “Rule 16b-3” means Rule 16b-3 of the Exchange Act and any amendments thereto.

2.47     “SAR Term” shall have the meaning set forth in Section 5.4.

2.48     “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.49     “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50     “Shares” shall mean shares of Common Stock.

2.51     “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.52     “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.53     “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.54     “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

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ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1     Number of Shares.

(a)     Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan covering an aggregate number of Shares equal to [_______]1. The limit provided in the immediately preceding sentence shall also constitute the maximum number of Awards under the Plan that may be granted as Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b)    If any Shares are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iii) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)     Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

ARTICLE 4.

GRANTING OF AWARDs

4.1     Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be

____________

1        Note to Draft: Will represent 12.5% of the aggregate number of Shares and GCM LLLP units that are exchangeable for public shares, on a fully diluted basis, on the date of the closing, after giving effect to redemptions in connection with the closing.

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required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2     Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.

4.3     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4     At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.5     Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6     Non-Employee Director Awards.

(a)     Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

(b)    Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards or other fees granted to a Non-Employee Director during any calendar year shall not exceed

Annex G-7

$275,000 (the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

ARTICLE 5.

granting OF OPTIONS and stock appreciation rights

5.1     Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options; provided, however that Options and Stock Appreciation Rights may not be granted with respect to stock that is not “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

5.2     Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3     Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4     Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and

Annex G-8

may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5     Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Holder due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

ARTICLE 6.

EXERCISE OF OPTIONS and STOCK APPRECIATION RIGHTS

6.1     Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2     Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)     A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)     In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3     Expiration of Option Term or SAR Term: Automatic Exercise of In-the-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price

Annex G-9

per Share that is less than the Fair Market Value per Share as of such date, shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c), and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

6.4     Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfer (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7.

AWARD OF RESTRICTED STOCK

7.1     Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2     Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3.

7.3     Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property or cash transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

7.4     Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

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7.5     Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.

Award of restricted stock units

8.1     Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2     Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service, subject to Section 11.7.

8.3     Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

ARTICLE 9.

award of OTHER STOCK OR CASH BASED AWARDS and DIVIDEND EQUIVALENTS

9.1     Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2     Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend

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Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator.

ARTICLE 10.

ADditional terms of awards

10.1    Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2    Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3    Transferability of Awards.

(a)     Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)          No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)         No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

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(iii)        During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)    Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)     Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4    Conditions to Issuance of Shares.

(a)     The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)    All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

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(c)     The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)     The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)     Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5    Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6    Repricing. Subject to Section 12.2, the Administrator may not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

10.7    Amendment of Awards. Subject to Applicable Law and Section 10.6, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.8    Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

10.9    Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering

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and managing the Holder’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan, and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 11.

ADMINISTRATION

11.1    Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

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11.3    Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4    Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)     Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)     Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)     Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)     Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)     Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j)     Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6    Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all

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times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

11.7    Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1    Amendment, Suspension or Termination of the Plan.

(a)     Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)    Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

(c)     No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

12.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)     In the event of (i) any equity distribution, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, division of Shares or GCM LLLP Units, Share or unit split, reverse Share or unit split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or GCM LLLP Units or other securities of the Company or an Affiliate, as applicable, issuance of warrants or other rights to acquire Shares or GCM LLLP Units or other securities of the Company or an Affiliate, as applicable, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares or GCM LLLP Units, or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or an Affiliate, or the financial statements of the Company or an Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Administrator in its sole discretion to be necessary or appropriate, then the Administrator shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)          Adjusting any or all of (A) the number of Shares or other securities of the Company or an Affiliate (or the number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 3 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company or an Affiliate (or the number and kind of other securities

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or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award or (3) any applicable performance measures;

(ii)         Providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)        Cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Administrator (which, if applicable, may be based upon the price per Share received or to be received by other holders of the Shares or same class or series of securities as the securities subject to the Award in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having an exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor).

For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation – Stock Compensation (FASB ASC 718)), the Administrator shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 12.2(a) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3, to the extent applicable. The Administrator or its designee shall give each Holder notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b)    Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Administrator may provide in its sole discretion that, with respect to all or any portion of a particular outstanding Award or Awards:

(i)          The then-outstanding Options and SARs shall become immediately exercisable as of a time prior to the Change in Control;

(ii)         The vesting conditions, as applicable, shall expire or be waived as of a time prior to the Change in Control; and

(iii)        Awards previously deferred shall be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Administrator under the immediately preceding clauses (i) through (iii) shall occur in a manner and at a time which allows affected Holders the ability to participate in the Change in Control transaction with respect to the Shares subject to their Awards.

12.3    Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse, and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

12.4    No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed

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to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9    Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Affiliates is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

Annex G-19

12.11    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.12    Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13    Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of CF Finance Acquisition Corp. on ____________ __, 20__.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of CF Finance Acquisition Corp. on ____________ __, 20__.

Executed on this ____ day of _______________, 20__.

______________________________________
Corporate Secretary

Annex G-20

ANNEX H

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”), dated [•], 2020, is entered into by and between CF Finance Acquisition Corp., a Delaware corporation (the “Company”), and [•], a [•] (the “Subscriber”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement.

RECITALS

WHEREAS, as set forth in that certain Transaction Agreement, dated as of August 2, 2020 (as amended, modified or supplemented, the “Transaction Agreement”), by and among the Company, Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership (“Target”), GCM Grosvenor Inc., a Delaware corporation (“GCM PubCo”), and the other parties thereto have agreed, among other things, and in accordance with the terms and subject to the conditions set forth in the Transaction Agreement, that simultaneously with the Closing, among other things, the Company will merge with and into GCM PubCo, the separate corporate existence of the Company will cease and GCM PubCo will be the surviving corporation (the “Merger”); and

WHEREAS, in connection with the Closing and immediately following the Merger, subject to the terms of this Subscription Agreement, the Subscriber desires to subscribe for and purchase from the Company a certain number of shares of Class A common stock, par value $0.0001 per share, of GCM PubCo (the “Class A Common Stock”), as set forth in this Subscription Agreement; and, subject to the terms of this Subscription Agreement, the Company desires to issue and sell to the Subscriber such shares of Class A Common Stock in consideration of the payment of the Purchase Price (as defined below) by the Subscriber to the Company on or prior to the Closing.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.      SUBSCRIPTION. Subject to the terms hereof, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber, in exchange for the payment of an aggregate price equal to $[•] (the “Purchase Price”), the number of shares of Class A Common Stock (rounded down to the nearest whole share) equal to (i) the Purchase Price divided by (ii) $10.00 (the “Shares”).

2.      CLOSING.

(a)     The closing of the sale of Shares contemplated hereby shall occur on the date of the Closing contemplated by the Transaction Agreement. Upon not less than five (5) business days’ written notice from (or on behalf of) the Company to the Subscriber (the “Closing Notice”) that the Company reasonably expects the Closing to occur on a date that is not less than five (5) business days from the date of the Closing Notice, the Subscriber shall deliver to the Company on or prior to the closing date specified in the Closing Notice (the “Closing Date”) the Purchase Price for the Shares subscribed by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery of the Shares in book entry form to the Subscriber or to a custodian designated by the Subscriber, as applicable.

(b)    Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3.      company representations and warranties. The Company represents and warrants to the Subscriber as of the date of this Subscription Agreement and as of the Closing Date that:

(a)     As of the date of this Subscription Agreement, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and conduct its business as presently proposed to be conducted.

(b)    As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or

Annex H-1

subject to any preemptive or similar rights created under the Company’s Governing Documents or under applicable Law. Assuming the accuracy of the representations and warranties of the Subscriber contained in Section 4, the issuance and sale of the Shares pursuant to this Subscription Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(c)     This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes a valid and binding agreement of the Subscriber, is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)    The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with Nasdaq or NYSE rules, as applicable, and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Company Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the Governing Documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Agreement.

(e)     As of the date of this Subscription Agreement, except for the shares of CF Class B Common Stock, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares. As of the Closing Date, there will be no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

(f)     No consent, waiver, authorization, approval, filing with or notification to any court or other federal, state, local or other governmental authority is required on the part of the Company with respect to the execution, delivery or performance by the Company of this Subscription Agreement (including without limitation the issuance of the Shares), other than (i) the filings required by applicable state or federal securities laws, (ii) the filings required in accordance with this Subscription Agreement, (iii) those required by Nasdaq or NYSE, as applicable, and (iv) those consents, waivers, authorizations, approvals, filings or notifications the failure of which to give, make or obtain would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)    The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable.

(h)    As of the date of this Subscription Agreement, the authorized capital stock of the Company is (A) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding and (B) 110,000,000 shares of Common Stock divided into (i) 100,000,000 shares of CF Class A Common Stock, of which 28,858,413 shares are issued and outstanding, and (ii) 10,000,000 shares of CF Class B Common Stock, of which 7,064,603 shares are issued and outstanding.

Annex H-2

(i)     The outstanding shares of CF Class A Common Stock are listed on the Nasdaq Stock Market. As of the Closing Date, the Shares have been approved for listing on the Nasdaq Stock Market or the NYSE, and the Company is in compliance with all of the listing rules and standards of the Nasdaq Stock Market or NYSE, as applicable.

(j)     The Company acknowledges that there have been no representations or warranties made to the Company by the Subscriber, or its officers or directors or other representatives, expressly or by implication, other than those representations or warranties explicitly included in this Subscription Agreement.

4.      subscriber representations and warranties. The Subscriber represents and warrants to the Company, the Target and the Placement Agents (as defined below) as of the date of this Subscription Agreement and as of the Closing Date that:

(a)     The Subscriber is (a) an Institutional Account (as defined in FINRA Rule 4512(c)), (b) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933 as amended, (the “Securities Act”)) or (c) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), as set forth on Schedule A completed by the Subscriber, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber agrees to notify the Company prior to the Closing in the event any of the information regarding the Subscriber and provided on Schedule A changes prior to the Closing.

(b)    The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry account representing the Shares shall contain a legend to such effect. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Shares will be subject to the transfer restrictions set forth in Section 9 and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c)     The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to the Subscriber by the Company, or its officers or directors or other representatives, expressly or by implication, other than those representations, warranties, covenants and agreements explicitly included in this Subscription Agreement.

(d)    The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e)     The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the Company’s filings with the SEC. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information from the Company concerning the Company and an investment in the Shares as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

Annex H-3

(f)     The Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber, on the one hand, and the Company, J.P. Morgan Securities LLC and Cantor Fitzgerald & Co. (the “Placement Agents”) and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisers), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or representatives of such persons (such parties referred to collectively as “Representatives”), on the other hand. The Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agents and/or their respective Representatives. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agents or their respective Representatives), other than the representations and warranties by the Company contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means, and none of the Company, the Placement Agents, or their respective Representatives acted as an investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber has a substantive pre-existing relationship with the Company, one of the Placement Agents or their respective affiliates.

(g)    The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(h)    The Subscriber acknowledges that the Subscriber (and not the Company) shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement. The Subscriber acknowledges that neither the Company nor any representative of the Company has provided, or will provide, the Subscriber with tax advice regarding the Shares, the Company or the execution of this Subscription Agreement, and the Company has advised the Subscriber to consult the Subscriber’s own tax advisor with respect to the tax consequences of each of the foregoing, including but not limited to any applicable elections, withholdings or other matters relating to the Shares, the Company or the execution of this Subscription Agreement.

(i)     Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(j)     In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Company, Target, the Grosvenor Holders or any of their respective representatives concerning the Company or the Shares or the offer and sale of the Shares, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(k)    The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(l)     The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(m)   The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by

Annex H-4

which the Subscriber is bound, and will not violate any provisions of the Subscriber’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, the signatory has been duly authorized to execute the same, and assuming this Subscription Agreement constitutes a valid and binding agreement of the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(n)    Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(o)    The Subscriber is not, and has not at any time during the past five (5) years been, (i) a person or entity named on, or otherwise owned or controlled by or acting on behalf of, a person or entity named on, the Specially Designated Nationals and Blocked Persons List administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or on any similar list of sanctioned persons maintained by the U.S. Government, the European Union or any European Union Member State, including the United Kingdom, or a person or entity with whom transactions are restricted or prohibited by any OFAC sanctions program or any sanctions program of the European Union or any European Union Member State, including the United Kingdom or (ii) a non-U.S. shell bank or providing banking services directly or indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that the Subscriber is permitted to do so under applicable Law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber maintains policies and procedures reasonably designed to ensure compliance with sanctions and export control laws in each of the jurisdictions in which the Subscriber operates. Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(p)    The Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2 hereto at the Closing. The Subscriber understands and agrees that its obligations hereunder are not in any way contingent or otherwise subject to: (a) the consummation of any financing arrangements or obtaining any financing; or (b) the availability of any financing to the Subscriber or any of its Affiliates.

(q)    No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares. Each Placement Agent and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Target or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber or by the Company or the Target. In connection with the issuance and purchase of the Shares, the Placement Agents have not acted in any capacity on the Subscriber’s behalf, including without limitation as the Subscriber’s financial advisor or fiduciary. On behalf of itself and its affiliates, the Subscriber (a) acknowledges that the Placement Agents shall have no liability or obligation to the Subscriber or its affiliates in respect of this Subscription Agreement or the transactions contemplated hereby and (b) releases each Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

5.      Survival. All of the representations and warranties contained in this Subscription Agreement shall survive for a period of two (2) years following the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

Annex H-5

6.      Joinder. Concurrently with the Closing, the Company and the Subscriber will enter into a Joinder to the Registration Rights Agreement, in the form attached hereto as Exhibit A. The form of Registration Rights Agreement is attached hereto as part of Exhibit B.

7.      Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and Target to terminate this Subscription Agreement, or (c) the Agreement End Date.

8.      TRUST WAIVER. Reference is made to the final prospectus of the Company, filed with the Commission (File No. 333-228420) (the “Prospectus”) and dated as of December 12, 2018 (the “Effective Date”). The Subscriber warrants and represents that it has read the Prospectus and understands that the Company has established a trust account containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, the “Trust Fund”) for the benefit of the Company’s public stockholders (the “Public Stockholders”) and certain parties (including the underwriters of the IPO) and that the Company may disburse monies from the Trust Fund only: (i) to the Public Stockholders in the event they elect to redeem shares of CF Class A Common Stock in connection with the Closing, (ii) to the Public Stockholders if the Company fails to consummate the transactions contemplated by the Transaction Agreement or another business combination within eighteen (18) months from the closing of the IPO (as subsequently extended to September 17, 2020, and which may further be extended by amendment of the Company’s Governing Documents), (iii) any interest earned on the amounts held in the Trust Fund necessary to pay any taxes or (iv) to the Company after or concurrently with the Closing or the consummation of another business combination. The Subscriber hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Company and the Subscriber, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). The Subscriber hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements, with the Company and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Subscription Agreement). The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company to induce it to enter into this Subscription Agreement, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent the Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, monetary relief against the Company, the Subscriber hereby acknowledges and agrees its sole remedy shall be against funds held outside of the Trust Fund and that such claim shall not permit the Subscriber (or any party claiming on the Subscriber’s behalf or in lieu of the Subscriber) to have any claim against the Trust Fund (including any distributions therefrom) or any amounts contained therein. In the event the Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, relief against the Trust Fund (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Company shall be entitled to recover from the Subscriber the associated legal fees and costs in connection with any such action, in the event the Company prevails in such action or proceeding. Notwithstanding anything to the contrary contained herein, the provisions of this Section 8 shall not affect the rights of the Subscriber, if applicable, in its capacity as a Public Stockholder to receive distributions from the Trust Fund paid to Public Stockholders in accordance with the Company’s Governing Documents and the Prospectus.

Annex H-6

9.      SECURITIES LAW MATTERS.

(a)     It is understood that, except as provided below, book entry accounts evidencing the Shares must bear the following or similar legends:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (IV) IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.

(b)    Notwithstanding the foregoing, the Subscriber shall be entitled to receive from the Company a like number of shares not bearing such legend upon the request of the Subscriber (or, at the Company’s option, have such legend removed from the Shares) at such time as such restrictions are no longer applicable, provided that the Subscriber provides any materials related thereto reasonably requested by the Company.

(c)     As long as the Subscriber shall own any of the Shares, and such Shares are “restricted securities” (as defined in Rule 144 of the Securities Act), the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Subscriber with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Subscriber pursuant to this Section 9(c).

10.    REGULATORY APPROVALS.

(a)     Subscriber shall cooperate in good faith with the Company, Grosvenor Holdings, and any Governmental Authority (including the Antitrust Authorities) and shall undertake promptly (x) any and all actions required to (i) satisfy the Regulatory Approvals and (ii) complete lawfully the Transactions as soon as practicable (but in any event prior to the Agreement End Date) and (y) any and all actions necessary or advisable to (i) consummate the Transactions as contemplated by this Subscription Agreement and the Transaction Agreement and (ii) avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Governmental Authority (including any Antitrust Authority) or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions.

(b)    With respect to the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company and Subscriber shall (and, to the extent required, shall cause its Affiliates to) (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate fully with each of the Grosvenor Holders and the Grosvenor Companies in the defense of such matters. To the extent not prohibited by Law, the Subscriber shall promptly furnish to the Company copies of any notices or written communications received by such party or any of its Affiliates from any third party or any Governmental Authority with respect to the Transactions, and shall permit the Company’s and the Grosvenor Holders’ respective counsels an opportunity to review in advance, and shall consider in good faith the views of such counsel in connection with, any proposed written communications by Subscriber and/or its Affiliates to any Governmental Authority concerning the Transactions. To the extent not prohibited by Law, the Subscriber agrees to provide the Company and the Grosvenor

Annex H-7

Holders and their respective counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Subscriber and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

11.    MISCELLANEOUS.

(a)     All press releases or other public communications relating to the transactions contemplated hereby between the Company and the Subscriber, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) the Company, and (ii) to the extent such public communication references the Subscriber, the Subscriber, which approval shall not be unreasonably withheld; provided that neither the Company nor the Subscriber shall be required to obtain consent pursuant to this Section 11(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11(a). The restriction in this Section 11(a) shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, however, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

(b)    All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(i)     If to the Company:

CF Finance Acquisition Corp.

110 East 59th Street

New York, NY 10022

Attention: Stephen Merkel

Email:     smerkel@cantor.com

with copies to (which shall not constitute notice):

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Ken Lefkowitz

Email: ken.lefkowitz@hugheshubbard.com

Grosvenor Capital Management Holdings, LLLP

900 North Michigan Avenue

Suite 1100

Chicago, IL 60611

Attention: Legal Department

Email: legal@gcmlp.com

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Justin G. Hamill

Email:     justin.hamill@lw.com

Annex H-8

(ii)    If to the Subscriber:

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

[•]

[•]

Attention: [•]

Email: [•]

         or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

(c)     No party hereto shall assign this Subscription Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void; provided no consent of the parties hereto shall be required in connection with the Merger. Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, including, for the avoidance of doubt, that the rights and obligations of the Company pursuant to this Subscription Agreement shall be binding upon and inure to the benefit of GCM PubCo upon the Effective Time of the Merger.

(d)    The parties hereto shall (i) execute and deliver such additional documents and use reasonable best efforts to take such additional actions as the parties reasonably may deem to be practical and necessary and (ii) use reasonable best efforts to obtain all material consents and approvals of third parties (including Governmental Authorities) that any of the Company, the Subscriber, Target, the Grosvenor Holders or their respective Affiliates are required to obtain, in each case, in order to consummate the subscription as contemplated by this Subscription Agreement and the other Transactions. Without limiting the foregoing, the Company may request from the Subscriber such additional information as the Company may deem necessary to obtain any material consents and approvals of third parties (including Governmental Authorities), and the Subscriber shall provide such information as may reasonably be requested.

(e)     This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing signed by all parties hereto and Target as a third party beneficiary to Section 7 and this Section 11(e); provided, that Section 4, this Section 11(e), Section 11(m), Section 12 and Section 13 of this Subscription Agreement may not be amended, terminated or waived in a manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent.

(f)     This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(g)    If any provision of this Subscription Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Subscription Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Subscription Agreement, they shall take any actions reasonably necessary to render the remaining provisions of this Subscription Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent reasonably necessary, shall amend or otherwise modify this Subscription Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(h)    The headings in this Subscription Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Subscription Agreement. This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or

Annex H-9

in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i)     This Subscription Agreement, and all claims or causes of action based upon, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(j)     Any proceeding or Action based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and agrees not to bring any proceeding or Action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 11(j). Each party acknowledges and agrees that any controversy which may arise under this Subscription Agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action, suit or proceeding directly or indirectly arising out of or relating to this Subscription Agreement or any of the transactions contemplated hereby.

(k)    Each party hereto agrees that irreparable damage could occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to specific enforcement of the terms and provisions of this Subscription Agreement, in addition to any other remedy to which it is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Subscription Agreement, the defending party shall not allege, and such party hereby waives the defense, that there is an adequate remedy at law, and such party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(l)     Each party hereto shall be responsible for and pay its own expenses incurred in connection with this Subscription Agreement, including all fees of its legal counsel, financial advisers and accountants.

(m)   The parties hereto agree that the Placement Agents are express third-party beneficiaries of their express rights in Section 4, Section 11(e), this Section 11(m), Section 12 and Section 13 of this Subscription Agreement.

12.    NON-RELIANCE. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Company explicitly contained in this Subscription Agreement, in making its investment or decision to invest in the Company.

13.    NON-RECOURSE. This Subscription Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to any breach of any term or condition of this Subscription Agreement may only be brought against, the entities that are expressly named as parties hereto and then only to the extent of the specific obligations set forth herein with respect to such party.

[SIGNATURE PAGES FOLLOW]

Annex H-10

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement on the day and year first above written.

CF FINANCE ACQUISITION CORP.

By:
Name:
Title:

Subscriber:
[•]
By:
Name [•]
Title: [•]

[Signature Page to Subscription Agreement]

Annex H-11

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

☐ The Subscriber is an Institutional Account as defined in FINRA Rule 4512(c).

☐ The Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act). for one or more of the following reasons (Please check the applicable subparagraphs):

☐ The Subscriber is a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐ The Subscriber is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐ The Subscriber is an insurance company, as defined in Section 2(a)(13) of the Securities Act.

☐ The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐ The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐ The Subscriber is a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐ The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐ The Subscriber is a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐ The Subscriber is a corporation, limited liability company, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Shares, and that has total assets in excess of $5 million.

☐ The Subscriber is a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐ The Subscriber is an entity in which all of the equity owners are accredited investors.

☐ The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐ The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐ The Subscriber is an insurance company.

☐ The Subscriber is an investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act.

Annex H-12

☐ The Subscriber is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

☐ The Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

☐ The Subscriber is a trust fund whose trustee is a bank or trust company and whose participants are exclusively plans established for the benefit of state employees or employee benefit plans, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

☐ The Subscriber is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

☐ The Subscriber is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, a foreign bank or savings and loan association, or equivalent institution), partnership, or Massachusetts or similar business trust.

☐ The Subscriber is an investment adviser registered under the Investment Advisers Act.

☐ The Subscriber is registered dealer, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber.

☐ The Subscriber is a registered dealer acting in a riskless principal transaction on behalf of a qualified institutional buyer.

☐ The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies.

☐ The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers.

☐ The Subscriber is a bank or any savings and loan association or other institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under Rule 144A in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale for a foreign bank or savings and loan association or equivalent institution.

Annex H-13

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights Agreement, dated as of [•] (as the same may hereafter be amended, the “Registration Rights Agreement”), among CF Finance Acquisition Corp., a Delaware corporation (the “Company”), and the other Persons named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

[SIGNATURE PAGE FOLLOWS]

Annex H-14

Accordingly, the undersigned has executed and delivered this Joinder as of [•].

[•]

By:
Name
Title:

Address:
[•]
[•]
Attention: [•]
Email: [•]
Agreed and Accepted as of

_______________________
CF Finance Acquisition Corp.

By: _____________________________
Name:
Title:

[Signature Page to Registration Rights Agreement Joinder]

Annex H-15

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

Annex H-16